================================================================================

                                PROXY STATEMENT
        PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [X]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                       PIONEER NATURAL RESOURCES COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

====================================================================================================================
                                       AGGREGATE                                   MAXIMUM
                                       NUMBER OF             PER UNIT             AGGREGATE            TOTAL FEE
TITLE OF EACH CLASS OF SECURITIES      SECURITIES            PRICE(1)               VALUE                PAID
--------------------------------------------------------------------------------------------------------------------
Common Shares....................    51,332,432(2)            $21.26            $1,091,327,504         $218,266
==================================================================================================================

(1) Represents C$29.43 (the average of the high and low sales price of Chauvco Common Shares on The Toronto Stock Exchange on September 25, 1997), converted to U.S. dollars by applying the Noon Spot Rate on September 25, 1995 of .7224 Canadian dollar for each U.S. dollar.

(2) Assumes exercise of all outstanding options.

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

================================================================================

                                                              PRELIMINARY COPIES

                       PIONEER NATURAL RESOURCES COMPANY

                                      AND

                             CHAUVCO RESOURCES LTD.

                          NOTICE OF SPECIAL MEETING OF
               STOCKHOLDERS OF PIONEER NATURAL RESOURCES COMPANY

                                      AND

                          NOTICE OF SPECIAL MEETING OF
                     SHAREHOLDERS OF CHAUVCO RESOURCES LTD.

                     TO BE HELD DECEMBER             , 1997

                                      AND

                               NOTICE OF PETITION

                                      AND

                     JOINT MANAGEMENT INFORMATION CIRCULAR
                              AND PROXY STATEMENT
                    WITH RESPECT TO AN ARRANGEMENT INVOLVING

                       PIONEER NATURAL RESOURCES COMPANY

                                      AND

                             CHAUVCO RESOURCES LTD.

                               NOVEMBER   , 1997

                       PIONEER NATURAL RESOURCES COMPANY
                           1400 Williams Square West
                             5205 N. O'Connor Blvd.
                              Irving, Texas 75039

                               November   , 1997

Dear Pioneer Stockholder:

     You are cordially invited to attend a special meeting of stockholders (the "Special Meeting") of Pioneer Natural Resources Company, a Delaware corporation
("Pioneer"), to be held on             , 1997 at           , at             .
The Special Meeting relates to the acquisition by Pioneer of the Canadian and Argentine oil and gas businesses of Chauvco Resources Ltd., an Alberta corporation ("Chauvco"), and the spinoff to Chauvco shareholders and optionholders of Chauvco's Gabonese oil and gas operations and other international interests.

     These transactions will be accomplished pursuant to the terms of a Combination Agreement (the "Combination Agreement") dated September 3, 1997 between Pioneer and Chauvco. The Combination Agreement provides for a plan of arrangement (the "Plan of Arrangement"), whereby, without limitation, Pioneer will issue common stock, par value $0.01 per share, of Pioneer ("Pioneer Common Stock") and from time to time thereafter upon the exchange of exchangeable shares ("Exchangeable Shares") of Pioneer Natural Resources (Canada) Ltd. ("Pioneer Canada"), a newly-formed, indirectly owned subsidiary of Pioneer in consideration for all of the issued and outstanding shares and options of Chauvco (the transactions contemplated by the Combination Agreement and the Plan of Arrangement being referred to herein collectively as the "Transaction"). At the Special Meeting, you will be asked to approve the Combination Agreement and the Transaction. Details of the Transaction are contained in the Joint Management Information Circular and Proxy Statement (the "Joint Proxy Statement") being delivered with this letter.

     If the proposals contained in the Joint Proxy Statement are approved by Pioneer's stockholders and Chauvco's shareholders, Chauvco will become a wholly-owned subsidiary of Pioneer Canada, and each existing holder of common shares of Chauvco ("Chauvco Common Shares") will automatically transfer each Chauvco Common Share such holder holds to Pioneer Canada in consideration for
(i) a fraction (varying between 0.493827 and 0.451467 as detailed in the Joint Proxy Statement) of a share of Pioneer Common Stock or Exchangeable Shares, or a combination of both, in each case determined in accordance with the Exchange Ratio (as defined in the Joint Proxy Statement) and as otherwise set forth in the Joint Proxy Statement, and, in certain cases, based upon such holder's election, and (ii) one share of the common shares of Chauvco Resources International Ltd. ("CRI Share"), which will have its principal properties, operations and oil reserves located in Gabon, central west Africa. In certain circumstances, Pioneer has the right to cause Pioneer Canada to deliver fewer shares of Pioneer Common Stock and Exchangeable Shares and pay cash to the holders of Chauvco Common Shares, as detailed in the Joint Proxy Statement. In addition, each existing holder of options to purchase Chauvco Common Shares ("Chauvco Options") will automatically transfer each Chauvco Option such holder holds to Pioneer Canada in consideration for (i) one CRI Share and (ii) a number of shares of Pioneer Common Stock determined in accordance with the Exchange Ratio and in accordance with the holder's election of whether or not to pay the exercise price in cash. Each Exchangeable Share will entitle its holder to dividend and other rights economically equivalent to those of the Pioneer Common Stock and, through a voting trust, the right to vote at meetings of the stockholders of Pioneer.

     THE PIONEER BOARD OF DIRECTORS BELIEVES THAT THE TERMS OF THE COMBINATION AGREEMENT AND THE TRANSACTION ARE FAIR TO AND IN THE BEST INTERESTS OF PIONEER AND ITS STOCKHOLDERS, HAS APPROVED THE COMBINATION AGREEMENT AND THE TRANSACTION AND RECOMMENDS THAT PIONEER'S STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE COMBINATION AGREEMENT AND THE TRANSACTION.

     In view of the importance of the actions to be taken at the Special Meeting, you are urged to read the Joint Proxy Statement carefully and, regardless of the number of shares that you own, we request that you complete, sign, date and return the enclosed proxy card promptly. If you attend the Special Meeting, you may vote in person, even though you have previously returned your proxy.

                                          Sincerely,

                                          I. Jon Brumley
                                          Chairman of the Board

                       PIONEER NATURAL RESOURCES COMPANY
                           1400 Williams Square West
                             5205 N. O'Connor Blvd.
                              Irving, Texas 75039

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          To Be Held November   , 1997

     Notice is hereby given that a special meeting (the "Special Meeting") of the stockholders of Pioneer Natural Resources Company, a Delaware corporation
("Pioneer"), will be held at           , on December   , 1997 at        for the
following purposes:

          1. To consider and vote upon a proposal to approve the Combination Agreement dated September 3, 1997 (the "Combination Agreement") between Pioneer and Chauvco Resources Ltd., an Alberta corporation ("Chauvco"), and the transactions contemplated thereby and by a plan of arrangement attached as an exhibit to the Combination Agreement (the "Plan of Arrangement"), which transactions include, without limitation, the issuance of shares of common stock, par value $0.01 per share, upon consummation of the arrangement set forth in the Plan of Arrangement (the "Arrangement") and from time to time thereafter upon the exchange of exchangeable shares of Pioneer Natural Resources (Canada) Ltd., a newly-formed, indirectly owned subsidiary of Pioneer, being issued pursuant to the Arrangement, as more fully described in the accompanying Joint Management Information Circular and Proxy Statement; and

          2. To transact such other business as may properly be presented to the Special Meeting.

     A record of stockholders has been taken as of the close of business on November , 1997, and only those stockholders of record on that date will be entitled to notice of and to vote at the Special Meeting. A stockholders list
will be available commencing December   , 1997 and may be inspected during
normal business hours prior to the Special Meeting at the offices of Pioneer, 1400 Williams Square West, 5205 N. O'Connor Blvd., Irving, Texas 75039.

     If you do not expect to be present at the Special Meeting, please sign and date the enclosed proxy and return it promptly in the enclosed stamped envelope that has been provided for your convenience. The prompt return of proxies will help ensure a quorum and save Pioneer the expense of further solicitation.

                                        By Order of the Board of Directors,

                                        Mark L. Withrow
                                        Secretary

November   , 1997

                             CHAUVCO RESOURCES LTD.
                          2900, 255 -- 5th Avenue S.W.
                        Calgary, Alberta, Canada T2P 3G6

                               November   , 1997

Dear Chauvco shareholder:

     We are pleased to invite you to attend an important meeting of shareholders
(the "Meeting"), to be held on   , December   , 1997 at   a.m. (Calgary time) at
       , Calgary, Alberta, Canada. Because of the importance of the business of the Meeting, we would like as many of you as possible either to attend in person, or to be represented by sending in your proxies.

     The business of the Meeting relates to the acquisition by Pioneer Natural Resources Company ("Pioneer") of the Canadian and Argentine oil and gas businesses of Chauvco Resources Ltd. ("Chauvco") and the spinoff to Chauvco shareholders and optionholders of Chauvco's Gabonese oil and gas operations and other international interests. Approval of these transactions requires consideration of and voting on an arrangement (the "Arrangement") which, if approved, will facilitate the business combination of Chauvco and Pioneer.

     The details of the proposed transaction are included in the attached Joint Management Information Circular and Proxy Statement (the "Joint Proxy Statement"). Also included is the form of proxy and Letter of Transmittal and Election Form. Please review the Joint Proxy Statement carefully as it has been prepared to help you make an informed decision.

     If the proposals contained in the Joint Proxy Statement are approved by Pioneer's stockholders and Chauvco's shareholders, Chauvco will become a wholly-owned subsidiary of Pioneer Natural Resources (Canada) Ltd. ("Pioneer Canada"), and each existing holder of common shares of Chauvco ("Chauvco Common Shares") will automatically transfer each Chauvco Common Share such holder holds to Pioneer Canada in consideration for:

     (i) a fraction (varying between 0.493827 and 0.451467 as detailed in the Joint Proxy Statement) of Pioneer common stock, ("Pioneer Common Stock"), or exchangeable shares ("Exchangeable Shares") of Pioneer Canada, in each case determined in accordance with the Exchange Ratio (as defined in the Joint Proxy Statement) and as otherwise set forth in the Joint Proxy Statement, and

     (ii) one share of the common stock of Chauvco Resources International Ltd. ("CRI Share"), which will have its principal properties, operations and oil reserves located in Gabon, central west Africa.

     Only holders resident in Canada may elect to receive Exchangeable Shares, and such holders may also elect to have their Chauvco Common Shares transferred for a combination of Pioneer Common Stock and Exchangeable Shares. In certain circumstances, Pioneer has the right to issue fewer shares of Pioneer Common Stock and Exchangeable Shares and pay cash to the holders of Chauvco Common Shares, as detailed in the Joint Proxy Statement. In addition, each existing holder of options to purchase Chauvco Common Shares ("Chauvco Options") will automatically transfer each Chauvco Option such holder holds to Pioneer Canada in consideration for (i) one CRI Share and (ii) a number of shares of Pioneer Common Stock determined in accordance with the Exchange Ratio and in accordance with the holder's election of whether or not to pay the exercise price in cash. Each Exchangeable Share will entitle its holder to dividend and other rights economically equivalent to those of the Pioneer Common Stock and, through a voting trust, the right to vote at meetings of the stockholders of Pioneer.

     The Combination Agreement provides that, before the Arrangement becomes effective, Chauvco will enter into a transaction causing its 20% interest in the Alliance Pipeline Project (as defined in the Joint Proxy Statement) to be distributed to or through an entity for a cash payment to Chauvco of C$13.5 million plus any additional amounts funded for regular capital needs and commitments after September 3, 1997.

     After considering many different factors (which are reviewed in detail in the Joint Proxy Statement) including, among other things, the opinions of Salomon Brothers Inc and RBC Dominion Securities Inc., financial advisors engaged by Chauvco, that the consideration to be received by the Chauvco shareholders in the transaction is fair from a financial point of view, your Board of Directors has unanimously recommended that you vote in favor of the resolution concerning the Arrangement and the combination of Pioneer and Chauvco.

     We urge you to complete the enclosed form of proxy and return it, not later than the time specified in the Notice of Special Meeting of Shareholders, in the postage-paid envelope provided. Regardless of the number of shares you own, your vote is important.

                                        Yours very truly,

                                        Guy J. Turcotte
                                        Chairman and
                                        Chief Executive Officer

                             CHAUVCO RESOURCES LTD.

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                             ---------------------

     NOTICE IS HEREBY GIVEN that a special meeting of the shareholders (the
"Meeting") of Chauvco Resources Ltd. ("Chauvco") will be held at     a.m.
(Calgary time) on        , December   , 1997 at             , Calgary, Alberta,
Canada for the following purposes:

          1. to consider, pursuant to an order (the "Interim Order") of the
     Court of Queen's Bench of Alberta dated November   , 1997 and, if deemed
     advisable, to pass, with or without variation, a special resolution (the "Arrangement Resolution") to approve an arrangement (the "Arrangement") under section 186 of the Business Corporations Act (Alberta) (the "ABCA"), all as more particularly described in the accompanying Joint Management Information Circular and Proxy Statement (the "Joint Proxy Statement"); and

          2. to transact such further or other business as may properly come before the Meeting or any adjournment or adjournments thereof.

     Specific details of the matters to be put before the Meeting are set out in the Joint Proxy Statement, which forms part of this Notice. The full text of the Arrangement Resolution is attached as Annex B to the Joint Proxy Statement.

     Pursuant to the Interim Order, a copy of which is attached as Annex D to the Joint Proxy Statement, holders of Chauvco common shares have been granted the right to dissent in respect of the Arrangement. If the Arrangement becomes effective, a dissenting shareholder will be entitled to be paid the fair value of the Chauvco common shares held by such shareholder if the Secretary of Chauvco or the Chairman of the Meeting shall have received from such dissenting shareholder at or before the Meeting a written objection to the Arrangement Resolution and the dissenting holder shall have otherwise complied with the provisions of section 184 of the ABCA. The dissent right is described in the accompanying Joint Proxy Statement and the full text of section 184 of the ABCA is attached as Annex M to the Joint Proxy Statement. ONLY REGISTERED SHAREHOLDERS MAY DISSENT. FAILURE TO STRICTLY COMPLY WITH THE REQUIREMENTS SET OUT IN SECTION 184 OF THE ABCA MAY RESULT IN THE LOSS OF ANY RIGHT OF DISSENT.

     Each person who is a holder of record of Chauvco common shares at the close
of business on             , 1997 (the "Chauvco Record Date"), is entitled to
notice of, and to attend and vote at, the Meeting and any adjournment or postponement thereof, provided that to the extent a person has transferred any Chauvco common shares after the Chauvco Record Date and the transferee of such shares establishes that such transferee owns such shares and demands not later than 10 days before the Meeting to be included in the list of shareholders eligible to vote at the Meeting, such transferee will be entitled to vote such shares at the Meeting.

     DATED at Calgary, Alberta, November   , 1997.

                                        By Order of the Chauvco Board of
                                        Directors

                                        Martin A. Lambert
                                        Secretary

     SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. TO BE EFFECTIVE, PROXIES MUST BE RECEIVED BY CORPORATE SHAREHOLDER SERVICES INC., SUITE 1485, 550 SIXTH AVENUE S.W., CALGARY, ALBERTA T2P OS2 PRIOR TO THE MEETING OR, IF THE MEETING IS ADJOURNED OR POSTPONED, BEFORE THE TIME OF THE ADJOURNED OR POSTPONED MEETING.

                                                                 ACTION NO.

                    IN THE COURT OF QUEEN'S BENCH OF ALBERTA

                          JUDICIAL DISTRICT OF CALGARY

         IN THE MATTER OF SECTION 186 OF THE BUSINESS CORPORATIONS ACT,
                         S.A. 1981, c.B-15, AS AMENDED

                AND IN THE MATTER OF AN ARRANGEMENT PROPOSED BY
                        CHAUVCO RESOURCES LTD. INVOLVING
                  CHAUVCO RESOURCES LTD., ITS SECURITYHOLDERS,
                     PIONEER NATURAL RESOURCES COMPANY AND
                    PIONEER NATURAL RESOURCES (CANADA) LTD.

                               NOTICE OF PETITION

     NOTICE IS HEREBY GIVEN that a petition (the "Petition") has been filed with the Court of Queen's Bench of Alberta, Judicial District of Calgary (the "Court"), by Chauvco Resources Ltd. ("Chauvco") with respect to a proposed arrangement (the "Arrangement") under Section 186 of the Business Corporations Act, S.A. 1981, c.B-15, as amended (the "ABCA"), involving Chauvco, its securityholders, Pioneer Natural Resources Company ("Pioneer") and Pioneer Natural Resources (Canada) Ltd., which Arrangement is described in greater detail in the Joint Management Information Circular and Proxy Statement of
Pioneer and Chauvco dated November   , 1997 accompanying this Notice of
Petition.

     AND NOTICE IS FURTHER GIVEN that the said Petition will be heard before the presiding Chambers Justice at the Court House, 611 -- 4th Street S.W., Calgary,
Alberta, Canada, on the        day of December, 1997 at      a.m. (Calgary time)
or as soon thereafter as counsel may be heard.

     At the hearing of the Petition, Chauvco intends to seek the following:

          (i) a declaration that the terms and conditions of the Arrangement are fair to the persons affected;

          (ii) an order approving the Arrangement pursuant to the provisions of
               Section 186 of the ABCA;

          (iii) a declaration that the Arrangement will, upon the filing of Articles of Arrangement under the ABCA and the issuance of the Certificate of Amendment under the ABCA, be effective under the ABCA in accordance with its terms; and

          (iv) such other further orders, declarations and directions as the Court may deem just.

     ANY SHAREHOLDER OF CHAUVCO (A "SHAREHOLDER") OR OTHER INTERESTED PARTY DESIRING TO SUPPORT OR OPPOSE THE PETITION OR MAKE SUBMISSIONS MAY APPEAR AT THE TIME OF HEARING IN PERSON OR BY COUNSEL FOR THAT PURPOSE, PROVIDED SUCH SHAREHOLDER OR OTHER INTERESTED PARTY FILES WITH THE COURT AND SERVES UPON
CHAUVCO, ON OR BEFORE DECEMBER   , 1997, A NOTICE OF INTENTION TO APPEAR,
TOGETHER WITH ANY EVIDENCE OR MATERIALS WHICH ARE TO BE PRESENTED TO THE COURT, SETTING OUT SUCH SHAREHOLDER'S OR INTERESTED PARTY'S ADDRESS FOR SERVICE BY ORDINARY MAIL AND INDICATING WHETHER SUCH SHAREHOLDER OR INTERESTED PARTY INTENDS TO SUPPORT OR OPPOSE THE PETITION OR MAKE SUBMISSIONS. Service on Chauvco is to be effected by delivery to the solicitors for Chauvco at the address set forth below.

     AND NOTICE IS FURTHER GIVEN that, at the hearing and subject to the foregoing, Shareholders and any other interested party will be entitled to make representations as to, and the Court will be requested to consider, the fairness of the Arrangement. If you do not attend, either in person or by counsel, at that time, the Court may approve or refuse to approve the Arrangement as presented, or may approve it subject to such terms and conditions as the Court shall deem fit, without any further notice.

     AND NOTICE IS FURTHER GIVEN that the Court, by an Interim Order dated
November   , 1997 has given directions as to the calling and holding of the
Special Meeting of the Shareholders of Chauvco for the purpose of such Shareholders voting upon the special resolution to approve the Arrangement and, in particular, has directed that such Shareholders shall have the right to dissent under the provisions of Section 184 of the ABCA upon compliance with the terms of the Interim Order.

     AND NOTICE IS FURTHER GIVEN that a copy of the said Petition and other documents in the proceedings will be furnished to any Shareholder of Chauvco or other interested party requesting the same by the undermentioned solicitors for Chauvco upon written request delivered to such solicitors as follows:

        Bennett Jones Verchere
        4500 Bankers Hall East
        855 -- Second Street S.W.
        Calgary, Alberta
        T2P 4K7

        Attention: Martin A. Lambert

     DATED at the City of Calgary, in the Province of Alberta, this      day of
November, 1997.

                                          CHAUVCO RESOURCES LTD.

                                          Guy J. Turcotte
                                          Chairman and
                                          Chief Executive Officer

PIONEER NATURAL RESOURCES COMPANY                         CHAUVCO RESOURCES LTD.

           JOINT MANAGEMENT INFORMATION CIRCULAR AND PROXY STATEMENT

     This Joint Management Information Circular and Proxy Statement (the "Joint Proxy Statement") is being furnished to holders of common shares of Chauvco Resources Ltd., an Alberta, Canada corporation ("Chauvco"), in connection with the solicitation of proxies by management of Chauvco for use at the Chauvco
Meeting to be held at           (Calgary time) on December   , 1997, at
              and any adjournment or postponement thereof.

     This Joint Proxy Statement is also being furnished to holders of common stock, par value $0.01 per share, of Pioneer Natural Resources Company, a Delaware corporation ("Pioneer"), in connection with the solicitation of proxies by the board of directors of Pioneer for use at the Pioneer Meeting to be held
at           (Dallas time) on December   , 1997 at                      and any
adjournment or postponement thereof.

     This Joint Proxy Statement and the accompanying forms of proxy are first being mailed to shareholders of Chauvco and stockholders of Pioneer on or about
November   , 1997.

     All information in this Joint Proxy Statement relating to Chauvco and Chauvco Resources International Ltd., which will have its properties, operations and oil reserves located in Gabon, central west Africa and other international locations, has been supplied by Chauvco and all information relating to Pioneer, including its predecessors, has been supplied by Pioneer. Certain capitalized terms used in this Joint Proxy Statement without definition have the meanings ascribed thereto in the Glossary of Terms beginning on page 195.

     SEE "RISK FACTORS" BEGINNING ON PAGE 22 AND ON PAGE A-6 OF ANNEX A FOR CERTAIN CONSIDERATIONS RELEVANT TO APPROVAL OF THE PROPOSALS AND AN INVESTMENT IN THE SECURITIES REFERRED TO HEREIN.
                             ---------------------

     No person is authorized to give any information or to make any representation not contained in this Joint Proxy Statement and, if given or made, such information or representation should not be relied upon as having been authorized. This Joint Proxy Statement does not constitute an offer to sell, or a solicitation of an offer to purchase, any securities, or the solicitation of a proxy, by any person in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation of an offer or proxy solicitation. Neither delivery of this Joint Proxy Statement nor any distribution of the securities referred to in this Joint Proxy Statement shall, under any circumstances, create an implication that there has been no change in the information set forth therein since the date of this Joint Proxy Statement.

                             ---------------------

                               TABLE OF CONTENTS

                                                              PAGE
                                                              -----
SUMMARY.....................................................      5
RISK FACTORS................................................     22
REPORTING CURRENCIES AND ACCOUNTING PRINCIPLES..............     28
EXCHANGE RATE OF CANADIAN AND U.S. DOLLARS..................     28
COMPARATIVE MARKET PRICE DATA...............................     29
COMPARATIVE PER SHARE DATA..................................     30
THE MEETINGS................................................     31
  Pioneer...................................................     31
  Chauvco...................................................     32
THE TRANSACTION.............................................     33
  General...................................................     33
  Transaction Mechanics and Description of Exchangeable
     Shares and Other Features..............................     34
  The Combination Agreement.................................     39
  Other Agreements..........................................     43
  Court Approval of the Arrangement and Completion of the
     Transaction............................................     43
  Background of the Transaction.............................     43
  Recommendation of Pioneer's Board of Directors; Reasons
     for the Transaction....................................     46
  Recommendation of Chauvco's Board of Directors; Reasons
     for the Transaction....................................     47
  Opinions of Financial Advisors............................     48
  Interests of Certain Persons in the Transaction...........     59
  Accounting Treatment......................................     59
  Procedures for Exchange by Chauvco Shareholders and
     Chauvco Optionholders..................................     59
  Stock Exchange Listing....................................     60
  Eligibility for Investment in Canada......................     61
  Regulatory Matters........................................     61
  Resale of Exchangeable Shares, Pioneer Common Stock and
     CRI Shares Received in the Transaction.................     61
  Continuance of Pioneer Canada Under the ABCA..............     63
  Business Combination Costs................................     63
  Dissenters' Rights........................................     63
INCOME TAX CONSIDERATIONS TO CHAUVCO SHAREHOLDERS AND
  CHAUVCO OPTIONHOLDERS.....................................     63
  Canadian Federal Income Tax Considerations................     63
  United States Federal Income Tax Considerations...........     69
BUSINESS OF PIONEER.........................................     73
  General...................................................     73
  Overview of the Pioneer Enterprise........................     73
  Management of Pioneer.....................................     75
  Compensation of Executive Officers........................     80
  Compensation Committee Interlocks and Insider
     Participation..........................................     87
  Description of Pioneer Long-Term Incentive Plan...........     88
  Description of Pioneer Employee Stock Purchase Plan.......     91
  Related Party Transactions................................     93
  Capitalization Table......................................     95
  Selected Historical Consolidated Financial Data of
     Pioneer................................................     94
  Management's Discussion and Analysis of Financial
     Condition and Results of Operations of Pioneer.........     97

                                                              PAGE
                                                              -----
  Selected Historical Consolidated Financial Data of Mesa...    113
  Management's Discussion and Analysis of Financial
     Condition and Results of Operations
     of Mesa................................................    115
  Business Description......................................    126
  Governmental Regulation...................................    142
  Environmental and Health Controls.........................    142
  Employees.................................................    145
  Litigation................................................    145
BUSINESS OF CHAUVCO.........................................    147
  General...................................................    147
  Management of Chauvco.....................................    148
  Executive Compensation....................................    150
  Employee Stock Option Plan................................    151
  Long Term Incentive Plans.................................    151
  Composition of the Compensation Committee.................    152
  Report on Executive Compensation..........................    152
  Directors' Compensation...................................    153
  Capitalization............................................    153
  Principal Holders.........................................    153
  Selected Historical Consolidated Financial Data of
     Chauvco................................................    154
  Management's Discussion and Analysis of Financial
     Condition and Results of Operations of Chauvco.........    155
  Petroleum and Natural Gas Operations......................    162
  Governmental and Environmental Regulations................    173
  Employees.................................................    176
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
  MANAGEMENT................................................    177
COMPARISON OF STOCKHOLDER RIGHTS............................    178
  Vote Required for Extraordinary Transactions..............    178
  Amendment to Governing Documents..........................    179
  Dissenter's Rights........................................    179
  Oppression Remedy.........................................    180
  Derivative Action.........................................    180
  Shareholder Consent in Lieu of Meeting....................    181
  Director Qualifications...................................    181
  Fiduciary Duties of Directors.............................    181
  Indemnification of Officers and Directors.................    181
  Director Liability........................................    182
  Anti-Takeover Provisions and Interested Stockholder
     Transactions...........................................    182
DESCRIPTION OF CAPITAL STOCK................................    184
  Pioneer Capital Stock.....................................    184
  Chauvco Share Capital.....................................    186
  Pioneer Canada Share Capital..............................    186
  Support Agreement.........................................    188
  Voting and Exchange Trust Agreement.......................    189
  Delivery of Pioneer Common Stock..........................    190
  Call Rights...............................................    190
DISSENTING SHAREHOLDERS' RIGHTS.............................    191
LEGAL MATTERS...............................................    193
EXPERTS.....................................................    193

                                                              PAGE
                                                              -----
AVAILABLE INFORMATION FOR PIONEER...........................    194
STOCKHOLDER PROPOSALS.......................................    194
APPROVAL OF PROXY STATEMENT BY CHAUVCO BOARD OF DIRECTORS...    194
GLOSSARY OF TERMS...........................................    195
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS..................    F-1
ANNEX A -- Chauvco Resources International Ltd.
  Information...............................................    A-1
ANNEX B  -- Form of Arrangement Resolution..................    B-1
ANNEX C -- Combination Agreement............................    C-1
ANNEX D -- Interim Order....................................    D-1
ANNEX E  -- Plan of Arrangement.............................    E-1
ANNEX F  -- Exchangeable Share Provisions...................    F-1
ANNEX G -- Special Preferred Voting Stock Provisions........    G-1
ANNEX H -- Form of Support Agreement........................    H-1
ANNEX I  -- Form of Voting and Exchange Trust Agreement.....    I-1
ANNEX J  -- Goldman Sachs Fairness Opinion..................    J-1
ANNEX K -- Salomon Brothers Fairness Opinion................    K-1
ANNEX L  -- RBC DS Fairness Opinion.........................    L-1
ANNEX M -- Section 184 of the ABCA..........................    M-1

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Joint Proxy Statement. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained in this Joint Proxy Statement. Stockholders are urged to carefully read this Joint Proxy Statement in its entirety. Parker & Parsley Petroleum Company ("Parker & Parsley") and MESA Inc. ("Mesa") merged in August 1997 (the "Parker/Mesa Merger"), which transaction resulted in the creation of Pioneer Natural Resources Company ("Pioneer"). Unless otherwise required by the context, references to historical financial, reserve and other statistical information regarding Pioneer are to historical information relating to Parker & Parsley and its subsidiaries taken as a whole, not including either Mesa and its subsidiaries or the pro forma effect of the transactions described in this Joint Proxy Statement. Unless otherwise required by the context, references to historical financial, reserve and other statistical information regarding Mesa are to historical information relating to Mesa and its subsidiaries taken as a whole. The presentation of combined information regarding Parker & Parsley and Mesa, as well as the presentation of pro forma information regarding the combination of Pioneer and Chauvco Resources Ltd. ("Chauvco"), is specifically identified as such in this Joint Proxy Statement. Unless otherwise indicated, all reserve information is as of December 31, 1996. Certain terms relating specifically to the transactions described in this Joint Proxy Statement and relating to the oil and gas business and used herein are defined in the "Glossary of Terms" included elsewhere in this Joint Proxy Statement. In this Joint Proxy Statement, unless otherwise indicated, all dollar amounts are expressed in U.S. dollars.

OVERVIEW

     This Joint Proxy Statement relates to the acquisition by Pioneer of the Canadian and Argentine oil and gas businesses of Chauvco and the spinoff to the holders of Chauvco common shares (the "Chauvco Shareholders") and the holders of options to purchase Chauvco Common Shares (the "Chauvco Optionholders") of Chauvco's Gabonese oil and gas operations and other international interests. These transactions will be accomplished pursuant to the terms of a Combination Agreement (the "Combination Agreement") dated as of September 3, 1997 between Pioneer and Chauvco and the terms of a plan of arrangement (the "Plan of Arrangement") attached as an exhibit to the Combination Agreement which include, without limitation, the issuance of shares of common stock, par value $0.01 per share, of Pioneer ("Pioneer Common Stock") upon consummation of the arrangement contemplated therein (the "Arrangement") and from time to time thereafter upon the exchange of exchangeable shares ("Exchangeable Shares") of Pioneer Natural Resources (Canada) Ltd. ("Pioneer Canada"), a newly-formed indirectly owned subsidiary of Pioneer, being issued pursuant to the Arrangement (the transactions contemplated by the Combination Agreement and the Plan of Arrangement being referred to herein collectively as the "Transaction"), whereby, among other things, Pioneer Canada will acquire all of the outstanding common shares of Chauvco ("Chauvco Common Shares") and all of the options to acquire Chauvco Common Shares (the "Chauvco Options").

     If the requisite approvals are obtained, including from both the holders of common stock of Pioneer (the "Pioneer Stockholders") and the Chauvco Shareholders, each existing holder of Chauvco Common Shares will automatically transfer each Chauvco Common Share such holder holds to Pioneer Canada in consideration for (i) a fraction (varying between 0.493827 and 0.451467 as detailed herein) of a share of Pioneer Common Stock or an equivalent fraction of an Exchangeable Share, in each case determined in accordance with the Exchange Ratio (as defined herein), and (ii) one common share ("CRI Share") of Chauvco Resources International Ltd. ("CRI"), which will have its principal properties, operations and oil reserves located in Gabon, central west Africa. Only holders resident in Canada may elect to receive Exchangeable Shares, and such holders may elect to have their Chauvco Common Shares transferred for a combination of Pioneer Common Stock and Exchangeable Shares. In certain circumstances, Pioneer has the right to cause Pioneer Canada to deliver fewer shares of Pioneer Common Stock and Exchangeable Shares and to pay cash to the Chauvco Shareholders and the Chauvco Optionholders. In addition, each existing holder of options to purchase Chauvco Common Shares ("Chauvco Options") will automatically transfer each Chauvco Option such holder holds to Pioneer Canada in consideration for (i) one CRI Share and (ii) a number of shares of

Pioneer Common Stock determined in accordance with the Exchange Ratio and in accordance with the holder's election of whether or not to pay the exercise price of such Chauvco Options in cash. As a result of the Arrangement, Pioneer Canada will become the holder of all Chauvco Common Shares and CRI will be transferred to Chauvco Shareholders and Chauvco Optionholders.

     Consummation of the Transaction will result in the issuance of up to an aggregate of 25,349,341 shares of Pioneer Common Stock and Exchangeable Shares. The Exchangeable Shares entitle the holders to dividend and other rights economically equivalent to those of shares of Pioneer Common Stock and, through a voting trust, the right to vote at meetings of Pioneer Stockholders.

PIONEER

     THE INFORMATION INCLUDED UNDER THIS HEADING "PIONEER" IS AS OF DECEMBER 31, 1996 AND GIVES EFFECT TO THE COMBINATION OF PARKER & PARSLEY AND MESA (INCLUDING GIVING EFFECT TO THE GREENHILL ACQUISITION (SEE "BUSINESS OF PIONEER -- BUSINESS DESCRIPTION -- RECENT DEVELOPMENTS -- GREENHILL ACQUISITION)), AND IS ON A PRO FORMA BASIS GIVING EFFECT TO THE TRANSACTION AS IF IT HAD OCCURRED ON DECEMBER 31, 1996.

     The Transaction will strengthen Pioneer's status as a preeminent independent oil and gas company by combining Pioneer's long-lived, low cost oil and gas reserves and gas processing facilities with Chauvco's high quality reserves, significant growth potential and international assets and prospects. After the Transaction, Pioneer will be the second largest independent oil and gas exploration and production company in the United States, based on total proved reserves, with a balanced oil and gas reserve base and significant production and reserve growth potential. Led by a proven management team, Pioneer will continue to have the financial strength and flexibility to pursue an aggressive growth strategy through a coordinated balance of exploitation, exploration and acquisition activities.

     Pioneer's principal strengths and strategies are the following:

  Reserves and Operating Areas

     - Pioneer has 703 MMBOE of reserves, comprised of 2.3 Tcf of natural gas and 315 MMBbls of crude oil and liquids, 85% of which are in the United States, principally the MidContinent region and Texas. Outside the United States, Pioneer has core operating areas in western Canada and Argentina which account for 6% and 9% of proved reserves, respectively.

     - Pioneer's reserve base is long-lived, with an aggregate reserve to production ratio of approximately 12 years, and well-balanced, with 55% natural gas and 45% crude oil and liquids.

     - Pioneer operates wells representing approximately 80% of its total proved reserves and is a dominant operator in the United States in the Hugoton, West Panhandle and Spraberry fields. Pioneer also operates in western Canada and Argentina.

  Drilling and Growth Opportunities

     - Pioneer has approximately 4,700 drilling locations, of which approximately 3,000 are in the United States, primarily in west Texas and along the Texas and Louisiana coasts, and approximately 1,700 are in western Canada and Argentina.

     - Pioneer has approximately 2.2 million net undeveloped acres, of which approximately 700,000 are located in the United States and approximately
       1.5 million are located in western Canada and Argentina.

     - Pioneer expects to invest 25% of its 1998 capital expenditure budget in exploration activities, with the balance to be invested in development drilling and exploitation activities.

  Management

     - Pioneer's management team is led by Jon Brumley and Scott Sheffield. Mr. Brumley is the Chairman of the Board and Mr. Sheffield is the President and Chief Executive Officer. Both Mr. Brumley and Mr. Sheffield are proven leaders in the industry, with well established records of successfully building oil and gas companies.

     - The Pioneer board of directors (the "Pioneer Board") will be enhanced and expanded to 16 members by the addition of Guy Turcotte, Chauvco's Chief Executive Officer (subject to Pioneer Stockholder approval), and James Baroffio, a member of the Chauvco board of directors (the "Chauvco Board"), both of whom are experienced leaders in the exploration and production industry.

     - With inside ownership of 14%, the Pioneer Board's and management team's interests in creating value are aligned with those of its stockholders.

  Objectives and Growth Strategy

     - Increasing stockholder value. Pioneer's five-year growth goal is to increase stockholder value by doubling operating cash flow through increases in production. Although Pioneer's management team believes it can reach this goal, there can be no assurances that cash flow from operations will double or increase at all. See "Risk Factors" for a discussion of certain risks associated with Pioneer's intent to pursue an aggressive growth strategy.

     - Development and production enhancement activities. Pioneer seeks to increase reserves and production through exploitation activities, including development drilling and recompletions in its core operating areas.

     - Exploration. Pioneer's exploration activities use the latest in seismic, drilling and completion technology to identify and drill sites with high reserve potential, such as those in the southern Louisiana transition zone, the Gulf of Mexico, east Texas, western Canada and Argentina.

     - Acquisitions. Pioneer pursues acquisitions to enhance existing core areas or to establish new core areas. Pioneer's acquisition efforts focus on opportunities to increase reserves and production through both exploitation and exploration activities, with a high degree of operational control.

     - Increasing natural gas processing capacity in core areas. Pioneer intends to expand the processing capabilities of its gas processing facilities and will strive to obtain additional dedications of third party gas to these plants. By owning and operating these processing facilities, Pioneer retains the processing margin on the gas it produces, as well as on gas produced by third parties.

     - Maintaining financial strength and flexibility. Pioneer intends to maintain financial strength, flexibility and an investment grade rating for its senior debt by seeking to: (i) maintain its credit ratios consistent with guidelines established by the major credit rating agencies for investment grade companies; (ii) fund its development and exploration activities primarily with internally generated cash flow;
       (iii) continue a portfolio management approach to its assets so as to direct future investments toward projects that enhance growth; (iv) use hedging strategies to reduce price risk in supporting its capital expenditure budget and its acquisition activities; and (v) reduce per unit operating and general and administrative expenditures.

     - Aligning the interests of its directors, officers, senior management, key technical personnel and stockholders. Pioneer believes that it is essential to align the interests of management and employees with those of its stockholders through equity-based compensation plans and ownership of Pioneer Common Stock by directors, officers and employees. To attract, retain and motivate quality personnel, Pioneer utilizes the Pioneer Long-Term Incentive Plan (as defined herein) and the Pioneer Employee Stock Purchase Plan (as defined herein).

     See "Risk Factors -- Cautionary Statement Regarding Forward-Looking Information" and "Business of Pioneer."

CHAUVCO AND CRI

     Chauvco, founded in 1981, is an oil and gas company concentrating on the acquisition, exploration, development and production of oil and natural gas resources in Canada in the provinces of Alberta and British Columbia and in Argentina in the provinces of Tierra del Fuego and Neuquen. In addition, in 1996 Chauvco began development operations in Gabon, central west Africa. For information regarding CRI, the shares of which will be distributed to Chauvco Shareholders and Chauvco Optionholders, see Annex A.

DATE, TIME AND PLACE OF THE MEETINGS

     Pioneer.  The Pioneer Meeting will be held on December   , 1997, at
          at      (Dallas time).

     Chauvco.  The Chauvco Meeting will be held on December   , 1997, at
          at
(Calgary time).

PURPOSES OF THE MEETINGS

     Pioneer. The purpose of the Pioneer Meeting is to consider and act upon a proposal to approve the Combination Agreement and the Transaction and such other business as may be properly presented to the meeting.

     Chauvco. The purpose of the Chauvco Meeting is to consider and act upon a proposal to approve the Arrangement and such other business as may be properly presented to the meeting.

RECORD DATES; HOLDERS ENTITLED TO VOTE

     Pioneer.  Only holders of record of shares of Pioneer Common Stock at the
close of business on November   , 1997, are entitled to notice of and to vote at
the Pioneer Meeting. On such date, there were      shares of Pioneer Common
Stock outstanding, each of which will be entitled to one vote on each matter to be acted upon at the Pioneer Meeting.

     Chauvco.  Only holders of record of Chauvco Common Shares at the close of
business on November   , 1997 are entitled to notice of and to vote at the
Chauvco Meeting, provided that to the extent a person has transferred any Chauvco Common Shares after such record date and the transferee of such shares establishes that such transferee owns such shares and demands not later than 10 days before the Chauvco Meeting to be included in the list of shareholders eligible to vote at the Chauvco Meeting, such transferee will be entitled to
vote such shares at the Chauvco Meeting. On such date, there were      Chauvco
Common Shares outstanding, each of which will be entitled to one vote on each matter to be acted upon at the Chauvco meeting.

QUORUM; VOTE REQUIRED

     Pioneer. The presence, in person or by proxy, at the Pioneer Meeting of the holders of a majority of the shares of Pioneer Common Stock outstanding and entitled to vote at the Pioneer Meeting is necessary to constitute a quorum at the meeting. The affirmative vote of the holders of a majority of the outstanding shares of Pioneer Common Stock present and entitled to vote thereon at the Pioneer Meeting is required to approve the Combination Agreement and the Transaction.

     Chauvco. The presence, in person or by proxy, at the Chauvco Meeting of not less than two Chauvco Shareholders representing not less than 5% of the Chauvco Common Shares outstanding and entitled to vote at the Chauvco Meeting is necessary to constitute a quorum at the meeting, and the affirmative vote of the holders of not less than two-thirds of the votes cast by the holders of Chauvco Common Shares present is required to approve the Arrangement.

SUMMARY OF THE TRANSACTION

     - General. Pursuant to the terms of the Combination Agreement and the Arrangement, if approval is obtained from Pioneer Stockholders of the Combination Agreement and the Transaction and from the Chauvco Shareholders of the Arrangement, Pioneer Canada will acquire all of the outstanding Chauvco Common Shares and Chauvco Options, and CRI will be spun off to Chauvco Shareholders and Chauvco Optionholders.

     - Court Approval. In addition to approval by Chauvco Shareholders, the Arrangement requires approval by the Court of Queen's Bench of Alberta (the "Court"). Prior to the mailing of this Joint Proxy Statement, Chauvco obtained an interim order of the Court (the "Interim Order") providing for the calling and holding of the Chauvco Meeting and other procedural matters. Subject to approval of the Arrangement by the Chauvco Shareholders at the Chauvco Meeting, the hearing in respect of the final order of the Court (the "Final Order") is scheduled to take place on
                   , 1997 at           (Calgary time) in the Court. All Chauvco
       Shareholders and Chauvco Optionholders who wish to participate or be represented or to present evidence or arguments at that hearing must serve and file a notice of appearance as set out in the Notice of Petition for the Final Order and satisfy any other requirements. At the hearing of the application in respect of the Final Order, the Court will consider, among other things, the fairness and reasonableness of the Arrangement. The Court may approve the Arrangement as proposed or as amended in any manner the Court may direct, subject to compliance with such terms and conditions, if any, as the Court deems fit.

     - Transfer of Chauvco Common Shares and Related Matters. Under the terms of the Arrangement, each Chauvco Common Share will be transferred to Pioneer Canada in consideration for one CRI Share and (i) a number of shares of Pioneer Common Stock determined in accordance with the Exchange Ratio (as defined herein) or (ii) a number of Exchangeable Shares determined in accordance with the Exchange Ratio. Chauvco Shareholders who are residents of Canada for the purposes of the Canadian Tax Act (as defined herein) will have the option to elect to have their holdings of Chauvco Common Shares transferred for a combination of shares of Pioneer Common Stock and Exchangeable Shares. All non-Canadian residents and those Canadian residents who fail to make an election will automatically receive shares of Pioneer Common Stock. In any case, each holder of Chauvco Common Shares will receive only a whole number of shares of Pioneer Common Stock, Exchangeable Shares or a combination thereof. In lieu of fractional shares, Pioneer Canada will pay to the holders of Chauvco Common Shares an amount equal to their fractional entitlement determined in accordance with the Arrangement. Holders of Chauvco Common Shares will be entitled to exchange their Chauvco Common Share certificates for Pioneer certificates, Exchangeable Share certificates or a combination thereof and CRI Share certificates upon completing and returning a Letter of Transmittal and Election Form. Holders of the Exchangeable Shares will be entitled at any time following the date on which the Arrangement becomes effective (the "Effective Date") to require Pioneer Canada to exchange such Exchangeable Shares by delivering an equivalent number of shares of Pioneer Common Stock. However, Pioneer Canada must deliver all such requests to Pioneer, whereupon Pioneer has the right to deliver (instead of Pioneer Canada) an equivalent number of shares of Pioneer Common Stock. After the third anniversary of the Effective Date, if certain conditions are met, Pioneer has the right to exchange, and on the fifth anniversary of the Effective Date, there shall be an automatic exchange of, all the outstanding Exchangeable Shares for an equivalent number of shares of Pioneer Common Stock. Upon exchange of all of the Exchangeable Shares, the former holders of Chauvco Common Shares will own approximately 23% of Pioneer's outstanding common stock as of the Effective Date. Pioneer and Pioneer Canada will enter into certain ancillary agreements to ensure that holders of Exchangeable Shares will have voting, dividend and liquidation rights equivalent to those of holders of Pioneer Common Stock.

       At the Effective Time (as defined herein), each Chauvco Option will vest, if not already vested, and be transferred to Pioneer Canada in consideration for one CRI Share and a number of shares of Pioneer Common Stock determined in accordance with the Exchange Ratio in which event, in addition to transferring the Chauvco Options to Pioneer Canada, the Chauvco Optionholder will be required to pay Pioneer Canada an amount equal to the aggregate exercise price which the Chauvco Optionholder would otherwise be required to pay on the exercise of such options (the "Option Payment"). Alternatively, any Chauvco Optionholder may elect to forego making the Option Payment and thereby reduce the number of shares of Pioneer Common Stock to be received by the number obtained by dividing the Option Payment by the average closing sales price per share of Pioneer Common Stock on the New York Stock Exchange ("NYSE") over the 10 consecutive trading days ending on the third trading day before the date of the Chauvco Meeting (the "Pioneer Stock Price"). See "The Transaction -- Transaction Mechanics and Description of Exchangeable Shares and Other Features" and "-- Procedures For Exchange by Chauvco Shareholders and Chauvco Optionholders."

       A minimum and maximum of 23,174,899 and 25,349,341 shares of Pioneer Common Stock or Exchangeable Shares, or a combination of both, will be issued upon consummation of the Transaction, based on the minimum and maximum Exchange Ratio and assuming Chauvco Optionholders elect to make the Option Payment. As of the date of this Joint Proxy Statement, there are 74,409,380 shares of Pioneer Common Stock issued and outstanding. The Pioneer Common Stock trades on the NYSE. As a condition precedent to the Arrangement, upon consummation of the Transaction, the Exchangeable Shares and CRI Shares will trade on The Toronto Stock Exchange (the "TSE").

     - Exchange Ratio. The Combination Agreement provides that the Exchange Ratio ranges from a maximum of .493827 (if the price of Pioneer Common Stock averages below $33.50) to a minimum of .451467 (if the average price of Pioneer Common Stock is equal to or greater than $39.01), and is based on the average trading price of shares of Pioneer Common Stock during the period of 10 consecutive trading days ending on the third day prior to the Chauvco Meeting. If the Exchange Ratio is above .465116, Pioneer may elect to cause Pioneer Canada to deliver to the Chauvco Shareholders and the Chauvco Optionholders a number of shares of Pioneer Common Stock, Exchangeable Shares or combination thereof based on an Exchange Ratio equal to .465116 and an amount of cash (in Canadian dollars) per Chauvco Common Share or Chauvco Option that would compensate such holders for the balance of the Exchange Ratio. See "The
       Transaction -- Transaction Mechanics and Description of Exchangeable Shares and Other Features -- The Arrangement."

     - Appointments to Pioneer Board. The Combination Agreement provides for the appointment or nomination of two Chauvco representatives to the Pioneer Board. See "The Transaction -- Interests of Certain Persons in the Transaction."

     - Certain Related Agreements. Chauvco and Pioneer have entered into agreements with certain holders of Chauvco Common Shares (Trimac Corporation, Gendis Inc. and Guy J. Turcotte) and Pioneer Common Stock (Richard E. Rainwater, Scott D. Sheffield and I. Jon Brumley) pursuant to which such holders have agreed, at the Chauvco Meeting and the Pioneer Meeting, respectively, to vote their securities in favor of the applicable proposals. Such holders have also agreed to vote against any proposal that might materially adversely affect the Transaction. In addition, Pioneer and Chauvco have entered into agreements with each affiliate (as such term is defined pursuant to Rule 145 under the Securities Act of 1933 (the "Securities Act") of Chauvco (the "Chauvco Affiliates") pursuant to which such persons have agreed that they will not sell, pledge or otherwise dispose of Exchangeable Shares or Pioneer Common Stock unless such transaction is permitted by Rule 145 of the Securities Act, such transaction is registered under the Securities Act or such transaction is exempt from registration under the Securities Act. See "The Transaction -- Other Agreements -- Affiliates Agreements."

     - Effective Time of the Transaction. It is anticipated that the Transaction will become effective after the requisite shareholder, Court and regulatory approvals have been obtained and are final and all other conditions to the Transaction have been satisfied or waived. It is presently anticipated that the Transaction will become effective on or
       about December   , 1997.

     - Conditions to the Transaction. The obligations of Pioneer and Chauvco to consummate the Transaction are subject to the satisfaction of certain conditions, including obtaining requisite shareholder, Court and regulatory approvals. See "The Transaction -- The Combination Agreement."

DISPOSITION BY CHAUVCO OF THE ALLIANCE PIPELINE PROJECT

     The Combination Agreement provides that, on or prior to the Effective Time, Chauvco shall enter into a transaction causing all of its rights and assets relating to the Alliance Pipeline Project to be distributed to or through an entity for a cash payment to Chauvco of C$13.5 million (plus any additional amounts funded by Chauvco after September 3, 1997 for regular capital needs and commitments). Chauvco currently anticipates that it will convey its approximate 20% interest in the Alliance Pipeline Project prior to the Effective Time to various entities owned directly or indirectly by a limited partnership formed under the laws of the Province of Alberta. For a description of the Alliance Pipeline Project, see "The Transaction -- The Combination
Agreement -- Disposition of Chauvco's Interest in Alliance Pipeline Project."

RECOMMENDATION OF PIONEER'S BOARD OF DIRECTORS; PIONEER'S REASONS FOR THE TRANSACTION

     The Pioneer Board believes that the terms of the Combination Agreement and the Transaction are fair to and in the best interest of Pioneer and its stockholders, has approved the Combination Agreement and the Transaction and recommends that the Pioneer Stockholders approve the Combination Agreement and the Transaction.

     In reaching its conclusion, the Pioneer Board considered a number of strategic, financial and other factors, including:

     - Establishment of New Core Areas. The Pioneer Board considered the opportunities presented by the establishment of two new core areas in western Canada and Argentina, the benefits of owning Canadian oil and gas reserves in terms of the long-term supply and demand dynamics of the North American energy markets, the attractive operating climate in Argentina and the similarity of the reservoir characteristics in Argentina to Pioneer's domestic properties.

     - Production Growth. The Pioneer Board considered that the expected oil and gas production volumes from the Chauvco properties, reinvestment projects and the recent growth in production from the Chauvco properties, will accelerate Pioneer's expansion and growth strategies.

     - Reserve Growth Potential. The Pioneer Board considered the projected reserves of the Chauvco properties based on an evaluation by its engineering staff and believes that the complementary nature of the two companies will provide a strong foundation for growth that will benefit the Pioneer Stockholders.

     - Accretion to Cash Flow. The Pioneer Board considered that the projected future results of the Transaction will be accretive to discretionary cash flow by approximately 7% in 1998 and 15% in 1999.

     - Improved Balance Sheet. The Pioneer Board considered that upon consummation of the Transaction, Pioneer's debt to book capitalization ratio will decrease from 47% to 40%, which had been set as a target ratio, and that other credit ratios will approach their targets as well.

     - Management. The Pioneer Board also considered the depth and breadth of management experience of Mr. Turcotte and Mr. Baroffio, who have each agreed to serve on the Pioneer Board. Both of these individuals have extensive experience and successful track records as builders of oil and gas companies and operations in foreign lands.

     - Combination Agreement. The Pioneer Board considered the terms and conditions of the Combination Agreement, including the consideration to be paid to Chauvco Shareholders and Chauvco Optionholders in the Transaction. The Pioneer Board considered that the Exchange Ratio fluctuates if the average price of Pioneer Common Stock is between $33.50 and $39.01 per share and that, as the average price increases up to $39.01, the Exchange Ratio will decrease. The Pioneer Board also considered the provisions of the Combination Agreement which prohibit Chauvco and its officers, directors, employees, agents, affiliates and other representatives, and those of Chauvco's subsidiaries, from soliciting or encouraging any Acquisition Transaction (as defined herein) or, subject to the fiduciary duties of the Chauvco Board, from engaging in any discussions or negotiations with any third parties with respect to an Acquisition Transaction. The Pioneer Board further considered the provisions of the Combination Agreement which require Chauvco to pay to Pioneer a fee of C$25 million or C$40 million under certain circumstances.

     - Shareholders Agreements. The Pioneer Board considered that Chauvco and Pioneer have entered into agreements with certain holders of Chauvco Common Shares and Pioneer Common Stock pursuant to which such holders have agreed, at the Chauvco Meeting and the Pioneer Meeting, respectively, to vote their securities in favor of the proposals to be brought before such meetings. In addition, such holders have agreed to vote against any proposal that might materially adversely affect the Transaction. Such Chauvco Shareholders collectively own approximately 48% of the outstanding Chauvco Common Shares and such Pioneer Stockholders collectively own approximately 16% of the outstanding Pioneer Common Stock.

     - Fairness Opinion. The Pioneer Board received a presentation from Goldman, Sachs & Co., its financial advisor ("Goldman Sachs") at the meeting of the Pioneer Board held on September 3, 1997, and considered the written opinion of Goldman Sachs, rendered on September 3, 1997, that, as of such date and based upon and subject to the factors and assumptions set forth therein, the consideration to be paid by Pioneer pursuant to the Combination Agreement was fair to Pioneer. A copy of Goldman Sachs' written opinion to the Pioneer Board dated as of September 3, 1997 is attached as Annex J to this Joint Proxy Statement.

RECOMMENDATION OF CHAUVCO'S BOARD OF DIRECTORS; CHAUVCO'S REASONS FOR THE TRANSACTION

     The Chauvco Board believes that the Arrangement is fair and in the best interests of Chauvco and the Chauvco Shareholders, has voted unanimously to approve the Arrangement and recommends that the Chauvco's Shareholders approve the Arrangement.

     In reaching its conclusion, the Chauvco Board reviewed presentations from and discussed the terms and conditions of the Arrangement with:

     - Chauvco senior management;

     - representatives of its legal counsel; and

     - representatives of Salomon Brothers Inc. ("Salomon Brothers") and RBC Dominion Securities Inc. ("RBC DS"), its financial advisors.

     The Chauvco Board considered a number of factors, including:

     - Opinions of Experienced Financial Advisors. Each of Salomon Brothers and RBC DS rendered an opinion to the Chauvco Board to the effect that the consideration to be received by the Chauvco Shareholders in the Transaction is fair to the Chauvco Shareholders from a financial point of view. As part of its review of the consideration, RBC DS considered the opportunity to participate in CRI and the Alliance Pipeline Project and concluded that the combined consideration of the one CRI Share and the opportunity to participate in the Alliance Pipeline Project to be received for each Chauvco Common Share would be in the region of C$3.00 to C$4.50. Copies of Salomon Brothers' and RBC DS's written opinions to the Chauvco Board dated as of September 3, 1997 are attached as Annex K and Annex L to this Joint Proxy Statement.

     - Evaluations of Interested Parties. Beginning in early May 1997, Chauvco, through its financial advisors, conducted an extensive process to seek industry participants to initiate a transaction to enhance shareholder value. As a result, a large number of interested parties evaluated Chauvco, and the Transaction compared favorably to all other proposals.

     - Premium to Trading Price. The Transaction provides the Chauvco Shareholders with a significant premium to the trading price of the Chauvco Common Shares immediately preceding the announcement of the Transaction.

     - Increased Liquidity. The Pioneer Common Stock should provide Chauvco Shareholders with increased liquidity.

     - Retention of Gabon. Chauvco Shareholders retain the upside of Chauvco in Gabon and other international opportunities by the spinoff of CRI to Chauvco Shareholders through the distribution of the CRI Shares.

     - Retention of Alliance. Chauvco Shareholders may retain the upside of Chauvco in the Alliance Pipeline Project by the distribution to Chauvco Shareholders of rights to acquire Chauvco's 20% interest in the Alliance Pipeline Project.

     - Pioneer Management. Pioneer's senior management, led by Jon Brumley and Scott Sheffield, has a proven track record.

     - Interest in Larger Entity. Chauvco Shareholders will acquire an interest in Pioneer, which with Chauvco's Canadian and Argentine operations will be one of the largest U.S. based independent oil and gas producers. The strategic and operational fit between the two companies is exceptional.

     - Retain Two Chauvco Directors. Chauvco Shareholders will retain the benefit of two of Chauvco's directors by the addition of Messrs. Baroffio and Turcotte to the Pioneer Board.

INTERESTS OF CERTAIN PERSONS

     Pursuant to the Combination Agreement, one Chauvco representative will be appointed to the Pioneer Board immediately upon consummation of the Transaction and a second Chauvco representative will be nominated as a director of Pioneer for election at Pioneer's 1998 annual stockholders meeting. In addition, Pioneer has agreed to maintain all rights to indemnification existing at the time of execution of the Combination Agreement in favor of the directors and officers of Chauvco and its subsidiaries in accordance with the charter documents and bylaws of each entity and to the fullest extent permitted under the ABCA. See "The Transaction -- Interests of Certain Persons in the Transaction."

     Chauvco has entered into executive involuntary termination and severance agreements with each of the officers of Chauvco which provide for a payment in the event that an officer's employment is terminated by Chauvco at any time other than for just cause. In such event, Chauvco is required to pay to such an officer an amount equal to two times such officer's monthly salary and benefits for each year the officer has been employed by Chauvco, subject to a minimum payment equal to the officer's salary and benefits for one year.

     Chauvco has also created a staff severance plan which provides that an employee will receive between three and six weeks wages per year employed in the event of a change of control of Chauvco and the subsequent termination of the employee.

     Chauvco has previously adopted an employee retention plan which provides that Chauvco will pay a retention bonus to each employee (including officers) of Chauvco on the date which is 180 days after there has been a change of control, provided that the employee is still employed by Chauvco on that date. The amount of the retention bonus for each employee varies between two and six months' salary and benefits based on their category of employment. If the employee's employment is terminated by Chauvco during such 180-day period, other than for just cause, the employee shall be entitled to a pro rated share of the retention bonus based on the number of days of employment following the change of control, subject to a minimum payment of one-half of the retention bonus.

ACCOUNTING TREATMENT

     The Transaction will be accounted for as a purchase of Chauvco by Pioneer under U.S. generally accepted accounting principles ("U.S. GAAP"). See "The Transaction -- Accounting Treatment."

BUSINESS COMBINATION COSTS

     Pioneer and Chauvco expect to incur non-recurring business combination costs in connection with the Transaction estimated to be between $20 million and $30 million.

CERTAIN TAX CONSEQUENCES

     The Transaction has been structured to provide for a deferral from Canadian tax for Chauvco Shareholders who are residents of Canada for the purposes of the Income Tax Act (Canada) (the "Canadian Tax Act"). However, such Chauvco Shareholders will only be entitled to a tax deferral if they elect to receive Exchangeable Shares and they file an election under subsection 85(1) of the Canadian Tax Act. In such circumstances, Chauvco Shareholders who would otherwise incur a gain on the transfer of their Chauvco Common Shares to Pioneer Canada will be able to elect to restrict the proceeds of disposition of their Chauvco Common Shares to the aggregate fair market value of the CRI Shares, cash and shares of Pioneer Common Stock which they receive, and thereby defer the recognition of any gain to the extent of the fair market value of any Exchangeable Shares received. Such Chauvco Shareholders will generally only be able to obtain a tax deferral for as long as they continue to hold the Exchangeable Shares, and will recognize a gain or loss when their Exchangeable Shares are exchanged for shares of Pioneer Common Stock or sold in the open market.

HOLDERS OF CHAUVCO COMMON SHARES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE TAX CONSEQUENCES TO THEM OF THE RECOGNITION OF A CAPITAL GAIN AS A RESULT OF THE TRANSFER OF THEIR CHAUVCO COMMON SHARES TO PIONEER CANADA. UNLESS A HOLDER ELECTS TO RECEIVE EXCHANGEABLE SHARES AND MAKES AN ELECTION UNDER SUBSECTION 85(1) OF THE CANADIAN TAX ACT, A DEFERRAL FROM CANADIAN TAX WILL NOT BE AVAILABLE. SEE "INCOME TAX CONSIDERATIONS TO CHAUVCO SHAREHOLDERS AND CHAUVCO OPTIONHOLDERS."

DISSENTER'S RIGHTS

     Under Delaware law, Pioneer Stockholders will not have appraisal or dissenter's rights relating to the Transaction. Under Canadian law, Chauvco Shareholders will have certain appraisal or dissenter's rights. See "Dissenting Shareholders' Rights" and Annex M of this Joint Proxy Statement.

REGULATORY REQUIREMENTS

     The Transaction is subject to the premerger filing requirements of the HSR
Act, and on             , 1997, Pioneer, Chauvco and Guy Turcotte made premerger
filings under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), with the Federal Trade Commission (the "FTC")
and the Antitrust Division of the Department of Justice. On             , 1997,
the FTC notified Pioneer, Chauvco and Guy Turcotte that their respective requests for early termination of the waiting period under the HSR Act had been granted and that the waiting period had been terminated.

     The Transaction is also subject to the expiration of the applicable waiting period under the Competition Act, Canada, and the receipt of necessary approvals
under the Investment Canada Act. On        , 1997, Pioneer filed a short form
notification filing and an application for an advance ruling certificate under
the Competition Act and on        , 1997, Pioneer made a review application
under the Investment Canada Act. Pioneer and Chauvco have applied for and expect to receive rulings or orders of certain provincial securities regulatory authorities in Canada to permit the issuance to Chauvco Shareholders of the CRI Shares, Exchangeable Shares and Pioneer Common Stock and to permit resale of the CRI Shares, Exchangeable Shares and Pioneer Common Stock in such provinces without restriction by a shareholder other than a "control person." All other required regulatory filings either have been or will be made prior to the consummation of the Transaction. See "The Transaction -- Regulatory Matters" and "-- Resale of Exchangeable Shares, Pioneer Common Stock and CRI Shares Received in the Transaction."

RISK FACTORS

     In evaluating the Transaction the following risk factors relating to the Transaction, Pioneer and its business, and Chauvco and its business should be taken into account, which risk factors are discussed at greater length under the caption "Risk Factors."

     - forward-looking statements are contained in this Joint Proxy Statement and, although Pioneer and Chauvco believe they are based on reasonable assumptions, no assurances can be given that actual results may not differ from such forward-looking statements;

     - the number of Shares of Pioneer Common Stock or Exchangeable Shares to be received by Chauvco Shareholders and Chauvco Optionholders will fluctuate between a certain price range, but will become fixed if the Pioneer Stock Price (as defined herein) is below the floor or above the ceiling determined in the Combination Agreement;

     - prices for oil, natural gas and NGL production and the costs of acquiring, finding, developing and producing such products are volatile;

     - Pioneer will continue to have substantial indebtedness upon consummation of the Transaction;

     - Pioneer's and Chauvco's reserve information is based upon estimates of proved reserves and, in the case of Chauvco, proved and probable reserves, and future net cash flows, which may not prove to be accurate;

     - Pioneer's and Chauvco's success will depend upon replacement of reserves and successful drilling of its large inventory of exploration projects;

     - Pioneer's success will depend upon key personnel;

     - oil and natural gas operations involve risks that may not be fully insured;

     - international operations are subject to political, economic and other uncertainties;

     - exposure to foreign exchange risks;

     - governments regulate the oil and natural gas industry extensively;

     - oil and natural gas production, development and exploration activities are competitive;

     - certain provisions of Pioneer's charter and bylaws may discourage a change in control;

     - restrictions may exist on the payment of dividends;

     - the price of Pioneer Common Stock may be volatile; and

     - possible preferential purchase rights relating to core Argentine properties.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     The unaudited pro forma combined statements of operations data and other financial data of Pioneer for the six months ended June 30, 1997 and for the year ended December 31, 1996 give effect to the Parker/Mesa Merger and the acquisition of Chauvco as if such merger and such acquisition had occurred on January 1, 1996. The unaudited pro forma combined balance sheet data of Pioneer as of June 30, 1997 and December 31, 1996 give effect to the Parker/Mesa Merger and the acquisition of Chauvco as if such merger and such acquisition had occurred on June 30, 1997 and December 31, 1996, respectively. This Summary Pro Forma Combined Financial Information is qualified in its entirety by, and should be read in conjunction with, the Unaudited Pro Forma Combined Financial Statements of Pioneer included elsewhere in this Joint Proxy Statement.

                                                               SIX MONTHS ENDED      YEAR ENDED
                                                                   JUNE 30,         DECEMBER 31,
                                                                     1997               1996
                                                              ------------------   --------------
                                                              (IN MILLIONS, EXCEPT RATIOS AND PER
                                                                          SHARE DATA)
Statements of Operations Data:
  Revenues:
     Oil and gas............................................       $  457,504         $  881,639
     Natural gas processing.................................           11,819             23,184
     Interest and other.....................................            5,556             42,419
     Gain on disposition of assets, net.....................            2,655             11,966
                                                                   ----------         ----------
                                                                      477,534            959,208
                                                                   ----------         ----------
  Costs and expenses:
     Oil and gas production.................................          125,682            230,159
     Natural gas processing.................................            6,098             11,949
     Depletion, depreciation and amortization...............          195,089            378,848
     Impairment of oil and gas properties and natural gas
      processing facilities.................................            2,907                 --
     Exploration and abandonments...........................           34,968             37,555
     General and administrative.............................           47,747             83,955
     Interest...............................................           70,353            137,958
     Other..................................................            3,301              4,791
                                                                   ----------         ----------
                                                                      486,145            885,215
                                                                   ----------         ----------
Income (loss) before income taxes...........................           (8,611)            73,993
Income tax benefit (provision)..............................            3,400            (27,000)
                                                                   ----------         ----------
Income (loss) from continuing operations....................       $   (5,211)        $   46,993
                                                                   ==========         ==========
  Income (loss) from continuing operations per share........       $     (.05)        $      .49
                                                                   ==========         ==========
Weighted average shares outstanding.........................           96,468             96,769
Other Financial Data:
  EBITDAEX(a)...............................................       $  294,706         $  628,354
  Ratio of earnings to fixed charges(b).....................               (b)              1.53
Balance Sheet Data (end of period):
  Working capital...........................................       $    8,500         $   23,635
  Property, plant and equipment, net........................        4,998,028          4,705,337
  Total assets..............................................        5,303,906          5,060,930
  Long-term obligations.....................................        1,891,171          1,701,818
  Total stockholders' equity................................        2,667,209          2,642,485

---------------

(a) EBITDAEX is presented because of its wide acceptance as a financial indicator of a company's ability to service or incur debt. EBITDAEX (as used herein) is calculated by adding interest, income taxes, depletion, depreciation and amortization, impairment of oil and gas properties and natural gas processing facilities, and exploration and abandonment costs to income (loss) from continuing operations. Interest includes accrued interest expense and amortization of deferred financing costs. EBITDAEX should not be considered as an alternative to earnings
    (loss) or operating earnings (loss), as defined by generally accepted accounting principles, as an indicator of Pioneer's financial performance, as an alternative to cash flow, as a measure of liquidity or as being comparable to other similarly titled measures of other companies.

(b) For purposes of computing the pro forma ratio of earnings to fixed charges, earnings consists of income (loss) from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest expense, interest capitalized and the portion of rental expense attributable to interest. Earnings for Unaudited Pro Forma Combined Pioneer were inadequate to cover its fixed charges during the six months ended June 30, 1997 by $8.6 million.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA
  Pioneer
     The following table sets forth selected consolidated financial information of Pioneer for the six months ended June 30, 1997 and 1996 and for each of the five fiscal years in the period ended December 31, 1996. This data should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations of Pioneer and the Consolidated Financial Statements of Pioneer and the related notes thereto included elsewhere herein.

                                                        SIX MONTHS ENDED
                                                            JUNE 30,                      YEARS ENDED DECEMBER 31,
                                                       -------------------   ---------------------------------------------------
                                                         1997       1996       1996       1995     1994(A)    1993(B)     1992
                                                       --------   --------   --------   --------   --------   --------   -------
                                                           (UNAUDITED)
                                                                    (IN MILLIONS, EXCEPT RATIOS AND PER SHARE DATA)
Statements of Operations Data:
  Revenues:
    Oil and gas......................................  $  198.6   $  192.0   $  396.9   $  375.7   $  337.6   $  207.2   $ 135.1
    Natural gas processing...........................      11.8       11.1       23.8       33.2       39.2       77.5      54.6
    Gas marketing....................................        --         --         --       76.8      103.0       43.8      12.1
    Interest and other...............................       2.8        2.4       17.5       11.4        6.9        4.4       4.2
    Gain on disposition of assets, net(c)............       2.7       95.3       97.1       16.6        9.5       23.2       4.2
                                                       --------   --------   --------   --------   --------   --------   -------
                                                          215.9      300.8      535.3      513.7      496.2      356.1     210.2
                                                       --------   --------   --------   --------   --------   --------   -------
  Costs and expenses:
    Oil and gas production...........................      55.4       57.4      110.3      130.9      127.1       78.3      51.8
    Natural gas processing...........................       6.1        6.0       12.5       25.9       33.6       51.6      38.6
    Gas marketing....................................        --         --         --       75.7      101.5       42.8      11.0
    Depletion, depreciation and amortization.........      59.5       59.6      112.1      159.1      145.4       80.4      45.6
    Impairment of oil and gas properties and natural
      gas processing facilities......................        --         --         --      130.5         --         --        --
    Exploration and abandonments.....................      18.4       10.8       23.0       27.5       25.2        3.6       4.5
    General and administrative.......................      15.0       13.0       28.4       37.4       29.0       23.8      11.6
    Interest.........................................      20.2       26.1       46.2       65.4       50.6       23.3      14.7
    Other............................................        .8        1.3        2.5       11.3        4.3        3.9       2.3
                                                       --------   --------   --------   --------   --------   --------   -------
                                                          175.4      174.2      335.0      663.7      516.7      307.7     180.1
                                                       --------   --------   --------   --------   --------   --------   -------
  Income (loss) before income taxes, extraordinary
    item and cumulative effect of accounting
    change...........................................      40.5      126.6      200.3     (150.0)     (20.5)      48.4      30.1
  Income tax benefit (provision).....................     (14.5)     (31.7)     (60.1)      45.9        6.5      (17.0)     (3.0)
                                                       --------   --------   --------   --------   --------   --------   -------
  Income (loss) before extraordinary item and
    cumulative effect of accounting change...........      26.0       94.9      140.2     (104.1)     (14.0)      31.4      27.1
  Extraordinary item.................................        --         --         --        4.3        (.6)        --        --
  Cumulative effect of accounting change.............        --         --         --         --         --       17.1        --
                                                       --------   --------   --------   --------   --------   --------   -------
Net income (loss)....................................  $   26.0   $   94.9   $  140.2   $  (99.8)  $  (14.6)  $   48.5   $  27.1
                                                       ========   ========   ========   ========   ========   ========   =======
  Income (loss) before extraordinary item and
    cumulative effect of accounting change per share:
    Primary..........................................  $    .74   $   2.66   $   3.92   $  (2.95)  $   (.47)  $   1.13   $  1.05
                                                       ========   ========   ========   ========   ========   ========   =======
    Fully diluted....................................  $    .71   $   2.32   $   3.47   $  (2.95)  $   (.47)  $   1.13   $  1.05
                                                       ========   ========   ========   ========   ========   ========   =======
  Net income (loss) per share:
    Primary..........................................  $    .74   $   2.66   $   3.92   $  (2.83)  $   (.49)  $   1.74   $  1.05
                                                       ========   ========   ========   ========   ========   ========   =======
    Fully diluted....................................  $    .71   $   2.32   $   3.47   $  (2.83)  $   (.49)  $   1.74   $  1.05
                                                       ========   ========   ========   ========   ========   ========   =======
  Dividends per share................................  $    .05   $    .05   $    .10   $    .10   $    .10   $    .10   $   .10
                                                       ========   ========   ========   ========   ========   ========   =======
  Weighted average shares outstanding................      35.4       35.7       35.7       35.3       30.1       27.9      25.8
Other Financial Data:
  EBITDAEX(d)........................................  $  138.6   $  223.0   $  381.7   $  232.5   $  200.7   $  155.7   $  95.0
  Cash flows from operating activities...............     124.6      120.6      230.1      157.3      129.8      112.2      77.2
  Cash flows from investing activities...............    (158.0)     147.7       13.7      (53.3)    (446.0)    (398.2)   (111.8)
  Cash flows from financing activities...............      24.5     (228.4)    (245.4)    (107.9)     331.4      278.9      33.8
  Capital expenditures...............................     170.3       76.9      227.8      228.4      554.9      583.5     129.7
  Ratio of earnings to fixed charges(e)..............       3.0        5.8        5.3         (e)        (e)       3.0       2.9

                                                        SIX MONTHS ENDED
                                                            JUNE 30,                      YEARS ENDED DECEMBER 31,
                                                       -------------------   ---------------------------------------------------
                                                         1997       1996       1996       1995     1994(A)    1993(B)     1992
                                                       --------   --------   --------   --------   --------   --------   -------
                                                           (UNAUDITED)
                                                                    (IN MILLIONS, EXCEPT RATIOS AND PER SHARE DATA)
Balance Sheet Data (end of period):
  Working capital....................................  $   10.2   $   57.1   $   26.1   $   31.5   $   43.7   $   39.5   $   8.0
  Property, plant and equipment, net.................   1,139.4      955.4    1,040.4    1,121.7    1,349.9      802.0     499.1
  Total assets.......................................   1,283.5    1,138.6    1,199.9    1,319.2    1,604.9    1,016.9     576.7
  Long-term obligations..............................     376.8      328.0      329.0      603.2      727.2      544.3     225.9
  Preferred stock of subsidiary......................     188.8      188.8      188.8      188.8      188.8         --        --
  Total stockholders' equity.........................     554.9      504.4      530.3      411.0      509.6      348.8     295.0

---------------
(a) Includes amounts relating to the acquisition of Bridge Oil Limited in July 1994 and the acquisition of properties from PG&E Resources Company in August 1994.
(b) Includes amounts relating to the acquisition of certain Prudential-Bache Energy limited partnerships in July 1993. Also includes results of operations related to Pioneer's interest in the Carthage gas processing plant that had been deferred in 1992 and 1993 and the gain of $7.3 million recognized on the sale of that interest on June 30, 1993.
(c) Includes a gain of $83.3 million in 1996 related to the disposition of certain wholly-owned subsidiaries.
(d) EBITDAEX is presented because of its wide acceptance as a financial indicator of a company's ability to service or incur debt. EBITDAEX (as used herein) is calculated by adding interest, income taxes, depletion, depreciation and amortization, impairment of oil and gas properties and natural gas processing facilities and exploration and abandonment costs to income (loss) before extraordinary item and cumulative effect of accounting change. Interest includes accrued interest expense and amortization of deferred financing costs. EBITDAEX should not be considered as an alternative to earnings (loss) or operating earnings (loss), as defined by generally accepted accounting principles, as an indicator of Pioneer's financial performance, as an alternative to cash flow, as a measure of liquidity or as being comparable to other similarly titled measures of other companies.
(e) For purposes of computing the ratio of earnings to fixed charges, earnings consist of income (loss) before income taxes, extraordinary item and cumulative effect of accounting change plus fixed charges net of interest capitalized. Fixed charges consist of interest expense, interest capitalized and the portion of rental expense attributable to interest. Pioneer's 1995 and 1994 earnings were inadequate to cover its fixed charges. The amount of the deficiencies were $150.0 million in 1995 and $20.5 million in 1994.

  Mesa

     The following table sets forth selected financial information of Mesa for each of the six months ended June 30, 1997 and 1996 and for the five fiscal years in the period ended December 31, 1996. This data should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations of Mesa and the Consolidated Financial Statements of Mesa and the related notes thereto included elsewhere herein.

                                                 SIX MONTHS ENDED
                                                     JUNE 30,                     YEARS ENDED DECEMBER 31,
                                               ---------------------   -----------------------------------------------
                                                1997          1996      1996      1995      1994      1993      1992
                                               -------      --------   -------   -------   -------   -------   -------
                                                    (UNAUDITED)
                                                           (IN MILLIONS, EXCEPT RATIOS AND PER SHARE DATA)
Statements of Operations Data:
  Total operating revenue....................  $ 172.1      $  152.0   $ 311.4   $ 235.0   $ 228.7   $ 222.2   $ 237.1
  Total operating expenses...................    124.1         105.6     214.7     187.0     200.0     200.2     210.9
                                               -------      --------   -------   -------   -------   -------   -------
  Operating income...........................     48.0          46.4      96.7      48.0      28.7      22.0      26.2
                                               -------      --------   -------   -------   -------   -------   -------
  Net interest expense(a)....................    (47.5)        (66.9)   (113.4)   (132.7)   (131.3)   (131.3)   (129.9)
  Other income(b)............................     (2.5)         26.1      25.0      27.1      19.2       6.9      14.5
                                               -------      --------   -------   -------   -------   -------   -------
  Income (loss) from continuing
    operations(c)............................  $  (2.0)     $    5.6   $   8.3   $ (57.6)  $ (83.4)  $(102.4)  $ (89.2)
                                                            --------             -------   -------   -------   -------
  Dividends on preferred stock...............    (11.1)                   (9.5)
                                               -------                 -------
  Income (loss) from continuing operations
    applicable to common stock(c)............  $ (13.1)                $  (1.2)
                                               =======                 =======
  Income (loss) from continuing operations
    per common share.........................  $ (0.20)     $   0.09   $ (0.02)  $ (0.90)  $ (1.42)  $ (2.61)  $ (2.31)
                                               =======      ========   =======   =======   =======   =======   =======
  Weighted average common shares and common
    share equivalents outstanding............     64.3          64.1      64.2      64.1      58.9      39.3      38.6
Other Financial Data:
  EBITDAEX(d)................................  $ 102.7      $  135.2   $ 228.6   $ 183.4   $ 160.3   $ 142.4   $ 178.1
  Cash flows from operating activities.......     87.8          78.6     101.3      69.2      48.6      32.5     (28.4)
  Cash flows from investing activities.......   (371.7)        (19.8)    (45.0)    (41.4)    (40.3)     37.5     (17.0)
  Cash flows from financing activities.......    288.0         (33.6)   (188.7)    (22.1)     (3.6)    (88.5)    (29.5)
  Capital expenditures.......................    372.0          19.7      50.2      42.3      32.6      29.6      69.2
  Ratio of earnings to fixed charges(e)......       (e)          1.1        (e)       (e)       (e)       (e)       (e)
Balance Sheet Data (end of period):
Working capital..............................  $  11.9      $   18.4   $  14.8   $  43.8   $ 115.7   $  76.2   $ 102.9
Property, plant and equipment, net...........  1,351.7       1,048.7   1,046.4   1,104.8   1,130.4   1,191.8   1,280.3
Total assets.................................  1,505.5       1,413.5   1,213.9   1,486.8   1,484.0   1,533.4   1,676.5
Long-term debt, including current
  maturities.................................  1,108.3       1,201.7     808.1   1,236.7   1,223.3   1,241.3   1,286.2
Stockholders' equity.........................    263.5          73.7     265.5      67.0     124.6     112.1     184.4

---------------

(a) Net interest expense represents total interest expense less interest income.

(b) See "Business of Pioneer -- Management's Discussion and Analysis of Financial Condition and Results of Operations of Mesa -- Results of Operations -- Other Income (Expense)" for additional detail.

(c) Loss from continuing operations excludes a $59.4 million ($.92 per common share) extraordinary loss on debt extinguishment for 1996. Net loss attributable to common stock was $60.6 million ($.94 per common share) for the year ended December 31, 1996. Net loss and net loss per share for the years ended December 31, 1995, 1994, 1993 and 1992 and the three months ended March 31, 1997 and 1996 are the same as loss from continuing operations and loss from continuing operations per common share shown above.

(d) EBITDAEX is presented because of its wide acceptance as a financial indicator of a company's ability to service or incur debt. EBITDAEX (as used herein) is calculated by adding interest, income taxes, depletion, depreciation and amortization, impairment of oil and gas properties and exploration costs to loss from continuing operations applicable to common stock. Interest includes accrued interest expense and amortization of deferred financing costs. EBITDAEX should not be considered as an alternative to earnings (loss) or operating earnings (loss), as defined by generally accepted accounting principles, as an indicator of Mesa's financial performance, as an alternative to cash flow, as a measure of liquidity or as being comparable to other similarly titled measures of other companies.

(e) For purposes of calculating the ratio of earnings to fixed charges, earnings are defined as loss from continuing operations applicable to common stock plus fixed charges. Fixed charges consist of interest expense, capitalized interest and preferred stock dividends. Earning were inadequate to cover fixed charges for the years ended December 31, 1996 through 1992 by $1.3 million, $58.5 million, $83.5 million, $105.3 million and $91.6 million, respectively, and for the six months ended June 30, 1997 by $24.2 million.

  Chauvco.

     The following table sets forth selected financial information of Chauvco for the six months ended June 30, 1997 and 1996 and for the five fiscal years in the period ended December 31, 1996. This data should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations of Chauvco and the Consolidated Financial Statements of Chauvco and the related notes thereto included elsewhere herein. See Note 11 to the Consolidated Financial Statements for a reconciliation of Canadian generally accepted accounting principles ("GAAP") in Canadian dollars to U.S. GAAP in Canadian Dollars.

                                          SIX MONTHS ENDED
                                              JUNE 30,                          YEARS ENDED DECEMBER 31,
                                        ---------------------   ---------------------------------------------------------
                                          1997        1996        1996        1995        1994        1993        1992
                                        ---------   ---------   ---------   ---------   ---------   ---------   ---------
                                             (UNAUDITED)
                                                            (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF OPERATIONS DATA:
Canadian GAAP
Revenue...............................  C$102,526   C$ 86,739   C$178,543   C$170,314   C$164,381   C$136,794   C$121,906
Net income............................     19,178      16,979      34,131      25,425      29,052      28,220      22,726
Net income per share..................       0.40        0.35        0.71        0.54        0.65        0.64        0.53
U.S. GAAP
Revenue...............................  C$102,526   C$ 86,739   C$178,543   C$170,314   C$164,381      (a)         (a)
Net income............................     21,280      19,259      41,276      33,337      24,562      (a)         (a)
Net income per share..................       0.44        0.40        0.85        0.71        0.55      (a)         (a)

                                                     AS OF                        AS OF DECEMBER 31,
                                                   JUNE 30,    ---------------------------------------------------------
                                                     1997        1996        1995        1994        1993        1992
                                                   ---------   ---------   ---------   ---------   ---------   ---------
                                                                              (IN THOUSANDS)
BALANCE SHEET DATA:
Canadian GAAP
Working capital (deficiency).....................  C$ (3,912)  C$ (7,441)  C$  7,477   C$   (749)  C$(11,872)  C$    631
Total assets.....................................    830,493     637,436     590,490     564,652     384,603     332,052
Long-term debt...................................    285,926     127,207     139,087     180,715      51,405      50,303
Shareholders' equity.............................    417,906     397,751     362,892     281,442     250,277     219,958
U.S. GAAP
Working capital..................................  C$ (3,912)  C$ (7,441)  C$  7,477      (a)         (a)         (a)
Total assets.....................................    782,264     585,453     526,601      (a)         (a)         (a)
Long-term debt...................................    285,926     127,207     139,087      (a)         (a)         (a)
Shareholders' equity.............................    391,375     369,118     327,114      (a)         (a)         (a)

---------------

(a) U.S. GAAP information for these periods is not available.
                                       21

                                  RISK FACTORS

     Shareholders should carefully review the following factors together with the other information contained in this Joint Proxy Statement prior to voting on the proposals herein.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

     This Joint Proxy Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act of 1934 (the "Exchange Act"). All statements other than statements of historical fact included in this Joint Proxy Statement including, without limitation, the statements under "Summary -- Pioneer," "Business of Pioneer -- Overview of the Pioneer Enterprise," "-- Management's Discussion and Analysis of Financial Condition and Results of Operations of Pioneer," "-- Management's Discussion and Analysis of Financial Condition and Results of Operations of Mesa" and "Business of Chauvco -- Management's Discussion and Analysis of Financial Condition and Results of Operations of Chauvco" are forward-looking statements. Although Pioneer and Chauvco believe their respective expectations are based on reasonable assumptions, no assurance can be given that actual results may not differ materially from those in the forward-looking statements. Important factors that could cause actual results to differ materially from the expectations of Pioneer and Chauvco include, among other things, the prices received or demand for oil and gas, the uncertainty of reserve estimates, operating hazards, competition and the effects of governmental and environmental regulation, conditions in the capital markets and equity markets, and the ability of Pioneer to achieve the goals described in "The Transaction -- Recommendation of Pioneer's Board of Directors; Reasons for the Transaction" and "-- Recommendation of Chauvco's Board of Directors; Reasons for the Transaction," as well as other factors discussed in this Joint Proxy Statement.

EXCHANGE RATIO DETERMINATION

     Stockholders of Pioneer and Chauvco should consider that the number of shares of Pioneer Common Stock or Exchangeable Shares to be received by Chauvco Shareholders and Chauvco Optionholders will be established by the Exchange Ratio that will depend upon the average per share market price of Pioneer Common Stock over a specified period prior to the Chauvco Meeting. As the average price increases between $33.50 and $39.01, the Exchange Ratio will decrease from
0.493827 to 0.451467. Alternatively, as the average price decreases between $39.01 and $33.50, the Exchange Ratio will increase from 0.451467 to 0.493827. However, if the average price falls below $33.50, the Exchange Ratio will cease to increase and Chauvco Shareholders and Chauvco Optionholders will not receive any additional consideration for their Chauvco Common Shares and Chauvco Options. If the average price rises above $39.01, the Exchange Ratio will cease to decrease and Chauvco Shareholders and Chauvco Optionholders will receive the benefit of such increase in price. See "The Transaction -- Transaction Mechanics and Description of Exchangeable Shares and Other Features -- The Arrangement."

EFFECT OF VOLATILE PRODUCT PRICES AND MARKETS

     The future financial condition and results of operations of Pioneer and Chauvco will depend upon the prices received for oil and natural gas production and NGLs and the costs of acquiring, finding, developing and producing reserves. Prices for oil, natural gas and NGLs are subject to fluctuations in response to relatively minor changes in supply, demand, market uncertainty and a variety of additional factors that are beyond the control of Pioneer and Chauvco. These factors include worldwide political instability (especially in the Middle East and other oil-producing regions), the foreign supply of oil and gas, the price of foreign imports, the level of consumer product demand, government regulations and taxes, the price and availability of alternative fuels and the overall economic environment. A substantial or extended decline in oil, gas or NGL prices would have a material adverse effect on Pioneer's or Chauvco's financial position, results of operations, quantities of oil and gas that may be economically produced and access to capital.

     The sale of oil and gas production of Pioneer and Chauvco depends upon a number of factors beyond their control, including market demand, as well as the availability and capacity of transportation and processing facilities. A substantial portion of Pioneer's and Chauvco's oil and a significant portion of their natural gas is transported through gathering systems and pipelines which are not owned by Pioneer or Chauvco. Transportation space on such gathering systems and pipelines is occasionally limited and at times unavailable due to repairs or improvements being made to such facilities or due to such space being utilized by other oil and gas shippers that may or may not have priority transportation agreements. Neither Pioneer nor Chauvco has experienced any material inability to market its proved reserves of oil or natural gas as a result of limited access to transportation space. If transportation space is materially restricted or is unavailable in the future, Pioneer's or Chauvco's ability to market its oil or natural gas could be impaired and cash flow from the affected properties could be reduced, which could have a material adverse effect on Pioneer's or Chauvco's financial condition or results of operations. See "Business of Pioneer -- Governmental Regulation" and "Business of Chauvco -- Governmental and Environmental Regulation."

     Oil, natural gas and NGL prices have historically been volatile and are likely to continue to be volatile in the future. Such volatility makes it difficult to estimate the value of producing properties for acquisition and to budget and project the financial return on exploration and development projects involving producing properties. In addition, unusually volatile prices often disrupt the market for oil and gas properties, as buyers and sellers have more difficulty agreeing on the purchase price of properties. In particular, from January 1, 1997 to September 25, 1997, the prices of crude oil have ranged from a high of $26.62 per Bbl to a low of $18.53 per Bbl and gas prices have ranged from a high of $3.64 per Mcf to a low of $1.78 per Mcf, in each case as the reported NYMEX Daily Prompt Month Closing Price.

     Both Pioneer and Chauvco engage in hedging activities with respect to portions of their respective projected oil and gas production through a variety of financial arrangements designed to protect against price declines, including swaps, collars and futures agreements, and Pioneer and Chauvco expect to continue to do so. To the extent that Pioneer or Chauvco engage in such activities, they may be prevented from realizing the benefits of price increases above the levels reflected in such hedges.

SUBSTANTIAL INDEBTEDNESS

     Upon consummation of the Transaction, Pioneer will have long-term indebtedness (including current maturities) of approximately $1.8 billion, consisting of an estimated $819 million in borrowings under an unsecured revolving bank credit facility (the "Pioneer Credit Facility"), $358 million attributable to senior notes and $577 million attributable to senior subordinated notes. Pioneer's level of indebtedness will have several important effects on its future operations, including that (i) a portion of Pioneer's cash flow from operations will be dedicated to the payment of interest on its indebtedness and will not be available for other purposes, (ii) the covenants contained in the Pioneer Credit Facility and in the indentures governing the senior subordinated notes will require Pioneer to meet certain financial tests and other restrictions, limit its ability to borrow additional funds, to grant liens, to dispose of assets, and to pay dividends, and will affect Pioneer's flexibility in planning for and reacting to changes in its business, including possible acquisition activities, and (iii) Pioneer's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired.

     Pioneer's ability to meet its debt service obligations and to reduce its total indebtedness will be dependent upon Pioneer's future performance, which will depend in part on oil and gas prices received, Pioneer's level of production and general economic conditions and financial, business and other factors affecting the operations of Pioneer, many of which are beyond its control. There can be no assurance that Pioneer's future performance will not be adversely affected by such changes in oil and gas prices and production, and by such economic conditions and financial, business and other factors.

     Consummation of the Transaction will result in a decrease in Pioneer's total indebtedness to book capitalization ratio although, in the future, it is anticipated that such indebtedness ratio will fluctuate. Pioneer may take several courses of action designed to reduce its total indebtedness in the future, including the sale of assets and other actions that Pioneer may deem appropriate. There can be no assurance that Pioneer will take these actions, that market conditions and other factors will permit Pioneer to take such actions, or that any of these actions will be successful if taken. See "Business of Pioneer -- Overview of the Pioneer Enterprise" and "-- Business
Description -- Financial Management."

RELIANCE ON ESTIMATES OF RESERVES AND FUTURE NET CASH FLOWS

     Information relating to Pioneer's and Chauvco's oil and gas reserves set forth in this Joint Proxy Statement is based upon engineering estimates. Reserve engineering is a subjective process of estimating the recovery from underground accumulations of oil and natural gas that cannot be measured in an exact manner, and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Estimates of economically recoverable oil and gas reserves and of future net cash flows necessarily depend upon a number of variable factors and assumptions, such as historical production from the area compared with production from other producing areas, the assumed effects of regulations by governmental agencies and assumptions concerning future oil and gas prices, future operating costs, severance and excise taxes, development costs and workover and remedial costs, all of which may in fact vary considerably from actual results. Because all reserve estimates are to some degree speculative, the quantities of oil and natural gas that are ultimately recovered, production and operation costs, the amount and timing of future development expenditures, and future oil and natural gas sales prices may all vary from those assumed in these estimates. Those variances may be material. In addition, different reserve engineers may make different estimates of reserve quantities and cash flows based upon the same available data.

     The present value of estimated future net cash flows should not be construed as the current market value of the estimated oil and gas reserves attributable to Pioneer's or Chauvco's properties. In accordance with applicable requirements of the SEC, the estimated discounted future net cash flows from proved reserves are generally based on prices and costs as of the date of the estimate, whereas actual future prices and costs may be materially higher or lower. Actual future net cash flows also will be affected by factors such as the amount and timing of actual production, supply and demand for oil and gas, curtailments or increases in consumption by gas purchasers and changes in governmental regulations or taxation. The timing of actual future net cash flows from reserves, and thus their actual present value, will be affected by the timing of both the production and the incurrence of expenses in connection with development and production of oil and gas properties. In addition, the 10% discount factor, which is required by the SEC to be used to calculate discounted future net cash flows for reporting purposes, is not necessarily the most appropriate discount factor based on interest rates in effect from time to time and risks associated with Pioneer's or Chauvco's business or the oil and gas industry in general.

REPLACEMENT OF RESERVES AND UNPROVED PROPERTIES

     Pioneer's and Chauvco's future success will depend on their ability to find, develop or acquire additional oil and gas reserves that are economically recoverable. The reserves of Pioneer and Chauvco will generally decline as reserves are depleted, except to the extent that Pioneer and Chauvco conduct successful exploration or development activities or acquire properties containing reserves, or both. There can be no assurance that Pioneer's or Chauvco's planned development and exploration projects and acquisition activities will result in significant additional reserves or that Pioneer and Chauvco will have success drilling productive wells at low finding and development costs. Furthermore, while Pioneer's and Chauvco's revenues may increase if prevailing oil and gas prices increase significantly, Pioneer's and Chauvco's finding costs for additional reserves could also increase.

     Upon consummation of the Transaction, Pioneer will have unproved property costs of over $900 million. U.S. GAAP requires periodic evaluation of these costs on a project-by-project basis in comparison to their estimated value. These evaluations will be affected by results of exploration activities, future sales or expiration of all or a portion of such projects. If the quantity of proved reserves determined by such evaluations are not sufficient to fully recover the cost invested in each project, Pioneer may be required to recognize significant non-cash charges in the earnings of future periods. There can be no assurance that economic reserves will be determined to exist for such projects.

DEPENDENCE ON KEY PERSONNEL

     Pioneer is dependent upon the efforts of Mr. Brumley and Mr. Sheffield, its Chairman of the Board and Chief Executive Officer, respectively. The loss of the services of either of such individuals or of one or more of the other members of Pioneer's senior management team could impede Pioneer's ability to achieve its goals. Pioneer currently maintains key-man insurance on Mr. Brumley and Mr. Sheffield.

OPERATING HAZARDS; LIMITED INSURANCE COVERAGE

     Pioneer's and Chauvco's operations are subject to hazards and risks inherent in drilling for and production and transportation of natural gas and oil, such as fires, natural disasters, explosions, encountering formations with abnormal pressures, blowouts, cratering, pipeline ruptures and spills, any of which can result in loss of hydrocarbons, environmental pollution, personal injury claims and other damage to the properties of Pioneer or Chauvco and others. These risks could result in substantial losses to Pioneer and Chauvco due to injury and loss of life, severe damage to and destruction of property and equipment, pollution and other environmental damage and suspension of operations. Moreover, Pioneer's Gulf of Mexico offshore operations will be subject to a variety of operating risks peculiar to the marine environment, such as hurricanes or other adverse weather conditions, to more extensive governmental regulation, including regulations that may, in certain circumstances, impose strict liability for pollution damage, and to interruption or termination of operations by governmental authorities based on environmental or other considerations.

     As protection against operating hazards, Pioneer and Chauvco have maintained insurance coverage against some, but not all, potential losses. Pioneer's and Chauvco's coverages include, but are not limited to, operator's extra expense, physical damage on certain assets, employer's liability, comprehensive general liability, automobile, workers' compensation and limited coverage for sudden environmental damages, but Pioneer and Chauvco do not believe that insurance coverage for environmental damages that occur over time is available at a reasonable cost. Moreover, Pioneer and Chauvco do not believe that insurance coverage for the full potential liability that could be caused by sudden environmental damages is available at a reasonable cost. Accordingly, each of Pioneer and Chauvco may be subject to liability or may lose substantial portions of its properties in the event of environmental damages. The occurrence of an event that is not fully covered by insurance could have an adverse effect on Pioneer's and Chauvco's financial condition and results of operations.

INTERNATIONAL OPERATIONS

     At present, Pioneer and Chauvco have operations currently being conducted in Argentina, Guatemala and Gabon. Pioneer may also commence operations in other countries. International operations are subject to political, economic and other uncertainties, including, among other things, risk of war, revolution, border disputes, expropriation, renegotiation or modification of existing contracts, import, export and transportation regulations and tariffs, taxation policies, including royalty and tax increases and retroactive tax claims, exchange controls, limits on allowable levels of production, currency fluctuations, labor disputes, and other uncertainties arising out of foreign government sovereignty over Pioneer's international operations. Certain regions of the world have a history of political and economic instability. Such instability could result in new governments or the adoption of new policies that might display a substantially more hostile attitude toward foreign investment. Furthermore, in the event of a dispute arising from international operations, Pioneer may be subject to the exclusive jurisdiction of foreign courts or may not be successful in subjecting foreign persons to the jurisdiction of courts in the United States.

EXCHANGE RATE FLUCTUATIONS

     Chauvco is exposed to foreign exchange risks since a portion of its expenditures are in Central African Francs ("CFA Francs"). The exchange rate between CFA Francs and U.S. dollars has varied substantially in the last five years. The CFA Franc was fixed to the French franc at CFA Franc 50; French franc 1 from 1948 until its devaluation by 50% on January 12, 1994. Parity is currently fixed at CFA Franc 100; French franc 1. In addition, Pioneer is exposed to foreign exchange risks since a portion of its expenditures are in Guatemala, and Pioneer will be exposed to foreign exchange risks in Argentina, Canada and any other foreign country in which it operates.

GOVERNMENTAL REGULATION

     General. Pioneer's and Chauvco's operations are affected from time to time in varying degrees by political developments and federal, provincial and state laws and regulations. In particular, oil and natural gas production, operations and economics are or have been affected by price controls, production controls, taxes, royalties and export and import regulations and other laws relating to the oil and natural gas industry, by changes in such laws and by changes in administrative regulations. Pioneer and Chauvco cannot predict how existing laws and regulations may be interpreted by enforcement agencies or court rulings, whether additional laws, regulations and other controls will be adopted, or the effect such changes may have on its business or financial condition.

     Environmental. Pioneer's and Chauvco's operations are subject to numerous laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection. These laws and regulations require the acquisition of a permit before drilling commences or before the construction of pipelines, plants and other facilities, restrict the types and locations of wells and facilities, quantities and concentration of various substances that can be released into the environment in connection with drilling and production activities, limit or prohibit drilling activities on certain lands lying within wilderness, wetlands and other protected areas, and impose substantial liabilities for pollution which might result from Pioneer's and Chauvco's operations and may require environmental assessment and public hearings before exploration or development projects may be initiated or significant changes may be made to existing facilities . Moreover, the recent trend toward stricter standards in environmental legislation and regulation is likely to continue. For instance, legislation has been proposed in the U.S. Congress from time to time that would reclassify certain crude oil and natural gas exploration and production wastes as "hazardous wastes" which would make the reclassified wastes subject to much more stringent handling, disposal and clean-up requirements. If such legislation were to be enacted it could have a significant impact on the operating costs of Pioneer, as well as the oil and gas industry in general. Initiatives to further regulate the disposal of crude oil and natural gas wastes pending in certain states or other jurisdictions could have a similar impact and Pioneer and Chauvco could incur substantial costs to comply with environmental laws and regulations. In addition to compliance costs and increased reporting requirements, government entities and other third parties may assert substantial liabilities, fines, or penalties against owners and operators of oil and gas properties for oil spills, discharge of hazardous materials, remediation, improper abandonment and clean-up costs and other environmental damages, including damages caused by previous property owners or cause the suspension or revocation of necessary licenses and authorizations. The imposition of any such liabilities, fines or penalties on Pioneer or Chauvco or such suspension or revocation could have a material adverse effect on Pioneer's or Chauvco's financial condition and results of operations.

     The Oil Pollution Act of 1990 imposes a variety of regulations on "responsible parties" related to the prevention of oil spills. The implementation of new, or the modification of existing, environmental laws or regulations, including regulations promulgated pursuant to the Oil Pollution Act of 1990, could have a material adverse effect on Pioneer. See "Business of Pioneer -- Environmental and Health Controls."

COMPETITION

     Pioneer and Chauvco operate in the highly competitive areas of natural gas and oil production, development and exploration. Pioneer and Chauvco also compete with companies for the acquisition of desirable natural gas and oil properties, as well as for the equipment and labor required to develop and operate such properties. Factors affecting Pioneer's and Chauvco's ability to compete in the marketplace include the availability of funds and information relating to a property, the standards established by Pioneer and Chauvco for the minimum projected return on investment, the availability of alternate fuel sources and the transportation of gas. Pioneer's and Chauvco's competitors include major integrated oil companies and a substantial number of independent energy companies, many of which may have substantially larger financial resources, staffs and facilities than Pioneer or Chauvco.

ANTI-TAKEOVER PROVISIONS

     Pioneer's Certificate of Incorporation, as amended and restated (the "Pioneer Restated Certificate"), (i) provides for staggered terms of office for directors; (ii) contains a "fair price" provision; (iii) prohibits stockholders from acting by written consent; (iv) prohibits stockholders from calling special meetings of stockholders; (v) requires certain procedures to be followed and time periods to be met for any stockholder to propose matters to be considered at annual meetings of stockholders, including nominating directors for election at those meetings; (vi) limits the ability of stockholders to interfere with the power of the Pioneer Board in other specified ways; (vii) requires supermajority votes to amend any of the preceding provisions; and (viii) authorizes the Pioneer Board to issue up to 100,000,000 shares of preferred stock without stockholder approval and to set the rights, preferences, and other designations, including voting rights, of those shares as the Pioneer Board may determine. See "Description of Capital Stock -- Pioneer Capital Stock -- Certain Provisions of the Certificate of Incorporation and Bylaws." These provisions, alone or in combination with each other, may discourage transactions involving actual or potential changes of control of Pioneer, including transactions that otherwise could involve payment of a premium over prevailing market prices to holders of Pioneer Common Stock. Pioneer is also subject to provisions of the DGCL that may make some business combinations more difficult. See "Description of Capital Stock -- Pioneer Capital Stock -- Delaware Anti-Takeover Statute."

RESTRICTIONS ON DIVIDENDS

     Dividends will be paid on Pioneer Common Stock only if, as and when declared by the Pioneer Board. Pioneer's ability to pay dividends may be limited by the terms of its credit facilities, debt indentures, and preferred stock. Pioneer intends to pay a $0.05 dividend semi-annually. No assurance can be given about the amount or timing of dividends, if any, that Pioneer may pay, about whether Pioneer will be permitted to pay dividends following the Transaction, or about the ability of Pioneer to obtain waivers or amendments of covenants limiting or prohibiting dividend payments. There is no current intention on the part of the Chauvco Board to pay any dividends on the Chauvco Common Shares.

POSSIBLE VOLATILITY OF STOCK PRICE

     Following the Transaction, the market price for Pioneer Common Stock may be highly volatile depending on various factors, including the general economy, stock market conditions, announcements by Pioneer, its competitors and fluctuations in Pioneer's overall operating results. In addition, the stock market historically has experienced volatility which has affected the market price of securities of many companies and which has sometimes been unrelated to the operating performance of such companies. The market price of the Pioneer Common Stock could also be subject to significant fluctuations in response to variations in quarterly results of operations, changes in earnings estimates by analysts, governmental regulatory action, general trends in the industry and overall market conditions, and other factors.

POSSIBLE PREFERENTIAL PURCHASE RIGHT

     In September 1997, Chauvco received a written notice from YPF S.A. ("YPF") that, in its view, consummation of the Transaction would permit YPF to exercise its preferential right under its agreements with Chauvco to purchase the Tierra del Fuego production concession located in Argentina. See "Business of
Chauvco -- Petroleum and Natural Gas Operations -- Description of
Properties -- Tierra del Fuego." Based upon legal advice, Chauvco and Pioneer do not believe that YPF's preferential purchase right will be triggered upon consummation of the Transaction, and Chauvco's legal counsel has so informed YPF. There can be no assurance, however, that YPF's position would not prevail in arbitration or litigation. YPF has not asserted its view of the value of the Tierra del Fuego production concession. If YPF were to prevail in arbitration or litigation, there is a high degree of risk that YPF will dispute Pioneer's allocation of purchase price to the Tierra del Fuego production concession. Pioneer's preliminary allocation of purchase price for the Tierra del Fuego
production concession is $     million.

                 REPORTING CURRENCIES AND ACCOUNTING PRINCIPLES

     The consolidated financial statements of, and the summaries of historical consolidated financial information concerning, Chauvco contained in this Joint Proxy Statement are reported in Canadian dollars and have been prepared in accordance with Canadian GAAP, which differs in certain material respects from U.S. GAAP. See Note 11 of Notes to Chauvco's Consolidated Financial Statements, which presents a reconciliation of such consolidated financial statements from Canadian GAAP to U.S. GAAP. The pro forma financial statements contained in this Joint Proxy Statement for Chauvco have been converted to U.S. dollars using the period end exchange rate for each balance sheet and the period end average exchange rate for each statement of operations. The historical exchange rates in effect for each period are displayed in the table below. In addition, certain adjustments to the pro forma financial statements of Chauvco have been made to conform such pro forma financial statements to U.S. GAAP.

     The consolidated financial statements and the pro forma financial statements of and the summaries of historical consolidated financial information concerning Pioneer and Mesa contained in this Joint Proxy Statement are reported in U.S. dollars and have been prepared in accordance with U.S. GAAP.

     IN THIS JOINT PROXY STATEMENT, UNLESS OTHERWISE INDICATED, ALL DOLLAR AMOUNTS ARE EXPRESSED IN U.S. DOLLARS.

                   EXCHANGE RATE OF CANADIAN AND U.S. DOLLARS

     The following table sets forth, for each period indicated, the average rate for one Canadian dollar expressed in U.S. dollars on the last day of each month during such period and the exchange rate at the end of such period, based upon the noon buying rate in New York City for cable transfers in Canadian dollars, as certified for customer purposes by the Federal Reserve Bank of New York (the "Noon Buying Rate"):

                                           SIX MONTH
                                            PERIOD
                                        ENDED JUNE 30,      TWELVE MONTH PERIOD ENDED DECEMBER 31,
                                        ---------------   ------------------------------------------
                                         1997     1996     1996     1995     1994     1993     1992
                                        ------   ------   ------   ------   ------   ------   ------
High..................................   .7487    .7391    .7513    .7527    .7632    .8046    .8757
Low...................................   .7146    .7235    .7235    .7023    .7103    .7439    .7761
Average...............................   .7269    .7310    .7330    .7307    .7302    .7733    .8242
Period end............................   .7241    .7322    .7301    .7323    .7128    .7544    .7865

     On September 25, 1997, the exchange rate for one Canadian dollar expressed in U.S. dollars based on the Noon Buying Rate was .7224.

     The following table sets forth, for each period indicated, the average exchange rate for one U.S. dollar expressed in Canadian dollars on the last date of each month during such period and the exchange rate at the end of such period, based upon the noon spot rate of the Bank of Canada (the "Noon Spot Rate"):

                                 SIX MONTH PERIOD
                                  ENDED JUNE 30,       TWELVE MONTH PERIOD ENDED DECEMBER 31,
                                 -----------------   ------------------------------------------
                                  1997      1996      1996     1995     1994     1993     1992
                                 -------   -------   ------   ------   ------   ------   ------
High...........................   1.3995    1.3860   1.3860   1.4235   1.4074   1.3399   1.2887
Low............................   1.3353    1.3525   1.3306   1.3282   1.3102   1.2423   1.1416
Average........................   1.3762    1.3677   1.3643   1.3686   1.3698   1.2936   1.2140
Period end.....................   1.3811    1.3651   1.3696   1.3652   1.4028   1.3240   1.2711

     On September 25, 1997, the Noon Spot Rate was one U.S. dollar equals 1.3840 Canadian dollars.

                         COMPARATIVE MARKET PRICE DATA

     The following table sets forth the high and low sales prices and trading volumes of the Pioneer Common Stock, traded under the symbol "PXD" on the NYSE, and of the Chauvco Common Shares, traded under the symbol "CHA" on the TSE, for the periods indicated. The quotations are as reported in published financial sources.

                                                       PIONEER                              CHAUVCO
                                          ----------------------------------   ----------------------------------
                                            HIGH       LOW                       HIGH       LOW
                                            NYSE       NYSE         VOLUME       TSE        TSE          VOLUME
                                            ----       ----       ----------     ----       ---        ----------
1995
  Quarter ended March 31 ..............     $22 7/8    $16 5/16   13,771,900     C$18 7/8   C$15 3/8    1,288,863
  Quarter ended June 30................      22 3/4     18 5/8     6,016,700       18         15 1/4    2,659,433
  Quarter ended September 30...........      23 1/4     17 3/8     8,065,200       15 5/8     11 1/8    3,458,631
  Quarter ended December 31............      22         17 1/2     6,089,600       12 1/2     11        1,356,169
1996
  Quarter ended March 31 ..............     $23 3/4    $19 3/8     8,257,800     C$13 1/2   C$11 5/8    2,439,175
  Quarter ended June 30................      27 7/8     22 3/4     9,044,200       12 3/4     10 1/2    8,222,241
  Quarter ended September 30...........      27 3/4     22 1/4     5,899,200       12          9 3/4    2,899,044
  Quarter ended December 31............      37 1/4     26 1/8    12,193,600       15 1/10    11 1/20   5,022,018
1997
  Quarter ended March 31...............     $37 5/8    $28 7/8     9,076,700     C$17       C$13 1/2    8,443,599
  Quarter ended June 30................      36 3/16    28 1/2    24,597,500       21 1/2     15 17/20  4,658,082
  Quarter ended September 30 (through
    September 26)......................      44 3/8     34 3/4    22,826,800       32 1/10    19 1/2   17,801,486

     On September 2, 1997, the last full trading day prior to the joint public announcement by Pioneer and Chauvco of the proposed Transaction, the last reported sales price on the NYSE of the Pioneer Common Stock was $41 3/4 and the high and low sales prices were $42 and $39 3/4, respectively. The last reported sales price of the Chauvco Common Shares on the TSE on the same day was C$21.50, and the high and low sales prices were C$21.50 and C$21.00, respectively. On
November   , 1997, the last reported sales price per share of the Pioneer Common
Stock was $          , and the last reported sales price of the Chauvco Common
Shares was C$          .

     On November   , 1997, there were   shares of Pioneer Common Stock
outstanding held of record by stockholders and        Chauvco Common Shares
outstanding held of record by        shareholders.

DIVIDEND POLICIES

     Pioneer intends to pay dividends of $0.05 per share of common stock semi-annually. Chauvco has not paid dividends on its capital stock.

                           COMPARATIVE PER SHARE DATA

     The following tables set forth certain historical per share data of Pioneer and Chauvco and per share data of an unaudited pro forma basis after giving effect to the Transaction. This data should be read in conjunction with the "Business of Pioneer -- Selected Historical Consolidated Financial Data of Pioneer," "Unaudited Pro Forma Combined Financial Statements" and the separate Consolidated Financial Statements of Pioneer and Chauvco and the notes thereto. The unaudited pro forma financial data are not necessarily indicative of the operating results that would have been achieved had the Transaction been in effect as of the beginning of the periods presented and should not be construed as representative of future operations.

                                          SIX MONTHS ENDED
                                              JUNE 30,                    YEAR ENDED DECEMBER 31,
                                          -----------------   -----------------------------------------------
                                           1997      1996      1996      1995      1994      1993      1992
                                          -------   -------   -------   -------   -------   -------   -------
PIONEER
Book value per common share.............  $ 15.83   $ 14.17   $ 15.12   $ 11.62   $ 14.58   $ 12.49   $ 10.84
Cash dividends per common share.........  $   .05   $   .05   $   .10   $   .10   $   .10   $   .10   $   .10
Income (loss) per common share before
  extraordinary item and cumulative
  effect of accounting change:
  Primary...............................  $   .74   $  2.66   $  3.92   $ (2.95)  $  (.47)  $  1.13   $  1.05
  Fully-Diluted.........................  $   .71   $  2.32   $  3.47   $ (2.95)  $  (.47)  $  1.13   $  1.05
CHAUVCO
  CANADIAN GAAP
  Book value per common share...........  C$ 8.63   C$ 7.87   C$ 8.23   C$ 7.51   C$ 6.32   C$ 5.66   C$ 5.03
  Cash dividends per common share.......       --        --        --        --        --
  Basic income per common share.........  C$  .40   C$  .35   C$  .71   C$  .54   C$  .65   C$  .64   C$  .53
  U.S. GAAP
  Book value per common share...........  C$ 8.03   C$ 7.17   C$ 7.59   C$ 6.78   C$ 5.34       (a)       (a)
  Cash dividends per common share.......       --                  --        --        --
  Income (loss) per common share........  C$  .44   C$  .40   C$  .85   C$  .71   C$  .55       (a)       (a)
PIONEER UNAUDITED PRO FORMA
Book value per common share.............  $ 27.52       N/A   $ 27.26       N/A       N/A       N/A       N/A
Cash dividends per common share.........      .05       N/A       .10       N/A       N/A       N/A       N/A
Income (loss) from continuing operations
  per common share......................  $  (.05)  $   N/A   $   .49   $   N/A   $   N/A   $   N/A   $   N/A
UNAUDITED PRO FORMA
  EQUIVALENT -- CHAUVCO
Book value per common share.............  C$17.16       N/A   C$16.86       N/A       N/A       N/A       N/A
Cash dividends per common share.........       --       N/A        --       N/A       N/A       N/A       N/A
Income (loss) per common share..........  C$ (.03)      N/A   C$  .30       N/A       N/A       N/A       N/A

---------------

(a) U.S. GAAP information for these periods is not available.

                                  THE MEETINGS

PIONEER

     Solicitation and Voting of Proxies. The accompanying proxy is solicited on behalf of the Pioneer Board for use at the Pioneer Meeting, to be held at
                         on December   , 1997 at        (Dallas time). Only
holders of record of Pioneer Common Stock at the close of business on the Pioneer Record Date will be entitled to vote at the Pioneer Meeting. At the
close of business on the Pioneer Record Date, there were           shares of
Pioneer Common Stock outstanding and entitled to vote. A majority of those shares, present in person or by proxy, will constitute a quorum for the transaction of business. Abstentions and broker non-votes will be considered to be represented for purposes of a quorum. This Joint Proxy Statement and the accompanying form of proxy were first mailed to Pioneer Stockholders on or about
November   , 1997.

     Revocation of Proxies. A Pioneer Stockholder who has given a proxy may revoke it at any time before it is exercised at the Pioneer Meeting by (i) delivering to the secretary of Pioneer (by any means, including facsimile) a written notice stating that the proxy is revoked, (ii) signing and so delivering a proxy bearing a later date or (iii) attending the Pioneer Meeting and voting in person (although attendance at the Pioneer Meeting will not, by itself, revoke a proxy).

     Expenses of Proxy Solicitation. The expenses of soliciting proxies to be voted at the Pioneer Meeting will be paid by Pioneer. Following the original mailing of the proxies and other soliciting materials, Pioneer and/or its agents also may solicit proxies by mail, telephone, facsimile or in person. Following the original mailing of the proxies and other soliciting materials, Pioneer will request brokers, custodians, nominees and other record holders of Pioneer Common Stock to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Pioneer Common Stock and to request authority for the exercise of proxies. In such cases, Pioneer, upon the request of the record holders, will reimburse such holders for their reasonable expenses. In addition, Pioneer has engaged D.F. King & Associates, Inc. to assist in the solicitation of proxies. Pioneer anticipates that it will incur total fees of approximately
$          , plus reimbursement of certain out-of-pocket expenses for this service.

     Voting of Proxies. Shares represented by all properly executed proxies received in time for the Pioneer Meeting will be voted at such meeting in the manner specified by the holders thereof. If no instructions are indicated, such proxies will be voted FOR approval of the Combination Agreement and the Transaction. A properly executed proxy marked "ABSTAIN," although counted for purposes of determining whether there is a quorum and for purposes of determining the aggregate voting power and number of shares represented and entitled to vote at the Pioneer Meeting, will not be voted. Accordingly, abstentions will have the same effect as a vote against the proposal. Shares represented by "broker non-votes" (i.e., shares held by brokers or nominees which are represented at a meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted for purposes of determining whether there is a quorum at the Pioneer Meeting, but will not be included for purposes of determining the aggregate voting power and number of shares represented at the Pioneer Meeting. Accordingly, "broker non-votes" will have no effect on the proposal to approve the Combination Agreement and the Transaction. It is not expected that any matter other than that referred to herein will be brought before the Pioneer Meeting. If, however, other matters are properly presented at any such meeting, the persons named as proxies will vote in accordance with their judgment with respect to such matters.

     If a quorum is not present at the Pioneer Meeting, the stockholders entitled to vote who are present or represented by proxy at such meeting have the power to adjourn the Pioneer Meeting from time to time without notice until a quorum is present. At any such adjourned meeting at which a quorum is present, any business may be transacted that may have been transacted at the Pioneer Meeting had a quorum originally been present; provided, that if the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. Proxies solicited by this Joint Proxy Statement may be used to vote in favor of any motion to adjourn the Pioneer Meeting. The persons named on the proxies intend to vote in favor of any motion to adjourn the Pioneer Meeting to a subsequent day if, prior to the

Pioneer Meeting, such person have not received sufficient proxies to approve the proposals described in this Joint Proxy Statement. If such a motion is approved but sufficient proxies are not received by the time set for the resumption of the Pioneer Meeting, this process will be repeated until sufficient proxies to vote in favor of the proposals to be presented to the stockholders at the Pioneer Meeting have been received or it appears that sufficient proxies will not be received.

     Voting Rights. Holders of Pioneer Common Stock are entitled to one vote for each share held as of the Pioneer Record Date. Approval by the Pioneer Stockholders of the Combination Agreement and the Transaction is required by the rules of the NYSE. Such approval under Pioneer's bylaws requires the affirmative vote of a majority of the outstanding shares of Pioneer Common Stock present and entitled to vote thereon at the Pioneer Meeting.

     Auditors. KPMG Peat Marwick LLP, certified public accountants, serve as the independent auditors of Pioneer. Representatives of KPMG Peat Marwick LLP plan to attend the Pioneer Meeting and will be available to answer questions. Its representatives will also have an opportunity to make a statement at the meeting if they so desire, although it is not expected that any statement will be made.

CHAUVCO

     Solicitation and Voting of Proxies. The accompanying proxy is solicited on behalf of the management of Chauvco for use at the Chauvco Meeting to be held at
                     on December   , 1997 at           (Calgary time). Only
holders of record of Chauvco Common Shares at the close of business on the Chauvco Record Date will be entitled to vote at the Chauvco Meeting, subject to the provisions of the ABCA regarding transfers of Chauvco Common Shares after the Chauvco Record Date. See the Chauvco Notice of Special Meeting of Shareholders accompanying this Joint Proxy Statement. At the close of business
on the Chauvco Record Date, there were        Chauvco Common Shares outstanding
and entitled to vote. A quorum of Chauvco Shareholders for the transaction of business at the Chauvco Meeting is not less than two shareholders present, either in person or by duly appointed proxy, holding or representing not less than 5% of the Chauvco Common Shares entitled to be voted at the Chauvco Meeting.

     To be effective, proxies must be received by Corporate Shareholder Services Inc. prior to the Chauvco Meeting or, if the Chauvco Meeting is adjourned or postponed before the time of the adjourned or postponed Meeting.

     Revocation of Proxies. Proxies given by Chauvco Shareholders for use at the Chauvco Meeting may be revoked at any time prior to their use. A Chauvco Shareholder giving a proxy may revoke the proxy (i) by instrument in writing executed by the Chauvco Shareholder or by his or her attorney authorized in writing, or, if the Chauvco Shareholder is a corporation, under its corporate seal by an officer or attorney thereof duly authorized indicating the capacity under which such officer or attorney is signing, and deposited either at the registered office of Chauvco (as set forth in this Joint Proxy Statement) at any time up to and including 4:00 p.m. (Calgary time) on the last business day preceding the day of the Chauvco Meeting, or any adjournment or postponement thereof, or with the chairman of the Chauvco Meeting on the day of such Chauvco Meeting or adjournment or postponement thereof, (ii) by a duly executed proxy bearing a later date or time than the date or time of the proxy being revoked,
(iii) by voting in person at the Chauvco Meeting (although attendance at the Chauvco Meeting will not in and of itself constitute a revocation of a proxy) or
(iv) in any other manner permitted by law.

     Expenses of Proxy Solicitation. The expenses of soliciting proxies to be voted at the Chauvco Meeting will be paid by Chauvco. Following the original mailing of the proxies and other soliciting materials, Chauvco and/or its agents also may solicit proxies by mail, telephone, facsimile or in person. Following the original mailing of the proxies and other soliciting materials, Chauvco will request brokers, custodians, nominees and other record holders of Chauvco Common Shares to forward copies of the proxy and other soliciting materials to persons for whom they hold Chauvco Common Shares and to request authority for the exercise of proxies. In such cases, Chauvco, upon the request of the record holders, will reimburse such holders for their reasonable expenses. In addition, Chauvco has engaged Corporate Shareholder Services Inc. to assist in the solicitation of proxies. Chauvco anticipates that it will incur total fees of
approximately $          , plus reimbursement of certain out-of-pocket expenses
for this service.

     Appointment of Proxy and Discretionary Authority. A CHAUVCO SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON (WHO NEED NOT BE A SHAREHOLDER OF CHAUVCO) OTHER THAN PERSONS DESIGNATED IN THE FORM OF PROXY ACCOMPANYING THIS JOINT PROXY STATEMENT, AS NOMINEE TO ATTEND AND ACT FOR AND ON BEHALF OF SUCH CHAUVCO SHAREHOLDER AT THE CHAUVCO MEETING AND MAY EXERCISE SUCH RIGHT BY INSERTING THE NAME OF SUCH PERSON IN THE BLANK SPACE PROVIDED ON THE FORM OF PROXY.

     The form of proxy accompanying this Joint Proxy Statement confers discretionary authority upon the proxy nominees with respect to amendments or variations to the matters identified in the accompanying notice of the Chauvco Meeting and other matters which may properly come before the Chauvco Meeting.

     The shares represented by proxies at the Chauvco Meeting will be voted in accordance with the instructions of the Chauvco Shareholder on any ballot that may be called for and, where the person whose proxy is solicited specifies a choice with respect to any matter to be voted upon, his or her shares shall be voted in accordance with the specifications so made.

     If a Chauvco Shareholder appoints a person designated by the management of Chauvco in the form of proxy as nominee and does not direct the management nominee to vote either for or against the matter or matters with respect to which an opportunity to specify how the Chauvco Common Shares registered in the name of such Chauvco Shareholder shall be voted, the proxy shall be voted FOR such matter or matters proposed in this Joint Proxy Statement.

     The management of Chauvco knows of no matters to come before the Chauvco Meeting other than the matters referred to in the accompanying notice of the Chauvco Meeting. However, if any other matters which are not now known to the management of Chauvco should properly come before the Chauvco Meeting, the shares represented by proxies in favor of management nominees will be voted on such matters in accordance with the best judgment of the proxy nominee.

     Voting Rights. Holders of Chauvco Common Shares are entitled to one vote for each share held. The Arrangement Resolution must be approved by the affirmative vote of not less than 66 2/3% of the votes cast by the holders of Chauvco Common Shares present (in person or by proxy) and entitled to vote at the Chauvco Meeting.

     Auditors. Price Waterhouse, chartered accountants, serve as the independent auditors of Chauvco. Representatives of Price Waterhouse plan to attend the Chauvco Meeting and will be available to answer questions. Its representatives will also have an opportunity to make a statement at the meeting if they so desire, although it is not expected that any statement will be made.

                                THE TRANSACTION

GENERAL

     Pioneer and Chauvco have entered into the Combination Agreement which relates to the acquisition by Pioneer of the Canadian and Argentine oil and gas businesses of Chauvco and the spinoff to Chauvco Shareholders and Chauvco Optionholders of Chauvco's Gabonese oil and gas operations and other international interests. Prior to consummation of the Transaction, Chauvco will distribute its 20% interest in the Alliance Pipeline Project. The Combination Agreement provides that, subject to the satisfaction of the conditions thereof, the Transaction will be effected. Pioneer has caused Pioneer Canada to be incorporated as an indirect wholly-owned subsidiary of Pioneer under the Company Act (British Columbia) (the "BCCA"). THE DESCRIPTIONS OF THE COMBINATION AGREEMENT AND THE ARRANGEMENT CONTAINED IN THIS JOINT PROXY STATEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE COMBINATION AGREEMENT AND THE PLAN OF ARRANGEMENT, COPIES OF WHICH ARE INCLUDED AS ANNEX C AND ANNEX E, RESPECTIVELY, TO THIS JOINT PROXY STATEMENT.

TRANSACTION MECHANICS AND DESCRIPTION OF EXCHANGEABLE SHARES AND OTHER FEATURES

     The Arrangement. Pursuant to the terms of the Plan of Arrangement, at the Effective Time, the following shall occur, in the following order:

     (a) Chauvco shall subscribe for that number of CRI Shares as is equal to
(i) the number of Chauvco Common Shares which are issued and outstanding three trading days prior to the Effective Date (the "Record Date"), (ii) plus that number of Chauvco Common Shares which all Chauvco Optionholders would otherwise be entitled to acquire on the exercise of their Chauvco Options on a fully vested basis on the Record Date, (iii) less that number of CRI Shares then held by Chauvco, and (iv) less that number of Chauvco Common Shares held by shareholders who have exercised their rights of dissent in accordance with the Plan of Arrangement and who are ultimately entitled to be paid the fair value for such shares. The subscription price for the CRI Shares shall be paid for in cash in the aggregate amount equal to $5,000,000 plus the fair market value on the Effective Date (as determined and adjusted in accordance with the Plan of Arrangement) of the Gabon Securities as defined in paragraph (b) below;

     (b) CRI shall purchase from CR International Limited, a wholly-owned subsidiary of Chauvco ("CR"), for cash in an aggregate amount equal to the fair market value thereof on the Effective Date (as determined and adjusted in accordance with the Plan of Arrangement), (i) all of the issued and outstanding securities of the Gabon Subsidiaries (as defined in the Plan of Arrangement),
(ii) 75% of the issued and outstanding securities of Westoil, and (iii) all of its rights under a loan in the amount of U.S. $909,421.60 made by CR to Olympic Marine Services International, Inc. (which owns the remaining 25% of the issued and outstanding securities of Westoil), any and all advances made by CR to Westoil, and any and all advances made by Chauvco (all of which shall have first been assigned by Chauvco to CR) to the Gabon Subsidiaries and Westoil (such securities in (b)(i), (ii) and (iii) collectively, the "Gabon Securities");

     (c) Chauvco shall transfer, assign and convey to CRI, in consideration for $1.00, all of Chauvco's right, title, benefit and interest in and to any and all trademarks (including registrations and applications therefor), trade names and the internet domain name "chauvco.com" owned by Chauvco as at the Effective Time, and certain other assets and property;

     (d) Pioneer Canada shall purchase from Chauvco all of the issued and outstanding CRI Shares in consideration of the payment by way of promissory note of Pioneer Canada to Chauvco in an amount equal to the subscription price paid for such CRI Shares by Chauvco under paragraph (a) above;

     (e) each of the outstanding Chauvco Options which has not been exercised prior to the Record Date will vest, if not already vested, and be transferred to Pioneer Canada in consideration for one (1) CRI Share and, in accordance with the election of each Chauvco Optionholder and the remainder of this paragraph
(e) and paragraph (f), a number of shares of Pioneer Common Stock determined in accordance with the Exchange Ratio in which event, in addition to transferring the Chauvco Options to Pioneer Canada, the Chauvco Optionholder will be required to make the Option Payment. As an alternative to making the Option Payment, Chauvco Optionholders will be entitled to elect to reduce the number of shares of Pioneer Common Stock to be received by the number obtained by dividing the Option Payment by the Pioneer Stock Price (converted into Canadian dollars using the Currency Exchange Rate). Each Chauvco Optionholder will receive only a whole number of shares of Pioneer Common Stock resulting from the transfer of his Chauvco Options. In lieu of fractional shares of Pioneer Common Stock, each Chauvco Optionholder who would otherwise be entitled to receive such fractional shares shall be paid by Pioneer Canada an amount determined in accordance with the Plan of Arrangement in full satisfaction of such fractional entitlement;

     (f) a Chauvco Optionholder electing to make the Option Payment and receive the applicable number of shares of Pioneer Common Stock under paragraph (e) above must have given effect to the election by depositing with Montreal Trust Company of Canada (the "Depositary"), prior to the Election Deadline (as defined below), a duly completed Option Letter of Transmittal and Election Form indicating such holder's election and by agreeing to pay the Option Payment to the Depositary as agent for Pioneer Canada. Coincident with the receipt of the CRI Shares and shares of Pioneer Common Stock, such Chauvco Optionholder shall pay the Option Payment to the Depositary as agent for Pioneer Canada less any amounts receivable by such Chauvco Optionholder in connection with fractional entitlements under the Plan of

Arrangement. In the event that a Chauvco Optionholder who has elected to make the Option Payment fails to make the Option Payment on or before the delivery of the securities to the Chauvco Optionholder, the Depositary shall be entitled to sell all or any portion of the shares of Pioneer Common Stock held on behalf of such Chauvco Optionholder to satisfy the Option Payment and remit the same to Pioneer Canada. In the event that a Chauvco Optionholder has failed to validly make an election in the Option Letter of Transmittal and Election Form pursuant to this paragraph, such Chauvco Optionholder shall be deemed to have elected the option to receive the reduced number of shares of Pioneer Common Stock by not making the Option Payment;

     (g) each of the outstanding Chauvco Common Shares will be transferred to Pioneer Canada in consideration for one (1) CRI Share and, at the election of the holders of the Chauvco Common Shares:

          (i) a number of shares of Pioneer Common Stock determined in accordance with the Exchange Ratio. Each such holder of Chauvco Common Shares will receive only a whole number of shares of Pioneer Common Stock resulting from the transfer of such holder's Chauvco Common Shares to Pioneer Canada. In lieu of fractional shares of Pioneer Common Stock, each holder of a Chauvco Common Share who otherwise would be entitled to receive such fractional share shall be paid by Pioneer Canada an amount determined in accordance with the Plan of Arrangement in full satisfaction of such fractional entitlement; or

          (ii) a number of shares of Exchangeable Shares determined in accordance with the Exchange Ratio. Each such holder of Chauvco Common Shares will receive only a whole number of Exchangeable Shares resulting from the transfer of such holder's Chauvco Common Shares to Pioneer Canada. In lieu of fractional Exchangeable Shares, each holder of a Chauvco Common Share who otherwise would be entitled to receive such fractional share shall be paid by Pioneer Canada an amount determined in accordance with the Plan of Arrangement in full satisfaction of such fractional entitlement;

provided that, such holders shall be entitled to elect to receive a combination of shares of Pioneer Common Stock and Exchangeable Shares on the transfer of their Chauvco Common Shares;

     (h) a holder of Chauvco Common Shares must have given effect to the election in paragraph (g) above by depositing with the Depositary, prior to the date that is two days prior to the Chauvco Meeting (the "Election Deadline"), a duly completed Letter of Transmittal and Election Form. In the event that a holder of Chauvco Common Shares has failed to validly make an election under paragraph (g) in the Letter of Transmittal and Election Form pursuant to this paragraph, such holder shall be deemed to have elected the option under paragraph (g)(i). Notwithstanding any provision to the contrary, holders of Chauvco Common Shares who are not residents of Canada for the purposes of the Canadian Tax Act will not be entitled to receive Exchangeable Shares under paragraph (g)(ii). Each holder of Chauvco Common Shares who, prior to the Election Deadline, returns to Chauvco a duly completed Letter of Transmittal and Election Form (containing a declaration of residency status) shall be treated as a resident shareholder or non-resident shareholder, as applicable, in accordance with his declaration. Any holder of Chauvco Common Shares who does not complete such declaration by the Election Deadline and who has an address on the register of holders of Chauvco Common Shares which is outside of Canada shall be deemed to be a non-resident shareholder;

     (i) upon the transfer of shares referred to in paragraph (g) above: (i) each holder of a Chauvco Common Share shall cease to be such a holder, shall have his name removed from the register of holders of Chauvco Common Shares and shall become a holder of the number of fully paid CRI Shares and Exchangeable Shares and/or shares of Pioneer Common Stock to which he is entitled as a result of the transfer of shares referred to in paragraph (g) and such holder's name shall be added to the register of holders of such securities accordingly; and
(ii) Pioneer Canada shall become the legal and beneficial owner of all of the Chauvco Common Shares so transferred;

     (j) holders of Chauvco Common Shares who are residents of Canada for the purposes of the Canadian Tax Act and who have elected to receive Exchangeable Shares under paragraph (g)(ii) shall be entitled to make an income tax election pursuant to subsection 85(1) of the Canadian Tax Act with respect to the transfer of their Chauvco Common Shares to Pioneer Canada by providing two signed copies of the necessary election forms to Pioneer Canada within 90 days following the Effective Date, duly completed with the details of the number of shares transferred and the applicable agreed amounts for the purposes of such election.

Thereafter, subject to the election forms complying with the provisions of the Canadian Tax Act, the forms will be signed by Pioneer Canada and returned to such holders of Chauvco Common Shares for filing with Revenue Canada, Customs, Excise and Taxation; and

     (k) Pioneer Canada shall be continued as a corporation under the ABCA.

     Pursuant to the Arrangement, the Exchange Ratio means in respect of Exchangeable Shares or Pioneer Common Stock to be delivered upon the transfer of Chauvco Common Shares or Chauvco Options to Pioneer Canada, a ratio of the number of Exchangeable Shares or shares of Pioneer Common Stock per Chauvco Common Share or Chauvco Option equal to:

     (a) if the Pioneer Stock Price is less than $33.50, .493827;

     (b) if the Pioneer Stock Price is at least $33.50 but less than $39.01,

              .493827 - ((Pioneer Stock Price - 33.50) X .042360)
                                      5.51
     and

     (c) if the Pioneer Stock Price is equal to or greater than $39.01, .451467.

     The Exchange Ratio as so determined in each case shall be rounded to six decimal places. The Pioneer Stock Price shall mean the average closing sales price, regular way, per share of the Pioneer Common Stock on the NYSE as reported in the Wall Street Journal over the 10 consecutive trading days ending on the third day next preceding the date of the Chauvco Meeting. Notwithstanding the foregoing, if the Exchange Ratio is above .465116, Pioneer may elect to cause Pioneer Canada to deliver, in lieu of Exchangeable Shares and shares of Pioneer Common Stock, a number of Exchangeable Shares or shares of Pioneer Common Stock for each Chauvco Common Share or Chauvco Option based on the Exchange Ratio as set forth above equal to .465116 and an amount in cash (in Canadian dollars) per Chauvco Common Share or Chauvco Option equal to the product of (x) the Pioneer Stock Price multiplied by the noon spot rate of exchange of U.S. dollars to Canadian dollars announced by the Bank of Canada on the day preceding the date of calculation (the "Currency Exchange Rate") and (y) Exchange Ratio -- .465116 (the "Cash Payment").

     Chauvco determined that the fair market value of the Gabon Securities to Chauvco on September 3, 1997 was approximately $47.9 million relying on (i) the bidding process in connection with the sale of Chauvco, (ii) the reserve and evaluation reports prepared by Chauvco's independent engineers, (iii) the review and recommendation of Chauvco's senior management which established a range of values at various discount factors and an assessment of the exploration and development potential of the applicable properties, and (iv) an independent appraisal obtained to confirm and support the allocation to the CRI Shares of a portion of the consideration received by the Chauvco Shareholders. The fair market value of the Gabon Securities to Chauvco on the Effective Date shall be revalued and determined by Chauvco using consistent principles. Notwithstanding the determination of the fair market value of the Gabon Securities to Chauvco on the Effective Date pursuant to the foregoing, unless Chauvco and Pioneer otherwise agree, the Combination Agreement provides that the amount which will be payable by CRI for the Gabon Securities may not exceed $100 million.

     As a result, immediately following the Effective Time, Chauvco will be wholly-owned by Pioneer Canada and former holders of Chauvco Common Shares and Chauvco Options will hold shares of Pioneer Common Stock and Exchangeable Shares, or a combination thereof, and CRI Shares.

     As noted above, at the Effective Time, each Chauvco Common Share and Chauvco Option will automatically be transferred to Pioneer Canada for the applicable consideration. Enclosed with copies of this Joint Proxy Statement delivered to the registered holders of Chauvco Common Shares and to the Chauvco Optionholders are the Letter of Transmittal and Election Form or Option Letter of Transmittal and Election Form, which when duly completed and returned together with all required share certificates and payments will enable the holder to receive the consideration to which such holder is entitled. See
"-- Procedures for Exchange by Chauvco Shareholders and Chauvco Optionholders."

     The Exchangeable Shares are subject to adjustment or modification in the event of a stock split or other changes to the capital structure of Pioneer so as to maintain the initial one-to-one ratio between the Exchangeable Shares and Pioneer Common Stock.

     Exchange and Call Right. Holders of the Exchangeable Shares will be entitled at any time following the Effective Time to retract (i.e., require Pioneer Canada to redeem) any or all such Exchangeable Shares owned by them and to receive an equivalent number of shares of Pioneer Common Stock plus an additional amount equivalent to all declared and unpaid dividends on such Exchangeable Shares. Holders of the Exchangeable Shares may effect such retraction by presenting a certificate or certificates to Pioneer Canada or its transfer agent representing the number of Exchangeable Shares the holder desires to retract together with a duly executed statement in the form of Exhibit A to the Exchangeable Share Provisions or in such other form as may be acceptable to Pioneer Canada (the "Retraction Request") specifying the number of Exchangeable Shares the holder wishes to retract and the date upon which the holder desires to receive the Pioneer Common Stock, which must be between three and 10 business days after the request is received by Pioneer Canada (the "Retraction Date"), and such other documents as may be required to effect the retraction of the Exchangeable Shares.

     Upon receipt of the Exchangeable Shares, the Retraction Request and other required documentation from the holder thereof, Pioneer Canada must immediately notify Pioneer of such Retraction Request. Pioneer will thereafter have two business days in which to exercise a call right (the "Retraction Call Right") to purchase all of the Exchangeable Shares submitted by the holder thereof by the delivery of an equivalent number of shares of Pioneer Common Stock plus an additional amount equivalent to the full amount of all declared and unpaid dividends on the Exchangeable Shares to the transfer agent for delivery to such holder on the Retraction Date. In the event Pioneer determines not to exercise its Retraction Call Right and provided that the Retraction Request is not revoked in accordance with the Exchangeable Share Provisions, Pioneer Canada is obligated to deliver to the holder the number of shares of Pioneer Common Stock equal to the number of Exchangeable Shares submitted by the holder for retraction and payment of an additional amount equivalent to the full amount of all declared and unpaid dividends on such Exchangeable Shares by the Retraction Date.

     Subject to applicable law and the Redemption Call Rights of Pioneer described below, on the Automatic Redemption Date (which will be on the fifth anniversary date of the first issuance of Exchangeable Shares or, in certain cases at the option of Pioneer, after the third anniversary of such issuance), Pioneer Canada must redeem all but not less than all of the then outstanding Exchangeable Shares in exchange for an equal number of shares of Pioneer Common Stock, plus an additional amount equivalent to the full amount of all declared and unpaid dividends on such Exchangeable Shares. Notwithstanding any proposed redemption of the Exchangeable Shares of Pioneer Canada, Pioneer will have the overriding right to purchase on the Automatic Redemption Date all but not less than all of the then outstanding Exchangeable Shares in exchange for one share of Pioneer Common Stock for each such Exchangeable Share, plus an additional amount equivalent to the full amount of all declared and unpaid dividends on such Exchangeable Share. Pioneer Canada shall, at least 120 days before the Automatic Redemption Date, provide the registered holders of Exchangeable Shares with written notice of the proposed redemption or purchase of the Exchangeable Shares by Pioneer Canada or Pioneer, as the case may be. For a more detailed description of the Exchange Rights and the Call Rights (each as defined herein) in connection with the Exchangeable Shares, see "Description of Capital Stock
-- Pioneer Canada Share Capital -- Exchangeable Shares of Pioneer Canada,"
"-- Voting and Exchange Trust Agreement -- Exchange Rights" and "-- Call
Rights."

     Effect of Call Right Exercise. If Pioneer exercises one or more of its Call Rights, it will directly issue shares of Pioneer Common Stock to holders of Exchangeable Shares and will become the holder of such Exchangeable Shares. Pioneer will not be entitled to exercise any voting rights attached to the Exchangeable Shares it so acquires. If Pioneer declines to exercise its Call Rights when applicable, it will be required, pursuant to the Support Agreement, to issue Pioneer Common Stock to Pioneer Canada which will, in turn, transfer such stock to the holders of Exchangeable Shares in consideration for the return and cancellation of such Exchangeable Shares. The tax consequences resulting from Pioneer's exercise of one or more of the Call Rights are discussed in "Income Tax Considerations to Chauvco Shareholders and Chauvco Optionholders --

Canadian Federal Income Tax Considerations," which includes a discussion on deemed dividends and Part VI.1 tax.

     Voting, Dividend and Liquidation Rights of Holders of Exchangeable
Shares. On the Effective Date, Pioneer, Pioneer Canada and Montreal Trust Company of Canada (the "Trustee") will enter into the Voting and Exchange Trust Agreement in the form attached hereto as Annex I. Pursuant to the terms of the Voting and Exchange Trust Agreement, Pioneer will on the Effective Date deposit with the Trustee the one share of Pioneer Special Voting Stock, par value $0.01 per share, to be issued by Pioneer and deposited with the Trustee pursuant to the Voting and Exchange Trust Agreement (the "Voting Share"), which will entitle the Trustee to a number of votes equal to the number of Exchangeable Shares outstanding from time to time that are not held by Pioneer or entities controlled by Pioneer. With respect to any matter as to which holders of shares of Pioneer Common Stock are entitled to vote, each holder of an Exchangeable Share will have the right to instruct the Trustee as to the manner of voting for one of the votes comprising the Voting Share for each Exchangeable Share owned by such holder (the "Voting Rights"). See "Description of Capital Stock -- Voting and Exchange Trust Agreement -- Voting Rights."

     Upon the occurrence of a Pioneer Canada Insolvency Event (as defined herein), holders of the Exchangeable Shares will have preferential rights to receive from Pioneer one share of Pioneer Common Stock for each Exchangeable Share they hold, plus an additional amount equivalent to the full amount of any declared and unpaid dividends on each such Exchangeable Share. In the event of a proposed Pioneer Canada Insolvency Event, Pioneer will have the right to purchase all of the outstanding Exchangeable Shares from the holders thereof at the effective time of any such liquidation, dissolution, or winding up in exchange for one share of Pioneer Common Stock for each such Exchangeable Share, plus an additional amount equivalent to the full amount of all declared and unpaid dividends on such Exchangeable Share.

     Upon the occurrence of a Pioneer Liquidation Event (as defined herein), in order for the holders of the Exchangeable Shares to participate on a pro rata basis with the holders of Pioneer Common Stock, each holder of Exchangeable Shares will automatically receive in exchange therefor an equivalent number of shares of Pioneer Common Stock, plus an additional amount equivalent to the full amount of any declared and unpaid dividends on such Exchangeable Shares. For a more detailed description of the Exchange Rights and the Call Rights in connection with the Exchangeable Shares, see "Description of Capital
Stock -- Voting and Exchange Trust Agreement."

     Support Agreement. On the Effective Date, Pioneer and Pioneer Canada will enter into a support agreement (the "Support Agreement") in the form attached hereto as Annex H, whereby Pioneer will make certain covenants to Pioneer Canada regarding the Exchangeable Shares. In the Support Agreement, Pioneer will covenant as follows: (i) Pioneer will not declare or pay dividends on the Pioneer Common Stock unless Pioneer Canada is able to and simultaneously pays an equivalent dividend on the Exchangeable Shares; (ii) Pioneer will cause Pioneer Canada to declare and pay an equivalent dividend on the Exchangeable Shares simultaneously with Pioneer's declaration and payment of dividends on the Pioneer Common Stock; (iii) Pioneer will advise Pioneer Canada in advance of the declaration of any dividend on the Pioneer Common Stock and ensure that the declaration date, record date and payment date for dividends on the Exchangeable Shares are the same as that for the Pioneer Common Stock; (iv) Pioneer will take all actions and do all necessary things to ensure that Pioneer Canada is able to pay to the holders of the Exchangeable Shares the equivalent number of shares of Pioneer Common Stock in the event of a liquidation, dissolution or winding-up of Pioneer Canada, delivery of a Retraction Request by a holder of Exchangeable Shares, or a redemption of Exchangeable Shares by Pioneer Canada; and (v) Pioneer will not vote or otherwise take any action or omit to take any action causing the liquidation, dissolution or winding-up of Pioneer Canada.

     In order for Pioneer to perform in accordance with the Support Agreement, Pioneer Canada must notify Pioneer of the occurrence of certain events, such as the liquidation, dissolution or winding-up of Pioneer Canada and Pioneer Canada's receipt of a Retraction Request from a holder of Exchangeable Shares. See "Description of Capital Stock -- Support Agreement."

THE COMBINATION AGREEMENT

     Representations, Warranties and Covenants. The Combination Agreement contains certain customary representations and warranties of each of Chauvco and Pioneer relating to, among other things, their respective organization, capital structures, qualification, operations, financial condition, compliance with necessary regulatory or governmental authorities and other matters, including their authority to enter into the Combination Agreement and to consummate the Transaction. Pursuant to the Combination Agreement, each party has covenanted that, until the earlier of the termination of the Combination Agreement or the Effective Time, it will maintain its business, it will not take certain actions outside the ordinary course without the other's consent and it will use its commercially reasonable efforts to consummate the Transaction. The parties have also agreed to advise each other of material changes and to provide the other with interim financial information. Further, the parties have agreed to apply for and use their commercially reasonable efforts to obtain all regulatory and other consents and approvals required for the consummation of the Transaction, to use their commercially reasonable efforts to effect the Transaction, including the preparation and mailing of this Joint Proxy Statement, and to provide the other party and their respective counsel with such information as they may reasonably request. Pioneer agreed that all rights to indemnification under the ABCA and under the charter documents and bylaws of Chauvco and its subsidiaries for directors and officers of Chauvco will survive the Arrangement and remain in full force and effect. Pioneer agreed to use its commercially reasonable best efforts to cause the Exchangeable Shares to be listed on the TSE as of the Effective Date. Chauvco has agreed to take such action as may be necessary so that the Chauvco shareholder rights plan shall be waived immediately prior to the Effective Time and not apply to the transactions contemplated herein. Chauvco shall utilize its best efforts to keep the Chauvco shareholder rights plan in full force and effect unamended until such waiver.

     The Combination Agreement also provides that, unless and until the agreement is terminated in accordance with the provisions thereof, Chauvco will not (and it shall cause its directors, representatives, agents or affiliates not to) take or cause to take (or cause any Chauvco subsidiaries to take), directly or indirectly, any of the following actions with a party other than Pioneer and its designees: (i) solicit, encourage, initiate or participate in any negotiations, inquiries or discussions with respect to any offer or proposal to acquire in any manner, directly or indirectly, all or a significant part of the business or assets of Chauvco or more than 25% of the voting power of the Chauvco Common Shares (each of the foregoing, an "Acquisition Transaction");
(ii) furnish or provide any information with respect to, or otherwise take any action that facilitates, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to any inquiry, offer or proposal for, an Acquisition Transaction; (iii) enter into or execute any agreement or arrangement relating to an Acquisition Transaction; or (iv) make or authorize any public statement, recommendation or solicitation with respect to any Acquisition Transaction or any offer or proposal relating to an Acquisition Transaction. Notwithstanding the foregoing agreements of Chauvco, prior to the approval of the Combination Agreement and the Arrangement by the holders of Chauvco Common Shares at the Chauvco Meeting, the Combination Agreement does not prevent the Chauvco Board from: (i) engaging in discussions or negotiations with (but not soliciting or initiating such discussions or negotiations or encouraging inquiries from) a party concerning an unsolicited Acquisition Transaction; or (ii) providing non-public information in connection with an unsolicited Acquisition Transaction that has previously been provided to Pioneer, in each case if the Chauvco Board first determines that such action is required by reason of the fiduciary duties of the members of the Chauvco Board to Chauvco or to the Chauvco Shareholders under applicable law and that such unsolicited Acquisition Transaction involves consideration superior to the consideration provided for in the Combination Agreement, provided that Chauvco first notifies Pioneer of the determination by the board of directors of Chauvco and further notifies that it is furnishing information to or entering into discussions or negotiations with a party and keeps Pioneer informed of the status (including all terms and conditions thereof but not the identity of such person or entity) of such discussions or negotiations. In no event may the Chauvco Board or any committee thereof withdraw or modify, or propose to withdraw or modify, in a manner adverse to Pioneer, the approval and recommendation by such board of directors or such committee of the Combination Agreement, the Plan of Arrangement or the Arrangement, or approve or recommend, or propose to approve or recommend, any Acquisition Transaction except in the case of a Superior Proposal. A "Superior Proposal" means a bona fide written offer for an Acquisition Transaction to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the shares and/or voting power of the Chauvco Common Shares then outstanding or all or substantially all the assets of Chauvco, and is otherwise on terms which the Chauvco Board determines to be more favorable to Chauvco than the Arrangement for which financing is committed or in the judgment of the Chauvco Board is reasonably capable of being financed by such third party and for which such proposed transaction is reasonably likely to be consummated without undue delay.

     Disposition of Chauvco's Interest in Gabon and other International
Assets. The Combination Agreement provides that, in connection with the transactions leading to the distribution of the CRI Shares in accordance with the Arrangement, the purchase and sale agreement between CR and CRI with respect to the transfer of CR's interest in the Gabon Securities to CRI shall be in a form mutually acceptable to Chauvco and Pioneer Canada and shall provide that:
(i) CRI will assume and be responsible for and will indemnify, defend and hold CR, Chauvco and Pioneer Canada harmless from and against any liabilities that CR, Chauvco or Pioneer Canada may be or become subject to if any taxing authority challenges the value placed on the Gabon Securities or the corresponding value of the CRI Shares transferred to the Chauvco Shareholders and Chauvco Optionholders; (ii) CRI will assume all liabilities with respect to the underlying operations of the Gabon Subsidiaries being purchased; (iii) CRI will assume and be responsible for and will indemnify, defend and hold CR, Chauvco and Pioneer Canada harmless from and against any liabilities that CR, Chauvco and Pioneer Canada may be or become subject to which relate to the assets, business, operations, debts or liabilities of CR and Chauvco which are being purchased by CRI and with respect to the transactions contemplated in respect thereof (provided that with respect to tax matters, the extent of the indemnity shall be limited to that set out in (i)); (iv) CR and Chauvco will assume and be responsible for and will indemnify, defend and hold CRI harmless from and against any liabilities CRI may be or become subject to which relate to the assets, business, operations, debts or liabilities of CR and Chauvco which are not being purchased by CRI; (v) Chauvco, subject to confidentiality provisions, will retain copies of the books and records of such companies; (vi) the Chauvco name shall not be used in connection with, and CRI shall not engage in, any oil and gas operations in the western Canadian sedimentary basin for a period of one (1) year from the Effective Date; and (vii) CRI will use its best efforts to have Chauvco released from any and all guarantees Chauvco has given to the Gabonese Government. In addition, Chauvco will provide an additional C$13.5 million of funding into the Gabon Subsidiaries through CR between September 3, 1997 and the Effective Date which shall remain in the Gabon Subsidiaries for their operations and shall not be repaid to CR except to the extent that the same may be reflected in the determination of the fair market value of the Gabon Securities on the Effective Date.

     Disposition of Chauvco's Interest in Alliance Pipeline Project. The Alliance pipeline project (the "Alliance Pipeline Project" or "Alliance") involves the design, construction and operation of a mainline natural gas pipeline from northwestern Alberta and northwestern British Columbia to several delivery points near Chicago, Illinois. In addition, the Alliance Pipeline Project includes the construction and operation of lateral pipelines and related facilities in Alberta and British Columbia and the construction and operation of a plant to be located in Illinois which will be capable of extracting liquids.

     The Combination Agreement provides that, on or prior to the Effective Time, Chauvco shall enter into a transaction causing all of its rights and assets relating to the Alliance Pipeline Project to be distributed to or through an entity for a cash payment to Chauvco of C$13.5 million (plus any amounts funded by Chauvco after September 3, 1997 for regular capital needs and commitments). Chauvco currently anticipates that it will convey its approximate 20% interest in the Alliance Pipeline Project prior to the Effective Time to various entities owned directly or indirectly by a limited partnership formed under the laws of the Province of Alberta (the "Partnership"). Chauvco shall be entitled to provide funding and commitments in respect of the regular capital funding and commitments of the Alliance Pipeline Project up to Closing provided that such funding shall be repaid, and such commitments shall be assumed, by the new Alliance entity on or before the Effective Time. Chauvco shall not be entitled to commit to provide any additional funding to the Alliance Pipeline Project other than in respect of such regularly scheduled capital commitments (and shall notify Pioneer as and when such funding or commitments are provided) and, in particular, Chauvco shall not be entitled to commit to the approximate $260 million equity financing commitment due in October, 1997. The purchase and sale agreement between the new Alliance entity and Chauvco with respect to the transfer of Chauvco's interest in the Alliance Pipeline Project to the new Alliance entity will be in a form mutually acceptable to Chauvco and Pioneer and provide that (i) the new Alliance entity will assume and be responsible for and will indemnify, defend and hold harmless Chauvco from and against any liabilities, including any tax liabilities, Chauvco may be or become subject to which relate in any manner whatever to the transfer of Chauvco's interest in the Alliance Pipeline Project to the new Alliance entity and with respect to the transactions contemplated in connection therewith, (ii) Chauvco will assume and be responsible for and will indemnify, defend and hold harmless the new Alliance entity from and against any liabilities the new Alliance entity may be or become subject to which relate to the assets, business, debts and liabilities of Chauvco unrelated to the Alliance Pipeline Project, and (iii) Chauvco, subject to confidentiality provisions, will retain copies of the books and records relating to Chauvco's interest in the Alliance Pipeline Project.

     Chauvco intends to issue rights ("Chauvco Rights") to the Chauvco Shareholders of record and resident in Canada on a date to be determined. One Chauvco Right will be issued for each Chauvco Common Share. One Chauvco Right and payment of the exercise price will entitle a Chauvco Shareholder to receive one unit of the Partnership. The proceeds from the rights offering will be used by Chauvco to acquire units of the Partnership which Chauvco will contemporaneously distribute to those Chauvco Shareholders who have exercised their Chauvco Rights. The Partnership will use the proceeds from the issuance of the units to purchase Chauvco's interest in the Alliance Pipeline Project and to meet its future capital commitments to the Alliance Pipeline Project. Chauvco Shareholders who fully exercise their Chauvco Rights will be entitled to subscribe, on a pro rata basis, for additional units available as a result of Chauvco Rights not being exercised. Chauvco Shareholders who are not resident of Canada will not be entitled to participate in the rights offering. The Chauvco Rights otherwise issuable to such shareholders will be sold by a trustee and the sales proceeds (less applicable brokerage fees and withholding taxes) will be paid to non-resident shareholders. Arrangements will be made to provide Chauvco Optionholders with the ability to acquire units of the Partnership.

     The Partnership may sell special warrants ("Special Warrants") to certain investors which may include Chauvco Shareholders prior to the closing of the rights offering. The Special Warrants will entitle the holders thereof to acquire units of the Partnership for no additional consideration on the basis of one unit for each Special Warrant. The number of units which Chauvco Shareholders who purchase Special Warrants will be entitled to receive upon the exercise of the Special Warrants will be equal to the number of units that such Chauvco Shareholders would have been entitled to receive had they exercised their initial Chauvco Rights under the rights offering. The Chauvco Shareholders who purchase Special Warrants will agree not to exercise or sell the Chauvco Rights which they will receive under the rights offering, but will be entitled to subscribe for additional units of the Partnership that are not subscribed for by other Chauvco Shareholders on the same basis as the remaining Chauvco Shareholders.

     Chauvco and the Partnership have filed a preliminary prospectus with Canadian securities commissions to qualify the Chauvco Rights and the units of the Partnership issuable upon the exercise of the Chauvco Rights and the Special Warrants. A final prospectus will be mailed to Chauvco Shareholders prior to the Chauvco Meeting.

     Conditions to Closing. The Combination Agreement provides that the respective obligations of each party to complete the Transaction are subject to a number of conditions, including the following material conditions: (a) the Arrangement shall have been approved and adopted by the required vote of the holders of Chauvco Common Shares; (b) the issuance of Pioneer Common Stock upon the exchange of the Exchangeable Shares contemplated by the Combination Agreement shall have been approved by the holders of Pioneer Common Stock; (c) all consents, including the Final Order and any other regulatory approvals, that are legally required for the consummation of the Transaction shall have occurred, been filed or been obtained; (d) no order, decree or ruling or statute, rule, regulation or order shall be threatened, enacted, entered or enforced by any governmental agency that prohibits or renders illegal the consummation of the Transaction; (e) there shall be no temporary restraining order, preliminary injunction, permanent injunction or other order preventing the consummation of the Transaction issued by any Canadian or U.S. federal, provincial or state court remaining in effect, nor shall any proceeding seeking any of the foregoing be pending; (f) the representations and warranties of the parties shall be true and correct in all material respects as of the

Effective Time as though made at and as of the Effective Time; (g) the parties shall have performed in all material respects all agreements and covenants to be performed by them under the Combination Agreement; (h) the parties shall have received legal opinions dated as of the Closing Date as to matters customary to transactions of the type contemplated by the Combination Agreement; (i) Mr. James Baroffio shall have been elected to the Pioneer Board (a condition precedent to Chauvco's obligations only) (Mr. Guy J. Turcotte shall, in addition, be nominated as a director of Pioneer for election at Pioneer's 1998 annual stockholder's meeting) (see "-- Interests of Certain Persons in the Transaction"); (j) the Pioneer Common Stock issuable pursuant to the Arrangement and upon exchange of the Exchangeable Shares shall have been approved for listing on the NYSE and the Exchangeable Shares shall have been approved for listing on the TSE (a condition precedent to Chauvco's obligations only); (k) holders of no more than 5% of the Chauvco Common Shares shall have notified Chauvco of their intention to dissent from the Arrangement and the transactions contemplated thereby (a condition precedent to Pioneer's obligations only); and
(l) there shall have been no event, change or effect on or prior to the Effective Date resulting in a material adverse effect on either Chauvco or Pioneer (a condition precedent to the other parties' obligations only).

     Whether before or after the requisite approval by the Pioneer Stockholders or the Chauvco Shareholders, the Combination Agreement may be terminated by written notice by the terminating party to the other party hereto at any time prior to the Effective Time, as follows: (a) by the mutual agreement of the parties; (b) by either Chauvco or Pioneer in the event of a breach by the other party of any representation, warranty, covenant or other agreement contained in the Combination Agreement which has not been cured within 15 days after written notice thereof (except that no cure period shall be provided for a matter which by its nature cannot be cured and in no event shall such cure period extend beyond the Termination Date, as defined below) provided that the party purporting to terminate the Combination Agreement is not itself in material breach of any representation, warranty, covenant or other agreement contained in the Combination Agreement; (c) by Chauvco if the stockholders of Pioneer do not approve the issuance of Pioneer Common Stock issuable upon exchange of the Exchangeable Shares or any other matters related to the Plan of Arrangement requiring their approval at the Pioneer Meeting; (d) by Pioneer if the Chauvco Shareholders do not approve the Plan of Arrangement at the Chauvco Meeting; (e) by either party, if such party's conditions precedent under the Combination Agreement have not been satisfied or waived on or before 5:00 p.m. (Calgary, Alberta time) on March 31, 1998 (the "Termination Date"), other than as a result of a breach of the Combination Agreement by the terminating party; and (f) by Chauvco prior to obtaining the approval of the Chauvco Shareholders of the Plan of Arrangement, if: (i) the Chauvco Board has determined that, it is necessary in order to comply with its fiduciary duties to Chauvco or the Chauvco Shareholders under applicable law, to enter into an agreement with respect to or to consummate a transaction constituting a Superior Proposal, (ii) Chauvco has given notice to Pioneer that Chauvco has received a Superior Proposal from a third party and intends to terminate the Combination Agreement and (iii) either Pioneer has not revised its take-over proposal within five business days after such notice or if Pioneer has revised its take-over proposal, the Chauvco Board has determined that the third party's Acquisition Transaction is superior to Pioneer's revised take-over proposal; provided that Chauvco may not effect such termination without tendering the fee indicated below.

     The Combination Agreement provides that termination fees are payable as follows: (i) if the Combination Agreement is terminated by Chauvco pursuant to item (c) above, a fee of C$25 million shall be paid by Pioneer to Chauvco; (ii) if the Combination Agreement is terminated by Pioneer pursuant to item (d) above, a fee of C$25 million shall be paid by Chauvco to Pioneer; (iii) if the Combination Agreement is terminated by Chauvco pursuant to item (f) above, a fee of C$40 million shall be paid by Chauvco to Pioneer; and (iv) if the Combination Agreement is terminated by Pioneer pursuant to item (d) above and within 6 months of such termination definitive documentation with respect to an Acquisition Transaction has been entered into or 50% or more of the outstanding Chauvco Common Shares have been acquired pursuant to a tender offer made as an Acquisition Transaction, then Chauvco shall pay to Pioneer, in addition to the fee contemplated in item (ii) above, a fee of C$15 million contemporaneously with the closing of such Acquisition Transaction.

OTHER AGREEMENTS

     Shareholders Agreements. Chauvco and Pioneer have entered into agreements with certain holders of Chauvco Common Shares (Trimac Corporation, Gendis Inc. and Guy J. Turcotte) and Pioneer Common Stock (Richard E. Rainwater, Scott D. Sheffield and I. Jon Brumley) pursuant to which such holders have agreed, at the Chauvco Meeting and the Pioneer Meeting, respectively, to vote their securities in favor of the proposals to be brought before such meetings. In addition, such holders have agreed to vote against any proposal that might materially adversely affect the Transaction. Such Chauvco shareholders collectively own approximately 48% of the outstanding Chauvco Common Shares and such Pioneer stockholders collectively own approximately 14% of the outstanding Pioneer Common Stock.

     Affiliates Agreements. Rule 145 promulgated under the Securities Act regulates the disposition in the United States of securities by "affiliates" of Chauvco in connection with the Arrangement. Chauvco and Pioneer have entered into agreements (the "Chauvco Affiliates Agreements") with each of the Chauvco Affiliates, pursuant to which such persons have agreed that they will not sell, pledge or otherwise dispose of any Exchangeable Shares or Pioneer Common Stock, respectively, unless: (a) such transaction is permitted pursuant to the provisions of Rule 145 under the Securities Act; (b) a registration statement covering the transaction shall have been filed with the SEC and made effective under the Securities Act, or (c) in the opinion of counsel reasonably acceptable to Pioneer, is otherwise exempt from registration under the Securities Act.

COURT APPROVAL OF THE ARRANGEMENT AND COMPLETION OF THE TRANSACTION

     An arrangement of a corporation under the ABCA requires approval by both the Court and the securityholders of the subject corporation. Prior to the mailing of this Joint Proxy Statement, Chauvco obtained the Interim Order providing for the calling and holding of the Chauvco Meeting and other procedural matters. A copy of the Interim Order is attached hereto as Annex D. The Notice of Petition for the Final Order appears at the front of this Joint Proxy Statement.

     Subject to the approval of the Arrangement by the Chauvco Shareholders at the Chauvco Meeting, the hearing in respect of the Final Order is scheduled to
take place on             , 1997 at           (Calgary time) in the Court at the
Court House, 611 4th Street S.W., Calgary, Alberta, Canada. All Chauvco Shareholders and Chauvco Optionholders who wish to participate or be represented or to present evidence or arguments at that hearing must serve and file a notice of appearance as set out in the Notice of Petition for the Final Order and satisfy any other requirements. At the hearing of the Application in respect of the Final Order, the Court will consider, among other things, the fairness and reasonableness of the Arrangement. The Court may approve the Arrangement as proposed or as amended in any manner the Court may direct, subject to compliance with such terms and conditions, if any, as the Court deems fit.

     Assuming the Final Order is granted and the other conditions to the Combination Agreement are satisfied or waived, it is anticipated that the following will occur substantially simultaneously: Articles of Arrangement will be filed with the Registrar under the ABCA to give effect to the Arrangement, the Support Agreement and the Voting and Exchange Trust Agreement will be executed and delivered, and the various other documents necessary to consummate the transactions contemplated under the Combination Agreement will be executed and delivered.

     Subject to the foregoing, it is presently anticipated that the Effective
Time will occur on or about                , 1997.

BACKGROUND OF THE TRANSACTION

     The proposed Transaction predates the formation of Pioneer and has its genesis in expansion plans held by one of Pioneer's predecessor companies, Parker & Parsley. Parker & Parsley had been actively considering international expansion as early as 1994 and had performed a number of evaluations and entertained a few preliminary negotiations. During this time, Parker & Parsley began refining its expansion focus toward the Western Hemisphere and began to pursue combinations with producers that owned assets in Canada and South America.

     During this period, Mr. Sheffield frequently attended industry conferences, made presentations on Parker & Parsley, gathered information on other companies and met with other oil and gas executives. Mr. Sheffield and other executives attended a particular conference in September 1995 and met Mr. Turcotte of Chauvco at a conference activity. The two exchanged general information regarding their respective companies, views about the future prospects and trends in the oil and gas industry. At that time Mr. Sheffield became impressed with the track record of Chauvco's management and the assets and operations of Chauvco. Upon returning from the conference, Mr. Sheffield apprised members of Parker & Parsley's business development group of the meeting who then began to assimilate a compilation of public information and to perform a preliminary evaluation. Informal discussions were held between the companies at that time regarding matters of common interest related to international projects.

     Over the next several years, Parker & Parsley consummated a number of acquisitions, divestitures and financial transactions as it continued to implement its growth strategy. Included in these activities were discussions relating to the Parker/Mesa Merger, the negotiations of which began in the late fall of 1996.

     Also at this time, Chauvco became concerned that the trading price of the Chauvco Common Shares did not reflect the significant growth potential and value of its three existing core operating areas in Canada, Argentina and Gabon, and its other investment opportunities, such as its interest in the Alliance Pipeline Project. Additionally, Chauvco's two major shareholders were restructuring their operations and investments in order to maximize value for their shareholders.

     In February 1997, the Chauvco Board adopted a Shareholders Rights Plan designed to encourage fair treatment of shareholders if there was to be an unsolicited takeover bid for Chauvco. Preliminary discussions were also initiated with Salomon Brothers and RBC DS regarding a strategic alternatives review process to enhance shareholder value.

     Between February and May 1997, Chauvco's executive management and its financial advisors held extensive discussions regarding options to maximize shareholder value, including a process and timing review, and transaction structuring alternatives. Confidential evaluation materials were also organized in anticipation of opening data rooms.

     In March 1997, a senior member of Salomon Brothers' investment banking group contacted Pioneer about Chauvco and generally discussed a preliminary timetable for the strategic alternatives review, as well as briefly describing the goal of the process and inquired as to Parker & Parsley's interest. Parker & Parsley responded that it would be interested but that other projects might hinder its ability to participate; nevertheless, Parker & Parsley reinitiated its preliminary evaluation of Chauvco's properties, utilizing only updated publicly available information. Pioneer had no contact with Chauvco personnel at this time. At the same time, the Parker/Mesa Merger negotiations led to the signing of a definitive agreement on April 10, 1997.

     Also during this time, Chauvco proceeded with its established investment programs on an aggressive "business as usual" basis in order to maintain its shareholder value creation strategy. Chauvco experienced considerable success in all three core operating areas, having a positive impact on its share price. Chauvco's share price rose from the C$14.00 to C$15.00 range in February 1997 to C$19.40 on May 2, 1997, the last trading day before announcement of its strategic alternatives review process.

     In early May 1997, Chauvco, together with its major shareholder, Gendis Inc., officially announced its intention to pursue strategic alternatives, subsequent to which Parker & Parsley signed a confidentiality agreement and received a Confidential Evaluation Memorandum. After reviewing the Confidential Evaluation Memorandum, at Salomon Brothers' request, Parker & Parsley verbally reiterated its interest in pursuing the proposed transaction, particularly if the transaction could be structured as an exchange of common stock. Parker & Parsley informed Salomon Brothers that its early financial evaluation indicated that Parker & Parsley would be prepared to offer a premium exceeding 30% of the then current Chauvco Common Share price. Based on this conversation, Salomon Brothers invited Parker & Parsley to the Chauvco data room in early June 1997. Thirteen members of Parker & Parsley's senior management team and business development group, including Mr. Sheffield, participated in four and one-half days of data room meetings. One month of detailed technical review followed, including numerous further telephone contacts between Parker & Parsley and Salomon Brothers as well as Chauvco.

     Between May 20 and mid-July 1997 numerous parties executed confidentiality agreements and were invited to Chauvco's data rooms for presentations by Chauvco management and to review confidential material. In mid-July 1997, parties who had been to Chauvco's data rooms were requested to provide proposals.

     As the timing of the proposed Parker/Mesa Merger became clearer and members of Parker & Parsley's senior management were chosen, a meeting was held in early July 1997 to brief the members of Parker & Parsley's management committee regarding the results to date of the technical review and related due diligence. At that time, the management committee decided that, in light of the analysis presented and current circumstances, Parker & Parsley would be willing to offer a premium of 25% to 35% to the then current trading price of Chauvco Common Shares, which at that time was approximately C$20.50 per share. Following the meeting, a representative of Parker & Parsley communicated this decision verbally to representatives of Salomon Brothers, who encouraged Parker & Parsley to proceed in the process. At the same time, several areas of technical, financial and legal due diligence that would be required by Parker & Parsley during the next several weeks were discussed.

     Parker & Parsley continued to refine its analysis, particularly with respect to the Canadian assets of Chauvco, and several trips to both Calgary and Buenos Aires, including direct meetings with Chauvco personnel, were initiated for this purpose. During this period, discussions between Parker & Parsley and representatives of Salomon Brothers continued and principally concerned the timing of proposals and the possible use of Pioneer Common Stock as a viable currency for a business combination. In addition, Salomon Brothers and Parker & Parsley held discussions in mid-July regarding the valuation and prospects for the international oil and gas assets held by Chauvco outside of Canada and Argentina, principally in Gabon, as well as the potential Alliance Pipeline Project. As a result of these discussions, the parties mutually agreed to exclude these assets from future consideration in the transaction being contemplated by Chauvco and Parker & Parsley. The discussions with Salomon Brothers continued to develop and culminated in a request for a presentation to members of Chauvco's senior management and board members about the assets, operations and business prospects of Pioneer and on July 26, 1997 such a meeting was held in Parker & Parsley's office in Midland, Texas with Mr. Turcotte and three other Chauvco representatives receiving presentations from several senior members of Parker & Parsley's management.

     The next day Parker & Parsley's management committee met again for the purpose of reviewing an updated analysis of Chauvco and to discuss a potential bid for Chauvco particularly in light of the perceived acceptability of Pioneer Common Stock as an acquisition currency. During that meeting the management committee discussed the benefits of a business combination and, specifically, the positive effect of the acquisition on the growth plans of Parker & Parsley, the accretive nature of the acquisition and the potential benefits on the balance sheet of Parker & Parsley.

     Chauvco's stock price continued to appreciate and Parker & Parsley's management committee began to evaluate a potential offering price that preserved the benefits of the transaction but would represent an attractive price to the Chauvco Shareholders. Parker & Parsley's management committee decided, in light of potential timing concerns related to the pending Parker/Mesa Merger and valuation issues, to suspend pursuit of the transaction with Chauvco, but to present information to the Pioneer Board at the first Pioneer Board meeting to be held on August 8, 1997.

     On August 7, 1997, the Parker/Mesa Merger was approved, and the Pioneer Board met the following day to consider and approve a number of business items and an abbreviated analysis of a potential acquisition of Chauvco. At that time the Pioneer Board concurred with management's recommendation, pending future developments, not to immediately pursue the Chauvco transaction.

     On August 15, 1997, representatives of Salomon Brothers contacted Mr. Sheffield and requested a meeting to be held on August 17, 1997 to discuss a potential acquisition of Chauvco by Pioneer. At that meeting representatives of Salomon Brothers proposed that Pioneer acquire Chauvco's North American and South American assets for a minimum of C$24 per Chauvco Common Share and that Chauvco's West

African properties and interests in the Alliance Pipeline Project be distributed to Chauvco Shareholders. Based on these discussions, Pioneer and Mr. Brumley began to informally poll the members of the Pioneer Board.

     Representatives of Pioneer and Salomon Brothers then began to negotiate the terms of a letter of intent, but such letter was never executed. After several days of discussion, a set of preliminary terms was established on August 25, 1997, and several members of the management committee went to Calgary to negotiate the terms of the Combination Agreement and related documents. At this time, Pioneer hired Goldman Sachs to undertake a study to enable it to render its opinion with respect to the fairness of the consideration to be paid by Pioneer in its proposed acquisition of all of the Chauvco Common Shares.

     On August 29, 1997, the Pioneer Board met to consider the proposed terms of the transaction and agreed to reconvene on September 3, 1997 (where Goldman Sachs made a presentation and delivered its opinion) and subsequently voted. The Pioneer Board met for such purpose and, with one board member abstaining because of a conflict of interest, those directors voting unanimously approved the Combination Agreement and the Transaction. The board member who abstained did so because he was a partner in a law firm that provided services to Chauvco in connection with the Transaction.

     At a Chauvco Board meeting held on September 3, 1997, the Chauvco Board received a presentation by both Salomon Brothers and RBC DS with respect to the valuation methodology employed in reaching their respective conclusions. RBC DS provided an opinion to the Chauvco Board that the Arrangement is fair from a financial point of view to the Chauvco Shareholders. The Chauvco Board also received an opinion from Salomon Brothers that the Pioneer Common Stock, Exchangeable Shares or combination thereof is fair, from a financial point of view, to the Chauvco Shareholders, as consideration for the Chauvco Common Shares after giving effect to the distribution of the CRI Shares and the issuance of the Chauvco Rights. Copies of Salomon Brothers' and RBC DS' written opinions to the Chauvco Board dated as of September 3, 1997 are attached as Annex K and Annex L to this Joint Proxy Statement.

RECOMMENDATION OF PIONEER'S BOARD OF DIRECTORS; REASONS FOR THE TRANSACTION

     THE PIONEER BOARD APPROVED THE COMBINATION AGREEMENT AND THE TRANSACTION AND RECOMMENDS THAT HOLDERS OF PIONEER COMMON STOCK VOTE IN FAVOR OF THE COMBINATION AGREEMENT AND THE TRANSACTION.

     The Pioneer Board believes that the terms of the Combination Agreement and the Transaction are fair to and in the best interest of Pioneer and its stockholders, has approved the Combination Agreement and the Transaction and recommends that the Pioneer Stockholders approve the Combination Agreement and the Transaction. In making the determination to recommend approval of the Transaction, the Pioneer Board did not quantify or otherwise attempt to assign relative weights to the specific factors it considered while making its determination. In reaching this determination, the Pioneer Board reviewed presentations from, and discussed the terms and conditions of the Transaction with, Pioneer senior management, representatives of its legal counsel and representatives of Goldman Sachs, its financial advisor. The Pioneer Board considered a number of factors, including those described below.

     Establishment of New Core Areas. The Pioneer Board considered the opportunities presented by the establishment of two new core areas in western Canada and Argentina, the benefits of owning Canadian oil and gas reserves in terms of the long-term supply and demand dynamics of the North American energy markets, the attractive operating climate in Argentina and the similarity of the reservoir characteristics in Argentina to Pioneer's domestic properties.

     Production Growth. The Pioneer Board considered that the expected oil and gas production volumes for the Chauvco properties, reinvestment projects and the recent growth in production from the Chauvco properties will accelerate Pioneer's expansion and growth strategies.

     Reserve Growth Potential. The Pioneer Board considered the projected reserves of the Chauvco properties based on an evaluation by its engineering staff and believes that the complementary nature of the two companies will provide a strong foundation for growth that will benefit the Pioneer Stockholders.

     Accretion to Cash Flow. The Pioneer Board considered that the projected and future results of the Transaction will be accretive to discretionary cash flow by approximately 7% in 1998 and 15% in 1999.

     Improved Balance Sheet. The Pioneer Board considered that upon consummation of the Transaction, Pioneer's debt to book capitalization ratio will decrease from 46% to 40%, which had been set as a target ratio, and that other credit ratios will approach their targets as well.

     Management. The Pioneer Board also considered the depth and breadth of management experience of Mr. Turcotte and Mr. Baroffio, who have each agreed to serve on the Pioneer Board if the Transaction is consummated. Both of these individuals have extensive experience and successful track records as builders of oil and gas companies and operations in foreign lands.

     Combination Agreement. The Pioneer Board considered the terms and conditions of the Combination Agreement, including the consideration to be paid to Chauvco Shareholders and Chauvco Optionholders in the Transaction. The Pioneer Board considered that the Exchange Ratio fluctuates if the average price of Pioneer Common Stock is between $33.50 and $39.01 per share and that, as the average price increases up to $39.01, the Exchange Ratio will decrease. The Pioneer Board also considered the provisions of the Combination Agreement which prohibit Chauvco and its officers, directors, employees, agents, affiliates and other representatives, and those of Chauvco's subsidiaries, from soliciting or encouraging any Acquisition Transaction (as herein defined) or, subject to the fiduciary duties of the Chauvco Board, from engaging in any discussions or negotiations with any third parties with respect to an Acquisition Transaction. The Pioneer Board further considered the provisions of the Combination Agreement which require Chauvco to pay to Pioneer a fee of C$25 million or C$40 million under certain circumstances.

     Shareholders Agreements. The Pioneer Board considered that Chauvco and Pioneer have entered into agreements with certain holders of Chauvco Common Shares and Pioneer Common Stock pursuant to which such holders have agreed, at the Chauvco Meeting and the Pioneer Meeting, respectively, to vote their securities in favor of the proposals to be brought before such meeting. In addition, such holders have agreed to vote against any proposal that might materially adversely affect the Transaction. Such Chauvco Shareholders collectively own approximately 48% of the outstanding Chauvco Common Shares and such Pioneer Stockholders collectively own approximately 16% of the outstanding Pioneer Common Stock.

     Fairness Opinion. The Pioneer Board received a presentation from Goldman Sachs at the meeting of the Pioneer Board held on September 3, 1997, and considered the written opinion of Goldman Sachs, rendered on September 3, 1997, that, as of such date and based upon and subject to the factors and assumptions set forth therein, the consideration to be paid by Pioneer pursuant to the Combination Agreement was fair to Pioneer. A copy of Goldman Sachs' written opinion to the Pioneer Board dated as of September 3, 1997 is attached as Annex J to this Joint Proxy Statement.

RECOMMENDATION OF CHAUVCO'S BOARD OF DIRECTORS; REASONS FOR THE TRANSACTION

     THE CHAUVCO BOARD BELIEVES THAT THE ARRANGEMENT IS FAIR AND IN THE BEST INTERESTS OF CHAUVCO AND THE CHAUVCO SHAREHOLDERS, HAS VOTED UNANIMOUSLY TO APPROVE THE ARRANGEMENT AND RECOMMENDS THAT THE CHAUVCO SHAREHOLDERS APPROVE THE ARRANGEMENT.

     In reaching its conclusion, the Chauvco Board reviewed presentations from and discussed the terms and conditions of the Arrangement with:

     - Chauvco senior management;

     - representatives of its legal counsel; and

     - representatives of Salomon Brothers and RBC DS, its financial advisors.

     The Chauvco Board considered a number of factors, including:

     - Opinions of Experienced Financial Advisors. Each of Salomon Brothers and RBC DS rendered an opinion to the Chauvco Board to the effect that the consideration to be received by the Chauvco Shareholders in the Transaction is fair to the Chauvco Shareholders from a financial point of view. As part of its review of the consideration, RBC DS considered the opportunity to participate in CRI and the Alliance Pipeline Project and concluded that the combined consideration of the one CRI Share and the opportunity to participate in the Alliance Pipeline Project to be received for each Chauvco Common Share would be in the region of C$3.00 to C$4.50. Copies of Salomon Brothers' and RBC DS's written opinions to the Chauvco Board dated as of September 3, 1997 are attached as Annex K and Annex L to this Joint Proxy Statement.

     - Evaluations of Interested Parties. Beginning in early May 1997, Chauvco, through its financial advisors, conducted an extensive process to seek industry participants to initiate a transaction to enhance shareholder value. As a result, a large number of interested parties evaluated Chauvco, and the Transaction compared favorably to all other proposals.

     - Premium to Trading Price. The Transaction provides the Chauvco Shareholders with a significant premium to the trading price of the Chauvco Common Shares immediately preceding the announcement of the Transaction.

     - Increased Liquidity. The Pioneer Common Stock should provide Chauvco Shareholders with increased liquidity.

     - Retention of Gabon. Chauvco Shareholders retain the upside of Chauvco in Gabon and other international opportunities by the spinoff of CRI to Chauvco Shareholders through the distribution of the CRI Shares.

     - Retention of Alliance. Chauvco Shareholders may retain the upside of Chauvco in the Alliance Pipeline Project by the distribution to Chauvco Shareholders of rights to acquire Chauvco's 20% interest in the Alliance Pipeline Project.

     - Pioneer Management. Pioneer's senior management, led by Jon Brumley and Scott Sheffield, has a proven track record.

     - Interest in Larger Entity. Chauvco Shareholders will acquire an interest in Pioneer, which with Chauvco's Canadian and Argentine operations will be one of the largest U.S. based independent oil and gas producers. The strategic and operational fit between the two companies is exceptional.

     - Retain Two Chauvco Directors. Chauvco Shareholders will retain the benefit of two of Chauvco's directors by the addition of Messrs. Baroffio and Turcotte to the Pioneer Board.

OPINIONS OF FINANCIAL ADVISORS

  Opinion of Goldman Sachs

     On September 3, 1997, Goldman Sachs delivered its written opinion to the Board of Directors of Pioneer to the effect that, as of the date of such opinion, and based upon and subject to the factors and assumptions set forth therein, the consideration to be paid by Pioneer pursuant to the Combination Agreement was fair to Pioneer.

     THE FULL TEXT OF THE WRITTEN OPINION OF GOLDMAN SACHS DATED SEPTEMBER 3, 1997, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE

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

OPINION, IS ATTACHED HERETO AS ANNEX J TO THIS JOINT PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. PIONEER STOCKHOLDERS ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY.

     In connection with its opinion, Goldman Sachs reviewed, among other things, the Combination Agreement; the Joint Proxy Statement/Prospectus dated June 27, 1997 of Pioneer, Parker & Parsley and Mesa; Annual Reports to Stockholders and Annual Reports on Form 10-K of Parker & Parsley and Mesa for the five years ended December 31, 1996; Annual Reports to Shareholders and Annual Information Forms of Chauvco for the five years ended December 31, 1996; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Pioneer, Parker & Parsley and Mesa; certain unaudited interim reports of Chauvco; certain other communications from Pioneer and Chauvco to their respective stockholders; certain internal financial analyses and forecasts for Pioneer and Chauvco prepared by their respective managements; and certain internal financial forecasts for Pioneer and Chauvco on a combined basis, after giving effect to the Transaction, prepared by the management of Pioneer. Goldman Sachs also held discussions with members of the senior management of Pioneer and Chauvco regarding the strategic rationale for, and potential benefits of, the Transaction and the past and current business operations, financial condition and future prospects of their respective companies. Goldman Sachs reviewed certain information provided by Chauvco relating to its oil and gas reserves and by Pioneer relating to the oil and gas reserves of Pioneer and Chauvco (the "Reserve Information"), including, but not limited to, (i) year-end reserve reports for Parker & Parsley prepared by its management and audited by independent petroleum engineers, (ii) year-end reserve reports for Mesa prepared by independent petroleum engineers, (iii) year-end reserve reports for the North American properties of Chauvco prepared by its management and audited by independent petroleum engineers, (iv) year-end reserve reports for the Argentine properties of Chauvco prepared by independent petroleum engineers, and (v) reserve estimates for Chauvco prepared by the management of Pioneer. In addition, Goldman Sachs discussed the Reserve Information with the respective managements of Pioneer and Chauvco and held discussions with members of senior management of Pioneer regarding its due diligence examination of such Reserve Information for Chauvco. In addition, Goldman Sachs reviewed the reported price and trading activity for the Pioneer Common Stock and Chauvco Common Shares, compared certain financial and stock market information for Pioneer and Chauvco with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the oil and gas industry specifically and in other industries generally and performed such other studies and analyses as it considered appropriate.

     Goldman Sachs relied upon the accuracy and completeness of all of the financial and other information reviewed by it and assumed such accuracy and completeness for purposes of rendering its opinion. In addition, Goldman Sachs has not made an independent evaluation or appraisal of the assets and liabilities of Pioneer and Chauvco or any of their subsidiaries and, except for the Reserve Information, Goldman Sachs has not been furnished with any such evaluation or appraisal. With respect to such Reserve Information, Goldman Sachs is not an expert in the evaluation of oil and gas properties, and it assumed with Pioneer's consent that the reserve estimates for Chauvco prepared by the management of Pioneer have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Pioneer and that such estimates approximate the actual reserves of Chauvco. Goldman Sachs also assumed with Pioneer's consent that such information and the financial forecasts, including estimates of liabilities of Chauvco after giving effect to the transactions contemplated by the Plan of Arrangement, provided to it and discussed with it with respect to Pioneer and Chauvco after giving effect to the transactions contemplated by the Plan of Arrangement have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Pioneer and that such forecasts will be realized in the amounts and at the times contemplated thereby. Goldman Sachs' advisory services and its opinion was provided for the information and assistance of the Pioneer Board in connection with its consideration of the Transaction and such opinion did not constitute a recommendation as to how any holder of Pioneer's securities should vote with respect to the Transaction.

     The following is a summary of certain of the financial analyses used by Goldman Sachs in connection with providing its written opinion to the Pioneer Board on September 3, 1997:

          (i) Historical Stock Trading Analysis. Goldman Sachs reviewed the historical trading prices and volumes for the Chauvco Common Shares and the Pioneer Common Stock. In addition, Goldman Sachs analyzed the consideration to be paid by Pioneer pursuant to the Combination Agreement in relation to the historical average exchange ratios between shares of Pioneer Common Stock and Chauvco Common Shares. Goldman Sachs reviewed the weighted average stock prices for the prior 10, 20, 30, 60, 90, 180 and 360 day periods ending August 29, 1997. The weighted average stock prices indicated implied exchange ratios that ranged from 0.3557x to 0.4147x. Such implied exchange ratios for periods involving data prior to August 7, 1997 were based on weighted average stock prices of Parker & Parsley and Mesa in lieu of Pioneer. Based on a per share price of Pioneer Common Stock of $39.94 (the per share closing price of Pioneer Common Stock on the NYSE on August 29, 1997), the Transaction represents an exchange ratio of 0.4515x.

          (ii) Selected Companies Analysis. Goldman Sachs reviewed and compared certain financial information relating to Chauvco to corresponding financial information, ratios and public market multiples for ten publicly traded Canadian corporations: Anderson Exploration Ltd.; Canadian Natural Resources Ltd.; Canadian Occidental Petroleum Ltd.; Gulf Canada Resources Ltd.; Norcen Energy Resources Corp.; Northstar Energy Corp.; PanCanadian Petroleum Ltd.; Ranger Oil Ltd.; Renaissance Energy Ltd.; and Talisman Energy Inc. (the "Chauvco Selected Companies"). The Chauvco Selected Companies were chosen because they are publicly-traded companies with operations that for purposes of analysis may be considered similar to Chauvco. Goldman Sachs calculated and compared various financial multiples and ratios. The multiples of Chauvco were calculated using a price of (i) C$19.40 per Chauvco Common Share (the closing price of the Chauvco Common Shares on the TSE on May 2, 1997 (the last trading day prior to Chauvco's public announcement that it was studying strategic alternatives)) and (ii) C$21.00 per Chauvco Common Share (the closing price of the Chauvco Common Shares on the TSE on August 29, 1997). The multiples and ratios for Chauvco and each of the Chauvco Selected Companies were based on Institutional Brokers Estimate Services ("IBES") median estimates and publicly available information from respective year-end and interim reports. With respect to the Chauvco Selected Companies, Goldman Sachs considered estimated calendar year 1997 and 1998 earnings per share ("EPS") multiples that ranged from 17.4x to 189.2x for calendar year 1997 and 15.4x to 216.7x for calendar year 1998, compared to 18.7x and 13.4x, respectively, for Chauvco based on the closing price of Chauvco Common Shares on May 2, 1997; estimated calendar year 1997 and 1998 discretionary cash flow ("DCF") multiples that ranged from 5.0x to 8.3x for calendar year 1997 and 4.0x to 6.7x for calendar year 1998, compared to 7.3x and 5.3x, respectively, for Chauvco based on the closing price of Chauvco Common Shares on May 2, 1997; estimated calendar year 1997 and 1998 unlevered DCF multiples that ranged from 5.4x to 9.9x for calendar year 1997 and 4.6x to 8.5x for calendar year 1998, compared to 8.8x and 6.5x, respectively, for Chauvco based on the closing price of Chauvco Common Shares on May 2, 1997; enterprise value as a percentage of SEC PV 10 that ranged from 74% to 183%, compared to 177% for Chauvco based on the closing price of Chauvco Common Shares on May 2, 1997; enterprise value per year-end 1996 proved reserve BOE (10:1) that ranged from C$9.09 to C$13.65, compared to C$12.32 for Chauvco based on the closing price of Chauvco Common Shares on May 2, 1997; and enterprise value per year-end 1996 proved plus one-half probable BOE (10:1)that ranged from C$6.35 to C$13.27, compared to C$10.32 for Chauvco based on the closing price of Chauvco Common Shares on May 2, 1997.

          Goldman Sachs also reviewed and compared certain financial information relating to Pioneer to corresponding financial information, ratios and public market multiples for seven publicly traded corporations: Anadarko Petroleum Corp.; Apache Corp.; Burlington Resources, Inc./Louisiana Land and Exploration Company (pro forma for announced merger); Enron Oil & Gas Company; Oryx Energy Co.; Union Pacific Resources; and Vastar Resources, Inc. (the "Pioneer Selected Companies"). The Pioneer Selected Companies were chosen because they are publicly-traded companies with operations that for purposes of analysis may be considered similar to Pioneer. Goldman Sachs calculated and compared various financial multiples and ratios. The multiples of Pioneer were calculated using a price of $39.94 per share of Pioneer Common Stock (the per share price of the Pioneer Common Stock on the NYSE on August 29, 1997). The multiples and ratios for Pioneer and each of the Pioneer Selected Companies were based on IBES median estimates and publicly available information from respective annual and quarterly reports. With respect to the Pioneer Selected Companies, Goldman Sachs considered estimated calendar year 1997 and 1998 EPS multiples that ranged from 17.6x to 48.9x for calendar year 1997 and 15.3x to 37.1x for calendar year 1998, compared to 54.3x and 36.9x, respectively, for Pioneer; estimated calendar year 1997 and 1998 DCF multiples that ranged from 4.9x to 14.1x for calendar year 1997 and 4.5x to 11.4x for calendar year 1998, compared to 6.7x and 6.2x, respectively, for Pioneer; and estimated calendar year 1997 and 1998 unlevered DCF multiples that ranged from 4.9x to 14.7x for calendar year 1997 and 4.6x to 12.2x for calendar year 1998, compared to 8.1x and 8.2x, respectively, for Pioneer; enterprise value as a percentage of SEC PV 10 that ranged from 75% to 114%, compared to 100% for Pioneer; and enterprise value per year-end 1996 proved reserve BOE that ranged from $6.60 to $11.91, compared to $7.39 for Pioneer.

          (iii) Discounted Cash Flow Analysis. Goldman Sachs performed a discounted cash flow analysis using Pioneer's management projections for Chauvco. Goldman Sachs calculated a net present value of Chauvco's free cash flows for the years 1997 through 2001. Goldman Sachs calculated Chauvco's terminal values in the year 2001 based on multiples ranging from 4.0x DCF to 7.0x DCF. These terminal values were then discounted to present value using discount rates. Based on this analysis the implied values per Chauvco Common Share ranged from C$19.66 to C$43.01.

          (iv) Selected Transactions Analysis. Goldman Sachs analyzed certain information relating to 39 selected transactions in the Canadian oil and gas industry since 1995 (the "Canadian Selected Transactions"). Such analysis indicated that for the Canadian Selected Transactions transaction value per BOE (10:1) proved plus one-half probable reserves ranged from C$2.48 to C$13.31, compared to C$8.03 for the Transaction. For purposes of such analysis, reserves are reported on a gross basis (before royalty interests).

          Goldman Sachs also analyzed certain information relating to ten selected transactions in the Argentine oil and gas industry since 1994 (the "Argentine Selected Transactions"). Such analysis indicated that for the Argentine Selected Transactions transaction value per BOE proved reserves ranged from $2.26 to $5.95, compared to $8.59 for the Transaction.

          (v) Pro Forma Merger Analysis. Goldman Sachs prepared pro forma analyses of the financial impact of the Transaction. Using earnings and DCF estimates for Pioneer and Chauvco for 1997 and 1998 prepared by Pioneer management, Goldman Sachs compared the EPS of the Pioneer Common Stock, on a standalone basis, to the EPS of the common stock of the combined companies on a pro forma basis. Goldman Sachs performed this analysis based on the following two scenarios: (i) an exchange ratio of 0.4938 (the "Maximum Case") and (ii) an exchange ratio 0.4515 (the "Minimum Case"). Based on such analyses, the Transaction would be dilutive to the Pioneer Stockholders on an EPS basis in 1997 and 1998 in each of the Maximum Case and Minimum Case. Goldman Sachs also compared the DCF per share of Pioneer Common Stock, on a standalone basis, to the DCF per share of the combined companies on a pro forma basis. Based on such analyses, the Transaction would be dilutive to the Pioneer Stockholders on a DCF basis in 1997 and accretive to the Pioneer Stockholders on a DCF basis in 1998 in each of the Maximum Case and Minimum Case.

          (vi) Contribution Analysis. Goldman Sachs reviewed certain historical and estimated future operating and financial information (including, among other things, earnings before interest, taxes, depreciation and amortization ("EBITDA"), net income to common, DCF, unlevered DCF, SEC PV 10, SEC PV 10 less debt, reserves and production for Pioneer, Chauvco and the pro forma combined entity resulting from the Transaction based on Pioneer's management financial forecasts for Pioneer and Chauvco. The analysis indicated that (i) Pioneer would contribute 89.8% of combined SEC PV 10, 91.0% of combined SEC PV 10 less debt, 82.5% of combined proved reserves, 78.1% of combined proved plus one-half probable reserves, 75.4% of combined proved plus probable reserves, 79.8% of combined market capitalization as of August 29, 1997, and 82.4% of enterprise value as of August 29, 1997; (ii) in

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

     estimated calendar 1997 Pioneer would contribute 80.5% of combined EBITDA, 103.5% of combined net income to common, 81.2% of combined DCF, 83.3% of combined unlevered DCF, and 77.9% of combined production; and (iii) in estimated calendar 1998, Pioneer would contribute 73.9% of combined EBITDA, 85.5% of combined net income to common, 70.2% of combined DCF, 73.9% of combined unlevered DCF, and 70.9% of combined production. Goldman Sachs' analysis indicated that Pioneer Stockholders would own 75.2% of the combined company based on an exchange ratio 0.493827x and 76.9% of the combined company based on an exchange ratio of 0.451467x.

          In addition, Goldman Sachs analyzed the amount of accretion (dilution) on a per share basis from Pioneer's perspective of EBITDA, net income to common, DCF, unlevered DCF, SEC PV 10, SEC PV 10 less debt, reserves, production, market capitalization and enterprise value. This analysis was based on an exchange ratio of 0.451467x. Goldman Sachs' analysis indicated that Pioneer Stockholders would experience, for estimated 1997 and estimated 1998, respectively, a 4.6% dilution and 4.1% accretion in EBITDA, a 25.8% and 10.1% dilution in net income to common, a 5.4% dilution and 9.5% accretion in DCF, a 7.8% dilution and 4.0% accretion in unlevered DCF, and a 1.3% dilution and 8.5% accretion in production. This analysis also indicated that Pioneer Stockholders would experience a 14.4% dilution in SEC PV 10, a 15.5% dilution in SEC PV 10 less debt, a 6.9% dilution in proved reserves, a 1.6% dilution in proved plus one-half probable reserves, a 2.0% accretion in proved plus probable reserves, a 3.7% dilution in market capitalization, and a 6.7% dilution in enterprise value.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering Goldman Sachs' analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all such analyses and did not assign relative weights to any of the analyses. No company or transaction used in the above analyses as a comparison is identical to Pioneer or Chauvco or the contemplated transaction. The analyses were prepared solely for purposes of Goldman Sachs providing its opinion to the Pioneer Board as to the fairness of the consideration to be paid by Pioneer and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Pioneer, Chauvco, Goldman Sachs or any other person assumes responsibility if future results are different from those forecast. Goldman Sachs' opinion to the Pioneer Board necessarily was based on the economic, market and other conditions as in effect on, and the information made available to it as of, the date of its opinion. As described above, Goldman Sachs' opinion to the Pioneer Board was one of many factors taken into consideration by the Pioneer Board in making its determination to approve the Combination Agreement and the Transaction. The foregoing summary does not purport to be a complete description of the analysis performed by Goldman Sachs and is qualified by reference to the written opinion of Goldman Sachs set forth in Annex J hereto.

     Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Goldman Sachs is familiar with Pioneer having provided certain investment banking services to predecessors of Pioneer from time to time, including having acted as financial advisor to Parker & Parsley in its August 1997 merger with Mesa; having acted as underwriters of public offerings of $150,000,000 of 8 7/8% Senior Notes due 2005 of Parker & Parsley in 1995 and common stock of Parker & Parsley in 1994; and having acted as managing underwriters of a private offering of 3,776,400 Parker & Parsley Capital LLC 6 1/4% Convertible Monthly Income Preferred Shares, guaranteed by, and convertible into, common stock of Parker & Parsley in 1994. Goldman Sachs also provided certain investment banking services to Mesa from time to time. Pioneer selected Goldman Sachs to render its opinion because it is a nationally recognized investment banking firm that has substantial experience in transactions similar to the Transaction.

     Goldman Sachs provides a full range of financial, advisory and brokerage services and in the course of its normal trading activities may from time to time effect transactions and hold positions in the securities or options on securities of Pioneer and Chauvco for its own account and for the account of customers.

     Pursuant to a letter agreement dated August 28, 1997 (the "Engagement Letter"), Pioneer exclusively authorized Goldman Sachs to undertake a study to enable it to render its opinion with respect to the consideration to be paid in the Transaction. Pursuant to the terms of the Engagement Letter, Pioneer agreed to pay Goldman Sachs upon delivery of its opinion a fee of $1,000,000. Pioneer has also agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorney's fees and disbursements plus any sales, use and similar taxes, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws.

  Opinion of Salomon Brothers

     Chauvco retained Salomon Brothers to act as its financial advisor in connection with the Transaction. On September 3, 1997, Salomon Brothers rendered its opinion to the Chauvco Board to the effect that, based upon and subject to certain assumptions, factors and limitations set forth in such written opinion as described below, as of such date, the Pioneer Common Stock, Exchangeable Shares or combination thereof to be received by the Chauvco Shareholders (the "Pioneer Stock Consideration") was fair, from a financial point of view, to the holders of Chauvco Common Shares as consideration for the Chauvco Common Shares after giving effect to the distribution of the CRI Shares and the Chauvco Rights.

     THE FULL TEXT OF SALOMON BROTHERS' OPINION DATED SEPTEMBER 3, 1997, WHICH SETS FORTH THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED AND MATTERS CONSIDERED BY SALOMON BROTHERS, IS ATTACHED AS ANNEX K TO THIS JOINT PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. SALOMON BROTHERS' OPINION DELIVERED TO THE CHAUVCO BOARD WAS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE PIONEER STOCK CONSIDERATION, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY CHAUVCO SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE CHAUVCO MEETING. THE SUMMARY OF THE SALOMON BROTHERS OPINION SET FORTH IN THIS JOINT PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. CHAUVCO SHAREHOLDERS ARE URGED TO READ THE ENTIRE OPINION CAREFULLY.

     In connection with rendering its opinion, Salomon Brothers reviewed and analyzed, among other things: (i) the Combination Agreement; (ii) certain publicly available information concerning Chauvco; (iii) certain other internal information, primarily financial in nature, including projections and estimates of reserves, concerning the business and operations of Chauvco; (iv) certain publicly available information concerning the trading of, and the trading market for, the Chauvco Common Shares; (v) certain publicly available information concerning Pioneer and its predecessor companies; (vi) certain other internal information, primarily financial in nature, including projections and estimates of reserves, concerning the business and operations of Pioneer; (vii) certain publicly available information concerning the trading of, and the trading market for, the Pioneer Common Stock and the common stocks of its predecessor companies; (viii) certain publicly available information with respect to certain other companies that Salomon Brothers believed to be comparable to Pioneer or Chauvco and the trading markets for certain of such other companies' securities; and (ix) certain publicly available information concerning the nature and terms of certain other transactions that Salomon Brothers considered relevant to its inquiry. Salomon Brothers also conducted discussions with certain officers and employees of Pioneer and Chauvco to discuss the foregoing as well as other matters that Salomon Brothers believed relevant to its inquiry.

     In its review and analysis and in arriving at its opinion, Salomon Brothers assumed and relied upon the accuracy and completeness of all of the financial and other information provided to it by Pioneer and Chauvco or publicly available and has neither attempted independently to verify nor assumed responsibility for verifying any of such information. Salomon Brothers did not conduct any physical inspection of any of the properties or facilities of Pioneer or Chauvco, nor did it make or obtain or assume any responsibility for making or obtaining any independent evaluations or appraisals of any of such properties or facilities. With respect to the projections of Pioneer and Chauvco, Salomon Brothers assumed that they were reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Pioneer and Chauvco as to the respective future financial performance of Pioneer and Chauvco, respectively, and Salomon Brothers expressed no view with respect to such projections.

     In conducting its analysis and in arriving at its opinion, Salomon Brothers considered such financial and other factors as it deemed appropriate under the circumstances including, among others, the following: (i) the historical and current financial position and results of operations of Pioneer (and its predecessor companies) and Chauvco; (ii) the business prospects of Pioneer and Chauvco; (iii) the historical and current market for the Pioneer Common Stock (and the common stocks of the predecessor companies of Pioneer), for the Chauvco Common Shares and for the equity securities of certain other companies that Salomon Brothers believed to be comparable to Pioneer or Chauvco; and (iv) the nature and terms of certain other transactions that Salomon Brothers believed to be relevant. Salomon Brothers also took into account its assessment of general economic, market and financial conditions and its knowledge of the oil and gas industry as well as its experience in connection with similar transactions and securities valuation generally.

     Salomon Brothers' opinion was necessarily based upon conditions as they existed and could be evaluated on the date of its opinion and Salomon Brothers assumed no responsibility to update or revise its opinion based upon circumstances or events occurring after the date of its opinion. Salomon Brothers' opinion was limited to the fairness, from a financial point of view, of the Pioneer Stock Consideration as consideration for the Chauvco Common Shares after giving effect to the distribution of the CRI Shares and the issuance of the Chauvco Rights, did not address the fairness of any other aspect of the Transaction, including the fairness of the distribution of the CRI Shares, the fairness of the issuance of the Chauvco Rights or the financial viability of CRI or the Partnership, did not address Chauvco's underlying business decision to effect the Transaction, and did not constitute a recommendation to any holder of Chauvco Common Shares as to how such holder should vote with respect to the Transaction. In addition, Salomon Brothers' opinion did not constitute an opinion or imply any conclusions as to the likely trading range for the Pioneer Common Stock or the Exchangeable Shares following consummation of the Transaction. Set forth below is a brief summary of the material financial analyses which Salomon Brothers provided to the Chauvco Board at its September 3, 1997 meeting in connection with its opinion and does not purport to be a complete description of analyses performed by Salomon Brothers. As described above, Salomon Brothers' opinion and presentation to the Chauvco Board were one of many factors taken into consideration by the Chauvco Board in making its decision to approve the Combination Agreement. The following quantitative information, to the extent it is based on market data, is based on such data as it existed at August 29, 1997, and is not necessarily indicative of current market conditions.

  Summary of Analysis

     General Valuation Approach. Salomon Brothers performed analyses intended to (i) establish ranges of reference values for the Canadian and Argentine operations of Chauvco (the "Operations"), (ii) establish ranges of reference values for the Pioneer Stock Consideration to be issued in the Transaction and
(iii) compare the pro forma relative ownership by holders of Chauvco Common Shares and holders of Pioneer Common Stock in the company resulting from the Transaction to the relative contributions by the Operations and Pioneer to certain attributes of the combined company.

     Valuation of the Operations. Salomon Brothers determined ranges of reference values for the Operations on the basis of three valuation approaches:
(i) a net asset value ("NAV") analysis based on the discounted cash flow value of the projected oil and gas reserves of the Operations; (ii) a public market analysis, which examines the market value of publicly traded common stocks of exploration and producing ("E&P") companies as a multiple of certain financial parameters; and (iii) a private market analysis, which examines the purchase price of E&P companies in recent sale transactions as a multiple of certain financial parameters.

     In the NAV analysis, Salomon Brothers determined the present value of projected cash flows estimated by Chauvco's management for the Operations (based on assumed prices for oil on the New York Mercantile Exchange ("NYMEX") ranging from $19.60 to $19.73 during the period from 1997 to 2001, and assumed NYMEX gas prices ranging from $2.22 to $2.40 during the same period) at discount rates of 10% and 11% to arrive at a firm value, from which debt and other liabilities were deducted and the value of non-oil and gas assets was added. Based on this analysis, Salomon Brothers obtained a range of reference values for the Operations of C$17.48 to C$25.25 per Chauvco Common Share.

     In its public market analysis, Salomon Brothers obtained ranges of multiples of market value of certain Canadian and international publicly traded E&P companies to their reserves, production, estimated 1997 and 1998 earnings before interest, taxes, depreciation and amortization ("EBITDA") and estimated 1997 and 1998 cash flow. Applying these multiples to such parameters with respect to the Operations, Salomon Brothers obtained a range of reference values for the Operations of C$19.00 to C$26.00 per Chauvco Common Share.

     In its private market analysis, Salomon Brothers examined six merger and acquisition transactions involving Canadian E&P companies and seven transactions involving international E&P companies, and obtained ranges of multiples of the purchase price in such transactions to the reserves, estimated EBITDA and estimated cash flow of the acquired companies. Salomon Brothers then applied these multiples to the corresponding parameters with respect to the Operations, thereby arriving at a range of reference values for the Operations of C$19.86 to C$25.40 per Chauvco Common Share.

     Salomon Brothers noted that the implied value of the Pioneer Stock Consideration of C$24.11 based upon the market value for Pioneer Common Stock at August 29, 1997 compared favorably to the reference value ranges resulting from its analyses.

     Valuation of Pioneer Common Stock. Salomon Brothers performed the same analyses with respect to Pioneer as it had with respect to Chauvco to obtain ranges of reference values for the Pioneer Common Stock. Salomon Brothers then compared those ranges with recent trading prices for the Pioneer Common Stock, including the trading prices on which the terms of the Pioneer Stock Consideration were determined.

     In its NAV analysis, Salomon Brothers discounted to present value projected cash flows estimated by Pioneer's management (based on assumptions similar to those used for the Chauvco NAV analysis) at discount rates of 10.5% and 11.5% and terminal value multiples of 6.5x and 7.5x to arrive at a firm value, from which debt and other liabilities were deducted. Based on this analysis, Salomon Brothers obtained a range of reference values for the Pioneer Common Stock of $37.25 to $47.72 per share.

     In its public market analysis, Salomon Brothers obtained ranges of multiples of market value of eight U.S. publicly traded E&P companies to their proven reserves, estimated 1997 and 1998 EBITDA and estimated 1997 and 1998 cash flow. Applying these multiples to such parameters with respect to Pioneer, Salomon Brothers obtained a range of reference values for the Pioneer Common Stock of $37.00 to $45.00 per share.

     In its private market analysis, Salomon Brothers examined six purchase and sale transactions involving U.S. E&P companies, and obtained ranges of multiples of the purchase price in such transactions to the proven reserves, estimated 1998 EBITDA and estimated 1998 cash flow of the acquired companies. Salomon Brothers then applied these multiples to the corresponding parameters with respect to Pioneer, thereby arriving at a range of reference values for the Pioneer Common Stock of $39.00 to $46.00 per share.

     Salomon Brothers noted that the trading price of the Pioneer Common Stock at August 29, 1997 was $39.94 per share, the 10-day average of such trading price for the period ended August 29, 1997 was $37.58 per share and the 52-week high and low values of such trading price for the period ended August 29, 1997 (reflecting the trading price of Parker & Parsley for periods prior to the Parker/Mesa Merger on August 7, 1997) were $24.63 and $39.94, respectively, and that such historical trading prices generally were below or at the lower end of the ranges of reference values obtained by Salomon Brothers in its analyses.

     Contribution Analysis. Salomon Brothers calculated the relative contribution by the Operations to the pro forma combined company resulting from the Transaction with respect to various financial statistics, including latest 12 months, 1997 estimated and 1998 estimated EBITDA, 1997 and 1998 estimated cash flow, reserves, 1997 and 1998 estimated production, equity value and firm value. This analysis showed that, not taking into account synergies and efficiencies potentially realizable from the transaction, Chauvco would contribute between 17% and 19% of EBITDA, between 19% and 20% of cash flow, 18% of reserves, 24% of production, 23% of equity value and 20% of firm value of the combined company. By comparison, based on the trading price of the Pioneer Common Stock at August 29, 1997, the Pioneer Stock Consideration issuable to Chauvco Shareholders would represent 22.5% of the pro forma equity of the combined company.

     Engagement of Salomon Brothers. Salomon Brothers was retained by Chauvco based on its experience and expertise as a financial advisor in connection with mergers and acquisitions and with companies engaged in the oil and gas industry. Salomon Brothers is an internationally recognized investment banking firm that provides financial services in connection with a wide range of business transactions. As part of its business, Salomon Brothers regularly engages in the valuation of companies and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and for other purposes.

     Chauvco has agreed to pay Salomon Brothers the following cash fees in connection with its engagement: (i) a retainer fee of C$200,000, which has been paid, (ii) a fee of C$500,000 upon the execution of the Combination Agreement, which has been paid, and (iii) a fee payable upon consummation of the Transaction in an amount equal to the greater of (A) 75% of the aggregate market value of the Pioneer Common Stock, Exchangeable Shares, CRI Shares and Chauvco Rights at the Effective Time multiplied by the Fee Multiple (as defined below) or (B) C$2,500,000, in each case less the fees described in the foregoing clauses (i) and (ii). The "Fee Multiple" is defined to mean (i) the product of
0.0005 and the aggregate consideration, divided by the fully diluted number of Chauvco Common Shares, less (ii) 0.005. Chauvco has also agreed to reimburse Salomon Brothers for its reasonable out-of-pocket expenses and to indemnify Salomon Brothers and certain related persons against certain liabilities, including liabilities under the U.S. federal securities laws.

  Opinion of RBC DS

     The following is a summary of the RBC DS fairness opinion. RBC DS believes that its analyses must be considered as a whole and that selecting portions of the analyses or the factors considered by it, without considering all factors and analyses together, could create a misleading view of the process underlying the RBC DS fairness opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Any attempt to do so could lead to undue emphasis on any particular factor or analysis. The RBC DS fairness opinion is not to be construed as a recommendation to any holder of Chauvco Common Shares as to whether to vote in favor of the Arrangement. This summary is qualified in its entirety by the RBC DS fairness opinion, a copy of which is attached as Annex L. CHAUVCO SHAREHOLDERS ARE URGED TO READ THE RBC DS FAIRNESS OPINION IN ITS ENTIRETY.

     RBC DS was formally engaged by the Chauvco Board through an agreement between Chauvco and RBC DS dated February 28, 1997 which provides that RBC DS is to be paid a fee for its services, the vast majority of which is contingent upon the consummation of the Arrangement. The fee is variable based on the consideration received by Chauvco Shareholders. Based on RBC DS's estimate of the value of the consideration on the date of the RBC DS fairness opinion, the fee payable would be approximately C$5.2 million. In addition, RBC DS is to be reimbursed for its reasonable out-of-pocket expenses and to be indemnified by Chauvco in certain circumstances.

     In preparing the RBC DS fairness opinion, RBC DS reviewed and relied upon certain financial information and operational information regarding Chauvco and Pioneer and the Arrangement. RBC DS also conducted interviews and discussions with Chauvco's and Pioneer's management and with Chauvco's independent oil and gas reservoir engineering consultants. RBC DS relied upon and assumed the completeness, accuracy and fair presentation of the information and representations it received. RBC DS did not review any drafts of the Joint Proxy Statement. RBC DS was not, to the best of its knowledge, denied access by Chauvco to any information requested by RBC DS. RBC DS made a number of assumptions, one of which was that all of the conditions required to implement the Arrangement will be met. The RBC DS fairness opinion was rendered on the basis of securities markets, economic, financial and general business conditions prevailing as at the date thereof and the condition and prospects, financial and otherwise, of Chauvco, Pioneer and their respective subsidiaries and affiliates, as they were reflected in the information and as they were represented to RBC DS in discussions with management of Chauvco and Pioneer, respectively. In its analyses

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

and in preparing the RBC DS fairness opinion, RBC DS made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of RBC DS or any party involved in the Arrangement.

     RBC DS assessed the fairness, from a financial point of view, of the Arrangement to the Chauvco Shareholders based upon a number of factors. These factors included (i) an analysis of multiples paid in recent comparable acquisition transactions in the Canadian oil and gas industry, (ii) a net asset value analysis which incorporates a discounted cash flow approach, (iii) a comparison of the value offered to holders of Chauvco Common Shares under the Arrangement to recent trading levels for the Chauvco Common Shares; and (iv) a review of the strategic alternatives review process, which included the solicitation of a wide range of parties concerning their potential interest in making an acquisition of the Chauvco Common Shares or the assets of Chauvco or reorganizing or recapitalizing Chauvco. RBC DS also reviewed the trading multiples of publicly traded Canadian oil and gas companies comparable to Chauvco, from the perspective of whether a public market value analysis might exceed the precedent transaction values. However, RBC DS concluded that public company multiples implied values that were below the precedent transaction values. Given the foregoing and that public company values generally reflect minority discount values rather than "en bloc" values, RBC DS did not rely on this methodology.

     In considering the value of the consideration being offered to holders of Chauvco Common Shares under the Arrangement, RBC DS considered the aggregate of the value derived from the Exchangeable Shares or shares of Pioneer Common Stock, determined through a review of recent trading levels for the Pioneer Common Stock and the estimated market price of the Pioneer Common Stock subsequent to the Arrangement; and the estimated value of the CRI Shares and opportunity to participate in Alliance. RBC DS did not consider the specific circumstances, particularly with respect to income tax consequences, of any particular Chauvco Shareholder.

     In assessing the value of the Exchangeable Shares or the Pioneer Common Stock being offered, RBC DS relied on the market trading value approach. Since each holder of Chauvco Common Shares will receive a minority interest in Pioneer and will not be able to effect a sale of 100% of Pioneer, RBC DS concluded it was not appropriate to consider methodologies that are based on the assumption of a change of control transaction. RBC DS believes that the market price of the Pioneer Common Stock is an appropriate indicator of the value of the Exchangeable Shares being offered to the Chauvco Shareholders under the Arrangement, in view of the following: (i) Pioneer is well followed by equity market analysts and trades on a comparable basis and in a manner consistent with other comparable, publicly traded oil and gas producers in the United States;
(ii) based upon a composite of research analysts' forecasts of 1998 cash flow for each of Chauvco and Pioneer, the Arrangement, if completed, will be accretive to Pioneer's forecast cash flow per share; and (iii) Pioneer Common Stock has a reasonably high degree of liquidity as evidenced by the average daily volume of 733,762 shares since trading in Pioneer stock commenced on August 8, 1997.

     RBC DS also reviewed the trading history of other exchangeable shares traded on the TSE versus the shares of their respective U.S. parents. RBC DS concluded that such exchangeable shares generally track the underlying security on an currency exchange rate adjusted basis and, as such, did not apply a discount or premium to the Exchangeable Shares versus the underlying trading value of Pioneer Common Stock.

     During RBC DS' review of Pioneer, including meetings with Pioneer management, RBC DS was not made aware of any material information regarding Pioneer which had not been publicly disclosed which would reasonably be expected to materially adversely affect the market price of the Pioneer Common Stock. Based upon the closing price of Pioneer Common Stock on the NYSE on September 3, 1997, the date of the RBC DS fairness opinion, the value to be received per Chauvco Common Share under the Arrangement in the form of Exchangeable Shares would have been C$26.48. In addition to the Exchangeable Shares, Chauvco Shareholders will receive the CRI Shares on a one-for-one basis and an opportunity to participate in the Partnership.

     In assessing the value of CRI, RBC DS relied on the market trading value approach. Since holders of Chauvco Common Shares will receive a minority interest in CRI and will not be able to effect a sale of 100% of CRI, RBC DS concluded it was not appropriate to consider methodologies that are based on the assumption of a change of control transaction. RBC DS considered various multiples of selected, publicly-traded companies which were deemed to be most comparable to CRI. RBC DS particularly relied upon the capitalization of discretionary cash flow approach which ascribes a common equity value based on a capitalization of estimated 1997 and forecast 1998 discretionary cash flow. In addition, RBC DS considered the capitalization of earnings before depreciation, depletion, amortization, interest and income taxes ("EBITDA") approach, which ascribes a value to total assets (the "Enterprise Value") before giving effect to the manner in which they have been financed. The Enterprise Value plus excess working capital, less actual debt and preferred shares, yields a common equity value. In considering the value of the CRI Shares, RBC DS reviewed Chauvco management's forecasts and found them to be reasonable. These forecasts for the Gabon operations for the remainder of 1997 and for 1998 were utilized in RBC DS' calculations. As a check on the reasonableness of this analysis, RBC DS considered the offers received for Chauvco's assets in Gabon and the net present value of fields in Gabon included in the independent engineering reports prepared by Gilbert Laustsen Jung Associates Ltd.

     In assessing the value of the opportunity to participate in the Partnership, RBC DS considered: (i) the net investment by Chauvco in the Alliance project to date; and (ii) an option value approach based on a review of the underlying business opportunity. Given the relatively early stage of development of the project, RBC DS relied primarily on the net investment to date in determining an approximate value to the Chauvco Shareholders.

     RBC DS concluded that these additional elements of consideration received in the form of the CRI Shares and the opportunity to participate in the Partnership, implied that the total consideration per Chauvco Common Share under the Arrangement would be in the region of C$3.00 to C$4.50 per Chauvco Common Share above the price implied by the Exchangeable Share. As part of RBC DS' review of the fairness of the Arrangement from a financial point of view to the holders of Chauvco Common Shares, RBC DS reviewed precedent transactions in the Canadian oil and gas industry in order to compare the multiples paid under such transactions to the multiples implied by the Arrangement. RBC DS concluded that the implied transaction multiples for Chauvco under the Arrangement are consistent with multiples paid in precedent transactions.

     RBC DS also utilized the net asset value ("NAV") approach, which ascribes a separate value for each category of asset and liability utilizing the methodology appropriate in each case; the sum of total assets less total liabilities yields the NAV. This approach ascribes value to the proved and probable reserves existing at the time of valuation on the basis of discounted future before-tax and after-tax cash flows, and does not anticipate the future addition of reserves through an ongoing exploration and development program. This approach is known as a "depletion" or "blowdown" evaluation and is a common method of evaluation of petroleum interests (reserves and related production facilities) in the oil and gas industry. Capital expenditures required to develop existing reserves are deducted from reserve values. Provision is made for costs associated with future well abandonment and reclamation of sites related to such wells and associated plant and facility equipment. In addition, a value is ascribed for other material assets, including undeveloped land, utilizing the methodology appropriate in each case. RBC DS concluded that the consideration offered by Pioneer for the Chauvco Common Shares represents a premium to the range of the RBC DS estimates of NAV.

     RBC DS also reviewed the recent trading levels for Chauvco Common Shares. The closing price of the Chauvco Common Shares on the TSE on September 3, 1997, the last trading day prior to the announcement of the Transaction, was C$22.00 per Chauvco Common Share. The consideration offered represents a premium of between 34.0% and 40.8%. RBC DS concluded that this range of premiums is consistent with premiums for recent takeover transactions in the oil and gas sector in Canada.

     At the direction of the Chauvco Board, RBC DS and Salomon Brothers undertook a broad solicitation of interest from a wide range of parties concerning their willingness to propose some form of transaction with Chauvco. In addition, RBC DS received expressions of interest from parties who had become aware of the solicitation process through the public announcement made by the Chauvco Board. Upon execution of a confidentiality agreement, interested parties were provided access to the management, technical staff and confidential information of Chauvco. RBC DS had no reason to believe that any party with an interest in acquiring Chauvco was not provided the opportunity to ascertain the value of Chauvco and to make a proposal. RBC DS concluded that the Arrangement offers the highest consideration to holders of Chauvco Common Shares of the various proposals received during the solicitation process.

     Given the basis and scope of the RBC DS fairness opinion and subject to the assumptions and limitations contained therein, RBC DS concluded that, as at September 3, 1997, the Arrangement is fair from a financial point of view to the holders of Chauvco Common Shares.

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION

     Appointments to Pioneer Board of Directors.  On the Effective Date, James
R. Baroffio, currently a Chauvco director, will be appointed as a Class II Director to the Pioneer Board to serve until Pioneer's 1999 annual stockholders meeting and will be nominated for re-election at Pioneer's 1999 annual stockholders meeting. Also, Guy J. Turcotte, Chauvco's Chairman and Chief Executive Officer, will be nominated as a director of Pioneer for election at Pioneer's 1998 annual stockholders meeting.

     Indemnification of Chauvco Officers and Directors. The Combination Agreement provides that all rights to indemnification for Chauvco officers and directors will survive the Arrangement and remain in full force and in accordance with the ABCA and Chauvco's and each of its subsidiaries' charter documents and bylaws.

     Termination Fees. Chauvco has entered into executive involuntary termination and severance agreements with each of the officers of Chauvco which provide for a payment in the event that an officer's employment is terminated by Chauvco at any time other than for just cause. In such event, Chauvco is required to pay to such officer an amount equal to two times such officer's monthly salary and benefits for each year the officer has been employed by Chauvco, subject to a minimum payment equal to the officer's salary and benefits for one year.

     Chauvco has also created a staff severance plan which provides that an employee will receive between three and six weeks wages per year employed in the event of a change of control of Chauvco and the subsequent termination of the employee.

     Retention Bonuses. Chauvco has previously adopted an employee retention plan which provides that Chauvco will pay a retention bonus to each employee (including officers) of Chauvco on the date which is 180 days after there has been a change of control, provided that the employee is still employed by Chauvco on that date. The amount of the retention bonus for each employee varies between two and six months' salary and benefits based on their category of employment. If the employee's employment is terminated by Chauvco during such 180-day period, other than for just cause, the employee shall be entitled to a pro rated share of the retention bonus based on the number of days of employment following the change of control, subject to a minimum payment of one-half of the retention bonus.

ACCOUNTING TREATMENT

     The Transaction will be accounted for as a purchase of Chauvco by Pioneer for U.S. GAAP purposes. For presentation of certain anticipated effects of the accounting treatment on the combined financial position and results of operations of Pioneer after giving effect to the purchase of Chauvco by Pioneer, see "Unaudited Pro Forma Combined Financial Statements."

PROCEDURES FOR EXCHANGE BY CHAUVCO SHAREHOLDERS AND CHAUVCO OPTIONHOLDERS

     Chauvco Shareholders. Enclosed with copies of this Joint Proxy Statement delivered to the registered holders of Chauvco Common Shares is the Letter of Transmittal and Election Form which, when duly completed and returned together with a certificate for Chauvco Common Shares, will enable each Chauvco Shareholder to receive the number of shares of Pioneer Common Stock, Exchangeable Shares or a combination thereof (determined in accordance with the Exchange Ratio and, in the case of a Canadian resident, the election of the Chauvco Shareholder), CRI Shares and, if applicable, the Cash Payment, to which such holder is entitled pursuant to the Arrangement. See "-- Transaction Mechanics and Description of Exchangeable Shares and Other Features."

     No certificates representing fractional shares of Pioneer Common Stock or Exchangeable Shares will be issued. In lieu of fractional shares of Pioneer Common Stock or Exchangeable Shares, each Chauvco Shareholder who would otherwise be entitled to receive such a fraction will be paid by Pioneer Canada an amount of cash (rounded to the nearest whole cent) equal to the Canadian dollar equivalent of the product of (i) such fraction, multiplied by (ii) the Pioneer Stock Price.

     Any use of the mails to transmit a certificate for Chauvco Common Shares and a related Letter of Transmittal and Election Form is at the risk of the Chauvco Shareholder. If these documents are mailed, it is recommended that registered mail, with return receipt requested, properly insured, be used.

     If the Arrangement proceeds and the Transaction is completed, the certificates and Cash Payment, if any, issuable to a former holder of Chauvco Common Shares who has complied with the procedures set out above, together with a check in the amount, if any, payable in lieu of fractional shares will, as soon as practicable after the later of the Effective Date and the date of receipt of a certificate for Chauvco Common Shares and a related Letter of Transmittal and Election Form, be (a) forwarded to the holder at the address specified in the Letter of Transmittal and Election Form by first class mail or
(b) made available at the offices of The Montreal Trust Company of Canada for pickup by the holder, if requested by the holder in the Letter of Transmittal and Election Form.

     If the Arrangement does not proceed, all certificates representing Chauvco Common Shares transmitted with a related Letter of Transmittal and Election Form will be returned to Chauvco Shareholders.

     Where a certificate for Chauvco Common Shares has been destroyed, lost or mislaid, the registered holder of that certificate should immediately contact The Montreal Trust Company of Canada regarding the issuance of a replacement certificate upon the holder satisfying such requirements as may be imposed by Chauvco in connection with issuance of the replacement certificate.

     Chauvco Optionholders.

     Chauvco Optionholders must complete an Option Letter of Transmittal and Election Form and deposit such form with The Montreal Trust Company of Canada prior to the date that is two days before the Chauvco Meeting indicating the election of the Chauvco Optionholder to pay or not to pay the Option Payment. In the event that a Chauvco Optionholder has failed to make an election in the Option Letter of Transmittal and Election Form, such Chauvco Optionholder shall be deemed to have elected not to pay the Option Payment and will receive less Pioneer Common Stock than the Chauvco Optionholder would have received if the Chauvco Optionholder elected to pay the Option Payment. In the event that a Chauvco Optionholder has elected to make the Option Payment but fails to make the Option Payment on or before the delivery of the Securities to the Chauvco Optionholder, The Montreal Trust Company of Canada shall be entitled to sell all or any portion of the Pioneer Common Stock held on behalf of such Chauvco Optionholder to satisfy the Option Payment and remit the same to Pioneer Canada. See "-- Transaction Mechanics and Description of Exchangeable Shares and Other Features."

     No certificates representing fractional shares of Pioneer Common Stock will be issued. In lieu of fractional shares of Pioneer Common Stock, each Chauvco Optionholder who would otherwise be entitled to receive such a fraction will be paid by Pioneer Canada an amount of cash (rounded to the nearest whole cent) equal to the Canadian dollar equivalent of the product of (i) such fraction, multiplied by (ii) the Pioneer Stock Price.

STOCK EXCHANGE LISTING

     The Pioneer Common Stock currently trades on the NYSE. The shares of Pioneer Common Stock to be issued in connection with the Transaction have been approved for listing on the NYSE, subject to Pioneer Stockholder approval and official notice of issuance. As a condition precedent to the Arrangement, the Exchangeable Shares and the CRI Shares shall be listed for trading on the TSE.

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

ELIGIBILITY FOR INVESTMENT IN CANADA

     Qualified Investments. Provided the CRI Shares, Exchangeable Shares and the shares of Pioneer Common Stock are listed on a prescribed stock exchange (which currently includes the TSE and the NYSE), such securities will be qualified investments under the Canadian Tax Act for trusts governed by registered retirement savings plans, registered retirement income funds and deferred profit sharing plans. The Voting Rights and Exchange Rights will not be qualified investments under the Canadian Tax Act. However, as indicated under "Income Tax Considerations to Chauvco Shareholders and Chauvco Optionholders -- Canadian Federal Income Tax Considerations -- Chauvco Shareholders Resident in Canada," Chauvco is of the view that the fair market value of these rights is nominal. For a description of the Voting Rights and the Exchange Rights, see "Description of Capital Stock -- Voting and Exchange Trust Agreement."

     Foreign Property. Provided the Exchangeable Shares are listed on a prescribed stock exchange in Canada (which currently includes the TSE) and Pioneer Canada continues to maintain a substantial presence in Canada, the Exchangeable Shares will not be foreign property under the Canadian Tax Act for trusts governed by registered pension plans, registered retirement savings plans, registered retirement income funds and deferred profit sharing plans or for certain other tax-exempt persons. Pioneer Canada will be considered to have a substantial presence in Canada if it satisfies certain asset tests or if it maintains an office in Canada and Pioneer Canada, or a corporation controlled by it, employs more than five employees in Canada full time in the active conduct of a business, other than an investment activity or a business carried on through a partnership of which the corporation is not a majority interest partner. Chauvco is of the view that following the Arrangement, Pioneer Canada will satisfy this substantial presence test and expects that Pioneer Canada will continue to satisfy the test.

     The CRI Shares and the shares of Pioneer Common Stock will be foreign property under the Canadian Tax Act as will the Voting Rights and Exchange Rights.

REGULATORY MATTERS

     The Transaction is subject to the premerger filing requirements of the HSR
Act, and on             , 1997, Pioneer, Chauvco and Guy Turcotte made premerger
filings under the HSR Act with the FTC and the Antitrust Division of the
Department of Justice. On             , 1997, the FTC notified Pioneer, Chauvco
and Guy Turcotte that their respective requests for early termination of the waiting period under the HSR Act had been granted and that the waiting period had been terminated.

     The Transaction is also subject to the expiration of the applicable waiting period under the Competition Act, Canada, and the receipt of necessary approvals
under the Investment Canada Act. On           , 1997 Pioneer filed a short form
notification filing and an application for an advance ruling certificate under
the Competition Act and on           , 1997 Pioneer made a review application
under the Investment Canada Act. Pioneer and Chauvco have applied for and expect to receive rulings or orders of certain provincial securities regulatory authorities in Canada to permit the issuance to Chauvco Shareholders of the CRI Shares, Exchangeable Shares and Pioneer Common Stock and to permit resale of the CRI Shares, Exchangeable Shares and Pioneer Common Stock in such provinces without restriction by a shareholder other than a "control person."

RESALE OF EXCHANGEABLE SHARES, PIONEER COMMON STOCK AND CRI SHARES RECEIVED IN THE TRANSACTION

     United States. The issuance of Exchangeable Shares, Pioneer Common Stock and CRI Shares to Chauvco Shareholders and Chauvco Optionholders will not be registered under the Securities Act. Such shares will be issued in reliance upon the exemption provided by Section 3(a)(10) of the Securities Act. Section 3(a)(10) exempts securities issued in exchange for one or more outstanding securities from the general requirement of registration where the terms and conditions of the issuance and exchange of such securities have been approved by any court of competent jurisdiction, after a hearing upon the fairness of the terms and conditions of the issuance and exchange at which all persons to whom such securities will be issued have the right to appear. The Court is authorized to conduct a hearing to determine the fairness of the terms and conditions of the Arrangement, including the proposed issuance of securities in exchange for other

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

outstanding securities. The Court entered the Interim Order on             ,
1997 and, subject to the approval of the Arrangement by the Chauvco Shareholders, a hearing on the fairness of the Arrangement will be held on
     , 1997 by the Court. See "-- Court Approval of the Arrangement and Completion of the Transaction." Pioneer and Chauvco believe that the issuance by Pioneer Canada of the Exchangeable Shares, the Pioneer Common Stock and the CRI Shares in exchange for the Chauvco Common Shares and Chauvco Options is exempt under Section 3(a)(10) of the Securities Act. Pioneer has received a letter from the SEC confirming that the staff of the Division of Corporation Finance of the SEC will not recommend any enforcement action to the SEC if Pioneer Canada issues the Exchangeable Shares, the Pioneer Common Stock and the CRI Shares in exchange for the Chauvco Common Shares and Chauvco Options in reliance upon such exemption.

     The Exchangeable Shares, Pioneer Common Stock and the CRI Shares will be freely transferable under U.S. federal securities laws, except that Exchangeable Shares, Pioneer Common Stock and the CRI Shares received by persons who are deemed to be "affiliates" (as such term is defined under the Securities Act) of Chauvco prior to the Transaction may be resold by them only in transactions permitted by the resale provisions of Rule 145(d)(1), (2), or (3) promulgated under the Securities Act or as otherwise permitted under the Securities Act. Rule 145(d) (1) generally provides that "affiliates" of either Chauvco or Pioneer may not sell securities received in the Arrangement unless pursuant to an effective registration statement or unless pursuant to the volume, current public information, manner of sale and timing limitations of Rule 144. These limitations generally require that any sales made by an affiliate in any three-month period not exceed the greater of 1% of the outstanding shares of Pioneer or the average weekly trading volume over the four calendar weeks preceding the placement of the sell order and that such sales be made in unsolicited, open market "brokers transactions." Rules 145(d)(2) and (3) generally provide that the foregoing limitations lapse for non-affiliates of Pioneer after a period of one or two years, respectively, depending upon whether certain currently available information continues to be available with respect to Pioneer. Persons who may be deemed to be affiliates of an issuer generally include individuals or entities that control, are controlled by, or are under common control with, such issuer and may include certain officers and directors of such issuer as well as principal shareholders of such issuer.

     Chauvco and Pioneer have entered into affiliates agreements with each of the Chauvco Affiliates restricting such persons in connection with the sale, pledge or other disposal of Exchangeable Shares, Pioneer Common Stock and CRI Shares. See, "-- Other Agreements -- Affiliates Agreements."

     Pioneer has agreed that it will file and maintain in effect a registration statement on Form S-3 covering the issuance of the Pioneer Common Stock from time to time in exchange for the Exchangeable Shares. The shares of Pioneer Common Stock issued from time to time in exchange for the Exchangeable Shares will be therefore freely transferable under U.S. federal securities laws, except that shares of Pioneer Common Stock received by persons who are deemed to be "affiliates" of Chauvco prior to the consummation of the Transaction will be subject to the same limitations described above that would apply if they continued to hold Exchangeable Shares.

     Canada. Pioneer and Chauvco have applied for and expect to receive rulings or orders of certain provincial securities regulatory authorities in Canada to permit the issuance to Chauvco Shareholders of the CRI Shares, Exchangeable Shares and Pioneer Common Stock and to permit resale of the CRI Shares, Exchangeable Shares and Pioneer Common Stock in such provinces without restriction by a shareholder other than a "control person," provided that no unusual effort is made to prepare the market for any such resale or to create a demand for the securities which are the subject of any such resale and no extraordinary commission or consideration is paid in respect thereof. Applicable Canadian securities legislation provides a rebuttable presumption that a person or company is a control person in relation to an issuer where the person or company alone or in combination with others holds more than 20% of the outstanding voting securities of the issuer. Upon completion of the Arrangement, Chauvco will cease to be a reporting issuer and Pioneer Canada will become a reporting issuer in certain of the provinces of Canada. Pioneer and Chauvco have also applied on behalf of Pioneer Canada to exempt Pioneer Canada from certain statutory financial, insider trading, and other reporting requirements in such provinces on the condition that Pioneer files with the securities commissions of such provinces copies of certain of its reports filed with the SEC and that holders of Exchangeable Shares receive certain materials that are sent to holders of Pioneer Common Stock.

     Pioneer and Chauvco have also applied for rulings or orders of certain provincial securities regulatory authorities in Canada to permit the issuance of Pioneer Common Stock to holders of Exchangeable Shares, and to permit the resale of Pioneer Common Stock by such holders without the requirement of filing a prospectus.

CONTINUANCE OF PIONEER CANADA UNDER THE ABCA

     Pursuant to the Plan of Arrangement, at the Effective Time, Pioneer Canada, which is currently incorporated pursuant to the BCCA, will be continued under the ABCA. Prior to the Effective Time, Pioneer will cause the sole shareholder of Pioneer Canada to pass a special resolution authorizing the continuance of Pioneer Canada under the ABCA. Overall, the rights of a shareholder of a corporation governed by the ABCA are similar to the rights of a shareholder of a company governed by the BCCA; however, there are certain instances where specific shareholder rights under the ABCA are not as broad as the rights granted by the BCCA. Under the ABCA, a fundamental change, including an amendment to the articles, amalgamation, arrangement, extraordinary sale or continuance merely requires the approval of not less than two-thirds of the votes cast by the shareholders who vote in respect of the resolution to approve such change whereas under the BCCA the approval of three-quarters of the votes cast is required. For further information regarding the differences between the ABCA and BCCA, Pioneer Stockholders and Chauvco Shareholders should consult their legal advisors and refer to the Acts.

BUSINESS COMBINATION COSTS

     Pioneer and Chauvco expect to incur nonrecurring business combination costs in connection with the Transaction estimated to be between $20 million and $30 million.

DISSENTERS' RIGHTS

     See "Dissenting Shareholders' Rights."

               INCOME TAX CONSIDERATIONS TO CHAUVCO SHAREHOLDERS
                           AND CHAUVCO OPTIONHOLDERS

CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

     In the opinion of Bennett Jones Verchere and Felesky Flynn, joint Canadian tax counsel for Chauvco, the following is a summary of the principal Canadian federal income tax considerations generally applicable to Chauvco Shareholders who, for purposes of the Canadian Tax Act, hold their Chauvco Common Shares and will hold their Exchangeable Shares, CRI Shares and shares of Pioneer Common Stock as capital property and deal at arm's length with Chauvco and Pioneer.

     All Chauvco Shareholders should consult their own tax advisors as to whether, as a matter of fact, they hold their Chauvco Common Shares and will hold their Exchangeable Shares, CRI Shares and shares of Pioneer Common Stock as capital property for the purposes of the Canadian Tax Act. In addition, the mark-to-market rules contained in the Canadian Tax Act relating to financial institutions (including certain financial institutions, registered securities dealers and corporations controlled by one or more of the foregoing) will deem such financial institutions not to hold their Chauvco Common Shares, Exchangeable Shares, CRI Shares and shares of Pioneer Common Stock as capital property for purposes of the Canadian Tax Act. Chauvco Shareholders that are financial institutions should consult their own tax advisors to determine the tax consequences to them of the application of the mark-to-market rules.

     This summary is based on the current provisions of the Canadian Tax Act, the regulations thereunder, and joint Canadian tax counsels' understanding of the current administrative practices of Revenue Canada, Customs, Excise and Taxation ("Revenue Canada"). This summary takes into account the amendments to the Canadian Tax Act and regulations publicly announced by the Minister of Finance prior to the date hereof (the "Proposed Amendments") and assumes that all Proposed Amendments will be enacted in their present form. However, no assurances can be given that the Proposed Amendments will be enacted in the form proposed, or at all.

     Except for the foregoing, this summary does not take into account or anticipate any changes in law, whether by legislative, administrative or judicial decision or action, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ from the Canadian federal income tax considerations described herein.

     WHILE THIS SUMMARY IS INTENDED TO ADDRESS ALL PRINCIPAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS, IT IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR HOLDER OF CHAUVCO COMMON SHARES OR CHAUVCO OPTIONS. THEREFORE, SUCH HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THEIR PARTICULAR CIRCUMSTANCES. NO ADVANCE INCOME TAX RULING HAS BEEN OBTAINED FROM REVENUE CANADA TO CONFIRM THE TAX CONSEQUENCES OF ANY OF THE TRANSACTIONS DESCRIBED HEREIN.

     For purposes of the Canadian Tax Act, all amounts relating to the acquisition, holding or disposition of shares of Pioneer Common Stock, including dividends, adjusted cost base and proceeds of disposition must be converted into Canadian dollars based on the prevailing United States dollar exchange rate at the time such amounts arise.

  Chauvco Shareholders Resident in Canada

     The following portion of the summary is applicable to Chauvco Shareholders who, for purposes of the Canadian Tax Act, are resident in Canada.

     Transfer of Chauvco Common Shares to Pioneer Canada for CRI Shares, the Cash Payment, and either, Exchangeable Shares, shares of Pioneer Common Stock or a combination of both. Under the Arrangement, Chauvco Shareholders will transfer their Chauvco Common Shares to Pioneer Canada in consideration for CRI Shares on a one-for-one basis and, at their election, either Exchangeable Shares, shares of Pioneer Common Stock or a combination of both. In certain circumstances, they may also receive a Cash Payment from Pioneer Canada in lieu of a number of Exchangeable Shares and shares of Pioneer Common Stock.

     Chauvco Shareholders who elect (or, because of a failure to make an election, are deemed to have elected) to only receive shares of Pioneer Common Stock in consideration for their Chauvco Common Shares will recognize a capital gain (or a capital loss) in an amount equal to the difference between (i) the aggregate fair market value of the CRI Shares and shares of Pioneer Common Stock and the amount of any Cash Payment so received, and (ii) the aggregate adjusted cost base of their Chauvco Common Shares so transferred and reasonable costs of disposition, and such Chauvco Shareholders will be deemed to have acquired their CRI Shares and shares of Pioneer Common Stock at a cost equal to the respective fair market value of such securities. Three-quarters of any capital gain (referred to in the Canadian Tax Act as a "taxable capital gain") must be included in income and three-quarters of any capital loss (referred to in the Canadian Tax Act as an "allowable capital loss") may generally be used to offset taxable capital gains in the year the loss arises, in any of the three prior years or in any subsequent year.

     A Chauvco Shareholder that is throughout the relevant taxation year a "Canadian-controlled private corporation" (as defined in the Canadian Tax Act) may be liable to pay an additional refundable tax of 6 2/3% on its "aggregate investment income" for the year, which is defined to include taxable capital gains (but not dividends or deemed dividends deductible in computing taxable income).

     If a Chauvco Shareholder is a corporation, the amount of any capital loss arising from a disposition or deemed disposition of Chauvco Common Shares may be reduced by the amount of dividends received or deemed to have been received by it on the Chauvco Common Shares previously owned by such holder, to the extent and under circumstances prescribed by the Canadian Tax Act. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns Chauvco Common Shares or where a trust or partnership of which a corporation is a beneficiary or a member is a member of a partnership or a beneficiary of a trust that owns Chauvco Common Shares.

     Capital gains realized by a Chauvco Shareholder who is an individual may be subject to an alternative minimum tax. The Canadian Tax Act provides that the tax payable by individuals (other than certain trusts) is the greater of the tax otherwise determined and an alternative minimum tax. For purposes of computing the alternative minimum tax, one-quarter of all capital gains are added back to the individual's income as otherwise determined.

     Chauvco Shareholders who elect to receive Exchangeable Shares (either together with or in substitution for shares of Pioneer Common Stock) in consideration for their Chauvco Common Shares will be entitled to make an election as described below with Pioneer Canada under subsection 85(1) of the Canadian Tax Act to defer the recognition of all or a portion of any taxable capital gain arising on the disposition. Absent the making of such an election, Chauvco Shareholders who elect to receive Exchangeable Shares will recognize a capital gain (or a capital loss) in an amount equal to the difference between
(i) the aggregate fair market value of the CRI Shares, Exchangeable Shares and shares of Pioneer Common Stock and the amount of any Cash Payment so received, and (ii) the aggregate adjusted cost base of their Chauvco Common Shares so transferred and reasonable costs of disposition. Such holders will be required to include in income any such capital gain or capital loss in the manner and subject to the rules described above, and will be deemed to have acquired their CRI Shares, Exchangeable Shares and shares of Pioneer Common Stock at a cost equal to the respective fair market value of such securities.

     Chauvco believes that the Voting Rights and Exchange Rights received and any Call Rights deemed to be conveyed to Pioneer by Chauvco Shareholders pursuant to the Arrangement who elect to receive Exchangeable Shares will have only nominal value and, therefore, that their receipt or conveyance, as the case may be, will not result in any material Canadian income tax consequences. While joint Canadian tax counsel believes it is unlikely, Revenue Canada could take the position that the Voting Rights, Exchange Rights and Call Rights have greater than nominal value, in which case the amount of any capital gain realized by a Chauvco Shareholder who elects to receive Exchangeable Shares will be increased.

     If Revenue Canada successfully asserts that the Voting Rights and Exchange Rights received by a Chauvco Shareholder have more than a nominal value, those rights will have a cost equal to such amount. If Revenue Canada successfully asserts that a holder of the Exchangeable Shares has received consideration for granting the Call Rights, the holder will have a capital gain equal to the amount of the consideration received. In general terms, any such capital gain realized should reduce the amount of capital gain that the holder will otherwise realize on a later disposition of the Exchangeable Shares.

     Subsection 85(1) Tax Elections. Pioneer Canada has agreed that it will jointly elect under subsection 85(1) of the Canadian Tax Act with Chauvco Shareholders who elect to receive Exchangeable Shares, so as to permit such holders to elect an amount which will be regarded as the proceeds of disposition of their Chauvco Common Shares. Where such an election is made, the elected amount cannot be (i) less than the greater of the adjusted cost base to such holders of their Chauvco Common Shares so disposed of and the aggregate fair market value of the CRI Shares and shares of Pioneer Common Stock and the amount of any Cash Payment received, and (ii) more than the aggregate fair market value of the Chauvco Common Shares so disposed of. The cost of the Exchangeable Shares acquired will be the difference between the amount elected and the aggregate fair market value of CRI Shares and shares of Pioneer Common Stock and the amount of any Cash Payment received by the Chauvco Shareholder on the transfer. A capital gain (or capital loss) will be realized to the extent that the proceeds (the elected amount) deemed to have been received for the Chauvco Common Shares, net of any reasonable costs associated with the disposition, exceed (or are less than) the adjusted cost base to the holder of such Chauvco Common Shares. A Chauvco Shareholder will be required to include in income any such capital gain or capital loss in the manner and subject to the rules described above. The cost of the CRI Shares and shares of Pioneer Common Stock received will be equal to the fair market value of such securities.

     Chauvco Shareholders who wish to make an election under subsection 85(1) of the Canadian Tax Act should obtain from any Revenue Canada District Taxation Office two copies of the current election forms. It will be the responsibility of each Chauvco Shareholder who wishes to make an election under subsection 85(1) of the Canadian Tax Act to complete all portions of the forms which are applicable, especially the number and adjusted cost base of the Chauvco Common Shares disposed of and the agreed amount, to sign the forms where required and to forward the signed forms to Pioneer Canada within 90 days following the Effective Time. Thereafter, subject to the forms complying with the provisions of the Canadian Tax Act, the forms will be signed by Pioneer Canada and returned to the Chauvco Shareholder for filing by the Chauvco Shareholder with Revenue Canada. Chauvco Shareholders should consult with their own tax advisors to determine whether any separate election forms must be filed with any provincial taxing authority.

     Each Chauvco Shareholder who wishes to make an election under subsection 85(1) of the Canadian Tax Act, or under any provincial legislation, should submit the necessary forms to Pioneer Canada as soon as possible and, in any event, within 90 days following the Effective Time. Pioneer Canada will not be liable for any loss or damage resulting from the late filing of any election form received by Pioneer Canada or from the invalidation of any election form unless such validation is solely attributable to any act or omission of Pioneer Canada.

     CHAUVCO SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS TO DETERMINE THE TAX CONSEQUENCES TO THEM OF THE RECOGNITION OF A CAPITAL GAIN AS A RESULT OF THE TRANSFER OF THEIR CHAUVCO COMMON SHARES TO PIONEER CANADA. UNLESS A HOLDER ELECTS TO RECEIVE EXCHANGEABLE SHARES AND MAKES AN ELECTION UNDER SUBSECTION 85(1) OF THE CANADIAN TAX ACT, A CAPITAL GAIN MAY BE REALIZED.

     Dividends Paid on Exchangeable Shares. A shareholder who is an individual will include dividends received or deemed to be received on the Exchangeable Shares in computing the shareholder's income, and will be subject to the gross-up and dividend tax credit rules normally applicable to taxable dividends received from taxable Canadian corporations.

     Subject to the special rules described below, in the case of a shareholder that is a corporation, dividends received or deemed to be received on the Exchangeable Shares will normally be deductible in computing its taxable income. A shareholder that is a "private corporation" (as defined in the Canadian Tax
Act), or any other corporation resident in Canada and controlled or deemed to be controlled by or for the benefit of an individual or a related group of individuals, may be liable under Part IV of the Canadian Tax Act to pay a refundable tax of 33 1/3% on dividends received or deemed to be received on the Exchangeable Shares to the extent that such dividends are deductible in computing the shareholder's taxable income.

     Special rules will apply to certain corporations that receive dividends on the Exchangeable Shares:

     (a) In the case of a shareholder that is a specified financial institution, a dividend received on its Exchangeable Shares will be deductible in computing its taxable income only if either:

          (i) the specified financial institution did not acquire the Exchangeable Shares in the ordinary course of the business carried on by such institution; or

          (ii) at the time of the receipt of the dividend by the specified financial institution, the Exchangeable Shares are listed on a prescribed stock exchange in Canada (which currently includes the TSE) and the specified financial institution, either alone or together with persons with whom it does not deal at arm's length, does not receive (or is not deemed to receive) dividends in respect of more than 10% of the issued and outstanding Exchangeable Shares.

     (b) If Pioneer Canada or any person with whom Pioneer Canada does not deal at arm's length is a "specified financial institution" under the Canadian Tax Act when a dividend is paid on an Exchangeable Share, then dividends received or deemed to be received by a shareholder that is a corporation may not be deductible in computing taxable income but, instead, may be fully included in taxable income under Part I of the Canadian Tax Act. Pioneer Canada has informed joint Canadian tax counsel that it is of the view that neither it nor any person with whom it does not deal at arm's length is a specified financial institution at the current time, but there can be no assurances that this status will not change prior to any dividend which is received or deemed to be received by a corporate shareholder.

     The Exchangeable Shares will be "taxable preferred shares" and "short-term preferred shares" for purposes of the Canadian Tax Act. Accordingly, Pioneer Canada will be subject to a 66 2/3% tax under Part VI.1 of the Canadian Tax Act on dividends, other than excluded dividends, paid or deemed to be paid on the Exchangeable Shares. Dividends received or deemed to be received on the Exchangeable Shares will not be subject to the 10% tax under Part IV.1 of the Canadian Tax Act applicable to certain corporations.

     In the event the IRS imposes U.S. withholding tax with respect to dividends paid on the Exchangeable Shares as set out in "-- United States Federal Income Tax Considerations -- Non-US Holders -- Dividends," it is unlikely that a Canadian resident Chauvco Shareholder will be entitled to a foreign tax credit in Canada with respect to such U.S. withholding tax.

     Redemption or Exchange of Exchangeable Shares. The disposition of an Exchangeable Share for a share of Pioneer Common Stock will be a taxable transaction. A disposition can occur as a redemption by Pioneer Canada or as an acquisition by Pioneer. The Canadian federal income tax consequences of a redemption differ from those of an acquisition. A holder exercising the right of retraction in respect of an Exchangeable Share cannot control whether the share will be acquired by Pioneer under the Retraction Call Right or redeemed by Pioneer Canada if the Retraction Call Right is not exercised; however, a holder who exercises the right of retraction will be notified if the Retraction Call Right will not be exercised by Pioneer and the holder may cancel the Notice of Retraction and retain the Exchangeable Share.

     The following explains the tax treatment to a holder of an Exchangeable Share on a redemption by Pioneer Canada and an acquisition by Pioneer.

     (a) On a redemption (including a retraction) of an Exchangeable Share by Pioneer Canada, a portion of the redemption proceeds may be deemed to be a dividend received by the holder. The deemed dividend is calculated as the amount, if any, by which the redemption proceeds exceeds the paid-up capital at that time of the Exchangeable Share. The deemed dividend is subject to the tax treatment accorded to dividends described above. Pioneer Canada is required to calculate the deemed dividend and report the amount to the holder of the Exchangeable Share. The holder of the Exchangeable Share may also have a capital gain or capital loss as a result of the redemption. The holder of the Exchangeable Share is considered to have disposed of the Exchangeable Share for proceeds of disposition equal to the redemption proceeds less the amount of the deemed dividend. In the case of a shareholder that is a corporation, in some circumstances the amount of any deemed dividend may be treated as proceeds of disposition, and not as a dividend, for purposes of calculating a capital gain.

     (b) On the acquisition of an Exchangeable Share by Pioneer, the holder will in general realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition of the Exchangeable Share, less any reasonable cost of disposition, exceed (or are less than) the adjusted cost base to the holder of the Exchangeable Share. A holder will be required to include in income any such capital gain or capital loss in the manner and subject to the rules described above. The acquisition of an Exchangeable Share by Pioneer will not result in a deemed dividend to the holder of the Exchangeable Share.

     The redemption proceeds in the case of a redemption by Pioneer Canada and the proceeds of disposition in the case of an acquisition by Pioneer will be the fair market value of a share of Pioneer Common Stock at the time of the disposition plus the amount of all declared but unpaid dividends on the Exchangeable Share.

     The cost base of a share of Pioneer Common Stock received on the retraction, redemption or exchange of an Exchangeable Share will be equal to the fair market value of the share of Pioneer Common Stock at the time of such event.

     The following example illustrates the different treatment for a redemption by Pioneer Canada and an acquisition by Pioneer, assuming hypothetically that the fair market value of the Pioneer Common Stock at the time of an exchange is $50.00, the Exchangeable Shares have a paid-up capital at that time of $5.00 per share and the adjusted cost base to the holder of the Exchangeable Share is $10.00.

                                                              ACQUISITION   REDEMPTION
                                                              -----------   ----------
Exchange Consideration......................................    $50.00        $50.00
Deemed Dividend(a)..........................................       (b)         45.00
Proceeds of Disposition for capital gains purposes..........     50.00          5.00
Adjusted Cost Base..........................................     10.00         10.00
                                                                ------        ------
Capital Gain (Capital Loss)(a)..............................    $40.00        $(5.00)
                                                                ======        ======

---------------

(a) These line items (being the deemed dividend and the capital gain (or capital loss)) must be reported by the former holder of the Exchangeable Share.

(b) There is no deemed dividend in the case of an acquisition of the Exchangeable Shares by a person other than Pioneer Canada.

     Dividends on CRI Shares and Pioneer Common Stock. Dividends paid on CRI Shares and shares of Pioneer Common Stock will be included in the recipient's income for the purposes of the Canadian Tax Act. Such dividends received by an individual shareholder will not be subject to the gross-up and dividend tax credit rules in the Canadian Tax Act. A corporation which is a shareholder will include such dividends in computing its taxable income. United States or other foreign non-resident withholding tax on such dividends will be eligible for foreign tax credit or deduction treatment where applicable under the Canadian Tax Act. Special considerations may also apply to the receipt of dividends by a Canadian resident shareholder at a time when either CRI or Pioneer, as the case may be, is a "foreign affiliate" of the corporate shareholder within the meaning of the Canadian Tax Act.

     Disposition of CRI Shares and Pioneer Common Stock. A disposition or deemed disposition of a CRI Share and a share of Pioneer Common Stock by a holder will generally result in a capital gain (or capital loss) equal to the amount by which the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the holder of the share. Such holders will be required to include in income any such capital gain or capital loss in the manner and subject to the rules described above.

  Eligibility for Investment

     Qualified Investments. Provided the CRI Shares, Exchangeable Shares and the shares of Pioneer Common Stock are listed on a prescribed stock exchange (which currently includes the TSE and the NYSE), such securities will be qualified investments under the Canadian Tax Act for trusts governed by registered retirement savings plans, registered retirement income funds and deferred profit sharing plans. The Voting Rights and Exchange Rights will not be qualified investments under the Canadian Tax Act. However, as indicated above, Chauvco is of the view that the fair market value of these rights is nominal.

     Foreign Property. Provided the Exchangeable Shares are listed on a prescribed stock exchange in Canada (which currently includes the TSE) and Pioneer Canada continues to maintain a substantial presence in Canada, the Exchangeable Shares will not be foreign property under the Canadian Tax Act for trusts governed by registered pension plans, registered retirement savings plans, registered retirement income funds and deferred profit sharing plans or for certain other tax-exempt persons. Pioneer Canada will be considered to have a substantial presence in Canada if it satisfies certain asset tests or if it maintains an office in Canada and Pioneer Canada, or a corporation controlled by it, employs more than five employees in Canada full time in the active conduct of a business, other than an investment activity or a business carried on through a partnership of which the corporation is not a majority interest partner. Chauvco has informed joint Canadian tax counsel that following the Arrangement, Pioneer Canada will satisfy this substantial presence test and expects that Pioneer Canada will continue to satisfy the test.

     The CRI Shares and the shares of Pioneer Common Stock will be foreign property under the Canadian Tax Act as will the Voting Rights and Exchange Rights.

  Dissenting Chauvco Shareholders

     A dissenting Chauvco Shareholder will realize a deemed dividend and a capital gain (or a capital loss) based on the consideration received for its Chauvco Common Shares, computed as generally described above in the case of a redemption (including a retraction) of an Exchangeable Share by Pioneer Canada for a share of Pioneer Common Stock under "Redemption or Exchange of Exchangeable Shares." Dissenting Chauvco Shareholders should consult their own tax advisors in respect of the treatment of such deemed dividends. Additional income tax considerations may be relevant to dissenting Chauvco Shareholders who fail to perfect or withdraw their claims pursuant to the right of dissent.

  Chauvco Shareholders Not Resident in Canada

     The following portion of the summary is applicable to Chauvco Shareholders who, for purposes of the Canadian Tax Act, are neither resident in Canada nor deemed to be resident in Canada and who do not use or hold and are not deemed to use or hold their Chauvco Common Shares in carrying on a business in Canada (referred to hereinafter as a "Non-Resident Holder").

     Under the Arrangement, Non-Resident Holders will not be entitled to elect to receive Exchangeable Shares and will instead transfer their Chauvco Common Shares to Pioneer Canada in consideration for CRI Shares and shares of Pioneer Common Stock (and possibly a Cash Payment). A Non-Resident Holder will only be subject to taxation in Canada in respect of the disposition of Chauvco Common Shares if such shares constitute "taxable Canadian property" (within the meaning of the Canadian Tax Act). Generally, the Chauvco Common Shares will not be taxable Canadian property unless the holder uses or holds, or is deemed to use or hold, the Chauvco Common Shares in connection with carrying on a business in Canada or the holder, either alone or together with persons with whom the holder does not deal at arm's length, has owned (or had under option) 25% or more of the issued shares of any class or series of the capital stock of Chauvco at any time within five years preceding the date of the disposition.

     A Non-Resident Holder will not generally be subject to tax under the Canadian Tax Act on a disposition of the CRI Shares or the shares of Pioneer Common Stock unless at the time of the disposition the shares are not listed on a prescribed stock exchange in Canada and more than 50% of the value of such shares is derived directly or indirectly from real property situated in Canada or Canadian resource property. Similarly, Non-Resident Holders will not be subject to tax under the Canadian Tax Act on dividends paid on the CRI Shares or the shares of Pioneer Common Stock.

  Chauvco Optionholders

     Under the Arrangement, Chauvco Optionholders will transfer their Chauvco Options to Pioneer Canada in consideration for CRI Shares and shares of Pioneer Common Stock. Chauvco Optionholders who are residents of Canada for the purposes of the Canadian Tax Act should be subject to tax in Canada on three-quarters of the difference between (a) the aggregate fair market value of the CRI Shares and the shares of Pioneer Common Stock received, and (b) the amount, if any, of the Option Payment made by Pioneer Canada.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     This section discusses certain material U.S. tax considerations to Chauvco Shareholders who receive CRI Shares and either Pioneer Common Stock or Exchangeable Shares pursuant to the Arrangement, but it does not purport to be a complete analysis of all the potential tax effects thereof. Unless otherwise indicated, "U.S. tax" means United States federal income tax under the Internal Revenue Code of 1986 (the "U.S. Code").

     This discussion is based on the law in effect as of the date of this Joint Proxy Statement. The legal conclusions contained herein represent the opinion of Baker & Botts, L.L.P., United States counsel to

Chauvco. No advance income tax ruling has been sought or obtained from the United States Internal Revenue Service (the "IRS"), and there can be no assurance that the IRS will not successfully challenge certain of the conclusions reached in this discussion, particularly those as to which uncertainty is indicated.

     Except as specifically stated otherwise, the discussion does not address state, local, or foreign taxes or federal tax aspects other than United States federal income taxation under the U.S. Code, nor does it address all aspects of such tax that may be applicable to the specific circumstances of a particular Chauvco Shareholder. The discussion may not apply to Chauvco Shareholders that are subject to special provisions of the U.S. Code, such as tax-exempt organizations, financial institutions, insurance companies, broker-dealers, persons having a "functional currency" other than the United States dollar, Chauvco Shareholders who hold Chauvco Common Shares as part of a straddle, wash sale, hedging or conversion transaction (other than by virtue of their participation in the Arrangement), and Chauvco Shareholders who acquired their Chauvco Common Shares through the exercise of employee stock options or otherwise as compensation for services.

     EACH CHAUVCO SHAREHOLDER IS URGED TO CONSULT WITH A TAX ADVISOR WITH RESPECT TO THE UNITED STATES FEDERAL, STATE AND LOCAL TAX CONSEQUENCES AND THE FOREIGN TAX CONSEQUENCES OF THE ARRANGEMENT, INCLUDING THE RECEIPT AND OWNERSHIP OF PIONEER COMMON STOCK, CRI SHARES, AND EXCHANGEABLE SHARES.

  U.S. Holders

     General. This subsection is addressed to U.S. Holders that hold Chauvco Common Shares as capital assets and who do not receive any Exchangeable Shares. For purposes of the foregoing, a U.S. Holder means (a) a citizen or individual resident of the United States, (b) a corporation or partnership created or organized in or under the laws of the United States or any state thereof, (c) an estate the income of which is includible in its gross income for United States federal income tax purposes without regard to its source, or (d) a trust as to which a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. To simplify the discussion, masculine pronouns will be used to refer to a single U.S. Holder unless the discussion specifically refers to a U.S. Holder that is not an individual.

     Exchange of Chauvco Common Shares. Assuming that Chauvco was not at any relevant time classified as a PFIC as defined below under the heading "Passive Foreign Investment Company Considerations," each U.S. Holder will recognize capital gain or loss in an amount equal to the difference between his basis in the Chauvco Common Shares surrendered and the sum of the fair market value of the Pioneer Common Stock and CRI Shares and the cash (if any) received in exchange therefor. For U.S. tax credit purposes, any gain realized by a U.S. Holder will generally be treated as U.S. source, except that, if under the income tax treaty between the United States and Canada (the "Tax Treaty") any Canadian tax is imposed on the exchange, the gain would be treated as Canadian source at the election of the U.S. Holder. As a result, the Canadian tax would generally be available as a credit against the U.S. tax attributable to such gain.

     Under the Taxpayer Relief Act of 1997 (the "1997 Act"), the maximum capital gains rate for individuals has been reduced to 20% for Chauvco Common Shares held for more than 18 months before the exchange, but the applicable rate will depend upon the holding period for the U.S. Holders of Chauvco Common Shares, other taxable income, and other factors.

     For purposes of computing gain or loss, and whether short-term or long-term, on any subsequent disposition of Pioneer Common Stock or CRI Shares, the U.S. Holder will have a tax basis in each share equal to its fair market value on the date of receipt, and will have a holding period in the shares that begins on the day after the date of receipt.

     Dissenters. A U.S. Holder who exercises a right to dissent from the Arrangement will recognize capital gain or loss on the exchange of Chauvco Common Shares for cash in an amount equal to the difference between the amount of cash received and his basis in the Chauvco Common Shares, except that a portion of the amount received may be classified as interest for U.S. tax purposes.

     Ownership and Disposition of CRI Shares. Assuming that CRI is also not a PFIC for any year, dividends paid to a U.S. Holder with respect to CRI Shares generally will constitute ordinary dividend income to the extent paid out of CRI's earnings and profits as determined under U.S. tax principles. The amount of a dividend paid in non-U.S. currency will be calculated by reference to the exchange rate in effect on the date the dividend is distributed. Foreign currency gain or loss may be realized on any currency received that is not converted into United States dollars on such date. Dividends will generally be treated as foreign source passive income for foreign tax credit limitation purposes. Any foreign tax imposed on such dividends will generally be allowable either as a credit against the holder's U.S. tax liability (subject to applicable limitations) or as a deduction in computing U.S. taxable income. Gain or loss recognized on the disposition of CRI Shares will generally be treated as U.S. source for U.S. tax purposes.

     Passive Foreign Investment Company Considerations. For U.S. tax purposes, a corporation is classified as a passive foreign investment company ("PFIC") for each taxable year in which either (a) 75 percent or more of its gross income is passive income (as defined for U.S. tax purposes) or (b) on average for such taxable year, 50 percent or more in value of its assets produce passive income or are held for the production of passive income. For purposes of applying the foregoing tests, a corporation is deemed to own the assets and receive the gross income of its significant subsidiaries.

     Chauvco believes that it did not constitute a PFIC for any year ending upon or prior to the Arrangement, but it has not sought an opinion of counsel to that effect. CRI will endeavor to avoid PFIC status, but there can be no assurance that it will succeed in doing so. If CRI believes that it has become a PFIC for a taxable year, it will endeavor so to notify U.S. Holders of CRI Shares.

     If a corporation is a PFIC at any time in which a U.S. Holder owns its shares and has not elected ("QEF Election") to treat the corporation as a qualified electing fund, the gain recognized on the disposition of such shares is taxed as ordinary income at rates that might be higher than those otherwise applicable and an interest charge is imposed on such gain. The general effect of a QEF Election is to require the U.S. Holder's pro rata share of the corporation's income for each taxable year in which the corporation is classified as a PFIC to be included in his taxable income, even if no dividend distributions are received. The holder, however, can also elect to defer payment of the taxes on such income, subject to an interest charge, until the shares are transferred or a distribution on such shares is received. In addition, it is possible that under the 1997 Act a U.S. Holder will be permitted beginning in 1998 to make a mark-to-market election with respect to shares of a PFIC in lieu of incurring the special tax and interest charge on disposition of those shares.

  Non-U.S. Holders

     General. This subsection addresses the U.S. tax consequences of owning and disposing of Exchangeable Shares, Pioneer Common Stock, and CRI Shares by Chauvco Shareholders who are not U.S. Holders ("Non-U.S. Holders"). It is expected that most Chauvco Shareholders who, for purposes of the Canadian Tax Act, are resident or deemed to be resident in Canada will be Non-U.S. Holders. A Non-U.S. Holder seeking benefits under an applicable tax treaty or an exemption from U.S. withholding tax for "effectively connected income," as described below, may be required to comply with additional certification and other requirements in order to establish his entitlement to such benefits or exemption. This discussion does not consider U.S. tax consequences that may be relevant to a Non-U.S. Holder who is a United States expatriate or who has other special facts and circumstances.

     Dividends. Dividends received by a Non-U.S. Holder with respect to Pioneer Common Stock that are not effectively connected with the conduct of a trade or business in the United States will generally be subject to U.S. withholding tax. The U.S. withholding tax rate is 30% unless reduced by treaty. Under the Tax Treaty, the rate currently is 15 percent, generally, on dividends paid to residents of Canada. With exceptions that CRI does not expect to be applicable, dividends on the CRI Shares will not be subject to U.S. withholding tax. Neither Pioneer Canada nor Pioneer intends to withhold any amount for U.S. withholding tax on dividends paid to Non-U.S. Holders of Exchangeable Shares. There is some possibility, however, that the IRS may successfully assert that U.S. withholding tax is payable with respect to such dividends.

     Gain on Dispositions. A Non-U.S. Holder generally will not be subject to U.S. tax on any gain recognized on the receipt, sale or exchange of the Exchangeable Shares, CRI Shares, or Pioneer Common Stock, unless (a) such gain is effectively connected with a trade or business in the United States, or, if a tax treaty applies, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States, or (b) the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions are satisfied. In this connection, any Non-U.S. Holder who at any time actually and constructively owns more than 5% of either the Exchangeable Shares or the Pioneer Common Stock should be aware that Pioneer is probably a "United States real property holding corporation" within the meaning of section 897 of the U.S. Code, and therefore such Non-U.S. Holder should seek advice whether his gain or loss would be deemed to be effectively connected with a U.S. business.

     U.S. Estate Tax. Pioneer Common Stock held by an individual Non-U.S. Holder at the time of death will be deemed to be a U.S. situs asset for purposes of U.S. estate tax law and therefore will generally be subject to the U.S. estate tax, except as may otherwise be provided by an applicable tax or estate tax treaty with the United States. No opinion is expressed as to the situs of Exchangeable Shares for purposes of U.S. estate tax law. The CRI Shares will not be considered U.S. situs assets for purposes of U.S. estate tax law.

  Chauvco Optionholders

     This section discusses certain material U.S. tax considerations to citizens or residents of the United States who hold Chauvco Options that were received as compensation for services ("U.S. Optionholders") and who receive Pioneer Common Stock, CRI Shares, and the Cash Payment and cash (if any) upon the transfer of Chauvco Options pursuant to the Arrangement. It is assumed that U.S. Optionholders will hold such Pioneer Common Stock and CRI Shares as capital assets. As used in this section, the term "U.S. tax" means United States federal income tax under the U.S. Code.

     The discussion is based on the law in effect as of the date of this Joint Proxy Statement. The legal conclusions contained herein represent the opinion of Baker & Botts, L.L.P. No advance income tax ruling has been sought or obtained from the IRS.

     The discussion does not address state, local, or foreign taxes or federal tax aspects other than United States federal income taxation under the U.S. Code, nor does it address all aspects of such tax that may be applicable to the specific circumstances of a particular U.S. Optionholder.

     EACH U.S. OPTIONHOLDER IS URGED TO CONSULT WITH A TAX ADVISOR WITH RESPECT TO THE UNITED STATES FEDERAL, STATE AND LOCAL TAX CONSEQUENCES AND THE FOREIGN TAX CONSEQUENCES OF THE ARRANGEMENT, INCLUDING THE RECEIPT AND OWNERSHIP OF PIONEER COMMON STOCK AND CRI SHARES.

     U.S. Optionholders will recognize ordinary income, taxable as compensation, upon the receipt of Pioneer Common Stock, CRI Shares, and the Cash Payment and cash (if any) pursuant to the Arrangement. The amount of such income will be the fair market value of the Pioneer Common Stock and CRI Shares, increased by the Cash Payment and any cash received and reduced, in the case of a U.S. Optionholder who elects to make the Option Payment, by the amount of the Option Payment.

     Under certain circumstances, all or a portion of such income may be excludible under section 911 of the U.S. Code. To the extent that the income is not so excludible, Canadian tax imposed on such income may be available as a credit against the U.S. tax attributable to the income. U.S. Optionholders should consult their own tax advisors with respect to these matters.

     The basis to the U.S. Optionholder of the Pioneer Common Stock and CRI Shares will be their fair market value on the date of receipt, and the holding period will begin on the day after such date. Gain recognized by a U.S. Optionholder on a subsequent disposition of the Pioneer Common Stock will be capital gain. Under the 1997 Act, the maximum capital gains rate for individuals has been reduced to 20% for Pioneer Common Stock held for more than 18 months before the disposition, but the applicable rate will depend upon the holding period for the Pioneer Common Stock, other taxable income, and other factors. Considerations as to the ownership and disposition by U.S. Optionholders of CRI Shares are the same as those applicable to

U.S. Holders. See "United States Federal Income Tax Considerations -- U.S. Holders -- Ownership and Disposition of CRI Shares."

                              BUSINESS OF PIONEER

GENERAL

     Pioneer was formed in April 1997 as a Delaware corporation and, prior to August 7, 1997, had not conducted any significant activities. Effective as of August 7, 1997, Parker & Parsley, formerly a Delaware corporation, and Mesa, formerly a Texas corporation, completed their business combination pursuant to an Amended and Restated Agreement and Plan of Merger dated as of April 6, 1997 (the "Merger Agreement"), among Parker & Parsley, Mesa, and its wholly-owned subsidiaries, Pioneer and Mesa Operating Co., a Delaware corporation ("MOC"). Upon the terms and subject to the conditions of the Merger Agreement, (a) Mesa merged with and into Pioneer, with Pioneer being the surviving corporation, and
(b) Parker & Parsley merged with and into a wholly-owned subsidiary of Pioneer, Pioneer Natural Resources USA, Inc., a Delaware corporation, formerly known as MOC ("Pioneer USA"), with Pioneer USA being the surviving corporation (collectively, the "Parker/Mesa Merger").

     Pioneer's business activities are conducted through wholly-owned subsidiaries and are comprised of the business activities formerly conducted by Parker & Parsley and Mesa. More than 90% of Pioneer's assets are held by Pioneer USA. Domestic drilling and production operations are principally located in Texas, Kansas, Oklahoma, Louisiana, New Mexico and offshore Gulf of Mexico. International drilling and production operations are located in Argentina and Guatemala.

     Pioneer is a corporation governed by the DGCL and its principal executive office is located at 1400 Williams Square West, 5205 N. O'Connor Blvd., Irving, Texas 75039 (telephone number 972-444-9001).

OVERVIEW OF THE PIONEER ENTERPRISE

     THE INFORMATION INCLUDED UNDER THIS HEADING "OVERVIEW OF THE PIONEER ENTERPRISE" IS AS OF DECEMBER 31, 1996, GIVES EFFECT TO THE COMBINATION OF PARKER & PARSLEY AND MESA (INCLUDING GIVING EFFECT TO THE GREENHILL ACQUISITION), AND IS ON A PRO FORMA BASIS GIVING EFFECT TO THE TRANSACTION AS IF IT HAD OCCURRED ON DECEMBER 31, 1996.

     The Transaction will strengthen Pioneer's status as a preeminent independent oil and gas company by combining Pioneer's long-lived, low cost oil and gas reserves and gas processing facilities with Chauvco's high quality reserves, significant growth potential and international assets and prospects. After the Transaction, Pioneer will be the second largest independent oil and gas exploration and production company in the United States, based on total proved reserves, with a balanced oil and gas reserve base and significant production and reserve growth potential. Led by a proven management team, Pioneer will continue to have the financial strength and flexibility to pursue an aggressive growth strategy through a coordinated balance of exploitation, exploration and acquisition activities.

     Pioneer's principal strengths and strategies are the following:

  Reserves and Operating Areas

     - Pioneer has 703 MMBOE of reserves, comprised of 2.3 Tcf of natural gas and 315 MMBbls of crude oil and liquids, 85% of which are concentrated in the United States, principally the MidContinent region and Texas. Outside the United States, Pioneer has core operating areas in western Canada and Argentina which account for 6% and 9% of proved reserves, respectively.

     - Pioneer's reserve base is long-lived, with an aggregate reserve to production ratio of approximately 12 years, and well-balanced, with 55% natural gas and 45% crude oil and liquids.

     - Pioneer operates wells representing approximately 80% of its total proved reserves and is a dominant operator in the United States, in the Hugoton, West Panhandle and Spraberry fields. Pioneer also operates in western Canada and Argentina.

  Drilling and Growth Opportunities

     - Pioneer has approximately 4,700 drilling locations, of which approximately 3,000 are in the United States, primarily in west Texas and along the Texas and Louisiana coasts, and approximately 1700 are in western Canada and Argentina.

     - Pioneer has approximately 2.2 million net undeveloped acres, of which approximately 700,000 are located in the United States and approximately 1.5 million are located in western Canada and Argentina.

     - Pioneer expects to invest 25% of its 1998 capital expenditure budget in exploration activities, with the balance to be invested in development drilling and exploitation activities.

  Management

     - Pioneer's management team is led by Jon Brumley and Scott Sheffield. Mr. Brumley is the Chairman of the Board and Mr. Sheffield is the President and Chief Executive Officer. Both Mr. Brumley and Mr. Sheffield are proven leaders in the industry, with well established records of successfully building oil and gas companies.

     - The Pioneer Board will be enhanced and expanded to 16 members by the addition of Guy Turcotte, Chauvco's Chief Executive Officer (subject to Pioneer Stockholder approval), and James Baroffio, a member of the Chauvco Board, both of whom are experienced leaders in the exploration and production industry.

     - With inside ownership of 17%, the Pioneer Board's and management team's interests in creating value are aligned with those of its stockholders.

  Objectives and Growth Strategy

     - Increasing stockholder value. Pioneer's five-year growth goal is to increase stockholder value by doubling operating cash flow through increases in production. Although Pioneer's management team believes it can reach this goal, there can be no assurances that cash flow from operations will double or increase at all. See "Risk Factors" for a discussion of certain risks associated with Pioneer's intent to pursue an aggressive growth strategy.

     - Development and production enhancement activities. Pioneer seeks to increase reserves and production through exploitation activities, including development drilling and recompletions in its core operating areas.

     - Exploration. Pioneer's exploration activities use the latest in seismic, drilling and completion technology to identify and drill sites with high reserve potential, such as those in the southern Louisiana transition zone, the Gulf of Mexico, east Texas, western Canada and Argentina.

     - Acquisitions. Pioneer pursues acquisitions to enhance existing core areas or to establish new core areas. Pioneer's acquisition efforts focus on opportunities to increase reserves and production through both exploitation and exploration activities with a high degree of operational control.

     - Increasing natural gas processing capacity in core areas. Pioneer intends to expand the processing capabilities of its gas processing facilities and will strive to obtain additional dedications of third party gas to these plants. By owning and operating these processing facilities, Pioneer retains the processing margin on the gas it produces, as well as on gas produced by third parties.

     - Maintaining financial strength and flexibility. Pioneer intends to maintain financial strength, flexibility and an investment grade rating for its senior debt by seeking to: (i) maintain its credit ratios consistent with guidelines established by the major credit rating agencies for investment grade companies; (ii) fund its development and exploration activities primarily with internally generated cash flow;
       (iii) continue a portfolio management approach to its assets so as to direct future investments toward projects that enhance growth; (iv) use hedging strategies to reduce price risk in supporting its capital expenditure budget and its acquisition activities; and (v) reduce per unit operating and general and administrative expenditures.

     - Aligning the interests of its directors, officers, senior management, key technical personnel and stockholders. Pioneer believes that it is essential to align the interests of management and employees with those of its stockholders through equity based compensation plans and ownership of Pioneer Common Stock by directors, officers and employees. To attract, retain and motivate quality personnel, Pioneer utilizes the Pioneer Long-Term Incentive Plan and the Pioneer Employee Stock Purchase Plan.

     See "Risk Factors -- Cautionary Statement Regarding Forward-Looking Information."

MANAGEMENT OF PIONEER

  Directors and Executive Officers

     Set forth below is certain information concerning the directors and executive officers of Pioneer.

                                                   DIRECTOR
NAME                                         AGE    CLASS               POSITION
----                                         ---   --------             --------
I. Jon Brumley.............................  58     III       Chairman of the Board
Scott D. Sheffield.........................  44     II        Director, President and Chief
                                                                Executive Officer
Timothy L. Dove............................  40               Executive Vice President --
                                                                Business Development
Dennis E. Fagerstone.......................  48               Executive Vice President
Mel Fischer................................  63               Executive Vice President --
                                                                World Wide Exploration
Mark L. Withrow............................  49               Executive Vice President,
                                                                General Counsel and
                                                                Secretary
Lon C. Kile................................  41               Executive Vice President
M. Garrett Smith...........................  36               Senior Vice President --
                                                                Finance
R. Hartwell Gardner........................  62      I        Director
John S. Herrington.........................  57      I        Director
Kenneth A. Hersh...........................  34     II        Director
James L. Houghton..........................  66      I        Director
Jerry P. Jones.............................  65     II        Director
Boone Pickens..............................  68     III       Director
Richard E. Rainwater.......................  52     III       Director
Charles E. Ramsey, Jr......................  60     III       Director
Arthur L. Smith............................  44     III       Director
Philip B. Smith............................  45      I        Director
Robert L. Stillwell........................  60     II        Director
Michael D. Wortley.........................  50      I        Director

     The Pioneer Restated Certificate provides for a classified Board of Directors, divided into three classes. The Class I directors' terms expire at Pioneer's 1998 annual stockholders' meeting, the Class II directors' terms expire at Pioneer's 1999 annual stockholders' meeting and the Class III directors' terms expire at Pioneer's 2000 annual stockholders' meeting. Each director elected at each such meeting serves for a term ending on the date of the third annual stockholders' meeting after his election or until his earlier death, resignation or removal. The class designation of each of Pioneer's directors is indicated in the list of directors above.

     Set forth below is a description of the backgrounds of the directors, executive officers and advisor of Pioneer:

     MR. BRUMLEY, graduate of the University of Texas with a B.A. and of the Wharton School of Finance and Commerce with a M.B.A., has served as Chairman of the Board of Directors of Pioneer since August 1997. He served as Chairman of the Board of Directors and Chief Executive Officer of Mesa from August 1996 until August 1997. From 1986 to mid-1996, Mr. Brumley cofounded and served as Chairman of the Board of Directors of Cross Timbers Oil Company and from 1974 to 1985, Mr. Brumley served as President and Chief Executive Officer of Southland Royalty Company.

     MR. SHEFFIELD, a distinguished graduate of the University of Texas with a B.S. in Petroleum Engineering, has served as the President and Chief Executive Officer and as a director of Pioneer since August 1997. He was the President and a director of Parker & Parsley from May 1990 until August 1997 and was the Chairman of the Board and Chief Executive Officer of Parker & Parsley from October 1990 until August 1997. Mr. Sheffield was the sole director of Parker & Parsley from May 1990 until October 1990. Mr. Sheffield joined Parker & Parsley Development Company ("PPDC"), a predecessor of Parker & Parsley, as a petroleum engineer in 1979. Mr. Sheffield served as Vice President -- Engineering of PPDC from September 1981 until April 1985, when he was elected President and a director. In March 1989, Mr. Sheffield was elected Chairman of the Board and Chief Executive Officer of PPDC. Before joining PPDC's predecessor, Mr. Sheffield was employed as a production and reservoir engineer for Amoco Production Company.

     MR. DOVE became Executive Vice President-Business Development of Pioneer in August 1997. Mr. Dove joined Parker & Parsley in May 1994 as Vice
President -- International and was promoted to Senior Vice President -- Business Development in October 1996, in which position he served until August 1997. Prior to joining Parker & Parsley, Mr. Dove was employed with Diamond Shamrock Corp., and its successor, Maxus Energy Corp, in various capacities in international exploration and production, marketing, refining and marketing, and planning and development. Mr. Dove earned a Bachelor of Science degree in Mechanical Engineering from Massachusetts Institute of Technology in 1979 and received his Masters of Business Administration in 1981 from the University of Chicago.

     MR. FAGERSTONE, a graduate of the Colorado School of Mines with a B.S. in Petroleum Engineering, became an Executive Vice President of Pioneer in August 1997. Mr. Fagerstone served as Executive Vice President and Chief Operating Officer of Mesa from March 1, 1997 until August 1997. From October 1996 to February 1997, Mr. Fagerstone served as Senior Vice President and Chief Operating Officer of Mesa and from May 1991 to October 1996, Mr. Fagerstone served as Vice President -- Exploration and Production of Mesa. From June 1988 to May 1991, Mr. Fagerstone served as Vice President -- Operations of Mesa.

     MR. FISCHER, a graduate of the University of California at Berkeley with a Masters degree in Geology, became Executive Vice President -- World Wide Exploration of Pioneer in August 1997. Mr. Fischer served as a director of Parker & Parsley from November 1995 until August 1997. Prior to joining Parker & Parsley as a director, Mr. Fischer worked in the petroleum industry for 32 years, starting as a Petroleum Geologist with Texaco in 1962, and retiring from the position of President, Occidental International Exploration and Production Company, in March, 1994. For the 10 years prior to becoming President of Occidental International, Mr. Fischer held the position of Executive Vice President, World Wide Exploration with Occidental Oil and Gas Corporation. He is a registered geologist in the State of California, a member of the American Association of Petroleum Geologists and an emeritus member of the Board of Advisors for the Earth Sciences Research Institute at the University of Utah. Effective February 1, 1997, Mr. Fischer expanded his duties with Parker & Parsley when he was appointed to serve as Executive Vice President -- World Wide Exploration for Parker & Parsley.

     MR. WITHROW, a graduate of Abilene Christian University with a Bachelor of Science degree in Accounting and Texas Tech University with a Juris Doctorate degree, became Executive Vice President,

General Counsel and Secretary of Pioneer in August 1997. Mr. Withrow was Vice President -- General Counsel of Parker & Parsley from January 1991, when he joined Parker & Parsley, to January 1995, when he was appointed Senior Vice President, General Counsel. He was Parker & Parsley's Secretary from August 1992 until August 1997. Before joining Parker & Parsley, Mr. Withrow was the managing partner of the law firm of Turpin, Smith, Dyer, Saxe & MacDonald, Midland, Texas.

     MR. KILE, a graduate of Oklahoma State University with a Bachelor of Business Administration degree in Accounting, became Executive Vice President of Pioneer in August 1997. Mr. Kile joined Parker & Parsley in 1985 and was promoted to Senior Vice President -- Investor Relations in October 1996. Previously, he was Vice President and Manager of the Mid-Continent Division. Prior to that he held the position of Vice President -- Equity Finance & Analysis and Vice President -- Marketing and Program Administration. Prior to joining Parker & Parsley, he was employed as Supervisor -- Senior, Audit, in charge of Parker & Parsley's audit, with Ernst & Young.

     MR. SMITH (M. GARRETT), a graduate of The University of Texas with a Bachelor of Science degree in Electrical Engineering and Southern Methodist University with an M.B.A., became Senior Vice President -- Finance of Pioneer in August 1997. Mr. Smith served as Vice President -- Corporate Acquisitions of Mesa from January 1997 until August 1997. From October 1996 to December 1996, Mr. Smith served as Vice President -- Finance of Mesa and from 1994 to 1996, he served as Director of Financial Planning of Mesa. Mr. Smith was employed by BTC Partners, Inc. (a former financial advisor to Mesa) from 1989 to 1994.

     MR. GARDNER became a director of Pioneer in August 1997. He served as a director of Parker & Parsley from November 1995 until August 1997. He graduated from Colgate University with a B.A. in Economics and then earned a M.B.A. from Harvard University. Until October 1, 1995, Mr. Gardner was the Treasurer of Mobil Oil Corporation and Mobil Corporation from 1974 and 1976 respectively. Mr. Gardner is a member of the Financial Executives Institute of which he served as Chairman in 1986/1987 and is a Director of Oil Investment Corporation Ltd. and Oil Casualty Investment Corporation Ltd. Pembroke, Bermuda.

     MR. HERRINGTON, graduate of Stanford University with a B.A. in Economics and the University of California Hastings college of Law with a J.D. and L.L.B., became a director of Pioneer in August 1997. He served as a director of Mesa from January 1992 until August 1997. Since December 1991, Mr. Herrington has been involved in personal investments and real estate activities. He was Chairman of the Board of Harcourt Brace Jovanovich, Inc. (publishing) from May 1990 to November 1991 and served as a director from May 1989 to May 1990. Mr. Herrington served as the Secretary of the Department of Energy of the United States from February 1985 to May 1990.

     MR. HERSH, graduate of Princeton University with a B.A. and Stanford University Graduate School of Business with a MBA, became a director of Pioneer in August 1997. He served as a director of Mesa from July 1996 until August 1997. Since 1994, he has served as Chief Investment Officer and director of Rainwater, Inc. and as a Managing Partner of Natural Gas Partners investment funds. From 1989 to 1994, he served as a Managing Partner of Natural Gas Partners, L.P. and from 1985 to 1987, as a member of the energy group of Morgan Stanley & Co. investment banking division. Mr. Hersh is a director of HS Resources, Inc. and Titan Exploration Inc.

     MR. HOUGHTON is a certified public accountant and a graduate of Kansas University with a B.S. in Accounting, as well as a L.L.B. Mr. Houghton became a director of Pioneer in August 1997. He served as a director of Parker & Parsley from October 1991 until August 1997. Until October 1, 1991, Mr. Houghton was the lead oil and gas tax specialist for the accounting firm of Ernst & Young, was a member of Ernst & Young's National Energy Group, and had served as the Southwest Regional Director of Tax. Mr. Houghton is a member of the American Institute of Certified Public Accountants, a member of the Oklahoma Society of Certified Public Accountants and a former Chairman of its Federal and Oklahoma Taxation Committee and past President of the Oklahoma Institute on Taxation. He has also served as a Director for the Independent Petroleum Association of America and as a member of its Tax Committee. Since 1990, Mr. Houghton has served as trustee of the J.E. and L.E. Mabee Foundation, Inc.

     MR. JONES earned a B.S. from West Texas State College in 1953 and a L.L.B. from the University of Texas School of Law in 1959. Mr. Jones became a director of Pioneer in August 1997. He served as a director of Parker & Parsley from May 1991 until August 1997. Mr. Jones has been an attorney with the law firm of Thompson & Knight, P.C., Dallas, Texas since September 1959 and is a shareholder in the firm. He has specialized in civil litigation, particularly in the area of energy disputes.

     MR. PICKENS, the founder of Mesa, is a graduate of Oklahoma State University with a B.S. in geology and served as a director of Mesa from its inception until August 1997 when he became a director of Pioneer. From January 1992 to August 1996, he served as Chairman of the Board of Directors and Chief Executive Officer. From October 1985 to December 1991, Mr. Pickens served as General Partner of Mesa, L.P., predecessor of Mesa, and as Director of Pickens Operating Co. (the corporate general partner of Mesa, L.P.). From 1964 to January 1987, Mr. Pickens served as Chairman of the Board and President of Mesa in its original corporate form. Mr. Pickens is currently the Chairman of the Board of BP Capital LLC and Pickens Fuel Corp.

     MR. RAINWATER, a graduate of the University of Texas with a B.A. and the Stanford University Graduate School of Business with a M.B.A., became a director of Pioneer in August 1997. He served as a director of Mesa from July 1996 until August 1997. Since 1986, Mr. Rainwater has been an independent investor and the sole shareholder, President and a director of Rainwater, Inc. Mr. Rainwater was the founder of Crescent Real Estate Equities, Inc. in 1994 and since that time has served as Chairman of the Board. He was the co-founder of Mid Ocean Limited in 1991, the founder of Columbia Hospital Corporation (predecessor to Columbia/HCA Healthcare Corporation) in 1987 and the founder of ENSCO International, Inc. in 1986. From 1970 to 1986, Mr. Rainwater served as the Chief Investment Advisor to the Bass Family of Texas.

     MR. RAMSEY is a graduate of the Colorado School of Mines with a Petroleum Engineering degree and a graduate of the Smaller Company Management program at the Harvard Graduate School of Business Administration. He became a director of Pioneer in August 1997. From October 1991 until August 1997, Mr. Ramsey served as a director of Parker & Parsley and began operating an independent management and financial consulting firm. From June 1958 until June 1986, Mr. Ramsey held various engineering and management positions in the oil and gas industry, and for six years prior to October 1, 1991, was a Senior Vice President in the Corporate Finance Department of Dean Witter Reynolds Inc. (Dallas, Texas office). His industry experience includes 12 years of senior management experience in the positions of President, Chief Executive Officer and Executive Vice President of May Petroleum Inc. Mr. Ramsey is also a former director of MBank Dallas, the Dallas Petroleum Club and Lear Petroleum Corporation.

     MR. SMITH (ARTHUR L.) has a B.A. from Duke University, and is a graduate of New York University's Stern School of Business with a M.B.A. in Economics. Mr. Smith became a director of Pioneer in August 1997. He served as a director of Parker & Parsley from August 1991 until August 1997. He is Chairman and Chief Executive Officer of John S. Herold, Inc., a petroleum research and consulting firm based in Stanford, Connecticut. Mr. Smith acquired control of John S. Herold, Inc. in 1984 after nine years on Wall Street in institutional equity research and corporate finance with Oppenheimer and Company, Inc., The First Boston Corporation and Argus Research Corp. From 1988 to 1993, he served on the Board of Directors of the New York Society of Security Analysts. Mr. Smith holds the Chartered Financial Analyst (CFA) designation.

     MR. SMITH (PHILIP B.), a graduate of Oklahoma State University with a B.S. in mechanical engineering and the University of Tulsa with a M.B.A., became a director of Pioneer in August 1997. He served as a director of Mesa from July 1996 until August 1997. In 1996, Mr. Smith founded PRIZE Petroleum, L.L.C. From 1991 to 1996, Mr. Smith served as President, Chief Executive Officer and a director of Tide West Oil Company. From 1986 to 1991, he served as Senior Vice President of Mega Natural Gas Company and from 1980 to 1986, he held executive positions with two small exploration and production companies. From 1976 to 1980, Mr. Smith held various positions with Samson Resources Company and from 1974 to 1976, he was a production engineer with Texaco, Inc. Mr. Smith is a director of HS Resources, Inc.

     MR. STILLWELL, a graduate of the University of Texas with a B.B.A. and the University of Texas School of Law with a J.D., became a director of Pioneer in August 1997. He served as a director of Mesa from January of 1992 until August 1997, as a member of the Advisory Committee of Mesa, L.P., a predecessor Mesa, from December 1985 to December 1991 and from 1969 to January 1987, he served as a director of Mesa in its original corporate form. Mr. Stillwell has been a partner in the law firm of Baker & Botts, L.L.P. for more than the last five years.

     MR. WORTLEY, a graduate of Southern Methodist University with a B.A. in Political Science, the University of North Carolina at Chapel Hill with a Masters degree in Regional Planning, and Southern Methodist University School of Law with a J.D., became a director of Pioneer in August 1997. He served as a director of Parker & Parsley from April 1991 until August 1997. Mr. Wortley, a partner with the law firm of Vinson & Elkins L.L.P. (Dallas, Texas office), specializes in acquisitions and securities matters and serves as the co-head of the Corporate Finance and Securities Section of the firm. He served on the Board of Directors of Johnson & Wortley, P.C., from May 1994 until December 1994 and from April 1990 to May 1993, as President and Chairman of the Board from November 1991 to May 1993 and as the Managing Director from February 1992 to May 1993. From January 1989 until November 1991, he served as the Chairman of the Corporate/Securities Department.

     In addition to the directors of Pioneer, Edward O. Vetter, a graduate of the Massachusetts Institute of Technology, became a Senior Advisor to both Pioneer's Chairman and Chief Executive Officer beginning in August 1997 through at least 1998. Mr. Vetter served as a director of Parker & Parsley from February 1992 until August 1997 and has in the past served as director of AMR Corporation, American Airlines, Inc., Cabot Corporation, The Western Company of North America and Champion International Corporation. Since 1977, Mr. Vetter has been President of Edward O. Vetter & Associates, a management consulting firm in Dallas, Texas. Mr. Vetter was the Energy Advisor to the Governor of Texas from 1979 to 1983, was chairman of the Texas Department of Commerce from 1987 to 1991, and was a Presidential appointee to the U.S. Competitiveness Policy Council. He is a life trustee of the Massachusetts Institute of Technology and a former member of the National Petroleum Council.

  Compensation of Directors

     As compensation for services as a director of Pioneer, each non-employee director receives an annual retainer fee, which is paid 50% in cash and 50% in the form of Pioneer Common Stock, or at the election of the director, 100% in Pioneer Common Stock. The amount of the annual retainer fee is $40,000, or $50,000 for such directors that serve on committees. In addition, each non-employee director is reimbursed for travel expenses incurred in connection with attending meetings of the Board of Directors or its committees and an additional $2,500 for services as chairman of a committee. No additional fees are paid for attending board or committee meetings. Executive officers of Pioneer who serve as directors do not receive additional compensation for serving on the Pioneer Board.

  Indemnification

     Pioneer has entered into indemnification agreements with each of its directors and officers. These agreements require Pioneer to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law ("DGCL") and to advance expenses in connection with certain claims against directors and officers. Each indemnification agreement also provides that, upon a potential change in control or change in control of Pioneer and if the indemnified director or officer so requests, Pioneer will create a trust for the benefit of the indemnified director or officer in an amount sufficient to satisfy payment of all liabilities and suits against which Pioneer has indemnified the director or officer. See "Compensation of Executive Officers -- Pioneer Indemnification."

  Committees of the Board of Directors

     The Pioneer Board has established three standing committees: the Audit Committee, the Compensation Committee and the Executive Committee. Messrs. Herrington, Houghton, Gardner and Jones serve on the

Audit Committee, Messrs. Hersh, Ramsey, Smith (Arthur L.) and Smith (Philip B.) serve on the Compensation Committee and Messrs. Brumley, Sheffield, Hersh, Ramsey, Gardner and Smith (Philip B.) serve on the Executive Committee. The functions of the Audit Committee are to recommend to the Pioneer Board the appointment of independent auditors, to review the plan and scope of any audit of Pioneer's financial statements and to review Pioneer's significant accounting policies and other matters. The functions of the Compensation Committee are to set the compensation of all officers and to administer the Pioneer Long-Term Incentive Plan and the Pioneer Employee Stock Purchase Plan, provided where necessary to comply with certain tax and securities provisions, a subcommittee of Messrs. Ramsey, Smith (Arthur L.), Smith (Philip B.) and Gardner has been formed in order to obtain the benefit of certain tax provisions. The functions of the Executive Committee are to approve acquisition or divestiture transactions by Pioneer up to $200 million, whether in cash or Pioneer securities, and to act as a preliminary screening committee for the Pioneer Board on transactions greater than $200 million.

COMPENSATION OF EXECUTIVE OFFICERS

     The compensation paid to Pioneer's executive officers is administered by the Compensation Committee of the Pioneer Board and generally consists of base salaries, annual bonuses, awards made pursuant to Pioneer's Long-Term Incentive Plan, contributions to the Pioneer-sponsored 401(k) retirement plan, and miscellaneous perquisites. The following table summarizes the total compensation for 1996, 1995, and 1994 awarded to, earned by or paid to the following persons (the "Named Executive Officers").

                         SUMMARY COMPENSATION TABLE(a)

                                                                             LONG-TERM
                                          ANNUAL COMPENSATION              COMPENSATION
                                    -------------------------------   -----------------------
                                                                              AWARDS
                                                            OTHER     -----------------------      ALL
                                                           ANNUAL     RESTRICTED     SHARES       OTHER
NAME AND                                                   COMPEN-      STOCK      UNDERLYING    COMPEN-
PRINCIPAL POSITION          YEAR     SALARY    BONUS(B)   SATION(C)   AWARDS(D)     OPTIONS     SATION(E)
------------------          ----    --------   --------   ---------   ----------   ----------   ---------
Scott D. Sheffield........  1996    $390,000   $375,375    $ 47,770    $     --     $70,000      $87,990
  Chairman of the Board,    1995     321,094         --      12,592          --      56,232        8,260
  President, and Chief      1994     330,000    165,000      69,636       6,581          --        8,260
  Executive Officer
Timothy A. Leach*.........  1996     200,000    157,500      38,516      59,500      31,000       49,519
  Executive Vice            1995     171,925         --       8,992          --      31,824        6,930
  President                 1994     120,000     84,000      33,409       1,763          --        6,930
Steven L. Beal*...........  1996     175,000    133,875      33,021      59,500      25,000       41,269
  Sr. Vice President,       1995     147,364         --       7,192          --      28,324        6,631
  Chief Financial           1994     100,000     70,000      27,068       1,681          --        4,500
  Officer & Treasurer
Mark L. Withrow...........  1996     175,000    201,737      33,021      59,500      21,000       43,103
  Sr. Vice President        1995     157,438         --       7,192          --      27,743        6,930
  & General Counsel         1994     144,000     72,000      20,916       2,460          --        6,930
David A. Chroback*........  1996     175,000    133,875      32,870      59,500      21,000       41,077
  Sr. Vice President        1995     143,125         --       6,740          --      27,493        6,441
                            1994     110,000     55,000      21,926       1,312          --        4,950
Timothy L. Dove...........  1996     160,609    190,080      30,842      59,500      21,000       38,834
  Sr. Vice President        1995     133,583         --       6,934     199,988      15,000        6,011
                            1994(f)   84,359     40,833      20,916          --      12,000           --

---------------

  * Resigned during 1997.

(a) See "-- Employee Investment Partnerships" for information about Company-sponsored employee investment partnerships in which the Named Executive Officers invested their own funds.

(b) Represents the amount awarded under Pioneer's annual bonus program and bonus awards related to specific events in accordance with Pioneer's executive compensation program administered by the Compensation Committee of the Pioneer Board. In 1994 the annual bonus was paid one-half in cash and one-half in restricted stock. In 1996, Mr. Sheffield received all of his bonus in cash, and all other Named Executive Officers received one-half of a previously established target level in restricted stock and the other one-half of target plus any excess above target in cash. The amounts shown in the Summary Compensation Table include both the cash and the value of restricted stock awards. The amount of cash and the number and value of shares of restricted stock awarded for each year under the annual bonus program are as follows:

                                                                         RESTRICTED STOCK
                                                                              AWARD
                                                                       --------------------
                                                              CASH      NUMBER     VALUE OF
                                                     YEAR    AWARD     OF SHARES    SHARES
                                                     ----   --------   ---------   --------
Mr. Sheffield......................................  1996   $375,375        --     $    --
                                                     1995         --        --          --
                                                     1994     82,500     3,529      82,500
Mr. Leach..........................................  1996    112,493     1,494      45,007
                                                     1995         --        --          --
                                                     1994     42,000     1,797      42,000
Mr. Beal...........................................  1996     94,502     1,307      39,373
                                                     1995         --        --          --
                                                     1994     35,000     1,497      35,000
Mr. Withrow........................................  1996    102,377     1,307      39,373
                                                     1995         --        --          --
                                                     1994     36,000     1,540      36,000
Mr. Chroback.......................................  1996     94,502     1,307      39,373
                                                     1995         --        --          --
                                                     1994     27,500     1,176      27,500
Mr. Dove...........................................  1996     93,956     1,200      36,137
                                                     1995         --        --          --
                                                     1994     20,427       873      20,406

     The number of shares of the restricted stock awarded as annual bonuses was calculated using the last closing sales price of Pioneer Common Stock before the time of the award ($30.125 for 1996 and $23.375 for 1994). Ownership of the restricted stock awarded in 1996 vests on August 13, 1997, and ownership of the restricted stock awarded in 1994 vested on March 31, 1995. Subject to accelerated lapse in certain circumstances, the transfer restrictions lapse on one-third of the shares on each of the first, second and third anniversaries of the date of grant (February 13, 1997, for 1996 awards and November 15, 1994, for 1994 awards). In 1996, Mr. Withrow and Mr. Dove each received restricted stock bonus awards of 2,436 shares valued at $59,987 on the date of grant in recognition of their critical role in the successful divestiture of Pioneer's Australasian assets. These shares vested on April 3, 1997, and transfer restrictions lapse one-third each year beginning from April 3, 1997. Dividends are paid on the restricted stock at the same rate as they are paid on all other shares of Pioneer Common Stock.

(c) Includes (i) cash payments to Mr. Sheffield equal to 50% of the federal income tax liability associated with the cash bonus received in lieu of restricted stock under the annual bonus program and cash payments to other Named Executive Officers for federal income tax liability associated with the receipt of restricted stock awards pursuant to the annual bonus program;
    (ii) cash payments for a portion of the federal income tax liability associated with the receipt of restricted stock pursuant to Pioneer's Performance Unit Program which was discontinued in 1995; and (iii) automobile allowances as shown below. Amounts not shown below represent miscellaneous perquisites.

                                                    FEDERAL TAX     FEDERAL TAX
                                                    LIABILITY-      LIABILITY-
                                                      ANNUAL        PERFORMANCE    AUTOMOBILE
                                            YEAR   BONUS PROGRAM   UNIT PROGRAM     ALLOWANCE
                                            ----   -------------   -------------   -----------
Mr. Sheffield.............................  1996      $35,178         $   --         $10,200
                                            1995           --             --          10,200
                                            1994       54,087          2,957          10,200
Mr. Leach.................................  1996       29,524             --           6,600
                                            1995           --             --           6,600
                                            1994       23,625            792           6,600
Mr. Beal..................................  1996       25,829             --           4,800
                                            1995           --             --           4,800
                                            1994       19,121            755           4,800
Mr. Withrow...............................  1996       25,829             --           4,800
                                            1995           --             --           4,800
                                            1994       20,250          1,105           4,800
Mr. Chroback..............................  1996       25,829             --           4,800
                                            1995           --             --           4,800
                                            1994       15,186             --           4,800
Mr. Dove..................................  1996       23,706             --           4,800
                                            1995           --             --           4,800
                                            1994       17,227             --           2,800

(d) The restricted stock awarded in 1996 represents grants on November 19, 1996, to Messrs. Leach, Beal, Withrow, Chroback and Dove of 2,000 shares each of common stock with vesting restrictions that lapse November 19, 1999. The restricted stock awarded in 1995 to Mr. Dove represents a grant on June 1, 1995, of 10,389 shares of Pioneer Common Stock with vesting restrictions that lapse June 1, 1998. The restricted stock awarded in 1994 represents partial settlement of Performance Units through grants of Pioneer Common Stock on December 30, 1994, of 321 shares to Mr. Sheffield, 86 shares to Mr. Leach, 82 shares to Mr. Beal, 120 shares to Mr. Withrow and 64 shares to Mr. Chroback. Vesting of the shares was accelerated so that 50% of the shares vested on December 31, 1995, and the remaining 50% vested on December 31, 1996. The shares are subject to transfer restrictions that will lapse with respect to one-third of the shares at the end of 1998, one-third of the shares at the end of 1999 and one-third of the shares at the end of 2000. Dividends are paid on the restricted stock at the same rate as they are paid on all other shares of Pioneer Common Stock.

    The values of the awards were calculated using the closing sales price of Pioneer Common Stock of $29.75 on November 18, 1996, $19.25 on May 31, 1995, and $20.50 on December 30, 1994.

     The total number and value of all shares of restricted stock that each executive officer held on December 31, 1996, are as follows based on the closing sales that day of $36.75:

                                                             NUMBER OF SHARES     VALUE
                                                             ----------------   ----------
      Mr. Sheffield........................................       54,400        $1,999,200
      Mr. Leach............................................       16,969           623,611
      Mr. Beal.............................................       16,185           594,799
      Mr. Withrow..........................................       24,908           915,369
      Mr. Chroback.........................................       12,181           447,652
      Mr. Dove.............................................       15,116           555,513

(e) Includes (i) Pioneer contributions under Pioneer's 401(k) plan, (ii) 1996 Pioneer contributions to Pioneer's deferred compensation retirement plan for executives, (iii) deemed payment of one-third of the principal and all accrued interest related to a 1995 stock acquisition loan program and (iv) $1,330 of premiums paid in each of 1996, 1995 and 1994 with respect to term life insurance policies for the benefit of Mr. Sheffield.

                                     401(K) EMPLOYER   NON-QUALIFIED SAVINGS PLAN   STOCK ACQUISITION
NAME                          YEAR        MATCH              EMPLOYER MATCH          LOAN AGREEMENT
----                          ----   ---------------   --------------------------   -----------------
Mr. Sheffield...............  1996       $6,750                 $29,250                  $50,660
                              1995        6,930                      --                       --
                              1994        6,930                      --                       --
Mr. Leach...................  1996        7,500                  15,000                   27,019
                              1995        6,930                      --                       --
                              1994        6,930                      --                       --
Mr. Beal....................  1996        7,688                   6,563                   27,019
                              1995        6,930                      --                       --
                              1994        6,930                      --                       --
Mr. Withrow.................  1996        7,688                  13,125                   22,290
                              1995        6,631                      --                       --
                              1994        4,500                      --                       --
Mr. Chroback................  1996        7,688                  13,125                   20,264
                              1995        6,441                      --                       --
                              1994        4,950                      --                       --
Mr. Dove....................  1996        7,875                  12,046                   18,913
                              1995        6,011                      --                       --
                              1994           --                      --                       --

(f) Mr. Dove joined Pioneer as an employee on April 28, 1994.

     Stock Options. The Long-Term Incentive Plan provides for employee awards in the form of stock options, stock appreciation rights, restricted stock, and Performance Units payable in stock or cash. The maximum number of shares of Pioneer Common Stock that may be issued under the Long-Term Incentive Plan is equal to 10% of the total shares of Pioneer Common Stock outstanding from time to time. The Long-Term Incentive Plan had 105,155 shares available for additional awards at December 31, 1996.

     The following table sets forth information about stock option grants made during 1996 to the Named Executive Officers.

                                      OPTION GRANTS IN LAST FISCAL YEAR
                                              INDIVIDUAL GRANTS
                                      ----------------------------------
                                                     % OF
                                                     TOTAL
                                                    OPTIONS
                                      NUMBER OF     GRANTED    EXERCISE
                                      SECURITIES      TO        OR BASE
                                      UNDERLYING   EMPLOYEES     PRICE
                                       OPTIONS     IN FISCAL   PER SHARE   EXPIRATION   GRANT DATE
NAME                                  GRANTED(A)     YEAR         (B)         DATE       VALUE(C)
----                                  ----------   ---------   ---------   ----------   ----------
Mr. Sheffield.......................    70,000       11.0%      $29.75      11/19/01     $707,700
Mr. Leach...........................    31,000        4.9%       29.75      11/19/01      313,410
Mr. Beal............................    25,000        3.9%       29.75      11/19/01      252,750
Mr. Withrow.........................    21,000        3.3%       29.75      11/19/01      212,310
Mr. Chroback........................    21,000        3.3%       29.75      11/19/01      212,310
Mr. Dove............................    21,000        3.3%       29.75      11/19/01      212,310

---------------

(a) Stock options were granted under the Pioneer Long-Term Incentive Plan. The options were granted on November 19, 1996, vest at the rate of one-third each year commencing on the first anniversary of the grant date, and have a term of five years. The Compensation Committee retains discretion, subject to plan limits, to modify the terms of the options and to reprice the options. In the event of a change in control as defined in the Pioneer Long-Term Incentive Plan, each holder of an option will immediately be granted corresponding stock appreciation rights and the options will immediately become fully vested and exercisable in full.

(b) The exercise price per share is equal to the closing price of Pioneer Common Stock on the NYSE composite tape on the day before the date of grant.

(c) The estimated grant date value of the options is determined using the Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the options include the following:

     - An interest rate of 6.18% which represents the interest rate on a U. S. Treasury security with a maturity date corresponding to the option term.

     - Volatility of 32.22% calculated using daily stock prices for the 120-day period prior to the grant date.

     - Dividends at the rate of $.10 per share representing the annualized dividends paid with respect to a share of common stock at the date of grant.

     No other adjustments were made to the model for non-transferability or risk of forfeiture. The ultimate values of the options will depend on the future market price of the Pioneer's stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of Pioneer Common Stock over the exercise price on the date the option is exercised.

     The following table sets forth, for each Named Executive Officer, information concerning the exercise of stock options during 1996 and the value of unexercised stock options as of December 31, 1996.

                    AGGREGATED EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTIONS VALUES

                                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                              NUMBER OF                    UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                               SHARES                    OPTIONS AT FISCAL YEAR-END       AT FISCAL YEAR-END(B)
                             ACQUIRED ON      VALUE      ---------------------------   ---------------------------
                              EXERCISE     REALIZED(A)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                             -----------   -----------   -----------   -------------   -----------   -------------
Mr. Sheffield..............    30,000       $541,250       66,666         103,334      $1,474,988     $1,077,512
Mr. Leach..................    16,666        300,898        9,500          50,000         167,438        551,875
Mr. Beal...................    20,784        262,458           --          41,666              --        468,738
Mr. Withrow................    12,500        147,063        4,334          37,666          76,387        440,738
Mr. Chroback...............     6,000        110,751       13,334          37,666         259,387        440,738
Mr. Dove...................        --             --       13,000          35,000         187,125        372,750

---------------

(a) Amounts were calculated by multiplying the number of options exercised by the market price of the Pioneer's Common Stock at the time of exercise minus the exercise price.

(b) Amounts were calculated by multiplying the number of unexercised options by the closing sales price of the Pioneer's Common Stock on December 31, 1996 ($36.75) minus the exercise price.

     Current Salaries. The 1997 salaries of the eight highest paid Pioneer executive officers are $600,000, $600,000, $285,000, $275,000, $250,000,
$250,000, $250,000 and $235,000 for Messrs. Brumley, Sheffield, Fischer, Fagerstone, Dove, Withrow, Kile and Smith.

     Retirement Plan. Effective January 1, 1996, the Compensation Committee approved a deferred compensation retirement plan for the executive officers of the Pioneer. Each executive is allowed to contribute up to 25% of base salary. The Pioneer provides a matching contribution of 100% of the employee's contribution limited to the first 10% of the executive's base salary. The Pioneer matching contribution vests immediately.

     Employee Investment Partnerships. During 1994, the Pioneer formed a Direct Investment Partnership to invest in all wells drilled by the Pioneer during that year (except in certain circumstances where its participation would impose additional costs on the Company). The Pioneer had also formed Direct Investment Partnerships in 1992 and 1993. No partnerships were formed in 1995 or 1996, and the Pioneer does not expect to form any new partnerships in the future.

     The 1994 Direct Investment Partnership was formed in January 1994 with ten employee participants. Mr. Chroback was the only Named Executive Officer who participated. The total initial capital contributions were approximately $144,000, with the employees contributing approximately $142,600 (99%) and the managing general partner contributing approximately $1,400 (1%). The partnership pays .34% of the costs and receives .34% of the revenues attributable to the Company's interest in the wells in which the partnership participates. Mr. Chroback contributed $11,167 and has received distributions of $9,184 since the partnership formation.

     The Direct Investment Partnership program replaced prior employee partnership programs that had been sponsored by the Pioneer and its predecessors during 1987 through 1991. As of December 31, 1996, the aggregate contributions that have been made to those partnerships and the Direct Investment Partnerships by the Named Executive Officers and the aggregate distributions that have been received by the Named Executive Officers from those partnerships are as follows:
Mr. Sheffield contributed $643,334 and received $782,323 ($156,648 of which was received during 1996); Mr. Leach contributed $361,255 and received $394,798 ($75,397 of which was received during 1996); Mr. Withrow contributed $120,673 and received $91,716 ($21,330 of which was received during 1996); Mr. Beal contributed $169,573 and received $219,264 ($40,014 of which was received during 1996); and Mr. Chroback contributed $80,667 and received $77,858 ($16,654 of which was received during 1996).

     Pioneer Severance Agreements. At the closing of the Parker/Mesa Merger, Pioneer entered into a Severance Agreement (each, a "Pioneer Severance Agreement") with each person who is a current officer of Pioneer.

     The definition of "Change in Control" under a Pioneer Severance Agreement means the occurrence of one or more of the following: (i) a person other than Pioneer or certain affiliated companies or benefit plans becomes the beneficial owner of 20% or more of the voting power of Pioneer's outstanding voting securities (except acquisitions from Pioneer or in a transaction meeting the requirements of the parenthetical exception in clause (iii) below); (ii) a majority of the Board of Directors of Pioneer is not comprised of the members of the Board of Directors of Pioneer immediately following the Parker/Mesa Merger and persons whose elections as directors were approved by those directors or their approved successors; (iii) Pioneer merges or consolidates with another corporation or entity (whether Pioneer or the other entity is the survivor), or Pioneer and the holders of the voting securities of such other corporation or entity (or the stockholders of Pioneer and such other corporation or entity) participate in a securities exchange (other than a merger, consolidation or securities exchange in which Pioneer's voting securities are converted into or continue to represent securities having the majority of voting power in the surviving company, in which no person other than that surviving company owns 20% or more of the outstanding shares of common stock or voting shares of the surviving corporation (except persons whose ownership of that amount results solely from their ownership in Pioneer before that transaction), and in which at least a majority of the board of directors of the surviving corporation were members of the incumbent board of Pioneer); (iv) Pioneer liquidates or sells all or substantially all of its assets, except sales to entity having substantially the same ownership as Pioneer; or (v) consummation of a business combination not otherwise constituting a change in control but pursuant to which the Chief Executive Officer is removed from, or replaced in, such capacity with respect to the corporation resulting from the business combination. The definition of a "Termination for Good Reason" under a Pioneer Severance Agreement means a termination of employment by the officer within 30 days following notice of (i) the demotion of the officer to a non-officer position or to an officer position junior to the position specified in the relevant Pioneer Severance Agreement,
(ii) a reduction in such officer's base annual salary which exceeds certain limits, or (iii) the failure by Pioneer to obtain from certain of its successors an agreement to assume its obligations under the Pioneer Severance Agreement. Each Pioneer Severance Agreement executed by such Mesa officer provides that (i) Pioneer assumed Mesa's obligation under the Mesa Severance Plan to pay a severance benefit upon the termination of such Mesa officer's employment within one year after consummation of the Parker/Mesa Merger, and (ii) the Pioneer Severance Agreement superseded and replaced all other terms and provisions of the Mesa Severance Plan, except for the right to receive such payment. Each Pioneer Severance Agreement executed by an officer of Parker & Parsley provided that (i) Pioneer assumed Parker & Parsley's obligation under such officer's Parker & Parsley Severance Agreement to make certain payments upon the termination of such officer's employment within one year after consummation of the Parker & Parsley Merger, and (ii) the Pioneer Severance Agreement superseded and replaced all other terms and provisions of the Parker & Parsley Severance Agreement to which such officer was a party, except for the right to receive such payment. In addition, unless a Change in Control of Pioneer has occurred or is pending or contemplated, beginning on the fifth anniversary of the consummation of the Parker/Mesa Merger, Pioneer can terminate or amend each Pioneer Severance Agreement, upon 60 days notice, without the officer's consent so long as such amendment or termination is made to all Pioneer Severance Agreements covering all such similarly situated officers of Pioneer.

     The definition of "Change in Control" under a Pioneer Severance Agreement includes a phrase relating to the sale of "all or substantially all" of the assets of Pioneer. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a stockholder of Pioneer to determine when a Change in Control has occurred may be uncertain.

     Pioneer Indemnification. Pursuant to the merger agreement relating to the Parker/Mesa Merger, Pioneer agreed to indemnify, defend and hold harmless each person who was at the time of the Parker/Mesa Merger or was at any time prior to August 7, 1997, an officer or director of Mesa or Parker & Parsley or any of their respective subsidiaries or an employee of Mesa or Parker & Parsley or any of their respective subsidiaries or who acted as a fiduciary under any employee benefit plans of Mesa or Parker & Parsley or pension plans of Mesa or Parker & Parsley (the "Pioneer Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorneys' fees), liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person was a director, officer, or such employee of Mesa or Parker & Parsley or any of their respective subsidiaries whether pertaining to any matter existing or occurring at the time of the Parker/Mesa Merger and whether asserted or claimed prior to, or at or after, the time of the Parker/Mesa Merger ("Pioneer Indemnified Liabilities"), including all Pioneer Indemnified Liabilities based in whole or in part on, or arising out of, or pertaining to the merger agreement in connection with the Parker/Mesa Merger or the transactions contemplated hereby, in each case to the fullest extent permitted under applicable law (and Pioneer will pay expenses in advance of the final disposition of any such action or proceeding to each Pioneer Indemnified Party to the fullest extent permitted by law). Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Pioneer Indemnified Parties (whether arising before or after the time of the Parker/Mesa Merger), (i) the Pioneer Indemnified Parties may retain counsel reasonably satisfactory to them and Pioneer shall pay all fees and expenses of such counsel for the Pioneer Indemnified Parties; and (ii) Pioneer will use all commercially reasonable efforts to assist in the vigorous defense of any such matter, provided that no party shall be liable for any settlement effected without its written consent, which consent shall not be unreasonably withheld. All rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action or suit, existing in favor of the Pioneer Indemnified Parties in the charter and bylaws of Mesa and Parker & Parsley with respect to matters occurring through the time of the Parker/Mesa Merger survived the Parker/Mesa Merger and shall continue in full force and effect for a period of six years from the time of the Parker/Mesa Merger; provided, however, that all rights to indemnification in respect of any Pioneer Indemnified Liabilities asserted or made within such period shall continue until the disposition of such Pioneer Indemnified Liabilities.

     Pioneer is obligated to maintain certain directors' and officers' liability insurance for the people who were directors and officers of Mesa and Parker & Parsley immediately prior to the time of the Parker/Mesa Merger for six years after such time.

     For information regarding the current indemnification of Pioneer officers and directors, see "-- Management of Pioneer -- Indemnification."

     Chairman's Employment Agreement. Jon Brumley, Pioneer's Chairman, is a party to an Employment Agreement, dated as of August 22, 1996 (the "Employment Agreement"), with Pioneer's predecessor. The Employment Agreement provides that if Mr. Brumley's employment is terminated prior to the expiration of the two-year term other than for "cause") (as defined in the Employment Agreement) or if Mr. Brumley terminates his employment for "good reason," then Mr. Brumley shall be entitled, in addition to the payment of his salary, to a severance payment of $1.6 million if the termination occurs within one year of the date of the agreement, $1.2 million if the termination occurs more than one year but less than 18 months after the date of the agreement or $800,000 if the termination occurs after 18 months after the date of the agreement. "Good reason" is defined in the Employment Agreement as (i) a reduction or diminution of his position, titles, offices, duties, responsibilities or status with Pioneer without cause and without his express written consent, (ii) a reduction by Pioneer in his base salary in effect at the time, (iii) relocation of Pioneer's executive offices to a site outside Dallas County or Tarrant County, Texas, or (iv) any other breach by Pioneer of its obligations under the Employment Agreement, which Pioneer fails to cure within a reasonable period of time. The consummation of the Parker/Mesa Merger established "good reason" because Mr. Brumley no longer served as chief executive officer.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Fischer, Mr. Ramsey (Chairman), Mr. Smith, (Arthur L.) and Mr. Wortley served as members of the Compensation Committee of the Pioneer Board during 1996. None of them was an officer or employee, or former officer or employee, of Pioneer during 1996. Mr. Fischer was employed by Pioneer on February 1, 1997, and resigned from the Compensation Committee that day.

     Mr. Smith is the Chairman and Chief Executive Officer of John S. Herold, Inc., which has provided financial services to Pioneer periodically since 1990. During 1996, Pioneer paid John S. Herold, Inc. and a joint venture approximately $60,405 as consideration for its services. Mr. Sheffield, Pioneer's Chairman, President and Chief Executive Officer, owns less than 1% of the outstanding common stock of John S. Herold, Inc.

     Mr. Wortley is a partner of Vinson & Elkins L.L.P., which provided various legal services to Pioneer during 1996 as Pioneer's primary outside corporate counsel. The dollar amount of fees that Pioneer paid to Vinson & Elkins L.L.P. during the last fiscal year of that law firm did not exceed 5% of that firm's gross revenues for that year.

DESCRIPTION OF PIONEER LONG-TERM INCENTIVE PLAN

     The description set forth below represents a summary of the principal terms and conditions of the Pioneer Natural Resources Company Long-Term Incentive Plan (the "Pioneer Long-Term Incentive Plan") and does not purport to be complete.

  General

     Pioneer may grant awards with respect to shares of Pioneer Common Stock under the Pioneer Long-Term Incentive Plan to officers, directors, employees and certain consultants and advisors. The awards under the Pioneer Long-Term Incentive Plan include (i) incentive stock options qualified as such under U.S. federal income tax laws, (ii) stock options that do not qualify as incentive stock options, (iii) stock appreciation rights ("SARs"), (iv) restricted stock awards, and (v) performance units.

     The number of shares of Pioneer Common Stock that may be subject to outstanding awards under the Pioneer Long-Term Incentive Plan at any one time is equal to 10% of the total number of outstanding shares of Pioneer Common Stock (treating as outstanding all shares of Pioneer Common Stock issuable within 60 days upon conversion or exchange of outstanding, publicly traded convertible or exchangeable securities of Pioneer) minus the total number of shares of Pioneer Common Stock subject to outstanding awards under any other stock-based plan for employees or directors of Pioneer. Currently there are 5,474,349 shares of Pioneer Common Stock available for awards under the Pioneer Long-Term Incentive Plan. The number of shares authorized for award under the Pioneer Long-Term Incentive Plan and the number of shares subject to an award under the Pioneer Long-Term Incentive Plan will be adjusted for stock splits, stock dividends, recapitalizations, mergers, and other changes affecting the capital stock of Pioneer.

     The Pioneer Board or any committee designated by it may administer the Pioneer Long-Term Incentive Plan (as used for the Pioneer Long-Term Incentive Plan, the "Committee"). Pioneer's Compensation Committee administers the plan. The Committee has broad discretion to administer the Pioneer Long-Term Incentive Plan, interpret its provisions, and adopt policies for implementing the Pioneer Long-Term Incentive Plan. This discretion includes the ability to select the recipient of an award, determine the type and amount of each award, establish the terms of each award, accelerate vesting or exercisability of an award, extend the exercise period for an award, determine whether performance conditions have been satisfied, waive conditions and provisions of an award, permit the transfer of an award to family trusts and other persons, and otherwise modify or amend any award under the Pioneer Long-Term Incentive Plan. Nevertheless, no awards for more than 250,000 shares or more than $2.5 million in cash may be granted to any one employee in a calendar year.

  Awards

     The Committee determines the exercise price of each option granted under the Pioneer Long-Term Incentive Plan. The exercise price for an incentive stock option must not be less than the fair market value of the Pioneer Common Stock on the date of grant, and the exercise price of non-qualified stock options must not be less than 85% of the fair market value of the Pioneer Common Stock on the date of grant. Stock options may be exercised as the Committee determines, but not later than ten years from the date of grant in the case of incentive stock options. At the discretion of the Committee, holders may use shares of stock to pay the exercise price, including shares issuable upon exercise of the option.

     An SAR may be awarded in connection with or separate from a stock option. An SAR is the right to receive an amount in cash or stock equal to the excess of the fair market value of a share of the Pioneer Common Stock on the date of exercise over the exercise price specified in the agreement governing the SAR (for SARs not granted in connection with a stock option) or the exercise price of the related stock option (for SARs granted in connection with a stock option). An SAR granted in connection with a stock option will require the holder, upon exercise, to surrender the related stock option or portion thereof relating to the number of shares for which the SAR is exercised. The surrendered stock option or portion will then cease to be exercisable. Such an SAR is exercisable or transferable only to the extent that the related stock option is exercisable or transferable. An SAR granted independently of a stock option will be exercisable as the Committee determines. The Committee may limit the amount payable upon exercise of any SAR. SARs may be paid in cash or stock, as the Committee provides in the agreement governing the SAR.

     A restricted stock award is a grant of shares of Pioneer Common Stock that are nontransferable or subject to risk of forfeiture until specific conditions are met. The restrictions will lapse in accordance with a schedule or other conditions as the Committee determines, but in no event shall the forfeiture period be less than three years. During the restriction period, the holder of a restricted stock award may, in the committee's discretion, have certain rights as a stockholder, including the right to vote the stock subject to the award or receive dividends on that stock. Restricted stock may also be issued upon exercise or settlement of options, SARs, or performance units.

     Performance units are performance-based awards payable in cash, stock, or a combination of both. The Committee may select any performance measure or combination of measures as conditions for cash payments or stock issuances under the Pioneer Long-Term Incentive Plan, except that performance measures for executive officers must be objective measures chosen from among the following choices: (a) total stockholder return (Pioneer Common Stock appreciation plus dividends); (b) net income; (c) earnings per share; (d) cash flow per share; (e) return on equity; (f) return on assets; (g) revenues; (h) costs; (i) costs as a percentage of revenues; (j) increase in the market price of Pioneer Common Stock or other securities; (k) the performance of Pioneer in any of the items mentioned in clause (a) through (j) in comparison to the average performance of the companies included in the Standard and Poors' Corporation 500 Composite Stock Price Index; or (l) the performance of Pioneer in any of the items mentioned in clause (a) through (j) in comparison to the average performance of the companies used in a self-constructed peer group established before the beginning of the performance period. The Committee may choose different performance measures if the stockholders so approve, if tax laws or regulations change so as not to require stockholder approval of different measures in order to deduct the compensation related to the award for federal income tax purposes, or if the Committee determines that it is in Pioneer's best interest to grant awards not satisfying the requirements of Section 162(m) of the Internal Revenue Code or any successor law.

     Under the Pioneer Long-Term Incentive Plan, each non-employee director will automatically receive 50% (and may elect to receive 100%) of the amount of the director's annual retainer fee in the form of Pioneer Common Stock on the last business day of the month in which the annual meeting of the stockholders is held. Pioneer's initial directors received this award on the last day of August 1997. The number of shares included in each award is determined by dividing the applicable percentage of the annual retainer fee by the closing sales price of Pioneer Common Stock on the business day immediately preceding the date of the award. When issued, the shares of Pioneer Common Stock awarded will be subject to transfer restrictions that lapse on the earlier of the next annual meeting of stockholders or the first anniversary date of the award if the person has continued as a director through that date. If a non-employee director's services as a director are terminated for any reason before the earlier of the next annual meeting of stockholders or the first anniversary of the date of grant, transfer restrictions on some of the shares will lapse (and the rest of the shares will be forfeited) based on the number of regularly scheduled meetings of the Pioneer Board that have been held since the last annual meeting and the number of regularly scheduled meetings remaining to be held before the next annual meeting of Pioneer's stockholders. The vesting of ownership and the lapse of transfer restrictions may be accelerated in the event of the death, disability, or retirement of the director or a change in control of Pioneer. The Pioneer Long-Term Incentive Plan requires each non-employee director to make an election under the Internal Revenue Code to include the value of the stock in his income in the year of grant and provides for a cash award to the non-employee director in an amount sufficient to pay the federal income taxes due with respect to the award and the cash payment.

  Other Provisions

     At the Committee's discretion and subject to conditions that the Committee may impose, a participant's tax withholding with respect to an award may be satisfied by the withholding of shares of Pioneer Common Stock issuable pursuant to the award or delivery of previously owned shares of Pioneer Common Stock, in either case based on the fair market value of the shares.

     The Committee has discretion to determine whether an award under the Pioneer Long-Term Incentive Plan will have change-of-control features. The Committee also has discretion to vary the change of control features as it deems appropriate. The following describes the change of control features that Pioneer generally expects may apply to awards, if any such feature applies. An award agreement under the Pioneer Long-Term Incentive Plan may provide that, upon a change of control of Pioneer, (1) the holder of a stock option will be granted a corresponding cash SAR, (2) all outstanding SARs and options will become immediately and fully vested and exercisable in full, (3) the restriction period on any restricted stock award will be accelerated and the restrictions will expire, and (4) the target payout opportunity attainable under the performance units will be deemed to have been fully earned for all performance periods upon the occurrence of the change of control and the holder will be paid a pro rata portion of all associated targeted payout opportunities (based on the number of complete and partial calendar months elapsed as of the change of control) in cash within 30 days following the change of control or in stock effective as of the change of control, for cash and stock-based performance units, respectively. The award may also provide that it will remain exercisable for its original term whether or not employment is terminated at or following a change of control. In general, a change of control of Pioneer occurs in any of four situations: (1) a person other than Pioneer or certain affiliated companies or benefit plans becomes the beneficial owner of 20% or more of the voting power of Pioneer's outstanding voting securities (except acquisitions from Pioneer or in a transaction meeting the requirements of the parenthetical exception in clause
(3) below); (2) a majority of the Pioneer Board is not comprised of the members of the Board of Directors immediately following the Parker/Mesa Merger and persons whose elections as directors were approved by those directors or their approved successors; (3) Pioneer merges or consolidates with another corporation or entity (whether Pioneer or the other entity is the survivor), or Pioneer and the holders of the voting securities of such other corporation or entity (or the stockholders of Pioneer and such other corporation or entity) participate in a securities exchange (other than a merger, consolidation or securities exchange in which Pioneer's voting securities are converted into or continue to represent securities having the majority or voting power in the surviving company, in which no person other than the surviving company owns 20% or more of the outstanding shares of common stock or voting shares of the surviving corporation (except for persons with such ownership resulting solely from their ownership in Pioneer before the transaction), and in which at least a majority of the board of directors of the surviving corporation were members of the incumbent board of Pioneer); or (4) Pioneer liquidates or sells all or substantially all of its assets, except sales to an entity having substantially the same ownership as Pioneer.

     If a restructuring of Pioneer occurs that does not constitute a change in control of Pioneer, the Committee may (but need not) cause Pioneer to take any one or more of the following actions: (1) accelerate in whole or in part the time of vesting and exercisability of any outstanding stock options and stock appreciation rights in order to permit those stock options and SARs to be exercisable before, upon, or after the completion of the restructure; (2) grant each optionholder corresponding cash or stock SARs; (3) accelerate in whole or in part the expiration of some or all of the restrictions on any restricted stock award; (4) treat the outstanding performance units as having fully or partially met their targets and pay, in full or in part, the targeted payout;
(5) if the restructuring involves a transaction in which Pioneer is not the surviving entity, cause the surviving entity to assume in whole or in part any one or more of the outstanding awards under the Pioneer Long-Term Incentive Plan upon such terms and provisions as the Committee deems desirable; or

(6) redeem in whole or in part any one or more of the outstanding awards (whether or not then exercisable) in consideration of a cash payment, adjusted for withholding obligations. A restructure generally is any merger of Pioneer or the direct or indirect transfer of all or substantially all of Pioneer's assets (whether by sale, merger, consolidation, liquidation, or otherwise) in one transaction or a series of transactions.

     Without stockholder approval, the Pioneer Board may not amend the Pioneer Long-Term Incentive Plan to increase materially the aggregate number of shares of Pioneer Common Stock that may be issued under the Pioneer Long-Term Incentive Plan (except for adjustments pursuant to the terms of the Pioneer Long-Term Incentive Plan), reprice options or issue restricted stock with forfeiture provisions which lapse in less than three years. Otherwise, the Pioneer Board may at any time and from time to time alter, amend, suspend or terminate the Pioneer Long-Term Incentive Plan in whole or in part and in any way, subject to requirements that may exist in stock exchange rules or in securities, tax and other laws from time to time. No award may be issued under the Pioneer Long-Term Incentive Plan after the tenth anniversary of stockholder approval of the plan.

DESCRIPTION OF PIONEER EMPLOYEE STOCK PURCHASE PLAN

     The description set forth below represents a summary of the principal terms and conditions of the Pioneer Natural Resources Company Employee Stock Purchase Plan (the "Pioneer Employee Stock Purchase Plan") and does not purport to be complete.

  General

     A total of 750,000 shares of Pioneer Common Stock are reserved for issuance under the Pioneer Employee Stock Purchase Plan. The purpose of the Pioneer Employee Stock Purchase Plan is to provide employees of Pioneer who participate in the Pioneer Employee Stock Purchase Plan with an opportunity to purchase Pioneer Common Stock through payroll deductions. The Pioneer Employee Stock Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code.

     The Pioneer Employee Stock Purchase Plan is administered by a Committee (as used for the Pioneer Employee Stock Purchase Plan, the "Committee") appointed by the Pioneer Board. Pioneer's Compensation Committee administers the Pioneer Employee Stock Purchase Plan. All questions of interpretation of the Pioneer Employee Stock Purchase Plan will be determined by the Committee, whose decisions will be final and binding upon all participants.

     Any persons (including officers of Pioneer) who have been employed by Pioneer (or any of its parent or subsidiary corporations within the meaning of Sections 424(e) and (f) of the Code) for at least six months and are employed for at least 20 hours per week and more than five months in a calendar year will be eligible to participate in the Pioneer Employee Stock Purchase Plan subject to certain limitations imposed by Section 423(b) of the Code. Eligible employees may become participants in the Pioneer Employee Stock Purchase Plan by delivering to Pioneer an agreement authorizing payroll deductions prior to the applicable offering date.

  Offering Dates

     The Pioneer Employee Stock Purchase Plan will be implemented by one nine-month offering during each calendar year. The offering periods will commence on January 1 and end on September 30 of each year. The first offering period will commence January 1, 1998.

  Purchase Price

     The purchase price per share at which shares of Pioneer Common Stock will be sold under the Pioneer Employee Stock Purchase Plan will be the lower of 85% of the fair market value of the Pioneer Common Stock on the first day of each nine-month period and 85% of the fair market value of the Pioneer Common

Stock on the last day of each offering period. The fair market value of the Pioneer Common Stock on a given date will be the closing sales price of the Pioneer Common Stock on the NYSE on such date.

     The purchase price of the shares of Pioneer Common Stock to be purchased under the Pioneer Employee Stock Purchase Plan will be accumulated by payroll deductions during each offering period. The deductions may not exceed 15% of a participant's eligible compensation, which is defined in the Pioneer Employee Stock Purchase Plan to include all wages, salary, commissions and bonuses received (including employee contributions to a 401(k) plan) during the offering period. An employee may discontinue participation in the Pioneer Employee Stock Purchase Plan, but may not otherwise increase or decrease the rate of payroll deductions at any time during the offering period. Payroll deductions will commence on the first payday on or following the first day of the offering period and continue at the same rate until terminated as provided in the Pioneer Employee Stock Purchase Plan.

  Purchase of Stock; Exercise of Option

     The maximum number of shares placed under option to a participant in an offering period under the Pioneer Employee Stock Purchase Plan will be the lesser of 1,000 or that number determined by dividing the amount of the participant's total payroll deductions during the offering period (and any carryover amounts from the preceding offering period) by the purchase price per share under the Pioneer Employee Stock Purchase Plan. Unless a participant withdraws from the Pioneer Employee Stock Purchase Plan, the participant's option for the purchase of shares will be exercised automatically at the end of each offering period for the maximum number of whole shares at the applicable price. As soon as practicable following the end of each offering period, Pioneer will cause a certificate to be issued in each participant's name representing the total number of whole shares of Pioneer Common Stock acquired by the participant through the exercise of the option. Any balance remaining in a participant's account following the exercise of the participant's option in an offering period will be carried over to the next offering period.

     Notwithstanding the foregoing, no employee of Pioneer will be permitted to subscribe for shares of Pioneer Common Stock under the Pioneer Employee Stock Purchase Plan if, immediately after the grant of the option, the employee would own 5% or more of the voting power or value of all classes of stock of Pioneer or its subsidiaries (including stock which may be purchased under the Pioneer Employee Stock Purchase Plan or pursuant to any other options), nor will any employee be granted an option which would permit the employee to buy pursuant to the Pioneer Employee Stock Purchase Plan more than $25,000 worth of stock (determined at the fair market value of the shares at the time the option is granted) in any calendar year.

  Other Provisions

     A participant may withdraw from the Pioneer Employee Stock Purchase Plan in whole, but not in part, by signing and delivering to Pioneer a notice of withdrawal from the Pioneer Employee Stock Purchase Plan. A participant may elect to withdraw from the Pioneer Employee Stock Purchase Plan at any time prior to 30 days before the last day of the offering period. Upon a withdrawal, Pioneer shall refund to the participant the accumulated payroll deductions credited to the participant's account, and the participant's payroll deductions and interest in the offering shall terminate.

     If any change is made in Pioneer's capitalization, such as a stock split, stock combination, stock dividend, exchange of shares, or other recapitalization, merger, or otherwise which results in an increase or decrease in the number of outstanding shares of Pioneer Common Stock without receipt of consideration by Pioneer, appropriate adjustments will be made by the Committee in the shares subject to purchase under the Pioneer Employee Stock Purchase Plan and in the purchase price per share.

     An option granted to a participant under the Pioneer Employee Stock Purchase Plan may not be pledged, assigned or transferred other than by will or the laws of descent and distribution, and any participant's attempt to do so may be treated by Pioneer as an election to withdraw from the Pioneer Employee Stock Purchase Plan.

     The Board of Directors may at any time amend or terminate the Pioneer Employee Stock Purchase Plan, except that such termination shall not affect options previously granted nor may any amendment make any change in an option granted prior thereto which adversely affects the rights of any participant without the written consent of such participant. In additional, no amendment may be made to the Pioneer Employee Stock Purchase Plan without prior approval of the stockholders of Pioneer if such amendment would materially increase the benefits accruing to participants under the Pioneer Employee Stock Purchase Plan, increase the number of shares of Pioneer Common Stock that may be issued under the Pioneer Employee Stock Purchase Plan (other than as a result of anti-dilution provisions), change the class of individuals eligible for participation in the Pioneer Employee Stock Purchase Plan, extend the term of the Pioneer Employee Stock Purchase Plan, or cause options issued under the Pioneer Employee Stock Purchase Plan to fail to meet the requirements for employee stock purchase plans as defined in Section 423 of the Code.

RELATED PARTY TRANSACTIONS

     Incentive Payment for Chairman. Brumley Partners, a Texas general partnership consisting of Jon Brumley, Pioneer's Chairman, and a family member, was admitted as a limited partner with a profits interest in DNR-Mesa Holdings, L.P. ("DNR") pursuant to the Amended and Restated Agreement of Limited Partnership of DNR-Mesa Holdings, L.P. dated November 8, 1996 (the "DNR Agreement"). DNR is a major holder of shares of Pioneer Common Stock. See "Security Ownership of Certain Beneficial Owners and Management." The profits interest held by Brumley Partnership entitles it to receive approximately 3.76% of the profits of DNR after the occurrence of "payout" (which is the receipt by the other partners of partnership distributions equal to such partners' original capital contributions plus an 8% rate of return). The Parker/Mesa Merger resulted in the interest issued to Brumley Partners increasing approximately 5.65% (the post-payout equivalent of a $7.5 million capital contribution to DNR).

     DNR Consulting Fee. Pursuant to the terms of the stock purchase agreement through which DNR bought the shares of Mesa Series B Preferred Stock, Mesa agreed to pay DNR $400,000 per year (and up to $50,000 per year to cover expenses) in consideration of the provision of investment analysis to Mesa by DNR and its representatives. Upon consummation of the Parker/Mesa Merger, Pioneer assumed Mesa's obligation with respect to payment of such fee.

     Boone Pickens, a director of Pioneer and the former Chairman of the Board of Directors and Chief Executive Officer of Mesa, effective January 1, 1997, entered into a one year arrangement with Mesa which was assumed by Pioneer whereby Mr. Pickens provides commodity market consulting in return for a $400,000 fee which has already been paid, and will not continue beyond 1997. Additionally, in 1994 Mr. Pickens was awarded a $950,000 bonus payment that has been deferred until Mr. Pickens discontinues his service as a Pioneer director.

     Effective March 1, 1997, Mesa conveyed certain assets and liabilities relating to its compressed natural gas fueling business to Pickens Fuel Corp., a California corporation controlled by Mr. Pickens, for a sales price of $1,404,000. The conveyed assets primarily consisted of four (4) compressed natural gas fueling stations in Arizona and California.

     See "-- Compensation Committee Interlocks and Insider Participation" for a discussion of fees paid to certain members of the Pioneer Board for services rendered to Pioneer.

CAPITALIZATION TABLE

     The following table sets forth the capitalization of Pioneer as of June 30, 1997 (i) on a historical basis, (ii) pro forma to reflect the Parker/Mesa Merger and the conversion of Pioneer's 6 1/4% Cumulative Monthly Income Convertible Preferred Shares ("Preferred Shares") to Pioneer Common Stock, and (iii) pro forma combined to also reflect the Transaction. This table should be read in conjunction with (i) the Consolidated Financial Statements (and the related notes) of both Pioneer and Mesa included elsewhere herein and (ii) the Consolidated Financial Statements (and the related notes) of Chauvco.

                                                                   JUNE 30, 1997
                                                 --------------------------------------------------
                                                                                         PRO FORMA
                                                 AUTHORIZED   HISTORICAL   PRO FORMA      COMBINED
                                                 ----------   ----------   ----------    ----------
                                                                   (IN THOUSANDS)
Line of credit.................................  1,400,000    $   40,000   $  650,000    $  818,691
8 7/8% senior notes due 2005...................    150,000       150,000      150,000       150,000
8 1/4% senior notes due 2007 (net of
  discount)....................................    150,000       149,311      149,311       149,311
10 5/8% senior subordinated notes due 2006.....    325,000            --      370,143(a)    370,143
11 5/8% senior subordinated discounted notes
  due 2006.....................................    264,000            --      206,395(a)    206,395
Fixed rate building loan.......................     13,000         9,598        9,598         9,598
5.87% senior unsecured notes due 2001..........     60,000            --           --        58,348
Other..........................................                    6,612       11,917        17,780
                                                              ----------   ----------    ----------
Total long-term debt, including current
  maturities...................................                  355,521    1,547,364     1,780,266
                                                              ----------   ----------    ----------
Preferred stock of subsidiary..................      3,776       188,820           --            --
                                                              ----------   ----------    ----------
Stockholders' equity:
  Common stock.................................                      370          736           961
  Additional paid-in capital...................                  465,234    1,592,895     2,542,481
  Treasury stock...............................                  (34,460)          --            --
  Unearned compensation........................                     (712)        (712)         (712)
  Retained earnings............................                  124,479      124,479       124,479
                                                              ----------   ----------    ----------
Total stockholders' equity.....................                  554,911    1,717,398     2,667,209
                                                              ----------   ----------    ----------
          Total capitalization.................               $1,099,252   $3,264,762    $4,447,475
                                                              ==========   ==========    ==========
Common shares..................................    500,000        35,054       74,409        96,933
Preferred shares...............................    100,000            --           --            --

---------------

(a) Represents the fair market value of the debt issuance as of August 7, 1997 (date of acquisition from Mesa).

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF PIONEER

     The following table sets forth selected consolidated financial information of Pioneer for the six months ended June 30, 1997 and 1996 and for each of the five fiscal years in the period ended December 31, 1996. The unaudited consolidated financial data as of and for the periods ended June 30, 1997 and 1996 have been prepared on a basis consistent with the audited Consolidated Financial Statements and, in the opinion of management, include all adjustments, consisting of normal recurring accrual adjustments, which are necessary for a fair presentation of the results for the interim periods. This data should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations of Pioneer and the Consolidated Financial Statements of Pioneer and the related notes thereto included elsewhere herein.

                                            SIX MONTHS ENDED
                                                JUNE 30,                     YEARS ENDED DECEMBER 31,
                                           -------------------   -------------------------------------------------
                                             1997       1996       1996       1995     1994(A)    1993(B)    1992
                                           --------   --------   --------   --------   --------   -------   ------
                                               (UNAUDITED)
                                                       (IN MILLIONS, EXCEPT RATIOS AND PER SHARE DATA)
Statements of Operations Data:
  Revenues:
    Oil and gas..........................  $  198.6   $  192.0   $  396.9   $  375.7   $  337.6   $ 207.2   $135.1
    Natural gas processing...............      11.8       11.1       23.8       33.2       39.2      77.5     54.6
    Gas marketing........................        --         --         --       76.8      103.0      43.8     12.1
    Interest and other...................       2.8        2.4       17.5       11.4        6.9       4.4      4.2
    Gain on disposition of assets,
      net(c).............................       2.7       95.3       97.1       16.6        9.5      23.2      4.2
                                           --------   --------   --------   --------   --------   -------   ------
                                              215.9      300.8      535.3      513.7      496.2     356.1    210.2
                                           --------   --------   --------   --------   --------   -------   ------
  Costs and expenses:
    Oil and gas production...............      55.4       57.4      110.3      130.9      127.1      78.3     51.8
    Natural gas processing...............       6.1        6.0       12.5       25.9       33.6      51.6     38.6
    Gas marketing........................        --         --         --       75.7      101.5      42.8     11.0
    Depletion, depreciation and
      amortization.......................      59.5       59.6      112.1      159.1      145.4      80.4     45.6
    Impairment of oil and gas properties
      and natural gas processing
      facilities.........................        --         --         --      130.5         --        --       --
    Exploration and abandonments.........      18.4       10.8       23.0       27.5       25.2       3.6      4.5
    General and administrative...........      15.0       13.0       28.4       37.4       29.0      23.8     11.6
    Interest.............................      20.2       26.1       46.2       65.4       50.6      23.3     14.7
    Other................................        .8        1.3        2.5       11.3        4.3       3.9      2.3
                                           --------   --------   --------   --------   --------   -------   ------
                                              175.4      174.2      335.0      663.7      516.7     307.7    180.1
                                           --------   --------   --------   --------   --------   -------   ------
  Income (loss) before income taxes,
    extraordinary item and cumulative
    effect of accounting change..........      40.5      126.6      200.3     (150.0)     (20.5)     48.4     30.1
  Income tax benefit (provision).........     (14.5)     (31.7)     (60.1)      45.9        6.5     (17.0)    (3.0)
                                           --------   --------   --------   --------   --------   -------   ------
  Income (loss) before extraordinary item
    and cumulative effect of accounting
    change...............................      26.0       94.9      140.2     (104.1)     (14.0)     31.4     27.1
  Extraordinary item.....................        --         --         --        4.3        (.6)       --       --
  Cumulative effect of accounting
    change...............................        --         --         --         --         --      17.1       --
                                           --------   --------   --------   --------   --------   -------   ------
Net income (loss)........................  $   26.0   $   94.9   $  140.2   $  (99.8)  $  (14.6)  $  48.5   $ 27.1
                                           ========   ========   ========   ========   ========   =======   ======
  Income (loss) before extraordinary item
    and cumulative effect of accounting
    change per share:
    Primary..............................  $    .74   $   2.66   $   3.92   $  (2.95)  $   (.47)  $  1.13   $ 1.05
                                           ========   ========   ========   ========   ========   =======   ======
    Fully diluted........................  $    .71   $   2.32   $   3.47   $  (2.95)  $   (.47)  $  1.13   $ 1.05
                                           ========   ========   ========   ========   ========   =======   ======

                                            SIX MONTHS ENDED
                                                JUNE 30,                     YEARS ENDED DECEMBER 31,
                                           -------------------   -------------------------------------------------
                                             1997       1996       1996       1995     1994(A)    1993(B)    1992
                                           --------   --------   --------   --------   --------   -------   ------
  Net income (loss) per share:
    Primary..............................  $    .74   $   2.66   $   3.92   $  (2.83)  $   (.49)  $  1.74   $ 1.05
                                           ========   ========   ========   ========   ========   =======   ======
    Fully diluted........................  $    .71   $   2.32   $   3.47   $  (2.83)  $   (.49)  $  1.74   $ 1.05
                                           ========   ========   ========   ========   ========   =======   ======
  Dividends per share....................  $    .05   $    .05   $    .10   $    .10   $    .10   $   .10   $  .10
                                           ========   ========   ========   ========   ========   =======   ======
  Weighted average shares outstanding....      35.4       35.7       35.7       35.3       30.1      27.9     25.8
Other Financial Data:
  EBITDAEX(d)............................  $  138.6   $  223.0   $  381.7   $  232.5   $  200.7   $ 155.7   $ 95.0
  Cash flows from operating activities...     124.6      120.6      230.1      157.3      129.8     112.2     77.2
  Cash flows from investing activities...    (158.0)     147.7       13.7      (53.3)    (446.0)   (398.2)  (111.8)
  Cash flows from financing activities...      24.5     (228.4)    (245.4)    (107.9)     331.4     278.9     33.8
  Capital expenditures...................     170.3       76.9      227.8      228.4      554.9     583.5    129.7
  Ratio of earnings to fixed
    charges(e)...........................       3.0        5.8        5.3         (e)        (e)      3.0      2.9
Balance Sheet Data (end of period):
  Working capital........................  $   10.2   $   57.1   $   26.1   $   31.5   $   43.7   $  39.5   $  8.0
  Property, plant and equipment, net.....   1,139.4      955.4    1,040.4    1,121.7    1,349.9     802.0    499.1
  Total assets...........................   1,283.5    1,138.6    1,199.9    1,319.2    1,604.9   1,016.9    576.7
  Long-term obligations..................     376.8      328.0      329.0      603.2      727.2     544.3    225.9
  Preferred stock of subsidiary..........     188.8      188.8      188.8      188.8      188.8        --       --
  Total stockholders' equity.............     554.9      504.4      530.3      411.0      509.6     348.8    295.0

---------------

(a) Includes amounts relating to the acquisition of Bridge Oil Limited in July 1994 and the acquisition of properties from PG&E Resources Company in August 1994.

(b) Includes amounts relating to the acquisition of certain Prudential-Bache Energy limited partnerships in July 1993. Also includes results of operations related to Pioneer's interest in the Carthage gas processing plant that had been deferred in 1992 and 1993 and the gain of $7.3 million recognized on the sale of that interest on June 30, 1993.

(c) Includes a gain of $83.3 million in 1996 related to the disposition of certain wholly-owned subsidiaries.

(d) EBITDAEX is presented because of its wide acceptance as a financial indicator of a company's ability to service or incur debt. EBITDAEX (as used herein) is calculated by adding interest, income taxes, depletion, depreciation and amortization, impairment of oil and gas properties and natural gas processing facilities and exploration and abandonment costs to income (loss) before extraordinary item and cumulative effect of accounting change. Interest includes accrued interest expense and amortization of deferred financing costs. EBITDAEX should not be considered as an alternative to earnings (loss) or operating earnings (loss), as defined by generally accepted accounting principles, as an indicator of Pioneer's financial performance, as an alternative to cash flow, as a measure of liquidity or as being comparable to other similarly titled measures of other companies.

(e) For purposes of computing the ratio of earnings to fixed charges, earnings consist of income (loss) before income taxes, extraordinary item and cumulative effect of accounting change plus fixed charges net of interest capitalized. Fixed charges consist of interest expense, interest capitalized and the portion of rental expense attributable to interest. Pioneer's 1995 and 1994 earnings were inadequate to cover its fixed charges. The amount of the deficiencies were $150.0 million in 1995 and $20.5 million in 1994.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF PIONEER

     Subsequent to June 30, 1997, the stockholders of Pioneer predecessor entities, Parker & Parsley and Mesa, approved the merger agreement in connection with the Parker/Mesa Merger that resulted in the formation of Pioneer. In accordance with the provisions of Accounting Principles Board No. 16, "Business Combinations," the Parker/Mesa Merger was treated as an acquisition of Mesa by Parker & Parsley. The aggregate purchase consideration related to the assets and liabilities of Mesa, including estimated nonrecurring merger transaction costs, is $999.5 million. As a result, the historical financial statements of Pioneer are those of Parker & Parsley and will present the addition of Mesa's assets and liabilities as an acquisition by Pioneer in August 1997 and all references to Pioneer contained herein refers to Parker & Parsley for dates prior to the Parker/Mesa Merger. Consequently, the results included herein do not give effect to the addition of Mesa's assets and liabilities and Mesa's results of operations and are not indicative of future results of Pioneer.

  General

     Financial Performance for the six months ended June 30, 1997 compared with the six months ended June 30, 1996. Pioneer reported net income of $26.0 million ($.74 per share) for the six months ended June 30, 1997, as compared to net income of $94.9 million ($2.66 per share) for the same period in 1996. The six months ended June 30, 1996 include $74.8 million ($2.10 per share), related to net after-tax gains on asset dispositions, primarily due to the sale of Pioneer's Australasian subsidiaries. Excluding production from Pioneer's Australasian subsidiaries which were sold in 1996 and production from nonstrategic domestic assets which were sold in 1996, average daily oil production increased 13% to 31,787 Bbls per day for the six months ended June 30, 1997 from 28,049 Bbls per day for the same period in 1996, and average daily gas production increased 16% to 215,230 Mcf per day from 184,759 Mcf per day during the same period. As discussed more fully in "Results of Operations -- For the Six Months Ended June 30, 1997 and 1996" below, Pioneer's financial performance during 1997 has been positively affected by increases in oil and gas production, decreases in production costs per BOE due to ongoing cost reduction efforts, and a decrease in interest expense due to a decrease in Pioneer's outstanding long-term indebtedness, offset by increases in exploration and general and administrative expenses.

     Net cash provided by operating activities was $124.6 million during the six months ended June 30, 1997, consistent with net cash provided by operating activities of $120.6 million for the same period in 1996.

     Pioneer strives to maintain its outstanding indebtedness at a moderate level in order to provide sufficient financial flexibility to fund future opportunities. Pioneer's total book capitalization at June 30, 1997 was $1.1 billion, consisting of total long-term debt of $355.5 million, stockholders' equity of $554.9 million and preferred stock of subsidiary of $188.8 million. Debt as a percentage of total capitalization was 32% at June 30, 1997, up slightly from 31% at December 31, 1996.

     Financial Performance for the year ended December 31, 1996 compared with the year ended December 31, 1995. Pioneer reported net income of $140.2 million ($3.92 per share) for the year ended December 31, 1996 as compared to a net loss of $99.8 million ($2.83 per share) for the year ended December 31, 1995. Net income for the year ended December 31, 1996 was positively affected by the following items: (i) improved oil and gas prices, (ii) decreases in production costs due to certain cost reduction efforts initiated in 1995 and 1996, (iii) a decrease in oil and gas property depletion expense as a result of significant increases in Pioneer's oil and gas reserves during 1995 and 1996, (iv) a decrease in general and administrative expenses primarily resulting from the implementation of measures during 1995 intended to reduce overall general and administrative expenses, and (v) a decrease in interest expense due to a decrease in Pioneer's outstanding long-term indebtedness. Net income for the year ended December 31, 1996 also includes the following aftertax nonoperating items: (i) aggregate gains of $76.3 million related to the disposition of Pioneer's Australasian assets and certain nonstrategic domestic assets (see "Significant Activities in 1996 -- Disposition of Australasian Assets" and "Asset Dispositions" below), (ii) income of $7.4 million related to the settlement of several litigation matters involving Pioneer's Hooker Natural Gas Processing Plant and related assets (see "Significant Activities in
1996 -- Legal Actions" below), (iii) a loss of $2.8 million associated with the write-off of certain tax attributes related to litigation contingencies that are no longer available and (iv) income of $400,000 from the operations of the Australian assets and nonstrategic domestic assets prior to their sale in 1996. Net income for December 31, 1995 includes the following after-tax nonoperating items: (i) noncash charges of $84.8 million associated with the adoption of SFAS 121 (as defined in "For the Years Ended December 31, 1996, 1995 and
1994 -- Depletion Expense" below), (ii) charges of $6.9 million associated with the amortization of deferred compensation awarded in 1993 and organizational changes designed to reduce overall general and administrative expenses, (iii) charges of $4.4 million consisting of previously capitalized financing fees and expenses associated with certain legal matters, and (iv) net gains of $10.8 million associated with the disposition of nonstrategic assets.

     Net cash provided by operating activities, before changes in operating assets and liabilities, increased 39% to $228.5 million for the year ended December 31, 1996 as compared to $164.2 million for the year ended December 31, 1995. This increase was primarily attributable to improved commodity prices during 1996, declining production costs due to the improvements made in the overall cost structure of Pioneer during 1995 and 1996 and decreased interest expense due to a decrease in long-term debt.

     Long-term debt has been reduced by $265.6 million to $320.9 million at December 31, 1996 from $586.5 million at December 31, 1995 due principally to the application of substantially all of the proceeds from the disposition of Pioneer's Australasian and certain domestic assets to Pioneer's outstanding indebtedness, as described below. Consequently, Pioneer's long-term debt to total capitalization has been reduced to 31% at December 31, 1996 from 49% at December 31, 1995.

  Significant Activities for the Six Months Ended June 30, 1997

     Drilling and Acquisition Activities. Pioneer's 1997 capital expenditure budget has been increased to $335 million up from the previous budget of $270 million, reflecting planned expenditures of $215 million for exploitation activities, $69 million for exploration activities and $51 million for oil and gas property acquisitions in Pioneer's core areas of Texas, Oklahoma, New Mexico and Louisiana. As of June 30, 1997, expenditures were on target with the new budget totaling $187.3 million for the six-month period. During the first half of 1997, Pioneer participated in the completion of 223 gross exploration and development wells, including 152 wells in the Spraberry Division, 30 wells in the Permian Division, 19 wells in the Gulf Coast Division, 16 wells in the MidContinent Division and six wells in Argentina. Of these wells, 76 were in progress at December 31, 1996. Of the total wells completed during the six months ended June 30, 1997, 202 wells were completed successfully, which resulted in a 91% success rate. In addition to the wells completed in the first half of 1997, Pioneer had 131 wells in progress at June 30, 1997. In total during 1997, Pioneer plans to drill approximately 620 development wells and 60 exploratory wells and to perform recompletions on over 150 wells.

     In May of 1997, Pioneer acquired a 35% interest in approximately 375,000 acres within the Cotton Valley Pinnacle Reef Trend from Union Pacific Resources Company ("UPRC") for $26.9 million. Pioneer and UPRC have signed an exploration agreement to jointly explore and develop this area located in eastern Texas and plan to begin drilling the first exploration well before the end of the year.

     Also, during May of 1997, Pioneer finalized negotiations with Triton Energy for a 40% working interest in a joint exploration program of two blocks in Guatemala's South Peten Basin. Drilling on the Piedras Blancas #1 is expected to be completed by the end of the year at an estimated total cost to Pioneer of $3.7 million.

     In addition, the Gulf Coast Division completed the acquisition of a majority interest in the Maude Traylor field in Calhoun County, Texas for approximately $8.8 million in February 1997. The acquisition represented an average working interest of 87% in approximately 1,840 acres and five wells which produce from the upper and lower Frio formations. Pioneer is currently realizing gross gas production of 1.7 MMcf per day in this field, and since Pioneer assumed operations the gross oil production rate has tripled to 161 Bbls per day. Pioneer plans to drill up to nine additional wells during 1997 and 1998 on this acreage utilizing existing 3-D seismic information.

     Also during February 1997, the Texas Railroad Commission (which regulates oil and gas production) entered a favorable order on Pioneer's application to allow administrative approval of uncontested applications to increase the density of the drilling in the Spraberry field from one well per 80 acres to one well in 40. Pioneer believes such reduced spacing may provide in excess of 1,000 additional drilling locations which have the potential to add 70 million equivalent barrels to Pioneer's reserve base.

     Asset Dispositions. For the six months ended June 30, 1997, Pioneer's asset disposition activity primarily consisted of the sale of certain domestic assets for proceeds of $10.7 million and resulted in a net gain of $1.9 million and the sale of Pioneer's subsidiary with an ownership interest in oil and gas properties in Turkey for proceeds of $1.6 million which resulted in the recognition of a gain of $725 thousand. During the first half of 1996, Pioneer sold certain wholly-owned Australasian subsidiaries for proceeds of $178.7 million and a pre-tax gain of $85.2 million and certain nonstrategic domestic assets for proceeds of $45.9 million that resulted in the recognition of a pre-tax net gain of $10 million.

     Conversion of Subsidiary Preferred Shares to Common Stock. On July 28, 1997, Pioneer exercised its right to require each holder of 6 1/4% Cumulative Monthly Income Convertible Preferred Shares ("Preferred Shares") to mandatorily exchange all Preferred Shares for shares of Pioneer Common Stock. As a result of the exchange, the $188.8 million reflected in the caption "Preferred stock of subsidiary" in Pioneer's Consolidated Balance Sheet as of June 30, 1997 will be reclassified into stockholders' equity with the issuance of approximately 6.7 million shares of Pioneer Common Stock in exchange for the 3,776,400 Preferred Shares outstanding. In addition, Pioneer will no longer incur interest expense associated with the Preferred Shares of approximately $12 million per year.

     Pro Forma Earnings per Share. In February 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 128 "Earnings per Share" ("SFAS 128") which simplifies the existing standards for computing earnings per share ("EPS") and makes them comparable to international standards. Pioneer does not anticipate that its EPS as calculated under SFAS 128 will differ significantly from its existing disclosures.

     Reporting Comprehensive Income. In June 1997, the FASB issued Statement of Accounting Standards No. 130 "Reporting Comprehensive Income" ("SFAS 130") which establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. Specifically, SFAS 130 requires that an enterprise (i) classify items of other comprehensive income by their nature in a financial statement and (ii) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. Although this statement is effective for fiscal years beginning after December 15, 1997, Pioneer anticipates that it will early adopt the provisions of SFAS 130 in its year ended December 31, 1997 consolidated financial statements.

     Comprehensive income consists of the change in equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources. Specifically, this includes net income and other comprehensive income, which is made up of certain changes in assets and liabilities that are not reported in a statement of operations but are included in the balances within a separate component of equity in a statement of financial position. Such changes include, but are not limited to, unrealized gains for marketable securities and future contracts, foreign currency translation adjustments and minimum pension liability adjustments.

     Segment Reporting. In June 1997, the FASB issued Statement of Accounting Standards No. 131 "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131") which establishes standards for public business enterprises for reporting information about operating segments in annual financial statements and requires that such enterprises report selected information about operating segments in interim financial reports issued to shareholders. This statement also establishes standards for related disclosures about products and services, geographic areas, and major customers. SFAS 131 is effective for financial statements for periods beginning after December 15, 1997.

     Pioneer operates in the one product line of oil and gas production in limited geographic areas. This information and information about major customers historically has been disclosed in Pioneer's annual financial statements. Pioneer plans to implement SFAS 131 in its year ended December 31, 1998 financial statements.

  Significant Activities in 1996

     Exploration and Development Activities. Pioneer continues to realize the benefits of its focused activities in the exploration and development of its existing core areas. Since completing two major acquisitions in 1994, Pioneer has devoted its efforts to exploitation and exploration of its existing property base and Pioneer believes that substantial additional opportunities remain.

     Drilling Activities. As was the case in 1994 and 1995, Pioneer's 1996 development drilling activities focused primarily on Pioneer's Permian Basin oil properties and Gulf Coast gas properties. During 1996, Pioneer participated in the drilling and completion of 599 gross exploration and development wells (482 of which were operated by Pioneer), including 326 in the Spraberry Division, 177 in the Permian Division, 48 in the MidContinent Division, 38 in the Gulf Coast Division and 10 in other areas. Pioneer's total capital expenditures during 1996 were $233 million, approximately $212 million of which was spent on exploration and development activities.

     During 1996, Pioneer announced several discoveries and developments in domestic locations. In November 1996, Pioneer announced a significant oil discovery in the War-Wink West field in the Delaware Basin of West Texas. This Company operated well, the University 18-34 #1, tested at rates of up to 720 barrels of oil per day and is currently producing at its expected allowable rate of approximately 270 barrels of oil per day and 374 thousand cubic feet of gas per day. Pioneer and Enserch Exploration, Inc. each own a 50% working interest in this well, which is the first in their joint exploration and development of the 4,500 acre War-Wink prospect. During 1997, Pioneer plans to continue its development of this prospect by drilling two confirmation wells and an additional two to four development wells. Pioneer and Enserch also control approximately 30,000 additional acres in the Delaware Basin play in southeastern New Mexico and West Texas where they intend to drill eight exploratory wells in 1997. In addition, on November 25, 1996, Pioneer announced the successful completion of three development wells in the South Texas Lopeno field in which Pioneer owns a 50% working interest. The three wells, operated by Pioneer, are currently producing a total of 20 MMcf of natural gas per day. On December 19, 1996, Pioneer announced the successful completion of the S.E. Turner Gas Unit #2 in its Central Texas Gulf Coast Pawnee field in which Pioneer owns a 100% working interest. The dual lateral horizontal unstimulated producer is currently flowing at a rate of 3.1 MMcf per day. As a result of this successful activity, Pioneer has identified an additional six horizontal prospects in the Pawnee field and plans to begin developmental activity on these prospects in the first quarter of 1997.

     During 1996, Pioneer participated in several discoveries in the Confluencia Sur field in the Nuequen Basin of Central Argentina in which Pioneer owns a 14.42% interest. In early 1996, Pioneer announced the successful completion of two exploratory wells (the Naco x-1 and the Sierra de Reyes x-1) and, in January 1997, Pioneer announced the successful completion of three development wells, also in the Confluencia Sur field. The three wells, the Sierra de Reyes 2, 3 and 4, operated by Petrolera Argentina San Jorge S.A., collectively tested 3,727 barrels of oil per day. Pioneer expects to drill an additional two to three development wells in the Confluencia Sur field during the first six months of 1997 in order to increase daily oil production to 6,000 barrels (865 barrels net to Pioneer's interest).

     During 1997, Pioneer will continue with its emphasis on core development, exploration and production activities, with a primary focus on the exploitation of its current portfolio of drilling locations. This portfolio was significantly enhanced and expanded by the major acquisitions completed in 1994 and the 1995 and 1996 drilling programs which have added a large number of new locations to which proved reserves have been assigned. Pioneer believes that its current portfolio of undeveloped prospects provides attractive development and exploration opportunities for at least the next three to five years.

     Proved Reserves. Pioneer's proved reserves totaled 302.2 million BOE at December 31, 1996, 296.8 million BOE at December 31, 1995 and 282.5 million BOE at December 31, 1994. Pioneer achieved these annual increases in reserves despite having sold reserves of 45.8 million BOE in 1996 and 34.8 million BOE in 1995. Excluding these sold reserves, total proved reserves increased 21% in 1996 and 28% in 1995. Oil reserves at year-end 1996 were 163.9 million Bbls compared to 147.3 million Bbls at year-end 1995 and 144.5 million Bbls at year-end 1994 (an 11% increase from 1995 to 1996 and a 2% increase from 1994 to 1995). Natural gas reserves at year-end 1996 were
829.4 Bcf, compared to 896.9 Bcf at year-end 1995 and 827.5 Bcf at year-end 1994 (an 8% decrease from 1995 to 1996 and an 8% increase from 1994 to 1995).

     Reserve Replacement. For the eighth consecutive year, Pioneer was able to replace its annual production volumes with proved reserves of crude oil and natural gas, stated on an energy equivalent basis. During 1996, Pioneer added 75 million BOE resulting in reserve replacement of 314% of total production. Of the 75 million BOE reserve additions, 71.1 million BOE were added through exploration and development drilling activities, 2.2 million BOE were added through acquisitions of proved properties and 1.7 million BOE were the net result of revisions. Reserves added by development drilling are primarily from the identification of additional infill drilling locations and new secondary recovery projects. Reserve revisions result from several factors including changes in existing estimates of quantities available for production and changes in estimates of quantities which are economical to produce under current pricing conditions. Pioneer's reserves as of December 31, 1996 were estimated using a price of $24.55 per Bbl and $3.97 per Mcf. Should prices decline in future years, reserves may be revised downward for quantities which may be uneconomical to produce at lower prices.

     Pioneer's 1996 reserve replacement rate on a barrel of oil equivalent basis was 314%, which included reserve replacement rates for oil and natural gas of 398% and 239%, respectively. Previous reserve replacement performance rates were 281% in 1995 (263% for oil and 297% for gas) and 537% in 1994 (549% for oil and 526% for gas). For the three year period ended December 31, 1996, the three year average reserve replacement rate was 377%. Through 1994, Pioneer's reserve replacement rate was primarily the product of its acquisition activities. Beginning in 1995, and to a greater extent in 1996, the reserve replacement rates have been influenced more by exploration and development activities and less by acquisition activities. Pioneer seeks to achieve an annual reserve replacement rate of at least 150% through the emphasis on its exploration and development activities.

     Finding Cost. Pioneer's acquisition and finding cost for 1996 was $3.10 per BOE as compared to the 1995 and 1994 acquisition and finding costs of $2.87 and $5.11 per BOE, respectively. The average acquisition and finding cost for the three-year period from 1994 to 1996 was $3.99 per BOE representing an 18% decrease from the 1995 three-year average rate of $4.84.

     Disposition of Australasian Assets. On March 28, 1996, Pioneer completed the sale of certain wholly-owned Australian subsidiaries to Santos Ltd., and on June 20, 1996, Pioneer completed the sale of another wholly-owned subsidiary, Bridge Oil Timor Sea, Inc., to Phillips Petroleum International Investment Company. During the year ended December 31, 1996, Pioneer received aggregate consideration of $237.5 million for these combined sales which consisted of $186.6 million of proceeds for the equity of such entities, $21.8 million for reimbursement of certain intercompany cash advances, and the assumption of such subsidiaries' net liabilities, exclusive of oil and gas properties, of $29.1 million. The proceeds, after payment of certain costs and expenses, were utilized to reduce Pioneer's outstanding bank indebtedness and for general working capital purposes. Pioneer recognized an after-tax gain of $67.3 million from the disposition of these subsidiaries.

     Cost Reductions. Production costs per BOE declined 5% (from $4.83 to $4.61) for the year ended December 31, 1996 as compared to the year ended December 31, 1995. This decline is despite a 47% or $.29 per BOE increase in production taxes resulting from oil and gas prices that were considerably higher in 1996 as compared to 1995. The significant decline in the remaining components of production costs, primarily lease operating expense, is the result of Pioneer's emphasis on cost control efforts and the disposition of certain high cost domestic nonstrategic oil and gas properties during 1995 and 1996. During 1995, Pioneer initiated programs to study specific opportunities for significant future reductions in its entire cost structure. These programs have continued in 1996, and Pioneer expects production costs per BOE to continue to decline as specific programs for further cost reductions are implemented.

     Asset Dispositions. From time to time, Pioneer disposes of nonstrategic assets in order to raise capital for other activities, reduce debt or eliminate costs associated with nonstrategic assets. During the year ended

December 31, 1996, Pioneer sold certain domestic nonstrategic oil and gas properties, gas plants and other related assets for aggregate proceeds of approximately $58.4 million. The proceeds from the asset dispositions were initially used to reduce Pioneer's outstanding bank indebtedness and subsequently to provide funding for a portion of Pioneer's 1996 capital expenditures, including purchases of oil and gas properties in Pioneer's core areas.

     Commodity Prices. Pioneer benefited from the significantly higher oil and gas prices during 1996. In 1996, Pioneer received an average oil price of $19.96 per Bbl and an average gas price of $2.27 per Mcf representing increases of 18% and 23%, respectively, from 1995. The oil and gas prices that Pioneer reports are based on the market price received for the commodities adjusted by the results of Pioneer's hedging activities. Pioneer periodically enters into commodity derivative contracts (swaps, futures and options) in order to (i) reduce the effect of the volatility of price changes on the commodities Pioneer produces and sells, (ii) support Pioneer's annual capital budgeting and expenditure plans and (iii) lock in prices to protect the economics related to certain capital projects. During 1996, Pioneer's hedging activities reduced the average price received for oil and gas sales 6% and 5%, respectively, as discussed below.

     Natural Gas. Pioneer employs a policy of hedging gas production based on the index price upon which the gas is actually sold in order to mitigate the basis risk between NYMEX prices and actual index prices. The average gas prices per Mcf that Pioneer reports includes the effects of Btu content, gathering and transportation costs, gas processing and shrinkage and the net effect of the gas hedges. Pioneer reported an average gas price of $2.27 per Mcf for the year ended December 31, 1996. Pioneer's average realized price for physical gas sales (excluding hedge results) for the same period was $2.39 per Mcf. The comparable average NYMEX prompt month closing for the year ended December 31, 1996 was $2.50 per Mcf. At December 31, 1996, Pioneer had 28.9 Bcf of future gas production hedged at a weighted average NYMEX price of $2.17 per Mcf.

     Crude Oil. All material purchase contracts governing Pioneer's oil production are tied directly or indirectly to NYMEX prices. The average oil prices per Bbl that Pioneer reports includes the effects of oil quality, gathering and transportation costs and the net effect of the oil hedges. Pioneer reported an average oil price of $19.96 per Bbl for the year ended December 31, 1996. Pioneer's average realized price for physical oil sales (excluding hedge results) for the same period was $21.33 per Bbl. The comparable average NYMEX prompt month closing for the year ended December 31, 1996 was $22.03 per Bbl. At December 31, 1996, Pioneer had 6.2 million barrels of future oil production hedged at a weighted average NYMEX price of $19.39 per Bbl.

     Capitalization. Pioneer strives to maintain its outstanding indebtedness at a moderate level in order to provide sufficient financial flexibility for future opportunities. Pioneer's total book capitalization at December 31, 1996 was $1 billion, consisting of total long-term debt of $326 million, stockholders' equity of $530 million and preferred stock of subsidiary of $189 million. Pioneer attempts to maintain a debt to total capitalization ratio of 40% to 45% in order to achieve its goal of financial flexibility. Debt as a percentage of total capitalization was 31% at December 31, 1996, down from 49% at December 31, 1995. This decrease is primarily the result of the application of the net proceeds from the disposition of Pioneer's Australian assets and the disposition of certain other nonstrategic domestic assets described above to Pioneer's outstanding indebtedness.

     Legal Actions. On August 1, 1996, Dorchester Hugoton, Ltd. ("DHL"), Damson Master Limited Partnership ("DMLP"), a wholly-owned subsidiary of Pioneer, and their related entities entered into a settlement agreement resolving all outstanding litigation between the parties that had arisen in connection with DMLP's Hooker Plant, the Hooker Gathering System and certain other matters. Pioneer recognized other income of $11.4 million ($7.0 million of which was received in cash) associated with the settlement of these litigation matters. Additionally, Pioneer will receive an annual formula-based production payment with the first annual payment to begin in February 1997 and to continue thereafter annually through February 2026. Pioneer estimates the total value of the production payments to be at least $5.0 million, although such payments are dependent on future gas prices and related transportation costs. The production payments will be recognized as other income over the term of the production payment contract.

     Pioneer believes that the costs for compliance with environmental laws and regulations have not and will not have a material effect on Pioneer's financial position or results of operations.

  Results of Operations

  For the Six Months Ended June 30, 1997 and 1996

  Oil and Gas Production

     The following table describes the results of Pioneer's oil and gas production activities for the six months ended June 30, 1997 and 1996.

                                                                SIX MONTHS ENDED
                                                                    JUNE 30,
                                                              ---------------------
                                                                1997        1996
                                                              ---------   ---------
                                                              (IN THOUSANDS, EXCEPT
                                                                PER UNIT AMOUNTS)
Revenues:
  Oil and gas...............................................  $ 198,626   $ 192,014
  Gain on disposition of assets, net(a).....................         76       7,753
                                                              ---------   ---------
                                                                198,702     199,767
                                                              ---------   ---------
Costs and expenses:
  Oil and gas production....................................    (55,392)    (57,404)
  Depletion.................................................    (54,860)    (54,773)
  Exploration and abandonments..............................    (11,249)     (4,586)
  Geological and geophysical................................     (7,166)     (4,851)
                                                              ---------   ---------
                                                               (128,667)   (121,614)
                                                              ---------   ---------
Operating profit (excluding general and administrative
  expenses and income taxes)                                  $  70,035   $  78,153
                                                              =========   =========

---------------

(a) The 1997 amount does not include the gain related to the disposition of Pioneer's subsidiary which owned an interest in oil and gas properties in Turkey. The 1996 amount does not include the gain related to the disposition of certain of Pioneer's wholly-owned Australasian subsidiaries.

Worldwide:
  Production:
     Oil (MBbls)............................................     5,753      5,721(a)
     Gas (MMcf).............................................    38,957     38,196(a)
          Total (MBOE)......................................    12,246     12,087
  Average daily production:
     Oil (Bbls).............................................    31,787     31,432(a)
     Gas (Mcf)..............................................   215,230    209,866(a)
  Average oil price (per Bbl)...............................  $  19.20   $  19.30
  Average gas price (per Mcf)...............................      2.26       2.14
  Costs (per BOE):
     Lease operating expense................................      3.26       3.60
     Production taxes.......................................       .91        .79
     Workover costs.........................................       .35        .36
                                                              --------   --------
          Total production costs............................      4.52       4.75
                                                              ========   ========
     Depletion..............................................  $   4.48   $   4.53
                                                              ========   ========

---------------

(a) Includes 616 MBbls (3,383 Bbls per day) and 4.5 Bcf (25,107 Mcf per day) of production associated with certain nonstrategic assets which were sold during 1996.

Domestic:
  Production:
     Oil (MBbls)............................................     5,679      5,347(a)
     Gas (MMcf).............................................    38,957     36,269(a)
          Total (MBOE)......................................    12,172     11,392
  Average daily production:
     Oil (Bbls).............................................    31,376     29,378(a)
     Gas (Mcf)..............................................   215,230    199,278(a)
  Average oil price (per Bbl)...............................  $  19.18   $  19.29
  Average gas price (per Mcf)...............................      2.26       2.15
  Costs (per BOE):
     Lease operating expense................................      3.24       3.52
     Production taxes.......................................       .92        .84
     Workover costs.........................................       .35        .38
                                                              --------   --------
          Total production costs............................      4.51       4.74
                                                              ========   ========
     Depletion..............................................  $   4.45   $   4.46

---------------

(a) Includes 266 MBbls (1,462 Bbls per day) and 2.6 Bcf (14,519 Mcf per day) of production associated with certain nonstrategic assets which were sold during 1996.

     Oil and Gas Revenues. Revenues from oil and gas operations increased 3% during the six months ended June 30, 1997 to $198.6 million, as compared to $192 million during the same period in 1996. The increase is primarily due to an increase in the average gas price received and increases in oil and gas production, offset by a slight decrease in the average price received per barrel of oil.

     The increase in oil and gas production during the six months ended June 30, 1997 as compared to the same period in 1996 is a direct result of the successes of Pioneer's exploration and exploitation efforts. Such production growth becomes particularly evident in light of the fact that a portion of the average daily oil and gas production for the first half of 1996 related to properties included in the 1996 sale of Pioneer's Australasian subsidiaries and the 1996 sale of certain nonstrategic domestic assets. Excluding production associated with assets sold during 1996, average daily oil production increased 13% from 28,049 Bbls for the first half of 1996 to 31,787 Bbls for the first half of 1997 and average daily gas production increased 16% from 184,759 Mcf to 215,230 Mcf for the same period.

     The average oil price received for the six months ended June 30, 1997 decreased slightly (from $19.30 to $19.20 for the six months ended June 30, 1996 and 1997, respectively), while the average gas price received increased 6% (from $2.14 to $2.26 for the six months ended June 30, 1996 and 1997, respectively).

  Hedging Activities

     The oil and gas prices that Pioneer reports are based on the market price received for the commodities adjusted by the results of Pioneer's hedging activities. Pioneer periodically enters into commodity derivative contracts (swaps, futures and options) in order to (i) reduce the effect of the volatility of price changes on the commodities Pioneer produces and sells, (ii) support Pioneer's annual capital budgeting and expenditure plans and (iii) lock in prices to protect the economics related to certain capital projects.

     Crude Oil. All material purchase contracts governing Pioneer's oil production are tied directly or indirectly to NYMEX prices. The average oil price per Bbl that Pioneer reports includes the effects of oil quality, gathering and transportation costs and the net effect of the oil hedges. Pioneer's average realized price for physical oil sales (excluding hedge results) for the six months ended June 30, 1997 was $20.24 per Bbl, while, as a point of reference, the comparable average NYMEX prompt month closing per Bbl for the same period was $21.36. Pioneer recorded net reductions to oil revenues of $6 million for the six months ended June 30, 1997, as a result of its commodity hedges.

     During the six months ended June 30, 1996, Pioneer realized an average price for physical oil sales (excluding hedge results) of $19.84 per Bbl, while, as a point of reference, the comparable average NYMEX prompt month closing per Bbl for the same period was $20.60. Pioneer recorded net reductions to oil revenues of $3.1 million for the six months ended June 30, 1996, as a result of its commodity hedges.

     Natural Gas. Pioneer employs a policy of hedging gas production based on the index price upon which the gas is actually sold in order to mitigate the basis risk between NYMEX prices and actual index prices. The average gas price per Mcf that Pioneer reports includes the effects of Btu content, gathering and transportation costs, gas processing and shrinkage and the net effect of the gas hedges. Pioneer's average realized price for physical gas sales (excluding hedge results) for the six months ended June 30, 1997 was $2.42 per Mcf, while as a point of reference, the comparable average NYMEX prompt month closing per Mcf for the same period was $2.25. Pioneer recorded a net reduction to gas revenues of $6.1 million for the six months ended June 30, 1997, as a result of its commodity hedges.

     During the six months ended June 30, 1996, Pioneer realized an average price for physical gas sales (excluding hedge results) of $2.22 per Mcf, while as a point of reference, the comparable average NYMEX prompt month closing per Mcf for the same period was $2.40. Pioneer recorded net reductions to gas revenues of $3.1 million for the six months ended June 30, 1996, as a result of its commodity hedges.

     Production Costs. While total production costs per BOE decreased 5% to $4.52 during the six months ended June 30, 1997 as compared to production costs per BOE of $4.75 during the same period in 1996, the primary component of production costs, lease operating expense, decreased 9% from $3.60 per BOE in the first half of 1996 to $3.26 per BOE for the same period in 1997. These reductions are primarily due to Pioneer's concentrated efforts to evaluate and reduce all operating costs and the sale of certain high operating cost properties during 1996. The success of these cost reduction efforts is partially offset by a 15% or $0.12 per BOE increase in average production taxes per BOE resulting from higher gas prices during the six months ended June 30, 1997 as compared to the six months ended June 30, 1996.

     Depletion Expense. Depletion expense per BOE declined slightly to $4.48 during the six months ended June 30, 1997, as compared to $4.53 per BOE during the same period in 1996, primarily due to reserves added by Pioneer's successful drilling program during 1996 and 1997.

     Exploration and Abandonments/Geological and Geophysical Costs. Exploration and abandonments/geological and geophysical costs increased to $18.4 million during the six months ended June 30, 1997 from $9.4 million during the same period in 1996. The increase is largely the result of increased domestic activity, both in exploratory drilling and geological and geophysical activity, resulting from Pioneer's increased focus on exploration activities. During the six months ended June 30, 1997, the domestic exploratory dry hole costs were primarily related to 12 unsuccessful exploratory wells in the Gulf Coast Division, six unsuccessful exploratory wells in the MidContinent Division and two unsuccessful wells in the Permian Division, at a total cost of $6.8 million, $1.7 million and $500 thousand, respectively, and additional costs of approximately $700 thousand associated with wells which were determined to be unsuccessful in 1996. These increases are offset by a decrease in leasehold abandonment expenses. The following table sets forth the components of Pioneer's 1997 and 1996 first half expense:

                                                                 SIX MONTHS
                                                               ENDED JUNE 30,
                                                              ----------------
                                                               1997      1996
                                                              -------   ------
                                                               (IN THOUSANDS)
Exploratory dry holes:
  United States.............................................  $ 9,701   $  724
  Foreign...................................................      219      580
Geological and geophysical costs:
  United States.............................................    5,790    3,299
  Foreign...................................................    1,376    1,552
Leasehold abandonments and other............................    1,329    3,282
                                                              -------   ------
                                                              $18,415   $9,437
                                                              =======   ======

     Approximately 21% of Pioneer's 1997 capital budget will be spent on exploratory projects (compared to 16.7% in 1996 and 13.3% in 1995). Pioneer currently anticipates that its 1997 exploration efforts will be concentrated in the Gulf Coast Division, the Permian Division, the MidContinent Division, Pioneer's newly acquired interests in the Cotton Valley Pinnacle Reef Trend and its interests in Guatemala. Pioneer continues to review opportunities involving exploration joint ventures in domestic or international areas outside Pioneer's existing core operating areas.

  Natural Gas Processing

     Natural gas processing revenues increased 6% to $11.8 million for the six months ended June 30, 1997 as compared to $11.1 million for the same period in 1996, and natural gas processing costs for the six months ended June 30, 1997 of $6.1 million were consistent with 1996 costs of $6 million. The increases in natural gas processing revenues are primarily due to increases in the prices of NGL's and residue gas. The average price per Bbl of NGL's increased slightly during the first half of 1997 compared to the first half of 1996 (from $13.25 in 1996 to $13.40 in 1997), and the average price per Mcf of residue gas increased 25% during the same period (from $2.01 in 1996 to $2.51 in 1997).

     During the first half of 1996, Pioneer recognized noncash pre-tax charges of $1.3 million related to abandonments of certain of Pioneer's gas processing facilities and the cancellation of certain gas processing contracts.

  General and Administrative Expense

     General and administrative expense was $15 million for the six months ended June 30, 1997, as compared to $13 million for the six months ended June 30, 1996. The increase is primarily due to severance costs of $1.4 million in the second quarter of 1997 associated with certain reorganizations within Pioneer's management structure as a result of the Parker/Mesa Merger.

  Interest Expense

     Interest expense for the six months ended June 30, 1997 decreased to $20.2 million as compared to $26.1 million for the same period in 1996. The decrease is primarily due to a decrease in the weighted average outstanding balance of Pioneer's indebtedness of $151.9 million for the six months ended June 30, 1997, as compared to the same period in 1996. The decrease in Pioneer's indebtedness was primarily the result of the application of proceeds from the sale of Pioneer's Australasian subsidiaries and the sales of certain domestic assets during 1996 to the outstanding balance of Pioneer's bank credit facility. The weighted average interest rate on Pioneer's indebtedness during the six months ended June 30, 1997 of 7.83% was comparable to the rate of 7.81% for the same period in 1996.

     During the six months ended June 30, 1997, Pioneer recorded a reduction in interest expense of $700 thousand related to a series of interest rate swap agreements which effectively convert $150 million of Pioneer's fixed rate borrowings into floating rate obligations. During the same period in 1996, such agreements resulted in a reduction in interest expense of $110 thousand.

  Income Taxes

     Pioneer's income tax provisions of $14.5 million for the six months ended June 30, 1997 and $31.7 million for the six months ended June 30, 1996, reflect the net provision resulting from the separate tax calculation prepared for each tax jurisdiction in which Pioneer is subject to income taxes.

  For the Years Ended December 31, 1996, 1995 and 1994

  Oil and Gas Production

     The following table describes the results of Pioneer's oil and gas production activities during 1996, 1995 and 1994.

                                                                    YEAR ENDED DECEMBER 31,
                                                              ------------------------------------
                                                                 1996         1995         1994
                                                              ----------   ----------   ----------
                                                              (IN THOUSANDS, EXCEPT AVERAGE PRICE
                                                                         AND COST DATA)
Revenues:
  Oil and gas...............................................    $396,931     $375,720     $337,602
  Gain on disposition of oil and gas properties, net(a).....       7,786       16,847        9,175
                                                                --------     --------     --------
  Costs and expenses:.......................................     404,717      392,567      346,777
                                                                --------     --------     --------
  Oil and gas production....................................     110,334      130,905      127,118
  Depletion.................................................     102,803      145,468      131,702
  Impairment of oil and gas properties......................          --      129,745           --
  Exploration and abandonments..............................      12,653       16,431       12,345
  Geological and geophysical................................       9,054       11,121        8,402
                                                                --------     --------     --------
                                                                 234,844      433,670      279,567
                                                                --------     --------     --------
  Operating profit (loss) (excluding general and
     administrative expense and income taxes)...............    $169,873     $(41,103)    $ 67,210
                                                                ========     ========     ========

---------------

(a) The 1996 amount does not include the gain related to the disposition of Pioneer's Australasian assets.

Worldwide:
  Production:
     Oil (MBbls)............................................    11,275     12,902     12,147
     Gas (MMcf).............................................    75,851     85,295     79,674
     Total (MBOE)...........................................    23,916     27,118     25,426
  Average daily production:
     Oil (Bbls).............................................    30,805     35,348     33,279
     Gas (Mcf)..............................................   207,244    233,685    218,285
  Average oil price (per Bbl)...............................  $  19.96   $  16.96   $  15.40
  Average gas price (per Mcf)...............................      2.27       1.84       1.89
  Costs per BOE:
     Lease operating expenses...............................      3.43       3.99       4.10
     Production taxes.......................................       .91        .62        .67
     Workover costs.........................................       .27        .22        .23
                                                              --------   --------   --------
          Total production costs............................  $   4.61   $   4.83   $   5.00
                                                              ========   ========   ========
     Depletion..............................................  $   4.30   $   5.36   $   5.18
Domestic:
  Production:
     Oil (MBbls)............................................    10,872     11,328     11,267
     Gas (MMcf).............................................    73,924     76,669     75,040
     Total (MBOE)...........................................    23,193     24,106     23,774
  Average daily production:
     Oil (Bbls).............................................    29,705     31,036     30,868
     Gas (Mcf)..............................................   201,979    210,052    205,589
  Average oil price (per Bbl)...............................  $  19.96   $  16.70   $  15.26
  Average gas price (per Mcf)...............................      2.27       1.84       1.89
  Costs per BOE:
     Lease operating expense................................      3.39       3.97       4.11
     Production taxes.......................................       .94        .70        .72
     Workover costs.........................................       .28        .25        .25
                                                              --------   --------   --------
          Total production costs............................  $   4.61   $   4.92   $   5.08
                                                              ========   ========   ========
     Depletion..............................................  $   4.25   $   5.19   $   5.07

     Oil and Gas Revenues. Revenues from oil and gas operations totaled $396.9 million in 1996, $375.7 million in 1995 and $337.6 million in 1994, representing a 6% increase from 1995 to 1996 and an 11% increase from 1994 to 1995. The increase from 1995 to 1996 is primarily attributable to the higher average prices being received for both oil and gas production and increases in production due to Pioneer's successful exploitation and exploration activities in 1995 and 1996, offset by the decreased production resulting from the 1996 sale of Pioneer's Australasian assets and the 1995 and 1996 sales of certain domestic assets. The average oil price received for the year ended December 31, 1996 increased 18% (from $16.96 in 1995 to $19.96 in 1996), while the average gas price received increased 23% (from $1.84 in 1995 to $2.27 in 1996). The increase from 1994 to 1995 is primarily due to (i) a full year of production in 1995 from properties purchased in 1994 offset by the production lost from those properties sold in 1995, (ii) an increase in the average oil price received of 10% (from $15.40 per Bbl in 1994 to $16.96 per Bbl in 1995), and (iii) Pioneer's successful development drilling activities during 1994 and 1995, which resulted in increased production in 1995.

     Excluding production from Pioneer's Australasian assets which were sold in 1996 and production from the nonstrategic domestic assets which were sold in 1995 and 1996, average daily oil production increased 13% from 25,718 Bbls for the year ended December 31, 1995 to 29,100 Bbls for the year ended December 31, 1996 and average daily gas production increased 13% from 170,979 Mcf to 193,246 Mcf for the same period.

     Production Costs. Production costs per BOE decreased in 1996 and 1995 by approximately 5% and 3%, respectively (from $5.00 in 1994 to $4.83 in 1995 to $4.61 in 1996). These reductions are primarily due to Pioneer's concentrated efforts to evaluate and reduce all operating costs and the sale of certain high operating cost properties (see "Asset Dispositions" above). The success of these cost reduction efforts is particularly evident in light of the fact that production costs per BOE declined in 1996 despite a 47% or $.29 per BOE increase in average production taxes per BOE resulting from higher commodity prices. The primary component of production costs, lease operating expense, decreased 14% from $3.99 per BOE in 1995 to $3.43 per BOE in 1996. These costs represent the majority of the oil and gas property operating expenses over which Pioneer has control and the costs on which Pioneer has focused its reduction efforts.

     Depletion Expense. Depletion expense per BOE decreased 20% in 1996 and increased 3% in 1995. The decrease in depletion expense per BOE in 1996 is primarily the result of the following factors: (i) the significant increase in oil and gas reserves during 1995 and 1996 resulting from Pioneer's exploration and development drilling activities, including revisions, and (ii) a reduction in Pioneer's net depletable basis from charges taken in 1995 in accordance with Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121") (see "Impairment of Oil and Gas Properties" below). The increase in depletion expense per BOE during 1995 is primarily the result of increased depletion rates resulting from the relatively short lives of the properties acquired as part of the Bridge Oil Limited acquisition, when compared to Pioneer's other properties, and the application of such increased rates to the book basis allocated to the proved oil and gas properties acquired. The increase in depletion expense from 1994 to 1995 was mitigated by Pioneer's adoption of SFAS 121 in 1995 and the significant increase in oil and gas reserves at December 31, 1995.

     Impairment of Oil and Gas Properties. Pioneer adopted SFAS 121 effective as of April 1, 1995, and, as a result of the review and evaluation of its long-lived assets for impairment, Pioneer recognized noncash pre-tax charges of $129.7 million ($84.3 million after-tax) related to its oil and gas properties during 1995.

     Exploration and Abandonments/Geological and Geophysical Costs. Exploration and abandonments/geological and geophysical costs increased from $20.7 million in 1994 to $27.6 million in 1995 and decreased to $21.7 in 1996. The decrease in 1996 is largely the result of decreased activity, both in exploratory drilling and geological and geophysical activity, resulting from the sale in March 1996 of Pioneer's Australasian assets, offset by increases in geological and geophysical activity in the United States as a result of Pioneer's increased focus on exploitation and exploration activities. The increase from 1994 to 1995 is largely the result of increased expenses, both in exploratory drilling and geological and geophysical costs, brought about by Pioneer's continued evaluation of certain domestic and international exploratory projects acquired as part of the Bridge Oil Limited acquisition. The following table sets forth the components of Pioneer's 1996, 1995 and 1994 exploration and abandonments/geological and geophysical costs:

                                                           YEAR ENDED DECEMBER 31,
                                                        -----------------------------
                                                         1996       1995       1994
                                                        -------    -------    -------
                                                               (IN THOUSANDS)
Exploratory dry holes:
  United States.......................................  $ 6,256    $ 2,491    $   523
  Australia and other foreign.........................    3,431      9,636      3,571
Geological and geophysical costs:
  United States.......................................    7,042      2,302      3,834
  Australia and other foreign.........................    2,012      8,819      4,568
Leasehold abandonments and other......................    2,966      4,304      8,251
                                                        -------    -------    -------
                                                        $21,707    $27,552    $20,747
                                                        =======    =======    =======

  Natural Gas Processing

     Natural gas processing revenues were $23.8 million in 1996, $33.3 million in 1995 and $39.1 million in 1994; and natural gas processing costs were $12.5 million in 1996, $25.9 million in 1995 and $33.6 million in 1994. The 1996 natural gas processing revenues and costs decreased 29% and 52%, respectively, when compared to the 1995 amounts primarily due to the sale of four gas plants during 1995 and the sale of one gas plant during 1996. The 1995 natural gas processing revenues and costs decreased 15% and 23%, respectively, when compared to the 1994 amounts primarily as a result of the cancellation of certain gas processing contracts related to four gas plants during 1994 and the sale of four plants during 1995. The average price per Bbl of NGLs increased each year, by 30% in 1996 and 6% in 1995 (from $10.97 in 1994 to $11.59 in 1995 to $15.10 in
1996), while the average price per Mcf of residue gas increased by 55% in 1996 and declined by 16% in 1995 (from $1.66 in 1994 to $1.39 in 1995 to $2.15 in
1996).

     During January 1996, Pioneer realized proceeds of $2.1 million from sales of gas plants and related assets which resulted in Pioneer recognizing a net gain of $639 thousand. In addition, in October 1995, Pioneer sold its interests in the Cargray and Schafer plants located in Carson County, Texas. Pioneer received net proceeds of $9.5 million from the disposition of such plants which resulted in Pioneer recognizing a net gain of $4.6 million.

     During 1996 and 1994, Pioneer recognized noncash pre-tax charges of $1.3 million and $4.5 million, respectively, related to abandonments of certain of Pioneer's gas processing facilities and the cancellation of certain gas processing contracts. Additionally, during 1995, Pioneer recognized a noncash pre-tax impairment charge of $748,000 related to a natural gas processing facility.

  General and Administrative Expense

     General and administrative expense was $28.4 million in 1996, $37.4 million in 1995 and $28.9 million in 1994, representing a 24% decrease from 1995 to 1996 and a 29% increase from 1994 to 1995. The decrease from 1995 to 1996 is primarily due to 1995 including pre-tax charges of $10.6 million associated with the amortization of deferred compensation awarded in 1993 and organizational changes implemented by Pioneer that were designed to reduce overall general and administrative expenses and 1996 reflecting the benefits of those organizational changes as well as additional cost reduction efforts in 1996. The significant increase in general and administrative expense from 1994 to 1995 is partially attributable to significant nonrecurring general and administrative expenses included in each year. The 1995 amount includes the nonrecurring items noted above while the 1994 amount includes $6 million of nonrecurring general and administrative expenses resulting from the acquisition of Bridge Oil Limited, some of which were eliminated as Pioneer consolidated Bridge Oil Limited's United States operations with its own during the latter part of 1994.

     Not only did total general and administrative expense decrease for the year ended December 31, 1996 as compared to the year ended December 31, 1995, general and administrative costs per BOE declined significantly as well, from $1.38 per BOE in 1995 to $1.19 per BOE in 1996, a 14% reduction. This decrease results from Pioneer's improvements in operating efficiencies and increases in its oil and gas production.

  Interest Expense

     Interest expense was $46.2 million in 1996, $65.4 million in 1995 and $50.6 million in 1994. The decrease from 1995 to 1996 is due to a decrease of $226.3 million in the weighted average outstanding balance of Pioneer's indebtedness for the year ended December 31, 1996 as compared to the year ended December 31, 1995, resulting primarily from the application of proceeds from the sale of Pioneer's Australasian assets and the sales of certain domestic assets during 1995 and 1996, and a decrease in the weighted average interest rate on Pioneer's indebtedness from 8.02% in 1995 to 7.83% in 1996. The increase from 1994 to 1995 was due primarily to (i) an increase of $109.2 million in the weighted average outstanding balance of Pioneer's indebtedness due to the additional borrowings required to finance the acquisition of Bridge Oil Limited and the properties acquired from PG&E Resources in 1994, (ii) an increase in the weighted average interest rate from 7.15% in 1994 to 8.02% in 1995 and (iii) a full year of interest expense in 1995 versus six months in 1994 associated with certain pre-acquisition obligations of Bridge Oil Limited. In addition, the 1996, 1995 and 1994 amounts include $12 million, $12 million and $9.1 million of interest, respectively, associated with the preferred stock of Pioneer's subsidiary, Parker & Parsley Capital LLC. The 1996, 1995 and 1994 amounts also include $1.3 million, $2 million and $2.3 million, respectively, of amortization of capitalized loan fees.

     During each of the years 1996, 1995 and 1994, Pioneer was a party to various interest rate swap agreements. As a result, Pioneer recorded a reduction in interest expense of $787 thousand for the year ended December 31, 1996 and additional interest expense of $532 thousand and $2.2 million for the years ended December 31, 1995 and 1994, respectively.

  Income Taxes

     Pioneer's income tax provision of $60.1 million for 1996 and its income tax benefit of $45.9 million and $6.5 million (both of which exclude the tax effects related to extraordinary items) for 1995 and 1994, respectively, reflect the net provision or benefit, resulting from the separate tax calculation prepared for each tax jurisdiction in which Pioneer is subject to income taxes. For 1996, 1995 and 1994 Pioneer had effective total tax rates of approximately 30%, 31% and 32%, respectively. In 1996, the effective tax rate is lower than the applicable tax rate as a result of the tax effects of the 1996 sale of certain of Pioneer's subsidiaries. The effective tax rates in 1995 and 1994 are lower than the applicable tax rate for each year because the effective rates reflect the amortization of foreign permanent differences.

  Extraordinary Items

     In October 1995, Pioneer transferred cash and certain oil and gas properties with an aggregate estimated value of $1.1 million in full satisfaction of a non-recourse note secured by the properties, the balance of which was approximately $7.7 million. As a result, Pioneer recognized an extraordinary gain on the early extinguishment of debt of $4.3 million (net of related tax expense of $2.3 million).

     In 1994, Pioneer acquired Bridge Oil Limited and as a result of this acquisition, Pioneer assumed the obligations of certain indentures issued by that company. Upon a change in control of Bridge Oil Limited, those indentures were redeemable for cash at the option of the holder at a one percent premium. The majority of the holders chose to exercise their call option which resulted in the recognition of an after-tax loss on early extinguishment of debt of $628 thousand.

  Capital Commitments, Capital Resources and Liquidity

     Capital Commitments. Pioneer's primary needs for cash are for exploration, development and acquisitions of oil and gas properties, repayment of principal and interest on outstanding indebtedness and working capital obligations.

     Pioneer's cash expenditures during the first half of 1997 for additions to oil and gas properties totaled $169.5 million. This amount includes $30.8 million for the acquisition of properties and $138.7 million for development and exploratory drilling. Pioneer's acquisition activities during the first half of 1997 primarily consisted of (i) a 35% interest in approximately 375,000 acres within the Cotton Valley Pinnacle Reef Trend from UPRC for $26.9 million funded by $11.1 million in cash and a note payable to UPRC of $15.8 million and (ii) an 87% average working interest in the Maude Traylor field in Calhoun County, Texas for approximately $8.8 million. Significant drilling expenditures in the first half of 1997 included $56.2 million in the unitized portion of the Spraberry field of the Permian Basin (including $24.9 million in the Driver unit, $10 million in the Merchant unit, $9.2 million in the North Pembrook unit, $3.8 million in the Preston unit, $3.3 million in the Midkiff unit and $3.2 million in the Shackelford unit) and $9.3 million in other portions of the Spraberry field, $31.2 million in the onshore Gulf Coast region, $21.1 million in other areas of the Permian Basin, $14.8 million in the MidContinent region and $6.1 million internationally in Argentina and Guatemala.

     Pioneer's cash expenditures during 1996, 1995 and 1994 for additions to oil and gas properties (including individual property acquisitions, but not including company acquisitions) totaled $219.4 million, $215.7 million and $247.1 million, respectively. The 1996 amount includes $198.4 million for development and exploratory drilling, and, as in 1994 and 1995, Pioneer's drilling activities were focused primarily in the Spraberry field of the Permian Basin. Significant drilling expenditures in 1996 included $87.1 million in the unitized portion of the Spraberry field of the Permian Basin (including $46.2 million in the Driver unit, $16.1 million in the Shackelford unit, $7.9 million in the North Pembrook unit, $4.4 million in the Preston unit and $4.1 million in the Merchant unit), $18.2 million in other portions of the Spraberry field, $35.4 million in other areas of the Permian Basin, $31.7 million in the onshore Gulf Coast region, $14.1 million in the MidContinent region and $11.9 million in Argentina and Australia (prior to its sale in March 1996). Additions to natural gas processing facilities during 1996, 1995 and 1994 primarily represented costs associated with Pioneer's Spraberry natural gas processing facilities.

     Pioneer's 1997 capital expenditure budget has been increased to $335 million, up from the previous budget of $270 million, reflecting planned expenditures of $215 million for exploitation activities, $69 million for exploration activities and $51 million for oil and gas property acquisitions in Pioneer's core areas of Texas, Oklahoma, New Mexico and Louisiana. The significant increase in the capital expenditure budget is indicative of the many exciting exploration, exploitation and acquisition opportunities available to Pioneer. Funding for Pioneer's capital expenditure budget will be primarily provided by cash flows generated by operating activities and by proceeds resulting from Pioneer's ongoing divestiture program for nonstrategic assets . In addition, Pioneer may periodically be required to borrow funds under its $350 million bank facility in order to fund these commitments to the extent that they exceed such internally-generated cash flows. In addition to the above expenditures, an additional $100 million is expected to be spent during the second half of 1997 with respect to activities related to Mesa oil and gas properties.

     Funding for Pioneer's working capital obligations is provided by internally-generated cash flows. Funding for the repayment of principal and interest on outstanding debt may be provided by any combination of internally-generated cash flows, proceeds from the disposition of nonstrategic assets or alternative financing sources as discussed in "Capital Resources" below.

     Capital Resources. Pioneer's primary capital resources are net cash provided by operating activities, proceeds from financing activities and proceeds from sales of nonstrategic assets. Pioneer expects that these resources will be sufficient to fund its capital commitments in 1997.

     Operating Activities. Net cash provided by operating activities was $124.6 million during the six months ended June 30, 1997, consistent with net cash provided by operating activities of $120.6 million for the same period in 1996. Net cash provided by operating activities increased 46% during the year ended December 31, 1996 and 21% in 1995 (from $129.8 million in 1994 to $157.3 million in 1995 to $230.1 million in 1996). These increases are primarily attributable to stronger oil and gas prices combined with declining production costs due to improvements in Pioneer's overall cost structure in 1995 and 1996.

     Financing Activities. Pioneer had an outstanding balance under its bank facility at June 30, 1997 of $40.6 million (including outstanding letters of credit of $617,000), leaving approximately $309.4 million of unused borrowing base immediately available. The weighted average interest rate for the six months ended June 30, 1997 on Pioneer's indebtedness was 7.83% as compared to 7.81% for the six months ended June 30, 1996 (taking into account the effect of interest rate swaps). On July 31, 1996, Pioneer entered into an Amended and Restated Credit Agreement, which has a current borrowing base of $350 million. Interest rates on the facility vary depending on the amount outstanding. The outstanding balance under such Credit Agreement at December 31, 1996 was $9 million leaving approximately $340.1 million of unused borrowing base immediately available, net of outstanding letters of credit of $872 thousand. Pioneer, through its subsidiaries, has other long-term indebtedness, consisting primarily of a $10 million fixed-rate building loan. The weighted average interest rate for the year ended December 31, 1996 on Pioneer's indebtedness was 7.83% as compared to 8.02% for the year ended December 31, 1995 and 7.15% for the year ended December 31, 1994 (taking into account the effect of interest rate swaps).

     In October 1996, Pioneer announced an odd-lot repurchase program for shareholders who, as of October 7, 1996, individually owned 99 or fewer shares of Pioneer Common Stock. Pioneer purchased a total of 772,986 shares for $23.3 million which were added to Pioneer's shares held in treasury.

     During 1995, Pioneer completed two public issuances of senior notes. The aggregate net proceeds from the two senior note issuances of approximately $295.9 million were utilized to repay a portion of Pioneer's outstanding U.S. bank indebtedness. At December 31, 1996, the outstanding balances on the notes totaled $299.3 million.

     During 1994, Pioneer accessed the capital markets on three occasions: the issuance of 3,776,400 6 1/4% Cumulative Guaranteed Monthly Income Convertible Preferred Shares by Pioneer's wholly-owned special purpose finance subsidiary in March 1994, which resulted in net proceeds of $182.2 million; the issuance of 2,360,000 shares of Common Stock in June 1994, which resulted in net proceeds of approximately $57.6 million; and the issuance of 4,500,000 shares of Common Stock in November 1994, which resulted in net proceeds of approximately $107 million. The net proceeds of each of these offerings were used by Pioneer to reduce the outstanding balance of its bank indebtedness.

     As Pioneer continues to pursue its strategy, it may utilize alternative financing sources, including the issuance for cash of fixed rate long-term public debt, convertible securities or preferred stock. Pioneer may also issue securities in exchange for oil and gas properties, stock or other interests in other oil and gas companies or related assets. Additional securities may be of a class preferred to common stock with respect to such matters as dividends and liquidation rights and may also have other rights and preferences as determined by the Pioneer Board.

     On August 7, 1997, the successor to Parker & Parsley and MOC, Pioneer Natural Resources USA, Inc. (the "Borrower"), entered into two Credit Facility Agreements ("Credit Facility Agreements") with a syndicate of banks (the "Banks") that refinanced the credit facilities of Parker & Parsley and Mesa as of the date of merger of the two companies. One Credit Facility Agreement (the "Primary Facility") provides for a $1.1 billion credit facility. The maturity date for the Primary Facility is August 7, 2002. The second Credit Facility Agreement (the "364-day Facility") provides for a $300 million credit facility with a maturity date of August 5, 1998. The Borrower has the option to renew the 364-day Facility for another period of 364 days by notifying the Banks in writing of such election not more than 60 days and not less than 45 days prior to the maturity date. The prior credit agreements of Parker & Parsley and Mesa were paid in full following the Parker/Mesa Merger utilizing proceeds from initial borrowings against the new Primary Facility of $675 million.

     Sales of Nonstrategic Assets. During the six months ended June 30, 1997 and 1996, proceeds from the sale of domestic nonstrategic assets totaled $12.3 million and $45.9 million, respectively. In addition, during the first half of 1996, Pioneer sold certain Australasian subsidiaries resulting in cash proceeds of $178.7 million.

     During 1996, 1995 and 1994, proceeds from the sale of domestic nonstrategic assets totaled $58.4 million, $175.1 million and $109 million, respectively. In addition, during 1996, Pioneer sold certain subsidiaries resulting in cash proceeds of $183.2 million. The proceeds from these sales were utilized to reduce Pioneer's outstanding bank indebtedness and for general working capital purposes. Pioneer anticipates that it will continue to sell nonstrategic properties from time to time to increase capital resources available for other activities and to achieve administrative efficiencies.

     Liquidity. At June 30, 1997, Pioneer had $9.8 million of cash and cash equivalents on hand, compared to $18.7 million at December 31, 1996 and $19.9 million at December 31, 1995. Pioneer's ratio of current assets to current liabilities was 1.11 at June 30, 1997 and 1.29 at December 31, 1996 and 1.28 at December 31, 1995.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF MESA

     The following table sets forth selected financial information of Mesa for each of the six months ended June 30, 1997 and 1996 and for the five fiscal years in the period ended December 31, 1996. The unaudited consolidated financial data as of and for the periods ended June 30, 1997 and 1996 have been prepared on a basis consistent with the audited Consolidated Financial Statements and, in the opinion of management, include all adjustments, consisting of normal recurring accrual adjustments, which are necessary for a fair presentation of the results for the interim periods. This data should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations of Mesa and the Consolidated Financial Statements of Mesa and the related notes thereto included elsewhere herein.

                                       SIX MONTHS ENDED
                                           JUNE 30,                                 YEAR ENDED DECEMBER 31,
                                   -------------------------   ------------------------------------------------------------------
                                      1997          1996          1996         1995          1994           1993          1992
                                   -----------   -----------   ----------   ----------   ------------   ------------   ----------
                                   (UNAUDITED)

                                                           (IN MILLIONS, EXCEPT RATIOS AND PER SHARE DATA)
Statements of Operations Data:
  Total operating revenue........   $  172.1      $  152.0      $  311.4     $  235.0     $   228.7      $   222.2      $  237.1
  Total operating expenses.......      124.1         105.6         214.7        187.0         200.0          200.2         210.9
                                    --------      --------      --------     --------     ---------      ---------      --------
  Operating income...............       48.0          46.4          96.7         48.0          28.7           22.0          26.2
                                    --------      --------      --------     --------     ---------      ---------      --------
  Net interest expense (a).......      (47.5)        (66.9)       (113.4)      (132.7)       (131.3)        (131.3)       (129.9)
  Other income (b)...............       (2.5)         26.1          25.0         27.1          19.2            6.9          14.5
                                    --------      --------      --------     --------     ---------      ---------      --------
  Income (loss) from continuing
    operations (c)...............   $   (2.0)     $    5.6      $    8.3     $  (57.6)    $   (83.4)     $  (102.4)     $  (89.2)
                                                  --------                   --------     ---------      ---------      --------
  Dividends on preferred stock...      (11.1)                       (9.5)
                                    --------                    --------
  Income (loss) from continuing
    operations applicable to
    common stock (c).............   $  (13.1)                   $   (1.2)
                                    ========                    ========
  Income (loss) from continuing
    operations per common
    share........................   $  (0.20)     $   0.09      $  (0.02)    $  (0.90)    $   (1.42)     $   (2.61)     $  (2.31)
                                    ========      ========      ========     ========     =========      =========      ========
  Weighted average common shares
    and common share equivalents
    outstanding..................       64.3          64.1          64.2         64.1          58.9           39.3          38.6
Other Financial Data:
  EBITDAEX (d)...................   $  102.7      $  135.2      $  228.6     $  183.4     $   160.3      $   142.4      $  178.1
  Cash flows from operating
    activities...................       87.8          78.6         101.3         69.2          48.6           32.5         (28.4)
  Cash flows from investing
    activities...................     (371.7)        (19.8)        (45.0)       (41.4)        (40.3)          37.5         (17.0)
  Cash flows from financing
    activities...................      288.0         (33.6)       (188.7)       (22.1)         (3.6)         (88.5)        (29.5)
  Capital expenditures...........      372.0          19.7          50.2         42.3          32.6           29.6          69.2
  Ratio of earnings to fixed
    charges (e)..................         (e)          1.1            (e)          (e)           (e)            (e)           (e)
Balance Sheet Data (end of
  period):
  Working capital................   $   11.9      $   18.4      $   14.8     $   43.8     $   115.7      $    76.2      $  102.9
  Property, plant and equipment,
    net..........................    1,351.7       1,048.7       1,046.4      1,104.8       1,130.4        1,191.8       1,280.3
  Total assets...................    1,505.5       1,413.5       1,213.9      1,486.8       1,484.0        1,533.4       1,676.5
  Long-term debt, including
    current maturities...........    1,108.3       1,201.7         808.1      1,236.7       1,223.3        1,241.3       1,286.2
  Stockholders' equity...........      263.5          73.7         265.5         67.0         124.6          112.1         184.4

---------------

(a) Net interest expense represents total interest expense less interest income.

(b) See "Business of Pioneer -- Management's Discussion and Analysis of Financial Condition and Results of Operations of Mesa -- Results of Operations-- Other Income (Expense)" for additional detail.

(c) Loss from continuing operations excludes a $59.4 million ($.92 per common share) extraordinary loss on debt extinguishment for 1996. Net loss attributable to common stock was $60.6 million ($.94 per common share) for the year ended December 31, 1996. Net loss and net loss per share for the years ended December 31, 1995, 1994, 1993 and 1992 and the three months ended March 31, 1997 and 1996 are the same as loss from continuing operations and loss from continuing operations per common share shown above.

(d) EBITDAEX is presented because of its wide acceptance as a financial indicator of a company's ability to service or incur debt. EBITDAEX (as used herein) is calculated by adding interest, income taxes, depletion, depreciation and amortization, and exploration costs to loss from continuing operations applicable to common stock. Interest includes accrued interest expense and amortization of deferred financing costs. EBITDAEX should not be considered as an alternative to earnings (loss) or operating earnings (loss), as defined by generally accepted accounting principles, as an indicator of Mesa's financial performance, as an alternative to cash flow, as a measure of liquidity or as being comparable to other similarly titled measures of other companies.

(e) For purposes of calculating the ratio of earnings to fixed charges, earnings are defined as loss from continuing operations applicable to common stock plus fixed charges. Fixed charges consist of interest expense, capitalized interest and preferred stock dividends. Earning were inadequate to cover fixed charges for the years ended December 31, 1996 through 1992 by $1.3 million, $58.5 million, $83.5 million, $105.3 million and $91.6 million, respectively, and for the six months ended June 30, 1997 by $24.2 million.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF MESA

     Subsequent to June 30, 1997, the stockholders of Pioneer predecessor entities, Parker & Parsley and Mesa, approved the merger agreement in connection with the Parker/Mesa Merger that resulted in the formation of Pioneer. In accordance with the provisions of Accounting Principles Board No. 16, "Business Combinations", the Parker/Mesa Merger was treated as an acquisition of Mesa by Parker & Parsley. As a result, the historical financial statements of Pioneer are those of Parker & Parsley and will present the addition of Mesa's assets and liabilities as an acquisition by Pioneer in August 1997. The results discussed below relate to the activity of Mesa prior to the Parker/Mesa Merger and are not indicative of future results of Pioneer.

  1997 Developments

     On February 7, 1997, Mesa entered into a stock purchase agreement to purchase 100% of the outstanding capital stock of Greenhill Petroleum Corporation ("Greenhill") from Western Mining Corporation (USA) for $277 million exclusive of the cash acquired. Mesa paid $277 million for Greenhill at the closing of the transaction on April 15, 1997, net of cash acquired. The Greenhill Acquisition was accounted for under the purchase method of accounting. However, because the purchase agreement provides for an effective date of January 1, 1997, Mesa received the benefits of all Greenhill production and cash flow from the effective date to the closing date as part of the assets acquired. Under the purchase agreement, Mesa paid interest on the $270 million purchase price (less the $15 million deposit) at an annual rate of 10% from the effective date to the closing date. The purchase price was subject to adjustment for certain title and environmental matters and the final adjusted purchase price paid was $277 million exclusive of the cash acquired.

     On February 6, 1997, Mesa purchased all of MAPCO Inc.'s ("MAPCO") condensate and natural gas liquids production in the West Panhandle field for $66 million, effective as of January 1, 1997 (the "Liquids Acquisition"). The Liquids Acquisition has been accounted for under the purchase method of accounting.

  Results of Operations

  For the Six Months ended June 30, 1997 and 1996

     Mesa reported a net loss applicable to common stock of $13.1 million for the six months ended June 30, 1997, compared with net income of $5.6 million for the same period in 1996.

     The following table presents a summary of the results of operations of Mesa for the periods indicated (in thousands):

                                                                        SIX MONTHS ENDED
                                                                            JUNE 30,
                                                              ------------------------------------
                                                                    1997               1996
                                                              ----------------   -----------------
Revenues....................................................      $172,137           $151,965
Operating and administrative costs..........................       (64,673)           (52,690)
Depreciation, depletion and amortization(1).................       (59,417)           (52,892)
                                                                  --------           --------
Operating income............................................        48,047             46,383
Interest expense, net of interest income....................       (47,571)           (66,949)
Other.......................................................        (2,493)            26,170
                                                                  --------           --------
Net income (loss)...........................................      $ (2,017)          $  5,604
Dividends on preferred stock................................       (11,105)                --
                                                                  --------           --------
Net income (loss) applicable to common stock................      $(13,122)          $  5,604
                                                                  ========           ========

---------------

(1) Depreciation, depletion and amortization includes impairment of long-lived assets.

  Revenues

     The table below presents, for the periods indicated, the revenues, production and average prices received from sales of natural gas, natural gas liquids and oil and condensate.

                                                                SIX MONTHS ENDED
                                                                    JUNE 30,
                                                              --------------------
                                                                1997        1996
                                                              --------    --------
Revenues (in thousands):
  Natural gas...............................................  $ 88,810    $ 94,810
  Natural gas liquids.......................................    50,439      43,115
  Oil and condensate........................................    26,087       8,847
  Other.....................................................     6,801       5,193
                                                              --------    --------
          Total.............................................  $172,137    $151,965
                                                              ========    ========
Natural Gas Production (MMcf):
  Hugoton...................................................    21,608      25,054
  West Panhandle............................................     8,712       9,568
  Greenhill.................................................       964          --
  Gulf Coast and other......................................     5,685       8,454
                                                              --------    --------
          Total.............................................    36,969      43,076
                                                              ========    ========
Natural Gas Liquids Production (MBbls):
  Hugoton...................................................     1,503       1,712
  West Panhandle............................................     1,688       1,457
  Gulf Coast and other......................................        45          71
                                                              --------    --------
          Total.............................................     3,236       3,240
                                                              ========    ========
Oil and Condensate Production (MBbls):
  West Panhandle............................................       469          76
  Greenhill.................................................       600          --
  Gulf Coast and other......................................       346         402
                                                              --------    --------
          Total.............................................     1,415         478
                                                              ========    ========
Weighted average sales price (1):
  Natural gas (per Mcf).....................................  $   2.40    $   2.17
  Natural gas liquids (per Bbl).............................  $  15.57    $  13.52
  Oil and condensate (per Bbl)..............................  $  18.43    $  18.55

---------------

(1) Includes $0.08, $0.13 and $4.15 from hedging natural gas, natural gas liquids and oil and condensate, respectively, in the six months ended June 30, 1997.

     Mesa's natural gas production declined in 1997 as a result of natural production declines in the Hugoton field and the Gulf Coast and a post-payout reduction in Mesa's working interest in certain Gulf Coast wells in early 1997. Mesa's combined natural gas liquids and oil and condensate production increased in 1997 as a result of the acquisition of condensate and natural gas liquid interests from MAPCO effective January 1, 1997, and the Greenhill Acquisition effective April 15, 1997.

     Mesa anticipates that total production for 1997 will increase over 1996 as a result of the previously mentioned acquisitions and ongoing development activities. A field compression expansion program currently underway in the Hugoton field is expected to increase production in the second half of 1997. The recently completed East Cameron 322/323 drilling program is also expected to increase Gulf Coast production in the second half of 1997.

     The following table shows the effects of Mesa's hedging activities on its prices for the periods indicated:

                                                           SIX MONTHS ENDED JUNE 30, 1997
                                                         ----------------------------------
                                                         NATURAL     NATURAL      OIL AND
                                                           GAS     GAS LIQUIDS   CONDENSATE
                                                         ($/MCF)     ($/BBL)      ($/BBL)
                                                         -------   -----------   ----------
Actual price received..................................   $2.32      $15.44        $14.28
Effect of hedging......................................    0.08        0.13          4.15
                                                          -----      ------        ------
Average price..........................................   $2.40      $15.57        $18.43
                                                          =====      ======        ======

     As a result of physical sales contracts and other hedging arrangements, Mesa's estimated fixed price profile is as follows:

                                                         PERCENT OF    FLOOR     CEILING
                                                         PRODUCTION    PRICE      PRICE
                                                         ----------    ------    -------
Last Six Months of 1997
  Natural Gas ($/MMBtu net to Mesa)....................      55%       $ 2.22    $ 2.24
  Natural Gas Liquids ($/Bbl net to Mesa)..............      10%       $17.13    $17.13
  Crude Oil ($/Bbl NYMEX equivalent)...................      36%       $20.56    $22.63
Calendar Year 1998
  Natural Gas ($/MMBtu net to Mesa)....................      16%       $ 2.67    $ 2.73
  Crude Oil ($/Bbl NYMEX equivalent)...................       6%       $19.90    $19.90

     In addition to these hedges, Mesa entered into an eight-year agreement covering 13,000 MMBtus of natural gas per day beginning January 1, 1997. Under this agreement, Mesa will receive the NYMEX Henry Hub natural gas price plus $0.52 per MMBtu for the first two years and 10% of the NYMEX West Texas Intermediate crude oil price for the remaining six years.

  Costs and Expenses

     Mesa's aggregate costs and expenses increased approximately 18% in the six months ended June 30, 1997, compared to the same period in 1996. Lease operating expenses increased as a result of increased field and plant gas usage and an increase in the cost of gas used in operations, higher gathering fees in the West Panhandle, and the addition of costs for the Greenhill properties acquired in the second quarter of 1997. Exploration charges for the six months ended June 30, 1997, increased as compared to the same period in 1996 reflecting the dry hole costs associated with Vermilion 348. General and administrative expenses decreased primarily as a result of lower legal expenses and a significant reduction in personnel in Mesa's natural gas vehicle equipment business and administrative functions. 1996 general and administrative expenses include a $3.6 million charge associated with such reduction in personnel. General and administrative expenses for the six months ended June 30, 1997 include $4.9 million in severance costs paid to Mesa's former chief executive officer. Depreciation, depletion and amortization is calculated quarterly on a unit-of-production basis. Depreciation expense increased as a result of the downward revision of reserves at the end of 1996 and the higher per unit basis in the Greenhill properties. The impairment of long-lived assets for 1997 relates to the sales of Mesa's remaining natural gas vehicles businesses early in the third quarter of 1997. The impairment of long-lived assets for the six months ended June 30, 1996, relates to the adoption of a new accounting requirement (SFAS No.
121) in 1996.

  Other Income (Expense)

     Interest income and interest expense in the six-month period ended June 30, 1997, decreased from such income and expense during the same period in 1996 as average cash balances and aggregate debt outstanding decreased.

     Average long-term debt and interest rates for the periods indicated are as follows:

                                                              SIX MONTHS ENDED
                                                                  JUNE 30,
                                                              ----------------
                                                              1997      1996
                                                              -----    -------
Average long-term debt outstanding (in millions)............   $954     $1,215
Effective interest rate.....................................    9.3%      11.8%

     Results of operations for the six-month period ended June 30, 1997 and 1996, include certain items which are either non-recurring or are not directly associated with Mesa's oil and gas producing operations. The following table sets forth the amounts of such items for the periods indicated (in thousands):

                                                               SIX MONTHS ENDED
                                                                   JUNE 30,
                                                              ------------------
                                                               1997       1996
                                                              -------    -------
Gains from investments......................................  $    --    $ 9,349
Gain from adjustment of contingency reserve.................       --     15,000
Other.......................................................   (2,493)     1,821
                                                              -------    -------
          Total other income................................  $(2,493)   $26,170
                                                              =======    =======

     The gains from investments relate to Mesa's investments in marketable securities and energy futures contracts, which included NYMEX futures contracts, commodity price swaps and options that are not accounted for as hedges of future production. Mesa's investments in marketable securities and futures contracts are valued at market prices at each reporting date with gains and losses included in the statement of operations for such reporting period whether or not such gains or losses have been realized.

     In the mid-to-late 1980's, as a result of regulatory changes, Mesa settled a number of natural gas purchase contracts. At that time, Mesa established a reserve for amounts possibly payable to third parties as a result of the settlements. In 1996, as a result of reaching tentative agreement in negotiation with certain of the parties, Mesa determined that $15 million of the amount previously reserved was no longer required.

  For the Years Ended December 31, 1996, 1995 and 1994

     The following table presents a summary of the results of operations of Mesa for the years indicated:

                                                           YEARS ENDED DECEMBER 31,
                                                       --------------------------------
                                                         1996        1995       1994
                                                       ---------   --------   ---------
                                                                (IN THOUSANDS)
  Revenues...........................................  $ 311,411   $234,959   $ 228,737
  Operating and administrative costs.................   (111,422)  (101,203)   (106,330)
  Depreciation, depletion and amortization...........   (103,301)   (85,791)    (93,724)
                                                       ---------   --------   ---------
  Operating income...................................     96,688     47,965      28,683
  Interest expense, net of interest income...........   (113,386)  (132,708)   (131,300)
  Other..............................................     25,037     27,175      19,264
                                                       ---------   --------   ---------
  Net income (loss) before extraordinary item........      8,339    (57,568)    (83,353)
  Extraordinary loss on debt extinguishment..........    (59,386)        --          --
                                                       ---------   --------   ---------
    Net loss.........................................  $ (51,047)  $(57,568)  $ (83,353)
                                                       =========   ========   =========

  Revenues, Production and Average Price Data

     The table below presents, for the years indicated, the revenues, production and average prices received from sales of natural gas, natural gas liquids and oil and condensate.

                                                            YEARS ENDED DECEMBER 31,
                                                         ------------------------------
                                                           1996       1995       1994
                                                         --------   --------   --------
Revenues (in thousands):
  Natural gas..........................................  $184,595   $129,534   $139,580
  Natural gas liquids..................................    97,561     75,321     72,771
  Oil and condensate...................................    18,180     19,594      7,877
  Helium and other.....................................    11,075     10,510      8,509
                                                         --------   --------   --------
          Total........................................  $311,411   $234,959   $228,737
                                                         ========   ========   ========
Natural Gas Production (MMcf):
  Hugoton..............................................    46,821     48,871     51,986
  West Panhandle.......................................    19,268     20,357     22,983
  Gulf of Mexico.......................................    17,909      8,073      7,359
  Other................................................         3         11         11
                                                         --------   --------   --------
          Total........................................    84,001     77,312     82,339
                                                         ========   ========   ========
Natural Gas Liquids Production (MBbls):
  Hugoton..............................................     3,315      3,524      3,430
  West Panhandle.......................................     2,978      2,994      3,423
  Gulf of Mexico.......................................       163         48         53
  Other................................................         4          5          5
                                                         --------   --------   --------
          Total........................................     6,460      6,571      6,911
                                                         ========   ========   ========
Oil and Condensate Production (MBbls):
  Hugoton..............................................        --         --         --
  West Panhandle.......................................       211        118        164
  Gulf of Mexico.......................................       665      1,025        337
  Other................................................        63         52         45
                                                         --------   --------   --------
          Total........................................       939      1,195        546
                                                         ========   ========   ========
Weighted average sales price:
  Natural gas (per Mcf)
     Hugoton...........................................  $   2.06   $   1.32   $   1.57
     West Panhandle....................................      2.23       1.83       1.80
     Gulf of Mexico....................................      2.58       1.59       1.81
     Other.............................................       .77        .54       1.29
                                                         --------   --------   --------
          Total........................................  $   2.19   $   1.65   $   1.67
                                                         ========   ========   ========
Natural gas liquids (per Bbl)
  Hugoton..............................................  $  14.60   $  10.76   $  10.03
  West Panhandle.......................................     16.06      12.33      11.06
  Gulf of Mexico.......................................     15.51      11.37      11.52
  Other................................................     13.96       8.77       8.58
                                                         --------   --------   --------
     Average*..........................................  $  15.21   $  11.48   $  10.55
                                                         ========   ========   ========

                                                            YEARS ENDED DECEMBER 31,
                                                         ------------------------------
                                                           1996       1995       1994
                                                         --------   --------   --------
Oil and condensate (per Bbl)
  Hugoton..............................................  $     --   $     --   $     --
  West Panhandle.......................................     18.74      14.13      13.38
  Gulf of Mexico.......................................     19.95      16.57      15.18
  Other................................................     20.07      16.48      14.43
                                                         --------   --------   --------
     Average*..........................................  $  19.39   $  16.32   $  14.58
                                                         ========   ========   ========

---------------

* Includes the effects of hedging activities. See "-- Natural Gas Prices."

     Total revenues from sales of natural gas, NGLs and oil and condensate increased from 1995 to 1996 primarily due to increased prices received in 1996. The increase in total revenues from sales of natural gas, NGL, and oil and condensate from 1994 to 1995 is primarily attributable to increased oil and condensate production in 1995, increased liquids prices in 1995 and approximately $12.7 million of natural gas hedge gains recognized in 1995. These factors offset the decrease in natural gas and natural gas liquids production and the lower market prices for natural gas production in 1995.

     Natural Gas Revenues. Natural gas revenues increased by 42% from 1995 to 1996. Average prices were significantly higher in 1996 than in 1995. The average price received for market price-based production was $0.81 per Mcf, or 61%, higher in 1996 than in 1995. Mesa's hedge losses decreased the reported prices for such production by $0.02 per Mcf in 1996. The higher market prices in 1996 were the result of increased demand primarily due to a colder than normal 1995/1996 winter. Natural gas production from the Gulf of Mexico increased 122% from 1995 to 1996 due to the South Marsh Island drilling program. Natural gas revenues decreased by 7% from 1994 to 1995. In 1995 production was lower in both the Hugoton and West Panhandle fields due to timing and duration of equipment maintenance and weather-related reduction in demand, respectively. Average natural gas prices were slightly lower in 1995 than in 1994. The average price received for market price-based production was $0.22 per Mcf, or 14%, lower in 1995 than in 1994. Mesa's hedge gains increased the reported prices for such production by $0.20 per Mcf in 1995. The lower market prices in 1995 were a function of a surplus supply of natural gas. See "-- Natural Gas Prices."

     NGL Revenues. NGL revenues increased by 29% from 1995 to 1996. Average prices in 1996 were 32% higher than in 1995 due to improved market conditions. The increase in prices was partially offset by a 2% decline in production. NGL revenues increased by 4% in 1995 compared to 1994. Hugoton field NGL production was slightly higher despite lower natural gas production reflecting improved yields from the Satanta Plant. West Panhandle field NGL production decreased in 1995 in proportion to the lower natural gas production. The lower production was offset by higher average prices in 1995 due to improved market conditions for NGLs.

     Oil and Condensate Revenues. Oil and condensate revenues were slightly lower in 1996 than in 1995. Oil production in the Gulf of Mexico was down 35% due to natural oil production decline from the successful drilling in 1994. The production decrease was offset by an increase of 19% in average prices received in 1996 compared to 1995 due to improved market conditions. Oil and condensate revenues increased approximately 150% from 1994 to 1995. Gulf of Mexico production increased in late 1994 due to successful drilling results. Average oil and condensate prices were also higher in 1995 by $1.74 per Bbl.

     Natural Gas Prices. Substantially all of Mesa's natural gas production is sold under short or long-term sales contracts. The following table shows Mesa's natural gas production sold under fixed price contracts and production sold at market prices:

                                                            YEARS ENDED DECEMBER 31,
                                                           --------------------------
                                                            1996      1995      1994
                                                           ------    ------    ------
Natural gas production (MMcf):
Sold under fixed price contracts.........................   5,198    15,212    13,935
Sold at market prices....................................  78,803    62,100    68,404
                                                           ------    ------    ------
          Total production...............................  84,001    77,312    82,339
                                                           ======    ======    ======
Percent sold at market prices............................      94%       80%       83%
                                                           ======    ======    ======

     In addition to its fixed price contracts, Mesa will, when circumstances warrant, hedge the price received for its market-sensitive production through natural gas futures contracts, swaps and other financial instruments as well as physical sales arrangements. The following table shows the effects of Mesa's fixed price contracts and hedging activities on its natural gas prices:

                                                               YEARS ENDED DECEMBER 31,
                                                              --------------------------
                                                               1996      1995      1994
                                                              ------    ------    ------
Average natural gas prices (per Mcf):
  Fixed price contracts.....................................   $3.21     $2.12     $2.16
  Market prices received....................................    2.14      1.33      1.55
  Hedge gains (losses)......................................    (.02)      .20       .01
                                                               -----     -----     -----
          Total market prices...............................   $2.12     $1.53     $1.56
                                                               -----     -----     -----
          Total average prices..............................   $2.19     $1.65     $1.67
                                                               =====     =====     =====

     The average natural gas prices under fixed price contracts increased in 1996 due to the expiration of certain lower priced contracts in 1995.

     Gains and losses from hedging activities are included in natural gas revenues when the applicable hedged natural gas is produced. Mesa recognized losses from hedging activities of $1.8 million in 1996, and gains of $12.7 million in 1995 and $895,000 in 1994.

  Costs and Expenses

     Mesa's aggregate costs and expenses increased by approximately 15% from 1995 to 1996. Lease operating expenses increased 10% from 1995 to 1996 due to higher production and fuel costs in the West Panhandle and Hugoton fields and slightly higher overall production. Production and other taxes increased 9% from 1995 to 1996 due to increased revenues partially offset by lower tax rates for Hugoton field production. Exploration charges in 1996 were lower than in 1995 due to a greater emphasis being placed on lower risk development drilling throughout 1996. General and administrative ("G&A") expenses increased in 1996 due to a $9.3 million charge relating to a reduction in personnel associated with the Recapitalization, partially offset by lower costs resulting from the personnel reduction and lower legal expenses. Depreciation, depletion and amortization ("DD&A") expense, which is calculated quarterly on a unit-of-production basis, was higher primarily due to a decrease in estimated reserves and an impairment of long-lived assets of approximately $6.8 million in connection with the adoption of a new accounting standard (SFAS No. 121).

     Mesa's aggregate costs and expenses declined by approximately 7% from 1994 to 1995. Lease operating expenses declined marginally due to decreased production. Production and other taxes decreased 14% from 1994 to 1995 due to decreased production in the Hugoton and West Panhandle fields and lower tax rates for Hugoton field production in 1995. Exploration charges in 1995 were greater than in 1994 reflecting increased exploration activities in the Gulf of Mexico and consist primarily of exploratory dry-hole expense. G&A expenses were lower in 1995 than in 1994 primarily due to lower legal expenses and a reduction in employee benefit expenses. DD&A expense was lower in 1995 than in 1994 primarily due to lower equivalent production in 1995, oil and gas reserve increases in the Hugoton and West Panhandle fields in the fourth quarters of 1994 and 1995, and additional reserve discoveries in the Gulf of Mexico in 1994 and 1995.

     The table below presents Mesa's total production costs (lease operating expenses and production and other taxes) by area of operation for each of the years ended December 31 (in thousands, except per Mcf of natural gas equivalent data):

                                                      1996              1995              1994
                                                 ---------------   ---------------   ---------------
                                                            PER               PER               PER
                                                  TOTAL    MCFE     TOTAL    MCFE     TOTAL    MCFE
                                                 -------   -----   -------   -----   -------   -----
Lease operating expense:
  Hugoton......................................  $13,545   $ .20   $12,703   $ .18   $12,549   $ .17
  West Panhandle...............................   28,896     .75    25,989     .67    26,910     .60
  Gulf of Mexico...............................   10,476     .46     9,848     .68    11,136    1.15
  Other........................................    1,530    3.79       907    2.57       623    2.00
                                                 -------   -----   -------   -----   -------   -----
                                                  54,447     .42    49,447     .40    51,218     .40
                                                 -------   -----   -------   -----   -------   -----
Production and Other Taxes:
  Hugoton......................................   16,297     .24    15,004     .21    17,505     .24
  West Panhandle...............................    3,472     .09     3,216     .08     3,099     .07
  Gulf of Mexico...............................       19      --        34      --        68     .01
  Other........................................      283     .70       149     .42       634    2.04
                                                 -------   -----   -------   -----   -------   -----
                                                  20,071     .16    18,403     .15    21,306     .17
                                                 -------   -----   -------   -----   -------   -----
          Total production costs...............  $74,518   $ .58   $67,850   $ .55   $72,524   $ .57
                                                 =======   =====   =======   =====   =======   =====

  Other Income (Expense)

     Interest expense in 1996 was $27.5 million lower than in 1995 due to lower average aggregate debt outstanding at lower average interest rates. Average aggregate debt outstanding and average interest rates fell to $1,036.0 million and 11.34%, respectively, from $1,246.9 million and 11.64% in 1995. Interest expense in 1995 was not materially different from 1994 as average aggregate debt outstanding and average interest rates did not change materially. Non-cash interest expense representing accretion of discount on long-term debt totaled $8 million, $39 million and $79 million in 1996, 1995 and 1994, respectively.

     Interest income decreased $8.2 million from 1995 to 1996 due to lower average cash balances in 1996. Interest income increased from $13.5 million in 1994 to $15.9 million in 1995 as a result of higher average cash balances and higher average interest rates earned on these cash balances in 1995.

     Results of operations for the years 1996, 1995, and 1994 include certain items which are either non-recurring or are not directly associated with Mesa's oil and gas producing operations. The following table sets forth the amounts of such items (in thousands):

                                                                YEARS ENDED DECEMBER 31,
                                                              -----------------------------
                                                               1996       1995       1994
                                                              -------    -------    -------
Gains from investments......................................  $ 9,418    $18,420    $ 6,698
Gains from collections from Bicoastal Corporation...........    2,548      6,352     16,577
Gain from adjustment of contingency reserve.................   15,000         --         --
Other.......................................................   (1,929)     2,403     (4,011)
                                                              -------    -------    -------
          Total other income................................  $25,037    $27,175    $19,264
                                                              =======    =======    =======

     The gains from investments relate primarily to energy futures contracts, which include New York Mercantile Exchange ("NYMEX") futures contracts, commodity price swaps and options that are not accounted for as hedges of future production. Mesa's investments in marketable securities and futures contracts are valued at market prices at each reporting date with gains and losses included in the statement of operations for such reporting period whether or not such gains or losses have been realized. Gains from collections from Bicoastal Corporation represent returns on Mesa's investment in Bicoastal subsequent to the confirmation of its bankruptcy plan. No additional payments from Bicoastal are expected. In the second quarter of 1996, Mesa revalued certain contingencies associated primarily with contracts which were settled in the mid-to-late 1980s. As a result of the revaluation, Mesa recorded a gain of $15 million in the second quarter of 1996.

  Production Allocation Agreement

     Effective January 1, 1991, Mesa entered into the Production Allocation Agreement ("PAA") with Colorado Interstate Gas Company ("CIG") which allocates 77% of the production from the West Panhandle field to Mesa and 23% to CIG. During 1996, 1995, and 1994, Mesa produced and sold 72%, 71%, and 69%, respectively, of total production from the field; the balance of field production was sold by CIG. Mesa records its 77% ownership interest in natural gas production as revenue. The difference between the net value of production sold by Mesa and the net value of its 77% entitlement is accrued as a gas balancing receivable. The revenues and costs associated with such accrued production are included in results of operations.

     The following table presents the incremental effect on production and results of operations from entitlement production recorded in excess of actual sales as a result of the PAA (dollars in thousands):

                                                                YEARS ENDED DECEMBER 31,
                                                              -----------------------------
                                                               1996       1995       1994
                                                              -------    -------    -------
Revenues accrued............................................  $ 8,112    $ 4,260    $ 8,662
Costs and expenses accrued..................................   (2,766)    (1,576)    (3,075)
                                                              -------    -------    -------
Recorded to receivable......................................    5,346      2,684      5,587
                                                              -------    -------    -------
Depreciation, depletion and amortization....................   (2,546)    (1,680)    (3,713)
                                                              -------    -------    -------
          Total.............................................  $ 2,800    $ 1,004    $ 1,874
                                                              =======    =======    =======
Production Accrued:
  Natural gas (MMcf)........................................    1,734      1,155      2,386
  Natural gas liquids (MBbls)...............................      269        171        355

     At December 31, 1996, the long-term gas balancing receivable under the PAA due from CIG was $47.9 million net of accrued costs which is included in other assets in the consolidated balance sheet. Approximately $18 million of the long-term gas balancing receivable relating to the PAA is attributable to MAPCO's interest in liquids purchased by Mesa pursuant to the Liquids Acquisition. The provisions of the PAA allow for periodic and ultimate cash balancing to occur. The PAA also provides that CIG may not take in excess of its 23% share of ultimate production.

  Capital Resources and Liquidity

     In August of 1996, Mesa completed a recapitalization (the "Recapitalization") of its balance sheet by issuing new equity and repaying and refinancing substantially all of its then existing long-term debt. The Recapitalization included (i) a sale by private placement of approximately 58.8 million shares of a new class of Series B Preferred Stock for $133 million to DNR, whose sole general partner is Rainwater, Inc., a Texas corporation owned by Richard E. Rainwater, and (ii) the issuance to Mesa's then existing stockholders of rights (the "Rights Offering") to purchase a new class of Series A Preferred Stock. The Rights Offering was substantially over subscribed and resulted in such stockholders' purchase of approximately 58.6 million shares of Series A Preferred Stock for $132 million. In addition, as part of the Recapitalization, Mesa entered into the new seven-year $525 million Credit Facility with a group of banks, issued and sold $475 million of senior subordinated notes consisting of $325 million of 10 5/8% senior subordinated notes due in 2006 and $150 million initial accreted value of 11 5/8% senior subordinated discount notes due in 2006.

     The Recapitalization enhances Mesa's ability to compete in the oil and gas industry by substantially increasing its cash flow available for investment and improving its ability to attract capital. The ability to redirect cash flow to acquisition, exploitation and exploration activities and plant expansion rather than debt service allows Mesa to pursue its aggressive growth strategy. Specifically, Mesa's financial condition improved significantly as a result of the Recapitalization due to (i) a significant reduction in total debt outstanding (see table below), (ii) a reduction in annual cash interest expense through lower debt balances and lower interest rates, and (iii) the extension of maturities on its long-term debt.

     Mesa Operating Co., a Delaware corporation and a wholly-owned subsidiary of Mesa, is the borrower under the Credit Facility and the issuer under the senior subordinated notes and the senior discount notes. Mesa is the guarantor on the Credit Facility and on both the senior subordinated notes and the senior discount notes.

     The Credit Facility is secured by liens on substantially all of Mesa's assets and matures on June 30, 2003. Borrowings under the Credit Facility bear interest, at Mesa's option, at Interbank Eurodollar rates plus 1 1/2%, CD rates plus 1 1/2%, Fed Funds rates plus 1% or the prime rate plus 1/2%. Mesa has entered into a two-year interest rate swap ending on August 28, 1998, that fixes the interest rate on $250 million of borrowings under the Credit Facility at approximately 7 3/4%. The borrowing base for the Credit Facility is determined based on the value of Mesa's proved oil and gas reserves and was initially set at $525 million. The borrowing base at December 31, 1996 was $525 million and, as of such date, $319 million was outstanding under the Credit Facility. Mesa currently has a commitment letter from The Chase Manhattan Bank, N.A. to amend and restate the Credit Facility to increase the total amount of the Credit Facility to $650 million in connection with the Greenhill Acquisition. Borrowings under the Credit Facility will be used to fund the Greenhill Acquisition. The Credit Facility restricts, among other things, Mesa's ability to incur additional indebtedness, create liens, pay dividends, acquire stock or make investments, loans or advances.

     The amounts outstanding under the senior subordinated notes and the senior discount notes at December 31, 1996 were approximately $325 million and $159 million, respectively, and both the senior subordinated notes and the senior discount notes are unsecured and mature in 2006. The senior subordinated notes bear interest at a rate of 10 5/8%, payable semiannually. The senior discount notes do not accrue interest until July 1, 2001, however, the accreted value of such notes will increase at a rate of 11 5/8% compounded semiannually until such date. Beginning July 1, 2001, the senior discount notes will bear interest at a rate of 11 5/8% compounded semiannually. Prior to July 1, 1999, Mesa may, at its option, on any one or more occasions, redeem up to 33 1/3% of the aggregate principal amount of each of the senior subordinated notes and the senior discount notes at a redemption price equal to 110% of the principal amount or accreted value thereof with proceeds of equity offerings.

     The indentures governing the senior subordinated notes and the senior discount notes contain certain covenants that, among other things, limit the ability of Mesa and its restricted subsidiaries to incur additional indebtedness and issue redeemable stock, pay dividends, make investments, make certain other restricted payments, enter into certain transactions with affiliates, dispose of assets, incur liens and engage in Parker/Mesa Merger and consolidations.

     Summarized long-term debt (in thousands) and year-end interest rates are as follows:

                                                  DECEMBER 31, 1996      DECEMBER 31, 1995
                                                 -------------------   ---------------------
                                                            AVERAGE                 AVERAGE
                                                            INTEREST                INTEREST
                                                 BALANCE      RATE      BALANCE       RATE
                                                 --------   --------   ----------   --------
Fixed Rate Debt................................  $483,772     10.95%   $1,170,307       11.7%
Variable Rate Debt.............................   319,000         7%       61,131       8.25%
Other..........................................     5,305       N/A         5,305        N/A
                                                 --------              ----------
          Total................................  $808,077              $1,236,743
                                                 ========              ==========

  Cash Flow from Operating Activities

     Net cash provided by operating activities increased 46% from 1995 to 1996 primarily as a result of sales of investments and a reduction in net loss as compared to 1995 before extraordinary, non-operating, loss on debt extinguishment. Net cash provided by operating activities increased 30% from 1994 to 1995 primarily as a result of the $43 million litigation settlement in 1994.

  Price Risk Management

     In order to mitigate the potential negative effects of volatile commodity prices, Mesa entered into over-the-counter commodity and natural gas basis swap agreements with financial institutions and gas marketing companies. A commodity swap has the effect of fixing the absolute price or setting a trading range for a specific product. A natural gas basis swap "fixes" the differential between Mesa's physical gas delivery points and the NYMEX Henry Hub.

     As a result of physical sales contracts and other hedging arrangements, Mesa's estimated fixed price profile is as follows:

                                                              PERCENT OF   FLOOR    CEILING
                                                              PRODUCTION   PRICE     PRICE
                                                              ----------   ------   -------
Last Six Months of 1997
  Natural Gas ($/MMBtu net to Mesa).........................     55%       $ 2.22   $ 2.24
  Natural Gas Liquids ($/Bbl net to Mesa)...................     10%       $17.13   $17.13
  Crude Oil ($/Bbl NYMEX equivalent)........................     36%       $20.56   $22.63
Calendar Year 1998
  Natural Gas ($/MMBtu net to Mesa).........................     16%       $ 2.67   $ 2.73
  Crude Oil ($/Bbl NYMEX equivalent)........................      6%       $19.90   $19.90

     In connection with acquisitions, Mesa has and Pioneer expects to continue to enter into hedging arrangements for all or a portion of the production on the acquired properties. Regarding the Greenhill Acquisition, Mesa hedged approximately 100% of its 1997 expected natural gas production at approximately $2.60 per MMBtu and approximately 30% of Greenhill's projected crude oil production at approximately $22.60 per barrel. Through the use of a collar, Mesa created a $19.25 floor and a $25.50 cap for approximately 20% of the 1997 expected Greenhill crude oil production. For the year 1998, Mesa fixed approximately 40% of the projected Greenhill natural gas production around $2.35. With respect to the Liquids Acquisition, Mesa sold approximately 100% of the crude oil and natural gas liquids at a net price of $21.00 per barrel and $18.66 per barrel, respectively, for the first three quarters of 1997.

     In addition to these hedges, Mesa entered into an eight year agreement for 13,000 MMBtus of natural gas per day beginning in early 1997. Under this agreement, Mesa will receive NYMEX Henry Hub plus $0.52 per MMBtu for the first two years and 10% of the NYMEX WTI crude oil price for the remaining six years.

  Net Operating Loss Carryforwards

     At December 31, 1996, Mesa had a regular tax net operating loss ("NOL") carryforward of approximately $560 million. Additionally, Mesa had an alternative minimum tax loss carryforward available to offset future alternative minimum taxable income of approximately $535 million. If not used, these carryforwards will expire between 2007 and 2011. As a result of the Recapitalization, Pioneer's ability to carry forward Mesa's NOLs is subject to the limitations of Section 382 of the Internal Revenue Code of 1986, which, in general, limits the utilization of NOL carryforwards subsequent to a substantial change (generally more than 50%) in corporate stock ownership. Notwithstanding the above limitations, Pioneer expects the NOLs available in 1997 to be sufficient to offset any taxable income that may be generated in 1997.

  Other

     Pioneer, as did its predecessor, Mesa, recognizes its ownership interest in natural gas production as revenue. Actual production quantities sold may be different from Pioneer's ownership share of production in a given period. Pioneer records these differences as gas balancing receivables or as deferred revenue. Mesa's net gas balancing overproduction represented less than 1% of total equivalent production for the six months ended

June 30, 1997, compared with net gas balancing underproduction amounting to approximately 3.7% of total equivalent production during the same period in 1996. The gas balancing receivable or deferred revenue component of natural gas and natural gas liquids revenues in future periods is dependent on future rates of production, field allowables and the amount of production taken by Pioneer or by its joint interest partners.

     See Mesa's Financial Statements and related notes included elsewhere herein for information regarding the status of certain pending litigation.

     Management does not anticipate that inflation will have a significant effect on Pioneer's operations.

     Mesa believes that the costs for compliance with current environmental laws and regulations have not had and will not have a material effect on Mesa's or Pioneer's financial position or results of operation.

     The Financial Accounting Standards Board has recently issued several new accounting standards. The standards are not anticipated to significantly impact the financial results of Mesa.

BUSINESS DESCRIPTION

  Recent Developments

     Greenhill Acquisition. On April 15, 1997, Pioneer's predecessor, Mesa, acquired all of the outstanding capital stock of Greenhill. As of December 31, 1996, Greenhill's properties, which are concentrated in four producing areas, had estimated proved reserves of approximately 23 MMBbls of oil and 42 Bcf of gas or an aggregate of approximately 30 MMBOE. The estimated future net cash flows before income taxes from the Greenhill reserves, as of December 31, 1996, aggregated approximately $441 million and had a net present value, discounted at 10%, of approximately $300 million. For the year ended December 31, 1996, net production from the Greenhill reserves was 2.5 MMBbls of oil and 6.0 Bcf of gas. These properties have had cumulative historical production of over 930 MMBOE.

     The Greenhill properties are concentrated in the inland waters of Louisiana, the Texas Gulf Coast, offshore in the Gulf of Mexico and in the Permian Basin, with approximately 48% of the reserves in inland waters of Louisiana, 12% in the Texas Gulf Coast, 11% offshore in the Gulf of Mexico and 28% in the Permian Basin. Pioneer operates over 90% of its properties. The Greenhill properties include 522 producing wells, over 200 development projects, significant exploration potential, including a number of subsalt and deeper zone drilling prospects, and extensive 3-D seismic data on approximately 52,800 gross acres (49,000 net acres).

     Pioneer has currently identified 45 development wells and 132 recompletions on the Greenhill properties, and expects to initiate 44 of these projects in 1997 and at least 25 in 1998. The projects will require an investment of at least $65 million during 1997 and 1998. With the additional development projects, Pioneer expects to increase net production from the Greenhill properties from the current 9,300 BOE per day, to over 12,000 BOE per day in 1998. In addition, Pioneer has identified a number of exploration opportunities, including a deeper zone and two subsalt prospects, which Pioneer expects to evaluate further with advanced 3-D seismic data processing.

     The three fields located in Louisiana, Timbalier Bay, Grand Bay and Delta Farms, are considered giant fields by industry standards having historical cumulative production of more than 100 MMBOE each with Timbalier Bay being the third largest field in Louisiana having historical cumulative production of more than 390 MMBOE. The Timbalier Bay and Grand Bay fields both lie on the flanks of the Terrebonne Trough, the most prolific depositional basin in Louisiana. This Miocene basin has produced over 24 Tcf and 13 billion barrels of oil historically. The combination of the size and structural and stratigraphic complexity of these fields has resulted in large numbers of distinct reservoirs and fault blocks in each field, which lend themselves to further exploration and exploitation using 3-D seismic data.

     The Eugene Island 208 field, located in federal waters offshore, is a salt dome with complex faulting separating the producing reservoirs. Pioneer expects to use 3-D seismic data to identify and exploit hydrocarbon accumulations in each of these fields.

     The Texas Gulf Coast properties are concentrated in three areas: the Rich Ranch area located in Liberty County and the Linscomb and Bobcat Run areas located in Orange County. A new 3-D survey is under evaluation over the Rich Ranch field which is expected to assist in defining additional structural and stratigraphic opportunities. The Permian Basin interests consist of five active water flood field units and four other non-unitized leases in Lea County, New Mexico, and Andrew and Yoakum Counties, Texas, three of which hold potential for increased oil recovery through CO(2) flooding.

     The Greenhill properties include more than 150 square miles of proprietary modern 3-D seismic data covering Timbalier Bay and Grand Bay fields, a speculative seven square mile 3-D survey over the Linscomb and Bobcat Run fields and a newly shot 11 square mile 3-D seismic survey at Rich Ranch. Pioneer plans to conduct further 3-D seismic surveys over the Greenhill properties to assist in its exploitation and exploration efforts.

     Liquids Acquisition. On February 6, 1997, Pioneer's predecessor, Mesa, purchased all of the condensate and NGL production interests in the West Panhandle field of MAPCO Inc. for $66 million. The Liquids Acquisition, effective as of January 1, 1997, increases Pioneer's interest in NGLs produced from the West Panhandle field properties that Pioneer operates to approximately 96%. Pioneer has been recovering such NGLs at its Fain plant since December 1996 and Pioneer believes that the Liquids Acquisition is an important step in Pioneer's strategic objective of expanding its NGL and gas processing business. The transaction is expected to result in 850,000 Bbls of additional production in 1997 and the addition of an estimated 11 MMBbls of proved reserves in 1997.

  Financial Management

     Pioneer strives to maintain its outstanding indebtedness at levels whereby it maintains sufficient financial flexibility for future exploration, development and acquisition opportunities. While Pioneer may occasionally incur higher levels of debt to take advantage of opportunities, management's objective is to maintain a flexible capital structure and to strengthen Pioneer's financial position by reducing debt through an increase in equity capital or through the divestiture of nonstrategic assets. If the Transaction described in this Joint Proxy Statement is consummated, Pioneer will have achieved a leverage ratio that is in line with its target of a debt to book capitalization ratio of 40%, on a pro forma combined basis as of June 30, 1997.

  Properties

     The information included under this heading "Properties" has been prepared to give effect to the combination of Parker & Parsley and Mesa (including the Greenhill Acquisition).

     Reserves. Pioneer had proved reserves of over 600 MMBOE at December 31, 1996, comprised of 1.9 Tcf of natural gas and 282 MMBbls of crude oil and liquids, with an SEC PV10 of approximately $4.4 billion. On a BOE basis, 86% of Pioneer's total proved reserves at December 31, 1996 are proved developed reserves. Pioneer operates approximately 85% of its total proved reserves based on the December 31, 1996 SEC PV10. Based on reserve information as of December 31, 1996, and using Pioneer's reserve report production information for 1997, the reserve-to-production ratio associated with Pioneer's proved reserves is approximately 12 years on a BOE basis.

     In addition, proved NGLs of 12.6 million Bbls were attributable to Pioneer's interests in gas processing rights in reserves contractually or economically dedicated to Pioneer's natural gas processing plants at December 31, 1996. The SEC PV10 from those dedicated proved reserves was $44.3 million at December 31, 1996 (using a constant weighted average price of $11.46 per Bbl and a 10% discount rate). For the year ended December 31, 1996, average daily production from Pioneer's interests in natural gas processing plants was 2,327 Bbls of NGLs.

     The following table summarizes (a) the estimated proved reserves and estimated future cash flows associated with Pioneer's oil and gas properties by major area of operation as of December 31, 1996, and (b) the average daily production associated with Pioneer's oil and gas properties by significant reserve base during 1996, in each case as estimated in accordance with the definitional requirements under rule 4-10(a) of Regulation S-X.

                                                                                     COMBINED
                                        COMBINED PROVED RESERVES                   1996 AVERAGE
                                        AS OF DECEMBER 31, 1996                DAILY PRODUCTION(A)
                               ------------------------------------------   --------------------------
                                          NATURAL                SEC 10              NATURAL
                                 OIL        GAS                  VALUE       OIL       GAS
                               (MBBLS)    (MMCF)      MBOE       (000)      (BBLS)    (MCF)      BOE
                               -------   ---------   -------   ----------   ------   -------   -------
United States:
  Hugoton....................   45,418     691,412   160,653   $1,129,700    9,057   127,926    30,378
  Spraberry..................  112,301     284,576   159,730    1,119,950   17,638    42,182    24,668
  West Panhandle.............   46,469     288,444    94,543      611,400    8,713    52,645    17,487
  Permian....................   41,391     119,710    61,343      515,461    8,606    35,481    14,520
  Gulf Coast.................    4,345     252,335    46,401      445,337    2,166    92,309    17,551
  MidContinent...............    2,769     167,120    30,622      238,400    1,294    31,813     6,596
  Greenhill..................   23,430      41,897    30,413      300,259    6,831    16,393     9,563
  Houston....................    2,308      27,332     6,863       67,600    2,262    48,932    10,417
  Other......................    2,749      35,061     8,593       45,080      184       202       218
                               -------   ---------   -------   ----------   ------   -------   -------
                               281,180   1,907,887   599,161    4,473,187   56,751   447,883   131,398
Australia(b).................       --          --        --           --      955     5,265     1,833
Argentina....................    1,105       1,108     1,290        8,041      145        --       145
                               -------   ---------   -------   ----------   ------   -------   -------
          Total..............  282,285   1,908,995   600,451   $4,481,228   57,851   453,148   133,376
                               =======   =========   =======   ==========   ======   =======   =======

---------------

(a) The 1996 average daily production is calculated using a 366-day year and without making pro forma adjustment for any acquisitions, divestitures or drilling activity that occurred during the year.

(b) Represents production associated with Pioneer's Australian subsidiaries prior to their divestiture in 1996.

     The estimates of Pioneer's proved reserves as of December 31, 1996, are based upon (a) with respect to the former Parker & Parsley properties, (i) reserve reports audited by Netherland, Sewell & Associates, Inc., independent reserve engineers, for Parker & Parsley's major domestic properties (which represented approximately 52% of the total SEC PV10 of Parker & Parsley's domestic proved reserves at December 31, 1996), and (ii) reserve reports prepared by Parker & Parsley's engineers for all other Parker & Parsley domestic properties and its Argentine properties, and (b) with respect to the former Mesa properties, (i) the reserve report of Williamson Petroleum Consultants, Inc., independent reserve engineers, with respect to Mesa's reserves in the Hugoton and West Panhandle fields, which represented approximately 95% of Mesa's total proved reserves, and (ii) the report of Mesa's internal reserve engineers with respect to Mesa's Gulf of Mexico, Greenhill and other properties. The estimate of the reserves related to Pioneer's interests in natural gas processing rights for proved reserves contractually or economically dedicated to Pioneer's natural gas processing plants is based on evaluations prepared by Pioneer's engineers.

     Numerous uncertainties exist in estimating quantities of proved reserves and in projecting future rates of production and timing of development expenditures, including many factors beyond Pioneer's control. This Joint Proxy Statement contains estimates of Pioneer's proved oil and gas reserves and the related future net revenues therefrom, which are based on various assumptions, including those prescribed by the SEC. Actual future production, oil and gas prices, revenues, taxes, capital expenditures, operating expenses, geologic success and quantities of recoverable oil and gas reserves may vary substantially from those assumed in the estimates and such variances may be material. In addition, Pioneer's reserves may be subject to downward or upward revisions based on production performance, purchases or sales of properties, results of future development, prevailing oil and gas prices and other factors. Therefore, estimates of the SEC PV10 of proved reserves contained in this Joint Proxy Statement should not be construed as estimates of the current market value of Pioneer's proved reserves.

     Pioneer has not provided, and Parker & Parsley did not provide during 1996, estimates of total proved oil and gas reserves to any federal authority or agency, other than the SEC. During 1996, Pioneer's predecessor, Mesa, filed a Form EIA-23, which included reserve estimates as of December 31, 1995, with the Energy Information Administration of the Department of Energy.

     Description of Properties. Pioneer manages its domestic oil and gas properties based upon their geographic area, and, as a result, Pioneer has divided its domestic operations into six operating divisions: the Spraberry Division, the Permian Division, the MidContinent Division, the West Panhandle Division, the Houston Division and the Gulf Coast Division. In addition, Pioneer has an international group that manages Pioneer's ownership in oil and gas properties outside the United States. At December 31, 1996, Pioneer's only properties outside the U.S. were located in Argentina.

     - Spraberry Division. The Spraberry field was discovered in 1949 and encompasses eight counties in West Texas. The field is approximately 150 miles long and 75 miles wide at its widest point. The oil produced is West Texas Intermediate Sweet, and the gas produced is casinghead gas with an average Btu content of 1,400 Btu per Mcf. The oil and gas is produced from three formations, the upper and lower Spraberry and the Dean, at depths ranging from 6,700 feet to 9,200 feet. The center of the Spraberry field was unitized in the late 1950's and early 1960's by the major oil companies but until the late 1980's experienced very limited development activity. Pioneer has focused its acquisition and development drilling activities in the unitized portion of the Spraberry field due to the dormant condition of the properties and the high net revenue interests available. Pioneer believes the area offers excellent opportunities to enhance oil and gas reserves because of the hundreds of undeveloped infill drilling locations and the ability to reduce operating expenses through economies of scale. In February 1997, the Texas Railroad Commission (which regulates oil and gas production) entered a favorable order on an application by Pioneer's predecessor, Parker & Parsley, to allow administrative approval of uncontested applications to increase the density of drilling in the Spraberry field from one well per 80 acres to one well in 40. Pioneer believes such reduced spacing may provide in excess of 1,000 additional drilling locations which based on Pioneer's drilling results on 40-acre spacing to date, have the potential to add 70 million equivalent barrels to Pioneer's reserve base.

       Pioneer continues to realize the benefits of its focus on the Spraberry field through significant reserve additions due to development drilling and identification of a large number of new drilling locations each year. As a result, Pioneer plans to continue to devote a great deal of its capital budget and operating resources to the ongoing development of the Spraberry field. Specifically, Pioneer has allocated $88 million of its 1997 exploration and development budget to drill approximately 225 development wells and to perform approximately 50 recompletions in the Spraberry field.

     - Permian Division. Pioneer is involved in acquisition and development activities in the Permian Division which includes all of West Texas and Southeastern New Mexico except for the Spraberry field. The Iatan field in Mitchell County, Texas, the Lusk and Dagger Draw fields in Eddy County, New Mexico, the Abell (Devonian) field in Crane and Pecos Counties of Texas and the Ozona field in Crockett and Sutton Counties of Texas are core areas for Pioneer's Permian Division operations in terms of existing production, production and reserve growth, and identification of additional drilling locations. During 1996, the Permian Division expanded its growth strategy to include significant emphasis on exploration activities in order to produce a more balanced portfolio. In November 1996, Pioneer's predecessor, Parker & Parsley, announced a significant oil discovery in the War-Wink West Field in the Delaware Basin of West Texas. This Pioneer operated well, the University 18-34 #1, tested at rates of up to 720 barrels of oil per day and is currently producing at its expected allowable rate of approximately 270 barrels of oil per day and 374 thousand cubic feet of gas per day. Pioneer and Enserch Exploration, Inc. ("Enserch") each own a 50% working interest in this well, which is the first in their joint exploration and development of the 4,500 acre War-Wink prospect. In addition, during 1996, Parker &

       Parsley experienced successful results from its exploratory efforts in the Permian reef play of the Southeastern Shelf of the Midland Basin.

       Pioneer will continue to focus on the development of the existing properties utilizing waterflood procedures and secondary recovery technologies as these efforts have consistently resulted in increased production, reserve additions due to development drilling, and new drilling locations. In addition, all of the fields in this operational group have been screened for feasibility for carbon dioxide (CO(2)) flood implementation, and Pioneer plans to move forward in utilizing this technology in 1997. During 1997, Pioneer plans to continue its development of the War-Wink prospect by drilling two confirmation wells and an additional two to four development wells. Pioneer and Enserch also control approximately 30,000 additional acres in the Delaware Basin play in Southeastern New Mexico and West Texas where they intend to drill eight exploratory wells in 1997. Also during 1997, Pioneer plans to perform additional 3-D seismic data interpretation in order to exploit the Midland Basin successes.

       In total, Pioneer anticipates spending $45 million in 1997 in this area to drill approximately 220 wells and to perform recompletions on approximately 90 targeted wells. Eighty percent of these planned expenditures are devoted to development activities.

     - MidContinent Division. The MidContinent Division includes properties located in the Hugoton Field in Kansas and other properties located in Oklahoma. Pioneer plans to engage in both acquisitions and divestitures of oil and gas properties in order to position this portfolio of properties for significant growth through development and exploratory drilling opportunities. During 1997, Pioneer plans to spend approximately $23 million in the MidContinent Division on exploitation and exploration activities. This activity includes drilling approximately 45 development wells and performing recompletions on approximately 20 targeted wells.

       The Hugoton field in southwest Kansas is one of the largest producing gas fields in the continental United States. Pioneer's Hugoton properties accounted for approximately 27% of its equivalent proved reserves and 26% of the present value of estimated future net cash flows determined as of December 31, 1996, in accordance with SEC guidelines. Pioneer's Hugoton properties represent approximately 13% of the proved reserves in the field and are located on over 230,000 net acres, covering approximately 400 square miles. Pioneer's properties are concentrated in the central fairway of the field and benefit from better reservoir characteristics, including thicker productive zones, higher porosity and higher permeability than properties on the edges of the field. Management believes that, as a result, Pioneer's Hugoton properties will have a longer productive life and higher natural gas recoveries than properties located near the edge of the Hugoton field. Pioneer has working interests in approximately 1,100 wells in the Hugoton field, 950 of which it operates, and royalty interests in approximately 800 wells. Pioneer owns substantially all of the gathering and processing facilities which service its production from the Hugoton field, which allows Pioneer to control the production, gathering, processing and sale of its gas and associated NGLs to various major intrastate and interstate pipelines through its direct interconnects.

       Pioneer's Hugoton properties are capable of producing approximately 200 MMcf of wet gas per day (i.e., gas production at the wellhead before processing and before reduction for royalties). Substantially all of Pioneer's Hugoton production is processed through its Satanta plant. See "-- Natural Gas Processing -- Satanta Natural Gas Processing Plant." Production in the Hugoton field is subject to allowables set by state regulators. Pioneer estimates that it and other major producers in the Hugoton field produced at or near capacity in 1996 and expects such practice to continue.

       From 1992 until August 1997, Pioneer's predecessor, Mesa, invested over $78 million in capital expenditures in its Hugoton properties to construct the Satanta Plant and related facilities, and to upgrade gathering and compression facilities, production equipment and pipeline interconnects, and Pioneer intends to continue to invest in such properties, in order to maintain production capacity and marketing flexibility. Additionally, Pioneer intends to submit an application to the Kansas Corporation Commission (the "KCC") to allow infill drilling into the Council Grove Formation. Pioneer believes that such infill drilling could increase production from its Hugoton properties. There can be no assurance that the application will be approved or as to the timing of receipt of such approval if such approval is obtained.

       The KCC is the state regulatory agency that regulates oil and gas production in Kansas. The KCC is responsible for the determination of market demand (allowables) for the Hugoton field and the allocation of allowables among the more than 9,000 wells in the field.

       Twice each year, the KCC sets the field wide allowable production at a level estimated to be necessary to meet the Hugoton market demand for the summer and winter production periods. The field wide allowable is then allocated among individual wells determined by a series of calculations that are principally based on each well's pressure, deliverability and acreage. The allowables assigned to individual wells are affected by the relative production, testing, and drilling practices of all producers in the field, as well as the relative pressure and deliverability performance of each well.

       Generally, field wide allowables are influenced by overall gas market supply and demand in the United States as well as specific nominations for gas from the parties who produce or purchase gas from the field. Since 1987, field wide allowables have increased in each year except 1991. The total Hugoton field allowable in 1996 was 600 Bcf of wellhead gas.

       In 1994 the KCC issued an order establishing new field rules which modified the formulas used to allocate allowables among wells in the Chase formation portion of the Hugoton field. The standard pressure used in each well's calculated deliverability was reduced by 35%, greatly benefitting Pioneer's high deliverability wells. Also, the new rules assign a 30% greater allowable to 640 acre units with infill wells than to similar units without infill wells. Substantially all of Pioneer's Hugoton infill wells have been drilled. Pioneer's share of the allowables from the field increased from approximately 10% in late 1993 to approximately 14% after the new field rules were implemented in 1994. Pioneer's share of the field allowable averaged 13% in 1996.

       The net Hugoton field production of Pioneer's predecessor, Mesa, decreased to approximately 67 Bcfe in 1996 compared with 70 Bcfe in 1995 as a result of equipment maintenance in 1996. Pioneer expects its Hugoton field production will decline slightly from 1996 levels each year through 1998. Beginning in 1999, Pioneer expects annual production declines due to normal depletion.

     - West Panhandle Division. The West Panhandle properties are located in the Texas panhandle. Natural gas from these properties is produced from approximately 600 wells, all of which Pioneer operates, on over 185,000 net acres. All of Pioneer's West Panhandle production is processed through Pioneer's Fain natural gas processing plant. See "-- Natural Gas Processing -- Fain Natural Gas Processing Plant."

       Pioneer's West Panhandle reserves are owned and produced pursuant to contracts with CIG, the first of which was executed in 1928 by predecessors of both companies. An amendment to these contracts, the PAA, allocates 77% of the production from the West Panhandle field properties to Pioneer and 23% to CIG, effective as of January 1, 1991. Under the associated agreements, Pioneer operates the wells and production equipment and CIG owns and operates the gathering system by which Pioneer and CIG's production is delivered to the Fain plant. CIG also performs certain administrative functions. Each party reimburses the other for its respective share of certain costs and expenses incurred for the joint account.

       As of December 31, 1996, Pioneer's West Panhandle properties represented approximately 16% of Pioneer's equivalent proved reserves and approximately 14% of the present value of estimated future net cash flows, determined in accordance with SEC guidelines. Pioneer has identified over 100 locations that have additional production potential in new areas or deeper zones, of which Pioneer plans to redrill 58 in 1997 and the balance in 1998. Additionally, Pioneer has identified approximately 500 locations that have potential for infill drilling. Pioneer intends to apply to the Texas Railroad Commission for approval of such infill drilling, but there can be no assurance that Pioneer will be able to obtain such regulatory approval or as to the timing of receipt of such approval if such approval is obtained.

       Pioneer's production of wellhead gas from the West Panhandle field is governed by the PAA and other contracts with CIG. Pioneer was contractually limited to take wellhead gas production up to a maximum of 32 Bcf in 1996, but actually took only 27 Bcf primarily due to a weather-related decrease in demand in 1996. Beginning in 1997 Pioneer is not subject to annual contractual production limitations and will have the right to take and market as much gas as it can produce, subject to specific CIG seasonal and daily entitlements as provided for under the contracts. Assuming continuation of existing economic and operating conditions, Pioneer expects production from its existing West Panhandle properties will be 37 Bcf of wellhead gas in 1997.

       The PAA contains provisions which allocate 77% of ultimate production after January 1, 1991 to Pioneer and 23% to CIG. As a result, Pioneer records 77% of total annual West Panhandle production as sales, regardless of whether Pioneer's actual deliveries are greater or less than the 77% share. The difference between Pioneer's 77% entitlement and the amount of production actually sold by Pioneer to its customers is recorded monthly as production revenue with corresponding accruals for operating costs, production taxes, depreciation, depletion and amortization, and gas balancing receivables. At December 31, 1996, Pioneer had cumulative production which was less than its 77% entitlement since January 1, 1991, and a long-term gas balancing receivable of $48 million was recorded in Pioneer's balance sheet in other assets. In future years, as Pioneer sells to customers more than its 77% entitlement share of field production, this receivable will be realized.

     - Houston Division. Pioneer's Houston Division properties are located in the Gulf of Mexico offshore Texas and Louisiana, and represent approximately 1% of Pioneer's equivalent proved reserves and approximately 2% of the present value of estimated future net cash flows as determined in accordance with SEC guidelines at December 31, 1996. From late 1994 until August 1997, Pioneer's predecessor, Mesa, directed a greater portion of its capital spending towards exploration and development in the Gulf of Mexico. During that time, Mesa successfully completed 21 out of 24 wells adding 63 Bcfe to proved reserves. As a result, Mesa's offshore production increased by approximately 50% on an Mcfe basis from 1994 to 1995, and by an additional 58% on an Mcfe basis from 1995 to 1996. Pioneer currently plans to drill up to seven exploratory wells on its existing properties in the remainder of 1997. Because Pioneer has existing production facilities offshore, it has been able to bring new wells on production quickly and at a lower cost than could be achieved otherwise. Pioneer currently owns interests in 56 blocks in the Gulf of Mexico, which cover an aggregate of approximately 141,000 net acres.

       Pioneer owns approximately 600 square miles of 3-D seismic data in and around its existing Gulf of Mexico properties. Pioneer plans to acquire an additional 100 square miles of 3-D seismic data covering these properties in 1997. After the procurement of additional 3-D seismic data, Pioneer will have 3-D seismic data covering approximately 90% of its existing Gulf of Mexico properties. Application of 3-D seismic technology to Pioneer's Gulf of Mexico acreage represents a significant future opportunity to increase reserves and cash flow through exploratory and development drilling.

       Pioneer currently anticipates spending approximately $53 million on identified development and exploration projects on its existing Gulf of Mexico properties during 1997. In 1996, Pioneer's predecessor, Mesa, purchased 11 blocks covering 57,340 gross (39,685 net) acres in the Gulf of Mexico. Mesa paid $1.7 million for its share of the 11 blocks, 6 of which are located in areas where Pioneer, as successor to Mesa, has producing interests. Pioneer, as successor to Mesa, was high bidder on four blocks covering 17,500 acres in the March 1997 federal lease sale in the Gulf of Mexico, and was subsequently awarded those blocks by the MMS for approximately $0.7 million.

     - Gulf Coast Division. The Gulf Coast Division includes onshore oil and gas properties located in South and East Texas, Louisiana, Mississippi and Alabama. The primary producing formations in this region include the Wilcox, Frio and Yegua formations in Texas and the Cretaceous formation in Mississippi. The addition of the domestic properties acquired as a part of the Bridge Oil Limited acquisition (primarily in South Texas and Louisiana), positioned Pioneer to be better able to pursue and realize future economic growth in this area.

       The strategy for the Gulf Coast Division has been to emphasize the growth of natural gas reserves. To accomplish this, Pioneer has devoted the majority of its domestic exploration efforts to this region as well as its investment in and utilization of 3-D seismic technology. In addition, Pioneer is successfully employing newer drilling techniques such as drilling horizontal wells. Utilization of 3-D seismic technology during 1996 yielded substantial results in Pioneer's Lopeno field which produces from the Wilcox formation. Gross gas production increased from 14 MMcf per day to 38 MMcf per day in 1996 in this area as a result of drilling six development wells, most of which were identified through the 3-D project, and Pioneer has identified several additional drilling locations after interpreting 3-D seismic data. In addition, Pioneer experienced successful results in its Central Texas Pawnee field which produces from the Edwards formation after drilling a successful horizontal well in late 1996. This well, the S.E. Turner Gas Unit #2, in which Pioneer owns a 100% working interest, is currently flowing at a rate of 3.1 MMcf per day. Pioneer plans to drill two additional horizontal wells and to initiate a 3-D project in this field during 1997 in order to exploit the 1996 successes.

       Overall, Pioneer plans to continue its emphasis on exploration activities in the Gulf Coast Division with a total budget of $45 million being devoted to drilling approximately 25 exploratory wells and 40 development wells.

     - International. Pioneer owns interests in Argentina consisting of a 14.42% interest in the Confluencia block and a 15% interest in the China Muerta block, both in the Neuquen Basin of Central Argentina. During 1996, Pioneer's predecessor, Parker & Parsley, participated in several discoveries in the Confluencia Sur field in the Confluencia block. In early 1996, Parker & Parsley announced the successful completion of two exploratory wells (the Naco x-1 and the Sierra de Reyes x-1), and, in January 1997, Parker & Parsley announced the successful completion of three development wells, also in the Confluencia Sur field. The three wells, the Sierra de Reyes 2, 3 and 4, operated by Petrolera Argentina San Jorge S.A., collectively tested 3,727 barrels of oil per day, and current gross production for the field is at a facility-constrained rate of 2,520 Bbls of oil per day. Pioneer expects to drill an additional two to three development wells in the Confluencia Sur field during the first six months of 1997 in order to increase daily oil production. During May 1997, Pioneer finalized negotiations with Triton Energy for a 40% working interest in a joint exploration program of two blocks in Guatemala's South Peters Basin. Drilling on the Piedras Blancas #1 is expected to be completed by the end of the year at an estimated total cost to Pioneer of $3.7 million.

     - Other Properties. Pioneer's non-oil and gas tangible properties include buildings, leasehold improvements, and office equipment, primarily in Midland and Irving, Texas, and certain other assets. Non-oil and gas tangible properties represent less than 1% of the net book value of Pioneer's properties.

  Oil and Gas Mix

     Pioneer seeks to maintain a strategic balance between oil and natural gas reserves and production. While Pioneer's reserve and production mix may vary somewhat on a short-term basis as Pioneer takes advantage of market conditions and specific acquisition and development opportunities, management believes that a relative mix of approximately 50% oil and 50% natural gas is in the best long-term interests of Pioneer and its stockholders. Pioneer's reserve mix was 47% oil and 53% gas at December 31, 1996, and its production mix was 43% oil and 57% gas during 1996, in each case giving effect to the combination of Parker & Parsley and Mesa (including the Greenhill Acquisition).

  Productive Wells

     The following table sets forth the number of productive oil and gas wells attributable to Pioneer's properties as of June 30, 1997 and December 31, 1996, 1995, 1994, 1993 and 1992, giving effect to the combination of Parker & Parsley and Mesa (including the Greenhill Acquisition with respect to the June 30, 1997 information).

                                                        COMBINED                     COMBINED
                                                GROSS PRODUCTIVE WELLS(A)    NET PRODUCTIVE WELLS(A)
                                                -------------------------    ------------------------
                                                 OIL      GAS      TOTAL      OIL      GAS     TOTAL
                                                ------   ------   -------    ------   ------   ------
Six months ended June 30, 1997:
  United States...............................   8,992    2,455    11,447     5,427      822    6,249
  Argentina...................................       6       --         6         1       --        1
                                                 -----    -----    ------     -----    -----    -----
          Total...............................   8,998    2,455    11,453     5,428      822    6,250
                                                 =====    =====    ======     =====    =====    =====
Year ended December 31, 1996:
  United States...............................   5,748    3,560     9,308     3,141    2,143    5,284
  Argentina...................................       5       --         5         1       --        1
                                                 -----    -----    ------     -----    -----    -----
          Total...............................   5,753    3,560     9,313     3,142    2,143    5,285
                                                 =====    =====    ======     =====    =====    =====
Year ended December 31, 1995:
  United States...............................   6,317    4,229    10,546     3,221    2,154    5,374
  Australia and Other Foreign.................     112      450       562        27       54       81
                                                 =====    =====    ======     =====    =====    =====
          Total...............................   6,429    4,679    11,108     3,248    2,208    5,455
                                                 =====    =====    ======     =====    =====    =====
Year ended December 31, 1994:
  United States...............................   8,284    5,310    13,594     4,450    3,123    7,574
  Australia and Other Foreign.................      83      542       625        19       70       89
                                                 -----    -----    ------     -----    -----    -----
          Total...............................   8,367    5,852    14,219     4,469    3,193    7,663
                                                 =====    =====    ======     =====    =====    =====
Year ended December 31, 1993:
  United States...............................   9,300    4,169    13,469     2,814    2,892    5,706
  Australia and Other Foreign.................      --       --        --        --       --       --
                                                 -----    -----    ------     -----    -----    -----
          Total...............................   9,300    4,169    13,469     2,814    2,892    5,706
                                                 =====    =====    ======     =====    =====    =====
Year ended December 31, 1992:
  United States...............................   4,591    3,760     8,351     1,696    2,750    4,445
  Australia and Other Foreign.................      --       --        --        --       --       --
                                                 -----    -----    ------     -----    -----    -----
          Total...............................   4,591    3,760     8,351     1,696    2,750    4,445
                                                 =====    =====    ======     =====    =====    =====

---------------

(a) Productive wells consist of producing wells and wells capable of production, including shut-in wells. One or more completions in the same well bore are counted as one well. Any well in which one of the multiple completions is an oil completion is classified as an oil well.

     Leasehold Acreage. The following table sets forth information about Pioneer's developed, undeveloped and royalty leasehold acreage as of December 31, 1996 giving effect to the combination of Parker & Parsley and Mesa (but not the Greenhill Acquisition).

                                            COMBINED                    COMBINED
                                       DEVELOPED ACREAGE          UNDEVELOPED ACREAGE       COMBINED
                                    ------------------------    ------------------------     ROYALTY
                                    GROSS ACRES    NET ACRES    GROSS ACRES    NET ACRES     ACREAGE
                                    -----------    ---------    -----------    ---------    ---------
Year ended December 31, 1996:
  United States:
     Onshore......................   1,693,632       944,286     1,070,707       621,287     563,908
     Offshore.....................     155,832        64,028        94,830        76,863          --
  Argentina(a)....................       5,718           825     1,816,429       262,111          --
                                     ---------     ---------     ---------     ---------     -------
          Total...................   1,855,182     1,009,139     2,981,966       960,261     563,908
                                     =========     =========     =========     =========     =======

---------------

(a) Effective February 22, 1997, Pioneer relinquished its interests in the Laguna Blanca and Las Lajas blocks in the Neuquen Basin of Central Argentina which represents 1,199,670 gross and 173,113 net undeveloped acres included in the table at December 31, 1996.

     Drilling Activities. The information included under this heading "Drilling Activities" has been prepared by giving effect to the combination of Parker & Parsley and Mesa (including the Greenhill Acquisition with respect to the June 30, 1997 information).

     Pioneer seeks to increase its oil and gas reserves, production and cash flow by concentrating on drilling development wells and by conducting additional development activities such as recompletions. From the beginning of 1992 through June 30, 1997, Pioneer drilled 2,429 gross (1,644 net) wells, 96% of which were successfully completed as productive wells, at a total cost (net to Pioneer's interest) of $935.5 million. During 1996, Pioneer drilled 648 gross (435.5 net) wells for a total cost of approximately $251.6 million, 80% of which was spent on development wells and related facilities. Pioneer's current 1997 capital expenditure budget is $475 million which Pioneer has allocated as follows: $300 million to development drilling and production enhancement activities, $100 million to exploration activities and $75 million to oil and gas property acquisitions.

     Pioneer believes that its current property base, which has been significantly enhanced and expanded by the development of properties acquired in prior years, provides a substantial inventory of prospects for continued reserve, production and cash flow growth. Pioneer currently has a portfolio of over 3,000 drilling locations. Pioneer believes that its current portfolio of undeveloped prospects provides attractive development and exploration opportunities for at least the next three to five years.

     The following table sets forth the number of gross and net productive and dry wells in which Pioneer had an interest that were drilled and completed during the six months ended June 30, 1997 and the years ended December 31, 1996, 1995, 1994, 1993 and 1992. This information should not be considered indicative of future performance, nor should it be assumed that there is necessarily any correlation between the number of productive wells drilled and the oil and gas reserves generated thereby or the costs to Pioneer of productive wells compared to the costs of dry wells.

                                          COMBINED GROSS WELLS                                  COMBINED NET WELLS
                            ------------------------------------------------   ----------------------------------------------------
                            SIX MONTHS                                         SIX MONTHS
                              ENDED            YEAR ENDED DECEMBER 31,           ENDED              YEAR ENDED DECEMBER 31,
                             JUNE 30,    -----------------------------------    JUNE 30,    ---------------------------------------
                               1997      1996(B)   1995   1994   1993   1992      1997      1996(B)   1995    1994    1993    1992
                            ----------   -------   ----   ----   ----   ----   ----------   -------   -----   -----   -----   -----
United States:
  Productive wells:
    Development...........     207         583     452    313    391    265      163.1       398.4    321.0   217.9   265.0   160.0
    Exploratory...........      10          38      31      6      2      5        6.4        25.2     18.3     3.5     1.6     4.1
  Dry holes:
    Development...........       1           7       7      3      2      3        1.0         4.4      2.1     2.7     1.0     3.0
    Exploratory...........      21          10      20      3      1      2       15.4         6.0      8.7     1.6     1.0     1.3
                               ---         ---     ---    ---    ---    ---      -----       -----    -----   -----   -----   -----
                               239         638     510    325    396    275      185.9       434.0    350.1   225.7   268.6   168.4
                               ---         ---     ---    ---    ---    ---      -----       -----    -----   -----   -----   -----
Australia:
  Productive wells:
    Development...........      --           2       6      1     --     --         --          .3      1.4      .2      --      --
    Exploratory...........      --          --       1      2     --     --         --          --       .3      .5      --      --
  Dry holes:
    Development...........      --           1      --     --     --     --         --          .2       --      --      --      --
    Exploratory...........      --           1       9      3     --     --         --          .2      2.8     2.5      --      --
                               ---         ---     ---    ---    ---    ---      -----       -----    -----   -----   -----   -----
                                --           4      16      6     --     --         --          .7      4.5     3.2      --      --
                               ---         ---     ---    ---    ---    ---      -----       -----    -----   -----   -----   -----
Argentina:
  Productive wells:
    Development...........       0           3      --     --     --     --         .0          .4       --      --      --      --
    Exploratory...........       1          --       1     --     --     --         .1          --       .1      --      --      --
  Dry holes:
    Development...........       4          --      --     --     --     --         .6          --       --      --      --      --
    Exploratory...........       1           3       7     --     --     --         .1          .4      1.0      --      --      --
                               ---         ---     ---    ---    ---    ---      -----       -----    -----   -----   -----   -----
                                 6           6       8     --     --     --         .8          .8      1.1      --      --      --
                               ---         ---     ---    ---    ---    ---      -----       -----    -----   -----   -----   -----
        Total.............     245         648     534    331    396    275      186.7       435.5    355.7   228.9   268.6   168.4
                               ===         ===     ===    ===    ===    ===      =====       =====    =====   =====   =====   =====
Success ratio(a)..........      89%         97%     92%    97%    99%    98%        91%         97%      96%     97%     99%     97%

---------------

(a) Represents those wells that were successfully completed as productive wells.

(b) The 1996 amounts include only three months of activity related to Pioneer's Australian properties. The remaining foreign drilling activities primarily relate to Pioneer's interests in Argentine oil and gas properties.

     The following table sets forth information about Pioneer's wells that were in progress at June 30, 1997 and December 31, 1996.

                                                         COMBINED                    COMBINED
                                                 ------------------------    ------------------------
                                                      JUNE 30, 1997             DECEMBER 31, 1996
                                                 ------------------------    ------------------------
                                                 GROSS WELLS    NET WELLS    GROSS WELLS    NET WELLS
                                                 -----------    ---------    -----------    ---------
United States:
  Development..................................      100          72.5           122          91.6
  Exploratory..................................       32          22.5            10           7.3
                                                     ---          ----           ---          ----
          Total................................      132          95.0           132          98.9
                                                     ===          ====           ===          ====
Argentina:
  Exploratory..................................        1            .4             2            .3
                                                     ===          ====           ===          ====

  Exploratory Activities

     Pioneer plans to allocate resources to increasing its exploration opportunities with a focus on generating a portfolio of short to medium term impact projects. Pioneer currently anticipates that approximately 25% of its 1997 capital budget will be spent on exploratory projects. The majority of the 1997 exploratory budget is allocated to domestic activities within the onshore Gulf Coast, east Texas and Permian Basin areas. Pioneer's international exploration efforts will primarily be devoted to Central and South America. Exploratory drilling involves greater risks of dry holes or failure to find commercial quantities of hydrocarbons than development drilling or enhanced recovery activities. See "Risk Factors -- Replacement of Reserves." Pioneer is currently involved in 3-D seismic projects in the Gulf Coast region, the Permian Basin, other domestic locations and in international locations.

  Natural Gas Processing

     Through its natural gas processing plants, Pioneer extracts raw NGLs and crude helium from the wellhead natural gas stream. The NGLs are then transported and fractionated into their constituent hydrocarbons such as ethane, propane, normal butane, isobutane, and natural gasolines. The NGLs and helium are then sold pursuant to contracts providing for market-based prices.

     Pioneer processes its natural gas production for the extraction of NGLs and helium to enhance the market value of the gas stream. In recent years, Pioneer's predecessor made substantial capital investments to enhance its natural gas processing and helium extraction capabilities in the Hugoton and West Panhandle fields. Pioneer owns and operates its processing facilities, which allows Pioneer to (i) capture the processing margin, as third-party processing agreements generally available in the industry result in retention of a significant portion of the processing margin by the contract processor, (ii) control the quality of the residue gas stream, permitting it to deliver gas directly to pipelines for sales to local distribution companies, marketing companies and end users, and (iii) realize value from premium products such as crude helium. Pioneer believes that the ability to control its production stream from the wellhead through its processing facilities to disposition at central delivery points enhances its marketing opportunities and competitive position in the industry.

     Satanta Natural Gas Processing Plant. The Satanta plant was built in 1993 and has the capacity to process 250 MMcf of natural gas per day, enabling Pioneer to extract NGLs from substantially all of the gas produced from its Hugoton field properties as well as third party producers' gas. The Satanta plant also has the ability to extract helium from the gas stream. In 1996 the Satanta plant averaged 193 MMcf per day of inlet gas and produced a daily average of 10.6 MBbls of NGLs, 706 Mcf of contained helium and 144 MMcf of residue natural gas.

     In November 1996, Pioneer's predecessor, Mesa, commenced a natural gas processing alliance with Anadarko Petroleum Corporation ("Anadarko") and Western Resources Midcontinent Market Center, which provides for Pioneer to process up to 55 MMcf per day of Anadarko's gas at Pioneer's Satanta plant. Such agreement filled excess capacity at the Satanta plant. Pioneer is also focusing its efforts on obtaining additional dedications of third party natural gas to the Satanta plant and, if successful, plans to expand the plant's processing capacity.

     Fain Natural Gas Processing Plant. The Fain plant, which was built in the 1960's and had its most recent substantial upgrade in 1993, currently has inlet capacity of 140 MMcf per day. In 1996 the Fain plant averaged 77 MMcf per day of inlet gas and produced a daily average of 8.2 MBbls of NGLs and condensate, 14 Mcf of contained helium and 59 MMcf of residue natural gas.

     In December 1996, Pioneer's predecessor, Mesa, entered into a natural gas processing agreement with CIG and MAPCO, which provides for Pioneer to initially process approximately 8.5 Bcf of natural gas per year of third party gas at the Fain Plant. The agreement has a primary term through December 2009. Effective January 1, 1997, Mesa purchased from MAPCO and its affiliates all of their liquids attributable to the processing agreement above as well as rights to condensate from CIG's gathering system. It is expected that this purchase will increase Pioneer's condensate and NGL production by approximately 850 MBbls in 1997.

Such arrangements have filled excess capacity at the Fain plant. Pioneer plans to install a nitrogen rejection unit at the Fain plant in early 1998 to improve the quality of the residue natural gas stream and increase NGL and helium recoveries.

Marketing of Production

     The information included under this heading "Marketing of Production" has been prepared by combining the results of operations of Parker & Parsley and Mesa (including the Greenhill Acquisition).

     General. Production from Pioneer's properties is marketed consistent with industry practices, which include the sale of oil at the wellhead to third parties, the sale of gas to third parties and, with respect to gas processing, the sale of dry (or residue) natural gas, helium, condensate and NGLs to third parties. Sales prices for oil and gas production and gas processing are negotiated based on factors normally considered in the industry such as the spot price for gas or the posted price for oil, price regulations, distance from the well to the pipeline, well pressure, estimated reserves, quality of gas and prevailing supply conditions. Due to a number of market forces, including the seasonal demand for natural gas, both sales volumes from Pioneers's properties and sales prices received vary on a seasonal basis. Sales volumes and price realizations for natural gas are generally higher during the first and fourth quarters of each calendar year.

     Gas Marketing. Effective January 1, 1996, Pioneer's predecessor, Parker & Parsley, along with Apache Corporation and Oryx Energy Company, formed Producers Energy Marketing, LLC ("ProEnergy"), a natural gas marketing company organized to create a direct link between gas producers and purchasers. The venture is structured to flow through the benefits arising out of the expanded services and the economies of scale from the aggregation of substantial volumes of gas. For a period of five years, Pioneer, as successor to Parker & Parsley, is obligated to sell to ProEnergy all gas production (subject to certain exclusions relative to immaterial volumes) that is owned or controlled by Pioneer, or any affiliate, in North America (onshore and offshore), which is not subject to a binding and enforceable gas sales contract in effect on July 1, 1996.

     On August 29, 1997, Pioneer announced its plan to withdraw as a member of ProEnergy effective January 1, 1998, as a result of the merger between Parker & Parsley and Mesa. After January 1, 1998, Pioneer plans to market its own equity gas.

     West Panhandle Gas Sales Contracts. Most of Pioneer's West Panhandle field residue natural gas is sold pursuant to gas purchase contracts with two major customers in the Texas Panhandle area.

     Approximately 9 Bcf per year of residue natural gas is sold to a gas utility that serves residential and commercial customers in Amarillo, Texas, under the terms of a long-term agreement dated January 2, 1993, which supersedes the original contract that had been in effect since 1949. The agreement contains a pricing formula for the five year period from 1993 through 1997 whereby 70% of the volumes sold to the gas utility are sold at fixed prices and the other 30% of volumes sold are priced at a regional market index based on spot prices plus $0.10 per Mcf. The fixed portion of the price formula was $2.85 per Mcf in 1994, $2.99 per Mcf in 1995, $3.21 per Mcf in 1996 and escalates to $3.45 per Mcf in 1997. Prices for 1998 and beyond will be determined by renegotiation. Pioneer provides the gas utility with peaking service, granting it the right to take, on a daily basis, residue gas attributable to 100 Mmcf per day of Pioneer's production under the PAA. The average price received by Pioneer for natural gas sales to the gas utility in 1996 was $2.94 per Mcf.

     Effective January 1, 1996, Pioneer's predecessor, Mesa, entered into a four-year contract with a marketing company which serves the local electric power generation facility and various other markets within and outside Amarillo, Texas. The contract provides for the sale of Pioneer's West Panhandle field gas which is in excess of the volumes sold to the gas utility and other existing industrial customers. The price for gas sold under this contract is a regional market index determined monthly based on spot prices plus $0.02 per MMBtu. In 1996, Mesa sold approximately 8 Bcf of residue natural gas to the marketing company for an average of $1.95 per Mcf.

     Prior to 1993, the right of Pioneer's predecessor, Mesa, to sell natural gas produced from the West Panhandle field was based, in part, upon contractual requirements to serve customers in Amarillo, Texas, and its environs. An amendment to the PAA in 1993 removed this restriction, and Pioneer now has the right to market its production elsewhere. Pioneer believes that the right to market production outside the Amarillo area will ensure that Pioneer receives competitive terms for its West Panhandle field production. Through 1999, Pioneer's West Panhandle field production is under contract to customers as described above.

     NGL and Helium Sales. NGL production from both the Satanta and Fain plants are sold by component pursuant to a contractual arrangement with MAPCO, a major transporter and marketer of NGLs, through 2008 at the greater of MidContinent or Gulf of Mexico prices at the time of sale. Crude helium is sold to an industrial gas company under a long-term agreement that provides for annual price adjustments based on market prices.

     Significant Purchasers. Pioneer's two primary purchasers of crude oil are Mobil Oil Corporation ("Mobil") and Genesis Crude Oil, L.P. ("Genesis"), both of which purchase oil pursuant to contracts that provide for prices that are based on prevailing market prices. Approximately 13% and 10% of Pioneer's 1996 oil and gas revenues, were attributable to sales to Mobil and Genesis, respectively. During 1996, Pioneer's primary purchasers of natural gas, including natural gas liquids, were MAPCO and Western Resources, Inc, which accounted for 12% and 11%, respectively, of oil and gas revenues. Pioneer is of the opinion that the loss of any one purchaser would not have an adverse effect on its ability to sell its oil and gas production or natural gas products.

     Hedging Activities. Pioneer periodically enters into commodity derivative contracts (swaps, futures and options) in order to (i) reduce the effect of the volatility of price changes on the commodities Pioneer produces and sells, (ii) support Pioneer's annual capital budgeting and expenditure plans and (iii) lock in prices to protect the economics related to certain capital projects. Combining the results of operations of Parker & Parsley and Mesa, during the six months ended June 30, 1997, hedging activities had no impact on the average price oil and gas prices received and increased the average price received for natural gas liquids by 1% and during 1996, Pioneer's hedging activities reduced the average price received for oil and gas sales 5% and 3%, respectively, as discussed below.

     Natural Gas. Pioneer employs a policy of hedging gas production based on the index price upon which the gas is actually sold in order to mitigate the basis risk between NYMEX prices and actual index prices. The average gas prices per Mcf that Pioneer reports includes the effects of Btu content, gathering and transportation costs, gas processing and shrinkage and the net effect of the gas hedges. During the six months ended June 30, 1997, Pioneer reported and realized an average gas price of $2.79 per Mcf. Pioneer reported an average gas price of $2.25 per Mcf for the year ended December 31, 1996. Pioneer's average realized price for physical gas sales (excluding hedge results) for the same period and on the same basis was $2.32 per Mcf. The comparable average NYMEX prompt month closing for the six months ended June 30, 1997 and the year ended December 31, 1996 was $2.25 per Mcf and $2.50 per Mcf, respectively.

     Crude Oil. All material purchase contracts governing Pioneer's oil production are tied directly or indirectly to NYMEX prices. The average oil prices per Bbl that Pioneer reports includes the effects of oil quality, gathering and transportation costs and the net effect of the oil hedges. During the six months ended June 30, 1997, Pioneer reported and realized an average oil price of $21.01 per Bbl. Pioneer reported an average oil price of $20.19 per Bbl for the year ended December 31, 1996. Pioneer's average realized price for physical oil sales (excluding hedge results) for the same period and on the same basis was $21.24 per Bbl. The comparable average NYMEX prompt month closing for the six months ended June 30, 1997 and the year ended December 31, 1996 was $21.36 per Bbl and $22.03 per Bbl, respectively.

     NGL. During the six months ended June 30, 1997 Pioneer received approximately $400 thousand (or $0.13 per Bbl) relating to its natural gas liquids hedging activities.

     Future Production. At June 30, 1997, Pioneer had future production hedged as follows:

                                                                  % OF
                                                               PRODUCTION              PRICE
                       PRODUCT                          YEAR     HEDGED     UNIT       RANGE
                       -------                          ----   ----------   ----   -------------
Natural gas...........................................  1997      44%       Mcf    $  2.09-$2.21
                                                        1998      11%       Mcf    $  2.37-$2.40
                                                        1999       1%       Mcf    $        1.86
Crude Oil.............................................  1997      30%       Bbl    $18.76-$18.85
                                                        1998       6%       Bbl    $       18.70
Natural gas liquids...................................  1997      10%       Bbl    $       17.13

  Production, Price and Cost Data

     The table below sets forth combined production, price and cost data with respect to Pioneer's properties for the six months ended June 30, 1997 and years ended December 31, 1996, 1995, 1994, 1993 and 1992 giving effect to the combination of Parker & Parsley and Mesa (including the Greenhill Acquisition for the periods ended June 30, 1997 and December 31, 1996).

                                                              COMBINED
                                                                SIX
                                                               MONTHS
                                                               ENDED                COMBINED YEAR ENDED DECEMBER 31,
                                                              JUNE 30,    ----------------------------------------------------
                                                                1997        1996       1995       1994       1993       1992
                                                             ----------   --------   --------   --------   --------   --------
UNITED STATES:
Production information:
  Annual production:
    Oil (MBbls)............................................      7,747     14,311     12,523     11,814       8,287     5,716
    Gas (MMcf).............................................     77,342    164,149    154,201    157,594     120,619   114,163
    NGL (MBbls)............................................      3,236      6,460      6,571      6,911       5,050     4,840
        Total (MBOE).......................................     23,873     48,129     44,794     44,991      33,440    29,583
  Average daily production:
    Oil (Bbls).............................................     42,801     39,101     34,310     32,367      22,704    15,617
    Gas (Mcf)..............................................    427,304    448,495    422,468    431,764     330,463   311,921
    NGL (Bbls).............................................     17,878     17,650     18,003     18,934      13,836    13,224
                                                              --------    -------    -------    -------    --------   -------
        Total (BOE)........................................    131,896    131,500    122,724    123,262      91,617    80,828
  Average prices:
    Oil (per Bbl)..........................................   $  19.20    $ 20.20    $ 16.67    $ 15.22    $  16.41   $ 18.81
    Gas (per Mcf)..........................................   $   2.37    $  2.29    $  1.79    $  1.82    $   1.90   $  1.79
    NGL (Bbls).............................................   $  15.59    $ 15.10    $ 11.46    $ 10.53    $  12.16   $ 12.33
    Revenue (per BOE)......................................   $  16.03    $ 15.84    $ 12.52    $ 12.00    $  12.77   $ 12.54
  Average costs:
    Production costs (per BOE):
      Lease operating expense..............................   $   3.46    $  3.26    $  3.40    $  3.53    $   3.62   $  3.14
      Production taxes.....................................        .74        .74        .53        .57         .60       .54
      Workover.............................................        .20        .15        .14        .14         .12       .10
                                                              --------    -------    -------    -------    --------   -------
        Total..............................................   $   4.40    $  4.15    $  4.07    $  4.24    $   4.34   $  3.78
    Depletion expense (per BOE)............................   $   4.79    $  4.70    $  4.64    $  4.70    $   4.86   $  5.05

                                                              COMBINED
                                                                SIX
                                                               MONTHS
                                                               ENDED                COMBINED YEAR ENDED DECEMBER 31,
                                                              JUNE 30,    ----------------------------------------------------
                                                                1997        1996       1995       1994       1993       1992
                                                             ----------   --------   --------   --------   --------   --------
AUSTRALIA AND ARGENTINA:(a)
Production information:
  Annual production:
    Oil (MBbls)............................................         74        403      1,574        880          --        --
    Gas (MMcf).............................................         --      1,927      8,626      4,634          --        --
    NGL (MBbls)............................................         --         --         --         --          --        --
        Total (MBOE).......................................         74        724      3,012      1,652          --        --
  Average daily production:
    Oil (Bbls).............................................        409      1,101      4,312      2,411          --        --
    Gas (Mcf)..............................................         --      5,265     23,633     12,696          --        --
    NGL (Bbls).............................................         --         --         --         --          --        --
        Total (BOE)........................................        409      1,979      8,251      4,527          --        --
  Average prices:
    Oil (per Bbl)..........................................   $  20.76    $ 19.81    $ 18.78    $ 17.12    $     --   $    --
    Gas (per Mcf)..........................................   $     --    $  1.95    $  1.88    $  1.89    $     --   $    --
    NGL (Bbls).............................................   $     --    $    --    $    --    $    --    $     --   $    --
    Revenue (per BOE)......................................   $  20.76    $ 16.21    $ 15.21    $ 14.43    $     --   $    --
  Average costs:
    Production costs (per BOE):
    Lease operating expense................................   $   5.96    $  4.75    $  4.12    $  3.89    $     --   $    --
    Production taxes.......................................        .23         --         --         --          --        --
    Workover...............................................         --         --         --         --          --        --
                                                              --------    -------    -------    -------    --------   -------
        Total..............................................   $   6.19    $  4.75    $  4.12    $  3.89    $     --   $    --
    Depletion expense (per BOE)............................   $   9.59    $  5.73    $  6.74    $  6.77    $     --   $    --
TOTAL:
Production information:
  Annual production:
    Oil (MBbls)............................................      7,821     14,714     14,097     12,694       8,287     5,716
    Gas (MMcf).............................................     77,342    166,076    162,827    162,228     120,619   114,163
    NGL (MBbls)............................................      3,236      6,460      6,571      6,911       5,050     4,840
        Total (MBOE).......................................     23,947     48,853     47,806     46,643      33,440    29,583
  Average daily production:
    Oil (Bbls).............................................     43,210     40,202     38,622     34,778      22,704    15,617
    Gas (Mcf)..............................................    427,304    453,760    446,101    444,460     330,463   311,921
    NGL (Bbls).............................................     17,878     17,650     18,003     18,934      13,836    13,224
        Total (BOE)........................................    132,305    133,479    130,975    127,789      91,617    80,828
  Average prices:
    Oil (per Bbl)..........................................   $  19.21    $ 20.19    $ 16.91    $ 15.35    $  16.41   $ 18.81
    Gas (per Mcf)..........................................   $   2.37    $  2.29    $  1.80    $  1.83    $   1.90   $  1.79
    NGL (Bbls).............................................   $  15.59    $ 15.10    $ 11.46    $ 10.53    $  12.16   $ 12.33
    Revenue (per BOE)......................................   $  16.04    $ 15.85    $ 12.69    $ 12.09    $  12.77   $ 12.54
  Average costs:
    Production costs (per BOE):
      Lease operating expense..............................   $   3.47    $  3.28    $  3.44    $  3.54    $   3.62   $  3.14
      Production taxes.....................................        .73        .73        .49        .55         .60       .54
      Workover.............................................        .20        .15        .13        .13         .12       .10
                                                              --------    -------    -------    -------    --------   -------
        Total..............................................   $   4.40    $  4.16    $  4.06    $  4.22    $   4.34   $  3.78
    Depletion expense (per BOE)............................   $   4.81    $  4.72    $  4.78    $  4.77    $   4.86   $  5.05

---------------

(a) Represents production associated with Pioneer's Australian subsidiaries prior to their divestiture in 1996.

  Competition and Markets

     Competition. The oil and gas industry is highly competitive. A large number of companies and individuals engage in the exploration for and development of oil and gas properties, and there is a high degree of competition for oil and gas properties suitable for development or exploration. Acquisitions of oil and gas properties have been an important element of Pioneer's growth, and Pioneer intends to continue to acquire oil and gas properties. The principal competitive factors in the acquisition of oil and gas properties include the staff and data necessary to identify, investigate and purchase such properties and the financial resources necessary to acquire and develop them. Many of Pioneer's competitors are substantially larger and have greater financial and other resources than Pioneer.

     Markets. Pioneer's ability to produce and market oil and gas profitably depends on numerous factors beyond Pioneer's control. The effect of these factors cannot be accurately predicted or anticipated. In recent years, worldwide oil production capacity and gas production capacity in certain areas of the United States have exceeded demand, with resulting declines in the price of oil and gas. Although Pioneer cannot predict the occurrence of events that may affect oil and gas prices or the degree to which oil and gas prices will be affected, it is possible that prices for any oil or gas Pioneer produces will be lower than those currently available. Any significant decline in the price of oil or gas would adversely affect Pioneer's revenues, profitability and cash flow and could, under certain circumstances, result in a reduction in the carrying value of Pioneer's oil and gas properties.

GOVERNMENTAL REGULATION

     Oil and gas exploration and production are subject to various types of regulation by local, state and federal agencies. Pioneer's operations are also subject to state conservation laws and regulations, including provisions for the unitization or pooling of oil and gas properties, the establishment of maximum rates of production from wells and the regulation of spacing, plugging and abandonment of wells. Each state generally imposes a production or severance tax with respect to production and sale of oil and gas within their respective jurisdictions. The regulatory burden on the oil and gas industry increases Pioneer's cost of doing business and, consequently, affects its profitability.

     The Outer Continental Shelf Lands Act (the "OCSLA") requires that all pipelines operating on or across the Outer Continental Shelf (the "OCS") provide open-access, nondiscriminatory service. Although the Federal Energy Regulatory Commission ("FERC") has chosen not to impose the regulations of Order No. 509, which implements the OCSLA, on gatherers and other nonjurisdictional entities, FERC has retained the authority to exercise jurisdiction over those entities if necessary to permit nondiscriminatory access to service on the OCS. In addition, gathering lines are currently exempt from FERC's jurisdiction, regardless of whether they are on the OCS, but FERC could eliminate this exception. Commencing May 1994, FERC issued a series of orders in individual cases that delineate its current gathering policy. FERC's gathering policy was retained and clarified with regard to deep water offshore facilities in a statement of policy issued in February 1996. FERC's new gathering policy does not address its jurisdiction over pipelines operating on or across the OCS pursuant to the OCSLA. If FERC were to apply Order No. 509 to gatherers on the OCS, eliminate the exemption of gathering lines and redefine its jurisdiction over gathering lines, these acts could result in a reduction in available pipeline space for existing shippers in the Gulf of Mexico and elsewhere, such as Pioneer.

     The United States Minerals Management Service (the "MMS") is conducting an inquiry into certain natural gas contract settlement agreements from which producers, such as Pioneer, on federal oil and gas leases have received settlement proceeds that the MMS claims are royalty-bearing and into the extent to which producers, such as Pioneer, have paid appropriate royalty on those proceeds. Because of the complex nature of the calculations necessary to determine potential royalty liability, it is impossible to predict, what, if any, additional or different royalty obligation may be asserted or ultimately recoverable with respect to any of Pioneer's prior natural gas contract settlement agreements.

     Additional proposals and proceedings that might affect the oil and gas industry are considered from time to time by Congress, FERC, state regulatory bodies and the courts. Pioneer cannot predict when or if any such proposals might become effective or their effect, if any, on Pioneer's operations.

ENVIRONMENTAL AND HEALTH CONTROLS

     Pioneer's operations are subject to numerous federal, state and local laws and regulations relating to environmental and health protection. These laws and regulations may require the acquisition of a permit before drilling commences, restrict the type, quantities and concentration of various substances that can be released into the environment in connection with drilling and production activities, limit or prohibit drilling activities on certain lands lying within wilderness, wetlands and other protected areas and impose substantial liabilities for pollution resulting from oil and gas operations. These laws and regulations may also restrict air or other discharges resulting from the operation of natural gas processing plants, pipeline systems and other facilities that Pioneer owns. Although Pioneer believes that compliance with environmental laws and regulations will not have a material adverse effect on operations or earnings, risks of substantial costs and liabilities are inherent in oil and gas operations, and there can be no assurance that significant costs and liabilities, including potential criminal penalties, will not be incurred. Moreover, it is possible that other developments, such as stricter environmental laws and regulations or claims for damages to property or persons resulting from Pioneer's operations, could result in substantial costs and liabilities.

     The Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA"), also known as the "Superfund" law, imposes liability, without regard to fault or the legality of the original conduct, on certain classes of persons with respect to the release of a "hazardous substance" into the environment. These persons include the owner or operator of the disposal site or sites where the release occurred and companies that disposed or arranged for the disposal of hazardous substances released at the site. Persons who are or were responsible for releases of hazardous substances under CERCLA may be subject to joint and several liability for the costs of cleaning up the hazardous substances that have been released into the environment and for damages to natural resources, and it is not uncommon for neighboring landowners and other third parties to file claims for personal injury and property damage allegedly caused by the hazardous substances released into the environment.

     Pioneer generates wastes, including hazardous wastes, that are subject to the federal Resource Conservation and Recovery Act ("RCRA") and comparable state statutes. The U.S. Environmental Protection Agency and various state agencies have limited the approved methods of disposal for certain hazardous and nonhazardous wastes. Furthermore, certain wastes generated by Pioneer's oil and natural gas operations that are currently exempt from treatment as "hazardous wastes" may in the future be designated as "hazardous wastes," and therefore be subject to more rigorous and costly operating and disposal requirements.

     Pioneer currently owns or leases, and has in the past owned or leased, properties that for many years have been used for the exploration and production of oil and gas. Although Pioneer has used operating and disposal practices that were standard in the industry at the time, hydrocarbons or other wastes may have been disposed of or released on or under the properties owned or leased by Pioneer or on or under other locations where such wastes have been taken for disposal. In addition, some of these properties have been operated by third parties whose treatment and disposal or release of hydrocarbons or other wastes was not under Pioneer's control. These properties and the wastes disposed thereon may be subject to CERCLA, RCRA and analogous state laws. Under such laws, Pioneer could be required to remove or remediate previously disposed wastes or property contamination or to perform remedial plugging operations to prevent future contamination. For instance, until the past few years, it has been customary within the oil industry to dispose of tank bottoms in close proximity to the crude oil storage tanks in which they are accumulated. However, at least two separate federal courts have recently ruled that the sludges that accumulate at the bottom of crude oil storage tanks (commonly called "tank bottoms") may be classified as hazardous substances subject to regulation and liability under CERCLA. Consequently, wastes subject to classification as hazardous substances may have been disposed of or released on or under Pioneer's properties or on or under other properties in connection with the operation of Pioneer's properties.

     Federal regulations require certain owners or operators of facilities that store or otherwise handle oil, such as Pioneer, to prepare and implement spill prevention control plans, countermeasure plans, and facility response plans relating to the possible discharge of oil into surface waters. The Oil Pollution Prevention Act of 1990 ("OPA") amends certain provisions of the federal Water Pollution Control Act of 1972, commonly referred to as the Clean Water Act ("CWA") and other statutes as they pertain to the prevention of and response to oil spills into navigable waters. The OPA subjects owners of facilities to strict joint and several liability for all containment and cleanup costs and certain other damages arising from a spill, including, but not limited to, the costs of responding to a release of oil to surface waters. The CWA provides penalties for any discharges of petroleum products in reportable quantities and imposes substantial liability for the costs of removing a spill. State laws for the control of water pollution also provide varying civil and criminal penalties and liabilities in the case of releases of petroleum or its derivatives into surface waters or into the ground.

     OPA requires responsible parties to establish and maintain evidence of financial responsibility to cover removal costs and damages resulting from an oil spill. OPA calls for a financial responsibility increase from $35 million to $150 million to cover pollution cleanup for offshore facilities. In August 1993, MMS, which has been charged with implementing certain segments of OPA, issued its advanced notice of proposed rulemaking that would increase financial responsibility requirements for offshore lessees and permittees to $150 million as required by OPA. Due to the OPA's broad definition of "offshore facility," Pioneer could become subject to the financial responsibility rule if it is proposed and adopted; to date, however, the MMS has not formally proposed the financial responsibility regulations. On May 9, 1995, the U.S. House of Representatives passed a bill that would lower the financial responsibility requirements applicable to offshore facilities to $35 million (the current requirement under the federal Outer Continental Shelf Lands Act). The bill allows the limit to be increased to $150 million if a formal risk assessment indicates the increase to be warranted. It would also define "offshore facility" to include only coastal oil and gas properties. A U.S. Senate bill that would also lower the financial responsibility requirements for offshore facilities was passed in late 1995. The Senate bill would reduce the scope of "offshore facilities" subject to this financial assurance requirement to those facilities seaward of the U.S. coastline that are engaged in drilling for, producing or processing oil or that have the capacity to transport, store, transfer, or handle more than 1,000 barrels of oil at a time. Currently, the House and Senate bills are being reconciled in Conference Committee. The Clinton Administration has indicated support for these changes to the OPA financial responsibility requirements. Pioneer cannot predict the final form of the financial responsibility requirements that will be ultimately established, but any role that requires Pioneer to establish evidence of financial responsibility in the amount of $150 million has the potential to have a material adverse effect on Company operations and earnings. Pioneer does not believe that the rule to be proposed by the MMS will be any more burdensome to it than it will be to other similarly situated oil and gas companies.

     Under current federal regulations concerning offshore operations, the MMS is authorized to require lessees to post supplemental bonds to cover their potential leasehold abandonment costs. By letter dated November 9, 1995, Pioneer's predecessor was advised by the MMS that it does not qualify for a waiver from supplemental bond requirements and that Pioneer may be required to post supplemental bonds covering its potential obligations with respect to offshore operations. Pioneer's predecessor executed a guaranty of abandonment liability (area wide) with the MMS on April 26, 1996, in satisfaction of these obligations.

     In 1993 a number of companies in New Mexico, including Pioneer's predecessor, were named in a preliminary information request from the Environmental Protection Agency (the "EPA") as persons who may be potentially responsible for costs incurred in connection with the Lee Acres Landfill site. Although Pioneer did not directly dispose of any materials at the site, it may have contracted to transport materials from its operations with certain trucking companies also named in the information request. To the extent any materials produced by Pioneer may have been transported to the site, Pioneer believes that such materials were rainwater and/or water produced from natural gas wells, which Pioneer believes are exempt or excluded from the definitions of "hazardous waste" or "hazardous substance" under applicable Federal environmental laws, although the EPA may assert a contrary position. Since submitting its response to the information request in April 1994, Pioneer has not received any additional inquiries or information from the EPA concerning the site, including whether Pioneer is, in fact, asserted to be a responsible party for the site or what potential liability, if any, Pioneer may face in connection with this matter.

     Many states in which Pioneer operates have recently begun to regulate naturally occurring radioactive materials ("NORM") and NORM wastes that are generated in connection with oil and gas exploration and production activities. NORM wastes typically consist of very low-level radioactive substances that become concentrated in pipe scale and in production equipment. State regulations may require the testing of pipes and production equipment for the presence of NORM, the licensing of NORM-contaminated facilities and the careful handling and disposal of NORM wastes. Pioneer believes that the growing regulation of NORM will have a minimal effect on Pioneer's operations because Pioneer generates only a very small quantity of NORM on an annual basis.

     Pioneer does not believe that its environmental risks are materially different from those of comparable companies in the oil and gas industry. Nevertheless, no assurance can be given that environmental laws will not, in the future, result in a curtailment of production or processing or a material increase in the costs of production, development, exploration or processing or otherwise adversely affect Pioneer's operations and financial condition.

     Pioneer employs an environmental specialist charged with monitoring regulatory compliance. Historically, Pioneer has performed an environmental review as part of the due diligence work on potential acquisitions, including acquisitions of oil and gas properties. Pioneer is not aware of any material environmental legal proceedings pending against it or any significant environmental liabilities to which it may be subject.

EMPLOYEES

     At August 31, 1997, Pioneer had 1,104 employees.

LITIGATION

     Pioneer is a party to various legal proceedings incidental to its business, including, but not limited to, the proceedings described below, involving claims in oil and gas leases or interests, other claims for damages in amounts not in excess of 10% of its current assets and other matters, none of which Pioneer believes to be material.

     Masterson. In February 1992 the current lessors of an oil and gas lease (the "Gas Lease") dated April 30, 1955, between R. B. Masterson, et al., as lessor, and CIG, as lessee, sued CIG in Federal District Court in Amarillo, Texas, claiming that CIG had underpaid royalties due under the Gas Lease. Under the agreements with CIG, Pioneer, as successor to Mesa, has an entitlement to gas produced from the Gas Lease. In August 1992 CIG filed a third-party complaint against Pioneer for any such royalty underpayments which may be allocable to Pioneer. The plaintiffs alleged that the underpayment was the result of CIG's use of an improper gas sales price upon which to calculate royalties and that the proper price should have been determined pursuant to a "favored-nations" clause in a July 1, 1967, amendment to the Gas Lease (the "Gas Lease Amendment"). The plaintiffs also sought a declaration by the court as to the proper price to be used for calculating future royalties.

     The plaintiffs alleged royalty underpayments of approximately $500 million (including interest at 10%) covering the period from July 1, 1967, to the present. In March 1995 the court made certain pretrial rulings that eliminated approximately $400 million of the plaintiffs' claims (which related to periods prior to October 1, 1989), but which also reduced a number of Pioneer's defenses. Pioneer and CIG filed stipulations with the court whereby Pioneer would have been liable for between 50% and 60%, depending on the time period covered, of an adverse judgment against CIG for post-February 1988 underpayments of royalties.

     On March 22, 1995, a jury trial began and on May 4, 1995, the jury returned its verdict. Among its findings, the jury determined that CIG had underpaid royalties for the period after September 30, 1989, in the amount of approximately $140,000. Although the plaintiffs argued that the "favored-nations" clause entitled them to be paid for all of their gas at the highest price voluntarily paid by CIG to any other lessor, the jury determined that the plaintiffs were estopped from claiming that the "favored-nations" clause provides for other than a pricing-scheme to pricing-scheme comparison. In light of this determination, and the plaintiffs' stipulation that a pricing-scheme to pricing-scheme comparison would not result in any "trigger prices" or damages, the defendants asked the court for a judgment that the plaintiffs take nothing. The court, on June 7, 1995, entered final judgment that the plaintiffs recover no monetary damages. The plaintiffs have filed a motion for new trial on which the court has not yet ruled. Pioneer cannot predict whether the court will grant such motion or, if it does not, whether the plaintiffs will appeal the court's final judgment.

     On June 7, 1996, the plaintiffs filed a separate suit against CIG and Pioneer in state court in Amarillo, Texas, similarly claiming underpayment of royalties under the "favored-nations" clause, but based upon the above-described pricing-scheme to pricing-scheme comparison on a well-by-well monthly basis. The plaintiffs also claim underpayment of royalties since June 7, 1995 under the "favored-nations" clause based upon either the pricing-scheme to pricing-scheme method or their previously alleged higher price method. Pioneer believes it has several defenses to this action and intends to contest it vigorously. Pioneer has not yet determined the amount of damages, if any, that would be payable if such action were determined adversely to Pioneer.

     The federal court in the above-referenced first suit issued an order on July 29, 1996 which stayed the state suit pending a decision by the court on the plaintiff's motion for new trial.

     Based on the jury verdict and final judgment, Pioneer does not expect the ultimate resolution of either of these lawsuits to have a material adverse effect on its financial position or results of operations.

     Shareholder Litigation. On July 3, 1995, Robert Strougo filed a class action and derivative action in the District Court of Dallas County, Texas, 160th Judicial District, against T. Boone Pickens, Paul W. Cain, John L. Cox, John S. Herrington, Wales H. Madden, Jr., Fayez S. Sarofim, Robert L. Stillwell, and J. R. Walsh, Jr., each of whom is a present or former director of Pioneer or its predecessor. The class action is purportedly brought on behalf of a class of Pioneer shareholders and alleges, inter alia, that the Board of Directors of Pioneer (the "Board") infringed upon the suffrage rights of the class and impaired the ability of the class to receive tender offers by adoptions of the shareholder rights plan. The lawsuit is also brought derivatively on behalf of Pioneer and alleges, inter alia, that the Board breached fiduciary duties to Pioneer by adopting the shareholder rights plan and by failing to consider the sale of Pioneer. The lawsuit seeks unspecified damages, attorneys' fees, and injunctive and other relief. Two other lawsuits filed by Herman Krangel, Lilian Krangel, Jacquelyn A. Cady, and William A. Montagne, Jr., in the District Court of Dallas County have been consolidated into this lawsuit. A third lawsuit filed by Deborah M. Eigen and Adele Brody as a derivative lawsuit in the U.S. District Court for the Northern District of Texas, Dallas Division, intervened in this lawsuit. On February 5, 1996, the Court denied Defendants' Motion to Dismiss. A trial date has been set for September 15, 1997. The case has been stayed pending a Special Litigation Committee investigation by Pioneer to decide whether the case should be dismissed.

     Kansas Ad Valorem Tax. The Natural Gas Policy Act of 1978 allows a "severance, production or similar" tax to be included as an add-on, over and above the maximum lawful price for natural gas. Based on the FERC ruling that the Kansas ad valorem tax was such a tax, Mesa collected the Kansas ad valorem tax in addition to the otherwise maximum lawful price. FERC's ruling was appealed to the United States Court of Appeals for the District of Columbia, which held in June 1988 that FERC failed to provide a reasoned basis for its findings and remanded the case to FERC for further consideration.

     On December 1, 1993, the FERC issued an order reversing its prior ruling, but limiting the effect of its decision to Kansas ad valorem taxes for sales made on or after June 28, 1988. The FERC clarified the effective date of its decision by an order dated May 18, 1994. The order clarified that the effective date applies to tax bills rendered after June 28, 1988, not sales made on or after that date. Numerous parties filed appeals of the FERC's action in the D.C. Circuit. Various natural gas producers challenged the FERC's orders on two grounds: (1) that the Kansas ad valorem tax, properly understood, does qualify for reimbursement under the NGPA; and (2) the FERC's ruling should, in any event, have been applied prospectively. Other parties challenged the FERC's orders on the grounds that the FERC's ruling should have been applied retroactively to December 1, 1978, the date of the enactment of the NGPA and producers should have been required to pay refunds accordingly.

     The D.C. Circuit issued its decision on August 2, 1996, which holds that producers must make refunds of all Kansas ad valorem taxes collected with respect to production since October 4, 1983 as opposed to June 28, 1988. Petitions for rehearing were denied November 6, 1996. Various natural gas producers subsequently filed a petition for writ of certiori with the United States Supreme Court seeking to limit the scope of the potential refunds to tax bills rendered on or after June 28, 1988 (the effective date originally selected by the FERC). Williams Natural Gas Company filed a cross-petition for certiori seeking to impose refund liability back to December 1, 1978. Both petitions were denied on May 12, 1997.

     Mesa filed a petition for adjustment with the FERC on June 24, 1997. Mesa is unable at this time to predict the final outcome of this matter or the amount, if any, that will ultimately be refunded. No provision for liability has been made to the accompanying financial statements. Mesa is seeking waiver or set-off with respect to that portion of the refund associated with (i) non-recoupable royalties, (ii) non-recoupable Kansas property taxes based, in part, upon the higher prices collected, and (iii) interest for all periods.

TRANSFER AGENT

     The transfer agent and registrar for the Pioneer Common Stock is Continental Stock Transfer & Trust Company.

                              BUSINESS OF CHAUVCO

GENERAL

     Chauvco was incorporated under the laws of the Province of Alberta on January 16, 1981 and continued under the ABCA on November 20, 1984. Chauvco is registered to carry on business in the provinces of Alberta, Saskatchewan, British Columbia and Manitoba in Canada. Chauvco also carries on business in Argentina in the provinces of Tierra del Fuego, Neuquen, Rio Negro, and Santa Cruz. During 1996, Chauvco began development operations in Gabon, in central west Africa.

     Chauvco has historically grown both through its own exploration and development activities and through acquisitions. Chauvco has and will continue to examine and, if considered desirable, pursue available acquisition, exploration or development opportunities in Canada and elsewhere in the world.

     Chauvco's principal executive offices are located at 2900, 255 - 5th Avenue S.W., Calgary, Alberta, Canada T2P 3G6 and its telephone number is (403) 231-3100.

     Chauvco's activities are concentrated on the acquisition, exploration, development and production of petroleum and natural gas reserves in Canada in the provinces of Alberta and British Columbia and in Argentina in the provinces of Tierra del Fuego and Neuquen. In 1996, Chauvco began development operations in Gabon in central west Africa.

     Until 1992, all of Chauvco's petroleum and natural gas reserves and related production revenues were based in Canada. Chauvco maintains a reserve base and an inventory of undeveloped petroleum and natural gas rights throughout western Canada. Chauvco's primary focus has been on internally generating oil and gas prospects in the western Canadian sedimentary basin which provide satisfactory rates of return. In such prospects, Chauvco strives to obtain operatorship and maintain a high working interest ownership position. In December, 1996 Chauvco added to its Canadian reserve base by successfully negotiating the acquisition of Tidal Resources Inc. ("Tidal"). The transaction, which closed on January 3, 1997, added production of 10 million cubic feet per day of natural gas and 1,500 barrels per day of oil. The C$55 million acquisition was financed with existing bank credit facilities.

     Chauvco began international operations in 1992 through acquisition of various interests in exploration, exploitation and production lands in Argentina. Chauvco continues to have an active development and exploratory drilling program in Argentina.

     In 1996 Chauvco began operations in Gabon, central west Africa, under two separate contracts. In July 1996, Chauvco negotiated a production sharing contract ("PSC") for the Remboue Permit. Chauvco is aggressively pursuing the start up of its operations on this prospect and began producing operations from the field in the August 1997. Chauvco also entered into a farm in agreement on the Mondah Bay Block, also in Gabon, where an offshore exploration well was drilled earlier in 1997.

MANAGEMENT OF CHAUVCO

     The name, municipality of residence and principal occupation of each of the directors and officers of Chauvco and the number of Chauvco Common Shares beneficially owned, directly or indirectly, or over which control or direction is exercised by each as of August 31, 1997 are set forth in the following table:

  Directors

                                                                                            CHAUVCO
                                                                                             COMMON
                                                                                             SHARES
                                                                                          BENEFICIALLY
NAME AND                                                                                     OWNED
MUNICIPALITY                                                                              DIRECTLY OR
OF RESIDENCE                   DIRECTOR SINCE             PRINCIPAL OCCUPATION             INDIRECTLY
----------------------------  ----------------   ---------------------------------------  ------------
James R. Baroffio(2)(4)         April 25, 1996   Corporate Director                            1,800
  Moraga, California
Albert D. Cohen(5)               March 3, 1988   Chairman & Chief Executive Officer,          68,750
  Winnipeg, Manitoba                             Gendis Inc. (retail merchandising)
Bernard F. Isautier(4)          April 25, 1996   Corporate Director                              Nil
  Papeete, French Polynesia
G. Allan MacKenzie(3)           April 28, 1994   President & Chief Operating Officer,          1,000
  Winnipeg, Manitoba                             Gendis Inc. (retail merchandising)
Patrick J. Matthews(1)(4)        March 3, 1988   Vice President, Finance, Gendis Inc.          1,000
  Winnipeg, Manitoba                             (retail merchandising)
John R. McCaig(3)(6)            August 9, 1989   Chairman, Trimac Corporation                  4,002
  Calgary, Alberta                               (transportation and oilfield services)
Stephen W.C. Mulherin(1)(4)     April 28, 1994   Partner                                         Nil
  Calgary, Alberta                               Polar Capital Corporation (investment
                                                 management)
W. Glen Russell                 April 25, 1996   President & Chief Operating Officer of        7,000
  Calgary, Alberta                               Chauvco
Guy J. Turcotte               January 19, 1981   Chairman and Chief Executive Officer      1,212,972
  Calgary, Alberta                               of Chauvco
Antonie Vanden                   March 3, 1988   President                                       Nil
  Brink(1)(2)(4)                                 Tokay Resources Ltd.
  Calgary, Alberta                               (natural resource company)
Francis G. Vetsch(2)(3)          March 3, 1988   President                                    30,000
  Calgary, Alberta                               Quantex Resources Ltd.
                                                 (natural resource company)

---------------

(1) Member of the Audit Committee
(2) Member of the Compensation Committee
(3) Member of the Corporate Governance & Nominating Committee
(4) Member of the Strategic Issues Committee
(5) Mr. Albert D. Cohen has an 18.8% interest in Gendis Inc.
(6) Mr. John R. McCaig exercises joint control over a 14.0% interest in Trimac Corporation

  Management

                                                                                        CHAUVCO
                                                                                     COMMON SHARES
                                                                                     BENEFICIALLY
                                                                                         OWNED
NAME AND MUNICIPALITY                                                                 DIRECTLY OR
OF RESIDENCE                                       PRINCIPAL OCCUPATION               INDIRECTLY
----------------------------------------  ---------------------------------------  -----------------
Guy J. Turcotte                           Chairman and Chief Executive Officer         1,212,972
  Calgary, Alberta                        of Chauvco
W. Glen Russell                           President & Chief Operating Officer of           7,000
  Calgary, Alberta                        Chauvco
James K. Wilson                           Senior Vice President, Finance &                 2,300
  Calgary, Alberta                        Administration and Chief Financial
                                          Officer of Chauvco
M. Simon Hatfield                         Vice President, International                      Nil
  Calgary, Alberta                        Exploration of Chauvco
Dennis L. Robertson                       Vice President, Acquisitions &                  17,000
  Calgary, Alberta                        Evaluations of Chauvco
Stephen H. White                          Vice President, Business Development of         21,000
  Calgary, Alberta                        Chauvco
Glen C. Schmidt                           Vice President, Canada of Chauvco                  Nil
  Calgary, Alberta
Martin A. Lambert                         Partner, Bennett Jones Verchere                    Nil
  Calgary, Alberta                        (barristers and solicitors) and
                                          Secretary of Chauvco

     Each of the above listed individuals has been engaged in the principal occupation or in other capacities with the same firm or organization for the last five years except for Mr. Baroffio who prior to November 1, 1994 was President of Chevron Canada Resources; Mr. Isautier who prior to January 1, 1996, was President and C.E.O. of Canadian Occidental Petroleum Ltd.; Mr. Mulherin who prior to February 1997 was Vice President of Trimac Limited; Mr. Russell who prior to February 15, 1995 was Senior Vice President and Chief Operating Officer; Gulf Canada Resources Limited; Mr. Vetsch who prior to January 1, 1993 was Chairman of the Board, Chauvco; and Mr. Hatfield who prior to December 12, 1994 was Manager, Geology and Geophysics, Frontiers and International, PetroCanada Inc.

     Pursuant to the Combination Agreement, two of the directors of Chauvco will become directors of Pioneer. Dr. J. R. Baroffio will be appointed as a director of Pioneer at the Effective Time, and Mr. G. J. Turcotte will be nominated for election as a director at Pioneer's 1998 annual meeting. Further information with respect to these individuals is provided below.

     DR. J.R. BAROFFIO joined Standard Oil Company of California (which changed its name to Chevron Corporation) as a Development Geologist in 1958. In 1964 he received his doctorate in geology and engineering from the University of Illinois while on a three year educational leave of absence from Chevron. He rejoined Chevron and has held numerous technical and managerial positions in Texas, Louisiana, California, Colorado and Alberta, Canada since then, including Regional Vice President Northern Region, Denver from 1986-88, Vice President of Exploration, Chevron U.S.A. from 1988 to 1989 and finally, President of Chevron Canada Resources, Calgary, Alberta from 1989 until his retirement in 1995. He has served on various Boards and Committees both within and outside the oil and gas industry, including, member of the Rocky Mountain Oil and Gas Association ("RMOGA"), member of RMOGA's Operating and Executive Committees, President elect of the Colorado Petroleum Association and past President of the World Affairs Council of Orange County, California.

     GUY J. TURCOTTE founded Chauvco in January, 1981 and was appointed Chairman of the Board and Chief Executive Officer on January 1, 1993. From 1984 to 1988, and from 1989 to 1994, Mr. Turcotte served on the board of the Canadian Association of Petroleum Producers (CAPP) (formerly
IPAC). He has also served on various Boards in the industry and is currently on the Board of Directors of Gendis Inc., Trans-Dominion Energy Corporation, Alliance Pipeline Ltd., and is a member of the Young Presidents' Organization. Mr. Turcotte received the Independent Petroleum Association of Canada Chairman's Award in 1990 and the Wall Street Transcript Gold Award for the outstanding Chief Executive Officer of Canadian Junior Oil Producers in 1990. In 1991, he received the same award in the Canadian Intermediate Oil Producer category and the Pinnacle Award honoring Entrepreneurship in Alberta.

     As of August 31, 1997, all the directors and officers of Chauvco as a group beneficially owned or controlled, directly or indirectly, 1,366,824 common shares representing 2.8% of the issued and outstanding Chauvco Common Shares.

EXECUTIVE COMPENSATION

     The following table sets forth certain information regarding the compensation of Chauvco's Chief Executive Officer ("C.E.O.") and each of Chauvco's four other most highly compensated executive officers (collectively, the "Named Executive Officers") measured by base salary during the fiscal year ended December 31, 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                                LONG TERM
                                                         ANNUAL COMPENSATION                   COMPENSATION
                                                   --------------------------------    ----------------------------
                                                                          OTHER
                                                                          ANNUAL        SECURITIES      ALL OTHER
                 NAME AND                          SALARY     BONUS    COMPENSATION    UNDER OPTIONS   COMPENSATION
            PRINCIPAL POSITION              YEAR   (C$)(1)   (C$)(2)     (C$)(3)        GRANTED(#)       (C$)(4)
            ------------------              ----   -------   -------   ------------    -------------   ------------
Guy J. Turcotte...........................  1996   275,040        --       7,708           70,000         14,532
Chairman & C.E.O.                           1995   273,787        --       7,708               --         14,469
                                            1994   258,750        --       7,636          100,000         13,636
W. Glen Russell(5)........................  1996   210,000        --       7,780               --          7,601
President & C.O.O.                          1995    52,500        --       1,695          125,000          1,712
Guimar Vaca Coca..........................  1996   156,996        --     152,572           30,000             --
General Manager, Latin American             1995   228,162        --     186,593               --             --
                                            1994   147,517        --     188,953           53,800         45,075
James K. Wilson...........................  1996   150,900        --       7,708           31,050          8,272
Senior Vice-President, Finance              1995   143,959        --       7,708               --          7,859
and Administration & C.F.O.                 1994   124,619        --       7,636           37,300          6,795
M. Simon Hatfield(6)......................  1996   139,950        --       7,780           28,650          6,125
Vice-President,                             1995   135,000        --       7,708               --          4,509
International Exploration                   1994     7,000        --         553           25,000            370

---------------

(1) Salary reviews are performed February 1st of each year, therefore salary reported represents 1 month at the rate in effect from January 1 to January 31 and 11 months at the rate in effect from February 1 to December 31. For Mr. Vaca Coca the amount reported in 1995 includes a retroactive increase paid during the year 1995, effective for the year 1994.

(2) No bonuses were paid to Named Executive Officers during the years reported.

(3) The amounts in this column include car allowance, club memberships and parking. For Mr. Vaca Coca, the amount includes income taxes and social security taxes paid to Argentine tax authorities (C$94,833 in 1996, C$106,626 in 1995 and C$104,064 in 1994), cost of living allowance (C$43,737 in 1996, C$59,782 in 1995 and C$61,662 in 1994), house expenses (C$11,075 in
    1996, C$17,302 in 1995 and C$17,402 in 1994) and car expenses (C$2,927 in
    1996, C$2,883 in 1995 and C$5,826 in 1994).

(4) The amounts in this column, except the amounts relating to Mr. Vaca Coca, include Chauvco's contributions under the group employee registered retirement savings plan and in respect of term life insurance premiums. Named Executive Officers participate on the same basis as all other employees. For Mr. Vaca Coca, the amount represents Director's fees paid by Chauvco's Argentine subsidiaries during 1994.

(5) Mr. Russell joined Chauvco on October 2, 1995. The salary paid to Mr. Russell in 1995 covers the period from October 2, 1995 to December 31, 1995.

(6) Mr. Hatfield joined Chauvco on December 12, 1994. The salary paid to Mr. Hatfield in 1994 covers the period from December 12, 1994 to December 31, 1994.

EMPLOYEE STOCK OPTION PLAN

     In order to provide a long-term incentive for officers and employees of Chauvco, on March 3, 1988, the Chauvco Board adopted an employee stock option plan. On November 10, 1995, the Board of Directors adopted an updated and revised stock option plan (the "Employee Stock Option Plan") which complies with the revised guidelines of the TSE. The Employee Stock Option Plan generally provides that the Board of Directors may from time to time in its discretion grant to officers or employees of Chauvco the right to purchase Chauvco Common Shares. The exercise price per Chauvco Common Share is equal to the closing market price of the common shares on the date immediately preceding the date of grant.

     Unless otherwise approved by the Chauvco Board, options vest over a five year period with the first 20% of the award becoming exercisable after one year, the second 20% after two years, the third 20% after three years, the fourth 20% after four years, and the final 20% after five years.

     The following table sets forth certain information relating to the stock options granted to the C.E.O. and to each of the Named Executive Officers pursuant to the terms of Chauvco's Employee Stock Option Plan during the year ended December 31, 1996.

             OPTION GRANTS DURING THE YEAR ENDED DECEMBER 31, 1996

                                                                       MARKET VALUE
                                                                        OF SHARES
                                          % OF TOTAL                    UNDERLYING
                                           OPTIONS                      OPTIONS AT
                         SECURITIES       GRANTED TO      EXERCISE       DATE OF
                        UNDER OPTIONS    EMPLOYEES IN      PRICE          GRANT
         NAME            GRANTED(#)          1996        (C$/SHARE)     (C$/SHARE)      EXPIRATION DATE
         ----           -------------    ------------    ----------    ------------     ---------------
Guy J. Turcotte.......   70,000            7.6             $12.25         $12.25       February 14, 2004
W. Glen Russell.......     nil             n/a             n/a            n/a                 n/a
Guimar Vaca Coca......   30,000            3.3             $12.25         $12.25       February 14, 2004
James K. Wilson.......   31,050            3.4             $12.25         $12.25       February 14, 2004
M. Simon Hatfield.....   28,650            3.1             $12.25         $12.25       February 14, 2004

     The following table indicates that no stock options were exercised by the C.E.O. or any of the Named Executive Officers during the year ended December 31, 1996. The table details as at December 31, 1996 the number of vested and unvested options that were unexercised and the value of such options where they were in the money.

      AGGREGATED OPTION EXERCISES DURING THE YEAR ENDED DECEMBER 31, 1996
                      AND FINANCIAL YEAR-END OPTION VALUES

                            SECURITIES    AGGREGATE                                VALUE OF UNEXERCISED
                            ACQUIRED ON     VALUE                                  IN-THE-MONEY OPTIONS
                             EXERCISE     REALIZED     UNEXERCISED OPTIONS AT      AT DECEMBER 31, 1996
                                (#)          ($)        DECEMBER 31, 1996(#)             (C$)(1)
                            -----------   ---------    -----------------------    ----------------------
           NAME                                         VESTED     NON-VESTED      VESTED     NON-VESTED
           ----                                        --------    -----------    --------    ----------
Guy J. Turcotte...........      nil            --       340,000      210,000      $873,000     $129,500
W. Glen Russell...........      nil            --        25,000      100,000      $ 65,000     $260,000
Guimar Vaca Coca..........      nil            --        45,520       78,280           nil     $ 55,500
James K. Wilson...........      nil            --        14,920       53,540           nil     $ 57,443
M. Simon Hatfield.........      nil            --        10,000       43,650           nil          nil

---------------

(1) Based on December 31, 1996 close on the TSE of $14.10 per share.

LONG TERM INCENTIVE PLANS

     Chauvco has a group registered retirement savings plan ("Group RRSP"), established in 1990, for full-time employees. Under the Group RRSP, Chauvco matches the employee contribution as to 3% in year one, 4% in year two, and 5% in year three and each year thereafter based on the employee's annual base earnings.

Each employee may select from a variety of investment options for his or her funds. Employees may make additional voluntary contributions by payroll deduction or periodic lump sums up to the maximum limits allowed under the Canadian Tax Act. All contributions to the Group RRSP are full vested when made and the employee contributions may be withdrawn by the employee at any time, subject to payment of applicable taxes, or transferred annually to a personal registered retirement savings plan.

     Other than the Group RRSP and Employees Stock Option Plan, details of which are provided above, Chauvco does not have any plans which provide compensation intended to serve as incentive for performance to occur over a period longer than one year.

COMPOSITION OF THE COMPENSATION COMMITTEE

     The Compensation Committee is composed of three unrelated directors of Chauvco. Messrs. Vanden Brink, Baroffio and Vetsch served as the members of the Committee during the fiscal year ended December 31, 1996, with Mr. Vanden Brink acting as Chairman. From March 3, 1988 to January 1, 1993, Mr. Vetsch was Chairman of the Chauvco Board.

REPORT ON EXECUTIVE COMPENSATION

  COMPONENTS OF COMPENSATION

     Chauvco's compensation policy is composed of base salary and benefits and the award of stock options.

     The Compensation Committee's role is to approve the overall compensation paid by Chauvco to its employees, based on industry medians from surveys conducted by independent consulting firms and taking into consideration a number of factors including the education and experience of the individual, the individual's performance and the financial performance of Chauvco. The Compensation Committee makes specific recommendations to the Chauvco Board on compensation with respect to Named Executive Officers and other senior officers. The policies of the Compensation Committee are designed to recognize and reward individual performance as well as provide a competitive industry level of compensation. Salaries for all employees are reviewed annually following performance reviews and adjusted on February 1st of each year.

     Share participation through the Employee Stock Option Plan is used as a reward for annual performance and an incentive for future performance. The Compensation Committee determines the number of stock options to be granted to employees and makes recommendations to the Chauvco Board regarding the number of stock options to be granted to senior officers. The Compensation Committee reviews the total number of stock options issued in the past to determine grant sizes, and applies the internal limits set by the Compensation Committee.

  COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The policy of the Compensation Committee with respect to the compensation for the C.E.O. is to set the C.E.O.'s base salary at approximately the median for public companies of comparable size and complexity, using competitive data from industry surveys to help determine the level of compensation. The C.E.O.'s salary is also based on Chauvco's overall success.

DIRECTORS' COMPENSATION

     During 1996, directors who were not full time employees of Chauvco were paid an annual fee of C$10,000, a fee of C$750 for each directors' meeting and committee meeting attended in person and a fee of C$375 for each directors' meeting and committee meeting attended by telephone. The person who served as Chairman of each of the committees received a fee of C$1,000 for each committee meeting attended in person or by telephone. Total remuneration to directors for the year was C$188,375.

CAPITALIZATION

     The following table sets forth the capitalization of Chauvco as at certain dates:

                                                               OUTSTANDING AS AT
                                                    ---------------------------------------
          DESCRIPTION               AUTHORIZED        JUNE 30, 1997       AUGUST 31, 1997
-------------------------------  ----------------   ------------------   ------------------
Operating line of credit.......     C$ 20,000,000                  Nil        C$  5,509,000
Commercial paper...............     C$100,000,000        C$ 97,000,000        C$100,000,000
Term bank loan.................     C$220,000,000        C$108,346,000        C$120,000,000
5.87% Senior notes payable.....  U.S.$ 60,000,000        C$ 80,580,000        C$ 80,580,000
                                                     (U.S.$ 60,000,000)   (U.S.$ 60,000,000)
Common shares..................         unlimited        C$216,660,000        C$217,080,000
                                                    (48,435,262 shares)  (48,463,892 shares)

NOTES:

(1) As of June 30, 1997, the balance of retained earnings was C$201,246,000.

(2) Outstanding stock options granted to employees as of June 30, 1997 were for 2,943,815 Chauvco Common Shares.

PRINCIPAL HOLDERS

     On August 31, 1997, Chauvco had outstanding 48,463,892 Chauvco Common Shares. To the knowledge of the management of Chauvco, the only persons or companies beneficially owning, directly or indirectly, or exercising control or direction over, more than 10% of the issued and outstanding Chauvco Common Shares as at August 31, 1997 were 3106829 Canada Inc., a wholly-owned subsidiary of Gendis Inc., who of record and beneficially owns 14,688,610 Chauvco Common Shares representing approximately 30.3% of all issued and outstanding Chauvco Common Shares, and Trimac Corporation who of record and beneficially owns 6,873,392 Chauvco Common Shares representing approximately 14.2% of all issued and outstanding Chauvco Common Shares.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF CHAUVCO

     The following table sets forth selected historical consolidated financial information for Chauvco for the six months ended June 30, 1997 and 1996 and for each of the five fiscal years in the period ended December 31, 1996. The unaudited consolidated financial data as of and for the periods ended June 30, 1997 and 1996 have been prepared on a basis consistent with the audited Consolidated Financial Statements and, in the opinion of management, includes all adjustments, consisting of normal recurring accrual adjustments, which are necessary for a fair presentation of the results for the interim periods. This data should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations of Chauvco and the Consolidated Financial Statements of Chauvco and the related notes thereto included elsewhere herein. See Note 11 to the Consolidated Financial Statements for a reconciliation of Canadian generally accepted accounting principles ("GAAP") in Canadian dollars to United States (U.S.) GAAP in Canadian dollars.

                          SIX MONTHS ENDED
                              JUNE 30,                          YEARS ENDED DECEMBER 31,
                        ---------------------   ---------------------------------------------------------
                          1997        1996        1996        1995        1995        1993        1992
                        ---------   ---------   ---------   ---------   ---------   ---------   ---------
                                            (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
STATEMENT OF EARNINGS
  DATA:
Canadian GAAP
Revenue...............  C$102,526   C$ 86,739   C$178,543   C$170,314   C$164,381   C$136,794   C$121,906
Net income............     19,178      16,979      34,131      25,425      29,052      28,220      22,726
Net income per
  share...............       0.40        0.35        0.71        0.54        0.65        0.64        0.53
U.S. GAAP
Revenue...............    102,526      86,739     178,543     170,314     164,381          (a)         (a)
Net income............     21,280      19,259      41,276      33,337      24,562          (a)         (a)
Net income per
  share...............       0.44        0.40        0.85        0.71        0.55          (a)         (a)

                           AS OF
                         JUNE 30,                          AS OF DECEMBER 31,
                         ---------   --------------------------------------------------------------
                           1997        1996        1995        1994        1993           1992
                         ---------   ---------   ---------   ---------   ---------   --------------
                                                       (IN THOUSANDS)
STATEMENT OF FINANCIAL
  POSITION DATA:
Canadian GAAP
Working capital
  (deficiency).........  C$ (3,912)  C$ (7,441)  C$  7,477   C$   (749)  C$(11,872)    C$    631
Total assets...........    830,493     637,436     590,490     564,652     384,603       332,052
Long-term debt.........    285,926     127,207     139,087     180,715      51,405        50,303
Shareholders' equity...    417,906     397,751     362,892     281,442     250,277       219,958
U.S. GAAP
Working capital........     (3,912)     (7,441)      7,477          (a)         (a)           (a)
Total assets...........    782,264     585,453     526,601          (a)         (a)           (a)
Long-term debt.........    285,926     127,207     139,087          (a)         (a)           (a)
Shareholders' equity...    391,375     369,118     327,114          (a)         (a)           (a)

---------------

(a) U.S. GAAP information for these periods is not available.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF CHAUVCO

     Certain amounts that follow are based on assumptions regarding future events. Actual results will vary from the estimated results, and the variation may be significant.

  Six Months Ended June 30, 1997 Compared With Six Months Ended June 30, 1996

                                                                1997                   1996
                                                              --------               --------
                                                              (THOUSANDS OF CANADIAN DOLLARS,
                                                               EXCEPT PER SHARE AND PER UNIT
                                                                         AMOUNTS)
Net earnings................................................    19,178                 16,979
  per share.................................................      0.40                   0.35
Cash flow from operations...................................    59,518                 48,448
  per share.................................................      1.23                   1.00
Capital expenditures........................................   199,169                 46,205
Long term debt..............................................   285,926                144,816
Shareholders' equity........................................   417,906                380,008
Petroleum and natural gas sales.............................   123,576                104,017
Average prices (excluding hedging)
  Oil ($/Bbl)...............................................     24.64                  23.36
  Gas ($/Mcf)...............................................      1.77                   1.41
Common shares outstanding at period end.....................    48,435                 48,293
Weighted average shares outstanding.........................    48,397                 48,284

     In April 1997, Chauvco purchased an additional 50% working interest in the Chinchaga, Alberta property for C$28 million. Chauvco has also acquired over 15 thousand additional acres to expand its exploratory land base in the Chinchaga area. Together, the acquisitions of Tidal and the additional acquired interest in Chinchaga have doubled Chauvco's Canadian gas reserves to approximately 360 billion cubic feet. Chauvco expects to participate in drilling approximately 15 development and exploration wells in each of the next three or four years at Chinchaga.

     Reserve additions for the first six months have been approximately 175% of expected 1997 production. Chauvco has concluded two significant acquisitions in Canada as well as delivering excellent drilling results in Argentina and Gabon. Chauvco's Remboue production field in Gabon has been developed with 10 horizontal wells set to come on-stream in the third quarter. Significant additional blocks in Gabon have also been acquired in the second quarter. Alliance Pipeline Project continues to progress on schedule for a November 1, 1999 on-stream target date. Financial and operating results point to confirmed significant growth in the near future.

     Chauvco's financial results for the first half of 1997 included a 13% increase in net earnings to C$19.2 million (C$0.40 per share) from C$17.0 million (C$0.35 per share) in 1996. Cash flow increased 23% to C$59.5 million (C$1.23 per share) from C$48.4 million (C$1.00 per share) in the prior year.

     Revenues were 19% higher at C$123.6 million compared to C$104.0 million in 1996 due to increased natural gas volumes in both Argentina and Canada, higher oil production in Argentina and better commodity prices. Wellhead crude oil prices rose 5% to C$24.64 per barrel from C$23.36 per barrel in the previous year, while natural gas prices rose 26% to C$1.77 per thousand cubic feet from C$1.41 per thousand cubic feet in 1996.

     Total operating expenses increased due to the higher production volumes. On a unit of production basis after processing income recoveries, costs were relatively unchanged at C$4.16 BOE (10:1) compared to C$4.11 BOE (10:1) in 1996. Depletion, depreciation and amortization expenses were 26% above the prior year as a result of increased production volumes and capital investment.

     Total capital expenditures, including C$87 million for acquisitions of Tidal and Chinchaga property interests, were C$199.2 million for the first half, compared to C$46.2 million for the first half of the previous year. Increased drilling activities in Argentina and Canada, together with new operations in Gabon, account for Chauvco's expanded capital investment program in 1997.

  Fiscal 1996 Compared With Fiscal 1995

  Major Transactions

     In the first quarter of 1996 Chauvco completed construction of the Martin Creek Pipeline, approximately 90 miles north of Fort St. John, British Columbia. Chauvco has significant acreage and reserves in the area. The pipeline allows Chauvco to transport corporate and third party gas out of the area at attractive prices. Industry reaction to the pipeline project has been positive with three producers committing to transport gas through the pipeline.

     During the year, Chauvco renegotiated its unsecured loan facilities with a syndicate of two Canadian banks and one foreign controlled Canadian bank, raising available limits from C$125 million to C$150 million. The interest rate on the outstanding debt is variable and approximates the lenders' prime rate.

     During the year Chauvco became a sponsor of the Alliance Pipeline Project which is proposed to be built from northeastern British Columbia to the United States midwest. When operational, Chauvco's management believes that this new pipeline will have a positive impact on the Canadian gas market, as this new outlet to the midwestern United States market is expected to increase natural gas export volumes from Canada in excess of one billion cubic feet per day. In addition to improved market access, the cost of transportation will be less than alternative facilities currently in place. Chauvco's management anticipates the linkage of this project to Chauvco's operations centered at Martin Creek in northeastern British Columbia.

     In Argentina, expansion of gas processing facilities at Tierra del Fuego was completed in the fourth quarter of 1996. The expansion will allow handling of increased production volumes committed for delivery under a contract to a petrochemical plant in Chile. The pipeline to connect the new facilities to the Chilean pipeline system was installed in 1996 and tested in January 1997. Natural gas deliveries under the contract to the plant in Chile commenced in January 1997 at a rate of 17 million cubic feet per day.

     The Canadian business unit was successful during 1996 in its effective rationalization of properties. Most significantly, in November, Chauvco through a swap agreement increased its working interest in the Rycroft oil pool in Alberta, Chauvco's third largest oil producing property, from 31% to 56.6% and became operator of that property.

     Internationally, Chauvco was successful in 1996 in securing two new ventures in Gabon, central west Africa. In July, Chauvco announced the successful negotiation of a PSC for the Remboue Block and is aggressively pursuing the start-up of its operations on this prospect. During the year Chauvco drilled one appraisal well and two development wells, and expects to begin production operations from the field in the third quarter of 1997. In the third quarter of 1996, Chauvco entered into a farm-in agreement with Santa Fe Energy Resources of Houston on the Mondah Bay Block where an offshore exploration well is expected to be drilled in the second quarter of 1997. After satisfying drilling obligations, Chauvco will hold 50% of this 377,816 acre block which is situated in reasonably close proximity to the Remboue Block.

     Effective January 3, 1997 Chauvco was successful in acquiring 100% of Tidal for C$55 million. Tidal was a Calgary based junior oil and gas exploration and production company with estimated proved reserves of 4.9 million barrels of oil and 37.1 billion cubic feet of natural gas. Probable additional reserves include
3.8 million barrels of oil and 26.4 billion cubic feet of natural gas. Production is approximately 10 million cubic feet per day of natural gas and 1,500 barrels per day of oil. Tidal's operations are focused in two main areas, the Chinchaga area in northwestern Alberta and the Haas area of North Dakota.

  Results of Operations

                                                                1996                    1995
                                                              ---------               ---------
                                                               (THOUSANDS OF CANADIAN DOLLARS,
                                                                EXCEPT PER SHARE AND PER UNIT
                                                                          AMOUNTS)
Net earnings................................................     34,131                  25,425
  per share.................................................       0.71                    0.54
Cash flow from operations...................................    100,602                  95,081
  per share.................................................       2.08                    2.01
Capital expenditures........................................   148,798*                  86,249
Long term debt..............................................    127,207                 139,087
Shareholders' equity........................................    397,751                 362,892
Petroleum and natural gas sales.............................    215,947                 206,497
Average prices (excluding hedging)
  Oil ($/Bbl)...............................................      25.13                   20.35
  Gas ($/Mcf)...............................................       1.46                    1.32
Common shares outstanding at year end.......................     48,353                  48,278
Weighted average shares outstanding.........................     48,300                  47,339

---------------

 * Includes $54.9 million for the Tidal acquisition.

     Overall 1996 revenue increased by 5% to C$215.9 million from C$206.5 million in 1995. The primary reasons for the increase in revenue were higher crude oil prices and higher natural gas prices in Canada partially offset by lower oil and natural gas production.

     Average WTI prices rose by 20% in 1996 to C$22.01 per barrel from C$18.38 per barrel in 1995. Chauvco's average wellhead prices were C$25.13 per barrel, a 23% increase from the 1995 average of C$20.35 per barrel as a result of the rise in WTI prices and reduced quality discounts for Canadian crude oil grades.

     Natural gas prices increased 11% in 1996 to average C$1.46 per thousand cubic feet from C$1.32 per thousand cubic feet in 1995. Natural gas prices in North America were generally strong during most of the year, with prices in Alberta remaining depressed as a result of continued supply/demand imbalance within the province and a lack of transportation capacity from the province. In Argentina prices remained stable throughout the year at C$1.37 per million cubic feet in Tierra del Fuego and increased slightly to C$1.71 per million cubic feet in Neuquen. However, a higher proportion of volume from the lower priced fields reduced the average price.

     Chauvco's business strategies are designed to enable Chauvco to effectively manage risks inherent in the industry which are outside of it's control. Consistent with this strategy, crude oil and natural gas prices were hedged on a portion of sales volumes throughout the year. Reflecting the longer term view of the markets taken by Chauvco and the continuing strength of oil prices, a loss of C$9.8 million was recorded in 1996 on hedging activities.

     Canadian average royalty rates rose to 20.3% of revenue in 1996 from 19.5% in the prior year. Average Canadian royalty rates rose as a result of higher commodity prices and royalty rate increases. The decline in gas royalties in 1996 reflects prior year adjustments relating to the new crown royalty structure in Canada. Argentine average royalty rate decreased to 12.4% of revenue from 13.3% in the prior year due to prior year adjustments included in 1995 which caused a higher than normal royalty rate percent in 1995. Chauvco does not anticipate increases in average royalty rates in 1997.

     Chauvco's operating expenses, after processing revenues, decreased 11% to C$42.5 million from C$47.6 million in the prior year. This was the result of volume decreases of 9% on a BOE (10:1) basis and a decrease in the cost per BOE (10:1) of 2% to C$4.17 per BOE (10:1) from C$4.25 per BOE (10:1) in the prior year. Canadian gas operating costs decreased to C$0.44/MCF mainly due to the significant offset of gas processing revenue in the British Columbia area.

     Interest expense decreased 13% to C$11.3 million from C$13.0 million in 1995 due to lower debt balances during 1996 and a decrease in interest rates. The average cost of funds for floating rate debt was 6.2%, a decrease from 7.7% in 1995 as a result of lower interest rates in Canada. Included in the current years expense is C$0.9 million for the costs of Chauvco's interest rate hedges
(1995 -- C$0.5 million) and C$1.8 million for a sovereign risk insurance policy for Argentine assets (1995 -- C$0.9 million).

     Administration costs, net of overhead recoveries, increased 7% to C$20.4 million from C$19.0 million in 1995. The majority of the increase reflects higher spending levels on international new ventures. During the year, C$10.9 million of administration expenses were capitalized, a 6% increase from C$10.3 million in 1995. The increase reflects a higher level of activity internationally.

     Depletion, depreciation and amortization expenses increased 1% to C$66.4 million in 1996 from C$65.5 million in 1995. This reflects an overall rate increase to C$6.50 per BOE (10:1) compared to C$5.85 per BOE (10:1) in 1995 due to the higher cost of reserve replacement. Included in depletion expense is C$1.6 million of international new venture costs incurred in countries where no further business development is planned (1995 -- C$0.4 million). The current year's expense also includes a C$2.7 million provision for future site restoration and abandonment of wells and facilities (1995 -- C$1.7 million).

     Income taxes increased 36% in 1996 to C$9.0 million from C$6.6 million in 1995. The overall income tax rate remained unchanged at 21% of earnings compared to 1995. Current income taxes increased to C$9.0 million in 1996 from C$3.6 million in 1995 as a result of higher taxable earnings in Canada. Marginally higher average effective tax rates in Canada resulted from increased non-deductible Crown royalty payments.

     Net earnings for 1996 were C$34.1 million (C$0.71 per share) a 34% increase from C$25.4 million (C$0.54 per share) in 1996. Net earnings for 1997 are expected to increase due to increased production from both Canadian and international operations.

  Changes in Cash Position

     Cash flow increased in 1996 to C$100.6 million (C$2.08 per share) from C$95.1 million (C$2.01 per share) in 1995. The major reasons for the increase were higher commodity prices, coupled with reduced interest costs and operating expenses. Canadian cash flow increased to C$61.7 million in 1996 from C$61.2 million in 1995 as a result of increased revenue and reduced interest costs offset by higher administration costs. Argentine cash flow increased to C$38.9 million in 1996 from C$33.9 million in 1995 due to higher revenue and lower operating costs.

     Chauvco repaid a net C$11.9 million of outstanding commercial paper and bank debt during the year and increased long term receivables by C$3.5 million as a result of higher value added tax receivables in Argentina. Value added taxes are expected to be recovered over the next several years from tax collected on a portion of our Argentine revenue.

     Total investing activities of C$100.9 million in 1996 was 16% higher than the C$87.3 million invested in the prior year. After adjustment for the acquisition of Tidal petroleum and natural gas capital expenditures increased 59.4% in 1996 to C$133.3 million from C$83.6 million in 1995 as a result of new exploration and development activities in Gabon, central west Africa. Expenditures for Gabon were C$13.6 million to year end 1996. Costs incurred for pipeline construction in northwestern British Columbia and Tierra del Fuego, Argentina amounted to C$14.4 million.

     Other Canadian investing activities in 1996 included C$2.1 million toward the proposed Alliance Pipeline Project. The pipeline, supported by several oil and gas producers, is to run from northeastern British Columbia to the midwestern United States. Subject to regulatory approvals, construction on the pipeline is expected to begin in the summer of 1998.

     Chauvco spent C$3.2 million on site restoration activities in 1996.

  Liquidity and Capital Resources

     In 1996, Chauvco reduced total debt from C$139.1 million to C$127.2 million. At year end, debt stood at just under 1.3 times 1996 cash flow. In January 1997, Chauvco used available bank credit facilities to finance its acquisition of Tidal for C$55 million.

     Total debt at year end consisted of: C$80.6 million of senior notes with an effective fixed interest rate of 6.5% per annum and repayable beginning in August 1998; C$43.0 million of outstanding commercial paper which generally revolves every 30 to 60 days and C$3.6 million of bank borrowing under a C$150 million revolving term loan facility. Due to the term loan nature and available undrawn capacity within the bank credit facility, the commercial paper is classified as long-term debt. The bank debt revolves until June 2, 1997 at which time, with the agreement of Chauvco's bankers, the revolving term may be extended. Without mutual agreement to renew the facility, the loan would convert to a non-revolving five-year term loan, with repayments due in 1997 of approximately C$0.7 million. Such payments would be funded from cash flow.

  Outlook

     The price of crude oil during 1996 averaged U.S.$22.01 per barrel, a 20% improvement from U.S.$18.38 per barrel in the prior year. Prices were very strong from September through December averaging U.S.$25.12 per barrel in the final month of the year. Crude oil prices in Canadian dollar terms improved over 1995 prices as a result of reduced quality discounts for all grades of Canadian crude oil combined with strong demand.

     The NYMEX Henry Hub natural gas price was significantly higher in 1996 than 1995, averaging U.S.$2.50 per Mmbtu versus U.S.$1.69 per Mmbtu in the prior year. Henry Hub prices rallied significantly in late 1996 as a result of infrastructure constraints in the U.S. northeast and significant withdrawals from storage caused by very cold winter weather across most of the North American continent.

     Canadian natural gas prices were weak until later in the year due to an oversupply situation and a lack of pipeline capacity from Alberta. Prices late in 1996 have risen as a result of very cold weather in Alberta and British Columbia, which necessitated significant storage withdrawals.

     Slow growth rates in both Canada and the U.S. in late 1995 resulted in the central banks of both countries reducing the short-term interest rate to stimulate their economies. Canadian interest rates in 1996 have continued to decline to record low levels. The Bank of Canada prime rate average decreased 28% from 8.6% in 1995 to 6.18% in 1996. The Canadian dollar has remained stable throughout the year averaging U.S.$0.73, relatively unchanged from 1995.

     Based upon our assumption of U.S.$20.00 WTI crude oil prices, a stronger Canadian dollar relative to the U.S. dollar and unchanged Canadian natural gas prices, Chauvco forecasts that both 1997 earnings and cash flow will increase from 1996 levels as new production is brought on stream. In addition to the C$55 million acquisition of Tidal, Chauvco is planning a 1997 capital expenditure program that will exceed Chauvco's cash flow by approximately 20%. Chauvco will be flexible in allocating the capital expenditures between Canada, Argentina, Gabon and other international opportunities, choosing to fund those opportunities that offer the best return on investment.

  Fiscal 1995 Compared With Fiscal 1994

  Results of Operations

                                                                1995                   1994
                                                              ---------              ---------
                                                              (THOUSANDS OF CANADIAN DOLLARS,
                                                               EXCEPT PER SHARE AND PER UNIT
                                                                          AMOUNTS)
Net earnings................................................     25,425                 29,052
  per share.................................................       0.54                   0.65
Cash flow from operations...................................     95,081                 97,362
  per share.................................................       2.01                   2.19
Capital expenditures........................................     86,249                216,990
Long term debt..............................................    139,087                180,715
Shareholders' equity........................................    362,892                281,442
Petroleum and natural gas sales.............................    206,497                189,061
Average prices (excluding hedging)
  Oil ($/Bbl)...............................................      20.35                  17.96
  Gas ($/Mcf)...............................................       1.32                   1.58
Common shares outstanding at year end.......................     48,278                 44,538
Weighted average shares outstanding.........................     47,339                 44,441

     Overall revenue increased by 9% to C$206.5 million from C$189.1 million in 1994. The primary reasons for the increase in revenue were higher crude oil prices and higher natural gas production volumes in Argentina, offset by significantly lower natural gas prices in Canada.

     Average WTI prices rose by 7% in 1995 to $18.38 per barrel from $17.19 per barrel in 1994. Chauvco's average wellhead prices were C$20.35 per barrel, a 13% increase from the 1994 average of C$17.96 per barrel as a result of the rise in WTI prices, a lower average Canadian dollar relative to the U.S. dollar and reduced quality discounts for Canadian crude oil grades.

     Natural gas prices fell 16% in 1995 to average C$1.33 per thousand cubic feet from C$1.58 per thousand cubic feet in 1994. Natural gas prices in North America were generally weak during most of the year, with prices in Alberta being extremely depressed as a result of an acute supply/demand imbalance within the province and a lack of transportation capacity from the province.

     Average royalty rates rose to 19.5% of revenue in 1995 from 17.6% in the prior year. Average Canadian royalty rates rose as a result of changes in the method of calculation of provincial royalties in Alberta. Argentine average royalty rate rose to 13.3% of revenue from 9.6% in the prior year. The prior years percentage was reduced as a result of recognizing some royalty reduction related to 1992 and 1993. Chauvco does not anticipate increases in average royalty rates in 1996 when compared to average 1995 rates.

     Chauvco's operating expenses, after processing revenues, increased 24% to C$47.6 million from C$38.5 million in the prior year. This was the result of volume increases of 5% on a BOE (10:1) basis and an increase in the cost per BOE (10:1) of 18% to C$4.25 per BOE (10:1) from C$3.61 per BOE (10:1) in the prior year. Costs in Canada rose as a result of handling increased volumes of water production on several oil properties and the fixed costs associated with shutting in several natural gas properties. Argentine costs rose as a result of higher unit costs on production from the Neuquen basin related principally to those properties acquired in late 1994. Chauvco anticipated that average operating costs would rise slightly in both Canada and Argentina in 1996.

     Interest expense increased 27% to C$13.0 million from C$10.2 million in 1994 from increased borrowing used to finance acquisitions during 1994 coupled with higher average rates in 1995. The average cost of funds for the floating rate debt was 7.7%, an increase from 5.9% in 1994 as a result of higher interest rates in Canada. Included in the current years expense is C$0.5 million for the costs of Chauvco's interest rate hedges (1994 -- C$1.1 million) and C$0.9 million for a sovereign risk insurance policy for Argentine assets (1994 -- C$0.3 million).

     Administration costs, net of overhead recoveries, increased 37% to C$19.0 million from C$13.8 million in 1994. The majority of the increase was the result of additional staff in Argentina and expenses of Chauvco's international new ventures group that was formed in early 1995. Administration expenses rose to C$1.69 per BOE (10:1) from C$1.29 per BOE (10:1) in 1994. This level is higher than our long term goal of C$1.20 per BOE (10:1) and is the result of the expanded operating base in Argentina and the formation of the international new ventures group in 1995. Chauvco anticipates that the average cost per BOE (10:1) will be reduced as additional production is realized on an international basis.

     During the year, C$10.3 million of administration expenses were capitalized, a 43% increase from C$7.2 million in 1994, as a result of the expenses incurred on Chauvco's international new ventures.

     Depletion, depreciation and amortization expenses increased 4% to C$65.5 million in 1995 from C$62.8 million in 1994. This reflects a 5% production increase on a BOE (10:1) basis coupled with an overall rate decrease to C$5.85 per BOE (10:1) compared to C$5.88 per BOE (10:1) in 1994. In 1995, Chauvco adopted the heat equivalency method of converting natural gas reserves and production to equivalent barrels of crude oil for purposes of calculating depletion, depreciation and amortization expense. The heat equivalency method is the basis of conversion employed by the vast majority of oil and gas companies operating in Canada. The current year's expense includes C$1.7 million
(1994 -- C$1.5 million) for the future site restoration and abandonment of wells and facilities.

     Income taxes decreased 42% in 1995 to C$6.6 million from C$11.6 million in 1994. The overall income tax rate declined to 20% of earnings from 28.5% in 1994 as a result of a higher portion of Chauvco's earnings being derived from the Tierra del Fuego properties which have a preferential tax regime. Current income taxes fell to C$3.6 million in 1995 from C$5.2 million in 1994 as a result of lower levels of taxable earnings in Canada. Higher average effective tax rates in Canada resulted from increased non-deductible Crown royalty payments.

     Net earnings for 1995 were C$25.4 million (C$0.54 per share) a 12% decrease from C$29.1 million (C$0.65 per share) in 1994. Net earnings for 1996 are expected to decrease slightly, the result of lower commodity prices and higher administration and operating expenses.

  Changes in Cash Position

     Cash flow decreased slightly in 1995 to C$95.1 million (C$2.01 per share) from C$97.4 million (C$2.19 per share) in 1994. The major reason for the decrease was higher operating, interest and administration expenses offset by a small increase in operating revenues. Canadian cash flow fell to C$61.2 million in 1995 from C$70.8 million in 1994 as a result of lower operating income and reduced investment income. Argentine cash flow increased to C$33.9 million in 1995 from C$26.6 million in 1994 due to higher operating income, offset by higher interest and administration expenses.

     Chauvco raised C$55.4 million from a share equity issue concluded in March 1995. Chauvco repaid a net C$41.7 million of outstanding commercial paper and bank debt during the year and increased long term receivables by C$13.2 million as a result of value added tax receivables in Argentina arising from purchases made in late 1994 and during 1995. Chauvco anticipates recovering the value added taxes over the next several years from tax collected on a portion of its Argentine revenue.

     Total investing activities of C$87.3 million in 1995 was 60% lower than the C$216.6 million invested in the prior year. Normal petroleum and natural gas capital expenditures were reduced 34% in 1995 to C$84.7 million from C$129.1 million in 1994 as a result of a more conservative capital investment program in light of significantly lower natural gas prices. During 1995 Chauvco did not conclude any significant acquisitions versus C$85.2 million invested in two acquisitions in Argentina during 1994.

PETROLEUM AND NATURAL GAS OPERATIONS

     Reserves. At December 31, 1996, Chauvco's proven and probable reserves, before royalties, were estimated at 74.9 million barrels of crude oil and NGLs and 664.6 billion cubic feet of natural gas of which 53% of the crude oil and 36% of the natural gas reserves are in North America. Reserve totals include 8.7 million barrels of crude oil and NGLs and 63.5 billion cubic feet of natural gas acquired from Tidal. At the end of 1996, Chauvco held petroleum and natural gas rights in approximately 2.2 million net acres of land, of which 1.8 million net acres were undeveloped. During 1996, daily crude oil and NGLs production averaged 18,609 barrels per day while natural gas production averaged 93.2 million cubic feet per day.

  Consolidated Reserves and Future Net Revenue

     The following table summarizes the changes in Chauvco's working interest share of petroleum and natural gas reserves before royalties from December 31, 1995 to December 31, 1996.

                                                              CANADA   ARGENTINA   GABON    TOTAL
                                                              ------   ---------   ------   ------
PROVEN RESERVES RECONCILIATION CRUDE OIL AND NGLS (MBBLS)
December 31, 1995...........................................  26,539    18,468         --   45,007
Production..................................................  (5,512)   (1,299)        --   (6,811)
Discoveries, extensions, acquisitions and dispositions*.....   5,977       513      5,453   11,943
Revisions...................................................     250      (897)        --     (647)
                                                              ------    ------     ------   ------
December 31, 1996...........................................  27,254    16,785      5,453   49,492
                                                              ------    ------     ------   ------
PROVEN AND PROBABLE RESERVES RECONCILIATION CRUDE OIL AND
  NGLS (MBBLS)
December 31, 1995...........................................  34,559    25,607         --   60,166
Production..................................................  (5,512)   (1,299)        --   (6,811)
Discoveries, extensions, acquisitions and dispositions*.....  10,040       819     11,989   22,848
Revisions...................................................     509    (1,850)        --   (1,341)
                                                              ------    ------     ------   ------
December 31, 1996...........................................  39,596    23,277     11,989   74,862
                                                              ------    ------     ------   ------
PROVEN RESERVES RECONCILIATION NATURAL GAS (BCF)
December 31, 1995...........................................   162.8     372.3         --    535.1
Production..................................................   (14.7)    (19.3)        --    (34.0)
Discoveries, extensions, acquisitions and dispositions*.....    43.5       4.0         --     47.5
Revisions...................................................   (11.5)    (12.8)        --    (24.3)
                                                              ------    ------     ------   ------
December 31, 1996...........................................   180.1     344.2         --    524.3
                                                              ------    ------     ------   ------
PROVEN AND PROBABLE RESERVES RECONCILIATION NATURAL GAS
  (BCF)
December 31, 1995...........................................   190.5     458.2         --    648.7
Production..................................................   (14.7)    (19.3)        --    (34.0)
Discoveries, extensions, acquisitions and dispositions*.....    77.1      10.0         --     87.1
Revisions...................................................   (14.4)    (22.8)        --    (37.2)
                                                              ------    ------     ------   ------
December 31, 1996...........................................   238.5     426.1         --    664.6
                                                              ------    ------     ------   ------

---------------

  * Reserves attributed to Canada for the Tidal acquisition include 4,926 MBbls proven and 3,763 MBbls of probable crude oil and NGLs and 37.1 Bcf proven and 26.4 Bcf of probable natural gas reserves.

     The following tables summarize Chauvco's consolidated reserves and estimated future net revenue, including Alberta Royalty Tax Credits to be derived therefrom, as evaluated by the independent petroleum consulting firms, Martin Petroleum and Associates and Gilbert Laustsen Jung Associates Ltd. Canadian and U.S. reserves include those attributed to the acquisition of Tidal. All evaluations of future net production revenue set forth in the tables are stated prior to provision for income taxes and indirect costs and after deduction of royalties. It should not be assumed that the discounted net revenues shown below represent the fair market value of the reserves.

                                                 GROSS RESERVES(1)                 NET RESERVES(1)
                                           ------------------------------   ------------------------------
                                           CRUDE OIL                        CRUDE OIL
                                              AND                 NATURAL      AND                 NATURAL
                                           CONDENSATE    NGLS       GAS     CONDENSATE    NGLS       GAS
                                            (MBBLS)     (MBBLS)    (BCF)     (MBBLS)     (MBBLS)    (BCF)
                                           ----------   -------   -------   ----------   -------   -------
CRUDE OIL AND NATURAL GAS RESERVES BASED
  ON ESCALATING PRICE ASSUMPTIONS
Proved Reserves(2)
  Producing(3)...........................   31,544.8    5,113.6    376.4     26,457.6    4,215.2    321.7
  Non-Producing(4).......................    5,327.4    1,548.1    121.2      4,444.2    1,320.0    102.9
  Undeveloped............................    5,899.6      58.5      26.7      4,916.7      45.9      21.7
                                            --------    -------    -----     --------    -------    -----
          Total Proved...................   42,771.8    6,720.2    524.3     35,818.5    5,581.1    446.3
Probable Reserves(5).....................   23,385.4    1,985.1    140.3     19,104.8    1,614.2    117.7
                                            --------    -------    -----     --------    -------    -----
          Total Proved and Probable
            Reserves.....................   66,157.2    8,705.3    664.6     54,923.3    7,195.3    564.0
                                            ========    =======    =====     ========    =======    =====

                                                                   DISCOUNTED AT THE RATE OF
                                                               ---------------------------------
                                                UNDISCOUNTED      8%          10%         12%
                                                ------------   ---------   ---------   ---------
PRESENT WORTH BEFORE TAX OF FUTURE NET
  PRODUCTION REVENUE BASED ON ESCALATING PRICE
  ASSUMPTIONS (6)(7)(9)(10)(THOUSANDS OF
  DOLLARS)
Proved Reserves(2)
  Producing(3)................................   C$ 952,742    C$622,327   C$573,400   C$531,949
  Non-Producing(4)............................      347,913      110,141      87,623      71,024
  Undeveloped.................................       78,448       53,128      48,970      45,344
                                                -----------    ---------   ---------   ---------
          Total Proved........................    1,379,103      785,596     709,993     648,317
Probable Reserves at 50%(5)...................      307,727      110,400      92,756      79,547
                                                -----------    ---------   ---------   ---------
          Total Proved and Probable
            Reserves..........................  C$1,686,830    C$895,996   C$802,749   C$727,864
                                                ===========    =========   =========   =========

                                                 GROSS RESERVES(1)                 NET RESERVES(1)
                                           ------------------------------   ------------------------------
                                           CRUDE OIL                        CRUDE OIL
                                              AND                 NATURAL      AND                 NATURAL
                                           CONDENSATE    NGLS       GAS     CONDENSATE    NGLS       GAS
                                            (MBBLS)     (MBBLS)    (BCF)     (MBBLS)     (MBBLS)    (BCF)
                                           ----------   -------   -------   ----------   -------   -------
CRUDE OIL AND NATURAL GAS RESERVES BASED
  ON CONSTANT PRICE ASSUMPTIONS(6)(8)(9)
Proved Reserves(2)
  Producing(3)...........................   31,558.5    5,106.6    374.9     26,566.9    4,207.6    321.3
  Non-Producing(4).......................    5,327.0    1,548.1    121.2      4,646.2    1,319.7    101.7
  Undeveloped............................    5,897.0      56.7      26.0      4,890.4      44.3      22.2
                                            --------    -------    -----     --------    -------    -----
          Total Proved...................   42,782.5    6,711.4    522.1     36,104.4    5,571.6    445.2
Probable Reserves(5).....................   23,440.2    1,983.5    139.9     19,403.3    1,612.7    116.1
                                            --------    -------    -----     --------    -------    -----
          Total Proved and Probable
            Reserves.....................   66,222.7    8,694.9    662.0     55,507.3    7,184.3    561.3
                                            ========    =======    =====     ========    =======    =====

                                                                   DISCOUNTED AT THE RATE OF
                                                               ---------------------------------
                                                UNDISCOUNTED      8%          10%         12%
                                                ------------   ---------   ---------   ---------
PRESENT WORTH BEFORE TAX OF FUTURE NET
  PRODUCTION REVENUE BASED ON CONSTANT PRICE
  ASSUMPTIONS (THOUSANDS OF DOLLARS)
Proved Reserves(2)
  Producing(3)................................   C$ 834,221    C$576,117   C$535,377   C$500,358
  Non-Producing(4)............................      217,094       78,740      64,254      53,278
  Undeveloped.................................       62,094       44,939      41,830      39,061
                                                -----------    ---------   ---------   ---------
          Total Proved........................    1,113,409      699,796     641,461     592,697
Probable Reserves at 50%(5)...................      199,640       88,596      76,764      67,472
                                                -----------    ---------   ---------   ---------
          Total Proved and Probable
            Reserves..........................  C$1,313,049    C$788,392   C$718,225   C$660,169
                                                ===========    =========   =========   =========

NOTES TO CONSOLIDATED ESCALATING AND CONSTANT PRICE RESERVES AND ESTIMATED FUTURE NET REVENUE TABLES

 (1) "Gross reserves" are defined as the total Chauvco working interest share of reserves. "Net reserves" are defined as Chauvco's gross reserves less all royalties and governments share of profit oil in excess of corporate income taxes payable to the government and others.

 (2) "Proved reserves" are those reserves estimated as recoverable under current technology and existing economic conditions in the case of constant price and cost analysis and anticipated economic conditions in the case of escalated price and cost analysis from that portion of a reservoir which can be reasonably evaluated as economically productive on the basis of analysis of drilling, geological, geophysical and engineering data, including the reserves to be obtained by enhanced recovery processes demonstrated to be economic and technically successful in the subject reservoir.

 (3) "Proved producing reserves" are those proved reserves that are actually on production or, if not producing, that could be recovered from existing wells or facilities and where the reason for the current non-producing status is the choice of the owner rather than the lack of markets or some other reason. An illustration of such a situation is where a well or zone is capable but is shut-in because its deliverability is not required to meet contract commitments. Producing reserves require near zero capital to be expended in order to be produced.

 (4) "Proved non-producing reserves" are those proved reserves that are not currently producing either due to lack of facilities and/or markets.

 (5) "Probable reserves" are those reserves which analysis of drilling, geological, geophysical and engineering data does not demonstrate to be proved under current technology and existing economic conditions but where such analysis suggests the likelihood of their existence and future recovery. Probable reserves to be obtained by the application of enhanced recovery processes, will be the increased recovery over and above that estimated in the proved category, which can be realistically estimated for the pool on the basis of enhanced recovery processes which can be reasonably expected to be instituted in the future. For purposes of this information circular, Chauvco has reduced its present worth values on probable reserves by 50% to account for geological and engineering risk factors.

 (6) "Net production revenue" is income derived from the sale of net reserves of petroleum and natural gas, less all capital costs, production taxes and operating costs and before provision for income taxes and administrative overhead costs.

 (7) The escalating price assumptions assume the continuance of current laws and regulations and any increases in wellhead selling prices and take into account inflation with respect to future operating and capital costs. In the escalating price assumption evaluation contained in the reserve reports, operating and capital costs have been escalated in accordance with
     Note 10 below. The oil and gas price forecasts effective January 1, 1997 are summarized as follows:

                                                CRUDE OIL                              PROPANE       BUTANE
                       -----------------------------------------------------------   -----------   -----------
                                                                     EDMONTON CITY
                           WTI       ARGENTINA FIELD   GABON FIELD       GATE         ARGENTINA     ARGENTINA
                       (U.S.$/BBL)     (U.S.$/BBL)     (U.S.$/BBL)     (CS/BBL)      (U.S.$/BBL)   (U.S.$/BBL)
                       -----------   ---------------   -----------   -------------   -----------   -----------
1997.................     21.00           18.78           18.10          27.40          13.61         15.39
1998.................     21.00           16.71           18.10          27.40          12.13         13.72
1999.................     21.00           17.67           18.10          27.40          12.77         14.43
2000.................     21.50           18.63           18.60          28.00          13.39         15.14
2001.................     22.25           19.12           19.35          29.00          13.75         15.54
2002.................     23.00           19.60           20.10          30.00          14.08         15.92
2003.................     23.75           20.07           20.85          31.00          14.42         16.13
2004.................     24.50           20.55           21.60          32.00          14.76         16.69
2005.................     25.25           21.02           22.35          33.00          15.10         17.07
Thereafter...........      +3.5%           +3.5%           +3.5%          +3.5%          +3.5%         +3.5%

                             NATURAL GAS
                       -----------------------

                        ARGENTINA     CANADA
                       (U.S.$/MCF)   C$/MMBTU)
                       -----------   ---------
1997.................     1.07         1.55
1998.................     1.09         1.75
1999.................     1.14         1.95
2000.................     1.14         2.15
2001.................     1.16         2.30
2002.................     1.18         2.45
2003.................     1.20         2.55
2004.................     1.26         2.70
2005.................     1.28         2.85
Thereafter...........     +3.5%        +3.5%

 (8) The constant price assumptions assume the continuance of current laws, regulations and operating costs in effect on the date of the reserve reports. The Canadian net production revenue was derived using a WTI price of $21.00 (Edmonton City Gate crude oil price of C$27.40) in 1997 and 1997 gas prices, ranging from C$1.25/Mmbtu to C$1.70/Mmbtu depending upon the contract and have not been escalated beyond 1997. In addition, operating and capital costs have not been increased on an inflationary basis. Average field prices for crude of $18.85/Bbl in Argentina and $18.10/Bbl in Gabon were also derived using a WTI price of $21.00/Bbl. Argentina average field prices of $13.75/Bbl, $15.54/Bbl and $1.07/mcf were used for propane, butane and natural gas respectively.

 (9) Total capital costs, net to Chauvco, necessary to achieve the estimated future net proved and probable production revenues, based on escalating price and cost assumptions, are estimated to be C$104.6 million with C$53.9 million, C$26.2 million and C$5.3 million of such costs to be incurred in fiscal years 1997, 1998 and 1999, respectively. The comparable values for the constant cost assumptions are C$98.7 million with C$53.6 million, C$24.8 million, C$7.2 million in 1997, 1998 and 1999 respectively. These values relate to the total proved and probable reserve cases.

(10) The costs used in the Escalating Price Assumption case have been escalated by 3.5% per year beginning in 1998.

  Description of Properties

      Thompson/Alliance. The Thompson Lake area is located 130 miles southeast of Edmonton, Alberta. In 1996, additional water handling facilities were installed to optimize production and reserve recovery. There are currently 90 oil wells (85.5 net wells) in the area. Working interest production averaged 2,583 and 496 barrels per day for Thompson and Alliance during 1996, respectively. Chauvco's average interest is 94.5% in Thompson and 100% in Alliance.

      Spirit River/Rycroft. Chauvco has interests in the Spirit River/Rycroft area (40 miles north of Grande Prairie, Alberta) which consists of four separate oil units, plus some minor non-unit reserves. During 1996 Chauvco increased its interest in the Rycroft properties by an average of 22%. The interests vary from 35.4% to 56.6% in the Rycroft Units. Chauvco now operates this area.

      A recent and successful drilling program in the major Rycroft unit will be followed up with the drilling of additional wells planned for 1997. A workover program to stimulate the wells was also successful during 1996. Average production from Rycroft was 1,521 barrels per day of oil and 0.9 million cubic feet of natural gas per day during 1996. With the change in ownership, the average net production from these properties has reached 2,663 barrels per day.

      Cherhill. Chauvco owns an 93% working interest in the Cherhill Banff H Pool Unit after purchasing an additional 10% during 1996. The unit is located 65 miles northwest of Edmonton, Alberta. Oil and gas have been produced concurrently since a gas plant was built and the pool was unitized during 1993. The average production for 1996 was 372 barrels per day of oil with 3.2 million cubic feet per day of solution and associated natural gas. There are currently 17 wells (15.9 net oil wells) in the Unit.

      Killam. The Chauvco ownership interests in the Killam area, located approximately 90 miles southeast of Edmonton, Alberta vary from 23 to 50%. There are currently 50 producing (20.2 net) oil wells at Killam. Production averaged approximately 400 barrels per day of oil and minor amounts of conserved solution gas during 1996.

      Choice. The Choice property, located approximately 120 miles northeast of Calgary, is comprised of an oil Unit, and various non-unit oil and gas wells. Chauvco's working interest production from the Choice property averaged 1,065 barrels per day of oil together with minor volumes of natural gas during 1996. The Company owns an average 96% of the oil production. There are 50 producing oil wells (48 net oil wells) and three gas wells (1.9 net gas wells) in the property.

      Nevis. The Nevis property is located approximately 20 miles east of Red Deer, Alberta. In 1996 Chauvco reviewed and identified Nisku/Leduc exploration potential in the Nevis area. Three 3-D seismic programs were completed in the third quarter of 1996. Production from Nevis was 273 barrels of oil per day and an average 3.5 million cubic feet of natural gas per day during 1996.

      Swalwell. The Swalwell property is located approximately 42 miles northeast of Calgary. In 1996 Chauvco continued exploitation of the Nisku C&D pool. Three wells were drilled resulting in two producing oil wells. One additional drilling location is tentatively planned for 1997. Also in 1996, Chauvco began the exploitation of an acquisition in the area completed in the fourth quarter of 1995. Two Nisku wells were drilled and cased, one being a horizontal well. Incremental oil production from the vertical well is averaging 70 barrels per day and the horizontal well tested at a flowing rate of 75 barrels per day. Pumping equipment was installed in January 1997. Uphole potential was also evaluated on the acquired lands.

      Four recompletions were done for incremental production of 2.0 million cubic feet of natural gas per day. Additional recompletions are planned for 1997 along with two Pekisko drilling locations. Chauvco made two minor acquisitions in 1996 and is pursuing additional interests in the area. The average oil production from Swalwell during 1996 was 569 barrels per day along with 2.3 million cubic feet per day of natural gas.

      David. The David property is located approximately 180 miles northeast of Calgary. Chauvco owns a 100% working interest in certain producing properties in the David area of east central Alberta where there are 21 producing wells which are operated by Chauvco. A waterflood recovery project has been operating there successfully since 1989. During 1996 the average oil production was 2,294 barrels per day.

      Martin Creek. The Martin Creek property, located 85 miles north of Fort St. John, B.C., commenced production in March, 1993 through an existing competitor's facility. Chauvco completed construction of its own compression facility in 1995 and a 12-inch pipeline connecting the Martin Creek area to Westcoast Transmission's Aitken Creek gas plant in the first quarter of 1996 to handle Chauvco and third party production from the area. Chauvco's share of production averaged 9.6 million cubic feet per day of gas during 1996 from 10 wells (8.93 net wells).

      Tierra del Fuego. The Tierra del Fuego production concession is located in the extreme southern portion of Argentina, approximately 1,500 miles south of the country's capital, Buenos Aires. Crude oil, natural gas, condensate and NGLs are produced from six separate fields in which Chauvco has a 35% working interest. Chauvco's share of production during 1996 averaged 1,622 barrels per day of oil and condensate, 530 barrels per day of propane and butane, and 44.0 million cubic feet per day of natural gas. The most significant area is the San Sebastian field which accounts for approximately 40% of crude oil and condensate production, 100% of propane and butane production, and 84% of natural gas sales from the concession.

      In Argentina, expansion of gas processing facilities at Tierra del Fuego was completed in the fourth quarter of 1996. The expansion will allow handling of increased production volumes committed for delivery under a gas contract to a petrochemical plant in Chile. The pipeline to connect the new facilities to the Chilean pipeline system was installed in 1996 and tested in January 1997. Natural gas deliveries under the contract to the methanol plant in Chile commenced in January 1997 at a rate of 17.0 million cubic feet per day.

      Neuquen. Chauvco's operated production in Argentina is concentrated in the Neuquen Basin which is located about 925 miles southwest of the country's capital city and just to the east of the Andes Mountains. During 1996, Chauvco operated production from three contiguous blocks: Loma Negra/NI, Dadin and Al Norte de la Dorsal.

      Crude oil and natural gas are produced from two separate fields in the Loma Negra/NI Block in which Chauvco has a 100% working interest. Chauvco's production during 1996 averaged 63 barrels per day of oil and
      3.3 million cubic feet per day of natural gas.

      Crude oil and natural gas are produced from the Huincul field in the Dadin Block in which Chauvco has a 100% working interest. Chauvco's production during 1996 averaged 183 barrels per day of oil and 2.2 million cubic feet per day of natural gas.

      Crude oil and natural gas are produced from three oil fields and one natural gas field in the Al Norte de la Dorsal Block in which Chauvco has a 100% working interest. Chauvco's production during 1996 averaged 1,124 barrels per day of oil and 3.1 million cubic feet per day of natural gas. The most significant reserves accumulation is in the Guanaco field which accounts for 54% of the crude oil production and 37% of natural gas sales from the block. Pursuant to the interpretation of a 3-D seismic program shot in 1995 and appraisal drilling in 1996, a 40 - 60 well program is currently underway on this block.

  Production History

     Chauvco's working interest in production of petroleum and natural gas, before deduction of royalties, for each of the indicated years was as follows:

                                                                TO JUNE 30,
                                            ---------------------------------------------------
                                             1997     1996     1995     1994     1993     1992
                                            ------   ------   ------   ------   ------   ------
Crude oil and NGLs
Total production (Mstb)...................   3,558    6,811    7,597    7,575    7,187    6,641
Average daily production (Bbls/d).........  19,659   18,609   20,815   20,754   19,689   18,144
Natural Gas
Total production (MMcf)...................  21,392   34,094   35,911   31,002   20,093   13,765
Average daily production (MMcf/d).........   118.2     93.2     98.4     84.9     55.0     37.6

  Producing Properties Average Daily Production

     The following table sets out Chauvco's working interest share of average daily production, before deduction of royalties, by area for the years indicated, and the percentage of the total production represented by each area.

                                            % OF               % OF               % OF
  CRUDE OIL AND NGLS (BBLS/D)      1996     TOTAL     1995     TOTAL     1994     TOTAL
  ---------------------------     ------    -----    ------    -----    ------    -----
Canada
Alberta
  Thompson Lake/Alliance........   3,079     16.6     3,379     16.2     3,727     18.0
  David.........................   2,294     12.3     2,289     11.0     2,322     11.2
  Spirit River/Rycroft..........   2,156     11.6     2,194     10.5     1,789      8.6
  Choice........................   1,065      5.7     1,211      5.8     1,658      8.0
  Lookout Butte.................     663      3.7       831      4.0       851      4.1
  Swalwell......................     569      3.1       703      3.4       710      3.4
  Killam........................     400      2.1       499      2.4       659      3.2
  Cherhill......................     372      2.0       474      2.3       547      2.6
  Other.........................   3,485     18.7     4,163     20.0     4,827     23.3
                                  ------    -----    ------    -----    ------    -----
                                  14,083     75.8    15,743     75.6    17,090     82.4
Saskatchewan....................     659      3.5       789      3.8       799      3.8
British Columbia................     305      1.6       240      1.2       240      1.2
Manitoba........................      15      0.1        17      0.1        15      0.1
                                  ------    -----    ------    -----    ------    -----
Total Canada....................  15,062     81.0    16,789     80.7    18,144     87.5
                                  ------    -----    ------    -----    ------    -----
Argentina
     Tierra del Fuego...........   2,152     11.5     2,252     10.8     2,228     10.7
     Neugquen...................   1,395      7.5     1,774      8.5       382      1.8
                                  ------    -----    ------    -----    ------    -----
Total Argentina.................   3,547     19.0     4,026     19.3     2,610     12.5
                                  ------    -----    ------    -----    ------    -----
          Total.................  18,609    100.0    20,815    100.0    20,754    100.0
                                  ======    =====    ======    =====    ======    =====

                                              % OF               % OF               % OF
       NATURAL GAS (MMCF/D)          1996     TOTAL    1995     TOTAL     1994     TOTAL
       --------------------          -----    -----    -----    ------    -----    ------
Canada
Alberta
  Lookout Butte....................    4.5      4.8      5.8      5.9       5.3      6.2
  Nevis............................    3.5      3.8      2.7      2.7       2.9      3.4
  Cherhill.........................    3.2      3.4      3.1      3.2       2.7      3.2
  Other............................   12.2     13.1     18.1     18.4      18.2     21.5
                                     -----    -----    -----    -----     -----    -----
                                      23.4     25.2     29.7     30.2      29.1     34.4
                                     -----    -----    -----    -----     -----    -----
British Columbia
  Martin Creek.....................    9.6     10.3      3.3      3.4       5.0      5.9
  Other............................    7.2      7.7      7.0     71.0       7.2      8.5
                                     -----    -----    -----    -----     -----    -----
                                      16.8     18.0     10.3     10.5      12.2     14.3
                                     -----    -----    -----    -----     -----    -----
Saskatchewan.......................    0.2      0.2      0.4      0.4       0.8      0.9
                                     -----    -----    -----    -----     -----    -----
Total Canada.......................   40.4     43.4     40.4     41.1      42.1     49.6
                                     -----    -----    -----    -----     -----    -----
Argentina
  Tierra Del Fuego.................   44.0     47.2     43.1     43.7      40.5     47.7
  Neuquen..........................    8.8      9.4     14.9     15.2       2.3      2.7
                                     -----    -----    -----    -----     -----    -----
Total Argentina....................   52.8     56.6     58.0     58.9      42.8     50.4
                                     -----    -----    -----    -----     -----    -----
Total..............................   93.2    100.0     98.4    100.0      84.9    100.0
                                     =====    =====    =====    =====     =====    =====

  Productive Wells

     The following table summarizes, as at December 31, 1996, Chauvco's interests in producing wells and in non-producing gas wells which Chauvco believes are capable of commercial production of petroleum or natural gas. The stated interests are subject to landowners' and other royalties, where applicable, in addition to the usual government royalties or mineral taxes.

                                                 PRODUCING OIL         PRODUCING GAS         NON-PRODUCING
                                                     WELLS                 WELLS                 WELLS
                                              -------------------   -------------------   -------------------
                                              GROSS(1)    NET(2)    GROSS(1)    NET(2)    GROSS(1)    NET(2)
                                              ---------   -------   ---------   -------   ---------   -------
CANADA(3)
Alberta.....................................    1,052       403         195        78         544       208
Saskatchewan................................       73        30           3         1          58        20
British Columbia............................       16         7          48        32          32        17
Manitoba....................................       44         2          --        --          16         1
                                                -----       ---       -----       ---       -----       ---
                                                1,185       442         246       111         650       246
                                                -----       ---       -----       ---       -----       ---
UNITED STATES(3)
North Dakota................................       64        62          --        --           5         5
                                                -----       ---       -----       ---       -----       ---
                                                   64        62          --        --           5         5
                                                -----       ---       -----       ---       -----       ---
ARGENTINA
Tierra del Fuego............................       92        32          28        10         273        96
Neuquen.....................................       97        97          27        27         162       157
Santa Cruz..................................       --        --          --        --          16        16
Rio Negro...................................        1         1          --        --           1        --
                                                -----       ---       -----       ---       -----       ---
                                                  190       130          55        37         452       269
                                                -----       ---       -----       ---       -----       ---
GABON
Remboue.....................................       --        --          --        --           3         3
                                                -----       ---       -----       ---       -----       ---
          Total.............................    1,439       634         301       148       1,110       523
                                                =====       ===       =====       ===       =====       ===
Average working interest....................              44.1%                 49.2%                 47.1%

---------------

Notes:

(1) "Gross wells" means the number of wells in which Chauvco has a working interest.

(2) "Net wells" means the aggregate number of wells obtained by multiplying each gross well by Chauvco's percentage working interest therein.

(3) Includes 67 gross (63 net) producing oil wells, seven gross (three net) producing gas wells and 15 gross (12 net) non-producing wells acquired through Tidal effective January 3, 1997.

  Land Holdings

     The following table sets forth Chauvco's land holdings of petroleum and natural gas rights as at December 31, 1996.

                                                                  DEVELOPED            UNDEVELOPED
                                                             -------------------   -------------------
                                                              GROSS       NET       GROSS       NET
                                                             ACRES(1)   ACRES(2)   ACRES(1)   ACRES(2)
                                                             --------   --------   --------   --------
                                                                          (IN THOUSANDS)
CANADA(3)
Alberta....................................................     288       121         366        255
Saskatchewan...............................................       1         0           2          0
British Columbia...........................................      72        43         235        154
Manitoba...................................................      13         3          17         12
                                                              -----       ---       -----      -----
                                                                374       167         620        421
                                                              -----       ---       -----      -----
UNITED STATES
North Dakota...............................................       5         4           3          2
                                                              -----       ---       -----      -----
ARGENTINA
Tierra del Fuego...........................................     601       210         645        580
Neuquen....................................................      91        91         201        168
Santa Cruz.................................................      --        --          67         67
Rio Negro..................................................      --        --         130        130
                                                              -----       ---       -----      -----
                                                                692       301       1,043        945
                                                              -----       ---       -----      -----
GABON
Remboue....................................................       2         2         222        200
Mondah Bay.................................................      --        --         378        189
                                                              -----       ---       -----      -----
                                                                  2         2         600        389
                                                              -----       ---       -----      -----
Total......................................................   1,073       474       2,226      1,757
                                                              =====       ===       =====      =====

---------------

Notes:

(1) "Gross Acres" represents the total number of acres in which Chauvco has an interest.

(2) "Net Acres" refers to the total of the acres in which Chauvco has an interest multiplied by the percentage interest of Chauvco therein.

(3) Includes land holdings acquired through Tidal effective January 3, 1997 of
    84.9 thousand gross acres (37.9 net) of which 61.2 thousand acres (22.7 net) are undeveloped.

  Drilling Activity

     Chauvco drilled, or participated in the drilling of the following wells during 1995, 1996 and the first six months of 1997.

                                                                FOR THE YEARS ENDED DECEMBER 31,
                                                            ----------------------------------------
                                       TO JUNE 30, 1997            1996                  1995
                                      ------------------    ------------------    ------------------
                                      GROSS(1)    NET(2)    GROSS(1)    NET(2)    GROSS(1)    NET(2)
                                      --------    ------    --------    ------    --------    ------
CANADA
Crude oil...........................        14      2.0           53     15.7        40        26.0
Natural gas.........................        21     16.0            8      2.5        13         8.4
Service.............................        --       --            2      1.1         2         1.9
Dry and abandoned...................         8      6.5           22     18.2        12         8.0
                                         -----     ----        -----     ----        --        ----
Total Wells.........................        43     24.5           85     37.5        67        44.3
                                         -----     ----        -----     ----        --        ----
Success Ratio.......................                 73%                   51%                   82%
ARGENTINA
Crude oil...........................        28     26.1           14     12.2         4         3.0
Natural gas.........................         7      7.0            5      5.0         1         1.0
Dry and abandoned...................         4      4.0            6      4.4         6         5.5
                                         -----     ----        -----     ----        --        ----
Total Wells.........................        39     37.1           25     21.6        11         9.5
                                         -----     ----        -----     ----        --        ----
Success Ratio.......................                 89%                   80%                   42%
GABON
Crude oil...........................         9      8.1            3      2.7        --          --
Dry and abandoned...................         2      1.9           --       --        --          --
                                         -----     ----        -----     ----        --        ----
Total Wells.........................        11     10.0            3      2.7        --          --
                                         -----     ----        -----     ----        --        ----
Success Ratio.......................                 81%                  100%

---------------

Notes:

(1) "Gross wells" means the number of wells in which Chauvco has a working interest.

(2) "Net wells" means the aggregate number of wells obtained by multiplying each gross well by Chauvco's percentage working interest therein and are, in some cases, subject to adjustment after payout.

  Marketing of Production

     Canadian Marketing -- Crude Oil. Chauvco enjoyed an exceptional pricing environment in 1996 due to a combination of factors. The WTI monthly price averaged U.S.$22.01 per barrel for the year, up U.S.$3.61 per barrel from 1995. The Canadian light sweet price posted WTI differential narrowed to historical low levels in 1996 averaging U.S.$0.56 per barrel versus U.S.$0.87 per barrel in 1995. Differentials between light and heavy crudes have averaged just around U.S.$3.00 per barrel in 1996 giving Canadian producers the highest heavy oil prices in the past decade. In addition, Canadian producers continue to benefit from a relatively weak Canadian dollar as the exchange rate remained in the U.S.$/C$0.73 range throughout the year.

     Pipeline transportation space apportionment on the Interprovincial Pipe Line ("IPL") system, the major carrier of crude oil from western Canada to eastern Canada and the eastern United States, continued in 1996 despite industry attempts to resolve the problem. Despite these difficulties, Chauvco managed to avoid shut-in oil and discount markets throughout the year.

     Two pipeline expansions are nearing completion. An expansion of the IPL system, referred to as the IPL SEP I, which accesses eastern Canadian and midwest U.S. markets, will add 120,000 barrels per day to existing capacity in early 1997. The Express Pipeline 170,000 barrels per day system from Hardisty to Casper, Wyoming, was completed in late 1996. Uncertainty remains as to the relief these expansions will have on IPL volume apportionment.

     Argentine Marketing -- Crude Oil. In Argentina, Chauvco's crude oil and condensates are sold in the domestic market on short term contracts based on WTI prices. Payments for deliveries are made to Chauvco in U.S. dollars. Chauvco continues to use third party marketers to ensure the best possible contract terms as well as guaranteed access to the Oldelval pipeline system, which transports crude oil to the refineries located at Bahia Blanca, 700 kilometers south of Buenos Aires, and in the Buenos Aires area.

     The oil and condensate, transported by ship from Tierra del Fuego, continues to be sold to a large independent refinery in Buenos Aires.

     Chauvco's liquids from natural gas production in Tierra del Fuego continue to be sold to the state owned oil and gas company of Chile.

     Gabon Marketing -- Crude Oil. In Gabon plans are being finalized for crude oil delivery and sales systems. Crude will be transported on the Remboue River in barges for delivery to one of several existing marine terminals on the coast. Most Gabonese crude oil is exported to the United States and is priced with reference to Brent crude oil which is, on average, discounted at approximately U.S.$1.50 per barrel below the price of WTI crude.

     Canadian Marketing -- Natural Gas. Chauvco marketed an average of 40.4 million cubic feet of gas per day during 1996. The market mix between aggregator and direct sale volumes changed through the year as 18.0 million cubic feet per day of direct sale gas was added in June 1996 with the startup of Chauvco's Martin Creek pipeline in northeastern British Columbia which connects to the Westcoast system to deliver gas to the United States west coast market through Sumas, Washington. In addition, aggregator sales decreased with the disposition of several properties during the year.

     Chauvco currently owns approximately 20% in the Alliance Pipeline Project. Chauvco has committed to deliver natural gas for a 15-year period to the proposed pipeline which will run from northeastern British Columbia to Chicago. Applications for approval are now before Canadian and U.S. regulatory authorities.

     In December 1996, Chauvco began deliveries of 8.6 million cubic feet per day to an electric cogeneration facility in Ontario. The contract will run for 18 years and will price Chauvco's gas within a fixed narrow range that escalates over the term of the contract. The December 1996 price was C$2.22 per thousand cubic feet with future prices expected to be approximately C$0.42-C$0.63 per thousand cubic feet over current one year prices during 1997.

     Natural gas prices in North America were stronger in 1996 due to low storage levels, higher demand and colder weather. Gas demand strengthened in the western United States (California and the Pacific Northwest) during the latter part of the year due to low supplies of hydro-generated electricity, slightly colder weather and pipeline reversals away from California. Chauvco benefited from the price increases in the western United States due to its ability to deliver volumes to the west coast market at Sumas in Washington state.

     Alberta and British Columbia gas prices spiked at the end of 1996 in part due to weather, lower storage levels and pipeline volume curtailments. However, with no major pipeline expansions planned until 1998, Alberta prices are expected to return to lower levels. British Columbia prices, on the other hand, may continue at higher levels due to pipeline diversions affecting the California markets. Sixty-nine percent of Chauvco's gas sales incorporated market index pricing and 31% were based on fixed prices in 1996.

     Argentine Marketing -- Natural Gas. Prices for natural gas in Tierra del Fuego and the Neuquen basin are expected to increase marginally over 1996 levels. Natural gas, sold to distribution companies in Buenos Aires and Santa Cruz, is transported in the San Martin pipeline system.

     The pipeline for gas deliveries to Chile was completed in 1996. In January 1997 Chauvco and its partners in Tierra del Fuego initiated Argentina's first natural gas exports. These exports have been sourced from the expanded processing facility at San Sebastian. The contract of gas exports is to provide feedstock for a petrochemical plant for 25 years without seasonal throughput variations.

  Business and Industry Risks

     Risks faced by participants in the oil and gas industry are those beyond the control of experience, knowledge and evaluation techniques. These risks include business, exploration, production, marketing, financial, environmental and safety risks as well as external factors such as fluctuating commodity prices, interest rates and foreign currency exchange rates. In addition, government involvement in the oil and gas industry is another external risk outside the control of Chauvco and other industry participants.

     Chauvco's core business activity includes the acquisition, exploration, development, production and marketing of crude oil and natural gas reserves both in Canada and internationally. Inherent in this activity is the uncertainty of finding new reserves which can be produced economically.

     External risk factors beyond Chauvco's control include commodity prices, interest rates and variations in the Canada-United States currency exchange rate, which in turn responds to economic and political circumstances throughout the world. Prices received by Chauvco for its Canadian and Argentine crude oil production are based on world crude oil prices adjusted for quality and transportation. World crude oil prices are based on global supply and demand conditions; the supply management practices of OPEC and other producing nations and the economic conditions of consuming regions.

     Natural gas prices respond to factors on a North American continental basis, including supply/demand fluctuations, transportation capacity, and contract terms and conditions. Over the last year, natural gas prices have shown significant increases in response to the combined effects of these price influences. In Argentina, natural gas prices were deregulated in 1994 but have remained relatively constant since then.

     All of these external factors impact on Chauvco's ability to maintain financial strength and liquidity. Chauvco's capital requirements are funded through cash flow, debt and equity, all of which are affected by the external factors. Therefore, Chauvco manages these risks by applying operational and financial strategies which maintain strict control over the use of debt and provide for a flexible capital budgeting process. In addition, Chauvco employs hedging strategies to reduce the effect on cash flow and earnings from changes in crude oil and natural gas prices, interest and foreign currency exchange rates.

     The possibility exists that exploration, development and production of oil and gas may damage the environment and cause personal injury to employees, contractors and the general public. To minimize the potential costs associated with these risks, Chauvco maintains safety and environmental protection programs and a comprehensive liability insurance program. Chauvco strives to continue its excellent record in conducting all of its operations in accordance with an environmental Code of Practice and current occupational health and safety regulations.

GOVERNMENTAL AND ENVIRONMENTAL REGULATIONS

  Canadian

     The oil and natural gas industry is subject to extensive controls and regulations imposed by various levels of government. It is not expected that any of these controls or regulations will affect the operations of Chauvco in a manner materially different than they would affect other oil and gas companies of similar size.

     Pricing and Marketing -- Oil.

     In Canada, producers of oil negotiate sales contracts directly with oil purchasers, with the result that the market determines the price of oil. The price depends in part on oil quality, prices of competing fuels, distance to market and the value of refined products. Oil exports may be made pursuant to export contracts with terms not exceeding one year in the case of light crude, and not exceeding two years in the case of heavy crude, provided that an order approving any such export has been obtained from the National Energy Board ("NEB"). Any oil export to be made pursuant to a contract of longer duration requires an exporter to obtain an export license from the NEB and the issue of such a license requires the approval of the Governor in Council.

     Pricing and Marketing --Natural Gas.

     In Canada the price of natural gas sold in interprovincial and international trade is determined by negotiation between buyers and sellers. Natural gas exported from Canada is subject to regulation by the NEB and the Government of Canada. Exporters are free to negotiate prices and other terms with purchasers, provided that the export contracts must continue to meet certain criteria prescribed by the NEB and the Government of Canada. As is the case with oil, natural gas exports for a term of less than two years must be made pursuant to an NEB order, or, in the case of exports for a longer duration, pursuant to an NEB license and Governor in Council approval.

     The governments of Alberta, British Columbia and Saskatchewan also regulate the volume of natural gas which may be removed from those provinces for consumption elsewhere based on such factors as reserve availability, transportation arrangements and market considerations.

     The North American Free Trade Agreement.

     On January 1, 1994 the North American Free Trade Agreement ("NAFTA") among the governments of Canada, the U.S. and Mexico became effective. The NAFTA carries forward most of the material energy terms contained in the Canada-US Free Trade Agreement. In the context of energy resources, Canada continues to remain free to determine whether exports to the U.S. or Mexico will be allowed provided that any export restrictions do not: (i) reduce the proportion of energy resource exported relative to domestic use, (ii) impose an export price higher than the domestic price, and (iii) disrupt normal channels of supply. All three countries are prohibited from imposing minimum export or import price requirements.

     The NAFTA contemplates the reduction of Mexican restrictive trade practices in the energy sector and prohibits discriminatory border restrictions and exports taxes. The agreement also contemplates clearer disciplines on regulations to ensure fair implementation of any regulatory changes and to minimize disruption of contractual arrangements, which is important for Canadian natural gas exports.

     Royalties and Incentives.

     In addition to federal regulation, each province has legislation and regulations which govern land tenure, royalties, production rates, environmental protection and other matters. The royalty regime is a significant factor in the profitability of oil and natural gas production. Royalties payable on productions from lands other than Crown lands are determined by negotiations between the mineral owner and the lessee. Crown royalties are determined by government regulation and are generally calculated as a percentage of the value of the gross production, and the rate of royalties payable generally depends in part on prescribed reference prices, well productivity, geographical location, field discovery date and the type or quality of the petroleum product produced.

     From time to time the governments of Canada, Alberta, British Columbia and Saskatchewan have established incentive programs which have included royalty rate reductions, royalty holidays and tax credits for the purpose of encouraging oil and natural gas exploration or enhanced planning projects.

     In Alberta, a producer of oil or natural gas is entitled to a credit against the royalties payable to the Crown by virtue of the Alberta royalty tax credit ("ARTC") program. The ARTC program is based on a price-sensitive formula, and the ARTC rate varies between 75%, at prices for oil below C$15.89 per barrel and 25%, at prices above C$33.37 per barrel. The ARTC rate is applied to maximum of C$2,000,000 of Alberta Crown royalties payable for each producer or associated group of producers. Crown royalties on production from producing properties acquired from corporations claiming maximum entitlement to ARTC will generally not be eligible for ARTC. The rate is established quarterly based on the average "par Price", as determined by Alberta Department of Energy for the previous quarterly period.

     Oil and natural gas royalty holidays and reductions for specific wells reduce the amount of Crown royalties paid by Chauvco to the provincial governments. The ARTC program provides a rebate on Crown royalties paid in respect of eligible producing properties. Both of these incentives increase the net income of Chauvco.

     Producers of oil and natural gas in British Columbia are also required to pay annual rental payments in respect of Crown leases and royalties and freehold production taxes in respect of oil and gas produced from Crown and freehold lands respectively. The amount payable as a royalty in respect of oil depends on the vintage of the oil (whether it was produced from a pool discovered before or after October 31, 1975), the quantity of oil produced in a month and the value of the oil. Oil produced from newly discovered pools may be exempt from the payment of a royalty for the first 36 months of production. The royalty payable on natural gas is determined by a sliding scale based on a reference price which is the greater of the amount obtained by the producer and a (15% to 25%) prescribed minimum price. Gas produced in association with oil has a minimum royalty of 8% while the royalty in respect of other gas may not be less than 15%.

     Canadian Environmental Regulation.

     The oil and natural gas industry is currently subject to environmental regulation pursuant to provincial and federal legislation. Environmental legislation provides for restrictions and prohibitions on releases or emissions of various substances produced or utilized in association with certain oil and gas industry operations. In addition, legislation requires that well and facility sites be abandoned and reclaimed to the satisfaction of provincial authorities. A breach of such legislation may result in the imposition of fines and penalties. In Alberta, environmental compliance has been governed by the Alberta Environmental Protection and Enhancement Act ("AEPEA") since September 1, 1993. In addition to replacing a variety of older statutes which related to environmental matters, AEPEA also imposes certain new environmental responsibilities on oil and natural gas operators in Alberta and in certain instances also imposes greater penalties for violations. Chauvco is committed to meeting its responsibilities to protect the environment wherever it operates and anticipates making increased, although not material, expenditures of both a capital and expense nature as a result of the increasingly stringent laws relating to the protection of the environment.

  Argentina

     The oil and gas industry in Argentina has been deregulated for several years.

  Pricing and Marketing -- Crude Oil.

     Producers of crude oil negotiate sales contracts directly with oil refiners and other purchasers, with the result that the market determines the price of crude oil. Such price is generally linked to the WTI price and adjusted for oil quality, prices of competing oil, pipeline and other transportation costs to market and the value of refined products. Oil producers are entitled to enter into export contracts without obtaining governmental approval.

  Price and Marketing -- Natural Gas.

     The price of natural gas sold prior to 1994 had been regulated by the state with no free market in natural gas. The state natural gas entity, Gas del Estado, was privatized in late 1992 into two transmission companies ("Transcos") and eight regional distribution companies ("Distcos"). The privatization was followed by the deregulation of the wellhead price for natural gas effective January 1, 1994. The existing regulations are intended to allow free negotiation of prices between producers and Distcos and major industrial buyers, and for the staged release of capacity, if desired by the Distcos, on the transmission systems. Such a framework will allow the natural gas industry in Argentina to compete on a basis similar to that in North America. Exports of natural gas require the express approval of the executive power, upon the recommendation of the Energy Secretariat and ENARGAS, the regulatory agency to oversee the activities of the Transcos and Distcos. The Energy Secretariat must ensure that supply to the domestic market is not adversely affected by any export of natural gas.

  Provincial Royalties.

     Each of the provinces in Argentina is entitled to a royalty, calculated as a percentage of the value of the gross production and is generally set at 12%. Certain deductions for transportation and processing are allowed from the gross revenues before royalty calculations.

  Turnover Tax.

     All provinces in Argentina have a turnover tax on gross sales with rates varying from 1% to 6%. During 1995, the Federal government and the provinces established a flat rate of 2% for oil and gas activities.

  Repatriation of Revenues.

     As a part of the deregulation of the oil and gas industry in Argentina, the government has decreed free access to foreign exchange from the sale of petroleum products produced in Argentina.

  Income Taxes and Dividend Withholding.

     Basic income taxes are levied at 30% of taxable income. Deductions for depletion and depreciation are allowed in calculating taxable income. No withholding taxes are payable on dividend distributions for Argentina. Within Argentina, Tierra del Fuego is subject to a preferential income tax rate status.

EMPLOYEES

     Chauvco has experienced management, professional, technical and support staff in the exploration, land, production, drilling, engineering, marketing, financial, information systems and administration areas of responsibility. At December 31, 1996, Chauvco had 181 full-time employees as follows:

                                                            CANADA    ARGENTINA    TOTAL
                                                            ------    ---------    -----
Office....................................................    93         29         122
Field.....................................................    38         21          59
                                                             ---         --         ---
                                                             131         50         181
                                                             ===         ==         ===

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of Pioneer Common Stock as of September 19, 1997 by (a) each person who is known by Pioneer to own beneficially more than 5% of the outstanding shares of Pioneer Common Stock, (b) each director of Pioneer, (c) each executive officer of Pioneer and (d) all Pioneer directors and executive officers as a group.

                                                                                         PERCENT
                                                                                         OF CLASS
                       NAME OF PERSON                         NUMBER OF    PERCENT        AFTER
                    OR IDENTITY OF GROUP                        SHARES     OF CLASS   TRANSACTION(1)
                    --------------------                      ----------   --------   --------------
DNR-Mesa Holdings, L.P.(2)..................................  11,370,165    15.31%        11.75%
  777 Main Street, Suite 2700
  Fort Worth, Texas 76102
The Prudential Insurance Company of America(3)..............   6,958,961     9.37%         7.19%
  751 Broad Street
  Newark, New Jersey 07102-3777
I. Jon Brumley(4)...........................................     287,571     *            *
Scott D. Sheffield(5).......................................     542,321     *            *
Timothy L. Dove.............................................      90,328     *            *
Dennis E. Fagerstone........................................     108,142     *            *
Mel H. Fischer(6)...........................................      51,964     *            *
Mark L. Withrow.............................................      97,007     *            *
Lon C. Kile.................................................     117,898     *            *
M. Garrett Smith............................................      74,286     *            *
R. Hartwell Gardner.........................................      10,298     *            *
John S. Herrington..........................................       5,107     *            *
Kenneth A. Hersh............................................       4,479     *            *
James L. Houghton(7)........................................      12,545     *            *
Jerry P. Jones..............................................      14,457     *            *
Boone Pickens(8)............................................     766,781     1.03%        *
Richard E. Rainwater(2).....................................  11,370,548    15.32%        11.75%
Charles E. Ramsey, Jr. .....................................      16,141     *            *
Arthur L. Smith.............................................       9,132     *            *
Philip B. Smith.............................................         479     *            *
Robert L. Stillwell(9)......................................       5,771     *            *
Michael D. Wortley..........................................       6,623     *            *
All directors and executive officers as a group (20
  persons)..................................................  13,591,879    18.09%        13.92%

---------------

 *  Does not exceed 1%.

(1) Assumes all Exchangeable Shares have been exchanged for Pioneer Common
    Stock.

(2) Mr. Rainwater is the sole shareholder and President of Rainwater, Inc. and the sole general partner of DNR and, as such, may be deemed to beneficially own the shares of stock held by DNR.

(3) The Schedule 13G filed with the SEC on September 10, 1997 states that The Prudential Insurance Company of America ("Prudential") holds 92,800 shares or 0.1% of Pioneer Common Stock for the benefit of its general account and that it may have voting and/or investment discretion over 6,866,161 shares or 9.2% of Pioneer Common Stock held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates.

(4) Mr. Brumley is a general partner of Brumley Partners, a Texas general partnership and a limited partner of DNR. Mr. Brumley disclaims beneficial ownership of any of the shares of stock held by DNR.

(5) Includes 100 shares held by a minor child of Mr. Sheffield.

(6) Includes 550 shares held in an IRA account by Mr. Fischer.

(7) Includes 4,004 shares held by Mr. Houghton's wife.

(8) Includes shares of Pioneer Common Stock owned by several trusts for Mr. Pickens' children of which he is a trustee, and over which shares he has sole voting and investment power, although he has no economic interest therein. Excludes shares of Pioneer Common Stock owned by Mrs. Pickens as her separate property, as to which Mr. Pickens disclaims beneficial ownership and with respect to which he does not have or share voting or investment power.

(9) Includes 757 shares held by Mr. Stillwell's wife.

                        COMPARISON OF STOCKHOLDER RIGHTS

     In the event that the Transaction is consummated, Chauvco Shareholders will, at the Effective Time, have their Chauvco Common Shares transferred to Pioneer Canada for CRI Shares and either shares of Pioneer Common Stock or Exchangeable Shares or a combination thereof. Exchangeable Shares are the economic equivalent of Pioneer Common Stock. Holders of Exchangeable Shares will have the right to retract the Exchangeable Shares for an equivalent number of shares of Pioneer Common Stock. Pioneer is a corporation organized under the DGCL. While the rights and privileges of shareholders of an Alberta corporation are, in many instances, comparable to those of stockholders of a Delaware corporation, there are certain differences. These differences arise from differences between Alberta and Delaware law, between the ABCA and DGCL and between the Chauvco Articles and Chauvco Bylaws and the Pioneer Restated Certificate and Pioneer Bylaws. For a description of the respective rights of the holders of Chauvco Common Shares and Pioneer Common Stock, see respectively, "Description of Capital Stock -- Chauvco Share Capital" and "-- Pioneer Capital Stock."

VOTE REQUIRED FOR EXTRAORDINARY TRANSACTIONS

     Under the ABCA, certain extraordinary corporate actions, such as certain amalgamations, continuances, and sales, leases or exchanges of all or substantially all the property of a corporation other than in the ordinary course of business, and other extraordinary corporate actions such as liquidations, dissolutions and (if ordered by a court) arrangements, are required to be approved by special resolution. A special resolution is a resolution passed at a meeting by not less than two-thirds of the votes cast by the shareholders, present in person or by proxy, at the meeting. In certain cases, a special resolution to approve an extraordinary corporate action is also required to be approved separately by the holders of a class or series of shares.

     The DGCL requires the affirmative vote of a majority of the outstanding stock entitled to vote thereon to authorize any merger, consolidation, dissolution or sale of substantially all of the assets of a corporation, except that, unless required by its certificate of incorporation, (a) no authorizing stockholder vote is required of a corporation surviving a merger if (i) such corporation's certificate of incorporation is not amended by the merger, (ii) each share of stock of such corporation will be an identical share of the surviving corporation after the merger, and (iii) the number of shares to be issued in the merger does not exceed 20% of such corporation's outstanding common stock immediately prior to the effective date of the merger; and (b) no authorizing stockholder vote is required of a corporation to authorize a merger with or into a single direct or indirect wholly-owned subsidiary of such corporation (provided certain other limited circumstances apply). The Pioneer Restated Certificate provides that certain business combinations (including mergers and sales of all or substantially all of the assets of Pioneer) involving a beneficial owner of at least 10% of the outstanding shares of Pioneer's capital stock (a "Pioneer Related Person") require the affirmative vote of the holders of at least 80% of the outstanding voting stock of Pioneer as well as two-thirds of the outstanding shares of capital stock held by stockholders other than the Pioneer Related Person, unless certain minimum price or board approval requirements are met. See " -- Anti-Takeover Provisions and Interested Stockholder Transactions."

Stockholder approval is also not required under the DGCL for mergers or consolidations in which a parent corporation merges or consolidates with a subsidiary of which it owns at least 90% of the outstanding shares of each class of stock.

     Such matters as take-over bids, issuer bids or self tenders, going-private transactions and transactions with directors, officers, significant shareholders and other related parties to which Pioneer is a party will be subject to regulation by Canadian provincial securities legislation and administrative policies of Canadian securities administrators. Similar matters to which Pioneer is a party will be subject to regulation under U.S. federal securities laws, regulations and policies.

AMENDMENT TO GOVERNING DOCUMENTS

     Under the ABCA, any amendment to the articles generally requires approval by special resolution, which is a resolution passed by a majority of not less than two-thirds of the votes cast by shareholders entitled to vote on the resolution. The ABCA provides that unless the articles or by-laws otherwise provide, the directors may, by resolution, make, amend or repeal any by-laws that regulate the business or affairs of a corporation. Where the directors make, amend or repeal a by-law, they are required under the ABCA to submit the by-law, amendment or repeal to the shareholders at the next meeting of shareholders, and the shareholders may confirm, reject or amend the by-law, amendment or repeal by an ordinary resolution, which is a resolution passed by a majority of the votes cast by shareholders entitled to vote on the resolution.

     The DGCL requires a vote of the corporation's board of directors followed by the affirmative vote of a majority of the outstanding stock entitled to vote for any amendment to the certificate of incorporation, unless a greater level of approval is required by the certificate of incorporation. The Pioneer Restated Certificate provides that (i) amendments to certain provisions regarding (A) election, removal and replacement of directors and provision for a staggered board, (B) amendment of the Pioneer Bylaws, (C) appointment or removal of officers and members of committees of the Pioneer Board, and (D) matters relating to special meetings of stockholders must be approved by the affirmative vote of at least two-thirds of the outstanding shares of capital stock, (ii) amendments to certain provisions relating to denial of written consent rights to stockholders must be approved by the affirmative vote of at least 80% of the outstanding shares of capital stock, and (iii) amendments to certain provisions relating to certain business combinations must be approved by the affirmative vote of at least 80% of the outstanding shares of capital stock and by the affirmative vote of holders of at least two-thirds of the outstanding shares of voting stock held by stockholders other than the Pioneer Related Person. The DGCL also states that the power to adopt, amend or repeal the by-laws of a corporation shall be in the stockholders entitled to vote, provided that the corporation in its certificate of incorporation may confer such power on the corporation's board of directors. The Pioneer Restated Certificate provides that the Pioneer Board may alter, amend or repeal the Pioneer Bylaws. The Pioneer Bylaws may also be altered, amended or repealed by the holders of not less than two-thirds of the outstanding shares of stock then entitled to vote upon an election of directors at any regular meeting of the stockholders or at any special meeting of the stockholders if notice of such alteration, amendment, repeal or adoption of new bylaws is contained in the notice of such special meeting.

DISSENTERS' RIGHTS

     The ABCA provides that shareholders of an Alberta corporation entitled to vote on certain matters are entitled to exercise dissent rights and to be paid the fair value of their shares in connection therewith. The ABCA does not distinguish for this purpose between listed and unlisted shares. Such matters include: (a) any amalgamation with another corporation (other than with certain affiliated corporations); (b) an amendment to the corporation's articles to add, change or remove any provisions restricting or constraining the issue or transfer of shares; (c) an amendment to the corporation's articles to add, change or remove any restriction upon the business or businesses that the corporation may carry on; (d) a continuance under the laws of another jurisdiction; (e) a sale, lease or exchange of all or substantially all the property of the corporation other than in the ordinary course of business; (f) a court order permitting a shareholder to dissent in connection with an application to the court for an order approving an arrangement proposed by the corporation; or (g) certain amendments to the articles of a corporation which require a separate class or series vote, provided that a shareholder is not entitled to dissent if an amendment to the articles is effected by a court order approving a reorganization or by a court order made in connection with an action for an oppression remedy. Under the ABCA, a shareholder may, in addition to exercising dissent rights, seek an oppression remedy for any act or omission of a corporation or any of its affiliates which is oppressive, unfairly prejudicial to or that unfairly disregards a shareholder's interest.

     Under the DGCL, holders of shares of any class or series have the right, in certain circumstances, to dissent from a merger or consolidation by demanding payment in cash for their shares equal to the fair value (excluding any appreciation or depreciation as a consequence or in expectation of the transaction) of such shares, as determined by agreement with the corporation or by an independent appraiser appointed by a court in an action timely brought by the corporation or the dissenters. The DGCL grants dissenters' appraisal rights only in the case of mergers or consolidations and not in the case of a sale or transfer of assets or a purchase of assets for stock regardless of the number of shares being issued. Further, no appraisal rights are available for shares of any class or series listed on a national securities exchange or designated as a national market system security on Nasdaq or held of record by more than 2,000 stockholders, unless the agreement of merger or consolidation converts such shares into anything other than (a) stock of the surviving corporation, (b) stock of another corporation which is either listed on a national securities exchange or designated as a national market system security on Nasdaq or held of record by more than 2,000 stockholders, (c) cash in lieu of fractional shares, or (d) some combination of the above.

OPPRESSION REMEDY

     The ABCA provides an oppression remedy that enables the court to make any order, both interim and final, to rectify the matters complained of, if the court is satisfied upon application by a complainant (as defined below) that:
(i) any act or omission of the corporation or an affiliate effects a result;
(ii) the business or affairs of the corporation or an affiliate are or have been carried on or conducted in a manner; or (iii) the powers of the directors of the corporation or of an affiliate are or have been exercised in a manner, that is oppressive or unfairly prejudicial to or that unfairly disregards the interests of any security holder, creditor, director or officer. A complainant includes:
(a) a present or former registered holder or beneficial owner of securities of a corporation or any of its affiliates; (b) a present or former director or officer of the corporation or any of its affiliates; and (c) any other person who in the discretion of the court is a proper person to make such application.

     Because of the breadth of the conduct which can be complained of and the scope of the court's remedial powers, the oppression remedy is very flexible and is sometimes relied upon to safeguard the interests of shareholders and other complainants with a substantial interest in the corporation. Under the ABCA, it is not necessary to prove that the directors of a corporation acted in bad faith in order to seek an oppression remedy. Furthermore, the court may order the corporation to pay the interim expenses of a complainant seeking an oppression remedy, but the complainant may be held accountable for such interim costs on final disposition of the complaint. The DGCL does not provide for a similar remedy.

DERIVATIVE ACTION

     Derivative actions may be brought in Delaware by a stockholder on behalf of, and for the benefit of, the corporation. The DGCL provides that a stockholder must aver in the complaint that he or she was a stockholder of the corporation at the time of the transaction of which he or she complains or that his or her stock thereafter devolved upon him or her by operation of law. A stockholder may not sue derivatively unless he or she first makes demand on the corporation that it bring suit and such demand has been refused, unless it is shown that such demand would have been futile.

     Under the ABCA, a complainant may apply to the court for leave to bring an action in the name of and on behalf of a corporation or any subsidiary, or to intervene in an existing action to which any such body corporate is a party, for the purpose of prosecuting, defending or discontinuing the action on behalf of the body corporate or subsidiary. Under the ABCA, no action may be brought and no intervention in an action may be made unless the complainant has given reasonable notice to the directors of the corporation or its subsidiary of the complainant's intention to apply to the court and the court is satisfied that: (a) the directors of the corporation or its subsidiary will not bring, diligently prosecute or defend or discontinue the action; (b) the complainant is acting in good faith; and (c) it appears to be in the interests of the corporation or its subsidiary that the action be brought, prosecuted, defended or discontinued.

     Under the ABCA, the court in a derivative action may make any order it thinks fit. Additionally, under the ABCA, a court may order a corporation or its subsidiary to pay the complainant's reasonable legal fees.

SHAREHOLDER CONSENT IN LIEU OF MEETING

     Under the DGCL, unless otherwise provided in the certificate of incorporation, any action required to be taken or which may be taken at an annual or special meeting of stockholders may be taken without a meeting if a consent in writing is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote were present and voted. The Pioneer Restated Certificate denies action by written consent of holders of common stock. Under the ABCA, shareholder action without a meeting may only be taken by written resolution signed by all shareholders who would be entitled to vote thereon at a meeting.

DIRECTOR QUALIFICATIONS

     At least half of the directors of an ABCA corporation generally must be resident Canadians. The ABCA also requires that a corporation whose securities are publicly traded must have not fewer than three directors, at least two of whom are not officers or employees of the corporation or any of its affiliates. The DGCL does not have comparable requirements.

FIDUCIARY DUTIES OF DIRECTORS

     Directors of corporations governed by the ABCA have fiduciary obligations to the corporation. Directors of corporations incorporated or organized under the DGCL have fiduciary obligations to the corporation and its shareholders. Pursuant to these fiduciary obligations, the directors must act in accordance with the so-called duties of "due care" and "loyalty". Under the DGCL, the duty of care requires that the directors act in an informed and deliberative manner and to inform themselves, prior to making a business decision, of all material information reasonably available to them. The duty of loyalty must be summarized as the duty to act in good faith in a manner which the directors reasonably believe to be in the best interests of the stockholders. It requires that there be no conflict between duty and self-interest.

     Under the ABCA, the duty of loyalty requires directors of an Alberta corporation to act honestly and in good faith with a view to the best interests of the corporation, and the duty of care requires that the directors exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Under the ABCA, except in respect of an action by or on behalf of a corporation or a body corporate to procure a judgment in its favor, a corporation may indemnify a director or officer, a former director or officer or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and his or her heirs and legal representatives (an "Indemnifiable Person"), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him or her in respect of any civil, criminal or administrative action or proceeding to which he or she is made a party by reason of being or having been a director or officer of such corporation or such body corporate, if: (a) he or she acted honestly and in good faith with a view to the best interests of such corporation; and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful. An Indemnifiable Person is entitled to such indemnity from the corporation if he or she was substantially successful on the merits in his or her defense of the action or proceeding, fulfilled the conditions set out in (a) and (b), above and is fairly and reasonably entitled to indemnity. A corporation may, with the approval of a court, also indemnify an Indemnifiable Person in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favor, to which such person is made a party by reason of being or having been a director or an officer of the corporation or body corporate, if he or she fulfills the conditions set out in (a) and (b), above. The Chauvco Bylaws provide for indemnification of directors and officers in accordance with the provisions of the ABCA.

     The DGCL provides that a corporation may indemnify its present and former directors, officers, employees and agents (each, an "indemnitee") against all reasonable expenses (including attorneys' fees) and, except in actions initiated by or in the right of the corporation, against all judgments, fines and amounts paid in settlement in actions brought against them, if such individual acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The corporation shall indemnify an indemnitee to the extent that he or she is successful on the merits or otherwise in the defense of any claim, issue or matter associated with an action. The Pioneer Restated Certificate provides for indemnification of directors and officers to the fullest extent authorized by the DGCL.

     The DGCL allows for the advance payment of an indemnitee's expenses prior to the final disposition of an action, provided that the indemnitee undertakes to repay any such amount advanced if it is later determined that the indemnitee is not entitled to indemnification with regard to the action for which the expenses were advanced. Neither the ABCA nor the Chauvco Bylaws expressly provides for such advance payment.

     Pioneer has entered into Indemnity Agreements with each of its directors and executive officers.

DIRECTOR LIABILITY

     The DGCL provides that the charter of a corporation may include a provision which limits or eliminates the liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided such liability does not arise from certain proscribed conduct, including acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law. The Pioneer Restated Certificate contains a provision limiting the liability of its directors to the fullest extent permitted by the DGCL. The ABCA does not permit any such limitation of a director's liability.

ANTI-TAKEOVER PROVISIONS AND INTERESTED STOCKHOLDER TRANSACTIONS

     Section 203 of the DGCL, in general, prohibits a "business combination" between a corporation and an "interested stockholder" within three years of the time such stockholder became an "interested stockholder" unless (i) prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, exclusive of shares owned by directors who are also officers and by certain employee stock plans, or (iii) after such time, the business combination is approved by the board of directors and authorized by the affirmative vote at a stockholders' meeting of at least
66 2/3% of the outstanding voting stock which is not owned by the interested stockholder. The term "business combination" is defined to include, among other transactions between the interested stockholder and the corporation or any direct or indirect majority-owned subsidiary thereof, a merger or consolidation, a sale, pledge, transfer or other disposition (including as part of a dissolution) of assets having an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the corporation on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation; certain transactions that would increase the interested stockholder's proportionate share ownership of the stock of any class or series of the corporation or such subsidiary; and any receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges of other financial benefits provided by or through the corporation or any such subsidiary. In general, and subject to certain exceptions, an "interested stockholder" is any person who is the owner of 15% or more of the outstanding voting stock (or, in the case of a corporation with classes of voting stock with

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disparate voting power, 15% or more of the voting power of the outstanding voting stock) of the corporation, and the affiliates and associates of such person. The term "owner" is broadly defined to include any person that individually or with or through his or its affiliates or associates, among other things, beneficially owns such stock, or has the right to acquire such stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote such stock pursuant to any agreement or understanding, or has an agreement or understanding with the beneficial owner of such stock for the purpose of acquiring, holding, voting or disposing of such stock. The restrictions of Section 203 or the DGCL do not apply to corporations that have elected, in the manner provided therein, not to be subject to such section or which do not have a class of voting stock that is listed on a national securities exchange or authorized for quotation on an interdealer quotation system of a registered national securities association or held of record by more than 2,000 stockholders.

     The Pioneer Restated Certificate contains a "fair price" provision that applies to certain business combination transactions involving any Pioneer Related Person. The "fair price" provision requires the affirmative vote of the holders of (i) at least 80% of the voting stock of Pioneer and (ii) at least
66 2/3% of the voting stock of Pioneer not beneficially owned by the Pioneer Related Person, to approve certain transactions between the Pioneer Related Person and Pioneer or its subsidiaries, including any merger, consolidation or share exchange, any sale, lease, exchange, pledge or other disposition of assets of Pioneer or its subsidiaries having a fair market value of at least $10 million, any transfer or issuance of securities of Pioneer or any of its subsidiaries, any adoption of a plan or proposal by Pioneer of voluntary liquation or dissolution of Pioneer, certain reclassifications of securities or recapitalizations of Pioneer or certain other transactions, in each case involving the Pioneer Related Person. This voting requirement does not apply to certain transactions, including (a) any transaction in which the consideration to be received by the holders of each class of capital stock of Pioneer is (x) the same in form and amount as that paid in a tender offer in which the Pioneer Related Person acquired at least 50% of the outstanding shares of such class and which was consummated not more than one year earlier or (y) not less in amount than the highest per share price paid by the Pioneer Related Person for shares of such class or (b) any transaction approved by Pioneer's continuing directors (as defined in the Pioneer Restated Certificate).

     As a Delaware corporation, Pioneer is subject to Section 203 of the DGCL as described above. The Pioneer Restated Certificate does not contain any provision electing out of the application of Section 203 of the DGCL, and Pioneer has not taken any of the actions necessary for it to elect out of such provision. As a result, the provisions of Section 203 will remain applicable to transactions between Pioneer and any of their respective "interested stockholders."

     The ABCA does not contain a comparable provision with respect to business combinations. However, policies of certain Canadian securities regulatory authorities, including Policy 9.1 of the Ontario Securities Commission ("Policy 9.1"), contain requirements in connection with related party transactions. A related party transaction means, generally, any transaction by which an issuer, directly or indirectly, acquires or transfers an asset or acquires or issues treasury securities or assumes or transfers a liability from or to, as the case may be, a related party by any means in any one or any combination of transactions. "Related party" is defined in Policy 9.1 and includes directors, senior officers and holders of at least 10% of the voting securities of the issuer.

     Policy 9.1 requires more detailed disclosure in the proxy material sent to security holders in connection with a related party transaction, and, subject to certain exceptions, the preparation of a formal valuation of the subject matter of the related party transaction and any non-cash consideration offered therefor and the inclusion of a summary of the valuation in the proxy material. Policy
9.1 also requires, subject to certain exceptions, that the minority shareholders of the issuer separately approve the transaction, by either a simple majority or two-thirds of the votes cast, depending on the circumstances.

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

                          DESCRIPTION OF CAPITAL STOCK

     The authorized capital stock of Pioneer consists of 500,000,000 shares of common stock, par value $.01 per share, and 100,000,000 shares of preferred stock, par value $.01 per share, of which one share has been designated as the Special Preferred Voting Share.

PIONEER CAPITAL STOCK

  Pioneer Common Stock

     All shares of Pioneer Common Stock issued in the Transaction will be fully paid and nonassessable. The holders of Pioneer Common Stock are entitled to one vote for each share held on all matters submitted to a vote of common stockholders. The Pioneer Common Stock does not have cumulative voting rights. Shares of Pioneer Common Stock have no preemptive rights, conversion rights, redemption rights or sinking fund provisions. Pioneer Common Stock is not subject to redemption by Pioneer.

     Subject to the rights of the holders of any class of capital stock of Pioneer having any preference or priority over the Pioneer Common Stock, the holders of Pioneer Common Stock are entitled to dividends in such amounts as may be declared by the Pioneer Board from time to time out of funds legally available for such payments and, in the event of liquidation, to share ratably in any assets of Pioneer remaining after payment in full of all creditors and provision for any liquidation preferences on any outstanding preferred stock ranking prior to the Pioneer Common Stock.

  Pioneer Preferred Stock

     The Pioneer Board, without further stockholder action, is authorized to issue up to 100,000,000 shares of preferred stock in one or more series and to fix and determine as to any series all the relative rights and preferences of shares in the series, including voting rights, dividend rights, liquidation preferences, terms of redemption, and conversion rights.

  Pioneer Special Preferred Voting Stock

     The Pioneer Board has designated one (1) of the 100,000,000 authorized shares of preferred stock as Special Preferred Voting Stock, par value $.01 per share (the "Voting Share"). The Trustee shall hold such Voting Share as trustee for and on behalf of, and for the use and benefit of, the holders of Exchangeable Shares and in accordance with the Voting and Exchange Trust Agreement. The Certificate of Designations for the Voting Share includes the following principal terms:

     Dividends. No dividend shall be paid to the Trustee, as the holder of the Voting Share.

     Voting Rights. The Trustee, as the holder of record of the Voting Share, shall be entitled to all of the voting rights attached to the Voting Share, including the right to consent to or vote in person or by proxy the Voting Share, on any matter, question or proposition whatsoever that may properly come before the Pioneer stockholders at a meeting thereof or with respect to any written consent sought by Pioneer from its stockholders. For each Exchangeable Share owned of record on the relevant record date, the holder thereof shall be entitled to instruct the Trustee to cast and exercise, in the manner instructed, a number of votes (including for purposes of a quorum) equal to the number of votes to which a holder of one share of Pioneer Common Stock is entitled with respect to any matter, proposition or question on which the holders of Pioneer Common Stock are entitled to vote (the "Equivalent Vote Amount"). Except as otherwise described herein or required by law, the holder of the Voting Share will vote together with the Pioneer Common Stock as a single class and not as a separate class or series apart therefrom, including any vote to approve or adopt:(i) any plan of merger, consolidation or share exchange for which Delaware law requires a stockholder vote; (ii) any disposition of assets for which Delaware law requires a stockholder vote; and (iii) any dissolution of Pioneer for which Delaware law requires a stockholder vote.

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

     So long as any Exchangeable Shares are outstanding, the number of shares comprising the Special Preferred Voting Stock will not be increased or decreased and no other term of the Special Preferred Voting Stock may be amended, except upon the approval of the holder of the Voting Share.

     Conversion. The Voting Share is not convertible into any other class or series of the capital stock of Pioneer or into cash, property or other rights.

     Redemption. The Voting Share may not be redeemed, except at such time as no Exchangeable Shares shall be outstanding, in which case, the Voting Share shall be automatically redeemed. The redemption price due and payable upon such automatic redemption will be equal to a $1.00 liquidation preference. The Voting Share will be deemed retired and will be cancelled upon any purchase or other acquisition thereof by Pioneer. After such cancellation, the Voting Share may not be reissued or otherwise disposed of by Pioneer.

     Liquidation. The Voting Share will rank prior to each share of Pioneer Common Stock with respect to the distribution of assets upon a liquidation, dissolution or winding-up of Pioneer. In the event of any such liquidation, dissolution or winding-up, the holder of the Voting Share will be entitled to receive, before any distribution to the holders of Pioneer Common Stock, but only after the liquidation preference of any other shares of preferred stock of Pioneer has been paid in full, a liquidation preference equal to $1.00.

     Certain Covenants of Pioneer. For so long as the Voting Share is outstanding, Pioneer will: (i) fully comply with all terms of the Exchangeable Shares and with all contractual obligations of Pioneer associated therewith, and
(ii) not amend, alter or repeal the terms and conditions of the Special Preferred Voting Stock, except with the approval of the holder of the Voting Share.

     For a more detailed description of Pioneer's Special Preferred Voting Stock and the Voting Share, see the terms and conditions thereof set forth on Annex G hereto. See also " -- Voting and Exchange Trust Agreement."

  Certain Provisions of the Certificate of Incorporation and Bylaws

     The Pioneer Board is divided into three classes. The directors of each class are elected for three-year terms, with the terms of the three classes staggered so that directors from a single class are elected at each annual meeting of stockholders. Stockholders may remove a director only for cause. In general, the Pioneer Board, not the stockholders, has the right to appoint persons to fill vacancies on the Pioneer Board.

     The Pioneer Restated Certificate contains a "fair price" provision that requires the affirmative vote of the holders of least 80% of Pioneer's voting stock and the affirmative vote of at least 66 2/3% of Pioneer's voting stock not owned, directly or indirectly, by a Pioneer Related Person to approve any merger, consolidation, sale or lease of all or substantially all of Pioneer's assets, or certain other transactions involving a Pioneer Related Person. For purposes of this fair price provision, a "Pioneer Related Person" is any person beneficially owning 10% or more of the voting power of the outstanding capital stock of Pioneer who is a party to the transaction at issue. The voting requirement is not applicable to certain transactions, including those that are approved by Pioneer's Continuing Directors (as defined in the Pioneer Restated Certificate) or that meet certain "fair price" criteria contained in the Pioneer Restated Certificate. See "Comparison of Stockholder Rights -- Anti-Takeover Provisions and Interested Stockholder Transactions."

     The Pioneer Restated Certificate further provides that stockholders may act only at annual or special meetings of stockholders and not by written consent, that special meetings of stockholders may be called only by the Pioneer Board and that only business proposed by the Pioneer Board may be considered at special meetings of stockholders.

     The Pioneer Restated Certificate also provides that the only business (including election of directors) that may be considered at an annual meeting of stockholders, in addition to business proposed (or persons nominated to be directors) by the directors of Pioneer, is business proposed (or persons nominated to be directors) by stockholders who comply with the notice and disclosure requirements set forth in the Pioneer Restated Certificate. In general, the Pioneer Restated Certificate requires that a stockholder give Pioneer notice of proposed business or nominations no later than 60 days before the annual meeting of stockholders

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

(meaning the date on which the meeting is first scheduled and not postponements or adjournments thereof) or (if later) 10 days after the first public notice of the annual meeting is sent to common stockholders. In general, the notice must also contain information about the stockholder proposing the business or nomination, his interest in the business, and (with respect to nominations for director) information about the nominee of the nature ordinarily required to be disclosed in public proxy solicitations. The stockholder also must submit a notarized letter from each of his nominees stating the nominee's acceptance of the nomination and indicating the nominee's intention to serve as director if elected.

     The Pioneer Restated Certificate also restricts the ability of stockholders to interfere with the powers of the Board of Directors in certain specified ways, including the constitution and composition of committees and the election and removal of officers.

     The Pioneer Restated Certificate provides that approval by the holders of at least 66 2/3% of the outstanding Pioneer voting stock is required to amend the provisions of the Certificate of Incorporation discussed above and certain other provisions, except that (a) approval by the holders of at least 80% of the outstanding Pioneer voting stock, together with approval by the holders of at least 66 2/3% of the outstanding voting stock not owned, directly or indirectly, by the Related Person, is required to amend the fair price provisions and (b) approval of the holders of at least 80% of the outstanding voting stock is required to amend the provisions prohibiting stockholders from acting by written consent.

  Delaware Anti-Takeover Statute

     Pioneer is a Delaware corporation and is subject to Section 203 of the DGCL. In general, Section 203 prevents an "interested stockholder" (defined generally as a person owning 15% or more of Pioneer's outstanding voting stock) from engaging in a "business combination" (as defined in Section 203) with Pioneer for three years following the date that person becomes an interested stockholder unless (a) before that person became an interested stockholder, the Pioneer Board approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination, (b) upon completion of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owns at least 85% of Pioneer voting stock outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of Pioneer and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer), or (c) following the transaction in which that person became an interested stockholder, the business combination is approved by the Pioneer Board and authorized at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds of the outstanding Pioneer voting stock not owned by the interested stockholder.

     Under Section 203, these restrictions also do not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of one or certain extraordinary transactions involving Pioneer and a person who was not an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of Pioneer's directors, if that extraordinary transaction is approved or not opposed by a majority of the directors before any person became an interested stockholder in the previous three years or who were recommended for election or elected to succeed such directors by a majority of such directors then in office.

CHAUVCO SHARE CAPITAL

     In the event of the consummation of the Transaction, the share capital of Chauvco after the Effective Time will consist of one class of common shares, unlimited in number, and all of such shares which are issued and outstanding shall be held by Pioneer Canada;

PIONEER CANADA SHARE CAPITAL

     In the event of the consummation of the Transaction, the share capital of Pioneer Canada after the Effective Time will have the rights and preferences summarized below. Such summary is qualified in its

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

entirety by reference to the Plan of Arrangement and the Exchangeable Share Provisions which are attached as Annexes E and F hereto, respectively.

     Pioneer Canada Common Voting Shares. The holders of Pioneer Canada Common Voting Shares will be entitled to receive notice of and to attend all meetings of the shareholders of Pioneer Canada and will be entitled to one vote for each share held of record on all matters submitted to a vote of holders of Pioneer Canada Common Voting Shares. The holders of Pioneer Canada Common Voting Shares will be entitled to receive such dividends as may be declared by the Pioneer Canada board of directors out of funds legally available therefor. Holders of Pioneer Canada Common Voting Shares will be entitled upon any liquidation, dissolution or winding-up of Pioneer Canada, subject to the prior rights of the holders of the Exchangeable Shares and to any other shares ranking senior to the Pioneer Canada Common Voting Shares, to receive the remaining property and assets of Pioneer Canada.

  Exchangeable Shares of Pioneer Canada

     Ranking. The Exchangeable Shares will rank prior to the Pioneer Canada Common Voting Shares and any other shares ranking junior to the Exchangeable Shares with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of Pioneer Canada.

     Dividends. Holders of Exchangeable Shares will be entitled to receive dividends equivalent to dividends paid from time to time by Pioneer on shares of Pioneer Common Stock. The declaration date, record date and payment date for dividends on the Exchangeable Shares will be the same as that for the corresponding dividends on the Pioneer Common Stock.

     Certain Restrictions. Without the approval of the holders of the Exchangeable Shares, Pioneer Canada will not:

     (a) pay any dividend on the Pioneer Canada Common Voting Shares, or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in such other shares ranking junior to the Exchangeable Shares;

     (b) redeem, purchase or make any capital distribution in respect of Pioneer Canada Common Voting Shares or any other shares ranking junior to the Exchangeable Shares;

     (c) redeem or purchase any other shares of Pioneer Canada ranking equally with the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution;

     (d) issue any Exchangeable Shares or any other shares of Pioneer Canada ranking equally with, or superior to, the Exchangeable Shares other than by stock dividends to the holders of the Exchangeable Shares or as contemplated in the Support Agreement; or

     (e) amend the articles or bylaws of Pioneer Canada.

     The restrictions in (a), (b) and (c) above will not apply at any time when the dividends on the outstanding Exchangeable Shares corresponding to dividends declared on the Pioneer Common Stock have been declared and paid in full.

     Liquidation. In the event of the liquidation, dissolution or winding-up of Pioneer Canada a holder of Exchangeable Shares will be entitled to receive for each Exchangeable Share one share of Pioneer Common Stock, together with a cash amount equivalent to the full amount of all unpaid dividends on the Exchangeable Shares. See "-- Voting and Exchange Trust Agreement."

     Retraction of Exchangeable Shares by Holders. A holder of Exchangeable Shares will be entitled at any time to require Pioneer Canada to retract (i.e., require Pioneer Canada to redeem) any or all of the Exchangeable Shares held by such holder for one share of Pioneer Common Stock for each Exchangeable Share plus an additional amount equivalent to the full amount of all unpaid dividends thereon, which shall be delivered to the retracting holder on the retraction date specified by the holder (which shall not be less than three nor more than ten business days after the date on which Pioneer Canada receives the retraction request from the holder).

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

     If, as a result of liquidity or solvency provisions of applicable law, Pioneer Canada is not permitted to redeem all Exchangeable Shares tendered by a retracting holder, Pioneer Canada will redeem only those Exchangeable Shares tendered by the holder (rounded down to a whole number of shares) as would not be contrary to such provisions of applicable law. The holder of any Exchangeable Shares not redeemed by Pioneer Canada will be deemed to have required Pioneer to purchase such unretracted shares in exchange for Pioneer Common Stock, plus an additional amount equivalent to the full amount of all unpaid dividends thereon, on the retraction date pursuant to the optional Exchange Rights. See "-- Voting and Exchange Trust Agreement."

     Redemption of Exchangeable Shares. On the Automatic Redemption Date Pioneer Canada will redeem all but not less than all of the then outstanding Exchangeable Shares for one share of Pioneer Common Stock for each Exchangeable Share plus an additional amount equivalent to the full amount of all unpaid dividends thereon. Pioneer Canada shall, at least 120 days prior to the Automatic Redemption Date, provide the registered holders of the Exchangeable Shares with written notice of the proposed redemption of the Exchangeable Shares.

     Voting Rights. Except as required by applicable law, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or attend any meeting of the shareholders of Pioneer Canada or to vote at any such meeting.

     Amendment and Approval. The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be changed only with the approval of the holders thereof. Any such approval or any other approval or consent to be given by the holders of the Exchangeable Shares will be sufficiently given if given in accordance with applicable law and subject to a minimum requirement that such approval or consent be evidenced by a resolution passed by not less than two-thirds of the votes cast thereon (other than shares beneficially owned by Pioneer or entities controlled by Pioneer) at a meeting of the holders of Exchangeable Shares duly called and held at which holders of at least 50% of the then outstanding Exchangeable Shares are present or represented by proxy. In the event that no such quorum is present at such meeting within one-half hour after the time appointed therefor, then the meeting will be adjourned to such place and time not less than 10 days later as may be determined at the original meeting and the holders of Exchangeable Shares present or represented by proxy at the adjourned meeting may transact the business for which the meeting was originally called. At the adjourned meeting, a resolution passed by the affirmative vote of not less than two-thirds of the votes cast thereon will constitute the approval or consent of the holders of the Exchangeable Shares.

     Actions of Pioneer Canada under Support Agreement. Under the Exchangeable Share Provisions, Pioneer Canada will agree to take all such actions and do all such things as are necessary or advisable to perform and comply with its obligations under, and to ensure the performance and compliance by Pioneer with its obligations under, the Support Agreement.

SUPPORT AGREEMENT

     The following is a summary description of the material provisions of the Support Agreement and is qualified in its entirety by reference to the full text of the Support Agreement, which is attached as Annex H hereto.

     Under the Support Agreement, Pioneer will agree that: (i) it will not declare or pay dividends on the Pioneer Common Stock unless Pioneer Canada is able to and simultaneously pays an equivalent dividend on the Exchangeable Shares; (ii) it will cause Pioneer Canada to declare and pay an equivalent dividend on the Exchangeable Shares simultaneously with Pioneer's declaration and payment of dividends on the Pioneer Common Stock; (iii) it will advise Pioneer Canada in advance of the declaration of any dividend on the Pioneer Common Stock and ensure that the declaration date, record date and payment date for dividends on the Exchangeable Shares are the same as that for the Pioneer Common Stock; (iv) it will take all actions and do all things necessary to ensure that Pioneer Canada is able to provide to the holders of the Exchangeable Shares the equivalent number of shares of Pioneer Common Stock in the event of a liquidation, dissolution, or winding-up of Pioneer Canada, a retraction request by a holder of Exchangeable Shares, or a redemption of

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

Exchangeable Shares of Pioneer Canada; and (v) it will not vote or otherwise take any action or omit to take any action causing the liquidation, dissolution or winding-up of Pioneer Canada.

     The Support Agreement also provides that, without the prior approval of Pioneer Canada and the holders of the Exchangeable Shares, Pioneer will not distribute additional shares of Pioneer Common Stock or rights to subscribe therefor or other property or assets to all or substantially all holders of shares of Pioneer Common Stock, nor change the Pioneer Common Stock nor effect any tender offer, share exchange offer, issuer bid, take-over bid or similar transaction affecting the Pioneer Common Stock, unless the same or an equivalent distribution on or change to the Exchangeable Shares (or in the rights of the holders thereof) is made simultaneously.

     Pioneer has agreed that so long as there remain outstanding any Exchangeable Shares not owned by Pioneer or any entity controlled by Pioneer, Pioneer will remain the beneficial owner, directly or indirectly, of all outstanding shares of Pioneer Canada other than the Exchangeable Shares. In addition, the Support Agreement obligates Pioneer to nominate Messrs. Baroffio and Turcotte to the board of directors of Pioneer in accordance with the same terms as the Combination Agreement.

     With the exception of administrative changes for the purpose of adding covenants for the protection of the holders of the Exchangeable Shares, making certain necessary amendments or curing ambiguities or clerical errors (in each case provided that the board of directors of each of Pioneer and Pioneer Canada is of the opinion that such amendments are not prejudicial to the interests of the holders of the Exchangeable Shares), the Support Agreement may not be amended without the approval of the holders of the Exchangeable Shares.

     Under the Support Agreement, Pioneer has agreed not to exercise any voting rights attached to the Exchangeable Shares owned by it or any entity controlled by it on any matter considered at meetings of holders of Exchangeable Shares (including any approval sought from such holders in respect of matters arising under the Support Agreement).

VOTING AND EXCHANGE TRUST AGREEMENT

     The following is a summary description of the material provisions of the Voting and Exchange Trust Agreement and is qualified in its entirety by reference to the full text of the Voting and Exchange Trust Agreement which is attached as Annex I hereto. Under the terms of the Voting and Exchange Trust Agreement, Pioneer will issue and grant to the Trustee the Voting Rights and the Exchange Rights.

     Voting Rights. Under the Voting and Exchange Trust Agreement, Pioneer will issue the Voting Share to the Trustee for the benefit of the holders (other than Pioneer and its subsidiaries) of the Exchangeable Shares. The Voting Share will carry a number of votes, exercisable at any meeting at which Pioneer Stockholders are entitled to vote, equal to the number of outstanding Exchangeable Shares (other than shares held by Pioneer and its subsidiaries). With respect to any written consent sought from the Pioneer Stockholders, each vote attached to the Voting Share will be exercisable in the same manner as set forth above.

     Each holder of an Exchangeable Share on the record date for any meeting at which Pioneer Stockholders are entitled to vote will be entitled to instruct the Trustee to exercise one of the votes attached to the Voting Share for such Exchangeable Share. The Trustee will exercise each vote attached to the Voting Share only as directed by the relevant holder and, in the absence of instructions from a holder as to voting, will not exercise such votes. A holder may, upon instructing the Trustee, obtain a proxy from the Trustee entitling the holder to vote directly at the relevant meeting the votes attached to the Voting Share to which the holder is entitled.

     The Trustee will send to the holders of the Exchangeable Shares the notice of each meeting at which the Pioneer Stockholders are entitled to vote, together with the related meeting materials and a statement as to the manner in which the holder may instruct the Trustee to exercise the votes attaching to the Voting Share, at the same time as Pioneer sends such notice and materials to the Pioneer Stockholders. The Trustee will also send to the holders copies of all information statements, interim and annual financial statements, reports and other materials sent by Pioneer to the Pioneer Stockholders at the same time as such materials are sent to the

Pioneer Stockholders. To the extent such materials are provided to the Trustee by Pioneer, the Trustee will also send to the holders all materials sent by third parties to Pioneer Stockholders, including dissident proxy circulars and tender and exchange offer circulars, as soon as possible after such materials are first sent to Pioneer Stockholders.

     All rights of a holder of Exchangeable Shares to exercise votes attached to the Voting Share will cease upon the exchange of all such holder's Exchangeable Shares for shares of Pioneer Common Stock.

     Exchange Rights. Under the Voting and Exchange Trust Agreement, Pioneer will grant the Exchange Rights to the Trustee for the benefit of the holders of the Exchangeable Shares.

     Optional Exchange Right. Upon the occurrence and during the continuance of a Pioneer Canada Insolvency Event, a holder of Exchangeable Shares will be entitled to instruct the Trustee to exercise the optional Exchange Right with respect to any or all of the Exchangeable Shares held by such holder, thereby requiring Pioneer to purchase such Exchangeable Shares from the holder. Immediately upon the occurrence of a Pioneer Canada Insolvency Event or any event which may with the passage of time or the giving of notice, become a Pioneer Canada Insolvency Event, Pioneer Canada and Pioneer will give written notice thereof to the Trustee. As soon as practicable thereafter, the Trustee will notify each holder of Exchangeable Shares of such event or potential event and will advise the holder of its rights with respect to the optional Exchange Right.

     The consideration for each Exchangeable Share to be acquired under the optional Exchange Right will be one share of Pioneer Common Stock plus an additional amount equivalent to the full amount of all dividends declared and unpaid on the Exchangeable Share.

     If, as a result of liquidity or solvency provisions of applicable law, Pioneer Canada is unable to redeem all of the Exchangeable Shares tendered for retraction by a holder in accordance with the Exchangeable Share Provisions, the holder will be deemed to have exercised the optional Exchange Right with respect to the unredeemed Exchangeable Shares and Pioneer will be required to purchase such shares from the holder in the manner set forth above.

     Automatic Exchange Right. In the event of a Pioneer Liquidation Event, Pioneer will be required to acquire each outstanding Exchangeable Share by exchanging one share of Pioneer Common Stock for each such Exchangeable Share, plus an additional amount equivalent to the full amount of all declared and unpaid dividends on the Exchangeable Shares.

DELIVERY OF PIONEER COMMON STOCK

     Pioneer will ensure that all shares of Pioneer Common Stock to be delivered by it under the Support Agreement or on the exercise of the Exchange Rights under the Voting and Exchange Trust Agreement are duly registered, qualified or approved under applicable Canadian and United States securities laws, if required so that such shares may be freely traded by the holder thereof (other than any restriction on transfer by reason of a holder being a "control person" of Pioneer for purposes of Canadian law or an "affiliate" of Pioneer for purposes of United States law). In addition, Pioneer will take all actions necessary to cause all such shares of Pioneer Common Stock to be listed or quoted for trading on all stock exchanges or quotation systems on which outstanding shares of Pioneer Common Stock are then listed or quoted for trading.

CALL RIGHTS

     The following description of the Call Rights is qualified in its entirety by reference to the full text of the Plan of Arrangement and the Exchangeable Share Provisions, which are attached as Annexes E and F hereto, respectively.

     In the circumstances described below, Pioneer will have certain overriding rights to acquire Exchangeable Shares from holders thereof for one share of Pioneer Common Stock for each Exchangeable Share acquired, plus an amount equivalent to the full amount of all declared and unpaid dividends on the Exchangeable Shares. Different Canadian federal income tax consequences to a holder of Exchangeable Shares may arise depending upon whether the Call Rights are exercised by Pioneer or whether the relevant Exchangeable Shares are redeemed by Pioneer Canada pursuant to the Exchangeable Share Provisions in the absence of the exercise by Pioneer of the Call Rights. See "Income Tax Considerations to Chauvco Shareholders."

     Retraction Call Right. Pursuant to the Exchangeable Share Provisions, a holder requesting Pioneer Canada to redeem the Exchangeable Shares will be deemed to offer such shares to Pioneer, and Pioneer will have an overriding Retraction Call Right to acquire all but not less than all of the Exchangeable Shares that the holder has requested Pioneer Canada to redeem in exchange for one share of Pioneer Common Stock for each Exchangeable Share, plus an additional amount equivalent to the full amount of all declared and unpaid dividends thereon.

     At the time of a Retraction Request by a holder of Exchangeable Shares, Pioneer Canada will immediately notify Pioneer. Pioneer must then advise Pioneer Canada within two business days as to whether Pioneer will exercise the Retraction Call Right. If Pioneer does not advise Pioneer Canada within such two business day period, Pioneer Canada will notify the holder as soon as possible thereafter that Pioneer will not exercise the Retraction Call Right. A holder may revoke his or her Retraction Request, at any time prior to the close of business on the business day preceding the Retraction Date, in which case the holder's Exchangeable Shares will neither be purchased by Pioneer nor redeemed by Pioneer Canada. If the holder does not revoke his or her Retraction Request, on the Retraction Date the Exchangeable Shares that the holder has requested Pioneer Canada to redeem will be acquired by Pioneer (assuming Pioneer exercises its Retraction Call Right) or redeemed by Pioneer Canada, as the case may be, in each case for one share of Pioneer Common Stock for each Exchangeable Share plus an additional amount equivalent to the full amount of all declared and unpaid dividends on the Exchangeable Shares.

     Liquidation Call Right. Pursuant to the Plan of Arrangement, Pioneer will be granted an overriding Liquidation Call Right, in the event of and notwithstanding a proposed Pioneer Canada Insolvency Event, to acquire all but not less than all of the Exchangeable Shares then outstanding in exchange for Pioneer Common Stock and, upon the exercise by Pioneer of the Liquidation Call Right, the holders thereof will be obligated to transfer such shares to Pioneer. The acquisition by Pioneer of all of the outstanding Exchangeable Shares upon the exercise of the Liquidation Call Right will occur on the effective date of the voluntary or involuntary liquidation, dissolution or winding-up of Pioneer Canada.

     Redemption Call Right. Pursuant to the Plan of Arrangement, Pioneer will be granted an overriding Redemption Call Right, notwithstanding the proposed automatic redemption of the Exchangeable Shares by Pioneer Canada pursuant to the Exchangeable Share Provisions, to acquire on the Automatic Redemption Date all but not less than all of the Exchangeable Shares then outstanding in exchange for Pioneer Common Stock plus an additional amount equivalent to the full amount of all declared and unpaid dividends on the Exchangeable Shares and, upon the exercise by Pioneer of the Redemption Call Right, the holders thereof will be obligated to transfer such shares to Pioneer.

     Effect of Call Right Exercise. If Pioneer exercises one or more of its Call Rights, it will directly issue shares of Pioneer Common Stock to holders of Exchangeable Shares and will become the holder of such Exchangeable Shares. Pioneer will not be entitled to exercise any voting rights attached to the Exchangeable Shares it so acquires. If Pioneer declines to exercise its Call Rights when applicable, it will be required, pursuant to the Support Agreement, to issue shares of Pioneer Common Stock to Pioneer Canada which will, in turn, transfer such stock to the holders of Exchangeable Shares in consideration for the return and cancellation of such Exchangeable Shares. The tax consequences resulting from Pioneer's exercise of one or more of the Call Rights are discussed in "Income Tax Considerations to Chauvco Shareholders and Chauvco Optionholders -- Canadian Federal Income Tax Considerations to Chauvco Shareholders and Chauvco Optionholders," which includes a discussion on deemed dividends and Part VI.1 tax.

                        DISSENTING SHAREHOLDERS' RIGHTS

     Under the DGCL, Pioneer Stockholders will not have appraisal or dissenter's rights relating to the Transaction.

     The following description of the rights of dissenting Chauvco Shareholders is not a comprehensive statement of the procedures to be followed by a dissenting shareholder who seeks payment of the fair value of its Chauvco Common Shares and is qualified in its entirety by the reference to the full text of the Interim Order and Section 184 of the ABCA which are attached to this Joint Proxy Statement as Annexes D and M, respectively. A shareholder who intends to exercise his right of dissent and appraisal should carefully consider and comply with the provisions of that section, as modified by the Interim Order and should seek his own legal advice. Failure to comply with the provisions of that section, as modified by the Interim Order and to adhere to the procedures established therein may result in the loss of all rights thereunder.

     The Court hearing the application for the Final Order has the discretion to alter the rights of dissent described herein based on the evidence presented at such hearing.

     Under the Interim Order, a shareholder is entitled, in addition to any other right he may have, to dissent and to be paid by Chauvco the fair value of the Chauvco Common Shares held by him in respect of which he dissents, determined as of the close of business on the last business day before the day on which the resolution from which he dissents was adopted. A shareholder may dissent only with respect to all of the shares held by him or on behalf of any one beneficial owner and registered in the dissenting shareholder's name. The demand for appraisal must be executed by or for the holder of record, fully and correctly, as such holder's name appears on the holder's share certificates. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, the demand should be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or a tenancy in common, the demand should be made by or for all owners of record. An authorized agent, including one or more joint owners, may execute the demand for appraisal for a holder of record; however, such agent must identify the record owner or owners and expressly identify the record owner or owners, and expressly disclose in such demand that the agent is acting as agent for the record owner or owners.

     PERSONS WHO ARE BENEFICIAL OWNERS OF CHAUVCO COMMON SHARES REGISTERED IN THE NAME OF A BROKER, CUSTODIAN, NOMINEE OR OTHER INTERMEDIARY WHO WISH TO DISSENT, SHOULD BE AWARE THAT ONLY THE REGISTERED OWNER OF SUCH SHARES IS ENTITLED TO DISSENT. A REGISTERED HOLDER SUCH AS A BROKER WHO HOLDS CHAUVCO COMMON SHARES AS NOMINEE FOR BENEFICIAL OWNERS, SOME OF WHOM DESIRE TO DEMAND APPRAISAL, MUST EXERCISE DISSENT RIGHTS ON BEHALF OF SUCH BENEFICIAL OWNERS WITH RESPECT TO THE SHARES HELD FOR SUCH BENEFICIAL OWNERS. IN SUCH CASE, THE DEMAND FOR APPRAISAL SHOULD SET FORTH THE NUMBER OF CHAUVCO COMMON SHARES COVERED BY IT.

     A dissenting shareholder must send to Chauvco a written objection to the Arrangement Resolution, which written objection must be received by the Secretary of Chauvco in care of Corporate Shareholder Services Inc., Suite 1485, 550 6th Avenue S.W., Calgary, Alberta T2B OS2, or the Chairman of the Chauvco Meeting at or before the Chauvco Meeting. An application may be made to the Court to fix the fair value of the dissenting shareholder's Chauvco Common Shares after the Effective Date. If an application to the Court is made by either Chauvco or a dissenting shareholder, Chauvco must, unless the Court otherwise orders, send to each dissenting shareholder a written offer to pay him an amount considered by the board of directors to be the fair value of the Chauvco Common Shares. The offer, unless the Court otherwise orders, will be sent to each dissenting shareholder at least 10 days before the date on which the application is returnable; if Chauvco is the applicant, or within 10 days after Chauvco is served with notice of the application, if a shareholder is the applicant. The offer will be made on the same terms to each dissenting shareholder and will be accompanied by a statement showing how the fair value was determined.

     A dissenting shareholder may make an agreement with Chauvco for the purchase of his Chauvco Common Shares in the amount of Chauvco's offer (or otherwise) at any time before the Court pronounces an order fixing the fair value of the Chauvco Common Shares. A dissenting shareholder is not required to give security for costs in respect of an application and, except in special circumstances, will not be required to pay the costs of the application or appraisal. On the application, the Court will make an order fixing the fair value of the Chauvco Common Shares of all dissenting shareholders who are parties to the application, giving judgment in that amount against Chauvco and in favour of each of those dissenting shareholders and fixing the time within which Chauvco must pay that amount payable to the dissenting shareholders. The Court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder calculated from the date on which the shareholder ceases to have any rights as a shareholder until the date of payment.

     On the Arrangement becoming effective, or upon the making of an agreement between Chauvco and the dissenting shareholder as to the payment to be made by Chauvco to the dissenting shareholder, or upon the pronouncement of a Court order, whichever first occurs, the dissenting shareholder will cease to have any rights as a shareholder other than the right to be paid the fair value of the Chauvco Common Shares in the amount agreed to between Chauvco and the dissenting shareholder or in the amount of the judgment, as the case may be. Until one of these events occurs, the shareholder may withdraw his dissent, or Chauvco may rescind the Arrangement Resolution and in either event, the dissent and appraisal proceedings in respect of that shareholder will be discontinued.

     The Combination Agreement provides that the obligations with respect to payments to dissenting shareholders shall be apportioned between Chauvco and CRI in accordance with the respective values of such entities, all as set forth in the Plan of Arrangement.

     The Combination Agreement provides that it is a condition to the obligations of Pioneer to complete the Arrangement that holders of not more than 5% of the issued and outstanding Chauvco Common Shares exercise their right of dissent as described above.

                                 LEGAL MATTERS

     Certain legal matters in connection with the Transaction will be passed upon by Bennett Jones Verchere, Calgary, Alberta, on behalf of Chauvco, and by Vinson & Elkins L.L.P., Dallas, Texas, on behalf of Pioneer. Certain tax matters will be passed upon by Felesky Flynn and Baker & Botts, L.L.P. on behalf of Chauvco. Michael D. Wortley, a partner in the law firm of Vinson & Elkins L.L.P., is a director of Pioneer and beneficially owns 6,623 shares of Pioneer Common Stock.

                                    EXPERTS

     The Consolidated Financial Statements of Pioneer (successor to Parker & Parsley Petroleum Company and subsidiaries) have been included in this Joint Proxy Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Peat Marwick LLP refers to a change in the method of accounting for the impairment of long-lived assets and for long-lived assets to be disposed of in 1995 and a change in the method of accounting for income taxes in 1993.

     The Consolidated Financial Statements of Mesa included in this Joint Proxy Statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

     The Consolidated Financial Statements of Chauvco included in this Joint Proxy Statement have been audited by Price Waterhouse, chartered accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

     The Consolidated Financial Statements of CRI included in this Joint Proxy Statement have been audited by Price Waterhouse, chartered accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

     The estimates of Pioneer's proved reserves as of December 31, 1996 set forth in this Joint Proxy Statement are based upon a reserve report prepared by Pioneer and audited by Netherland, Sewell & Associates, Inc., independent petroleum consultants, and are included herein upon the authority of such firm as experts with respect to such matters covered by such report.

     The estimates of Mesa's proved reserves as of December 31, 1996 set forth in this Joint Proxy Statement with respect to its Hugoton and West Panhandle field properties are based upon a reserve report prepared by

Williamson Petroleum Consultants, Inc., independent petroleum consultants, and are included herein upon the authority of such firm as experts with respect to such matters covered by such report.

     The estimates of Chauvco's proved reserves as of December 31, 1996 set forth in this Joint Proxy Statement are based upon reserve reports prepared by Gilbert Laustsen Jung Associates Ltd. and Martin Petroleum and Associates, independent petroleum consultants, and are included herein upon the authority of such firm as experts with respect to such matters covered by such report.

                       AVAILABLE INFORMATION FOR PIONEER

     Pioneer is subject to the informational requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the SEC. The reports, proxy statements and other information filed by Pioneer with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Such reports, proxy statements and other information filed with the SEC are also available at the SEC's site on the World Wide Web located at http://www.sec.gov. Copies of such material also can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, material filed by Pioneer can be inspected at the offices of the New York Stock Exchange, Eleven Wall Street, York, New York 10005.

                             STOCKHOLDER PROPOSALS

     Any Pioneer Stockholder who wishes to submit a proposal for action to be included in the proxy statement and form of proxy relating to Pioneer's 1998 annual meeting of stockholders is required to submit such proposal to Pioneer on or before December 31, 1997.

                         APPROVAL OF PROXY STATEMENT BY
                           CHAUVCO BOARD OF DIRECTORS

     The contents of this joint management information circular and proxy statement and the sending thereof to the shareholders of Chauvco have been approved by the Chauvco board of directors.

     The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.

Guy J. Turcotte
Chairman and Chief Executive Officer

James K. Wilson
Senior Vice President
Finance & Administration and
Chief Financial Officer

November   , 1997
Calgary, Alberta

                               GLOSSARY OF TERMS

     Unless the context otherwise requires, the following terms shall have the meanings set forth below when used in this Joint Proxy Statement. These defined terms are not used in the financial statements attached hereto.

     "ABCA" means the Business Corporations Act (Alberta).

     "Arrangement" means the proposed arrangement of Chauvco under Section 186 of the ABCA pursuant to the Plan of Arrangement.

     "Arrangement Resolution" means the special resolution of Chauvco Shareholders concerning the Arrangement in the form set out in Annex B to this Joint Proxy Statement.

     "Automatic Exchange Rights" means the rights granted to the Trustee for the benefit of the holders of the Exchangeable Shares pursuant to the Voting and Exchange Trust Agreement to automatically exchange the Exchangeable Shares for shares of Pioneer Common Stock upon a Pioneer Liquidation Event.

     "Automatic Redemption Date" means the fifth anniversary of the date of the first issuance of Exchangeable Shares unless (a) such date shall be extended at any time or from time to time to a specified later date by the Pioneer Board but not later than December 31, 2005 or (b) such date shall be accelerated at any time to a specified earlier date (but no earlier than the third anniversary of the first issuance of Exchangeable Shares) by the Pioneer Board if at such time there are issued and outstanding less than 5% of the number of Exchangeable Shares initially issued and outstanding pursuant to the Plan of Arrangement (other than Exchangeable Shares held by Pioneer and its subsidiaries) and as such number of shares may be adjusted as deemed appropriate by the Pioneer Board to give effect to any subdivision or consolidation of or stock dividend on the Exchangeable Shares, any issuance or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares, in which case the Automatic Redemption Date shall be such later or earlier date; provided, however, that the accidental failure or omission to give any such notice of extension or acceleration, as the case may be, to less than 10% of such holders of Exchangeable Shares shall not affect the validity of such extension or acceleration.

     "Bbl" means a barrel of oil and condensate or natural gas liquids.

     "BCCA" means the Company Act (British Columbia).

     "Bcf" means billion cubic feet of natural gas.

     "Bcfe" means billion cubic feet of natural gas equivalents.

     "BOE" means one barrel of oil equivalent with gas reserves converted to a Bbl of oil equivalent on the basis of 6 Mcf gas to 1 Bbl of oil; provided that "BOE (10:1)" converts such gas reserves on the basis of 10 Mcf of gas to 1 Bbl of oil.

     "Btu" or "British Thermal Unit" means the quantity of heat required to raise the temperature of one pound of water by one degree Fahrenheit.

     "Call Rights" means the Liquidation Call Right, the Redemption Call Right and the Retraction Call Right, collectively.

     "Canadian dollar equivalent" means the product obtained by multiplying the U.S. dollar amount by the Currency Exchange Rate.

     "Canadian dollars" or "C$" means Canadian dollars.

     "Canadian GAAP" means generally accepted accounting principles in Canada.

     "Canadian Tax Act" means the Income Tax Act (Canada), as amended.

     "Cash Payment" means the cash payment, if any, which a Chauvco Shareholder or Chauvco Optionholder is entitled to receive in accordance with Section 2.2 of the Arrangement.

     "Chauvco" means Chauvco Resources Ltd., an Alberta corporation.

     "Chauvco Affiliate" means each affiliate (as such term is defined pursuant to Rule 145 under the Securities Act) of Chauvco.

     "Chauvco Affiliates Agreements" means the affiliate agreements executed by each Chauvco Affiliate and agreed to and accepted by Pioneer and Chauvco.

     "Chauvco Articles" means the Chauvco articles of amalgamation.

     "Chauvco Board" means the Board of Directors of Chauvco.

     "Chauvco Bylaws" means Chauvco's bylaws, as amended from time to time.

     "Chauvco Common Shares" means the common shares of Chauvco.

     "Chauvco Meeting" means the special meeting of Chauvco Shareholders to be held with respect to, among other things, the approval by Chauvco Shareholders of the Arrangement.

     "Chauvco Option Plan" means Chauvco's stock option plan as amended and restated on November 10, 1995.

     "Chauvco Options" means all outstanding options to purchase Chauvco Common Shares, including all outstanding options granted under the Chauvco Option Plan.

     "Chauvco Optionholders" means the holders of Chauvco Options.

     "Chauvco Record Date" means             , 1997.

     "Chauvco Shareholders" means the holders of Chauvco Common Shares.

     "Closing" means the execution and delivery of the documents required to effectuate the transactions contemplated by the Combination Agreement and the closing of the transactions contemplated by the Combination Agreement.

     "Closing Date" means December   , 1997, or such other date as may be
determined by Pioneer and Chauvco.

     "Combination Agreement" means the Combination Agreement by and between Pioneer and Chauvco dated as of September 3, 1997, a copy of which is attached hereto as Annex C.

     "Competition Act" means the Competition Act (Canada).

     "Condensate" means a hydrocarbon mixture that becomes liquid and separates from natural gas when the gas is produced and is similar to crude oil.

     "Court" means the Court of Queen's Bench of Alberta.

     "CR" means CR International Limited, a wholly owned subsidiary of Chauvco.

     "CRI" means Chauvco Resources International Ltd., a wholly-owned subsidiary of Chauvco.

     "CRI Shares" means all of the issued and outstanding common shares of CRI.

     "Currency Exchange Rate" has the meaning ascribed to such term in the Plan of Arrangement.

     "Development well" means a well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic horizon known to be productive.

     "DGCL" means the Delaware General Corporation Law, as amended.

     "Dissent Notice" means a written objection to the Arrangement sent by a Chauvco Shareholder or Chauvco Optionholder to Chauvco in accordance with applicable law. See, "Dissenting Shareholders' and Optionholders' Rights."

     "Effective Date" means the date shown on the certificate of amendment issued by the Registrar under the ABCA giving effect to the Arrangement.

     "Effective Time" means 12:01 a.m. (Calgary time) on the Effective Date.

     "Election Deadline" has the meaning ascribed to such term in the Plan of Arrangement.

     "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Exchange Ratio" has the meaning set forth in Section 2.2 of the Plan of Arrangement.

     "Exchange Rights" means the Automatic Exchange Rights and the optional exchange right granted to the Trustee for the use and benefit of the holders of the Exchangeable Shares pursuant to the Voting and Exchange Trust Agreement to require Pioneer to purchase Exchangeable Shares from the holders thereof in exchange for shares of Pioneer Common Stock upon the occurrence of a Pioneer Canada Insolvency Event.

     "Exchangeable Share Provisions" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares, which are attached hereto as Annex F.

     "Exchangeable Shares" means the exchangeable shares of Pioneer Canada having the rights, privileges, restrictions and conditions set forth in the Exchangeable Share Provisions.

     "Final Order" means the final order of the Court approving the Arrangement.

     "FTC" means the Federal Trade Commission and all successors thereto.

     "Gabon Securities" means (i) all of the issued and outstanding securities of Chauvco Resources (Gabon) S.A., Chauvco Resources (Gabon-Ngalo) S.A., Chauvco Resources (Gabon-Maga) S.A., Chauvco Resources (Gabon-Avomo) S.A. and CR Trading Co. Ltd. (collectively, the "Gabon Subsidiaries"), (ii) 75% of the issued and outstanding securities of Westoil Marine & Transport Co. Ltd. ("Westoil") and
(iii) all of its rights under a loan in the amount of U.S.$909,421.60 made by CR to Olympic Marine Services International, Inc. (which owns the remaining 25% of the issued and outstanding securities of Westoil), any and all advances made by CR to Westoil, and any and all advances made by Chauvco (all of which shall have first been assigned by Chauvco to CR) to the Gabon Subsidiaries and Westoil.

     "Gabon Subsidiaries" has the meaning set forth in the definition of Gabon Securities.

     "Goldman Sachs" means Goldman, Sachs & Co., financial advisor to Pioneer.

     "Gross," when used with respect to acres or wells, refers to the total acres or wells in which Pioneer or Chauvco, as the case may be, has a working interest.

     "HSR Act" means the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "Infill Drilling" means drilling of an additional well or additional wells in order to more adequately drain a reservoir.

     "Interim Order" means the interim order of the Court dated             ,
1997, a copy of which is attached hereto as Annex D.

     "Joint Proxy Statement" means this joint management information circular and proxy statement relating to the Chauvco Meeting and the Pioneer Meeting.

     "Letter of Transmittal and Election Form" means the letter delivered to holders of Chauvco Common Shares which, when duly completed and returned with a certificate for Chauvco Common Shares, will enable such shareholder to exchange such certificate for CRI Shares, Pioneer Common Stock, Exchangeable Shares or a combination thereof.

     "Liquidation Call Right" means the right of Pioneer, in the event of a proposed liquidation, dissolution or winding-up of Pioneer Canada, to purchase all of the outstanding Exchangeable Shares from the holders thereof on the effective date of any such liquidation, dissolution or winding-up in exchange for shares of Pioneer Common Stock pursuant to the Plan of Arrangement.

     "liquids" or "NGL" or "NGLs" means natural gas liquids and refer to their constituent hydrocarbons such as ethane, propane, butane, isobutane and natural gasolines.

     "MBbls" means thousands of barrels of oil.

     "Mcf" means thousand cubic feet of natural gas.

     "Mcfe" means thousand cubic feet of natural gas equivalents.

     "MMBbls" means millions of barrels of oil.

     "MMBOE" means millions of barrels of oil equivalents.

     "MMBtu" means one million British Thermal Units.

     "MMcf" means million cubic feet of natural gas.

     "MMcfe" means million cubic feet of natural gas equivalents.

     "Mstb" means thousand stock tank barrels.

     "Natural gas equivalents" means a volume, expressed in Mcf's of natural gas, that includes not only natural gas but also oil and natural gas liquids converted to an equivalent quantity of natural gas on an energy equivalent basis. Equivalent gas reserves are based on a conversion factor of 6 Mcf of gas per barrel of liquids.

     "Net," when used with respect to acres or wells, refers to gross acres of wells multiplied, in each case, by the percentage working interest owned by Pioneer or Chauvco, as the case may be.

     "Net production" means production that is owned by Pioneer or Chauvco, as the case may be, less royalties and production due others.

     "NYSE" means the New York Stock Exchange.

     "Oil" means crude oil or condensate.

     "Oil equivalents" means a volume, expressed in Bbls of oil, that includes not only oil but also natural gas and natural gas liquids converted to an equivalent quantity of oil on an energy equivalent basis. Equivalent oil reserves are based on the conversion factor of 6 Mcf of gas per barrel of liquids.

     "Operator" means the individual or company responsible for the exploration, development and production of an oil or gas well or lease.

     "Option Letter of Transmittal and Election Form" has the meaning ascribed to such term in the Plan of Arrangement.

     "Option Payment" means the payment by each Chauvco Optionholder to Pioneer Canada of the exercise price such holder's Chauvco Options.

     "Parker/Mesa Merger" means the mergers of Mesa and Parker & Parsley on August 7, 1997, which transaction resulted in the creation of Pioneer Natural Resources Company.

     "Pioneer" means Pioneer Natural Resources Company, a Delaware corporation, and its predecessors.

     "Pioneer Affiliate" means each affiliate (as such term is defined pursuant to Rule 145 under the Securities Act) of Pioneer.

     "Pioneer Affiliates Agreements" means the affiliate agreements executed by each Pioneer Affiliate and agreed to and accepted by Pioneer and Chauvco.

     "Pioneer Board" means the Board of Directors of Pioneer.

     "Pioneer Bylaws" means the amended and restated bylaws of Pioneer.

     "Pioneer Canada" means Pioneer Natural Resources (Canada) Ltd., an indirectly owned subsidiary of Pioneer.

     "Pioneer Canada Insolvency Event" means any insolvency or bankruptcy proceeding instituted by or against Pioneer Canada, including any such proceeding under the Companies' Creditors Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada) and the admission in writing by Pioneer Canada of its inability to pay its debts generally as they become due and the inability of Pioneer Canada, as a result of solvency requirements of applicable law, to redeem any Exchangeable Shares tendered for retraction.

     "Pioneer Common Stock" means the common stock, par value $0.01 per share, of Pioneer, authorized and outstanding prior to the Closing.

     "Pioneer Liquidation Event" means (i) any determination by Pioneer's board of directors to institute voluntary liquidation, dissolution, or winding-up proceedings with respect to Pioneer or to effect any other distribution of assets of Pioneer among its stockholders for the purpose of winding up its affairs; or (ii) immediately upon the earlier of (A) receipt by Pioneer of notice of, and (B) Pioneer becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Pioneer or to effect any other distribution of assets of Pioneer among its stockholders for the purpose of winding-up its affairs.

     "Pioneer Meeting" means the special meeting of Pioneer Stockholders to be held with respect to, among other things, approval by the Pioneer Stockholders of the Combination Agreement and the transactions contemplated thereby.

     "Pioneer Record Date" means November   , 1997.

     "Pioneer Restated Certificate" means the amended and restated certificate of incorporation of Pioneer.

     "Pioneer Stock Price" means the average closing sales price per share of Pioneer Common Stock over the 10 consecutive trading days ending the third day next preceding the date of the Chauvco Meeting.

     "Pioneer Stockholders" means the holders of Pioneer Common Stock.

     "Plan of Arrangement" means the plan of arrangement proposed under Section 186 of the ABCA substantially in the form attached hereto as Annex E, as amended, modified or supplemented from time to time in accordance with its terms.

     "Proved developed reserves" means, with respect to Pioneer, reserves that can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery will be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

     "Proved reserves" means, with respect to Pioneer, the estimated quantities of crude oil, natural gas and natural gas liquids that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions (i.e., prices and costs as of the date the estimate is made). Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalation based upon future conditions.

          i. Reservoirs are considered proved if economic productivity is supported by either actual production or conclusive formation test. The area of a reservoir considered proved includes (A) that portion delineated by drilling and defined by gas-oil and/or oil-water contacts, if any; and
     (B) the immediately
     adjoining portions not yet drilled, but which can be reasonably judged as economically productive on the basis of available geological and engineering data. In the absence of information on fluid contacts, the lowest known structural occurrence of hydrocarbons controls the lower proved limit of the reservoir.

          ii. Reserves that can be produced economically through application of improved recovery techniques (such as fluid injection) are included in the "proved" classification when successful testing by a pilot project, or the operation of an installed program in the reservoir, provides support for the engineering analysis on which the project or program was based.

          iii. Estimates of proved reserves do not include the following: (A) oil that may become available from known reservoirs but is classified as "indicated additional reserve"; (B) crude oil, natural gas and natural gas liquids, the recovery of which is subject to reasonable doubt because of uncertainty as to geology, reservoir characteristics or economic factors;
     (C) crude oil, natural gas and natural gas liquids that may occur in undrilled prospects; and (D) crude oil, natural gas and natural gas liquids that may be recovered from oil shales, coal, gilsonite and other such sources.

     "Proved undeveloped reserves" means, with respect to Pioneer, reserves that are expected to be recovered from new wells on undrilled coverage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage is limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances are estimates for proved undeveloped reserves attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

     "RBC DS" means RBC Dominion Securities Inc., financial advisor to Chauvco.

     Record Date" has the meaning ascribed to it in the Plan of Arrangement, attached hereto as Annex E.

     "Redemption Call Right" means the right of Pioneer to purchase all of the outstanding Exchangeable Shares from the holders thereof on the Automatic Redemption Date in exchange for shares of Pioneer Common Stock pursuant to the Plan of Arrangement.

     "Reserves"means, with respect to Pioneer, proved reserves, and, with respect to Chauvco, means proved reserves and probable reserves.

     "Retraction Call Right" means the overriding right of Pioneer, in the event of a proposed retraction of Exchangeable Shares by a holder thereof, to purchase from such holder on the Retraction Date the Exchangeable Shares tendered for retraction in exchange for shares of Pioneer Common Stock pursuant to the Exchangeable Share Provisions.

     "Retraction Date" means a date, determined by a holder of Exchangeable Shares, on which such holder can effect a retraction of such Exchangeable Shares as further set out in the Exchangeable Share Provisions and described in "The Transaction -- Transaction Mechanics and Description of Exchangeable Shares -- Exchange and Call Right."

     "Retraction Request" means a duly executed statement prepared by a holder of Exchangeable Shares in the form of Exhibit A to the Exchangeable Share Provisions, or in such other form as may be acceptable to Pioneer Canada.

     "Royalty" means an interest in an oil and gas lease that gives the owner of the interest the right to receive a portion of the production from the leased acreage (or of the proceeds of the sale thereof), but generally does not require the owner to pay any portion of the costs of drilling or operating the wells on the leased acreage. Royalties may be either landowner's royalties, which are reserved by the owner of the leased acreage at the time the lease is granted, or overriding royalties, which are usually reserved by the owner of the leasehold in connection with a transfer to a subsequent owner.

     "Salomon Brothers" means Salomon Brothers Inc, financial advisor to
Chauvco.

     "SEC" means the United States Securities and Exchange Commission.

     "Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     "SEC PV10" means the present value of estimated future revenues to be generated from the production of proved reserves calculated in accordance with SEC guidelines, net of estimated production and future development costs, using prices and costs as of the date of estimation without future escalation, except as otherwise provided by contract, without giving effect to non-property related expenses such as general and administrative expenses, debt service, future income tax expense and depreciation, depletion and amortization, and discounted using an annual discount rate of 10%.

     "Support Agreement" means the Support Agreement to be entered into between Pioneer and Pioneer Canada, substantially in the form of Annex H hereto.

     "Tcf" means trillion cubic feet of natural gas.

     "Tcfe" means trillion cubic feet of natural gas equivalents.

     "Transaction" means the transactions contemplated by the Combination Agreement and the Plan of Arrangement.

     "Trustee" means Montreal Trust Company of Canada, or any successor thereto, pursuant to the Voting and Exchange Trust Agreement.

     "TSE" means The Toronto Stock Exchange.

     "Unitized" means the joint operation of all or some portion of a producing reservoir. Unitization is important where there is separate ownership of portions of the rights in a common reservoir in order that it may be made economically feasible to engage in cycling, pressure maintenance or secondary recovery operations. In a field that has been unitized, injection and production wells may be located in accordance with the best engineering practices and without regard to lease or property lines.

     "U.S. Code" means the United States Internal Revenue Code of 1986, as amended.

     "U.S. dollars" or "$" means United States dollars.

     "U.S. GAAP" means generally accepted accounting principles in the United States.

     "Voting and Exchange Trust Agreement" means the voting and exchange trust agreement to be entered into among Pioneer, Pioneer Canada and the Trustee, substantially in the form of Annex I hereto.

     "Voting Rights" means the rights of the holders of Exchangeable Shares to direct the voting of the Pioneer Voting Share in accordance with the Voting and Exchange Trust Agreement.

     "Voting Share" means the one share of Pioneer Special Voting Stock, par value $.01 per share, to be issued by Pioneer and deposited with the Trustee pursuant to the Voting and Exchange Trust Agreement.

     "Working interest" means an interest in an oil and gas lease that gives the owner of the interest the right to drill for and produce oil and gas on the leased acreage and requires the owner to pay a share of the costs of drilling and production operations. The share of production to which a working interest owner is entitled will always be smaller than the share of costs that the working interest owner is required to bear, with the balance of the production accruing to the owners of royalties. For example, the owner of a 100% working interest in a lease burdened only by a landowner's royalty of 12.5% would be required to pay 100% of the costs of a well but would be entitled to retain only 87.5% of the production.

                         INDEX TO FINANCIAL STATEMENTS
        (THE INFORMATION AND AMOUNTS FOR INTERIM PERIODS ARE UNAUDITED.)

                                                              PAGE
                                                              -----
PIONEER NATURAL RESOURCES COMPANY UNAUDITED PRO FORMA
  COMBINED FINANCIAL STATEMENTS:
  Preliminary Statement.....................................    F-3
  Unaudited Pro Forma Combined Financial Statements of
     Pioneer Natural Resources Company:
     Unaudited Pro Forma Combined Balance Sheet of Pioneer
      Natural Resources Company as of June 30, 1997.........    F-5

     Unaudited Pro Forma Combined Balance Sheet of Pioneer
      Natural Resources Company as of December 31, 1996.....    F-6
     Unaudited Pro Forma Combined Statement of Operations of
      Pioneer Natural Resources Company for the six months
      ended June 30, 1997...................................    F-7
     Unaudited Pro Forma Combined Statement of Operations of
      Pioneer Natural Resources Company for the year ended
      December 31, 1996.....................................    F-8
  Unaudited Pro Forma Financial Statements of Pioneer
     Natural Resources Company:
     Unaudited Pro Forma Balance Sheet of Pioneer Natural
      Resources Company as of June 30, 1997.................    F-9
     Unaudited Pro Forma Balance Sheet of Pioneer Natural
      Resources Company as of December 31, 1996.............   F-10
     Unaudited Pro Forma Statement of Operations of Pioneer
      Natural Resources Company for the six months ended
      June 30, 1997.........................................   F-11
     Unaudited Pro Forma Statement of Operations of Pioneer
      Natural Resources Company for the year ended December
      31, 1996..............................................   F-12
     Unaudited Pro Forma Adjusted Statement of Operations of
      Pioneer Natural Resources Company for the year ended
      December 31, 1996.....................................   F-13
     Unaudited Pro Forma Statement of Operations of Mesa
      Inc. for the year ended December 31, 1996.............   F-14
  Unaudited Pro Forma Financial Statements of Chauvco
     Resources, Ltd.:
     Unaudited Pro Forma Balance Sheet of Chauvco Resources,
      Ltd. as of June 30, 1997..............................   F-15
     Unaudited Pro Forma Balance Sheet of Chauvco Resources,
      Ltd. as of December 31, 1996..........................   F-16
  Notes to Unaudited Pro Forma Combined Financial
     Statements.............................................   F-17
PIONEER NATURAL RESOURCES COMPANY AND SUBSIDIARIES:
  Independent Auditors' Report..............................   F-28
  Consolidated Balance Sheets as of June 30, 1997 and
     December 31, 1996 and 1995.............................   F-29
  Consolidated Statements of Operations for the six months
     ended June 30, 1997 and 1996 and the years ended
     December 31, 1996, 1995, 1994, 1993 and 1992...........   F-30
  Consolidated Statements of Stockholders' Equity for the
     six months ended June 30, 1997 and the years ended
     December 31, 1996, 1995, 1994, 1993 and 1992...........   F-31
  Consolidated Statements of Cash Flows for the six months
     ended June 30, 1997 and 1996 and the years ended
     December 31, 1996, 1995, 1994, 1993 and 1992...........   F-32
  Notes to Consolidated Financial Statements................   F-33
  Unaudited Supplementary Information.......................   F-62
MESA INC., AND SUBSIDIARIES:
  Report of Independent Public Accountants..................   F-69
  Consolidated Balance Sheets as of June 30, 1997 and
     December 31, 1996 and 1995.............................   F-70
  Consolidated Statements of Operations for the six months
     ended June 30, 1997 and 1996 and the years ended
     December 31, 1996, 1995, 1994, 1993 and 1992...........   F-71
  Consolidated Statements of Stockholders' Equity for the
     six months ended June 30, 1997 and the years ended
     December 31, 1996, 1995, 1994, 1993 and 1992...........   F-72
  Consolidated Statements of Cash Flows for the six months
     ended June 30, 1997 and 1996 and the years ended
     December 31, 1996, 1995, 1994, 1993 and 1992...........   F-73

                                                              PAGE
                                                              -----
  Notes to Consolidated Financial Statements................   F-74
  Unaudited Supplementary Information.......................   F-95
CHAUVCO RESOURCES LTD. AND SUBSIDIARIES:
  Auditors' Report..........................................  F-101
  Consolidated Statement of Financial Position as at June
     30, 1997, December 31, 1996
     and 1995...............................................  F-102
  Consolidated Statement of Earnings and Retained Earnings
     for the six months ended June 30, 1997 and 1996 and for
     the years ended December 31, 1996, 1995 and 1994.......  F-103
  Consolidated Statement of Changes in Cash Position for the
     six months ended June 30, 1997 and 1996 and for the
     years ended December 31, 1996..........................  F-104
  Notes to Consolidated Financial Statements................  F-105

              UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS OF
                       PIONEER NATURAL RESOURCES COMPANY

     In accordance with the Combination Agreement, holders of Chauvco Common Shares will receive for each Chauvco Common Share held (i) one CRI Share and
(ii) in certain cases, at the election of a Chauvco Shareholder, either the number of shares of Pioneer Common Stock or Exchangeable Shares, or a combination of both, determined by multiplying each Chauvco Common Share held by the Exchange Ratio. The Exchange Ratio is dependent upon the Pioneer Stock Price, which will be the average closing sales price per share of Pioneer Common Stock over the ten consecutive trading days ending the third trading day next preceding the date of the Chauvco Meeting. The Exchangeable Shares entitle the holders to dividend and other rights economically equivalent to those of Pioneer Common Stock and, through a voting trust, the right to vote at meetings of Pioneer Stockholders. The range of possible Exchange Ratios to be utilized to determine the numbers of shares of Pioneer Common Stock or Exchangeable Shares, or a combination of both, to be exchanged for one Chauvco Common Share is described below:

        A. If the Pioneer Stock Price is less than $33.50 the Exchange Ratio is .493827.

        B. If the Pioneer Stock Price is at least $33.50 but less than $39.01 the Exchange Ratio is the product of the following computation:

           Exchange Ratio = (.493827 - (((Pioneer Stock
           Price - 33.50)/5.51) X .042360)).

        C. If the Pioneer Stock Price is equal to or greater than $39.01 the Exchange Ratio is .451467.

     In lieu of fractional shares of Pioneer Common Stock or Exchangeable Shares, each holder of a Chauvco Common Share who otherwise would be entitled to receive such fractional share will receive an amount of cash, without interest, equal to the product of such fractional interest multiplied by the Pioneer Stock Price converted to Canadian dollars using the noon spot rate of exchange of U.S. dollars to Canadian dollars announced by the Bank of Canada on the day preceding the date of calculation.

     The Combination Agreement also provides that, if the Exchange Ratio is above .465116, Pioneer may elect to deliver, in lieu of Pioneer Common Stock or Exchangeable Shares, a number of shares of Pioneer Common Stock or Exchangeable Shares for each Chauvco Common Share equal to the Exchange Ratio of .465115 and an amount of cash per Chauvco Common Share equal to the product of (i) the Pioneer Stock Price multiplied by the noon spot rate of exchange of U.S. dollars and Canadian dollars announced by the Bank of Canada on the day preceding the date of calculation for the exchange and (ii) the Exchange Ratio as calculated above in A. or B. less .465116.

     The value of Pioneer Common Stock for use in determining the aggregate purchase consideration allocated to the acquired assets and liabilities of Chauvco ("Consideration") will be either (i) the average trading price of Pioneer Common Stock during the seven days surrounding the announcement of the Transaction (the "Seven Day Average") or (ii) the market price of Pioneer common stock on the date of the Chauvco Meeting. If the Pioneer Stock Price is equal to or greater than $39.01, the Consideration will be based upon the Seven Day Average of $42.17. However, if the Pioneer Stock Price is below $39.01, the value for use in determining the Consideration will be the market price of Pioneer Common Stock on the date of the Chauvco Meeting. The unaudited pro forma combined financial statements have been prepared under the assumption that the Consideration will be based on the Seven Day Average of $42.17. See Note 5 for a sensitivity analysis should a decline in the Pioneer Stock Price occur.

     In August 1997, the stockholders of Pioneer's predecessor entities, Parker & Parsley and Mesa, approved an Amended and Restated Agreement and Plan of Merger ("Merger Agreement") that resulted in the formation of Pioneer. In accordance with the provisions of Accounting Principles Board No. 16, "Business Combinations," ("APB 16"), the merger was treated as an acquisition of Mesa by Parker & Parsley. As a result, the historical financial statements of Pioneer are those of Parker & Parsley and will present the addition of Mesa's assets and liabilities as an acquisition by Pioneer in August 1997 and all references to Pioneer contained herein are references to Parker & Parsley for dates prior to the Parker/Mesa Merger.

     The unaudited pro forma combined balance sheets and statements of operations have been prepared to give effect to certain transactions as described below.

          The unaudited pro forma combined balance sheets of Pioneer as of June 30, 1997 and December 31, 1996 have been prepared to give effect to (i) the Transaction as if such transaction had occurred on the dates presented,
     (ii) the Parker/Mesa Merger as if such transaction had occurred on the dates presented and (iii) the conversion of Pioneer's 6 1/4% Cumulative Monthly Income Convertible Preferred Shares ("Preferred Shares") to Pioneer Common Stock as if such transaction had occurred on the dates presented. In accordance with the provisions of APB 16 the Transaction has been accounted for as a purchase of Chauvco by Pioneer and the Parker/Mesa Merger have been accounted for as a purchase of Mesa by Pioneer.

          The unaudited pro forma combined statements of operations of Pioneer for the six months ended June 30, 1997 and for the year ended December 31, 1996 have been prepared to give effect to the Transaction, Parker/Mesa Merger and certain events described below for Pioneer, Chauvco and Mesa as if the Transaction, Parker/Mesa Merger and such events had occurred on January 1, 1996.

          Pro Forma Pioneer has been prepared to give effect to the acquisition of Pro Forma Mesa by Adjusted Pioneer, both as defined below.

          Pro Forma Chauvco has been prepared to give effect to the distribution of CRI Shares and the rights to the Alliance pipeline to Chauvco's Shareholders.

          Adjusted Pioneer has been prepared to give effect to (i) the sale of certain wholly-owned Australian subsidiaries in March 1996 and the sale of Bridge Oil Timor Sea, Inc. in June 1996 (collectively, the "Australasian Assets Sold"), (ii) the aggregate effect of the sale of certain nonstrategic domestic oil and gas properties, gas plants, contract rights and related assets sold during the period from January 2, 1996 to December 31, 1996 (collectively, the "1996 Assets Sold") and (iii) the exchange of Pioneer's Preferred Shares for Pioneer Common Stock in August 1997.

          Pro Forma Mesa has been prepared to give effect to the Recapitalization (see Note 2 of Mesa's Notes to Consolidated Financial Statements included herein), which entailed issuing $265 million in new preferred equity and repaying and refinancing substantially all of Mesa's $1.2 billion of then existing long-term debt, and the Greenhill Acquisition, including additional borrowings to finance such acquisition.

     The historical consolidated financial statements for Chauvco and CRI were prepared under Canadian GAAP and in Canadian dollars. For these unaudited pro forma combined financial statements, the historical financial information of Chauvco, CRI and the Alliance pipeline project have been converted to U.S. dollars using the period end exchange rate for the balance sheets and the average exchange rate for the statements of operations for the respective periods. These unaudited pro forma combined financial statements also contain certain adjustments to conform the historical Chauvco financial statements to U.S. GAAP and successful efforts method of accounting as used by Pioneer after eliminating the balances or activity associated with CRI and the Alliance pipeline. In addition, certain reclassifications have been made to Chauvco's historical consolidated financial statements to conform to Pioneer's financial statement presentation.

     The unaudited pro forma combined financial statements included herein are not necessarily indicative of the results that might have occurred had the transactions taken place at the beginning of the period specified and are not intended to be a projection of future results. In addition, future results may vary significantly from the results reflected in the accompanying unaudited pro forma combined financial statements because of normal production declines, changes in product prices, future acquisitions and divestitures, future development and exploration activities, and other factors.

     The following unaudited pro forma combined financial statements should be read in conjunction with (i) the Consolidated Financial Statements (and the related notes) of both Pioneer and Mesa included elsewhere herein for the six months ended June 30, 1997 and for the five-year period ended December 31, 1996 and (ii) the Consolidated Financial Statements (and the related notes) of Chauvco for the six months ended June 30, 1997 and for the three-year period ended December 31, 1996.

                       PIONEER NATURAL RESOURCES COMPANY

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                              AS OF JUNE 30, 1997
                                 (IN THOUSANDS)

                                     ASSETS

                                                                        PRO FORMA
                                              PRO FORMA    PRO FORMA    COMBINED       PRO FORMA
                                               PIONEER      CHAUVCO    ADJUSTMENTS      COMBINED
                                              ----------   ---------   -----------     ----------
Current assets:
  Cash and cash equivalents.................  $   10,594   $      --                   $   10,594
  Restricted cash...........................       1,723          --                        1,723
  Accounts receivable.......................     116,087      30,028                      146,115
  Inventories...............................       8,711       1,875                       10,586
  Deferred income taxes.....................       9,300          --                        9,300
  Other current assets......................       3,829         781                        4,610
                                              ----------   ---------                   ----------
          Total current assets..............     150,244      32,684                      182,928
                                              ----------   ---------                   ----------
Property, plant and equipment, at cost:
  Oil and gas properties, using the
     successful efforts method of
     accounting:
     Proved properties......................   3,842,288     756,223      (91,699)(a)   4,506,812
     Unproved properties....................      85,071      34,530      809,988(a)      929,589
  Natural gas processing facilities.........      50,770          --                       50,770
  Accumulated depletion, depreciation and
     amortization...........................    (489,143)   (298,028)     298,028(a)     (489,143)
                                              ----------   ---------                   ----------
                                               3,488,986     492,725                    4,998,028
                                              ----------   ---------                   ----------
Other property and equipment, net...........      39,838       5,515                       45,353
Other assets, net...........................      57,691      19,906                       77,597
                                              ----------   ---------                   ----------
                                              $3,736,759   $ 550,830                   $5,303,906
                                              ==========   =========                   ==========

                              LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current maturities of long-term debt......  $   11,369   $   5,863                   $   17,232
  Undistributed unit purchases..............       1,723          --                        1,723
  Accounts payable..........................      94,825      20,652                      115,477
  Domestic and foreign income taxes.........       2,038        (215)                       1,823
  Other current liabilities.................      38,173          --                       38,173
                                              ----------   ---------                   ----------
          Total current liabilities.........     148,128      26,300                      174,428
                                              ----------   ---------                   ----------
Long-term debt, less current maturities.....   1,535,995   207,039..       20,000(a)    1,763,034
Other noncurrent liabilities................     122,368       5,769                      128,137
Deferred income taxes.......................     212,870      51,972      306,256(a)      571,098
Stockholders' equity:
  Common stock..............................         736     114,028     (113,803)(a)         961
  Additional paid-in capital................   1,592,895          --      949,586(a)    2,542,481
  Unearned compensation.....................        (712)         --                         (712)
  Retained earnings.........................     124,479     145,722     (145,722)(a)     124,479
                                              ----------   ---------                   ----------
          Total stockholders' equity........   1,717,398     259,750                    2,667,209
                                              ----------   ---------                   ----------
Commitments and contingencies...............
                                              ----------   ---------                   ----------
                                              $3,736,759   $ 550,830                   $5,303,906
                                              ==========   =========                   ==========

  See accompanying notes to unaudited pro forma combined financial statements.

                       PIONEER NATURAL RESOURCES COMPANY

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                            AS OF DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                     ASSETS

                                                                        PRO FORMA
                                              PRO FORMA    PRO FORMA    COMBINED       PRO FORMA
                                               PIONEER      CHAUVCO    ADJUSTMENTS      COMBINED
                                              ----------   ---------   -----------     ----------
Current assets:
  Cash and cash equivalents.................  $   16,296   $     644                   $   16,940
  Restricted cash...........................       1,749          --                        1,749
  Accounts receivable.......................     154,285      26,175                      180,460
  Inventories...............................       6,378       1,683                        8,061
  Deferred income taxes.....................       7,400          --                        7,400
  Other current assets......................       4,972       1,225                        6,197
                                              ----------   ---------                   ----------
          Total current assets..............     191,080      29,727                      220,807
                                              ----------   ---------                   ----------
Property, plant and equipment, at cost:
  Oil and gas properties, using the
     successful efforts method of
     accounting:
     Proved properties......................   3,689,764     648,414       16,110(a)    4,354,288
     Unproved properties....................      51,331      32,373      653,307(a)      737,011
  Natural gas processing facilities.........      59,276          --                       59,276
  Accumulated depletion, depreciation and
     amortization...........................    (445,238)   (274,945)     274,945(a)     (445,238)
                                              ----------   ---------                   ----------
                                               3,355,133     405,842                    4,705,337
                                              ----------   ---------                   ----------
Other property and equipment, net...........      41,743       5,618                       47,361
Other assets, net...........................      73,844      13,581                       87,425
                                              ----------   ---------                   ----------
                                              $3,661,800   $ 454,768                   $5,060,930
                                              ==========   =========                   ==========

                              LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current maturities of long-term debt......  $   10,976   $   2,003                   $   12,979
  Undistributed unit purchases..............       1,749          --                        1,749
  Accounts payable..........................     109,147      21,655                      130,802
  Domestic and foreign income taxes.........       1,743       2,919                        4,662
  Other current liabilities.................      46,980          --                       46,980
                                              ----------   ---------                   ----------
          Total current liabilities.........     170,595      26,577                      197,172
                                              ----------   ---------                   ----------
Long-term debt, less current maturities.....   1,485,446      92,874       20,000(a)    1,598,320
Other noncurrent liabilities................      99,207       4,291                      103,498
Deferred income taxes.......................     213,878      43,793      261,784(a)      519,455
Stockholders' equity:
  Common stock..............................         736     154,305     (154,080)(a)         961
  Additional paid-in capital................   1,593,356          --      949,586(a)    2,542,942
  Unearned compensation.....................      (1,625)         --                       (1,625)
  Retained earnings.........................     100,207     132,928     (132,928)(a)     100,207
                                              ----------   ---------                   ----------
          Total stockholders' equity........   1,692,674     287,233                    2,642,485
                                              ----------   ---------                   ----------
Commitments and contingencies...............
                                              ----------   ---------                   ----------
                                              $3,661,800   $ 454,768                   $5,060,930
                                              ==========   =========                   ==========

  See accompanying notes to unaudited pro forma combined financial statements.

                       PIONEER NATURAL RESOURCES COMPANY

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                           PRO FORMA
                                                  PRO FORMA                COMBINED      PRO FORMA
                                                   PIONEER     CHAUVCO    ADJUSTMENTS    COMBINED
                                                  ---------    -------    -----------    ---------
Revenues:
  Oil and gas..................................   $384,192     $73,312                   $457,504
  Natural gas processing.......................     11,819          --                     11,819
  Interest and other...........................      4,812         744                      5,556
  Gain on disposition of assets, net...........      2,655          --                      2,655
                                                  --------     -------                   --------
                                                   403,478      74,056                    477,534
                                                  --------     -------                   --------
Cost and expenses:
  Oil and gas production.......................    106,490      19,192                    125,682
  Natural gas processing.......................      6,098          --                      6,098
  Depletion, depreciation and amortization.....    162,587      27,522        4,980(b)    195,089
  Impairment of long-lived assets..............      2,907          --                      2,907
  Exploration and abandonments.................     30,134          --        4,834(c)     34,968
  General and administrative...................     37,992       4,305        5,450(d)     47,747
  Interest.....................................     65,346       4,442          565(e)     70,353
  Other........................................      3,301          --                      3,301
                                                  --------     -------                   --------
                                                   414,855      55,461                    486,145
                                                  --------     -------                   --------
Income (loss) from continuing operations before
  income taxes.................................    (11,377)     18,595                     (8,611)
Income tax benefit (provision).................      4,200      (4,656)       3,856(f)      3,400
                                                  --------     -------                   --------
Income (loss) from continuing operations.......   $ (7,177)    $13,939                   $ (5,211)
                                                  ========     =======                   ========
Income (loss) per share........................   $   (.10)    $   .29                   $   (.05)
                                                  ========     =======                   ========
Weighted average shares outstanding............     73,945      48,401      (25,878)(g)    96,468
                                                  ========     =======                   ========

  See accompanying notes to unaudited pro forma combined financial statements.

                       PIONEER NATURAL RESOURCES COMPANY

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                         PRO FORMA
                                             PRO FORMA                   COMBINED        PRO FORMA
                                              PIONEER      CHAUVCO      ADJUSTMENTS      COMBINED
                                             ---------     --------     -----------      ---------
Revenues:
  Oil and gas..............................  $751,806      $129,833                      $881,639
  Natural gas processing...................    23,184            --                        23,184
  Interest and other.......................    42,038           381                        42,419
  Gain on disposition of assets, net.......    11,966            --                        11,966
                                             --------      --------                      --------
                                              828,994       130,214                       959,208
                                             --------      --------                      --------
Cost and expenses:
  Oil and gas production...................   196,014        34,145                       230,159
  Natural gas processing...................    11,949            --                        11,949
  Depletion, depreciation and
     amortization..........................   317,991        48,657        12,200(b)      378,848
  Exploration and abandonments.............    32,128            --         5,427(c)       37,555
  General and administrative...............    68,478         7,469         8,008(d)       83,955
  Interest.................................   128,401         8,313         1,244(e)      137,958
  Other....................................     4,791            --                         4,791
                                             --------      --------                      --------
                                              759,752        98,584                       885,215
                                             --------      --------                      --------
Income from continuing operations before
  income taxes.............................    69,242        31,630                        73,993
Income tax provision.......................   (25,600)       (6,612)        5,212(f)      (27,000)
                                             --------      --------                      --------
Income from continuing operations..........  $ 43,642      $ 25,018                      $ 46,993
                                             ========      ========                      ========
Income per share...........................  $    .59      $    .52                      $    .49
                                             ========      ========                      ========
Weighted average shares outstanding........    74,246        48,300       (25,777)(g)      96,769
                                             ========      ========                      ========

  See accompanying notes to unaudited pro forma combined financial statements.

                       PIONEER NATURAL RESOURCES COMPANY

                       UNAUDITED PRO FORMA BALANCE SHEET
                              AS OF JUNE 30, 1997
                                 (IN THOUSANDS)

                                     ASSETS

                                                                            PRO FORMA
                                                  PIONEER        MESA      ADJUSTMENTS       PIONEER
                                                 ----------   ----------   -----------      ----------
Current assets:
  Cash and cash equivalents....................  $    9,843   $   20,751      (20,000)(h)   $   10,594
  Restricted cash..............................       1,723           --                         1,723
  Accounts receivable..........................      71,010       45,077                       116,087
  Inventories..................................       5,581        3,130                         8,711
  Deferred income taxes........................       9,300           --                         9,300
  Other current assets.........................       1,955        1,874                         3,829
                                                 ----------   ----------                    ----------
         Total current assets..................      99,412       70,832                       150,244
                                                 ----------   ----------                    ----------
Property, plant and equipment, at cost:
  Oil and gas properties, using the successful
    efforts method of accounting:
    Proved properties..........................   1,536,665    2,293,133       12,490(h)     3,842,288
    Unproved properties........................      41,071       44,000                        85,071
  Natural gas processing facilities............      50,770           --                        50,770
  Accumulated depletion, depreciation and
    amortization...............................    (489,143)    (996,687)     996,687(h)      (489,143)
                                                 ----------   ----------                    ----------
                                                  1,139,363    1,340,446                     3,488,986
                                                 ----------   ----------                    ----------
Other property and equipment, net..............      28,552       11,286                        39,838
Other assets, net..............................      16,175       82,894      (35,516)(h)       57,691
                                                                               (5,862)(i)
                                                 ----------   ----------                    ----------
                                                 $1,283,502   $1,505,458                    $3,736,759
                                                 ==========   ==========                    ==========

                                 LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term debt.........  $    6,064   $    5,305                    $   11,369
  Undistributed unit purchases.................       1,723           --                         1,723
  Accounts payable.............................      64,616       30,209                        94,825
  Domestic and foreign income taxes............       2,038           --                         2,038
  Other current liabilities....................      14,737       23,436                        38,173
                                                 ----------   ----------                    ----------
         Total current liabilities.............      89,178       58,950                       148,128
                                                 ----------   ----------                    ----------
Long-term debt, less current maturities........     349,457    1,102,999       83,539(h)     1,535,995
Other noncurrent liabilities...................      27,336       80,032       15,000(h)       122,368
Deferred income taxes..........................      73,800           --      139,070(h)       212,870
Preferred stock of subsidiary..................     188,820           --     (188,820)(i)           --
Stockholders' equity:
  Preferred stock..............................          --        1,266       (1,266)(h)           --
  Common stock.................................         370          643         (344)(h)          736
                                                                                   67(i)
  Additional paid-in capital...................     465,234      667,860      276,910(h)     1,592,895
                                                                              182,891(i)
  Treasury stock, at cost......................     (34,460)          --       34,460(h)            --
  Unearned compensation........................        (712)          --                          (712)
  Retained earnings (deficit)..................     124,479     (406,292)     406,292(h)       124,479
                                                 ----------   ----------                    ----------
         Total stockholders' equity............     554,911      263,477                     1,717,398
                                                 ----------   ----------                    ----------
Commitments and contingencies
                                                 ----------   ----------                    ----------
                                                 $1,283,502   $1,505,458                    $3,736,759
                                                 ==========   ==========                    ==========

  See accompanying notes to unaudited pro forma combined financial statements.

                       PIONEER NATURAL RESOURCES COMPANY

                       UNAUDITED PRO FORMA BALANCE SHEET
                            AS OF DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                     ASSETS

                                                                                  PRO FORMA       PRO FORMA
                                            PIONEER        MESA      GREENHILL   ADJUSTMENTS       PIONEER
                                           ----------   ----------   ---------   -----------     -----------
Current assets:
  Cash and cash equivalents..............  $   18,711   $   16,681   $  8,904       (20,000)(h)  $    16,296
                                                                                     (8,000)(j)
  Restricted cash........................       1,749           --         --                          1,749
  Accounts receivable....................      82,968       63,410      7,907                        154,285
  Inventories............................       3,644        2,159        575                          6,378
  Deferred income taxes..................       7,400           --         --                          7,400
  Other current assets...................       2,567        2,027        378                          4,972
                                           ----------   ----------   --------                    -----------
         Total current assets............     117,039       84,277     17,764                        191,080
                                           ----------   ----------   --------                    -----------
Property, plant and equipment, at cost:
  Oil and gas properties, using the
    successful efforts method of
    accounting:
    Proved properties....................   1,419,051    1,975,684    346,329        71,645(h)     3,689,764
                                                                                   (122,945)(j)
    Unproved properties..................       7,331           --         --        44,000(j)        51,331
  Natural gas processing facilities......      59,276           --         --                         59,276
  Accumulated depletion, depreciation and
    amortization.........................    (445,238)    (941,266)  (182,977)      941,266(h)      (445,238)
                                                                                    182,977(j)
                                           ----------   ----------   --------                    -----------
                                            1,040,420    1,034,418    163,352                      3,355,133
                                           ----------   ----------   --------                    -----------
Other property and equipment, net........      27,779       11,966      1,998                         41,743
Other assets, net........................      14,627       83,218          2       (18,032)(h)       73,844
                                                                                     (5,971)(i)
                                           ----------   ----------   --------                    -----------
                                           $1,199,865   $1,213,879   $183,116                    $ 3,661,800
                                           ==========   ==========   ========                    ===========

                                    LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term debt...  $    5,381   $    5,305   $    290                    $    10,976
  Undistributed unit purchases...........       1,749           --         --                          1,749
  Accounts payable.......................      64,241       43,045      1,861                        109,147
  Domestic and foreign income taxes......       1,743           --         --                          1,743
  Other current liabilities..............      17,856       21,150      7,974                         46,980
                                           ----------   ----------   --------                    -----------
         Total current liabilities.......      90,970       69,500     10,125                        170,595
                                           ----------   ----------   --------                    -----------
Long-term debt, less current
  maturities.............................     320,908      802,772         --        92,766(h)     1,485,446
                                                                                    269,000(j)
Other noncurrent liabilities.............       8,071       76,113         23        15,000(h)        99,207
Deferred income taxes....................      60,800           --         --       153,078(h)       213,878
Preferred stock of subsidiary............     188,820           --         --      (188,820)(i)           --
Stockholders' equity:
  Preferred stock........................          --        1,216         --        (1,216)(h)           --
  Common stock...........................         369          643          2          (344)(h)          735
                                                                                         (2)(j)
                                                                                         67(i)
  Additional paid-in capital.............     462,873      656,805    206,000       290,897(h)     1,593,357
                                                                                   (206,000)(j)
                                                                                    182,782(i)
  Treasury stock, at cost................     (31,528)          --         --        31,528(h)            --
  Unearned compensation..................      (1,625)          --         --                         (1,625)
  Retained earnings (deficit)............     100,207     (393,170)   (33,034)      393,170(h)       100,207
                                                                                     33,034(j)
                                           ----------   ----------   --------                    -----------
         Total stockholders' equity......     530,296      265,494    172,968                      1,692,674
                                           ----------   ----------   --------                    -----------
Commitments and contingencies............
                                           ----------   ----------   --------                    -----------
                                           $1,199,865   $1,213,879   $183,116                    $ 3,661,800
                                           ==========   ==========   ========                    ===========

  See accompanying notes to unaudited pro forma combined financial statements.

                       PIONEER NATURAL RESOURCES COMPANY

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                            PRO FORMA       PRO FORMA
                                         PIONEER      MESA     GREENHILL   ADJUSTMENTS       PIONEER
                                         --------   --------   ---------   -----------      ---------
Revenues:
  Oil and gas..........................  $198,626   $168,197   $ 17,369                     $384,192
  Natural gas processing...............    11,819         --         --                       11,819
  Interest and other...................     2,833      1,832        147                        4,812
  Gain (loss) on disposition of assets,
     net...............................     2,637        (23)        41                        2,655
                                         --------   --------   --------                     --------
                                          215,915    170,006     17,557                      403,478
                                         --------   --------   --------                     --------
Cost and expenses:
  Oil and gas production...............    55,392     44,457      6,641                      106,490
  Natural gas processing...............     6,098         --         --                        6,098
  Depletion, depreciation and
     amortization......................    59,509     56,510      7,725       38,843(b)      162,587
  Impairment of long-lived assets......        --      2,907         --                        2,907
  Exploration and abandonments.........    18,415      8,067      4,059         (407)(k)      30,134
  General and administrative...........    14,990      9,277     13,318          407(k)       37,992
  Interest.............................    20,154     48,335         --       (6,010)(i)      65,346
                                                                              (2,562)(l)
                                                                               5,429(m)
  Other................................       831      2,470         --                        3,301
                                         --------   --------   --------                     --------
                                          175,389    172,023     31,743                      414,855
                                         --------   --------   --------                     --------
Income (loss) from continuing
  operations before income taxes.......    40,526     (2,017)   (14,186)                     (11,377)
Income tax benefit (provision).........   (14,500)        --         --       18,700(f)        4,200
                                         --------   --------   --------                     --------
Income (loss) from continuing
  operations...........................    26,026     (2,017)   (14,186)                      (7,177)
Dividends on preferred stock...........        --    (11,105)        --       11,105(n)           --
                                         --------   --------   --------                     --------
Income (loss) from continuing
  operations attributable to common
  stock................................  $ 26,026   $(13,122)  $(14,186)                    $ (7,177)
                                         ========   ========   ========                     ========
Income (loss) per common share.........  $    .74   $   (.20)                               $   (.10)
                                         ========   ========                                ========
Weighted average shares outstanding....    35,364     65,499                 (33,632)(o)      73,945
                                                                               6,714(i)
                                         ========   ========                                ========

  See accompanying notes to unaudited pro forma combined financial statements.

                       PIONEER NATURAL RESOURCES COMPANY

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                    ADJUSTED   PRO FORMA    PRO FORMA       PRO FORMA
                                                    PIONEER      MESA      ADJUSTMENTS       PIONEER
                                                    --------   ---------   -----------      ---------
Revenues:
  Oil and gas.....................................  $374,560   $377,246                     $751,806
  Natural gas processing..........................    23,184         --                       23,184
  Interest and other..............................    17,328     24,710                       42,038
  Gain on disposition of assets, net..............        --     11,966                       11,966
                                                    --------   --------                     --------
                                                     415,072    413,922                      828,994
                                                    --------   --------                     --------
Cost and expenses:
  Oil and gas production..........................   101,545     94,469                      196,014
  Natural gas processing..........................    11,949         --                       11,949
  Depletion, depreciation and amortization........   104,629    135,289       78,073(b)      317,991
  Exploration and abandonments....................    20,187     12,772         (831)(k)      32,128
  General and administrative......................    26,631     41,016          831(k)       68,478
  Interest........................................    28,700    105,266       (5,565)(l)     128,401
  Other...........................................     2,451      2,340                        4,791
                                                    --------   --------                     --------
                                                     296,092    391,152                      759,752
                                                    --------   --------                     --------
Income from continuing operations before
  income taxes....................................   118,980     22,770                       69,242
Income tax provision..............................   (41,600)        --       16,000(f)      (25,600)
                                                    --------   --------                     --------
Income from continuing operations.................    77,380     22,770                       43,642
Dividends on preferred stock......................        --    (21,880)      21,880(n)           --
                                                    --------   --------                     --------
Income from continuing operations attributable to
  common stock....................................  $ 77,380   $    890                     $ 43,642
                                                    ========   ========                     ========
Income per common share...........................  $   1.82   $    .01                     $    .59
                                                    ========   ========                     ========
Weighted average shares outstanding...............    42,448     64,164      (32,366)(o)      74,246
                                                    ========   ========                     ========

  See accompanying notes to unaudited pro forma combined financial statements.

                       PIONEER NATURAL RESOURCES COMPANY

              UNAUDITED PRO FORMA ADJUSTED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                   AUSTRALASIAN     1996
                                                      ASSETS       ASSETS     PRO FORMA       ADJUSTED
                                        PIONEER        SOLD         SOLD     ADJUSTMENTS      PIONEER
                                        --------   ------------   --------   -----------      --------
Revenues:
  Oil and gas.........................  $396,931     $(10,591)    $(11,780)                   $374,560
  Natural gas processing..............    23,814           --         (630)                     23,184
  Interest and other..................    17,458         (130)          --                      17,328
  Gain on disposition of assets,
     net..............................    97,140      (83,260)     (13,880)                         --
                                        --------     --------     --------                    --------
                                         535,343      (93,981)     (26,290)                    415,072
                                        --------     --------     --------                    --------
Cost and expenses:
  Oil and gas production..............   110,334       (3,300)      (5,489)                    101,545
  Natural gas processing..............    12,528           --         (579)                     11,949
  Depletion, depreciation and
     amortization.....................   112,134       (4,217)      (3,288)                    104,629
  Exploration and abandonments........    23,030       (1,435)      (1,408)                     20,187
  General and administrative..........    28,363       (1,732)          --                      26,631
  Interest............................    46,155       (1,100)          --     (12,020)(i)      28,700
                                                                                (4,335)(p)
  Other...............................     2,451           --           --                       2,451
                                        --------     --------     --------                    --------
                                         334,995      (11,784)     (10,764)                    296,092
                                        --------     --------     --------                    --------
Income from continuing operations
  before income taxes.................   200,348      (82,197)     (15,526)                    118,980
Income tax provision..................   (60,100)      16,000        5,400      (2,900)(f)     (41,600)
                                        --------     --------     --------                    --------
Income from continuing operations.....  $140,248     $(66,197)    $(10,126)                   $ 77,380
                                        ========     ========     ========                    ========
Income per share......................  $   3.92                                              $   1.82
                                        ========                                              ========
Weighted average shares outstanding...    35,734                                 6,714(i)       42,448
                                        ========                                              ========

  See accompanying notes to unaudited pro forma combined financial statements.

                                   MESA INC.

                  UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                 PRO FORMA     PRO FORMA
                                       MESA     RECAPITALIZATION    GREENHILL   ADJUSTMENTS      MESA
                                     --------   ----------------    ---------   -----------    ---------
Revenues:
  Oil and gas......................  $306,302       $     --         $70,944                   $377,246
  Natural gas processing...........        --             --              --                         --
  Interest and other...............    24,710             --              --                     24,710
  Gain on disposition of assets,
     net...........................    11,966             --              --                     11,966
                                     --------       --------         -------                   --------
                                      342,978             --          70,944                    413,922
                                     --------       --------         -------                   --------
Cost and expenses:
  Oil and gas production...........    71,370             --          23,099                     94,469
  Natural gas processing...........        --             --              --                         --
  Depletion, depreciation and
     amortization..................   103,301             --          29,355       2,633(b)     135,289
  Exploration and abandonments.....     5,431             --           7,341                     12,772
  General and administrative.......    31,473             --           9,543                     41,016
  Interest.........................   121,135        (34,530)(q)        (729)     19,390(m)     105,266
  Other............................     1,929             --             411                      2,340
                                     --------       --------         -------                   --------
                                      334,639        (34,530)         69,020                    391,152
                                     --------       --------         -------                   --------
Income from continuing operations
  before income taxes..............     8,339         34,530           1,924                     22,770
Income tax provision...............        --             --              --                         --
                                     --------       --------         -------                   --------
Income from continuing
  operations.......................     8,339         34,530           1,924                     22,770
Dividends on preferred stock.......    (9,522)       (12,358)(r)          --                    (21,880)
                                     --------       --------         -------                   --------
Income (loss) from continuing
  operations attributable to common
  stock............................  $ (1,183)      $ 22,172         $ 1,924                   $    890
                                     ========       ========         =======                   ========
Income (loss) per common share.....  $   (.02)                                                 $    .01
                                     ========                                                  ========
Weighted average shares
  outstanding......................    64,164                                                    64,164
                                     ========                                                  ========

  See accompanying notes to unaudited pro forma combined financial statements.

                             CHAUVCO RESOURCES LTD.

                       UNAUDITED PRO FORMA BALANCE SHEET
                              AS OF JUNE 30, 1997
                                 (IN THOUSANDS)

                                     ASSETS

                                                                           PRO FORMA      PRO FORMA
                                         CHAUVCO      CRI      ALLIANCE   ADJUSTMENTS      CHAUVCO
                                        ---------   --------   --------   -----------     ---------
Current assets:
  Cash and cash equivalents...........  $   4,110   $ (5,096)  $    --        986(s)      $     --
  Accounts receivable.................     24,155     (1,277)    7,150                      30,028
  Inventories.........................      1,875         --        --                       1,875
  Other current assets................      1,737       (956)       --                         781
                                        ---------   --------   -------                    --------
          Total current assets........     31,877     (7,329)    7,150                      32,684
                                        ---------   --------   -------                    --------
Oil and gas properties, using the full
  cost method of accounting...........    834,664    (43,911)       --                     790,753
Accumulated depletion, depreciation
  and amortization....................   (298,028)        --        --                    (298,028)
                                        ---------   --------   -------                    --------
                                          536,636    (43,911)       --                     492,725
                                        ---------   --------   -------                    --------
Other property and equipment, net.....      5,791       (276)       --                       5,515
Other assets, net.....................     27,056         --    (7,150)                     19,906
                                        ---------   --------   -------                    --------
                                        $ 601,360   $(51,516)  $    --                    $550,830
                                        =========   ========   =======                    ========
                        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term
     debt.............................  $   5,863   $     --   $                          $  5,863
  Accounts payable....................     27,186     (7,520)       --        986(s)        20,652
  Domestic and foreign income taxes...       (215)        --        --                        (215)
                                        ---------   --------   -------                    --------
          Total current liabilities...     32,834     (7,520)       --                      26,300
                                        ---------   --------   -------                    --------
Long-term debt, less current
  maturities..........................    207,039         --        --                     207,039
Other noncurrent liabilities..........      6,909     (1,140)       --                       5,769
Deferred income taxes.................     51,972         --        --                      51,972
Stockholders' equity:
  Common stock........................    156,884    (42,856)       --                     114,028
  Retained earnings...................    145,722         --        --                     145,722
                                        ---------   --------   -------                    --------
          Total stockholders'
            equity....................    302,606    (42,856)       --                     259,750
                                        ---------   --------   -------                    --------
Commitments and contingencies.........
                                        ---------   --------   -------                    --------
                                        $ 601,360   $(51,516)  $    --                    $550,830
                                        =========   ========   =======                    ========

  See accompanying notes to unaudited pro forma combined financial statements.

                             CHAUVCO RESOURCES LTD.

                       UNAUDITED PRO FORMA BALANCE SHEET
                            AS OF DECEMBER 31, 1996
                                 (IN THOUSANDS)

                                     ASSETS

                                                                           PRO FORMA    PRO FORMA
                                         CHAUVCO      CRI      ALLIANCE   ADJUSTMENTS    CHAUVCO
                                        ---------   --------   --------   -----------   ---------
Current assets:
  Cash and cash equivalents...........  $     708   $(39,755)  $    --       39,691(s)  $     644
  Accounts receivable.................     25,516       (909)    1,568                     26,175
  Inventories.........................      1,683         --        --                      1,683
  Other current assets................      1,240        (15)       --                      1,225
                                        ---------   --------   -------                  ---------
          Total current assets........     29,147    (40,679)    1,568                     29,727
                                        ---------   --------   -------                  ---------
Oil and gas properties, using the full
  cost method of accounting...........    690,341     (9,554)       --                    680,787
Accumulated depletion, depreciation
  and amortization....................   (274,945)        --        --                   (274,945)
                                        ---------   --------   -------                  ---------
                                          415,396     (9,554)       --                    405,842
                                        ---------   --------   -------                  ---------
Other property and equipment, net.....      5,700        (82)       --                      5,618
Other assets, net.....................     15,149         --    (1,568)                    13,581
                                        ---------   --------   -------                  ---------
                                        $ 465,392   $(50,315)  $    --                  $ 454,768
                                        =========   ========   =======                  =========

                        LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current maturities of long-term
     debt.............................  $   2,003   $     --   $    --                  $   2,003
  Accounts payable....................     27,974     (6,319)       --                     21,655
  Domestic and foreign income taxes...      2,919         --        --                      2,919
                                        ---------   --------   -------                  ---------
          Total current liabilities...     32,896     (6,319)       --                     26,577
                                        ---------   --------   -------                  ---------
Long-term debt, less current
  maturities..........................     92,874         --        --                     92,874
Other noncurrent liabilities..........      5,431     (1,140)       --                      4,291
Deferred income taxes.................     43,793         --        --                     43,793
Stockholders' equity:
  Common stock........................    157,470    (42,856)       --       39,691(s)    154,305
  Retained earnings...................    132,928         --        --                    132,928
                                        ---------   --------   -------                  ---------
          Total stockholders'
            equity....................    290,398    (42,856)       --                    287,233
                                        ---------   --------   -------                  ---------
Commitments and contingencies.........
                                        ---------   --------   -------                  ---------
                                        $ 465,392   $(50,315)  $    --                  $ 454,768
                                        =========   ========   =======                  =========

  See accompanying notes to unaudited pro forma combined financial statements.

                       PIONEER NATURAL RESOURCES COMPANY

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
                      JUNE 30, 1997 AND DECEMBER 31, 1996

NOTE 1. BASIS OF PRESENTATION

     Acquisition of Chauvco. In accordance with the Combination Agreement, holders of Chauvco Common Shares will receive for each Chauvco Common Share held
(i) one CRI Share and (ii) in certain cases, at the election of a Chauvco Shareholder, either the number of shares of Pioneer Common Stock or Exchangeable Shares, or a combination of both, determined by multiplying each Chauvco Common Share held by the Exchange Ratio. The Exchange Ratio is dependent upon the Pioneer Stock Price, which will be the average closing sales price per share of Pioneer Common Stock over the ten consecutive trading days ending the third trading day next preceding the date of the Chauvco Meeting. The Exchangeable Shares entitle the holders to dividend and other rights economically equivalent to those of Pioneer Common Stock and, through a voting trust, the right to vote at meetings of Pioneer Stockholders. The range of possible Exchange Ratios to be utilized to determine the numbers of shares of Pioneer Common Stock or Exchangeable Shares, or a combination of both, to be exchanged for one Chauvco Common Share is described below:

        A. If the Pioneer Stock Price is less than $33.50 the Exchange Ratio is .493827.

        B. If the Pioneer Stock Price is at least $33.50 but less than $39.01 the Exchange Ratio is the product of the following computation:

           Exchange Ratio = (.493827 - (((Pioneer Stock
           Price - 33.50)/5.51) X .042360)).

        C. If the Pioneer Stock Price is equal to or greater than $39.01 the Exchange Ratio is .451467.

     In lieu of fractional shares of Pioneer Common Stock or Exchangeable Shares, each holder of a Chauvco Common Share who otherwise would be entitled to receive such fractional share will receive an amount of cash, without interest, equal to the product of such fractional interest multiplied by the Pioneer Stock Price converted to Canadian dollars using the noon spot rate of exchange of U.S. dollars to Canadian dollars announced by the Bank of Canada on the day preceding the date of calculation.

     The Combination Agreement also provides that, if the Exchange Ratio is above .465116, Pioneer may elect to deliver, in lieu of Pioneer Common Stock or Exchangeable Shares, a number of shares of Pioneer Common Stock or Exchangeable Shares for each Chauvco Common Share equal to the Exchange Ratio of .465115 and an amount of cash per Chauvco Common Share equal to the product of (i) the Pioneer Stock Price multiplied by the noon spot rate of exchange of U.S. dollars and Canadian dollars announced by the Bank of Canada on the day preceding the date of calculation for the exchange and (ii) the Exchange Ratio as calculated above in A. or B. less .465116.

     The value of Pioneer Common Stock for use in determining the aggregate purchase consideration allocated to the acquired assets and liabilities of Chauvco ("Consideration") will be either (i) the average trading price of Pioneer Common Stock during the seven days surrounding the announcement of the Transaction (the "Seven Day Average") or (ii) the market price of Pioneer common stock on the date of the Chauvco Meeting. If the Pioneer Stock Price is equal to or greater than $39.01, the Consideration will be based upon the Seven Day Average of $42.17. However, if the Pioneer Stock Price is below $39.01, the value for use in determining the Consideration will be the market price of Pioneer Common Stock on the date of the Chauvco Meeting. The unaudited pro forma combined financial statements have been prepared under the assumption that the Consideration will be based on the Seven Day Average of $42.17. See Note 5 for a sensitivity analysis should a decline in the Pioneer Stock Price occur.

     The historical consolidated financial statements for Chauvco and CRI were prepared under Canadian GAAP and in Canadian dollars. For these unaudited pro forma financial statements, the historical financial information of Chauvco, CRI and the Alliance pipeline project have been converted to U.S. dollars using the period end exchange rate for the balance sheet and the average exchange rate for the statement of operations. These unaudited pro forma financial statements also contain certain adjustments to conform the historical

                       PIONEER NATURAL RESOURCES COMPANY

Chauvco financial statements to U.S. GAAP after eliminating the balances or activity associated with CRI and the Alliance pipeline. In addition, certain reclassifications have been made to Chauvco's historical consolidated financial statements to conform to Pioneer's financial statement presentation.

     Acquisition of Mesa. In accordance with the Merger Agreement, (i) holders of Parker & Parsley common stock received one share of Pioneer common stock for each share held; (ii) holders of Mesa common stock received one share of Pioneer common stock for every seven shares held; and (iii) holders of Mesa Series A Preferred Stock and Mesa Series B Preferred Stock received 1.25 shares of Pioneer common stock for every seven shares held. No fractional shares were issued and all treasury shares were canceled.

     Description of Pro Forma Financial Statements. The unaudited pro forma combined balance sheets of Pioneer as of June 30, 1997 and December 31, 1996 have been prepared to give effect to the Transaction, the Parker/Mesa Merger and the exchange of Pioneer's Preferred Shares to Pioneer Common Stock as if such transactions had occurred on the balance sheet dates presented. In accordance with the provisions of APB No. 16, "Business Combinations", the Transaction has been accounted for as a purchase of Chauvco by Pioneer and the Parker/Mesa Merger have been accounted for as a purchase of Mesa by Pioneer.

     The unaudited pro forma combined statements of operations of Pioneer for the six months ended June 30, 1997 and for the year ended December 31, 1996 have been prepared to give effect to the Transaction and the Parker/Mesa Merger and certain events described below for Pioneer, Chauvco and Mesa as if the Transaction, the Parker/Mesa Merger and such events had occurred on January 1, 1996.

     Pro Forma Pioneer has been prepared to give effect to the acquisition of Pro Forma Mesa by Adjusted Pioneer, both as defined below.

     Pro Forma Chauvco has been prepared to give effect to the distribution of CRI Shares and the rights to the Alliance pipeline to the Chauvco Shareholders.

     Adjusted Pioneer has been prepared to give effect to the sale of the Australasian Assets Sold, the 1996 Assets Sold and the exchange of Pioneer's Preferred Shares to Pioneer Common Stock.

     Pro Forma Mesa has been prepared to give effect to the Recapitalization and the Greenhill Acquisition, including additional borrowings to finance such acquisition.

     The following is a description of the individual columns included in these unaudited pro forma combined financial statements:

          Pioneer -- Represents the consolidated balance sheets of Pioneer as of June 30, 1997 and December 31, 1996 and the consolidated statements of operations of Pioneer for the six months ended June 30, 1997 and for the year ended December 31, 1996.

          Australasian Assets Sold -- Reflects the results of operations for the year ended December 31, 1996 from certain wholly-owned subsidiaries prior to their sale in 1996. On March 28, 1996, Pioneer completed the sale of certain wholly-owned subsidiaries to Santos Ltd., and on June 20, 1996, Pioneer completed the sale of another wholly-owned subsidiary, Bridge Oil Timor Sea, Inc., to Phillips Petroleum International Investment Company. During the year ended December 31, 1996, Pioneer received aggregate consideration of $237.5 million for these combined sales. The assets sold to Santos Ltd. consisted primarily of properties located in the Cooper Basin in Central Australia, the Surat Basin in Northeast Australia, the Carnarvon Basin on the Northwest Shelf off the coast of Western Australia, the Otway Basin off the coast of Southeast Australia and the Central Sumatra Basin in Indonesia. At December 31, 1995, Pioneer's interests in these properties contained 32.1 million BOE of proved reserves (consisting of 12.4 million Bbls of oil and 118.3 Bcf of gas), representing $133.8 million of SEC PV 10 value. Prior to their sale in 1996, these properties produced 249,500 Bbls of oil and 1,927,000 Mcf of gas. Pioneer received an average price of $19.55 per Bbl of oil and $1.95 per Mcf of gas from such production and incurred

                       PIONEER NATURAL RESOURCES COMPANY
     production costs per BOE of $4.92 and depletion expense per BOE of $5.84 related to these properties. The wholly-owned subsidiary sold to Phillips Petroleum International Investment Company, Bridge Oil Timor Sea, Inc., has a wholly owned subsidiary, Bridge Oil Timor Sea Pty Ltd., which owns a 22.5% interest in the ZOCA 91-13 permit in the offshore Bonapart Basin in the Zone of Cooperation between Australia and Indonesia.

          1996 Assets Sold -- Reflects the results of operations for the year ended December 31, 1996 from certain oil and gas properties, gas plants, contract rights and related assets prior to their sale in 1996. During the year ended December 31, 1996, Pioneer sold certain domestic nonstrategic oil and gas properties, gas plants and other related assets for aggregate proceeds of approximately $58.4 million. Prior to their sale in 1996, these oil and gas properties produced 274,314 Bbls of oil and 3,196,093 Mcf of gas. Pioneer received an average price of $19.30 per Bbl of oil and $2.03 per Mcf of gas from such production and incurred production costs per BOE of $6.80 and depletion expense per BOE of $4.04 related to these properties.

          Mesa -- Represents the consolidated balance sheets of Mesa as of June 30, 1997 and December 31, 1996 and the consolidated statements of operations of Mesa for the six months ended June 30, 1997 and for the year ended December 31, 1996.

          Recapitalization -- Represents the effects on Mesa's unaudited pro forma combined statement of operations from the Recapitalization as if it had occurred on January 1, 1996. In August 1996, Mesa completed a recapitalization of its balance sheet by issuing new equity and repaying and refinancing substantially all of its then existing long-term debt. The Recapitalization was undertaken by Mesa in an effort to deleverage and recapitalize Mesa through the issuance of additional equity and through the refinancing of substantially all of Mesa's $1.2 billion debt existing prior to the Recapitalization. The Recapitalization provided Mesa with an improved financial condition due to (i) a significant reduction in total debt outstanding, (ii) a reduction in annual cash interest expense of approximately $75 million, (iii) cost savings programs which reduced general and administrative and other overhead expenses by approximately $10 million annually, and (iv) the extension of maturities on Mesa's long-term debt, which eliminated Mesa's then existing liquidity concerns. The Recapitalization included (i) the private placement of shares of a new class of Mesa Series B Preferred Stock for $133 million to DNR -- Mesa Holdings, Inc. ("DNR"), whose sole general partner is Rainwater Inc., a Texas corporation owned by Richard E. Rainwater, (ii) the sale of $132 million of a new class of Mesa Series A Preferred Stock to Mesa's then existing stockholders through a rights offering, (iii) the establishment of a new bank credit facility and (iv) the issuance of two new series of senior subordinated notes.

          Greenhill -- Represents the unaudited balance sheet of Greenhill as of December 31, 1996 and the unaudited statements of operations of Greenhill prior to its acquisition by Mesa on April 15, 1997 and for the year ended December 31, 1996.

          Chauvco -- Represents the consolidated balance sheets of Chauvco as of June 30, 1997 and December 31, 1996 and the consolidated statements of operations of Chauvco for the six months ended June 30, 1997 and for the year ended December 31, 1996. The historical consolidated financial statements for Chauvco were prepared under Canadian GAAP and converted to U.S. dollars utilizing the exchange rates of Canadian dollars to U.S. dollars as listed below, which are based upon the noon buying rate in New York City for cable transfers in Canadian dollars, as certified for customer purposes by the Federal Reserve Bank of New York (the "Noon Buying Rate"):

                                             JUNE 30,    DECEMBER 31,
                                               1997          1996
                                             --------    ------------
Balance Sheets.............................   .7241         .7301
Statements of Operations...................   .7269         .7330

                       PIONEER NATURAL RESOURCES COMPANY

          CRI -- Represents the consolidated balance sheets of CRI as of July 31, 1997 and December 31, 1996, which were prepared under Canadian GAAP and in U.S. dollars. CRI was incorporated on July 29, 1997 as a wholly owned subsidiary of Chauvco. See Pro Forma Consolidated Statements of Financial Position of CRI included in Annex A attached hereto.

          Alliance -- Reflects the investment in the Alliance pipeline project as of June 30, 1997 and December 31, 1996 which were prepared under Canadian GAAP and converted to U.S. dollars utilizing the Noon Buying Rate of .7241 and .7301, respectively.

     The unaudited pro forma combined statement of operations for the year ended December 31, 1996 presented herein does not reflect the results of operations from Mesa's acquisition from MAPCO Inc. of approximately 11 MMBOE in February 1997 for approximately $66 million. The purchase was funded by additional borrowings under Mesa's credit facility. In addition, the unaudited pro form combined statement of operations for the year ended December 31, 1996 presented herein does not reflect the results of operations from Chauvco's acquisition of Tidal Resources Inc. on January 3, 1997 for approximately $55 million. The purchase was funded by additional borrowings under Chauvco's credit facility. The acquisitions are not presented since they are not considered significant under Rule 3-05 of Regulation S-X.

NOTE 2. ACQUISITION OF CHAUVCO

     The aggregate Pioneer Common Stock purchase consideration, including nonrecurring transaction costs, is computed below in accordance with the Exchange Ratio agreed to in the Combination Agreement at the Seven-Day Average. See Note 5 below for a sensitivity analysis on the aggregate Pioneer consideration assuming a remeasurement date occurs due to a decline of Pioneer's Stock Price below $39.01.

                                              CHAUVCO
                                               COMMON         CHAUVCO
                                               SHARES         OPTIONS         TOTAL
                                            ------------    -----------    ------------
Shares/options outstanding................    48,606,582      2,725,850
Exchange ratio............................       .451467        .451467
                                              21,944,268      1,230,631
Less: Option Exercise shares (a)..........            --       (651,508)
                                            ------------    -----------
                                              21,944,268        579,123      22,523,391
Pioneer shares/Exchangeable Shares to be
  issued Value of Pioneer common stock
  (b).....................................  $      42.17    $     42.17    $      42.17
                                            ------------    -----------    ------------
Pioneer common stock consideration........  $925,389,782    $24,421,617    $949,811,399
                                            ------------    -----------
Transaction costs.........................                                   20,000,000
                                                                           ------------
Aggregate purchase consideration..........                                 $969,811,399
                                                                           ============

---------------

(a) For Chauvco Optionholders it is assumed that they will elect to reduce the number of shares of Pioneer Common Stock they would otherwise be eligible to receive by the number of shares of Pioneer Common Stock equal to the exercise strike price of their options rather than pay, in cash, their exercise price. The aggregate average exercise strike price for the Chauvco Option is C$13.92.

(b) Pioneer Common Stock is valued at $42.17 per share which represents Pioneer Seven-Day Average.

                       PIONEER NATURAL RESOURCES COMPANY

     The following table represents the preliminary allocation of the total purchase price of Chauvco to the acquired assets and liabilities of Chauvco. The allocation represents the fair values assigned to each of the significant assets acquired and liabilities assumed. Any future adjustments to the allocation of the purchase price are not anticipated to be material to the unaudited pro forma financial statements.

                                                                ALLOCATION OF AGGREGATE
                                                                PURCHASE CONSIDERATION
                                                           ---------------------------------
                                                           JUNE 30, 1997   DECEMBER 31, 1996
                                                           -------------   -----------------
                                                                    (IN THOUSANDS)
Net working capital......................................   $    6,384        $    3,150
Property, plant and equipment............................    1,509,042         1,350,204
Other assets.............................................       25,421            19,199
Long-term debt...........................................     (207,039)          (92,874)
Other non-current liabilities, including deferred
  taxes..................................................     (363,997)         (309,868)
                                                            ----------        ----------
                                                            $  969,811        $  969,811
                                                            ==========        ==========
Pioneer Common Stock consideration.......................   $  949,811        $  949,811
Transaction costs........................................       20,000            20,000
                                                            ----------        ----------
Aggregate purchase consideration.........................   $  969,811        $  969,811
                                                            ==========        ==========

     The following table illustrates the number of shares of Pioneer Common Stock that are estimated to be issued and outstanding upon the consummation of the Transaction:

                                               SHARES/OPTIONS
                                               OUTSTANDING AT     EXCHANGE     PIONEER SHARES/
                                             SEPTEMBER 19, 1997    RATIO     EXCHANGEABLE SHARES
                                             ------------------   --------   -------------------
Pioneer Common Stock.......................      74,409,380           N/A        74,409,380
Chauvco Common Shares......................      48,606,582       .451467        21,944,268
Chauvco Options............................       2,725,850            (a)          579,123
                                                                                 ----------
                                                                                 96,932,771
                                                                                 ==========

---------------

(a) For Chauvco Optionholders it is assumed that they will elect to reduce the number of shares of Pioneer Common Stock they would otherwise be eligible to receive by the number of shares of Pioneer Common Stock equal to the exercise strike price of their options rather than pay, in cash, their exercise price.

NOTE 3. ACQUISITION OF MESA

     The aggregate Pioneer Common Stock purchase consideration, including nonrecurring transaction costs, is computed in accordance with the Exchange Ratios agreed to in the Merger Agreement as follows:

                                      MESA       MESA SERIES    MESA SERIES
                                     COMMON      A PREFERRED    B PREFERRED
                                     STOCK          STOCK          STOCK          TOTAL
                                  ------------   ------------   ------------   ------------
Shares outstanding..............    64,279,568     62,884,094     63,672,925
Exchange ratio for Mesa
  shares........................          1.00           1.25           1.25
                                  ------------   ------------   ------------
                                    64,279,568     78,605,118     79,591,156    222,475,842
Exchange ratio to Pioneer Common
  Stock.........................          7.00           7.00           7.00           7.00
                                  ------------   ------------   ------------   ------------
Pioneer shares..................     9,182,795     11,229,303     11,370,165     31,782,263
Value of Pioneer Common
  Stock(a)......................  $      30.82   $      30.82   $      30.82   $      30.82
                                  ------------   ------------   ------------   ------------
Pioneer Common Stock
  consideration.................  $283,013,742   $346,087,118   $350,428,485    979,529,345
                                  ============   ============   ============
Transaction costs...............                                                 20,000,000
                                                                               ------------
Aggregate purchase
  consideration.................                                               $999,529,345
                                                                               ============

---------------

(a) Pioneer Common Stock is valued at $30.82 per share which represents Pioneer's seven-day average trading price surrounding the announcement of the Parker/Mesa Merger on April 7, 1997.

                       PIONEER NATURAL RESOURCES COMPANY

     The following table represents the preliminary allocation of the total purchase price of Mesa, including its Greenhill Acquisition, to the acquired assets and liabilities of Mesa. The allocation represents the fair values assigned to each of the significant assets acquired and liabilities assumed. Any future adjustments to the allocation of the purchase price are not anticipated to be material to the unaudited pro forma combined financial statements.

                                                                ALLOCATION OF AGGREGATE
                                                                PURCHASE CONSIDERATION
                                                           ---------------------------------
                                                           JUNE 30, 1997   DECEMBER 31, 1996
                                                           -------------   -----------------
                                                                    (IN THOUSANDS)
Net working capital......................................   $    11,882       $    14,416
Property, plant and equipment............................     2,349,623         2,314,713
Other assets.............................................        58,664            79,152
Long-term debt...........................................    (1,186,538)       (1,164,538)
Other noncurrent liabilities, including deferred taxes...      (234,102)         (244,214)
                                                            -----------       -----------
                                                            $   999,529       $   999,529
                                                            ===========       ===========
Pioneer Common Stock consideration.......................   $   979,529       $   979,529
Cash paid for nonrecurring transaction costs.............        20,000            20,000
                                                            -----------       -----------
Aggregate purchase consideration.........................   $   999,529       $   999,529
                                                            ===========       ===========

     The following table illustrates the number of shares of Pioneer Common Stock that were issued in accordance with the exchange ratios agreed to in the Merger Agreement.

                                                         SHARES
                                                       OUTSTANDING       PIONEER COMMON
              EXISTING SECURITY TYPE                AT AUGUST 7, 1997        STOCK
              ----------------------                -----------------    --------------
Parker & Parsley Common Stock.....................     41,773,238          41,773,238
Mesa Common Stock.................................     64,279,568          9,182,795
Mesa Series A Preferred Stock.....................     62,884,094          11,229,303
Mesa Series B Preferred Stock.....................     63,672,925          11,370,165
                                                                         --------------
                                                                           73,555,501
                                                                         ==============

NOTE 4. PRO FORMA ENTRIES

(a) To record the acquisition of Chauvco using the purchase method of accounting. The allocation of the purchase price to the acquired assets and liabilities is preliminary and, therefore, subject to change. Any future adjustments to the allocation of the purchase price are not anticipated to be material to Pioneer's financial statements. (See Note 2 above).

(b) To adjust depreciation, depletion and amortization expense for the additional basis allocated to the oil and gas properties acquired and accounted for using the successful efforts method of accounting.

(c) To reclassify amounts which were capitalized by Chauvco as oil and gas properties in accordance with the full cost method of accounting but that are treated as exploratory dry hole, geological and geophysical and delay rental expenses in accordance with the successful efforts method of accounting.

(d) To reclassify amounts which were capitalized by Chauvco as oil and gas properties in accordance with the full cost method of accounting but that are treated as general and administrative expenses in accordance with the successful efforts method of accounting.

(e) To record interest expense on the borrowings of $20 million which will be utilized to pay for nonrecurring Transaction costs. The interest rate used to determine such interest expense of 5.65% and 6.22%

                       PIONEER NATURAL RESOURCES COMPANY
    represents Pioneer's average borrowing rate on outstanding bank indebtedness for the six months ended June 30, 1997 and the year ended December 31, 1996, respectively.

(f) To adjust income tax expense for each tax jurisdiction.

(g) To adjust the weighted average shares outstanding for the acquisition of Chauvco. This adjustment also assumes the conversion of the Chauvco options into Pioneer Common Stock for purposes of computing weighted average shares outstanding.

(h) To record the acquisition of Mesa using the purchase method of accounting. The allocation of the purchase price to the acquired assets and liabilities is preliminary and, therefore, subject to change. Any future adjustments to the allocation of the purchase price are not anticipated to be material to Pioneer's financial statements. (See Note 3 above).

(i) To (i) reclassify the Preferred Shares and related capitalized issuance fees to common stock and additional paid-in capital as a result of Pioneer's mandatory exchange of such Preferred Shares for shares of Pioneer Common Stock on July 28, 1997 and (ii) eliminate the interest expense associated with such Preferred Shares and amortization of capitalized issuance fees. On July 28, 1997, Pioneer exercised its right to require each holder of the 3,776,400 Preferred Shares to mandatorily exchange all Preferred Shares for shares of common stock of Pioneer at a rate of 1.7778 shares of Pioneer Common Stock for each Preferred Share. As a result of the exchange, Pioneer will no longer incur interest expense of approximately $12 million per year associated with the Preferred Shares.

(j) To record the acquisition by Mesa of 100% of the outstanding common stock of Greenhill for a total purchase price of $277 million. The purchase was funded primarily by additional borrowings under Mesa's credit facility including a performance deposit made in February 1997 of $15.8 million. Additionally, $8 million of the cash acquired from Greenhill on April 15, 1997 (the date of closing) was applied to Mesa's borrowings under its credit facility. The acquisition of Greenhill was accounted for using the purchase method of accounting.

     The following table represents the allocation of the total purchase price of Greenhill to the acquired assets and liabilities. The allocation represents the fair value assigned to each of the significant assets acquired and liabilities assumed.

                                                                       GREENHILL
                                                           ----------------------------------
                                                           APRIL 15, 1997   DECEMBER 31, 1996
                                                           --------------   -----------------
                                                                     (IN THOUSANDS)
Net working capital......................................     $ 10,339          $  7,639
Property, plant and equipment............................      264,805           267,384
Other assets.............................................        1,879             2,000
Other noncurrent liabilities.............................          (23)              (23)
                                                              --------          --------
                                                              $277,000          $277,000
                                                              ========          ========
Debt reduction resulting from application of cash
  acquired...............................................     $  8,000          $  8,000
Borrowings to finance acquisition, including a
  performance deposit of $15,795.........................      269,000           269,000
                                                              --------          --------
Aggregate purchase consideration.........................     $277,000          $277,000
                                                              ========          ========

(k) To reclassify certain amounts to conform with the financial statement presentation of Pioneer.

(l) To reduce interest expense for (i) the amortization of the premiums (utilizing the effective interest rate method) recorded as part of purchase accounting for Mesa's 10 5/8% Senior Subordinated Notes and 11 5/8% Senior Subordinated Discount Notes and (ii) the application of Pioneer's excess cash in 1996 to

                       PIONEER NATURAL RESOURCES COMPANY
    the reduction of Mesa's outstanding bank indebtedness at Mesa's 1996 pro forma incremental borrowing interest rate of 7% (see pro forma entry (m) below).

(m) To adjust interest expense resulting from the borrowing of the funds necessary for Mesa's acquisition of Greenhill. Mesa's 1997 and 1996 pro forma incremental borrowing interest rate of 7% was utilized to determine the additional pro forma interest expense.

(n) To eliminate the preferred stock dividends associated with Mesa's Series A and Series B Preferred Stock.

(o) To adjust the weighted average shares outstanding for the acquisition of Mesa. This adjustment also assumes the conversion of Mesa's outstanding employee stock options into Pioneer employee stock options for purposes of computing weighted average shares outstanding.

(p) To adjust interest expense resulting from the application of that portion of the sales proceeds from the Australasian Assets Sold and the 1996 Assets Sold necessary to retire Pioneer's outstanding bank indebtedness. The proceeds applied to retire Pioneer's outstanding bank indebtedness of $225 million resulted in a reduction in interest expense of $4.3 million. The reduction in interest expense was calculated utilizing Pioneer's weighted average rate on its bank indebtedness of 6.22% for the period during 1996 in which Pioneer had outstanding bank indebtedness.

(q) To reduce interest expense as a result of the Recapitalization. Interest expense adjustments include the following for the year ended December 31, 1996:

                                                                                PRO FORMA
                                                     HISTORICAL    PRO FORMA    ADJUSTMENT
                                                     ----------    ---------    ----------
Interest expense on former debt repaid in the
  Recapitalization:
  Secured Notes....................................   $ 26,231      $    --      $(26,231)
  Former Credit Agreement..........................      2,472           --        (2,472)
  12 3/4% secured discount notes...................     43,979           --       (43,979)
  13 1/2% subordinated notes.......................        654           --          (654)
Interest expense on former debt repaid prior to the
  Recapitalization:
  12 3/4% unsecured discount notes.................      2,595        2,595            --
Interest expense on new debt issued in the
  Recapitalization:
  10 5/8% Senior Subordinated Notes................     17,613       35,418        17,805
  11 5/8% Senior Discount Notes....................      8,893       18,661         9,768
  New Credit Facility..............................     15,094       26,327        11,233
Other interest expense.............................      3,604        3,604            --
                                                      --------      -------      --------
                                                      $121,135      $86,605      $(34,530)
                                                      ========      =======      ========

     Other interest expense is primarily the interest portion of the administrative fee charged by Colorado Interstate Gas Company in connection with Mesa's West Panhandle field operations. The interest rate on the New Credit Facility is approximately 7.75% on the first $250 million due to an interest rate swap with the balance at a floating rate that during the period outstanding was approximately 7%.

(r) To record the pro forma adjustment for an 8% annual dividend on the Mesa Series A and Series B Preferred Stock payable quarterly in additional shares of Mesa Series A and Series B Preferred Stock for at least the first four years after issuance as if the Mesa Series A and Series B Preferred Stock had been issued on January 1, 1996.

(s) To adjust the unaudited pro forma balance sheets of CRI to U.S. GAAP.

                       PIONEER NATURAL RESOURCES COMPANY

NOTE 5.  FLOATING EXCHANGE RATIO FOR CHAUVCO ACQUISITION

     As described in Note 1 above, the Exchange Ratio fluctuates within a range of Pioneer Stock Prices (between $33.50 and $39.01) and each Exchange Ratio within the range results in a different number of shares of Pioneer Common Shares or Exchangeable Shares being issued. Based upon the Seven-Day Average of $42.17, the Exchange Ratio assumed in these unaudited pro forma financial statements is .451467. The table below provides a sensitivity analysis of the effects on the unaudited pro forma financial statements if the Pioneer Stock Price were to decline to $36.25 or $33.50 as of June 30, 1997 and December 31, 1996 and for the periods ending June 30, 1997 and December 31, 1996:

                                                      PIONEER STOCK PRICE
                                       -------------------------------------------------
                                            JUNE 30, 1997           DECEMBER 31, 1996
                                       -----------------------   -----------------------
                                         $36.25       $33.49       $36.25       $33.49
                                       ----------   ----------   ----------   ----------
                                        (IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)
Income from continuing operations....  $   (5,211)  $   (5,211)  $   46,993   $   46,993
                                       ==========   ==========   ==========   ==========
Primary income per share.............  $     (.05)  $     (.05)  $      .49   $      .49
                                       ==========   ==========   ==========   ==========
Allocation to unproved property......  $  698,247   $  548,695   $  539,408   $  493,708
                                       ==========   ==========   ==========   ==========
Stockholders equity..................  $2,569,424   $2,538,872   $2,544,700   $2,514,148
                                       ==========   ==========   ==========   ==========
Aggregate purchase consideration.....  $  872,026   $  841,474   $  872,026   $  841,474
                                       ==========   ==========   ==========   ==========
Pioneer Common Stock outstanding.....  97,913,533   98,938,314   97,913,533   98,938,314
                                       ==========   ==========   ==========   ==========

     The calculations in the foregoing table assumes that no Cash Payments will be paid.

NOTE 6.  INCOME TAXES

     Pioneer will account for income taxes in accordance with the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." In accordance with SFAS 109, Pioneer will prepare separate tax calculations for each tax jurisdiction in which Pioneer will be subject to income taxes.

NOTE 7.  INCOME FROM CONTINUING OPERATIONS PER SHARE

     Income from continuing operations per share is computed based on the weighted average number of shares of common stock and common stock equivalents, if more than 3% dilutive, outstanding during the period. Fully diluted income from continuing operations per share is not presented since dilution is less than 3% on a pro forma combined basis. Income from continuing operations per share reflects the exchange of Chauvco Common Shares for Pioneer Common Stock or Exchangeable Shares, the exchange of Pioneer's Preferred Shares and the conversion of Mesa's Series A Preferred Stock and Mesa's Series B Preferred Stock to Pioneer common stock.

NOTE 8.  GENERAL AND ADMINISTRATIVE EXPENSE REDUCTIONS

     Mesa's general and administrative expenses for the year ended December 31, 1996 includes $9.4 million associated with the elimination of 86 positions from the total of 385 at December 31, 1995, and a significant downsizing of Mesa's natural gas vehicle equipment business in conjunction with the Recapitalization. Given the first quarter 1997 general and administrative expenses of $3.8 million, Mesa's continuing costs are estimated at approximately $15 million per year ($3.8 million multiplied by four quarters). In addition, Greenhill's general and administrative expenses prior to its sale to Mesa on April 15, 1997 of $13.3 million included severance costs paid to Greenhill employees of approximately $11 million as few of Greenhill's administrative personnel were retained. As a result, Mesa considers a continuing annual expense associated

                       PIONEER NATURAL RESOURCES COMPANY
with Greenhill properties of approximately $5 million to be reasonable. Given the above, Mesa expects total general and administrative expenses to approximate $20 million per year. The accompanying Pro Forma Combined Statements of Operations for Pioneer do not include any adjustments related to the expected level of ongoing general and administrative expense.

NOTE 9.  PIONEER'S THIRD QUARTER OF 1997 CHARGES

     Pioneer's Unaudited Pro Forma Combined Balance Sheet as of June 30, 1997 includes certain unamortized amounts which will be recognized as noncash charges during the third quarter of 1997 as a result of the Parker/Mesa Merger. These amounts include $2.5 million (pre-tax) of capitalized issuance fees associated with Parker & Parsley's existing bank credit facility which was replaced by a new $1.4 billion bank credit facility for Pioneer and $544 thousand (pre-tax) of unearned compensation resulting from certain change of control provisions included in Parker & Parsley's existing Long-term Incentive Plan whereby the vesting requirements of outstanding restricted stock awards were accelerated.

NOTE 10.  OIL AND GAS RESERVE DATA

     The following unaudited pro forma supplemental information regarding the oil and gas activities of Pioneer is presented pursuant to the disclosure requirements promulgated by the SEC and Statement of Financial Accounting Standards No. 69, "Disclosures About Oil and Gas Producing Activities." The pro forma reserve information is presented as if the sale of the Australasian Assets and 1996 Assets Sold and the acquisition of Chauvco, Mesa and Greenhill had occurred on January 1, 1996.

     Management emphasizes that reserve estimates are inherently imprecise and subject to revision and that estimates of new discoveries are more imprecise than those of producing oil and gas properties. Accordingly, the estimates are expected to change as future information becomes available; such changes could be significant.

  Quantities of oil and gas reserves

     Set forth below is a pro forma summary of the changes in the net quantities of oil and natural gas reserves for the year ended December 31, 1996.

                                  OIL, NGL'S AND CONDENSATE (MBBLS)                      GAS (MMCF)
                                --------------------------------------   -------------------------------------------
                                  USA     ARGENTINA   CANADA    TOTAL       USA      ARGENTINA   CANADA      TOTAL
                                -------   ---------   ------   -------   ---------   ---------   -------   ---------
Balance, January 1, 1996......  267,108    15,933     21,895   304,936   1,984,726    322,000    136,264   2,442,990
  Revisions of previous
    estimates.................   31,475      (722)       249    31,002      42,246    (10,860)    (5,180)     26,206
  Purchase of
    minerals-in-place.........      300        --         --       300      11,494         --                 11,494
  New discoveries and
    extensions................    2,794     1,608        650     5,052      30,151      4,588      3,320      38,059
  Production..................  (20,497)   (1,183)    (4,330)  (26,010)   (160,729)   (16,820)   (12,500)   (190,049)
                                -------    ------     ------   -------   ---------    -------    -------   ---------
Balance, December 31, 1996....  281,180    15,636     18,464   315,280   1,907,888    298,908    121,904   2,328,700
                                =======    ======     ======   =======   =========    =======    =======   =========

                       PIONEER NATURAL RESOURCES COMPANY

  Standardized measure of discounted future net cash flows

     The pro forma combined standardized measure of discounted future net cash flow is computed by applying year-end prices of oil and gas (with consideration of price changes only to the extent provided by contractual arrangements) to the estimated future production of oil and gas reserves less estimated future expenditures (based on year-end costs) to be incurred in developing and producing the proved reserves, discounted using a rate of 10% per year to reflect the estimated timing of the future cash flows. Future income taxes are calculated by comparing discounted future cash flows to the tax basis of oil and gas properties, plus available carryforwards and credits, and applying the current tax rate to the difference.

                                                         DECEMBER 31, 1996
                                         -------------------------------------------------
                                             USA       ARGENTINA    CANADA        TOTAL
                                         -----------   ---------   ---------   -----------
                                                          (IN THOUSANDS)
Oil and gas producing activities:
  Future cash inflows..................  $13,987,546   $ 599,243   $ 680,112   $15,266,901
  Future production costs..............   (3,970,522)   (144,714)   (173,033)   (4,288,269)
  Future development costs.............     (389,701)    (24,084)    (10,632)     (424,417)
  Future income tax expense............   (2,679,214)       (721)   (156,606)   (2,836,541)
                                         -----------   ---------   ---------   -----------
                                           6,948,109     429,724     339,841     7,717,674
  10% annual discount factor...........   (3,240,886)   (214,813)   (114,840)   (3,570,539)
                                         -----------   ---------   ---------   -----------
  Standardized measure of discounted
     future net cash flows.............  $ 3,707,223   $ 214,911   $ 225,001   $ 4,147,135
                                         ===========   =========   =========   ===========

  Changes relating to the standardized measure of discounted future net cash flows

     The principal sources of the change in the pro forma combined standardized measure of discounted future net cash flows for the year ended December 31, 1996 are as follows (in thousands):

Oil and gas sales, net of production costs..................  $ (651,480)
Net changes in prices and production costs..................   2,220,041
Extensions and discoveries..................................     131,526
Purchases of minerals-in-place..............................      20,606
Revisions of estimated future development costs.............     (71,763)
Revisions of previous quantity estimates....................     327,004
Accretion of discount.......................................     290,618
Changes in production rates, timing and other...............    (150,096)
                                                              ----------
Change in present value of future net revenues..............   2,116,456
Net change in present value of future income taxes..........    (628,589)
                                                              ----------
                                                               1,487,867
Balance, beginning of year..................................   2,659,268
                                                              ----------
Balance, end of year........................................  $4,147,135
                                                              ==========

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Pioneer Natural Resources Company:

     We have audited the consolidated financial statements of Pioneer Natural Resources Company and subsidiaries (successor to Parker & Parsley Petroleum Company and subsidiaries) as of December 31, 1996 and 1995 and the results of their operations and their cash flows for each of the years in the five-year period ended December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Pioneer Natural Resources Company and subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the years in the five-year period ended December 31, 1996, in conformity with generally accepted accounting principles.

     As discussed in Notes B and T to the consolidated financial statements, the Company changed its method of accounting for the impairment of long-lived assets and for long-lived assets to be disposed of in 1995 to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." As discussed in Notes B and U to the consolidated financial statements, the Company changed its method of accounting for income taxes in 1993 to adopt the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

                                        /s/ KPMG Peat Marwick LLP

Midland, Texas
January 29, 1997 (except as to Note A
which is as of August 7, 1997)

                       PIONEER NATURAL RESOURCES COMPANY

                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                     ASSETS

                                                                                   DECEMBER 31,
                                                               JUNE 30,      ------------------------
                                                                 1997           1996          1995
                                                              -----------    ----------    ----------
                                                              (UNAUDITED)
Current assets:
  Cash and cash equivalents.................................  $    9,843     $   18,711    $   19,940
  Restricted cash...........................................       1,723          1,749        15,572
  Accounts receivable:
    Trade, net..............................................      37,147         34,075        49,257
    Affiliates..............................................         789            434         2,369
    Oil and gas sales.......................................      33,074         48,459        37,358
  Assets held for resale....................................          --             --         3,677
  Inventories...............................................       5,581          3,644         9,880
  Deferred income taxes.....................................       9,300          7,400         1,600
  Other current assets......................................       1,955          2,567         2,757
                                                              ----------     ----------    ----------
        Total current assets................................      99,412        117,039       142,410
                                                              ----------     ----------    ----------
Property, plant and equipment, at cost:
  Oil and gas properties, using the successful efforts
    method of accounting:
    Proved properties.......................................   1,536,665      1,419,051     1,450,290
    Unproved properties.....................................      41,071          7,331        14,574
  Natural gas processing facilities.........................      50,770         59,276        63,395
  Accumulated depletion, depreciation and amortization......    (489,143)      (445,238)     (406,513)
                                                              ----------     ----------    ----------
                                                               1,139,363      1,040,420     1,121,746
                                                              ----------     ----------    ----------
Restricted investments......................................          --             --         5,345
Other property and equipment, net...........................      28,552         27,779        31,755
Other assets, net...........................................      16,175         14,627        17,973
                                                              ----------     ----------    ----------
                                                              $1,283,502     $1,199,865    $1,319,229
                                                              ==========     ==========    ==========

                                LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current maturities of long-term debt......................  $    6,064     $    5,381    $    2,608
  Distributable litigation settlement.......................          --             --        13,633
  Undistributed unit purchases..............................       1,723          1,749         1,939
  Accounts payable:
    Trade...................................................      63,779         56,713        58,263
    Affiliates..............................................         837          7,528           574
  Domestic and foreign income taxes.........................       2,038          1,743         2,875
  Other current liabilities.................................      14,737         17,856        31,017
                                                              ----------     ----------    ----------
        Total current liabilities...........................      89,178         90,970       110,909
                                                              ----------     ----------    ----------
Long-term debt, less current maturities.....................     349,457        320,908       586,549
Other noncurrent liabilities................................      27,336          8,071        16,656
Deferred income taxes.......................................      73,800         60,800         5,300
Preferred stock of subsidiary...............................     188,820        188,820       188,820
Stockholders' equity:
  Preferred stock, $.01 par value; 20,000,000 shares
    authorized; none issued and outstanding.................          --             --            --
  Common stock, $.01 par value; 180,000,000 shares
    authorized; 36,983,324, 36,899,618 and 36,387,960 shares
    issued at June 30, 1997 and December 31, 1996 and 1995,
    respectively............................................         370            369           364
  Additional paid-in capital................................     465,234        462,873       452,718
  Treasury stock, at cost; 1,929,503, 1,833,383 and
    1,004,684 shares at June 30, 1997 and December 31, 1996
    and 1995, respectively..................................     (34,460)       (31,528)       (6,844)
  Unearned compensation.....................................        (712)        (1,625)       (2,055)
  Retained earnings (deficit)...............................     124,479        100,207       (36,491)
  Cumulative translation adjustment.........................          --             --         3,303
                                                              ----------     ----------    ----------
        Total stockholders' equity..........................     554,911        530,296       410,995
Commitments and contingencies (Note K)......................
                                                              ----------     ----------    ----------
                                                              $1,283,502     $1,199,865    $1,319,229
                                                              ==========     ==========    ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                       PIONEER NATURAL RESOURCES COMPANY

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                       SIX MONTHS
                                     ENDED JUNE 30,                               YEAR ENDED DECEMBER 31,
                                -------------------------   -------------------------------------------------------------------
                                   1997          1996          1996          1995          1994          1993          1992
                                -----------   -----------   -----------   -----------   -----------   -----------   -----------
                                           )   (UNAUDITED
REVENUES:
  Oil and gas.................  $   198,626   $   192,014   $   396,931   $   375,720   $   337,602   $   207,208   $   135,071
  Natural gas processing......       11,819        11,104        23,814        33,258        39,149        77,428        54,593
  Gas marketing...............           --            --            --        76,784       102,982        43,831        12,143
  Interest and other..........        2,833         2,423        17,458        11,364         6,918         4,388         4,223
  Gain on disposition of
    assets, net...............        2,637        95,249        97,140        16,620         9,512        23,220         4,169
                                -----------   -----------   -----------   -----------   -----------   -----------   -----------
                                    215,915       300,790       535,343       513,746       496,163       356,075       210,199
                                -----------   -----------   -----------   -----------   -----------   -----------   -----------
COSTS AND EXPENSES:
  Oil and gas production......       55,392        57,404       110,334       130,905       127,118        78,310        51,774
  Natural gas processing......        6,098         6,035        12,528        25,865        33,626        51,582        38,551
  Gas marketing...............           --            --            --        75,664       101,499        42,836        11,001
  Depletion, depreciation and
    amortization..............       59,509        59,638       112,134       159,058       145,374        80,391        45,634
  Impairment of oil and gas
    properties and natural gas
    processing facilities.....           --            --            --       130,494            --            --            --
  Exploration and
    abandonments..............       18,415        10,761        23,030        27,552        25,239         3,601         4,519
  General and
    administrative............       14,990        12,990        28,363        37,409        28,948        23,753        11,592
  Interest....................       20,154        26,052        46,155        65,449        50,552        23,338        14,708
  Other.......................          831         1,344         2,451        11,357         4,298         3,861         2,274
                                -----------   -----------   -----------   -----------   -----------   -----------   -----------
                                    175,389       174,224       334,995       663,753       516,654       307,672       180,053
                                -----------   -----------   -----------   -----------   -----------   -----------   -----------
Income (loss) before income
  taxes, extraordinary item
  and cumulative effect of
  accounting change...........       40,526       126,566       200,348      (150,007)      (20,491)       48,403        30,146
Income tax benefit
  (provision).................      (14,500)      (31,700)      (60,100)       45,900         6,500       (17,000)       (3,000)
                                -----------   -----------   -----------   -----------   -----------   -----------   -----------
Income (loss) before
  extraordinary item and
  cumulative effect of
  accounting change...........       26,026        94,866       140,248      (104,107)      (13,991)       31,403        27,146
Extraordinary item-gain (loss)
  on early extinguishment of
  debt, net of tax............           --            --            --         4,338          (628)           --            --
  Cumulative effect of
    accounting change.........           --            --                                                  17,100            --
                                -----------   -----------   -----------   -----------   -----------   -----------   -----------
  Net income (loss)...........  $    26,026   $    94,866   $   140,248   $   (99,769)  $   (14,619)  $    48,503   $    27,146
                                ===========   ===========   ===========   ===========   ===========   ===========   ===========
Income (loss) per share:
  Primary:
    Income (loss) before
      extraordinary item and
      cumulative effect of
      accounting change.......  $       .74   $      2.66   $      3.92   $     (2.95)  $      (.47)  $      1.13   $      1.05
    Extraordinary item........           --            --            --           .12          (.02)           --            --
    Cumulative effect of
      accounting change.......           --            --            --            --            --           .61            --
                                -----------   -----------   -----------   -----------   -----------   -----------   -----------
    Net income (loss).........  $       .74   $      2.66   $      3.92   $     (2.83)  $      (.49)  $      1.74   $      1.05
                                ===========   ===========   ===========   ===========   ===========   ===========   ===========
  Fully diluted:
    Income (loss) before
      extraordinary item and
      cumulative effect of
      accounting change.......  $       .71   $      2.32   $      3.47   $     (2.95)  $      (.47)  $      1.13   $      1.05
    Extraordinary item........           --            --            --           .12          (.02)           --            --
    Cumulative effect of
      accounting change.......           --            --            --            --            --           .61            --
                                -----------   -----------   -----------   -----------   -----------   -----------   -----------
    Net income (loss).........  $       .71   $      2.32   $      3.47   $     (2.83)  $      (.49)  $      1.74   $      1.05
                                ===========   ===========   ===========   ===========   ===========   ===========   ===========
Dividends declared per
  share.......................  $       .05   $       .05   $       .10   $       .10   $       .10   $       .10   $       .10
                                ===========   ===========   ===========   ===========   ===========   ===========   ===========
Weighted average shares
  outstanding.................   35,364,261    35,699,560    35,733,991    35,274,214    30,063,435    27,945,490    25,825,038
                                ===========   ===========   ===========   ===========   ===========   ===========   ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                       PIONEER NATURAL RESOURCES COMPANY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                        ADDITIONAL              UNEARNED              CUMULATIVE        TOTAL
                                               COMMON    PAID-IN     TREASURY   COMPEN-    RETAINED   TRANSLATION   STOCKHOLDERS'
                                               STOCK     CAPITAL      STOCK      SATION    EARNINGS   ADJUSTMENT       EQUITY
                                               ------   ----------   --------   --------   --------   -----------   -------------
Balance at December 31, 1991.................   $232     $196,561    $(13,006)  $  (501)   $13,800       $   --       $197,086
Common stock issued..........................     59       69,887          --        --         --           --         69,946
Exercise of long-term incentive plan stock
  options....................................     --          993       1,601        --         --           --          2,594
Restricted shares awarded....................     --          372         188      (443)        --           --            117
Tax benefits related to stock options........     --           --          --        --         --           --             --
Purchase of treasury stock...................     --           --         (38)       --         --           --            (38)
Amortization of unearned compensation........     --           --          --       566         --           --            566
Net income...................................     --           --          --        --     27,146           --         27,146
Dividends ($.10 per share)...................     --           --          --        --     (2,404)          --         (2,404)
Currency translation adjustment..............     --           --          --        --         --           --             --
                                                ----     --------    --------   -------    --------      ------       --------
Balance at December 31, 1992 ................    291      267,813     (11,255)     (378)    38,542                     295,013
                                                ----     --------    --------   -------    --------      ------       --------
Common stock issued..........................     --           --          --        --         --           --             --
Exercise of long-term incentive plan stock
options......................................     --        1,574       2,141        --         --           --          3,715
Restricted shares awarded....................     --        7,334       2,511    (9,075)        --           --            770
Tax benefits related stock options...........     --        1,800          --        --         --           --          1,800
Purchase of treasury stock...................     --           --        (806)       --         --           --           (806)
Amortization of unearned compensation........     --           --          --     2,507         --           --          2,507
Net income...................................     --           --          --        --     48,503           --         48,503
Dividends ($.10 per share)...................     --           --          --        --     (2,732)          --         (2,732)
Currency translation adjustment..............     --           --          --        --         --           --             --
                                                ----     --------    --------   -------    --------      ------       --------
Balance at December 31, 1993.................    291      278,521      (7,409)   (6,946)    84,313           --        348,770
                                                ----     --------    --------   -------    --------      ------       --------
Common stock issued..........................     68      164,546          --        --         --           --        164,614
Exercise of long-term incentive plan stock
  options....................................     --          462         480        --         --           --            942
Restricted shares awarded....................     --        1,492         514      (832)        --           --          1,174
Tax benefits related to stock options........     --          300          --        --         --           --            300
Purchase of treasury stock...................     --           --        (373)       --         --           --           (373)
Amortization of unearned compensation........     --           --          --     2,052         --           --          2,052
Net loss.....................................     --           --          --        --    (14,619)          --        (14,619)
Dividends ($.10 per share)...................     --           --          --        --     (2,915)          --         (2,915)
Currency translation adjustment..............     --           --          --        --         --        9,639          9,639
                                                ----     --------    --------   -------    --------      ------       --------
Balance at December 31, 1994.................    359      445,321      (6,788)   (5,726)    66,779        9,639        509,584
                                                ----     --------    --------   -------    --------      ------       --------
Common stock issued..........................      2        3,963          --        --         --           --          3,965
Exercise of long-term incentive plan stock
  options....................................      2        2,065         223      (365)        --           --          1,925
Restricted shares awarded....................      1          769          --    (1,387)        --           --           (617)
Tax benefits related to stock options........     --          600          --        --         --           --            600
Purchase of treasury stock...................     --           --        (279)       --         --           --           (279)
Amortization of unearned compensation........     --           --          --     5,423         --           --          5,423
Net loss.....................................     --           --          --        --    (99,769)          --        (99,769)
Dividends ($.10 per share)...................     --           --          --        --     (3,501)          --         (3,501)
Currency translation adjustment..............     --           --          --        --         --       (6,336)        (6,336)
                                                ----     --------    --------   -------    --------      ------       --------
Balance at December 31, 1995.................    364      452,718      (6,844)   (2,055)   (36,491)       3,303        410,995
                                                ----     --------    --------   -------    --------      ------       --------
Exercise of long-term incentive plan stock
  options....................................      5        6,899          --        --         --           --          6,904
Restricted shares awarded....................     --        1,091          --    (1,199)        --           --           (108)
Restricted shares forfeited..................     --          (35)        (13)       48         --           --             --
Tax benefits related to stock options........     --        2,200          --        --         --           --          2,200
Purchase of treasury stock...................     --           --     (24,671)       --         --           --        (24,671)
Amortization of unearned compensation........     --           --          --     1,581         --           --          1,581
Net income...................................     --           --          --        --    140,248           --        140,248
Dividends ($.10 per share)...................     --           --          --        --     (3,550)          --         (3,550)
Currency translation adjustment..............     --           --          --        --         --       (3,303)        (3,303)
                                                ----     --------    --------   -------    --------      ------       --------
Balance at December 31, 1996.................    369      462,873     (31,528)   (1,625)   100,207           --        530,296
                                                ----     --------    --------   -------    --------      ------       --------
Exercise of long-term incentive plan stock
  options (unaudited)........................      1        1,162          --        --         --           --          1,163
Restricted shares awarded (unaudited)........     --          899          --        --         --           --            899
Tax benefits related to stock options
  (unaudited)................................     --          300          --        --         --           --            300
Purchase of treasury stock (unaudited).......     --           --      (2,932)       --         --           --         (2,932)
Amortization of unearned compensation
  (unaudited)................................     --           --          --       913         --           --            913
Net income (unaudited).......................     --           --          --        --     26,026           --         26,026
Dividends ($.10 per share) (unaudited).......     --           --          --        --     (1,754)          --         (1,754)
                                                ----     --------    --------   -------    --------      ------       --------
Balance at June 30, 1997 (unaudited).........   $370     $465,234    $(34,460)  $  (712)   $124,479      $   --       $554,911
                                                ====     ========    ========   =======    ========      ======       ========

  The accompanying notes are an integral part of these consolidated financial statements.

                       PIONEER NATURAL RESOURCES COMPANY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                             SIX MONTHS ENDED
                                                 JUNE 30,                           YEAR ENDED DECEMBER 31,
                                           ---------------------   ---------------------------------------------------------
                                             1997        1996        1996        1995        1994        1993        1992
                                           ---------   ---------   ---------   ---------   ---------   ---------   ---------
                                                (UNAUDITED)
Cash flows from operating activities:
  Net income (loss)......................  $  26,026   $  94,866   $ 140,248   $ (99,769)  $ (14,619)  $  48,503   $  27,146
  Adjustments to reconcile net income
    (loss) to net cash provided by
    operating activities:
    Depletion, depreciation and
      amortization.......................     59,509      59,638     112,134     159,058     145,374      80,391      45,634
    Impairment of oil and gas properties
      and natural gas processing
      facilities.........................         --          --          --     130,494          --          --          --
    Exploration expenses, including dry
      holes..............................     14,191       8,247      17,262      23,500      22,852       1,935       3,429
    Deferred income taxes................     11,400      31,700      57,400     (42,600)     (7,150)     10,600          --
    Gain on disposition of assets, net...     (2,637)    (95,249)    (97,140)    (16,620)     (9,512)    (23,220)     (4,169)
    Other noncash items..................      2,180       1,677      (1,360)     10,132       5,453       6,930       2,917
    Cumulative effect of accounting
      change.............................         --          --          --          --          --     (17,100)         --
  Change in operating assets and
    liabilities, net of effects from
    acquisitions and dispositions:
    Accounts receivable..................     12,024      19,378      (2,674)      4,870      11,870       8,832      (4,622)
    Inventory............................     (1,851)       (554)      1,842         682          --          --          --
    Other current assets.................        680         154         (32)      1,146      (2,018)       (688)        436
    Accounts payable.....................      3,099      (3,012)       (656)    (15,712)     (5,137)     16,657      (3,573)
    Accrued income taxes and other
      current liabilities................        (28)      3,726       3,082       2,758     (17,363)    (14,538)      1,105
    Net deferred income..................         --          --          --          --          --      (8,669)      8,900
  Other..................................         --          --          --        (683)         --       2,519          --
                                           ---------   ---------   ---------   ---------   ---------   ---------   ---------
    Net cash provided by operating
      activities.........................    124,593     120,571     230,106     157,256     129,750     112,152      77,203
                                           ---------   ---------   ---------   ---------   ---------   ---------   ---------
Cash flows from investing activities:
  Payment for acquisitions, net of cash
    acquired.............................         --          --          --        (700)   (269,584)   (454,651)       (100)
  Proceeds from disposition of
    wholly-owned subsidiaries, net of
    cash disposed........................         --     178,737     183,181          --          --          --          --
  Proceeds from disposition of assets....     12,278      45,877      58,370     175,085     108,984     185,257      17,848
  Additions to oil and gas properties....   (169,500)    (73,945)   (219,394)   (215,731)   (247,124)   (116,953)    (91,313)
  Other, net.............................       (750)     (2,970)     (8,428)    (11,954)    (38,226)    (11,858)    (38,262)
                                           ---------   ---------   ---------   ---------   ---------   ---------   ---------
    Net cash provided by (used in)
      investing activities...............   (157,972)    147,699      13,729     (53,300)   (445,950)   (398,205)   (111,827)
                                           ---------   ---------   ---------   ---------   ---------   ---------   ---------
Cash flows from financing activities:
  Borrowings under long-term debt........     41,543         782         782     334,458     452,071     461,932      12,180
  Principal payments on long-term debt...    (12,802)   (229,283)   (222,157)   (434,681)   (451,176)   (169,667)    (18,962)
  Payment of noncurrent liabilities......       (707)       (389)     (2,534)     (1,588)    (10,260)     (6,109)     (7,103)
  Issuance of common stock, net..........         --          --          --         (23)    164,614          --      48,394
  Issuance of preferred stock of
    subsidiary...........................         --          --          --          --     188,820          --          --
  Deferred loan fees/issuance costs......         --          --         (20)     (4,121)    (10,354)     (7,443)         --
  Dividends..............................     (1,754)     (1,770)     (3,550)     (3,501)     (2,915)     (2,732)     (2,284)
  Purchase of treasury stock.............     (2,932)       (182)    (24,671)       (279)       (373)       (806)        (38)
  Exercise of long-term incentive plan
    stock options........................      1,163       2,559       6,904       1,925         942       3,715       1,923
  Other..................................         --        (151)       (108)       (114)         --          --        (354)
                                           ---------   ---------   ---------   ---------   ---------   ---------   ---------
    Net cash provided by (used in)
      financing activities...............     24,511    (228,434)   (245,354)   (107,924)    331,369     278,890      33,756
                                           ---------   ---------   ---------   ---------   ---------   ---------   ---------
Effect of exchange rate changes on cash
  and cash equivalents...................         --         290         290        (299)        671          --          --
Net increase (decrease) in cash and cash
  equivalents............................     (8,868)     39,836      (1,519)     (3,968)     15,169      (7,163)       (868)
Cash and cash equivalents, beginning of
  year...................................     18,711      19,940      19,940      24,207       8,367      15,530      16,398
                                           ---------   ---------   ---------   ---------   ---------   ---------   ---------
Cash and cash equivalents, end of year...  $   9,843   $  60,066   $  18,711   $  19,940   $  24,207   $   8,367   $  15,530
                                           =========   =========   =========   =========   =========   =========   =========

  The accompanying notes are an integral part of these consolidated financial statements.

                       PIONEER NATURAL RESOURCES COMPANY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  DECEMBER 31, 1996, 1995, 1994, 1993 AND 1992
                           AND JUNE 30, 1997 AND 1996
        (THE INFORMATION AND AMOUNTS FOR INTERIM PERIODS ARE UNAUDITED)

NOTE A. ORGANIZATION AND NATURE OF OPERATIONS

     Pioneer Natural Resources Company ("Pioneer") is a Delaware Corporation whose common stock is listed and traded on the New York Stock Exchange. Pioneer was formed in order to complete the merger proposed by and between Parker & Parsley Petroleum Company ("Parker & Parsley") and Mesa Inc. ("Mesa"). Pioneer was originally created as a wholly-owned subsidiary of Mesa, a Texas corporation, the purpose of which was to allow Mesa to reincorporate into a Delaware corporation and to accomplish the merger with Parker & Parsley. Both Parker & Parsley and Mesa are oil and gas exploration and production concerns with ownership interests in oil and gas properties located principally in the MidContinent, Southwestern and onshore and offshore Gulf Coast regions of the United States, and with limited international interests. During the six months ended June 30, 1997, the transactions of Pioneer consisted solely of the single stock issuance related to the capitalization of Pioneer.

     Subsequent to June 30, 1997, Pioneer's predecessor entities, Parker & Parsley and Mesa, approved an Amended and Restated Agreement and Plan of Merger that resulted in the formation of Pioneer. In accordance with the provisions of Accounting Principles Board No. 16, "Business Combinations", the merger was treated as an acquisition of Mesa by Parker & Parsley. As a result, the historical financial statements of Pioneer are those of Parker & Parsley and will present the addition of Mesa's assets and liabilities as an acquisition by Pioneer in August 1997 and all references to Pioneer contained herein are references to Parker & Parsley for dates prior to the merger. Consequently, the results included herein do not give effect to the addition of Mesa's assets and liabilities and Mesa's results of operations and are not indicative of future results of Pioneer (see "Note X. Subsequent Events -- Merger with Mesa" below).

     The unaudited consolidated financial statements as of and for the periods ended June 30, 1997 and 1996 have been prepared on a basis consistent with the audited Consolidated Financial Statements and, in the opinion of management, include all adjustments, consisting of normal recurring accrual adjustments, which are necessary for a fair presentation of the result for the interim periods.

NOTE B. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     PRINCIPLES OF CONSOLIDATION. The consolidated financial statements include the accounts of Pioneer and its majority-owned subsidiaries since their acquisition or formation and Pioneer's interest in the affiliated oil and gas partnerships for which it serves as general partner through certain of its wholly-owned subsidiaries. Investments in less-than-majority-owned subsidiaries where Pioneer has the ability to exercise significant influence over the investee's operations are accounted for by the equity method; otherwise, they are accounted for at cost. Pioneer proportionately consolidates less-than-100%-owned oil and gas partnerships in accordance with industry practice. Pioneer owns less than a 20% interest in the oil and gas partnerships that it proportionally consolidates. All material intercompany balances and transactions have been eliminated.

     USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS. Preparation of the accompanying consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     CASH EQUIVALENTS. For purposes of the Consolidated Statements of Cash Flows, cash and cash equivalents include cash on hand and depository accounts held by banks.

                       PIONEER NATURAL RESOURCES COMPANY

        (THE INFORMATION AND AMOUNTS FOR INTERIM PERIODS ARE UNAUDITED)

     Restricted cash at June 30, 1997 and December 31, 1996 represents Pioneer's remaining obligation to redeem for cash the unconverted limited partner units in the acquired Prudential-Bache Energy limited partnerships. Restricted cash at December 31, 1995 includes (a) $13.6 million representing the undistributed balance of proceeds received in settlement of certain litigation brought by Pioneer on behalf of limited partners in various limited partnerships sponsored by Pioneer from 1981 through 1987 and (b) $1.9 million representing Pioneer's remaining obligation to redeem for cash the unconverted limited partner units in the acquired Prudential-Bache Energy limited partnerships. See Note D.

     INVENTORIES. Inventories consist of lease and well equipment, natural gas processing plant products and oil in tanks. Lease and well equipment is carried at the lower of cost (first-in, first-out) or market. Natural gas processing plant products and oil in tanks are carried at market.

     IMPAIRMENT OF LONG-LIVED ASSETS. In accordance with Financial Accounting Standards Board Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" ("SFAS 121"), Pioneer reviews its long-lived assets to be held and used, including oil and gas properties accounted for under the successful efforts method of accounting, whenever events or circumstances indicate that the carrying value of those assets may not be recoverable. An impairment loss is indicated if the sum of the expected future cash flows is less than the carrying amount of the assets. In this circumstance, Pioneer recognizes an impairment loss for the amount by which the carrying amount of the asset exceeds the fair value of the asset.

     Pioneer accounts for long-lived assets to be disposed of at the lower of their carrying amount or fair value less cost to sell once management has committed to a plan to dispose of the assets.

     Prior to the adoption of SFAS 121 on April 1, 1995, Pioneer's aggregate oil and gas properties were carried at cost, not in excess of total estimated future net revenues net of related income tax effects calculated on a worldwide basis.

     OIL AND GAS PROPERTIES. Pioneer utilizes the successful efforts method of accounting for its oil and gas properties as promulgated by Statement of Financial Accounting Standards No. 19, "Financial Accounting and Reporting by Oil and Gas Producing Companies". Under this method, all costs associated with productive wells and nonproductive development wells are capitalized while nonproductive exploration costs are expensed. Capitalized costs relating to proved properties are depleted using the unit-of-production method based on proved reserves expressed as net equivalent barrels ("BOE") as audited by independent petroleum engineers with respect to Pioneer's major properties and as prepared by Pioneer's engineers with respect to all other properties.

     Capitalized costs of individual properties abandoned or retired are charged to accumulated depletion, depreciation and amortization. Proceeds from sales of individual properties are credited to property costs. No gain or loss is recognized until the entire amortization base is sold or abandoned.

     Costs of significant nonproducing properties, wells in the process of being drilled and development projects are excluded from depletion until such time as the related project is developed and proved reserves are established or impairment is determined. Pioneer capitalizes interest on expenditures for significant development projects until such time as significant operations commence.

     Unproved oil and gas properties that are individually significant are periodically assessed for impairment. A loss is recognized at the time of impairment by providing an impairment allowance. The remaining unproved oil and gas properties are aggregated and an overall impairment allowance is provided based on Pioneer's historical experience.

     NATURAL GAS PROCESSING FACILITIES. Pioneer depreciates its gas processing, gathering and transmission facilities and equipment on a straight-line basis over the estimated useful lives of the assets, which range from

                       PIONEER NATURAL RESOURCES COMPANY

        (THE INFORMATION AND AMOUNTS FOR INTERIM PERIODS ARE UNAUDITED)

14 to 21 years. Capitalized costs relating to gas contracts, representing the right to extract liquids and gas, are amortized on a plant-by-plant basis using the unit-of-production method over the lives of gas reserves expected to be processed through the facility, as prepared by Pioneer's engineers. Upon disposition of a natural gas processing facility, the cost and related accumulated depreciation and amortization are eliminated from the accounts and any gain or loss is included in operations.

     TREASURY STOCK. Treasury stock purchases are recorded at cost. Upon reissuance, the cost of treasury shares held is reduced by the average purchase price per share of the aggregate treasury shares held.

     INCOME TAXES. Pioneer adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109") as of January 1, 1993. Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109, the effect on deferred tax assets and liabilities of a change in tax rate is recognized in income in the period that includes the enactment date.

     The cumulative effect of the change in accounting for income taxes of $17.1 million was determined as of January 1, 1993 and is reported separately in the consolidated statement of operations for the year ended December 31, 1993. In 1992, Pioneer used the asset and liability method under Statement of Financial Accounting Standards No. 96.

     Pioneer and its eligible subsidiaries file a consolidated U.S. federal income tax return. Certain subsidiaries that are consolidated for financial reporting purposes are not eligible to be included in the consolidated U.S. federal income tax return and separate provisions for income taxes have been determined for these entities or groups of entities.

     INCOME (LOSS) PER SHARE. Primary net income (loss) per share is computed based on the weighted average number of shares of common stock and common stock equivalents outstanding during the period. The computation of fully diluted net income per share for the six months ended June 30, 1997 and 1996 and the year ended December 31, 1996 assumes conversion of Pioneer's 6- 1/4% Cumulative Guaranteed Monthly Income Convertible Preferred Shares which increased the weighted average number of shares outstanding to 42.1 million, 42.5 million and
42.6 million, respectively. For 1995 and 1994, the computation of fully diluted net income (loss) per share was antidilutive; therefore, the amounts reported for primary and fully diluted net income (loss) per share were the same. For 1993 and 1992, the computation of fully diluted net income (loss) per share resulted in a less than 3% dilution; therefore, the amounts reported for primary and fully diluted net income (loss) per share were the same.

     ENVIRONMENTAL. Pioneer is subject to extensive federal, state, local and foreign environmental laws and regulations. These laws, which are constantly changing, regulate the discharge of materials into the environment and may require Pioneer to remove or mitigate the environmental effects of the disposal or release of petroleum or chemical substances at various sites. Environmental expenditures are expensed or capitalized depending on their future economic benefit. Expenditures that relate to an existing condition caused by past operations and that have no future economic benefits are expensed. Liabilities for expenditures of a noncapital nature are recorded when environmental assessment and/or remediation is probable and the costs can be reasonably estimated.

     REVENUE RECOGNITION. Pioneer uses the sales method of accounting for crude oil revenues. To the extent that crude oil is produced but not sold, the oil in tanks, if material, is recorded as inventory in the accompanying consolidated financial statements.

                       PIONEER NATURAL RESOURCES COMPANY

        (THE INFORMATION AND AMOUNTS FOR INTERIM PERIODS ARE UNAUDITED)

     Revenues from natural gas production are generally recorded using the entitlements method. Sales proceeds in excess of Pioneer's entitlement are included in Other liabilities and Pioneer's share of sales taken by others is included in Other assets in the accompanying Consolidated Balance Sheets. Pioneer did not have a material amount recorded in Other assets or Other liabilities associated with gas balancing at December 31, 1996 or 1995 or at June 30, 1997.

     STOCK-BASED COMPENSATION. Pioneer accounts for employee stock-based compensation using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). Accordingly, Pioneer has only adopted the disclosure provisions of Statement of Financial Accounting Standards No.123, "Accounting for Stock-Based Compensation" ("SFAS 123"). See Note H for the pro forma disclosures of compensation expense determined under the fair-value provisions of SFAS 123.

     HEDGING. The financial instruments that Pioneer accounts for as hedging contracts must meet the following criteria: the underlying asset or liability must expose Pioneer to price or interest rate risk that is not offset in another asset or liability, the hedging contract must reduce that price or interest rate risk, and the instrument must be designated as a hedge at the inception of the contract and throughout the hedge period. In order to qualify as a hedge, there must be clear correlation between changes in the fair value of the financial instrument and the fair value of the underlying asset or liability such that changes in the market value of the financial instrument will be offset by the effect of price or interest rate changes on the exposed items. The following is a description of the specific types of hedging transactions in which Pioneer participates:

          Commodity hedging. Pioneer periodically enters into commodity derivative contracts (swaps, futures and options) in order to (i) reduce the effect of the volatility of price changes on the commodities Pioneer produces and sells, (ii) support Pioneer's annual capital budgeting and expenditure plans and (iii) lock in prices to protect the economics related to certain capital projects. Gains and losses on contracts that are designed to hedge commodities are included in income recognized from the sale of those commodities. Other commodity futures contracts are valued at market.

          Interest rate hedging. Pioneer enters into interest rate swap transactions and forward rate lock transactions to hedge its interest rate exposure. Interest rate swap agreements, in general, involve the exchange of fixed and floating interest payment obligations with no exchange of the underlying principal amounts. The interest rate differential to be received or paid is recognized over the lives of the agreements as an adjustment to interest expense. Forward rate lock transactions involve selling certain U.S. Treasury securities at a date certain in the future. Pioneer uses these transactions to hedge the interest rates on issuances of obligations in the public bond market since the obligations' interest rates are determined based on the rate of the certain U.S. Treasury security at time of issuance of the obligation. The interest rate differential to be received or paid is recognized in interest expense over the life of the obligation under the effective interest rate method.

     FOREIGN CURRENCY TRANSLATION. The financial statements of non-U.S. entities are translated to U.S. dollars as follows: all assets and liabilities at year-end exchange rates; revenues, costs and expenses at average exchange rates. Gains and losses from translating non-U.S. balances are recorded directly in stockholders' equity. Foreign currency transaction gains and losses are included in net income (loss).

                       PIONEER NATURAL RESOURCES COMPANY

        (THE INFORMATION AND AMOUNTS FOR INTERIM PERIODS ARE UNAUDITED)

     A summary of the exchange rates used in the preparation of these consolidated financial statements appear below:

                                                                       DECEMBER 31,
                                                                  -----------------------
      U.S. DOLLAR FROM AUSTRALIAN DOLLAR         JUNE 30, 1996    1996     1995     1994
      ----------------------------------         -------------    -----    -----    -----
Balance sheet..................................        N/A          N/A    .7452    .7766
Statement of operations........................      .7562        .7562    .7431    .7508

     RECLASSIFICATIONS. Certain reclassifications have been made to the 1996, 1995, 1994, 1993 and 1992 amounts to conform to the 1997 presentation.

NOTE C. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following table presents the carrying amounts and estimated fair values of Pioneer's financial instruments at December 31, 1996 and 1995:

                                                  1996                    1995
                                          --------------------    --------------------
                                          CARRYING      FAIR      CARRYING      FAIR
                                           AMOUNT      VALUE       AMOUNT      VALUE
                                          --------    --------    --------    --------
                                                         (IN THOUSANDS)
Financial assets:
  Cash, cash equivalents and restricted
     cash...............................  $ 20,460    $ 20,460    $ 35,512    $ 35,512
  Restricted investments................        --          --       5,345       5,706
Financial liabilities:
  Long-term debt:
     Practicable to estimate fair value:
       Line of credit and GRUF..........     9,000       9,000     267,000     267,000
       8 7/8% senior notes due 2005.....   150,000     165,945     150,000     167,316
       8 1/4% senior notes due 2007.....   149,277     160,965     149,209     161,995
     Not practicable to estimate fair
       value:
       Other long-term debt.............    18,012          --      22,948          --
Off-balance sheet financial instruments
  (see Note O):
  Interest rate swaps...................        --       1,782          --          --
  Commodity price hedges................        --     (35,560)         --      (2,500)

     CASH AND CASH EQUIVALENTS, RESTRICTED CASH, ACCOUNTS RECEIVABLE, OTHER CURRENT ASSETS, ACCOUNTS PAYABLE AND OTHER CURRENT LIABILITIES. The carrying amounts approximate fair value due to the short maturity of these instruments.

     RESTRICTED INVESTMENTS. The fair value of noncurrent investments is based on quoted market prices.

     LONG-TERM DEBT. The carrying amount of borrowings outstanding under Pioneer's Line of Credit and GRUF (see Note F for definition and description of each) approximates fair value because these instruments bear interest at rates tied to current market rates. The fair values of the 8 7/8% senior notes due 2005 and the 8 1/4% senior notes due 2007 were both based on quoted market prices for these issues.

     It was not practicable to estimate the fair value of certain of the long-term debt obligations because quoted market prices are not available and Pioneer does not have a current borrowing rate which could be used as a comparable rate for the stated maturities of the obligations.

                       PIONEER NATURAL RESOURCES COMPANY

        (THE INFORMATION AND AMOUNTS FOR INTERIM PERIODS ARE UNAUDITED)

     INTEREST RATE SWAP AGREEMENTS. At December 31, 1996, Pioneer had five interest rate swap agreements outstanding with an aggregate notional amount of $150 million. These are more fully described in Note O. The fair values of each of the open interest rate swap agreements were obtained from bank quotes and represent the estimated amount Pioneer would receive upon termination of the agreements at December 31, 1996, taking into consideration interest rates at that time.

     COMMODITY PRICE HEDGES. The fair values of commodity price hedges outstanding at December 31, 1996 and 1995 were obtained from quotes provided by the individual counterparties for each agreement and represent the amount which Pioneer would be required to pay as of December 31 of each of the respective years, based upon the differential between a fixed and a variable commodity price as specified in the hedge contracts. As of March 3, 1997, the fair value of Pioneer's obligation for commodity price hedges outstanding at December 31, 1996 was $13.1 million. This fair value consists of the following two components: (i) payments made for swap contracts related to oil and gas production for the months of January and February 1997 and (ii) the amount Pioneer is obligated to pay for swap contracts related to oil and gas production for the period from March 1997 through April 1999 based upon the differentials as described above using quotes in effect at March 3, 1997.

NOTE D. ACQUISITIONS

     ACQUISITION OF BRIDGE OIL LIMITED. During 1994, Pioneer completed an acquisition of the issued and outstanding shares of Bridge Oil Limited. The acquisition was the result of an unsolicited tender offer that commenced in May and was completed in September with Bridge Oil Limited becoming a wholly-owned subsidiary of Pioneer. The total consideration paid for all outstanding shares in Bridge Oil Limited and related transaction costs was approximately $290.6 million.

     The acquisition of Bridge Oil Limited, accounted for using the purchase method, resulted in the following noncash investing activities (in thousands):

Recorded amounts of assets acquired, including cash acquired of $20,797................................................  $ 579,190
Liabilities assumed, including $61,267 of deferred income
  taxes.....................................................   (288,555)
                                                              ---------
Cash paid...................................................  $ 290,635
                                                              =========

     The liabilities assumed include amounts recorded for litigation and certain other preacquisition contingencies of Bridge Oil Limited.

     Certain of the wholly-owned subsidiaries acquired as part of the Bridge Oil Limited acquisition were sold in 1996. See Note R for a description of the subsidiaries sold.

     PROPERTY ACQUISITION FROM PG&E RESOURCES COMPANY. On August 1, 1994, Pioneer completed the acquisition of certain oil and gas properties and related assets from PG&E Resources Company, a subsidiary of Pacific Gas and Electric Company, for $115.7 million after preliminary purchase price adjustments. Pioneer funded the acquisition under the bank credit facility described in Note F.

     ACQUISITION OF PRUDENTIAL-BACHE ENERGY LIMITED PARTNERSHIPS. During 1993, Pioneer completed an acquisition of 35 limited partnerships sponsored by Prudential-Bache Energy Production Inc. ("Prudential Partnerships"). The acquisition was structured as a cash tender offer for the units of limited partner interest in the partnerships (which was successfully completed in July), followed by the merger of each of the partnerships (along with its related production partnership) into Pioneer (which was successfully completed in November). The total consideration paid by Pioneer to complete the acquisition was $387 million (after taking into consideration the net proceeds received of approximately $139 million from the concurrent disposition of certain of the acquired properties).

                       PIONEER NATURAL RESOURCES COMPANY

        (THE INFORMATION AND AMOUNTS FOR INTERIM PERIODS ARE UNAUDITED)

     The acquisition of the Prudential-Bache Energy limited partnerships, accounted for using the purchase method, resulted in the following noncash investing activities (in thousands):

Recorded amounts of assets acquired, including cash acquired of $71,121................................................  $588,628
Liabilities assumed.........................................   (62,410)
Liability for unconverted limited partner units.............    (1,939)
                                                              --------
Cash paid...................................................  $524,279
                                                              ========

     The liabilities assumed include amounts recorded for litigation and certain other preacquisition contingencies of the acquired partnerships.

     DOC ACQUISITION. On March 31, 1992, Pioneer acquired substantially all the oil and gas properties of Damson Oil Corporation ("DOC"), including DOC's interest in natural gas processing plants, in exchange for $100,000 in cash and 1,430,495 shares of Pioneer's common stock valued at $21.5 million. The cash and shares of common stock delivered to DOC were distributed to creditors of DOC pursuant to DOC's plan of reorganization.

     PRO FORMA RESULTS OF OPERATIONS. The following table reflects the pro forma results of operations as though the acquisition of Bridge Oil Limited, the acquisition of the properties from PG&E Resources Company and the acquisition of the Prudential Partnerships occurred on January 1, 1993 and as though the acquisition of the Prudential Partnerships and the acquisition from DOC occurred on January 1, 1992. In addition, the pro forma results of operations have been adjusted for the effects of the sale of certain natural gas processing facilities in 1993 as if such sales had occurred on January 1, 1993 (see Note
S).

                                                    YEAR ENDED DECEMBER 31,
                                             --------------------------------------
                                                1994          1993          1992
                                             ----------    ----------    ----------
                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                          (UNAUDITED)
Revenues..................................     $576,060      $525,270      $340,558
Income (loss) before extraordinary item
  and cumulative effect of accounting
  change..................................     $(25,026)     $ 23,114      $ 37,735
Income (loss) per share before
  extraordinary item and cumulative effect
  of accounting change....................     $   (.72)     $    .66      $   1.45

NOTE E. OTHER NONCURRENT LIABILITIES

     At June 30, 1997, other noncurrent liabilities also include a note payable to Union Pacific Resources Company of $15.8 million related to the purchase of a 35% interest in approximately 375,000 acres within the Cotton Valley Pinnacle Reef Trend for a total of $26.9 million, the remainder of which was paid in cash.

     During 1982, the Department of Energy ("DOE") issued a Proposed Remedial Order on Dorchester Gas Corporation ("Dorchester"), to which Dorchester Master Limited Partnership ("DMLP") is the successor by merger and purchase of assets, alleging that Dorchester had violated certain of the Mandatory Price and Allocation Regulations. The matter was settled pursuant to a Consent Order between the DOE, DMLP and Damson Oil Corporation ("DOC"), effective May 18, 1988, that was published in the Federal Register on April 18, 1988 (the "DOE Order"). Under the DOE Order, DMLP and DOC agreed to pay the DOE (a) a minimum of $11 million over a period of seven years, of which $1.4 million remains currently payable at June 30, 1997 and December 31, 1996 and $2.8 million remains payable at December 31, 1995 and is classified as other noncurrent liabilities, and (b) a participation payment based on DMLP's annual "adjusted net income" (as defined in the DOE Order) in excess of $4 million in any year through 1994, adjusted for

                       PIONEER NATURAL RESOURCES COMPANY

        (THE INFORMATION AND AMOUNTS FOR INTERIM PERIODS ARE UNAUDITED)

certain loss carryovers. DMLP did not have any participation payment liability for 1994 or 1993. For the year ended December 31, 1992, DMLP had a participation payment liability of approximately $90,000.

     Pioneer must pay interest annually on the date of the respective minimum payments (July 1 of every year). Approximately $115,000, $58,000 and $115,000 of interest was currently payable as of June 30, 1997, December 31, 1996 and December 31, 1995, respectively, based on a rate of 8.25% per annum on the unpaid balance of the minimum payments. There is no interest charged on the participation payments, if any.

NOTE F. LONG-TERM DEBT

     Long-term debt consists of the following:

                                                                  DECEMBER 31,
                                                              --------------------
                                                                1996        1995
                                                              --------    --------
                                                                 (IN THOUSANDS)
Line of credit..............................................  $  9,000    $225,000
8 7/8% senior notes due 2005................................   150,000     150,000
8 1/4% senior notes due 2007 (net of discount)..............   149,277     149,209
Project finance facility....................................        --      42,000
Fixed rate building loan....................................    10,121      11,168
Other.......................................................     7,891      11,780
                                                              --------    --------
                                                               326,289     589,157
Less current maturities.....................................     5,381       2,608
                                                              --------    --------
                                                              $320,908    $586,549
                                                              ========    ========

     Maturities of long-term debt at December 31, 1996 are as follows (in thousands):

1997........................................................  $  5,381
1998........................................................     1,558
1999........................................................     1,315
2000........................................................     3,172
2001........................................................     1,109
Thereafter..................................................   313,754

     LINE OF CREDIT. At December 31, 1996, Pioneer is party to a Credit Facility Agreement (as amended and restated, the "Credit Agreement") with a syndicate of banks (the "Banks"). The Credit Agreement provides for a $350 million senior unsecured revolving line of credit (the "Line of Credit"), comprised of one facility subject to a borrowing base. On May 15, 1998, the facility converts to a four-year reducing revolving line of credit, at which time each Bank's commitment as of that date is automatically and permanently reduced by 1/16 on each August 15, November 15, February 15 and May 15 beginning on August 15, 1998 and continuing until the earlier of May 15, 2002 or termination by Pioneer pursuant to the Credit Agreement.

     As of December 31, 1996, Pioneer's Line of Credit has a current borrowing base of $350 million. The borrowing base is determined by the Banks in their sole discretion and is redetermined at least annually as of each April utilizing oil and gas reserve information as of the immediately preceding December 31. In addition, Pioneer or a 66 2/3% majority of the Banks can request one additional redetermination at any time during the year and Pioneer can request additional redeterminations upon the payment to the Banks of specified fees.

     Advances under the Line of Credit bear interest, at Pioneer's option, based on (a) the prime rate of NationsBank of Texas, N.A. ("Prime Rate") (8.25% at December 31, 1996), (b) a Eurodollar rate (substantially equal to the London Interbank Offered Rate), adjusted for the reserve requirement as

                       PIONEER NATURAL RESOURCES COMPANY

        (THE INFORMATION AND AMOUNTS FOR INTERIM PERIODS ARE UNAUDITED)

determined by the Board of Governors of the Federal Reserve System with respect to transactions in Eurocurrency liabilities ("LIBOR Rate"), or (c) quoted rates from participating banks under a competitive bid option. Advances that are based on LIBOR Rate have periodic maturities, at Pioneer's option, of one, two, three, six, nine or twelve months. Maturities of greater than three months are subject to availability of such deposits in the relevant markets. Advances on the competitive bid have periodic maturities, at Pioneer's option, of not less than seven days nor more than 180 days. The interest rates on the LIBOR Rate advances vary, with the interest rate margin ranging from 25 to 70 basis points depending on Pioneer's senior unsecured long-term public debt rating.

     The Credit Agreement contains various restrictive covenants and compliance requirements, which include (a) limiting to $5 million per annum the sum of annual dividends Pioneer may declare and pay and the amount of Pioneer's capital stock Pioneer may redeem or purchase; (b) limiting the incurrence of additional indebtedness; and (c) restrictions as to merger, sale or transfer of assets and transactions with affiliates without the Banks' consent.

     SENIOR NOTES. At December 31, 1996, the following two issuances of senior indebtedness are outstanding.

          8 7/8% senior notes due 2005. $150 million aggregate principal amount 8 7/8% senior notes dated April 12, 1995, due April 15, 2005. Interest on the 8 7/8% senior notes is payable semi-annually on April 15 and October 15 of each year, commencing October 15, 1995.

          8 1/4% senior notes due 2007. $150 million aggregate principal amount 8 1/4% senior notes dated August 22, 1995, due August 15, 2007. These
     8 1/4% senior notes were sold at a discount aggregating $816,000. Interest on the 8 1/4% senior notes is payable semi-annually on February 15 and August 15 of each year, commencing February 15, 1996.

     Both senior note issuances are governed by an Indenture between Pioneer and The Chase Manhattan Bank (National Association) dated April 12, 1995. Both senior note issuances are general unsecured obligations of Pioneer ranking equally in right of payment with all other senior unsecured indebtedness of Pioneer and are senior in right of payment to all existing and future subordinated indebtedness of Pioneer. In addition, Pioneer is a holding company that conducts all its operations through subsidiaries, and the senior notes issuances are structurally subordinated to all obligations of its subsidiaries.

     PROJECT FINANCE FACILITY. The Global Revolving Underwriting Facility (the "GRUF"), as amended, was originally entered into by Bridge Oil International Finance Limited as borrower and a syndicate of banks on December 19, 1986. The GRUF was outstanding at December 31, 1995 and, at that time, had a scheduled maturity date of June 30, 1997. As part of the sale of certain wholly-owned Australian subsidiaries on March 28, 1996, the buyer of such subsidiaries assumed the GRUF obligations. See Note R.

     FIXED RATE BUILDING LOAN. In March 1994, Pioneer entered into a 12-year, $13 million fixed rate loan to finance the acquisitions of two office buildings in Midland, Texas. One of the office buildings was acquired from an affiliated partnership of which Pioneer was a 42.5% limited partner. This building is also Pioneer's headquarters. The loan is payable in monthly principal payments of $87,250 plus interest at the rate of 7.9% beginning April 7, 1994 and continuing until the final maturity of August 4, 2006. Security for the loan consists of first lien deeds of trust on the two buildings, collateral assignments of all rents and leases related to the two buildings and security interests in all contracts and fixed assets of the borrower that are related to the buildings.

     EXTRAORDINARY ITEM. In October 1995, Pioneer transferred cash and certain oil and gas properties with an aggregate estimated value of $1.1 million in full satisfaction of a non-recourse note secured by the properties, the balance of which was approximately $7.7 million. As a result, Pioneer recognized an extraordinary gain on the early extinguishment of debt of $4.3 million (net of related tax expense of $2.3 million).

                       PIONEER NATURAL RESOURCES COMPANY

        (THE INFORMATION AND AMOUNTS FOR INTERIM PERIODS ARE UNAUDITED)

     In 1994, Pioneer acquired Bridge Oil Limited and as a result of this acquisition, Pioneer assumed the obligations of certain indentures issued by that company. Upon a change in control of Bridge Oil Limited, those indentures were redeemable for cash at the option of the holder at a one percent premium. The majority of the holders chose to exercise their call option which resulted in the recognition of an after-tax loss on early extinguishment of debt of $628 thousand.

     INTEREST EXPENSE. The following amounts have been charged to interest expense for the years ended December 31, 1996, 1995, 1994, 1993 and 1992:

                                            1996      1995      1994      1993      1992
                                           -------   -------   -------   -------   -------
                                                           (IN THOUSANDS)
Cash payments for interest...............  $44,405   $59,767   $41,933   $20,780   $13,362
Cash payments for commitment and agency
  fees...................................      804     1,650     1,265       159       668
Accretion of discounts on loans..........      261       617       402       313       725
Amortization of capitalized loan fees....    1,286     2,022     2,308     1,093       386
Net change in accruals...................     (601)    1,393     4,644       993       300
Capitalized interest.....................       --        --        --        --      (733)
                                           -------   -------   -------   -------   -------
                                           $46,155   $65,449   $50,552   $23,338   $14,708
                                           =======   =======   =======   =======   =======

     The above amounts include $12 million in 1996, $12 million in 1995 and $9.1 million in 1994 associated with the 6 1/4% Cumulative Guaranteed Monthly Income Convertible Preferred Shares of Pioneer's wholly-owned finance subsidiary (see Note L).

NOTE G. RELATED PARTY TRANSACTIONS

     ACTIVITIES WITH AFFILIATED PARTNERSHIPS. Pioneer, through its wholly-owned subsidiaries, has in the past sponsored certain affiliated partnerships, including thirty-five public and nine private drilling partnerships and three public income partnerships, all of which were formed primarily for the purpose of drilling and completing wells or acquiring producing properties. In accordance with the terms of the partnership agreements and the related tax partnership agreements of the affiliated partnerships, Pioneer participated in the activities of the sponsored partnerships on a promoted basis. In 1992, Pioneer discontinued sponsoring public and private oil and gas development drilling and income partnerships.

     During each of 1994, 1993 and 1992, Pioneer formed a Direct Investment Partnership for the purpose of permitting selected key employees to invest directly, on an unpromoted basis, in wells that Pioneer drills. The partners in the Direct Investment Partnerships formed in 1994, 1993 and 1992 pay and receive approximately .337%, 1.5375% and 1.865%, respectively, of the costs and revenues attributable to Pioneer's interest in the wells in which such Direct Investment Partnership participates. Pioneer discontinued the formation of Direct Investment Partnerships in 1995.

     Pioneer, through certain wholly-owned subsidiaries, serves as operator of properties in which it and its affiliated partnerships have an interest. Accordingly, Pioneer receives producing well overhead, drilling well overhead and other fees related to the operation of the properties. The affiliated partnerships also reimburse Pioneer for their allocated share of general and administrative charges.

                       PIONEER NATURAL RESOURCES COMPANY

        (THE INFORMATION AND AMOUNTS FOR INTERIM PERIODS ARE UNAUDITED)

     The activities with affiliated partnerships are summarized for the following related party transactions for the years ended December 31, 1996, 1995, 1994, 1993 and 1992:

                                        1996      1995      1994      1993      1992
                                       -------   -------   -------   -------   -------
                                                       (IN THOUSANDS)
Receipt of lease operating and
  supervision charges in accordance
  with standard industry operating
  agreements.........................   $8,484    $8,458    $8,556    $8,668    $8,879
Reimbursement of leasehold costs.....       --        --        --     2,785     3,716
Reimbursement of general and
  administrative expenses............    1,246     1,153     1,143     1,386     1,830

NOTE H. LONG-TERM INCENTIVE PLAN

     During 1991, Pioneer's stockholders approved a long-term incentive plan (the "Long-term Incentive Plan"), which provides for the granting of incentive awards in the form of stock options, stock appreciation rights, performance units, restricted stock and cash to certain directors, officers and key employees of Pioneer. The Long-term Incentive Plan provides for the issuance of a maximum number of shares of common stock equal to 10% of the total shares outstanding.

     The following table summarizes the cumulative stock and option awards granted by Pioneer and the shares or options available for future grant under Pioneer's Long-term Incentive Plan at the end of 1996 and 1995:

                                                               FOR THE YEAR ENDED
                                                                  DECEMBER 31,
                                                              ---------------------
                                                                1996        1995
                                                              ---------   ---------
Cumulative shares/options granted, beginning of year........  2,766,069   2,234,616
Shares/options granted......................................    672,380     548,117
Shares/options forfeited....................................    (36,980)    (16,664)
                                                              ---------   ---------
Cumulative shares/options granted, end of year..............  3,401,469   2,766,069
                                                              ---------   ---------
Maximum shares/options allowed under Long-term Incentive
  Plan......................................................  3,506,624   3,538,328
                                                              ---------   ---------
Shares/options available for future grant at end of year....    105,155     772,259
                                                              =========   =========

DIRECTORS

     Under Pioneer's Long-term Incentive Plan, each non-employee director, upon commencement of service as a director, is eligible to receive $125,000 of Company common stock. The price used to calculate the number of shares to be awarded is generally equal to the average trading price of Pioneer's common stock during the 60 days immediately preceding the award. The shares awarded are subject to vesting and transfer restrictions that lapse with respect to one-third of the shares six months after the award, another one-third of the shares one year after the award and the remaining one-third of the shares two years after the award. The vesting of ownership and lapse of the transfer restrictions may be accelerated in the event of the death, disability or retirement of the director or a change in control of Pioneer. The Long-term Incentive Plan requires each non-employee director to make an election under the Internal Revenue Code to include the value of the stock in his income in the year of grant and provides for a cash award to the non-employee director in an amount sufficient to pay the federal income taxes due with respect to the award and such cash payment. During 1995, there were two new directors elected to the Board of Directors each of whom received a grant of 6,528 shares of restricted stock. During 1992, there was a grant of 9,970 restricted shares of common stock to a new director elected to the Board of Directors. No such awards were made during 1996, 1994 or

                       PIONEER NATURAL RESOURCES COMPANY

        (THE INFORMATION AND AMOUNTS FOR INTERIM PERIODS ARE UNAUDITED)

1993. As a result of the Parker/Mesa Merger, a new Long-term Incentive Plan has been approved by Pioneer shareholders and the existing plan has been discontinued.

OFFICERS AND KEY EMPLOYEES

     RESTRICTED STOCK AWARDS. Pioneer's policy is to pay any annual bonuses awarded to selected officers and key employees partially in cash and partially in the form of restricted stock awards under the Long-term Incentive Plan. Prior to 1996, annual bonuses, if awarded, were paid one-half in cash and one-half in the form of restricted stock awards. In 1996, target bonus levels were established for each officer and key employee. Based upon Company and individual performance during the year, each officer or key employee has the potential to earn more or less than their target bonus level. Beginning in 1996, the bonus awards are determined in the quarter following Pioneer's December 31 year-end. Any restricted stock awarded pursuant to this program will be limited to one-half of each officer's or key employee's target bonus level, and the remainder of the officer's or key employee's annual bonus will be paid in cash. The number of shares of restricted stock that are awarded pursuant to the annual bonus program is based on the closing sales price of Pioneer's common stock on the day immediately preceding the date of the award. Ownership of the restricted stock awarded vests six months after the date it is issued but is subject to transfer restrictions that lapse on one-third of the shares on each of the first, second and third anniversaries of the date of grant. Each recipient of restricted stock also receives an amount of cash equal to the estimated federal income taxes payable as a result of the receipt of such award. On February 13, 1997, Pioneer awarded an aggregate of 29,872 shares of restricted stock at a price of $30.125 pursuant to the 1996 annual bonus program. Pioneer did not award any restricted stock under the annual bonus program in 1995. In 1994, 1993 and 1992, Pioneer awarded an aggregate of 46,776 shares, 29,181 shares and 37,265 shares, respectively, of restricted stock pursuant to this annual bonus program.

     In 1992, the Compensation Committee approved a "Performance Unit" program, as a part of the Long-term Incentive Plan, pursuant to which certain officers of Pioneer and its subsidiaries can earn restricted stock awards based on the achievement of certain stock price targets. On December 31, 1994 and 1993, Pioneer awarded 2,065 and 366,671 shares, respectively, under the Performance Unit program.

     During 1996, 1995 and 1994, Pioneer has made other incentive awards of 35,080 shares, 20,778 shares and 29,418 shares of restricted stock, respectively, to certain officers and key employees. The shares awarded are subject to a vesting period and transfer restrictions.

     The following table reflects the outstanding restricted stock awards and activity related thereto for 1996, 1995, 1994, 1993 and 1992:

                        FOR THE YEAR ENDED    FOR THE YEAR ENDED    FOR THE YEAR ENDED   FOR THE YEAR ENDED   FOR THE YEAR ENDED
                         DECEMBER 31, 1996     DECEMBER 31, 1995    DECEMBER 31, 1994    DECEMBER 31, 1993     DECEMBER 31, 1992
                        -------------------   -------------------   ------------------   ------------------   -------------------
                         NUMBER    WEIGHTED    NUMBER    WEIGHTED   NUMBER    WEIGHTED   NUMBER    WEIGHTED    NUMBER    WEIGHTED
                           OF      AVERAGE       OF      AVERAGE      OF      AVERAGE      OF      AVERAGE       OF      AVERAGE
                         SHARES     PRICE      SHARES     PRICE     SHARES     PRICE     SHARES     PRICE      SHARES     PRICE
                        --------   --------   --------   --------   -------   --------   -------   --------   --------   --------
Restricted stock
  awards:
  Restricted shares
    outstanding at
    beginning of
    year..............   225,244    $23.90     476,034    $24.46    424,018    $24.15     63,536    $12.95      51,259    $10.57
    Shares granted....    35,080    $26.54      33,834    $19.21     78,259    $24.19    395,852    $24.87      47,235    $13.89
    Shares
      forfeited.......    (1,980)   $25.13          --        --         --        --         --        --          --        --
    Lapse of
      restrictions....  (178,525)   $24.65    (284,624)   $24.28    (26,243)   $18.58    (35,370)   $12.07     (34,958)   $10.73
                        --------    ------    --------    ------    -------    ------    -------    ------    --------    ------
  Restricted shares
    outstanding at end
    of year...........    79,819    $23.35     225,244    $23.90    476,034    $24.46    424,018    $24.15      63,536    $12.95
                        ========    ======    ========    ======    =======    ======    =======    ======    ========    ======

                       PIONEER NATURAL RESOURCES COMPANY

        (THE INFORMATION AND AMOUNTS FOR INTERIM PERIODS ARE UNAUDITED)

     STOCK OPTIONS AWARDS. Pioneer also has an annual stock option award program for selected key employees and officers. This program provides for annual awards at an exercise price based on the closing sales price of Pioneer's common stock on the date of grant, a three-year vesting schedule and a five-year exercise period.

     Pioneer applies APB 25 and related Interpretations in accounting for its stock option awards. Accordingly, no compensation expense has been recognized for its stock option awards. If compensation expense for the stock option awards had been determined consistent with SFAS 123, Pioneer's net income (loss) and net income (loss) per share would have been adjusted to the pro forma amounts indicated below:

                                                                  FOR THE YEAR ENDED
                                                                     DECEMBER 31,
                                                              --------------------------
                                                                 1996           1995
                                                              -----------    -----------
                                                                    (IN THOUSANDS,
                                                              EXCEPT PER SHARE AMOUNTS)
Net income (loss)...........................................     $139,301       $(99,891)
Primary net income (loss) per share.........................         3.90          (2.83)
Fully diluted net income (loss) per share...................         3.43          (2.83)

     The pro forma net income (loss) and pro forma net income (loss) per share amounts noted above are not likely to be representative of the pro forma amounts to be reported in future years. The pro forma amounts for 1996 and 1995 reflect the initial phase-in of SFAS 123 and as a result do not reflect any compensation expense for options granted prior to 1995. Pro forma adjustments in future years will include compensation expense associated with the options granted in 1995 and 1996 plus compensation expense associated with any options awarded in future years. As a result, such proforma compensation expense is likely to be higher than the levels experienced in 1995 and 1996.

     Under SFAS 123, the fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions used for grants in 1996 and 1995:

                                                               1996       1995
                                                              -------    -------
Risk-free interest rate.....................................    6.18%      6.06%
Expected life...............................................  4 years    4 years
Expected volatility.........................................      32%        35%
Expected dividend yield.....................................     .34%       .52%

                       PIONEER NATURAL RESOURCES COMPANY

        (THE INFORMATION AND AMOUNTS FOR INTERIM PERIODS ARE UNAUDITED)

     A summary of Pioneer's stock option plan as of December 31, 1996, 1995, 1994, 1993 and 1992, and changes during the years ended on those dates is presented below:

                       FOR THE YEAR ENDED    FOR THE YEAR ENDED    FOR THE YEAR ENDED    FOR THE YEAR ENDED    FOR THE YEAR ENDED
                        DECEMBER 31, 1996     DECEMBER 31, 1995    DECEMBER 31, 1994     DECEMBER 31, 1993      DECEMBER 31, 1992
                       -------------------   -------------------   ------------------   --------------------   -------------------
                        NUMBER    WEIGHTED    NUMBER    WEIGHTED   NUMBER    WEIGHTED    NUMBER     WEIGHTED    NUMBER    WEIGHTED
                          OF      AVERAGE       OF      AVERAGE      OF      AVERAGE       OF       AVERAGE       OF      AVERAGE
                        SHARES     PRICE      SHARES     PRICE     SHARES     PRICE      SHARES      PRICE      SHARES     PRICE
                       --------   --------   --------   --------   -------   --------   ---------   --------   --------   --------
Outstanding at
  beginning of
  year...............  1,230,411   $17.51     924,075    $15.39    859,627    $13.68    1,133,489    $11.34    1,282,239   $10.02
  Options granted....   637,300    $29.52     514,283    $19.23    144,000    $24.33       90,500    $26.56     153,000    $13.90
  Options
    forfeited........   (35,000)   $23.81     (16,664)   $26.18     (4,833)   $19.99      (16,500)   $12.33          --        --
  Options
    exercised........  (470,082)   $14.55    (191,283)   $10.97    (74,719)   $12.42     (347,862)   $ 9.46    (301,750)   $ 7.05
                       --------              --------              -------              ---------              --------
Outstanding at end of
  year...............  1,362,629   $24.04    1,230,411   $17.51    924,075    $15.39      859,627    $13.68    1,133,489   $11.34
                       ========              ========              =======              =========              ========
Exercisable at end of
  year...............   358,177    $18.79     616,591    $14.89    665,676    $12.65      476,738    $11.52     560,673    $ 9.49
                       ========              ========              =======              =========              ========
Weighted average fair
  value of options
  granted during the
  year...............  $  10.03              $   6.71
                       ========              ========

     The following table summarizes information about Pioneer's stock options outstanding at December 31, 1996:

                                        OPTIONS OUTSTANDING                             OPTIONS EXERCISABLE
                       -----------------------------------------------------   -------------------------------------
                            NUMBER         WEIGHTED AVERAGE      WEIGHTED                                WEIGHTED
      RANGE OF          OUTSTANDING AT        REMAINING          AVERAGE        NUMBER EXERCISABLE       AVERAGE
   EXERCISE PRICES     DECEMBER 31, 1996   CONTRACTUAL LIFE   EXERCISE PRICE   AT DECEMBER 31, 1996   EXERCISE PRICE
   ---------------     -----------------   ----------------   --------------   --------------------   --------------
      $ 6 -- 15              138,390          4.0 years           $13.16             138,390              $13.16
      $19 -- 27              605,239          4.6 years           $20.68             215,287              $22.17
      $29 -- 31              619,000          5.0 years           $29.75               4,500              $30.17
                           ---------                                                 -------
                           1,362,629                                                 358,177
                           =========                                                 =======

     LOANS. During 1995, the Compensation Committee approved loans aggregating $870,000 to certain officers of Pioneer and its subsidiaries to fund option exercises for and open market purchases of Company common stock. Each loan provides that one-third of the principal and all accrued interest will be deemed paid on each of the first three anniversaries of the loan if the officer has continued as an employee of Pioneer through that date.

     RETIREMENT PLAN. Effective January 1, 1996, the Compensation Committee approved a deferred compensation retirement plan for the officers of Pioneer. Each officer is allowed to contribute up to 25% of their base salary. Pioneer will then provide a matching contribution of 100% of the officer's contribution limited to the first 10% of the officer's base salary. Pioneer's matching contribution vests immediately. A trust fund has been established by Pioneer to accumulate the contributions made under this retirement plan. Pioneer does not have a defined benefit retirement plan.

     Pioneer recognized $1.9 million, $7.7 million and $4.1 million in compensation expense related to its Long-term Incentive Plan during 1996, 1995 and 1994, respectively.

                       PIONEER NATURAL RESOURCES COMPANY

        (THE INFORMATION AND AMOUNTS FOR INTERIM PERIODS ARE UNAUDITED)

NOTE I. NON-EMPLOYEE DIRECTOR EQUITY COMPENSATION PLAN

     During 1994, Pioneer authorized and adopted a Non-Employee Director Equity Compensation Plan (the "Director Plan"), which was approved by Pioneer's stockholders. Pursuant to the Director Plan, on the last business day of the month in which the annual meeting of the stockholders of Pioneer is held, each non-employee director will automatically receive an award of Common Stock equal to 50% of the then current annual retainer fee (which was $40,000 for 1996, 1995 and 1994). This award is made in lieu of an amount of cash equal to 50% of the annual retainer fee. The number of shares included in each such award is determined by dividing 50% of the annual retainer fee by the closing sales price of Pioneer's common stock on the business day immediately preceding the date of the award. On May 31, 1996, each nonemployee director received an award of 812 shares of common stock (which number was calculated by dividing $20,000 by $24.625, the closing sales price of the common stock on May 30, 1996). On June 30, 1995, each non-employee director received an award of 1,025 shares of common stock (which number was calculated by dividing $20,000 by $19.50, the closing sales price of the common stock on June 29, 1995). On May 31, 1994, each nonemployee director received an award of 816 shares of common stock (which number was calculated by dividing $20,000 by $24.50, the closing sales price of the common stock on May 27, 1994).

     When issued, the shares of common stock awarded pursuant to the Director Plan are subject to transfer restrictions that lapse on the first anniversary of the date of the award. In addition, if a non-employee director's services as a director of Pioneer are terminated for any reason before the next annual meeting of Pioneer's stockholders, a portion of the shares are forfeited, with the number of forfeited shares being based on the number of regularly scheduled meetings of the Board of Directors remaining to be held before the next annual meeting of Pioneer's stockholders.

NOTE J. RIGHTS AGREEMENT

     During 1991, Pioneer distributed a dividend of one common share purchase right ("Right") for each share of common stock then outstanding. A Right was or will be distributed for each share of common stock that was or will be issued subsequent to February 19, 1991 until the occurrence of the earlier of the Distribution Date (herein defined), the redemption of the Rights or the expiration of the Rights on February 19, 2001. Initially, each Right entitles the registered holder to purchase from Pioneer one share of common stock at a price per share of $52.50, subject to adjustment. The Rights are attached to all certificates representing shares of common stock outstanding, and no separate certificates representing the Rights will be distributed to stockholders until the earlier of (a) 10 days following a public announcement that (1) a person or group acquires 20% or more of the outstanding shares of common stock or (2) a person or group holding 10% of the common stock is determined to have intentions and actions adverse to the best interest of Pioneer (an "Adverse Person") (persons in (1) or (2), an "Acquiring Person") or (b) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 20% or more of the outstanding shares of common stock (the "Distribution Date"). The Rights are not exercisable until the Distribution Date and will expire on February 19, 2001, unless earlier redeemed by Pioneer. If at any time following the Rights Distribution Date (a) Pioneer is a surviving corporation in a merger or combination with an Acquiring Person and the shares of common stock remain outstanding and are not changed or exchanged,
(b) a person becomes the beneficial owner of 20% or more of the then outstanding shares of common stock, (c) an Acquiring Person engages in one or more "selfdealing" transactions as set forth in the rights agreement governing the Rights or (d) a person is determined to be an Adverse Person, each holder of a Right then will have the right to receive, upon exercise, common stock (or, in certain circumstances, cash, property or other securities of Pioneer or an acquiring company) having a value equal to two times the exercise price of the Right. Thereafter, in general, all Rights that are beneficially owned by an Acquiring Person will be void. In the event that, at any time following the date that a person has become an Acquiring Person, (i) Pioneer is acquired in a merger or other combination transaction in which Pioneer is not

                       PIONEER NATURAL RESOURCES COMPANY

        (THE INFORMATION AND AMOUNTS FOR INTERIM PERIODS ARE UNAUDITED)

the surviving entity, (ii) Pioneer consolidates with or merges with or into any other person pursuant to which Pioneer is the surviving entity but all or a part of the shares of common stock are changed into or exchanged for stock of another person or cash or other property or (iii) 50% or more of Pioneer's assets or earning power is sold or transferred, each holder of a Right (except Rights that previously have been voided as described above) shall thereafter have the right to receive, upon exercise, common stock or other securities of the acquiring company having a value equal to two times the exercise price of the Right. Pioneer may redeem the Rights in certain circumstances. Until a Right is exercised, the holder of the Right, as such, will have no rights as a stockholder of Pioneer, including the right to vote or to receive dividends.

NOTE K. COMMITMENTS AND CONTINGENCIES

     SEVERANCE AGREEMENTS. On January 1, 1996, Pioneer entered into severance agreements with its officers to replace their employment agreements that expired at the end of 1995. Salaries and bonuses for Pioneer's officers are set by the Compensation Committee of Pioneer's Board of Directors (the "Committee") independent of this severance agreement, and the Committee can grant increases or reductions to base salary at its discretion. The current annual salaries for the officers covered under such severance agreements total approximately $3.5 million.

     Either Pioneer or the officer may terminate the officer's employment under the severance agreement at any time. Pioneer must pay the officer an amount equal to one year's base salary if employment is terminated because of death, disability, or normal retirement. Pioneer must pay the officer an amount equal to one year's base salary and continue health insurance for the officer and his immediate family for one year if Pioneer terminates employment without cause or if the officer terminates employment with good reason, which occurs when reductions in the officer's base annual salary exceed specified limits or when the officer's responsibilities have been significantly reduced. If within one year after a change of control of Pioneer, Pioneer terminates the officer without cause or if the officer terminates employment with good reason, Pioneer must pay the officer an amount equal to 2.99 times the sum of the officer's base salary plus target bonus for the year and continue health insurance for the officer and his immediate family for one year. If the officer terminates employment with Pioneer without good reason between six months and one year after a change in control, or at any time within one year after a change in control if the officer is required to move, then Pioneer must pay the officer one year's base salary and continue health insurance for the officer and his immediate family for one year. Officers are also entitled to additional payments for certain tax liabilities that may apply to severance payments following a change of control.

     INDEMNIFICATIONS. Pioneer has indemnified its directors and certain of its officers, employees and agents with respect to claims and damages arising from acts or omissions taken in such capacity, as well as with respect to certain litigation.

     LEGAL ACTIONS. Pioneer is party to various legal actions incidental to its business. These lawsuits primarily involve claims for damages arising from oil and gas leases and ownership interest disputes. Pioneer believes that the ultimate disposition of these legal actions will not have a material adverse effect on Pioneer's consolidated financial position, liquidity, capital resources or future results of operations. Pioneer will continue to evaluate its litigation matters on a quarter-by-quarter basis and will adjust the litigation reserve as appropriate to reflect the then current status of its litigation.

                       PIONEER NATURAL RESOURCES COMPANY

        (THE INFORMATION AND AMOUNTS FOR INTERIM PERIODS ARE UNAUDITED)

     LEASE AGREEMENTS. Pioneer leases equipment and office facilities under noncancellable operating leases on which rental expense for the years ended December 31, 1996, 1995, 1994, 1993 and 1992 was approximately $2.9 million, $3.6 million, $1.5 million, $1.7 million and $1.1 million, respectively. Future minimum lease commitments under noncancellable operating leases at December 31, 1996 are as follows (in thousands):

1997........................................................  $3,304
1998........................................................   2,419
1999........................................................   1,432
2000........................................................     835
2001........................................................     458
Thereafter..................................................   1,132

     CRUDE OIL PURCHASE AGREEMENTS. On September 23, 1996, Pioneer and Basis Petroleum, Inc. (formerly Phibro Energy, Inc.) entered into an agreement that supersedes the prior crude oil purchase agreement and memorandum of agreement between the parties. On November 25, 1996, Pioneer consented to the assignment of the agreement to Genesis Crude Oil, L.P. ("Genesis"), a limited partnership formed by Basis Petroleum, Inc. and Howell Corporation. The price to be paid by Genesis for oil purchased under the agreement ("Genesis Agreement") is to be competitive with prices paid by other substantial purchasers in the same areas who are significant competitors of Genesis. The price to be paid for oil purchased under the Genesis Agreement includes a market-related bonus that may vary from month to month based upon spot oil prices at various commodity trade points. The term of the Genesis Agreement is through June 30, 1998, and it may continue thereafter subject to termination rights afforded each party. Salomon, Inc., the parent company of Basis Petroleum, Inc. and a subordinated limited partner in Genesis, secures the payment obligations under the Genesis Agreement with a $25 million payment guarantee.

     Certain properties acquired from Mobil Oil Corporation ("Mobil") are subject to a call on crude oil production (the "Mobil Call Option"). The Mobil Call Option provides a continuing option, but no obligation, for Mobil to purchase all crude oil produced from those properties. The purchase price that Mobil must pay for production purchased pursuant to the Mobil Call Option is the average of the daily prices as posted by specified crude oil purchasers, including Mobil, during the month of delivery without reduction for transportation fees or other penalties. Regardless of these pricing provisions, if Pioneer has a bona fide purchase offer from a third party under a contract with at least a six-month term that Pioneer desires to accept, the price Mobil must pay is the price under that offer for that term. If Mobil elects not to match the third-party price for the term, Pioneer may sell the production to the third party for that term.

NOTE L. PREFERRED STOCK OF SUBSIDIARY

     On March 29, 1994, Parker & Parsley Capital LLC ("P&P Capital"), a limited life company organized under the laws of the Turks and Caicos Islands and a wholly-owned finance subsidiary of Pioneer, issued 3,776,400 shares of 6 1/4% Cumulative Guaranteed Monthly Income Convertible Preferred Shares (the "Preferred Shares") with a liquidation preference of $50 per share. The proceeds, net of issuance costs, from the sale of the Preferred Shares was approximately $182.2 million. During 1996, 1995 and 1994, Pioneer recorded $12 million, $12 million and $9.1 million, respectively, of interest expense associated with the Preferred Shares.

     Dividends on the Preferred Shares are payable in United States dollars at an annual rate of 6 1/4% of the liquidation preference and are payable monthly in arrears on the last day of each calendar month. Each Preferred Share is convertible at the option of the holder at any time, unless previously redeemed or exchanged, into Pioneer's common stock at the rate of 1.7778 shares of common stock for each Preferred Share, subject to adjustment in certain circumstances. On or after April 1, 1997, the Preferred Shares are

                       PIONEER NATURAL RESOURCES COMPANY

        (THE INFORMATION AND AMOUNTS FOR INTERIM PERIODS ARE UNAUDITED)

subject to exchange in whole or in part at Pioneer's option, for the number of shares of common stock into which the Preferred Shares are convertible, so long as the closing price for the common stock equals or exceeds 125% of the then applicable conversion price during certain periods and certain other conditions are satisfied. The Preferred Shares are redeemable, at the option of P&P Capital, in whole or in part, from time to time on or after April 1, 1997, at an initial redemption price of $52.1875 per share and declining ratably thereafter to $50 per share on and after April 1, 2004, plus, in each case, accumulated and unpaid dividends to the date fixed for redemption, but only if certain conditions are satisfied. The Preferred Shares are subject to mandatory redemption on the 30th anniversary of the date of original issuance. The Preferred Shares are also subject to exchange, in whole but not in part, on a share-for-share basis, into Series A Convertible Preferred Stock of Pioneer (the "Pioneer Preferred Stock") at the option of the holders of a majority of all outstanding Preferred Shares upon the occurrence of certain events. Pioneer Preferred Stock will have dividend, optional conversion, liquidation preference and optional redemption features substantially identical to the Preferred Shares but will not be subject to mandatory redemption.

     Subsequent to June 30, 1997, Pioneer exercised its right to require each holder of the Preferred Shares to exchange such shares to common stock of Pioneer. See Note X for a more complete description of this subsequent event.

NOTE M. ODD-LOT REPURCHASE PROGRAM

     In October 1996, Pioneer announced an odd-lot repurchase program for shareholders who, as of October 7, 1996, individually owned 99 or fewer shares of Parker & Parsley Petroleum Company Common Stock. Pioneer purchased a total of 772,986 shares, associated with approximately 25,000 shareholder accounts, and such shares were added to Pioneer's shares held in treasury. The shares were purchased at an average price of $30.17 per share which represented the average of the five highest closing market prices as reported by the New York Stock Exchange from October 8, 1996 through November 22, 1996, less a processing fee of seventy-five cents per share. The accompanying Consolidated Statements of Cash Flows for the year ended December 31, 1996, includes $23.3 million of treasury stock repurchases related to this program.

NOTE N. EQUITY OFFERINGS

     On November 7, 1994 and June 30, 1994, Pioneer completed public offerings of 4.5 million and 2.36 million shares of common stock, respectively, at a price of $25.00 per share and $25.25 per share, respectively. Aggregate net proceeds of the offerings were $164.6 million.

NOTE O. DERIVATIVE FINANCIAL INSTRUMENTS

     Pioneer has only limited involvement with derivative financial instruments and does not use them for trading purposes. They are used to manage well-defined interest rate and commodity price risks. Pioneer is exposed to credit losses in the event of nonperformance by the counterparties to its interest rate swap agreements and its commodity hedges. Pioneer anticipates, however, that such counterparties will be able to fully satisfy their obligations under the contracts. Pioneer does not obtain collateral or other security to support financial instruments subject to credit risk but monitors the credit standing of the counterparties.

     INTEREST RATE SWAPS. During the second quarter of 1996, Pioneer entered into a series of interest rate swap agreements for an aggregate amount of $150 million with four counterparties. These agreements, which have a term of three years, effectively convert a portion of Pioneer's fixed-rate borrowings into floating-rate obligations. The weighted average fixed rate being received by Pioneer over the term of these agreements is 6.62% while the weighted average variable rate paid by Pioneer for the year ended December 31, 1996 was 5.56% and for the six months ended June 30, 1997 and 1996 was 5.65% and 5.64%, respectively. The variable

                       PIONEER NATURAL RESOURCES COMPANY

        (THE INFORMATION AND AMOUNTS FOR INTERIM PERIODS ARE UNAUDITED)

rate will be redetermined approximately every six months based upon the London interbank offered rate at that point in time. The accompanying Consolidated Statements of Operations for the year ended December 31, 1996 and for the six months ended June 30, 1997 and 1996 include a reduction in interest expense of $787 thousand, $700 thousand and $110 thousand, respectively, to account for the settlement of these interest rate swap agreements.

     COMMODITY HEDGES. Pioneer utilizes various swap and option contracts to (i) reduce the effect of the volatility of price changes on the commodities Pioneer produces and sells, (ii) support Pioneer's annual capital budgeting and expenditure plans and (iii) lock in prices to protect the economics related to certain capital projects.

     Crude Oil. All material purchase contracts governing Pioneer's oil production are tied directly or indirectly to NYMEX prices. The following table sets forth Pioneer's outstanding oil swap contracts as of August 1, 1997.

                                         FIRST     SECOND      THIRD     FOURTH
                                        QUARTER    QUARTER    QUARTER    QUARTER     TOTAL
                                        -------    -------    -------    -------    -------
Oil production:
  1997 -- Swap Contracts
     Volume (MMBbl)...................      --         --        1.2         .7        1.9
     Price per Bbl....................  $   --     $   --     $19.28     $18.56     $19.02
  1998 -- Swap Contracts
     Volume (MMBbl)...................      .2         .2         .3         .2         .9
     Price per Bbl....................  $18.53     $18.53     $18.53     $18.53     $18.53

     Pioneer reports average oil prices per Bbl including the effects of oil quality, gathering and transportation costs and the net effect of the oil hedges. The following table sets forth Pioneer's oil prices, both realized and received, and net effects of settlements of commodity hedges to revenue:

                                  SIX MONTHS
                                ENDED JUNE 30,                YEAR ENDED DECEMBER 31,
                               ----------------    ----------------------------------------------
                                1997      1996      1996      1995      1994      1993      1992
                               ------    ------    ------    ------    ------    ------    ------
                                 (UNAUDITED)
Average price reported per
  Bbl........................  $19.20    $19.30    $19.96    $16.96    $15.40    $16.36    $18.76
Average price realized per
  Bbl........................  $20.24    $19.84    $21.33    $17.02    $15.48    $16.26    $18.95
Addition /(reduction) to
  revenue (in millions)......  $ (6.0)   $ (3.1)   $(15.4)   $  (.8)   $  (.9)   $   .8    $  (.9)

For a point of reference, the comparable average NYMEX prompt month closing per Bbl for the six months periods ending June 30, 1997 and June 30, 1996 and for the year ending December 31 1996 was $21.36, $20.60 and $22.03, respectively.

                       PIONEER NATURAL RESOURCES COMPANY

        (THE INFORMATION AND AMOUNTS FOR INTERIM PERIODS ARE UNAUDITED)

     Natural Gas. Pioneer employs a policy of hedging gas production based on the index price upon which the gas is actually sold in order to mitigate the basis risk between NYMEX prices and actual index prices. The following table sets forth Pioneer's outstanding gas swap and collar option contracts as of August 1, 1997. Prices included herein represent Pioneer's weighted average index price per MMBtu for the swap contracts and the weighted average index price range for the collar option contracts and, as an additional point of reference, the weighted average NYMEX price.

                                         FIRST     SECOND       THIRD         FOURTH
                                        QUARTER    QUARTER     QUARTER       QUARTER        TOTAL
                                        -------    -------    ----------    ----------    ----------
Gas production:
  1997 -- Swap Contracts
    Volume (Bcf)......................      --         --            2.9           2.6           5.5
    Index price per MMBtu.............   $  --      $  --     $     1.89    $     1.86    $     1.87
    NYMEX price per MMBtu.............   $  --      $  --     $     2.15    $     2.03    $     2.10
  1997 -- Collar Options
    Volume (Bcf)......................      --         --            6.1           4.3          10.4
    Index price per MMBtu.............   $  --      $  --     $1.96-2.31    $1.95-2.31    $1.96-2.31
  1998 -- Swap Contracts
    Volume (Bcf)......................     2.5        1.8            1.4           1.4           7.1
    Index price per MMBtu.............   $1.86      $1.86     $     1.86    $     1.86    $     1.86
    NYMEX price per MMBtu.............   $2.03      $2.03     $     2.03    $     2.03    $     2.03
  1999 -- Swap Contracts
    Volume (Bcf)......................     1.4         .4             --            --           1.8
    Index price per MMBtu.............   $1.86      $1.86     $       --    $       --    $     1.86
    NYMEX price per MMBtu.............   $2.03      $2.03     $       --    $       --    $     2.03

     Pioneer reports average gas prices per Mcf including the effects of Btu content, gathering and transportation costs, gas processing and shrinkage and the net effect of the gas hedges. The following table sets forth Pioneer's gas prices, both realized and received, and net effects of settlements of commodity hedges to revenue:

                                          SIX MONTHS
                                        ENDED JUNE 30,           YEAR ENDED DECEMBER 31,
                                        ---------------   -------------------------------------
                                         1997     1996    1996    1995    1994    1993    1992
                                        ------   ------   -----   -----   -----   -----   -----
                                          (UNAUDITED)
Average price reported per Mcf........   $2.26    $2.14   $2.27   $1.84   $1.89   $2.07   $1.85
Average price realized per Mcf........   $2.42    $2.22   $2.39   $1.70   $1.84   $2.07   $1.85
Addition/(reduction) to revenue (in
  millions)...........................   $(6.1)   $(3.1)  $(9.0)  $12.1   $ 3.7   $ (.3)  $  --

For a point of reference, the comparable average NYMEX prompt month closing per Mcf for the six months periods ending June 30, 1997 and June 30, 1996 and for the year ending December 31, 1996 was $2.25, $2.40 and $2.50, respectively.

                       PIONEER NATURAL RESOURCES COMPANY

        (THE INFORMATION AND AMOUNTS FOR INTERIM PERIODS ARE UNAUDITED)

NOTE P. SALES TO MAJOR CUSTOMERS

     Pioneer's share of oil and gas production is sold to various purchasers. Pioneer is of the opinion that the loss of any one purchaser would not have an adverse effect on the ability of Pioneer to sell its oil and gas production.

     The following customers individually accounted for more than 10% of the consolidated oil and gas revenues of Pioneer:

                                                       PERCENTAGE OF CONSOLIDATED
                                                          OIL AND GAS REVENUES
                                                  ------------------------------------
                    CUSTOMER                      1996    1995    1994    1993    1992
                    --------                      ----    ----    ----    ----    ----
Genesis Crude Oil, L.P..........................  28%     19%     17%     16%     18%
Mobil Oil Corporation...........................  22%     17%     16%     27%     29%

     At December 31, 1996, the amounts receivable from Genesis and Mobil were $12.7 million and $9.4 million, respectively, which are included in the caption "Accounts receivable -- oil and gas sales" in the accompanying Consolidated Balance Sheet.

NOTE Q. GAS MARKETING

     Effective January 1, 1996, Pioneer, along with Apache Corporation and Oryx Energy Company, formed Producers Energy Marketing, LLC ("ProEnergy"), a natural gas marketing company organized to create a direct link between gas producers and purchasers. The venture is structured to flow through the benefits arising out of the expanded services and the economies of scale from the aggregation of substantial volumes of gas. Pioneer is obligated to sell to ProEnergy all gas production (subject to certain exclusions relative to immaterial volumes) for a period of five years that is owned or controlled by Pioneer, or any affiliate, in North America (onshore and offshore), which is not subject to a binding and enforceable gas sales contract in effect on July 1, 1996. Pioneer currently owns approximately 9.59% of ProEnergy which markets approximately 1.8 MMBtu per day. As a result, as of January 1, 1996, Pioneer no longer reports revenues or expenses associated with third party gas marketing activities.

     On August 29, 1997, Pioneer announced its plans to withdraw as a member of ProEnergy effective January 1, 1998, as a result of the merger between Parker & Parsley and Mesa. After January 1, 1998, Pioneer plans to market its own equity gas.

NOTE R. DISPOSITION OF AUSTRALASIAN ASSETS

     On March 28, 1996, Pioneer completed the sale of certain wholly-owned Australian subsidiaries to Santos Ltd., and on June 20, 1996, Pioneer completed the sale of another wholly-owned subsidiary, Bridge Oil Timor Sea, Inc., to Phillips Petroleum International Investment Company. During the year ended December 31, 1996, Pioneer received aggregate consideration of $237.5 million for these combined sales which consisted of $186.6 million of proceeds for the equity of such entities, $21.8 million for reimbursement of certain intercompany cash advances, and the assumption of such subsidiaries' net liabilities, exclusive of oil and gas properties, of $29.1 million. The accompanying Consolidated Statements of Operations for the year ended December 31, 1996 includes a pre-tax gain of $83.3 million from the disposition of these subsidiaries (net of transaction expenses of $8.7 million) and an income tax provision of $16 million. The income tax provision includes $6.4 million related to the write-off of certain net operating loss carryforwards which, with the sale of the income producing assets in the Australian tax jurisdiction, will not be utilized in the future.

     The assets sold to Santos Ltd. consisted primarily of properties located in the Cooper Basin in Central Australia, the Surat Basin in Northeast Australia, the Carnarvon Basin on the Northwest Shelf off the coast of

                       PIONEER NATURAL RESOURCES COMPANY

        (THE INFORMATION AND AMOUNTS FOR INTERIM PERIODS ARE UNAUDITED)

Western Australia, the Otway Basin off the coast of Southeast Australia and the Central Sumatra Basin in Indonesia. At December 31, 1995, Pioneer's interests in these properties contained 32.1 million BOE of proved reserves (consisting of 12.4 million Bbls of oil and 118.3 Bcf of gas), representing $133.8 million of SEC 10 value. The accompanying Consolidated Statements of Operations for the year ended December 31, 1996 includes the results of operations from these properties prior to their sale on March 28, 1996. During 1996, these properties produced 349,500 Bbls of oil and 1,927,000 Mcf of gas. Pioneer received an average price of $19.55 per Bbl and $1.95 per Mcf from such production or $10.6 million in total revenues. Total production costs associated with these properties were $3.3 million ($4.92 per equivalent Bbl) and depletion expense was $3.9 million ($5.84 per equivalent Bbl).

     The wholly-owned subsidiary sold to Phillips Petroleum International Investment Company, Bridge Oil Timor Sea, Inc. has a wholly owned subsidiary, Bridge Oil Timor Sea Pty Ltd., which owns a 22.5% interest in the ZOCA 91-13 permit in the offshore Bonaparte Basin in the Zone of Cooperation between Australia and Indonesia.

NOTE S. SALE OF NATURAL GAS PROCESSING FACILITIES

     On September 7, 1993, Pioneer sold all of its interest in the contract rights associated with the Breckenridge gas processing plant and the physical assets of certain related gas distribution and pipeline facilities. These assets were sold for $15.3 million in cash and ownership interests in other plants (including contract rights associated therewith). Pioneer recognized a gain of $13.2 million on the sale.

     On June 30, 1993, Pioneer sold to Union Pacific Resources Company ("Union Pacific") all of its interest in the Carthage gas processing plant and in certain related gas distribution and pipeline facilities for approximately $42.5 million, $14.2 million of which was received in cash with the remaining $28.3 million evidenced by a seven-year unsecured note. Pioneer recognized a gain of $7.3 million on the sale. Additionally, Pioneer recognized natural gas processing revenues, processing costs and depreciation and amortization attributable to its interest in the Carthage plant of $14 million, $5.1 million and $3.4 million, respectively. These amounts had been deferred during the year ended December 31, 1992 pending the settlement of a lawsuit entitled Union Pacific Resources Company v. Dorchester Master Limited Partnership and Damson Oil Corporation, et al. and related litigation then pending in the District Court for Tarrant County, Texas. The litigation was instituted in January 1991 by the operator and other co-owners of the Carthage plant, alleging that the transaction in which Pioneer acquired control of DMLP, a co-owner of the Carthage plant, triggered a preferential right to purchase DMLP's interest in favor of the operator and other co-owners. In March 1992, the court issued a ruling to the effect that the transaction did trigger the preferential right to purchase. The court held that the plaintiffs could pay the purchase price in cash but did not specify what that price should be. Pioneer could not predict what amount of cash would be paid for its interest in the plant because the parties to the transaction described above did not allocate a specific purchase price for the plant. Consequently, the financial and tax reporting effects were not determinable until the plant was actually sold. Based on advise from its legal counsel, Pioneer was aware that the final purchase price might be adjusted in several ways, including a downward adjustment for revenues, less expenses, that DMLP received from the operations of the Carthage plant from June 29, 1990 (the date the preferential right was triggered) to the date of sale. Because Pioneer believed, particularly after the March 1992 ruling, that it might be required to in effect repay the net revenues received from the operations of the Carthage plant, Pioneer determined that it was appropriate to defer the revenues and expenses associated with those operations in 1992 and subsequent periods until the litigation was resolved.

     The litigation was settled by the parties in June 1993 when DMLP sold its interest in the Carthage plant to Union Pacific. Under the settlement agreement, Pioneer was not required to repay any net revenues

                       PIONEER NATURAL RESOURCES COMPANY

        (THE INFORMATION AND AMOUNTS FOR INTERIM PERIODS ARE UNAUDITED)

attributable to the operations of the Carthage plant prior to the date of sale. Consequently, Pioneer recognized the deferred net revenues in the second quarter of 1993.

     The variable rate note received from Union Pacific was subject to a conversion agreement whereby Pioneer may designate assets to be purchased for Pioneer by Union Pacific. Contemporaneously with the payment by Union Pacific of the purchase price for such designated assets, the amount of principal and interest outstanding under the note was credited in an amount equal to the purchase price paid, with such credit first being applied to accrued and unpaid interest and the remainder being applied to outstanding principal in the inverse order of maturity. During 1994, Pioneer utilized the remaining note balance of approximately $8 million to finance the purchase of certain assets.

NOTE T. IMPAIRMENT OF LONG-LIVED ASSETS

     Pioneer adopted SFAS 121 in 1995. Pioneer undertook to review its oil and gas properties for impairment earlier than required by SFAS 121 (adoption was required for fiscal years beginning after December 15, 1995) as a result of the continuation of depressed commodity prices and to eliminate any uncertainty associated with the magnitude of the noncash charge for impairment of its oil and gas properties under SFAS 121. In order to determine whether an impairment had occurred, Pioneer estimated the expected future cash flows of its oil and gas properties and compared such future cash flows to the carrying amount of the oil and gas properties to determine if the carrying amount was recoverable. For those oil and gas properties for which the carrying amount exceeded the estimated future cash flows, an impairment was determined to exist; therefore, Pioneer adjusted the carrying amount of those oil and gas properties to their fair value as determined by discounting their expected future cash flows at a discount rate commensurate with the risks involved in the industry. As a result of this process and an evaluation of unproven oil and gas properties, Pioneer recognized noncash pre-tax charges of $129.7 million ($84.3 million after tax) related to its oil and gas properties during 1995. Pioneer also recognized a noncash pre-tax charge of $748,000 ($486,000 after tax) related to a natural gas processing facility in 1995.

NOTE U. INCOME TAXES

     As discussed in Note B, Pioneer adopted the provisions of FAS 109 effective January 1, 1993 and changed its method of accounting for income taxes, reporting a $17.1 million cumulative effect of the accounting change in the consolidated statement of operations for 1993. The 1992 consolidated financial statements have not been restated to apply the provisions of FAS 109.

     Income tax provision (benefit) and amounts separately allocated were as follows:

                                                   YEAR ENDED DECEMBER 31,
                                       -----------------------------------------------
                                        1996       1995      1994      1993      1992
                                       -------   --------   -------   -------   ------
                                                       (IN THOUSANDS)
Income (loss) before extraordinary
  item...............................  $60,100   $(45,900)  $(6,500)  $17,000   $3,000
Extraordinary gain (loss)............       --      2,300      (350)       --       --
Benefit arising from exercise of
  stock options......................   (2,200)      (600)     (300)   (1,800)      --
Change in cumulative translation
  adjustment.........................       --       (550)      500        --       --
                                       -------   --------   -------   -------   ------
                                       $57,900   $(44,750)  $(6,650)  $15,200   $3,000
                                       =======   ========   =======   =======   ======

                       PIONEER NATURAL RESOURCES COMPANY

        (THE INFORMATION AND AMOUNTS FOR INTERIM PERIODS ARE UNAUDITED)

     Income tax provision (benefit) attributable to income (loss) before extraordinary item consists of the following:

                                                  YEAR ENDED DECEMBER 31,
                                      ------------------------------------------------
                                       1996       1995       1994      1993      1992
                                      -------   --------   --------   -------   ------
                                                       (IN THOUSANDS)
Current:
  U.S. federal......................  $   300   $ (1,000)  $    150   $ 5,900   $2,999
  State and local...................       --         --        150       500        1
                                      -------   --------   --------   -------   ------
                                          300     (1,000)       300     6,400    3,000
                                      -------   --------   --------   -------   ------
Deferred:
  U.S. federal......................   51,700    (35,500)    (1,650)   10,600       --
  Foreign (primarily Australia).....    8,100     (9,400)    (5,150)       --       --
                                      -------   --------   --------   -------   ------
                                       59,800    (44,900)    (6,800)   10,600       --
                                      -------   --------   --------   -------   ------
          Total.....................  $60,100   $(45,900)  $ (6,500)  $17,000   $3,000
                                      =======   ========   ========   =======   ======

     Income (loss) before income taxes, extraordinary item consists of the following:

                                                YEAR ENDED DECEMBER 31,
                                  ----------------------------------------------------
                                    1996       1995        1994       1993      1992
                                  --------   ---------   ---------   -------   -------
                                                     (IN THOUSANDS)
Income (loss) before income
  taxes, extraordinary item and
  cumulative effect of
  accounting change:
     U.S. federal...............  $121,680   $(118,871)  $  (3,664)  $48,403   $30,146
     Foreign (primarily
       Australia)...............    78,668     (31,136)    (16,827)       --        --
                                  --------   ---------   ---------   -------   -------
                                  $200,348   $(150,007)  $ (20,491)  $48,403   $30,146
                                  ========   =========   =========   =======   =======

     Reconciliations of the U.S. federal statutory rate to Pioneer's effective rate for income (loss) before extraordinary item are as follows:

                                    1996       1995        1994       1993      1992
                                  --------   ---------   ---------   -------   -------
U.S. federal statutory tax
  rate..........................     35.0%      (35.0%)     (35.0%)    35.0%     34.0%
Excess of tax basis over book
  basis.........................        --          --          --        --    (34.9%)
Alternative minimum tax.........        --          --          --        --     10.0%
Disposition of foreign
  subsidiaries..................     (6.9%)         --          --        --        --
Amortization of foreign
  permanent differences.........        --        3.1%        1.8%        --        --
Rate differential on foreign
  operations....................       .4%        (.1%)       1.3%        --        --
Other...........................      1.5%        1.4%         .2%       .1%       .9%
                                  --------   ---------   ---------   -------   -------
Consolidated effective tax
  rate..........................     30.0%      (30.6%)     (31.7%)    35.1%     10.0%
                                  ========   =========   =========   =======   =======

                       PIONEER NATURAL RESOURCES COMPANY

        (THE INFORMATION AND AMOUNTS FOR INTERIM PERIODS ARE UNAUDITED)

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities were as follows:

                                                                 DECEMBER 31,
                                                              ------------------
                                                                1996      1995
                                                              --------   -------
                                                                (IN THOUSANDS)
Deferred tax assets:
  Net operating loss carryfowards...........................  $ 23,704   $70,882
  Alternative minimum tax credit carryforwards..............     4,005     6,760
  Other accrued liabilities.................................     3,306     7,485
  Compensation, principally due to accrual for financial
     reporting purposes.....................................     2,579        --
  Other, net................................................     1,831     1,051
                                                              --------   -------
          Total gross deferred tax assets...................    35,425    86,178
                                                              --------   -------
Deferred tax liabilities:
  Oil and gas properties, principally due to differences in
     basis and depletion and the deduction of intangible
     drilling costs for tax purposes........................    88,790    86,530
  Long-term debt, principally due to early extinguishment
     for book purposes......................................        --     2,313
  Other, net................................................        35     1,035
                                                              --------   -------
          Total gross deferred tax liabilities..............    88,825    89,878
                                                              --------   -------
          Net deferred tax liability........................  $(53,400)  $(3,700)
                                                              ========   =======

     A valuation allowance is provided when it is more likely than not that some portion of the deferred tax assets will not be realized. Based on expectations for the future and the availability of certain tax planning strategies that would generate taxable income to realize the net tax benefits, if implemented, management has determined that taxable income of Pioneer will more likely than not be sufficient to fully utilize available carryforwards prior to their ultimate expiration.

     At December 31, 1996, Pioneer had net operating loss carryforwards ("NOLs") for U.S. federal income tax purposes of $67.7 million, which are available to offset future regular taxable income, if any. Additionally, Pioneer has alternative minimum tax net operating loss carryforwards ("AMT NOLs") of $15.2 million, which are available to reduce future alternative minimum taxable income, if any. These carryforwards expire as follows:

                      EXPIRATION DATE                           NOLS      AMT NOLS
                      ---------------                          -------    --------
                                                                 (IN THOUSANDS)
December 21, 2006...........................................   $22,798    $ 4,195
December 31, 2009...........................................    28,558      9,667
December 31, 2010...........................................    16,368      1,364
                                                               -------    -------
                                                               $67,724    $15,226
                                                               =======    =======

     As discussed in Note B, certain subsidiaries that are consolidated for financial reporting purposes are not eligible to be included in Pioneer's consolidated U.S. federal income tax return, and separate provisions for income taxes have been determined for these entities or groups of entities. As a result, approximately $35 million of the NOLs and all of the AMT NOLs are limited in use to specific entities or groups of entities. In addition, $22.9 million and $4.2 million of the NOLs and AMT NOLs, respectively, are further subject to

                       PIONEER NATURAL RESOURCES COMPANY

        (THE INFORMATION AND AMOUNTS FOR INTERIM PERIODS ARE UNAUDITED)

limitations under Section 382 of the Internal Revenue Code. Pioneer believes the utilization of its NOLs and AMT NOLs subject to the Section 382 limitations is limited in each taxable year to approximately $11.4 million.

     The tax returns and the amount of taxable income or loss are subject to examination by U.S. federal, state and foreign taxing authorities. Current and estimated tax payments of $970,000, $93,000, $5 million, $330,000 and $2.7 million were made in 1996, 1995, 1994, 1993 and 1992, respectively.

NOTE V. OPERATIONS BY GEOGRAPHIC AREA

     Pioneer operates in one industry segment. During 1997, 1996, 1993 and 1992 Pioneer did not have significant operations in geographic areas other than the United States. Information about Pioneer's operations for the years ended December 31, 1995 and 1994 by different geographic areas is shown below. During these years, Pioneer did not have any significant operations or separately identifiable assets other than those from the United States and Australia.

                                                YEAR ENDED DECEMBER 31,
                       -------------------------------------------------------------------------
                                      1995                                  1994
                       -----------------------------------   -----------------------------------
                                    AUSTRALIA                             AUSTRALIA
                         UNITED     AND OTHER                  UNITED     AND OTHER
                         STATES      FOREIGN      TOTAL        STATES      FOREIGN      TOTAL
                       ----------   ---------   ----------   ----------   ---------   ----------
                                                    (IN THOUSANDS)
Operating revenue....  $  439,957   $ 45,805    $  485,762   $  455,895   $ 23,838    $  479,733
Loss before income
  taxes and
  extraordinary
  item...............  $ (118,871)  $(31,136)   $ (150,007)  $   (3,664)  $(16,827)   $  (20,491)
Identifiable
  assets.............  $1,120,738   $198,491    $1,319,229   $1,395,253   $209,651    $1,604,904

NOTE W. PRO FORMA EARNINGS PER SHARE

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings per Share" ("SFAS 128") which simplifies the existing standards for computing earnings per share ("EPS") and makes them comparable to international standards. Pioneer is required to adopt SFAS 128 in its year ended December 31, 1997 financial statements and all prior period EPS information (including interim EPS) is required to be restated at that time. Early implementation is not permitted. Under SFAS 128, primary EPS is replaced by "basic" EPS, which excludes dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. "Diluted" EPS, which is computed similarly to fully-diluted EPS, reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

                       PIONEER NATURAL RESOURCES COMPANY

        (THE INFORMATION AND AMOUNTS FOR INTERIM PERIODS ARE UNAUDITED)

     If Pioneer had adopted SFAS 128 on January 1 of each period presented, the following basic and diluted EPS amounts would have been reported:

                                             SIX MONTHS
                                               ENDED
                                              JUNE 30,            YEAR ENDED DECEMBER 31,
                                            ------------   --------------------------------------
                                            1997   1996    1996     1995    1994    1993    1992
                                            ----   -----   -----   ------   -----   -----   -----
Basic EPS
  Income (loss) before extraordinary item
    and cumulative effect of accounting
    change...............................   $.74   $2.68   $3.95   $(2.96)  $(.47)  $1.15   $1.06
  Extraordinary item.....................    --       --      --      .12    (.02)     --      --
  Cumulative effect of accounting
    change...............................    --       --      --       --      --     .62      --
                                            ----   -----   -----   ------   -----   -----   -----
  Net income (loss)......................   $.74   $2.68   $3.95   $(2.84)  $(.49)  $1.77   $1.06
                                            ====   =====   =====   ======   =====   =====   =====
Diluted EPS
  Income (loss) before extraordinary item
    and cumulative effect of accounting
    change...............................   $.71   $2.32   $3.46   $(2.96)  $(.47)  $1.11   $1.05
  Extraordinary item.....................    --       --      --      .12    (.02)     --      --
  Cumulative effect of accounting
    change...............................    --       --      --       --      --     .61      --
                                            ----   -----   -----   ------   -----   -----   -----
  Net income (loss)......................   $.71   $2.32   $3.46   $(2.84)  $(.49)  $1.72   $1.05
                                            ====   =====   =====   ======   =====   =====   =====

NOTE X. SUBSEQUENT EVENTS

     MERGER WITH MESA INC. On April 6, 1997, Parker & Parsley and Mesa entered into an Agreement and Plan of Merger (the "Merger Agreement") which was approved by the stockholders of both companies on August 7, 1997 by a majority vote of 76% by Parker & Parsley stockholders and 71%, 58%, and 100% by holders of Mesa common stock, Mesa Series A Preferred Stock and Mesa Series B Preferred Stock, respectively. Mesa is a publicly traded independent oil and gas company based in Irving, Texas with substantial producing properties and operations in the MidContinent region of the United States. The Merger Agreement provided for (i) the merger of Mesa with and into Pioneer, a wholly-owned subsidiary of Mesa, as a result of which Mesa, which is a Texas corporation, reincorporated into Delaware and (ii) the merger of Parker & Parsley with and into Mesa Operating Co. ("MOC"), a wholly-owned subsidiary of Mesa, as a result of which Parker & Parsley became a wholly-owned subsidiary of Pioneer (items (i) and (ii) collectively the "Parker/Mesa Merger"). In accordance with the Merger Agreement,
(i) holders of Parker & Parsley common stock received one share of Pioneer common stock for each share held; (ii) holders of Mesa common stock received one share of Pioneer common stock for every seven shares held; and (iii) holders of Mesa Series A 8% Cumulative Convertible Preferred Stock and Mesa Series B 8% Cumulative Convertible Preferred Stock received 1.25 shares of Pioneer common stock for every seven shares held. No fractional shares were issued.

     In accordance with the provisions of Accounting Principles Board No. 16, "Business Combinations", the Parker/Mesa Merger has been accounted for as a purchase of Mesa by Parker & Parsley. As a result, historical financial statements for Pioneer will be those of Parker & Parsley, and Pioneer's financial statements will present the addition of Mesa's assets and liabilities as an acquisition by Parker & Parsley. The aggregate Pioneer purchase consideration related to the assets and liabilities of Mesa, including estimated nonrecurring merger transaction costs, is $999.5 million. The following table represents the preliminary allocation of the total purchase price of Mesa to the acquired assets and liabilities based upon the fair values assigned to each of

                       PIONEER NATURAL RESOURCES COMPANY

        (THE INFORMATION AND AMOUNTS FOR INTERIM PERIODS ARE UNAUDITED)

the significant assets acquired and liabilities assumed. Any future adjustments to the allocation of the purchase price are not anticipated to be material to Pioneer's financial statements.

                                                           ALLOCATION OF AGGREGATE
                                                                  PURCHASE
                                                                CONSIDERATION
                                                           -----------------------
                                                               (IN THOUSANDS)
Net working capital......................................        $   11,882
Property, plant and equipment............................         2,334,573
Other assets.............................................            58,664
Long-term debt...........................................        (1,186,538)
Other non-current liabilities, including deferred
  taxes..................................................          (219,052)
                                                                 ----------
                                                                 $  999,529
                                                                 ==========
Pioneer common stock consideration.......................        $  979,529
Cash paid for nonrecurring transaction costs.............            20,000
                                                                 ----------
Aggregate purchase consideration.........................        $  999,529
                                                                 ==========

     The accompanying Consolidated Balance Sheet as of June 30, 1997 includes certain unamortized amounts which Pioneer will recognize as noncash charges during the third quarter of 1997 as a result of the Parker/Mesa Merger. These amounts include $2.5 million (pre-tax) of capitalized issuance fees associated with Parker & Parsley's existing bank credit facility which will be replaced by a new $1.4 billion bank credit facility and $544 thousand (pre-tax) of unearned compensation resulting from certain change of control provisions included in Parker & Parsley's existing Long-term Incentive Plan whereby the vesting requirements of outstanding restricted stock awards are accelerated.

     CREDIT FACILITY AGREEMENTS. On August 7, 1997, the successor to Parker & Parsley and MOC, Pioneer Natural Resources USA, Inc. (the "Borrower"), entered into two Credit Facility Agreements ("Credit Facility Agreements") with a syndicate of banks (the "Banks") that refinanced the credit facilities of Parker & Parsley and Mesa as of the date of merger of the two companies. One Credit Facility Agreement (the "Primary Facility") provides for a $1.1 billion credit facility. The maturity date for the Primary Facility is August 7, 2002. The second Credit Facility Agreement (the "364-day Facility") provides for a $300 million credit facility with a maturity date of August 5, 1998. The Borrower has the option to renew the 364-day Facility for another period of 364 days by notifying the Banks in writing of such election not more than 60 days and not less than 45 days prior to the maturity date. The prior credit agreements of Parker & Parsley and Mesa were paid in full following the Parker/Mesa Merger utilizing proceeds from initial borrowings against the new Primary Facility of $675 million.

     Advances on both Credit Facility Agreements bear interest, at the Borrower's option, based on (a) the prime rate of NationsBank of Texas, N.A.,
(b) a Eurodollar rate (substantially equal to the London Interbank Offered Rate ("LIBOR")), adjusted for the reserve requirement as determined by the Board of Governors of the Federal Reserve System with respect to transactions in Eurocurrency liabilities ("LIBOR Rate"), or (c) a competitive bid rate as quoted by the Banks electing to participate pursuant to a request by the Borrower. Advances that are LIBOR Rate have periodic maturities, at the Borrower's option, of one, two, three, six, nine or twelve months. Maturities of greater than six months are subject to availability of such deposits in the relevant markets. Advances that are competitive bid rate have periodic maturities, at the Borrower's option, of not less than 15 days nor more than 360 days. The interest rates on LIBOR Rate advances vary with interest rate margins ranging from 18 basis points to 45 basis points. The interest rate margin is determined by a grid based upon Pioneer's senior unsecured long-term public debt rating.

                       PIONEER NATURAL RESOURCES COMPANY

        (THE INFORMATION AND AMOUNTS FOR INTERIM PERIODS ARE UNAUDITED)

     The obligations of the Borrower under the Credit Facility Agreements are guaranteed by Pioneer and certain of its subsidiaries unless and to the extent any such subsidiary has been designated as an "Unrestricted Subsidiary" by the Borrower pursuant to the Credit Facility Agreements. Certain subsidiaries of the Borrower which have not been designated as Unrestricted Subsidiaries have not provided guaranties because either (a) such guaranty would result in adverse tax consequences pursuant to Section 956 of the Internal Revenue Code of 1986, as amended, or (b) such subsidiary is prohibited from executing a guaranty pursuant to contractual restrictions. In these cases, the Borrower and certain of its subsidiaries have pledged a portion of the issued and outstanding capital stock of such subsidiaries as security for the obligations of the Borrower under the Credit Facility Agreements.

     The Credit Facility Agreements contain various restrictive covenants and compliance requirements, which include (a) minimum financial requirements; (b) limits on the incurrence of additional indebtedness; and (c) limitations on mergers.

     After the consummation of the Parker/Mesa Merger, Pioneer will have four outstanding debt issuances in addition to the new credit facilities described above. Such debt issuances consist of (i) $150 million aggregate principal amount of 8 7/8% senior notes issued by Parker & Parsley in 1995 and due in 2005, (ii) $150 million aggregate principal amount of 8 1/4% senior notes issued by Parker & Parsley in 1995 and due in 2007, (iii) $325 million aggregate principal amount of 10 5/8% Senior Subordinated Notes issued by Mesa in 1996 and due 2006 and (iv) $264 million aggregate principal amount of 11 5/8% Senior Subordinated Discount Notes issued by Mesa in 1996 and due 2006. These four issuances are or will be guaranteed by Pioneer (the parent of Pioneer Natural Resources USA, Inc.) subsequent to the Parker/Mesa Merger.

     EXCHANGE OF SUBSIDIARY PREFERRED SHARES TO COMMON STOCK. On July 28, 1997, Pioneer exercised its right to require each holder of the Preferred Shares to mandatorily exchange all Preferred Shares for shares of common stock of Pioneer in accordance with the terms of the original issue (see Note L). Subsequent to April 1, 1997, 125% of the applicable conversion price equaled $35.16. The closing price of Pioneer's common stock for the period from June 27, 1997 to July 25, 1997 ranged from $35.38 to $39.50, meeting the terms of the original issue.

     As a result of the exchange, the $188.8 million reflected in the caption "Preferred stock of subsidiary" in the accompanying Consolidated Balance Sheet as of June 30, 1997, will be reclassified into stockholders' equity with the issuance of approximately 6.7 million shares of common stock in exchange for the 3,776,400 Preferred Shares outstanding. In addition, Pioneer will no longer incur interest expense associated with the Preferred Shares of approximately $12 million per year.

                       PIONEER NATURAL RESOURCES COMPANY

                      UNAUDITED SUPPLEMENTARY INFORMATION
            YEARS ENDED DECEMBER 31, 1996, 1995, 1994, 1993 AND 1992

CAPITALIZED COSTS

                                                                   DECEMBER 31,
                                                              -----------------------
                                                                 1996         1995
                                                              ----------   ----------
                                                                  (IN THOUSANDS)
Oil and Gas Properties:
  Proved oil and gas properties.............................  $1,419,051   $1,450,290
  Unproved property.........................................       7,331       14,574
                                                              ----------   ----------
                                                               1,426,382    1,464,864
  Less accumulated depletion................................    (424,594)    (383,825)
  Net capitalized costs for oil and gas properties..........  $1,001,788   $1,081,039
                                                              ==========   ==========

COSTS INCURRED FOR OIL AND GAS PRODUCING ACTIVITIES

                                                 PROPERTY
                                            ACQUISITION COSTS                      TOTAL
                                           --------------------   EXPLORATION   DEVELOPMENT    COSTS
                                            PROVED     UNPROVED      COSTS         COSTS      INCURRED
                                           --------    --------   -----------   -----------   --------
YEAR ENDED DECEMBER 31, 1996:
  United States..........................  $ 15,699    $ 5,255      $31,568      $168,553     $221,075
  Foreign(a).............................        18         --        7,240         4,659       11,917
                                           --------    -------      -------      --------     --------
     Total costs incurred................  $ 15,717    $ 5,255      $38,808      $173,212     $232,992
                                           ========    =======      =======      ========     ========
YEAR ENDED DECEMBER 31, 1995:
  United States..........................  $ 46,796    $    --      $ 8,062      $130,461     $185,319
  Australia and Other Foreign............     1,698         --       21,129        10,877       33,704
                                           --------    -------      -------      --------     --------
     Total costs incurred................  $ 48,494    $    --      $29,191      $141,338     $219,023
                                           ========    =======      =======      ========     ========
YEAR ENDED DECEMBER 31, 1994:
  United States..........................  $401,826(b) $30,308      $ 8,370      $ 93,175     $533,679
  Australia and Other Foreign............   141,785     10,000       11,098         1,391      164,274
                                           --------    -------      -------      --------     --------
     Total costs incurred................  $543,611(b) $40,308      $19,468      $ 94,566     $697,953
                                           ========    =======      =======      ========     ========
YEAR ENDED DECEMBER 31, 1993(C):
  United States..........................  $317,928(d) $    --      $ 5,896      $ 91,663     $415,487
YEAR ENDED DECEMBER 31, 1992(C):
  United States..........................  $ 43,502    $    --      $ 1,057      $ 61,926     $106,485

---------------

(a) Includes $7.4 million of expenditures related to Pioneer's Australian properties prior to their sale in 1996. The remainder relates to Pioneer's interests in Argentine properties.

(b) Excludes approximately $1.9 million associated with properties held by Bridge Oil Limited and $12.8 million associated with properties acquired from PG&E Resources Company that were classified as assets held for resale.

(c) Pioneer did not incur any significant costs outside the United States in 1993 or 1992.

(d) Excludes approximately $197.8 million associated with properties acquired from the Prudential-Bache Energy limited partnerships that were classified as assets held for resale.

                       PIONEER NATURAL RESOURCES COMPANY

RESULTS OF OPERATIONS

                                                       FOR THE YEAR ENDED DECEMBER 31,
                                           -------------------------------------------------------
                                             1996        1995        1994        1993       1992
                                           ---------   ---------   ---------   --------   --------
                                                               (IN THOUSANDS)
UNITED STATES:
Oil and gas revenues.....................  $ 385,198   $ 329,915   $ 313,764   $207,208   $135,071
Production costs.........................   (106,898)   (118,487)   (120,687)   (78,310)   (51,774)
Exploration and abandonments.............     (9,222)     (6,795)     (8,774)    (2,220)    (3,412)
Geological and geophysical...............     (7,042)     (2,302)     (3,834)    (1,164)    (1,107)
Depletion................................    (98,655)   (125,165)   (120,520)   (62,854)   (37,402)
Impairment of oil and gas properties.....         --    (129,745)         --         --         --
                                           ---------   ---------   ---------   --------   --------
                                             163,381     (52,579)     59,949     62,660     41,376
Income tax benefit (provision)(a)........    (57,183)     18,403     (20,982)   (22,225)   (14,191)
                                           ---------   ---------   ---------   --------   --------
Results of operations for oil and gas
  producing activities...................  $ 106,198   $ (34,176)  $  38,967   $ 40,435   $ 27,185
                                           =========   =========   =========   ========   ========
AUSTRALIA:
Oil and gas revenues.....................  $  10,591   $  45,805   $  23,838   $     --   $     --
Production costs.........................     (3,300)    (12,418)     (6,431)        --         --
Exploration and costs....................        (15)     (6,779)     (3,401)        --         --
Geological and geophysical...............     (1,420)     (6,874)     (3,332)        --         --
Depletion................................     (3,917)    (20,303)    (11,182)        --         --
                                           ---------   ---------   ---------   --------   --------
                                               1,939        (569)       (508)
Income tax benefit (provision)(a)........       (698)        205         168         --         --
                                           ---------   ---------   ---------   --------   --------
Results of operations for oil and gas
  producing activities...................  $   1,241   $    (364)  $    (340)  $     --   $     --
                                           =========   =========   =========   ========   ========
ARGENTINA:
Oil and gas revenues.....................  $   1,142   $      --   $      --   $     --   $     --
Production costs.........................       (136)         --          --         --         --
Exploration and abandonments.............     (3,416)     (2,857)       (170)        --         --
Geological and geophysical...............       (592)     (1,945)     (1,236)        --         --
Depletion................................       (231)         --          --         --         --
                                           ---------   ---------   ---------   --------   --------
                                              (3,233)     (4,802)     (1,406)
Income tax benefit(a)....................      1,164       1,729         464         --         --
                                           ---------   ---------   ---------   --------   --------
Results of operations for oil and gas
  producing activities...................  $  (2,069)  $  (3,073)  $    (942)  $     --   $     --
                                           =========   =========   =========   ========   ========
TOTAL:
Oil and gas revenues.....................  $ 396,931   $ 375,720   $ 337,602   $207,208   $135,071
Production costs.........................   (110,334)   (130,905)   (127,118)   (78,310)   (51,774)
Exploration and abandonments.............    (12,653)    (16,431)    (12,345)    (2,220)    (3,412)
Geological and geophysical...............     (9,054)    (11,121)     (8,402)    (1,164)    (1,107)
Depletion................................   (102,803)   (145,468)   (131,702)   (62,854)   (37,402)
Impairment of oil and gas properties.....         --    (129,745)         --         --         --
                                           ---------   ---------   ---------   --------   --------
                                             162,087     (57,950)     58,035     62,660     41,376
Income tax benefit (provision)(a)........    (56,717)     20,337     (20,350)   (22,225)   (14,191)
                                           ---------   ---------   ---------   --------   --------
Results of operations for oil and gas
  producing activities...................  $ 105,370   $ (37,613)  $  37,685   $ 40,435   $ 27,185
                                           =========   =========   =========   ========   ========

---------------

(a) The income tax benefit (provision) is calculated using the current statutory tax rate for each jurisdiction.

                       PIONEER NATURAL RESOURCES COMPANY

RESERVE QUANTITY INFORMATION

     The estimates of Pioneer's proved oil and gas reserves, which are located principally in the United States, are based on evaluations audited by independent petroleum engineers with respect to Pioneer's major properties and prepared by Pioneer's engineers with respect to all other properties. Reserves were estimated in accordance with guidelines established by the U.S. Securities and Exchange Commission and the Financial Accounting Standards Board, which require that reserve estimates be prepared under existing economic and operating conditions with no provision for price and cost escalations except by contractual arrangements. The United States reserve estimates for 1996 utilize an oil price of $24.55 per Bbl (reflecting adjustments for oil quality and gathering and transportation costs) and a gas price of $3.97 per Mcf (reflecting adjustments for BTU content, gathering and transportation costs and gas processing and shrinkage).

     Oil and gas reserve quantity estimates are subject to numerous uncertainties inherent in the estimation of quantities of proved reserves and in the projection of future rates of production and the timing of development expenditures. The accuracy of such estimates is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of subsequent drilling, testing and production may cause either upward or downward revision of previous estimates. Further, the volumes considered to be commercially recoverable fluctuate with changes in prices and operating costs. Pioneer emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of currently producing oil and gas properties. Accordingly, these estimates are expected to change as additional information becomes available in the future.

                                                OIL (BBLS)                               NATURAL GAS (MCF)
                                 -----------------------------------------   ------------------------------------------
                                 UNITED                                      UNITED                                        TOTAL
                                 STATES    AUSTRALIA   ARGENTINA    TOTAL    STATES    AUSTRALIA   ARGENTINA    TOTAL      BOE'S
                                 -------   ---------   ---------   -------   -------   ---------   ---------   --------   -------
                                                                          (IN THOUSANDS)
Oil and Gas Producing
  Activities:
Total Proved Reserves:
Balance, January 1, 1992.......   67,018         --         --      67,018   232,165         --         --      232,165   105,712
  Revisions:
  Revisions of previous
    estimates..................    8,597         --         --       8,597    37,366         --         --       37,366    14,825
  Reserves added by developing
    drilling...................    1,628         --         --       1,628    31,650         --         --       31,650     6,903
  Purchases of
    minerals-in-place..........   14,019         --         --      14,019    35,878         --         --       35,878    19,999
  New discoveries and
    extensions.................       --         --         --          --        --         --         --           --        --
  Production...................   (4,732)        --         --      (4,732)  (24,636)        --         --      (24,636)   (8,838)
  Sales of minerals-in-place...   (2,330)        --         --      (2,330)   (8,751)        --         --       (8,751)   (3,789)
                                 -------    -------      -----     -------   -------   --------      -----     --------   -------
Balance, January 1, 1993.......   84,200         --         --      84,200   303,672         --         --      303,672   134,812
  Revisions:
  Revisions of previous
    estimates..................  (20,645)        --         --     (20,645)      965         --         --          965   (20,484)
  Reserves added by development
    drilling...................    7,454         --         --       7,454    21,905         --         --       21,905    11,105
  Purchases of
    minerals-in-place..........   30,681         --         --      30,681   248,256         --         --      248,256    72,057
  New discoveries and
    extensions.................      101         --         --         101       711         --         --          711       219
  Production...................   (7,549)        --         --      (7,549)  (40,659)        --         --      (40,659)  (14,325)
  Sales of minerals-in-place...     (238)        --         --        (238)   (7,098)        --         --       (7,098)   (1,421)
                                 -------    -------      -----     -------   -------   --------      -----     --------   -------
Balance, December 31, 1993.....   94,004         --         --      94,004   527,752         --         --      527,752   181,963
Continued on next page

                       PIONEER NATURAL RESOURCES COMPANY

                                                OIL (BBLS)                               NATURAL GAS (MCF)
                                 -----------------------------------------   ------------------------------------------
                                 UNITED                                      UNITED                                        TOTAL
                                 STATES    AUSTRALIA   ARGENTINA    TOTAL    STATES    AUSTRALIA   ARGENTINA    TOTAL      BOE'S
                                 -------   ---------   ---------   -------   -------   ---------   ---------   --------   -------
                                                                          (IN THOUSANDS)
Balance, January 1, 1994.......   94,004         --         --      94,004   527,752         --         --      527,752   181,963
  Revisions:
  Revisions of previous
    estimates..................   15,141       (199)        --      14,942    10,318        184         --       10,502    16,692
  Reserves added by development
    drilling...................   11,935         --         --      11,935    55,617         --         --       55,617    21,205
  Purchases of
    minerals-in-place..........   25,822     13,884         --      39,706   243,719    108,880         --      352,599    98,472
  New discoveries and
    extensions.................      135         --         --         135       452         --         --          452       210
  Production...................  (11,267)      (880)        --     (12,147)  (75,040)    (4,634)        --      (79,674)  (25,426)
  Sales of minerals-in-place...   (4,034)        --         --      (4,034)  (39,740)        --         --      (39,740)  (10,657)
                                 -------    -------      -----     -------   -------   --------      -----     --------   -------
Balance, December 31, 1994.....  131,736     12,805         --     144,541   723,078    104,430         --      827,508   282,459
  Revisions:
  Revisions of previous
    estimates..................    9,211      1,212         --      10,423    80,571     22,493         --      103,064    27,600
  Reserves added by development
    drilling...................   18,486         --         --      18,486    61,945         --         --       61,945    28,810
  Purchases of
    minerals-in-place..........    4,309         --         --       4,309    82,713         --         --       82,713    18,094
  New discoveries and
    extensions.................      761         --         --         761     6,015         --         --        6,015     1,764
  Production...................  (11,328)    (1,574)        --     (12,902)  (76,669)    (8,626)        --      (85,295)  (27,118)
  Sales of minerals-in-place...  (18,284)        --         --     (18,284)  (99,044)        --         --      (99,044)  (34,791)
                                 -------    -------      -----     -------   -------   --------      -----     --------   -------
Balance, December 31, 1995.....  134,891     12,443         --     147,334   778,609    118,297         --      896,906   296,818
  Revisions:
  Revisions of previous
    estimates..................    3,652         --         --       3,652   (11,790)        --         --      (11,790)    1,687
  Reserves added by development
    drilling...................   38,962         --         --      38,962   162,885         --         --      162,885    66,110
  Purchases of
    minerals-in-place..........      300         --         --         300    11,494         --         --       11,494     2,216
  New discoveries and
    extensions.................      760         --      1,159       1,919    17,607         --      1,108       18,715     5,038
  Production...................  (10,872)      (349)       (54)    (11,275)  (73,924)    (1,927)        --      (75,851)  (23,916)
  Sales of minerals-in-place...   (4,857)   (12,094)        --     (16,951)  (56,613)  (116,370)        --     (172,983)  (45,782)
                                 -------    -------      -----     -------   -------   --------      -----     --------   -------
Balance, December 31, 1996.....  162,836         --      1,105     163,941   828,268         --      1,108      829,376   302,171
                                 =======    =======      =====     =======   =======   ========      =====     ========   =======
Proved Developed Reserves:
  January 1, 1992..............   40,644         --         --      40,644   168,672         --         --      168,672    68,756
                                 =======    =======      =====     =======   =======   ========      =====     ========   =======
  December 31, 1992............   52,736         --         --      52,736   245,505         --         --      245,505    93,654
                                 =======    =======      =====     =======   =======   ========      =====     ========   =======
  December 31, 1993............   74,217         --         --      74,217   442,270         --         --      442,270   147,929
                                 =======    =======      =====     =======   =======   ========      =====     ========   =======
  December 31, 1994............   99,520      7,548         --     107,068   591,472     31,303         --      622,775   210,864
                                 =======    =======      =====     =======   =======   ========      =====     ========   =======
  December 31, 1995............  101,310      7,610         --     108,920   615,328     30,738         --      646,066   216,598
                                 =======    =======      =====     =======   =======   ========      =====     ========   =======
  December 31, 1996............  126,163         --        207     126,370   660,174         --         --      660,174   236,399
                                 =======    =======      =====     =======   =======   ========      =====     ========   =======

STANDARDIZED MEASURE OF DISCOUNTED FUTURE NET CASH FLOWS

     The standardized measure of discounted future net cash flows is computed by applying year-end prices of oil and gas (with consideration of price changes only to the extent provided by contractual arrangements) to the estimated future production of proved oil and gas reserves less estimated future expenditures (based on year-end costs) to be incurred in developing and producing the proved reserves, discounted using a rate of 10% per year to reflect the estimated timing of the future cash flows. Future income taxes are calculated by comparing discounted future cash flows to the tax basis of oil and gas properties plus available carryforwards and credits and applying the current tax rates to the difference.

                       PIONEER NATURAL RESOURCES COMPANY

     Discounted future cash flow estimates like those shown below are not intended to represent estimates of the fair value of oil and gas properties. Estimates of fair value should also consider probable reserves, anticipated future oil and gas prices, interest rates, changes in development and production costs and risks associated with future production. Because of these and other considerations, any estimate of fair value is necessarily subjective and imprecise.

                                       1996           1995           1994          1993(A)        1992(A)
                                    -----------    -----------    -----------    -----------    -----------
                                                                            FOR THE YEAR ENDED DECEMBER 31,
                                    -----------------------------------------------------------------------)
                                                                                              (IN THOUSANDS
UNITED STATES
Oil and gas producing activities:
  Future cash inflows.............  $ 7,280,710    $ 4,134,327    $ 3,447,519    $ 2,414,157    $ 2,195,429
  Future production costs.........   (2,325,274)    (1,618,191)    (1,513,188)    (1,023,897)      (884,139)
  Future development costs........     (196,410)      (164,794)      (133,580)       (72,205)       (98,409)
  Future income tax expense.......   (1,385,399)      (523,755)      (276,118)      (197,312)      (269,562)
                                    -----------    -----------    -----------    -----------    -----------
                                      3,373,627      1,827,587      1,524,633      1,120,743        943,319
  10% annual discount factor......   (1,574,103)      (727,743)      (547,893)      (389,159)      (394,866)
                                    -----------    -----------    -----------    -----------    -----------
  Standardized measure of
    discounted future net cash
    flows.........................  $ 1,799,524    $ 1,099,844    $   976,740    $   731,584    $   548,453
                                    ===========    ===========    ===========    ===========    ===========
AUSTRALIA
Oil and gas producing activities:
  Future cash inflows.............  $        --    $   428,191    $   358,903    $        --    $        --
  Future production costs.........           --       (136,681)       (88,630)            --             --
  Future development costs........           --        (47,085)       (48,251)            --             --
  Future income tax expense.......           --        (69,649)       (58,393)            --             --
                                    -----------    -----------    -----------    -----------    -----------
                                             --        174,776        163,629             --             --
  10% annual discount factor......           --        (70,831)       (68,712)            --             --
                                    -----------    -----------    -----------    -----------    -----------
  Standardized measure of
    discounted future net cash
    flows.........................  $        --    $   103,945    $    94,917    $        --    $        --
                                    ===========    ===========    ===========    ===========    ===========
ARGENTINA
Oil and gas producing activities:
  Future cash inflows.............  $    28,211    $        --    $        --    $        --    $        --
  Future production costs.........       (8,099)            --             --             --             --
  Future development costs........       (4,456)            --             --             --             --
  Future income tax expense.......           --             --             --             --             --
                                    -----------    -----------    -----------    -----------    -----------
                                         15,656             --             --             --             --
  10% annual discount factor......       (7,615)            --             --             --             --
                                    -----------    -----------    -----------    -----------    -----------
  Standardized measure of
    discounted future net cash
    flows.........................  $     8,041    $        --    $        --    $        --    $        --
                                    ===========    ===========    ===========    ===========    ===========
TOTAL
Oil and gas producing activities:
  Future cash inflows.............  $ 7,308,921    $ 4,562,518    $ 3,806,422    $ 2,414,157    $ 2,195,429
  Future production costs.........   (2,333,373)    (1,754,872)    (1,601,818)    (1,023,897)      (884,139)
  Future development costs........     (200,866)      (211,879)      (181,831)       (72,205)       (98,409)
  Future income tax expense.......   (1,385,399)      (593,404)      (334,511)      (197,312)      (269,562)
                                    -----------    -----------    -----------    -----------    -----------
                                      3,389,283      2,002,363      1,688,262      1,120,743        943,319
  10% annual discount factor......   (1,581,718)      (798,574)      (616,605)      (389,159)      (394,866)
                                    -----------    -----------    -----------    -----------    -----------
  Standardized measure of
    discounted future net cash
    flows.........................  $ 1,807,565    $ 1,203,789    $ 1,071,657    $   731,584    $   548,453
                                    ===========    ===========    ===========    ===========    ===========

                       PIONEER NATURAL RESOURCES COMPANY

                                                       YEAR ENDED DECEMBER 31,
                                     -----------------------------------------------------------
                                        1996         1995         1994        1993        1992
                                     ----------   ----------   ----------   ---------   --------
                                                           (IN THOUSANDS)
Oil and gas producing activities:
  Oil and gas sales, net of
     production costs..............  $ (286,597)  $ (244,815)  $ (210,484)  $(128,898)  $(83,297)
  Net changes in prices and
     production costs..............     866,196      221,581      (25,789)   (182,757)    25,898
  Extensions and discoveries.......      53,314       12,321        1,781       1,557         --
  Sales of minerals-in-place.......    (185,859)    (139,250)     (63,581)     (6,294)   (13,661)
  Purchases of minerals-in-place...      20,606       53,628      451,127     383,249     79,535
  Revisions of estimated future
     development costs.............     (73,587)     (47,459)     (20,383)      7,899     (4,734)
  Revisions of previous quantity
     estimates and reserves added
     by development drilling.......     569,529      288,445      159,210     (32,316)   103,492
  Accretion of discount............     123,174      105,891       90,190      61,460     42,865
  Changes in production rates,
     timing and other..............    (106,896)      (3,496)       1,504      16,569     35,659
                                     ----------   ----------   ----------   ---------   --------
  Change in present value of future
     net revenues..................     979,880      246,846      383,575     120,469    185,757
  Net change in present value of
     future income taxes...........    (376,104)    (114,714)     (43,502)     62,662    (49,985)
                                     ----------   ----------   ----------   ---------   --------
                                        603,776      132,132      340,073     183,131    135,772
  Balance, beginning of year.......   1,203,789    1,071,657      731,584     548,453    412,681
                                     ----------   ----------   ----------   ---------   --------
  Balance, end of year.............  $1,807,565   $1,203,789   $1,071,657   $ 731,584   $548,453
                                     ==========   ==========   ==========   =========   ========

SELECTED QUARTERLY FINANCIAL RESULTS

                                                                       QUARTER
                                                     -------------------------------------------
                                                      FIRST     SECOND(A)    THIRD     FOURTH(A)
                                                     --------   ---------   --------   ---------
                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
1996
  Operating revenues...............................  $103,444   $ 99,674    $ 97,019   $120,608
  Total revenues...................................   118,282    182,508     111,230    123,323
  Costs and expenses...............................    91,272     82,952      74,765     86,006
  Net income.......................................    14,710     80,156      20,965     24,417
  Net income per share.............................       .41       2.24         .58        .68
1995
  Operating revenues...............................  $123,580   $126,760    $113,347   $122,075
  Total revenues...................................   122,341    152,449     115,329    123,627
  Costs and expenses...............................   143,919    244,453     124,836    150,545
  Loss before extraordinary item...................   (14,778)   (62,403)     (6,908)   (20,018)
  Loss before extraordinary item per share.........      (.42)     (1.77)       (.20)      (.56)
  Net loss.........................................   (14,778)   (62,403)     (6,908)   (15,680)
  Net loss per share...............................      (.42)     (1.77)       (.20)      (.44)

                       PIONEER NATURAL RESOURCES COMPANY

                                                                       QUARTER
                                                     -------------------------------------------
                                                      FIRST     SECOND(A)    THIRD     FOURTH(A)
                                                     --------   ---------   --------   ---------
                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
1994
  Operating revenues...............................  $ 98,143   $100,305    $141,297   $139,988
  Total revenues...................................   102,953    100,895     146,267    146,048
  Costs and expenses...............................   102,060     95,111     157,606    161,877
  Income (loss) before extraordinary item..........       393      3,484      (8,289)    (9,579)
  Income (loss) before extraordinary item per
     share.........................................       .01        .12        (.29)      (.28)
  Net income (loss)................................       393      3,484      (8,968)    (9,528)
  Net income (loss) per share......................       .01        .12        (.29)      (.28)
1993
  Operating revenues...............................  $ 56,087   $ 84,751    $ 92,476   $ 95,153
  Total revenues...................................    57,534     95,090     106,691     96,760
  Costs and expenses...............................    48,314     69,329      95,022     95,007
  Income before cumulative effect of accounting
     change........................................     6,020     16,961       7,369      1,053
  Income before cumulative effect of accounting
     change per share..............................       .22        .61         .26        .04
  Net income.......................................    23,120     16,961       7,369      1,053
  Net income per share.............................       .84        .61         .26        .04
1992
  Operating revenues...............................  $ 43,090   $ 46,900    $ 52,640   $ 58,397
  Costs and expenses...............................    41,223     43,240      45,008     49,802
  Net income.......................................     3,557      4,497       8,968     10,124
  Net income per share.............................       .17        .17         .33        .37

---------------

(a) The second and fourth quarters of 1995 include a SFAS 121 impairment charge of $101.3 million and $29.2 million, respectively. See Note T of the Notes to the Consolidated Financial Statements above.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To MESA Inc.:

     We have audited the accompanying consolidated balance sheets of MESA Inc. (a Texas corporation) and subsidiaries as of December 31, 1996, 1995, 1994, 1993, and 1992, and the related consolidated statements of operations, cash flows and changes in stockholders' equity for each of the five years in the period ended December 31, 1996. These financial statements are the responsibility of MESA's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MESA Inc. and subsidiaries as of December 31, 1996, 1995, 1994, 1993, and 1992, and the results of their operations and cash flows for each of the five years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                            /s/ ARTHUR ANDERSEN LLP

Dallas, Texas,
  February 27, 1997
  (except with respect to the
  Kansas Ad Valorem Tax
  matter discussed in Note 10,
  as to which the date is
  September 30, 1997)

                                   MESA INC.

                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                     ASSETS

                                                                              DECEMBER 31,
                                                            JUNE 30,     -----------------------
                                                              1997          1996         1995
                                                           -----------   ----------   ----------
                                                           (UNAUDITED)
Current assets:
  Cash and cash investments..............................  $   20,751    $16,681....  $  149,143
  Investments............................................          --            --       38,280
  Accounts and notes receivable..........................      45,077        63,410       44,734
  Other..................................................       5,004         4,186        4,590
                                                           ----------    ----------   ----------
          Total current assets...........................      70,832        84,277      236,747
                                                           ----------    ----------   ----------
Property, plant and equipment:
  Oil and gas properties, wells and equipment, using the
     successful efforts method of accounting.............   2,337,133     1,975,684    1,930,879
  Office and other.......................................      39,954        36,740       41,603
  Accumulated depreciation, depletion and amortization...  (1,025,355)     (966,040)    (867,665)
                                                           ----------    ----------   ----------
                                                            1,351,732     1,046,384    1,104,817
                                                           ----------    ----------   ----------
Other assets:
  Restricted cash of subsidiary Partnership..............          --            --       57,731
  Gas balancing receivable...............................      42,978        61,204       56,020
  Other..................................................      39,916        22,014       31,509
                                                           ----------    ----------   ----------
                                                               82,894        83,218      145,260
                                                           ----------    ----------   ----------
                                                           $1,505,458    $1,213,879   $1,486,824
                                                           ==========    ==========   ==========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current maturities on long-term debt...................  $    5,305    $    5,305   $  101,413
  Accounts payable.......................................       2,423        10,085        2,996
  Interest payable.......................................      23,436        21,150       60,465
  Other accrued liabilities..............................      27,786        32,960       28,072
                                                           ----------    ----------   ----------
          Total current liabilities......................      58,950        69,500      192,946
                                                           ----------    ----------   ----------
Long-term debt...........................................   1,102,999       802,772    1,135,330
Deferred revenue.........................................      14,793        14,977       17,578
Other liabilities........................................      65,239        61,136       73,966
Contingencies
Stockholders' Equity:
  8% cumulative convertible preferred stock, $.01 par
     value, authorized 500,000,000 shares; outstanding
     126,557,019, 121,643,686, and no shares,
     respectively........................................       1,266         1,216           --
  Common stock, $.01 par value, authorized 600,000,000
     shares; outstanding 64,279,568, 64,279,568 and
     64,050,009 shares, respectively.....................         643           643          640
  Additional paid-in capital.............................     667,860       656,805      398,965
  Accumulated deficit....................................    (406,292)     (393,170)    (332,601)
                                                           ----------    ----------   ----------
                                                              263,477       265,494       67,004
                                                           ----------    ----------   ----------
                                                           $1,505,458    $1,213,879   $1,486,824
                                                           ==========    ==========   ==========

          See accompanying notes to consolidated financial statements.

                                   MESA INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                 SIX MONTHS ENDED
                                     JUNE 30,                          YEAR ENDED DECEMBER 31,
                                -------------------   ---------------------------------------------------------
                                  1997       1996       1996        1995        1994        1993        1992
                                --------   --------   ---------   ---------   ---------   ---------   ---------
                                    (UNAUDITED)
Revenues:
  Natural gas.................  $ 88,810   $ 94,810   $ 184,595   $ 129,534   $ 139,580   $ 141,798   $ 157,672
  Natural gas liquids.........    50,439     43,115      97,561      75,321      72,771      61,427      59,669
  Oil and condensate..........    26,087      8,847      18,180      19,594       7,877      12,428      18,701
  Other.......................     6,801      5,193      11,075      10,510       8,509       6,551       1,070
                                --------   --------   ---------   ---------   ---------   ---------   ---------
                                 172,137    151,965     311,411     234,959     228,737     222,204     237,112
                                --------   --------   ---------   ---------   ---------   ---------   ---------
Costs and expenses:
  Lease operating.............    35,281     25,039      54,447      49,447      51,218      49,000      42,322
  Production and other
    taxes.....................    12,048     10,299      20,071      18,403      21,306      20,332      18,631
  Exploration charges.........     8,067      2,814       5,431       6,604       5,157       2,705      10,008
  General and
    administrative............     9,277     14,538      31,473      26,749      28,649      25,237      24,460
  Depreciation, depletion and
    amortization..............    56,510     46,064      96,473      85,791      93,724     102,918     115,470
  Impairment of long-lived
    assets....................     2,907      6,828       6,828          --          --          --          --
                                --------   --------   ---------   ---------   ---------   ---------   ---------
                                 124,090    105,582     214,723     186,994     200,054     200,192     210,891
                                --------   --------   ---------   ---------   ---------   ---------   ---------
Operating income..............    48,047     46,383      96,688      47,965      28,683      22,012      26,221
                                --------   --------   ---------   ---------   ---------   ---------   ---------
Other income (expense):
  Interest income.............       764      6,964       7,749      15,922      13,457      10,704      13,504
  Interest expense............   (48,335)   (73,913)   (121,135)   (148,630)   (144,757)   (142,002)   (143,392)
  Gains from investments......        --      9,349       9,418      18,420       6,698       3,954       7,808
  Gains from collections from
    Bicoastal Corporation.....        --         --       2,548       6,352      16,577      18,450          --
  Gains on dispositions of oil
    and gas properties........        --         --          --          --          --       9,600      12,250
  Litigation settlement.......        --         --          --          --          --     (42,750)         --
  Gain from adjustment of
    contingency reserve.......        --     15,000      15,000          --          --      24,000          --
  Other.......................    (2,493)     1,821      (1,929)      2,403      (4,011)     (6,416)     (5,623)
                                --------   --------   ---------   ---------   ---------   ---------   ---------
                                 (50,064)   (40,779)    (88,349)   (105,533)   (112,036)   (124,460)   (115,453)
                                --------   --------   ---------   ---------   ---------   ---------   ---------
Net income (loss) before
  extraordinary item..........    (2,017)     5,604       8,339     (57,568)    (83,353)   (102,448)    (89,232)
Extraordinary loss on debt
  extinguishment..............        --         --     (59,386)         --          --          --          --
                                --------   --------   ---------   ---------   ---------   ---------   ---------
  Net income (loss)...........  $ (2,017)  $  5,604   $ (51,047)  $ (57,568)  $ (83,353)  $(102,448)  $ (89,232)
                                ========   ========   =========   =========   =========   =========   =========
Dividends on preferred
  stock.......................   (11,105)        --      (9,522)         --          --          --          --
                                --------   --------   ---------   ---------   ---------   ---------   ---------
Net income (loss) applicable
  to Common
  Stock.......................  $(13,122)  $  5,604   $ (60,569)  $ (57,568)  $ (83,353)  $(102,448)  $ (89,232)
                                ========   ========   =========   =========   =========   =========   =========
Income (loss) per common share
  before extraordinary item...  $   (.20)  $    .09   $    (.02)  $    (.90)  $   (1.42)  $    2.61   $   (2.31)
Loss per common share on
  extraordinary item..........        --         --        (.92)         --          --          --          --
                                --------   --------   ---------   ---------   ---------   ---------   ---------
Net Income (loss) per common
  share.......................  $   (.20)  $    .09   $    (.94)  $    (.90)  $   (1.42)  $   (2.61)  $   (2.31)
                                ========   ========   =========   =========   =========   =========   =========
Weighted average common shares
  outstanding.................    64,280     64,053      64,164      64,050      58,860      39,272      38,571
                                ========   ========   =========   =========   =========   =========   =========

          See accompanying notes to consolidated financial statements.

                                   MESA INC.

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                 (IN THOUSANDS)

                                                   8% CUMULATIVE     8% CUMULATIVE
                                                     SERIES A          SERIES B
                                 COMMON STOCK     PREFERRED STOCK   PREFERRED STOCK              ADDITIONAL
                                ---------------   ---------------   ---------------   PAID-IN    ACCUMULATED
                                SHARES   AMOUNT   SHARES   AMOUNT   SHARES   AMOUNT   CAPITAL      DEFICIT
                                ------   ------   ------   ------   ------   ------   --------   -----------
Balance, January 1, 1992......  38,571    $386       --     $ --       --     $ --    $273,198    $      --
  Net loss....................     --       --       --       --       --       --          --      (89,232)
                                ------    ----    ------    ----    ------    ----    --------    ---------
Balance, December 31, 1992....  38,571     386       --       --       --       --     273,198      (89,232)
  Net loss....................     --       --       --       --       --       --          --     (102,448)
  Common stock issued for 0%
    convertible notes.........  7,523       75       --       --       --       --      29,239           --
  Common stock issues for the
    partial conversion of
    General Partner minority
    interest..................    417        4       --       --       --       --         907           --
                                ------    ----    ------    ----    ------    ----    --------    ---------
Balance, December 31, 1993....  46,511     465       --       --       --       --     303,344     (191,680)
  Net loss....................     --       --       --       --       --       --          --      (83,353)
  Common stock issues for the
    conversion of the
    remaining General Partner
    minority interest.........  1,251       13       --       --       --       --       2,716           --
  Common stock issued in
    secondary public
    offering..................  16,288     162       --       --       --       --      92,905           --
                                ------    ----    ------    ----    ------    ----    --------    ---------
Balance, December 31, 1994....  64,050     640       --       --       --       --     398,965     (275,033)
  Net loss....................     --       --       --       --       --       --          --      (57,568)
                                ------    ----    ------    ----    ------    ----    --------    ---------
Balance, December 31, 1995....  64,050     640       --       --       --       --     398,965     (332,601)
  Net loss....................     --       --       --       --       --       --          --      (51,047)
  Stock options exercised.....    211        3       --       --       --       --       1,103           --
  8% Cumulative Convertible
    Preferred Stock issued....     --       --    58,599     586    58,850     588     247,257           --
  8% Cumulative Convertible
    Preferred Stock
    dividends.................     --       --    1,863       18    2,351       24       9,480       (9,522)
  8% Cumulative Convertible
    Preferred Stock converted
    to Common Stock...........     19       --      (19)      --       --       --          --           --
                                ------    ----    ------    ----    ------    ----    --------    ---------
Balance, December 31, 1996....  64,280     643    60,443     604    61,201     612     656,805     (393,170)
  Net loss....................                                                                       (2,017)
  Dividends...................     --       --    2,441       25    2,472       25      11,055      (11,105)
                                ------    ----    ------    ----    ------    ----    --------    ---------
Balance, June 30, 1997........  64,280    $643    62,884    $629    63,673    $637    $667,860    $(406,292)
                                ======    ====    ======    ====    ======    ====    ========    =========

          See accompanying notes to consolidated financial statements.

                                   MESA INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                             SIX MONTHS ENDED
                                                 JUNE 30,                          YEAR ENDED DECEMBER 31,
                                           --------------------   ----------------------------------------------------------
                                             1997        1996        1996         1995       1994        1993        1992
                                           ---------   --------   -----------   --------   ---------   ---------   ---------
                                               (UNAUDITED)
Cash flows from operating activities:
  Net income (loss)......................  $  (2,017)  $  5,604   $   (51,047)  $(57,568)  $ (83,353)  $(102,448)  $ (89,232)
  Adjustments to reconcile net income
    (loss) to net cash provided by
    operating activities:
    Depreciation, depletion and
      amortization.......................     56,510     46,064        96,473     85,791      93,724     102,918     115,470
    Impairment of long-term assets.......      2,907      6,828         6,828         --          --          --          --
    Gains on dispositions of oil and gas
      properties.........................         --         --            --         --          --      (9,600)    (12,250)
    Accreted interest on discount
      notes..............................      9,227       (215)        7,603     38,957      79,352      49,160          --
    Accrued interest exchanged for
      discount notes.....................         --         --            --         --          --      15,395          --
    Gain from adjustment of contingency
      reserves...........................         --         --       (15,000)        --          --     (24,000)         --
    Decrease in deferred natural gas
      revenue............................         --         --        (2,686)    (4,219)       (785)     (3,370)    (10,287)
    Natural gas hedging activities.......         --                       --     (9,715)      9,715         324      (8,357)
    Sales of investments.................         --     47,625        47,698     48,555      18,771      39,283     126,217
    Purchases of investments.............       (405)        --            --    (49,003)    (19,866)    (34,711)   (102,161)
    Gains from investments...............         --     (9,349)       (9,418)   (18,420)     (6,698)     (3,954)     (7,808)
    Debt prepayment premium..............         --         --        51,612         --          --          --          --
    (Increase) decrease in accounts
      receivables........................     11,554    (20,053)      (18,209)   (12,047)      5,934       1,986        (585)
    Decrease (increase) in gas balancing
      receivables........................         --         --        (5,086)     1,516      (7,840)     (4,942)    (17,772)
    Increase (decrease) in payables and
      accrued liabilities................         --         --       (26,103)    45,243      (3,142)    (15,887)     (7,814)
    Settlement of prior year tax
      claims.............................         --         --            --         --          --     (12,931)         --
    Litigation settlement................         --         --            --         --     (42,750)     42,750          --
    Other................................      9,986      2,069        18,648        151       5,535      (7,481)     10,196
                                           ---------   --------   -----------   --------   ---------   ---------   ---------
        Net cash provided by (used in)
          operating activities...........     87,762     78,573       101,313     69,241      48,597      32,492      (4,383)
                                           ---------   --------   -----------   --------   ---------   ---------   ---------
Cash flows from investing activities:
  Capital expenditures...................   (371,960)   (19,664)      (50,223)   (42,297)    (32,590)    (29,636)    (69,201)
  Proceeds from disposition of oil and
    gas properties.......................         --         --            --         --          --      26,118      11,424
  Collection of notes receivable.........         --         --            --         --          --      47,501      28,181
  Other..................................        280        (90)        5,188        860      (7,660)     (6,461)    (11,494)
                                           ---------   --------   -----------   --------   ---------   ---------   ---------
        Net cash provided by (used in)
          investing activities...........   (371,680)   (19,754)      (45,035)   (41,437)    (40,250)     37,522     (41,090)
                                           ---------   --------   -----------   --------   ---------   ---------   ---------
Cash flows from financing activities:
  Issuance of stock......................         --         --       248,431         --      93,067          --          --
  Repayments of long-term debt...........    (58,000)   (34,865)   (1,406,366)   (25,507)   (175,107)    (80,102)    (24,550)
  Long-term borrowings...................    349,000         --       970,097         --      77,754          --          --
  Debt issuance costs....................         --         --       (19,109)        --          --      (9,651)         --
  Debt prepayment premium................         --         --       (51,612)        --          --          --          --
  Restricted cash of subsidiary
    partnership..........................         --         --        57,731         --          --          --          --
  Other..................................     (3,012)     1,294        12,088      3,424         652       1,251      (4,935)
                                           ---------   --------   -----------   --------   ---------   ---------   ---------
        Net cash provided by (used in)
          financing activities...........    287,988    (33,571)     (188,740)   (22,083)     (3,634)    (88,502)    (29,485)
                                           ---------   --------   -----------   --------   ---------   ---------   ---------
Net increase (decrease) in cash and cash
  investments............................      4,070     25,248      (132,462)     5,721       4,713     (18,488)    (74,958)
Cash and cash investments at beginning of
  year...................................     16,681    149,143       149,143    143,422     138,709     157,197     232,155
                                           ---------   --------   -----------   --------   ---------   ---------   ---------
Cash and cash investments at end of
  year...................................  $  20,751   $174,391   $    16,681   $149,143   $ 143,422   $ 138,709   $ 157,197
                                           ---------   --------   -----------   --------   ---------   ---------   ---------

          See accompanying notes to consolidated financial statements.

                                   MESA INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Mesa Inc., a Texas corporation, was formed in 1991 to reorganize the business of Mesa Limited Partnership. Unless the context otherwise requires, as used herein the term "Mesa" refers to Mesa Inc. and its subsidiaries taken as a whole and includes its predecessor.

     Mesa is primarily in the business of acquiring, exploring for, developing, producing, processing and selling natural gas and oil in the United States. Over 65% of Mesa's annual equivalent production is natural gas and the balance is principally natural gas liquids. Mesa's primary producing areas are the Hugoton field of southwest Kansas, the West Panhandle field of Texas and the Gulf of Mexico offshore Texas and Louisiana. Production from Mesa's properties has access to a substantial portion of the major metropolitan markets in the United States, primarily in the midwest and northeast, through numerous pipelines and other purchasers.

     Subsequent to June 30, 1997, the stockholders of Parker & Parsley Petroleum Company ("Parker & Parsley") and Mesa approved an Amended and Restated Agreement and Plan of Merger that resulted in the formation of Pioneer Natural Resources Company. In accordance with the provisions of Accounting Principles Board No. 16, "Business Combinations", the merger was treated as an acquisition of Mesa by Parker & Parsley. As a result, the historical financial statements of Pioneer are those of Parker & Parsley and will present the addition of Mesa's assets and liabilities as an acquisition by Pioneer in August 1997. The results discussed below relate to the activity of Mesa prior to the merger and are not indicative of future results of Pioneer.

PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements reflect the consolidated accounts of Mesa and its subsidiaries after elimination of intercompany transactions. Certain reclassifications have been made to amounts reported in previous years to conform to 1997 presentation. Amounts as of June 30, 1997 and 1996 or for the six months periods then ended are unaudited.

STATEMENTS OF CASH FLOWS

     For purposes of the statements of cash flows, Mesa classifies all highly liquid investments with original maturities of three months or less as cash and cash investments.

OIL AND GAS PROPERTIES

     Under the successful efforts method of accounting, all costs of acquiring unproved oil and gas properties and drilling and equipping exploratory wells are capitalized pending determination of whether the properties have proved reserves. If an exploratory well is determined to be nonproductive, the drilling and equipment costs of the well are expensed at that time. All development drilling and equipment costs are capitalized. Capitalized costs of proved properties and estimated future dismantlement and abandonment costs are amortized on a property-by-property basis using the unit-of-production method whereby the ratio of quarterly production to beginning of period proved oil and gas reserves is applied to the remaining net book value of such properties. Oil and gas reserve quantities represent estimates only and there are numerous uncertainties inherent in the estimation process. Actual future production may be materially different from amounts estimated and such differences could materially affect future amortization of proved properties. Geological and geophysical costs and delay rentals are expensed as incurred.

     In 1996 Mesa adopted Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," ("SFAS No. 121") which establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles and goodwill. SFAS No. 121 requires a review for impairment whenever circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review for recoverability, Mesa estimates future

                                   MESA INC.

cash flows (undiscounted and without interest charges) expected to result from use of an asset and its eventual disposition. Impairment is recognized only if the carrying amount of an asset is greater than the expected future cash flows. The amount of impairment is based on the fair value of the asset. Under SFAS No. 121, each property is individually evaluated for impairment. Impairment of long-lived assets in the accompanying Consolidated Statement of Operations includes $6.8 million for the six months ended June 30, 1996 and the year ended December 31, 1996 and includes $2.9 million for the six months ended June 30, 1997 resulting from impairment of long-term assets in accordance with SFAS No.
121. The 1996 impairment relates primarily to a Gulf of Mexico oil and gas property, and the 1997 impairment relates to assets held for resale at June 30, 1997.

INCOME (LOSS) PER COMMON SHARE

     The computations of loss per common share are based on the weighted average number of common shares outstanding during each period after deducting amounts attributable to dividends on preferred stock.

INVESTMENTS

     On January 1, 1994, Mesa adopted Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities," which addresses the accounting and reporting for investment in equity securities that have readily determinable fair values and for all investments in debt securities. Mesa's portfolio of securities is classified as "trading securities" under the provisions of SFAS No. 115 and is reported at fair value, with unrealized gains and losses included in net income (loss) for the current period. The cost of securities sold is determined on the first-in, first-out basis. Prior to January 1, 1994, investments in marketable securities were stated at the lower of cost or market. The adoption of SFAS No. 115 did not have a material effect on the financial position or results of operations of Mesa.

     Mesa enters into various futures contracts which are not intended to be hedges of future natural gas or crude oil production. Investments in such contracts are periodically adjusted to market prices and gains and losses are included in gains from futures and securities investments in the statements of operations.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The carrying values of cash, marketable securities, notes receivable, short-term trade receivables and payables, and restricted cash approximate fair value. The carrying values of the commodity price and interest rate swaps, futures and options represent their required cash deposits, if any, plus or minus unrealized gains and losses, if acquired for trading purposes. The fair value of commodity price and interest rate swaps, futures and options is estimated based on the market value of the underlying instruments (see Note 3). The fair value of long-term debt is estimated based on the market prices for Mesa's publicly traded debt and on current rates available for similar debt with similar maturities and security for Mesa's remaining debt (see Note 4).

REVENUES

     Mesa recognizes its ownership interest in oil and condensate, natural gas liquids and natural gas production as revenue. Actual natural gas production quantities sold may be different from Mesa's ownership share of production in a given period. Mesa records these differences as gas balancing receivables or as deferred revenue. Net gas balancing underproduction represented approximately 3% of total equivalent production for the year ended December 31, 1996, compared with 2% during the same period in 1995, 5% in 1994, 3% in 1993 and 12% in 1992. The gas balancing receivable or deferred revenue component of natural gas and natural gas liquids revenues in future periods is dependent on future rates of production, field allowables and the amount of production taken by Mesa or by its joint interest partners.

                                   MESA INC.

     Mesa periodically utilizes financial and physical energy markets as a hedge against natural gas price fluctuations. Gains or losses on hedges are deferred and recognized as natural gas revenue when the hedged production occurs. Mesa recognized net losses of $1.8 million and $324,000 in 1996 and 1993, respectively, and net gains of $12.7 million, $895,000 and $5.6 million in 1995, 1994 and 1992, respectively, related to hedging activities. During the six months ended June 30, 1997, Mesa recognized net gains from hedging activities of $1.1 million. Mesa did not hedge production during the first six months of 1996.

TAXES

     Mesa provides for income taxes using the asset and liability method under which deferred income taxes are recognized for the tax consequences of "temporary differences" by applying enacted statutory tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. The effect on deferred taxes of a change in tax laws or tax rates is recognized in income in the period that includes the enactment date.

USE OF ESTIMATES

     The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

(2)  RECAPITALIZATION

     In August of 1996, Mesa completed a recapitalization of its balance sheet that entailed issuing $265 million in new preferred equity and repaying and refinancing substantially all of its $1.2 billion of then existing long-term debt (the "Recapitalization"). The structure and effects of the Recapitalization are described below.

SERIES A & B PREFERRED EQUITY SALES

     On April 26, 1996, Mesa entered into a stock purchase agreement with DNR-Mesa Holdings L.P., a Texas limited partnership ("DNR"), whose sole general partner is Rainwater Inc., a Texas corporation owned by Richard E. Rainwater. The sale of shares to DNR and certain other matters were approved by Mesa's stockholders at a special meeting on June 25, 1996. On July 2, 1996, DNR purchased, in a private placement, approximately 58.8 million shares of a new class of Series B 8% Cumulative Convertible Preferred Stock ("Series B Preferred"). On July 5, 1996, Mesa commenced a rights offering for approximately
58.6 million shares of a new class of Series A 8% Cumulative Convertible Preferred Stock ("Series A Preferred") to its existing stockholders (the "Rights Offering"). Stockholders received .912 rights in respect of each share of common stock held. Each full right was exercisable for one share of Series A Preferred at an exercise price of $2.26 per share, the same per share price at which DNR purchased shares of Series B Preferred. The Rights Offering was substantially oversubscribed and on August 8, 1996, Mesa issued approximately 58.6 million shares of Series A Preferred to rights holders who exercised their rights.

     As a result of the stock issuances and the subsequent pay-in-kind quarterly dividends on the Series A and Series B Preferred, at December 31, 1996, DNR owned approximately 32.92% of Mesa's fully diluted common shares (excluding outstanding stock options). (See Note 6 for a more detailed description of the preferred shares.)

                                   MESA INC.

NEW DEBT

     In conjunction with the issuance of Series A and B Preferred, Mesa entered into a new seven-year $525 million secured revolving credit facility ("the Credit Facility") with a group of banks. Mesa also issued and sold $475 million of senior subordinated notes consisting of $325 million of 10 5/8% senior subordinated notes due in 2006 (the "Senior Subordinated Notes") and $150 million of 11 5/8% senior subordinated discount notes due in 2006 (the "Senior Discount Notes"). (See Note 4 for a more detailed description of the new debt.)

USE OF PROCEEDS

     The total proceeds from the issuance of the new equity and new long-term debt, together with certain cash and investments on hand, were used to repay and refinance then existing long-term debt and pay transaction costs.

     The fees associated with the Series A and B Preferred stock have been offset against the proceeds of the issuance of the shares and reflected in additional paid-in capital on the consolidated balance sheet. The fees relating to the issuance of new debt have been capitalized and are being amortized over the term of the associated debt.

     An extraordinary loss totaling approximately $59.4 million on the extinguishment of long-term debt was recognized in the third quarter of 1996. The loss consists primarily of the $51.6 million prepayment premium on the $616 million of secured notes (the "Secured Notes") issued in 1991 by a former subsidiary in a private placement with a group of institutional lenders and approximately $11.2 million of unamortized debt issuance costs and premiums associated with the debt that was repaid and refinanced, partially offset by $3.4 million in gains from cash deposits associated with the Secured Notes.

EFFECT OF THE RECAPITALIZATION

     The Recapitalization enhances Mesa's ability to compete in the oil and gas industry by substantially increasing its cash flow available for investment and improving its ability to attract capital. The ability to redirect cash flow to reinvestment rather than debt service allows Mesa to pursue an aggressive growth strategy. Specifically, Mesa's financial condition improved significantly as a result of the Recapitalization due to (i) a significant reduction in total debt outstanding, (ii) a reduction in annual cash interest expense through lower debt balances and lower interest rates, and (iii) the extension of maturities on its long-term debt.

     In conjunction with the recapitalization of Mesa on July 2, 1996, all of Mesa's principal subsidiaries were merged into Mesa Operating Co. ("MOC"). As a result, MOC now owns substantially all of Mesa's assets and liabilities, including all of Mesa's oil and gas properties and all of its long-term debt.

                                   MESA INC.

(3)  INVESTMENTS

     The value of investments are as follows (in thousands):

                                                                 DECEMBER 31,
                                                              ------------------
                                                               1996       1995
                                                              -------    -------
Equity securities:
  Cost......................................................  $    --    $10,719
  Unrealized loss...........................................       --       (162)
NYMEX Futures Contracts:
  Margin Cash...............................................       --     17,498
  Unrealized gain in trading contracts......................       --      7,558
Commodity Price Swaps:
  Margin Cash...............................................       --      2,434
  Unrealized loss in price swaps............................       --       (811)
Natural Gas Options:
  Premiums..................................................       --         66
  Unrealized gain in trading options........................       --        978
                                                              -------    -------
          Total market value................................  $    --    $38,280
                                                              =======    =======

     In 1996 Mesa recognized net gains of approximately $9.4 million from its investments compared with net gains of $18.4 million, $6.7 million, $4.0 million and $7.8 million in 1995, 1994, 1993 and 1992, respectively. For the six months ended June 30, 1996, Mesa recognized net gains of approximately $9.3 million from its investments. These gains do not include gains or losses from natural gas futures contracts accounted for as a hedge of natural gas production. Hedge gains or losses are included in natural gas revenue in the period in which the hedged production occurs (see Note 1).

     The following table sets forth the fair value of the financial instruments accounted for as hedges (in thousands):

                                            DECEMBER 31, 1996           DECEMBER 31, 1995
                                         ------------------------    ------------------------
                                         BOOK VALUE    FAIR VALUE    BOOK VALUE    FAIR VALUE
                                         ----------    ----------    ----------    ----------
Interest rate swaps....................    $(167)       $(1,200)      $    --       $    --
Commodity price swaps..................       --             87            --            --

     The net investment gains and losses recognized during a period include both realized and unrealized gains and losses. Mesa realized net gains from investments of $16.9 million in 1996, $12.3 million in 1995, $4.7 million in 1994, $2.3 million in 1993 and $10.0 million in 1992. Mesa realized net gains from investments of $16.9 million for the six months ended June 30, 1996. At December 31, 1995 Mesa had recognized but not realized approximately $7.6 million of gains associated primarily with natural gas futures. In 1996 Mesa realized $3.8 million in gains on these investments, $3.4 million of which was realized during the six months ended June 30, 1996. There were no unrealized gains on investments at December 31, 1996. At June 30, 1997 and 1996, Mesa had no open futures contracts and no unrealized gain or loss on investments.

     Since April 10, 1996, Mesa has made no speculative investments in commodity futures contracts. Speculative investments are expected to be limited in the future.

                                   MESA INC.

(4)  LONG-TERM DEBT

     Long-term debt and current maturities are as follows (in thousands):

                                                                   DECEMBER 31,
                                                              ----------------------
                                                                1996         1995
                                                              --------    ----------
Equity securities:
  10 5/8% Senior Subordinated Notes.........................  $325,000    $       --
  11 5/8% Senior Discount Notes.............................   158,772            --
  Credit Facility...........................................   319,000            --
  Secured Notes.............................................        --       504,674
Former Credit Agreement.....................................        --        61,131
  12 3/4% secured discount notes............................        --       618,518
  12 3/4% unsecured discount notes..........................        --        39,725
  13 1/2% subordinated......................................        --         7,390
  Other.....................................................     5,305         5,305
                                                              --------    ----------
                                                               808,077     1,236,743
Current maturities..........................................    (5,305)     (101,413)
                                                              --------    ----------
Long-term debt..............................................  $802,772    $1,135,330
                                                              ========    ==========

CREDIT FACILITY

     In conjunction with the Recapitalization, Mesa entered into a seven-year $525 million secured revolving credit facility ("the Credit Facility"). Mesa Operating Co.("MOC"), a wholly owned subsidiary of Mesa, is the borrower under the Credit Facility and all borrowings are fully and unconditionally guaranteed by Mesa. The Credit Facility, which is secured by liens on substantially all of Mesa's assets, matures on June 30, 2003. The borrowing base for the Credit Facility is determined from the value of Mesa's proved oil and gas reserves. In order to accommodate the additional debt incurred in the Greenhill Acquisition (see Note 14), the Credit Facility was amended to increase the borrowing base to $650 million. As of June 30, 1997, the Credit Facility supported Letters of Credit totaling $29.7 million and Mesa had $10.3 million of unused borrowing capacity. Borrowings bear interest, at Mesa's option, at Interbank Eurodollar rates plus 1 1/2%, CD rates plus 1 1/2%, Fed Funds rates plus 1% or the prime rate plus 1/2% at the current amount borrowed under the Credit Facility. The rates drop in 1/4% increments at borrowings under 75% and 50% of the borrowing base. The rates on Eurodollar loans drop another 1/4% at borrowings under 25% of the borrowing base. Mesa has entered into an interest rate swap for two years that fixes the interest rate on $250 million of borrowings at 7.75%, which resulted in payments of $918 thousand and $446 thousand for the six months ended June 30, 1997 and the year ended December 31, 1996, respectively, reflected as increases to interest expense in the Consolidated Statement of Operations.

     The Credit Facility restricts, among other things, Mesa's ability to incur additional indebtedness, create liens, pay dividends, acquire stock or make investments, loans or advances.

SENIOR NOTES

     The 10 5/8% Senior Subordinated Notes are unsecured and mature in 2006. MOC is the issuer of such notes and such notes are fully and unconditionally guaranteed by Mesa. Interest is payable semiannually in cash.

     The 11 5/8% Senior Discount Notes are unsecured and mature in 2006. MOC is the issuer of such notes and such notes are fully and unconditionally guaranteed by Mesa. Through June 30, 2001, interest will not

                                   MESA INC.

accrue; however, the accreted value, as defined, of such notes will increase at a rate of 11 5/8% per year, compounded semiannually. Thereafter, through maturity, interest will be payable semiannually in cash.

     The indentures governing the Senior Subordinated Notes and the Senior Discount Notes contain certain covenants that, among other things, limit the ability of Mesa and its restricted subsidiaries to incur additional indebtedness and issue redeemable stock, pay dividends, make investments, make certain other restricted payments, enter into certain transactions with affiliates, dispose of assets, incur liens and engage in mergers and consolidations.

REFINANCED DEBT

     As part of the Recapitalization described in Note 2, substantially all of Mesa's then existing debt was repaid. Such debt included (i) the Secured Notes;
(ii) the $82.5 million bank credit facility, as amended (the "Former Credit Agreement"); (iii) the 12-3/4% secured discount notes due June 30, 1998 and the 12-3/4% unsecured discount notes due June 30, 1996 (together, the "Discount Notes"), and (iv) the 13 1/2% subordinated notes due in 1999.

INTEREST AND MATURITIES

     The aggregate interest payments, net of amounts capitalized, made during the years ended December 31, 1996, 1995, 1994, 1993 and 1992 were $149.7 million, $63.8 million, $62.1 million, $89.4 million and $142.7 million, respectively. The interest payments in the year ended December 31, 1996, included a $42 million interest payment made on January 2, 1996, paid pursuant to the terms of the 12-3/4% Discount Notes, in respect of the regular December 31, 1995 interest payment. Payment of approximately $8.5 million, $39.0 million, $70.6 million and $64.6 million of interest expense incurred during 1996, 1995, 1994 and 1993, respectively, was deferred under the terms of the Discount Notes until the repayment dates of the Discount Notes. Such interest is included in interest expense in the 1996, 1995, 1994 and 1993 consolidated statements of operations.

     The aggregate interest payments, net of amounts capitalized, made during the six months ended June 30, 1997 and 1996, were $35.9 million and $72.6 million, respectively. The interest payments in the six months ended June 30, 1996, included a $42 million interest payment made on January 2, 1996, paid pursuant to the terms of a series of debt repaid in the Recapitalization, in respect of the regular December 31, 1995, interest payment. In addition, on July 1, 1996, Mesa made a $41.9 million interest payment related to the regular June 30, 1996, interest payment on the same series of debt. Payment of approximately $9.2 million of interest expense incurred during the six months ended June 30, 1997, was deferred under the terms of the Senior Discount Notes until the repayment dates of the Senior Discount Notes. Such interest is included in interest expense in the consolidated statements of operations for the six months ended June 30, 1997.

     There are no scheduled principal payments under the terms of the Credit Facility, the Senior Subordinated Notes or the Senior Discount Notes in the next five years. However, Mesa may have to pay the $5.3 million of other long-term debt within the next five years and therefore classifies such debt in current maturities.

                                   MESA INC.

FAIR VALUE OF LONG-TERM DEBT

     The following is a summary of estimated fair value of Mesa's long-term debt as of the years ended (in thousands):

                                                      1996                    1995
                                              ---------------------   ---------------------
                                              CARRYING                CARRYING
                                               AMOUNT    FAIR VALUE    AMOUNT    FAIR VALUE
                                              --------   ----------   --------   ----------
10-5/8% Senior Subordinated Note............  $325,000    $354,250    $    --     $    --
11-5/8% Senior Discount Notes...............   158,772     183,480         --          --
Credit Facility.............................   319,000     319,000         --          --
Secured Notes...............................        --          --    504,674     568,641
Former Credit Agreement.....................        --          --     61,131      61,131
12-3/4% secured discount notes..............        --          --    618,518     541,905
12-3/4% unsecured discount notes............        --          --     39,725      35,262
13-1/2% subordinated notes..................        --          --      7,390       7,390

     The fair value of long-term debt is estimated based on the market prices for Mesa's publicly traded debt and on current rates available for similar debt with similar maturities and security for Mesa's remaining debt.

(5)  INCOME TAXES

     Mesa provides for income taxes using the asset and liability method under which deferred tax assets and liabilities are recognized by applying the enacted statutory tax rates applicable to future years to temporary differences between the financial statement and tax bases of existing assets and liabilities. The tax basis of Mesa's consolidated net assets is greater than the financial basis of those net assets; therefore a net deferred tax asset has been recorded. However, due to Mesa's history of net operating losses, a valuation allowance has been recorded which offsets the entire net deferred tax asset. A summary of Mesa's net deferred tax asset is as follows (in millions):

                                                               DECEMBER 31,
                                                              --------------
                                                              1996     1995
                                                              -----    -----
Deferred tax asset..........................................  $ 285    $ 261
Deferred tax liability......................................    (12)      --
Valuation allowance.........................................   (273)    (261)
                                                              -----    -----
  Net deferred tax asset....................................  $  --    $  --
                                                              =====    =====

     The principal components of Mesa's net deferred tax asset (utilizing a combined federal and state income tax rate of 38% and 39% as of December 31, 1996 and 1995, respectively) and the valuation allowance are as follows (in millions):

                                                               DECEMBER 31,
                                                              --------------
                                                              1996     1995
                                                              -----    -----
Tax basis of oil and gas properties in excess of financial
  basis.....................................................  $  71    $  75
Regular tax net operating loss carryforward.................    214      184
Other, net..................................................    (12)       2
                                                              -----    -----
          Total.............................................    273      261
Valuation allowance.........................................   (273)    (261)
                                                              -----    -----
  Net deferred tax asset....................................  $  --    $  --
                                                              =====    =====

                                   MESA INC.

     At December 31, 1996, Mesa had a regular tax net operating loss carryforward of approximately $560 million. Additionally, Mesa had an alternative minimum tax loss carryforward available to offset future alternative minimum taxable income of approximately $535 million. If not used, these carryforwards will expire between 2007 and 2011.

     The Internal Revenue Code of 1986 (the "Code") contains numerous provisions which restrict or limit the use of corporate tax attributes in conjunction with corporate acquisitions, dispositions, and reorganizations. Included among these restrictive provisions is Code Section 382 which, in general, limits the utilization of net operating loss ("NOL") carryforwards subsequent to a substantial change (generally more than 50%) in corporate stock ownership. The
Section 382 ownership change (as defined for tax purposes) is considered on a cumulative basis over a specified time period, normally three years.

     The issuance of Series B Preferred stock in the Recapitalization (see Note
2) has caused the NOL carryforward limitations of Section 382 to apply to Mesa. As a result, Mesa's ability to carry forward its NOLs existing at the time of the Recapitalization ("Pre-change NOLs") to offset future taxable income and gain will be limited to the sum of (i) an annual allowance ("Annual NOL Allowance") determined, in part, by reference to Mesa's "value" immediately prior to the issuance of the Series B Preferred stock ("Valuation Date") and
(ii) the amount of any net unrealized gain inherent in Mesa's assets as of the Valuation Date ("Built In Gain") recognized over a five year period. The imposition of the above restrictions on Mesa's Pre-change NOLs could result in a portion of those NOLs expiring before Mesa is able to utilize them. Any unused Annual NOL Allowance amounts as well as any tax operating losses generated subsequent to the Change Date will carryforward for use in future years without regard to the Section 382 limitations described above.

     During 1993, the Internal Revenue Service (the "IRS") completed two field examinations of the tax returns filed by Mesa for the tax years 1984 through 1987. In December 1993, Mesa made a payment to the IRS of approximately $13 million, which payment includes interest, in full settlement of all claims for these years.

(6)  STOCKHOLDERS' EQUITY

COMMON STOCK

     At December 31, 1996, Mesa had outstanding 64,279,568 shares of common stock. In late 1993 and 1994 Mesa issued a total of approximately 1.7 million shares of common stock in exchange for the General Partner's 4.14% interest in the subsidiary partnerships of Mesa. In 1994 Mesa completed an equity offering which resulted in the issuance of an additional 16.3 million shares of common stock. Proceeds from the Equity Offering increased stockholders' equity by approximately $93 million and were used to reduce long-term debt.

PREFERRED STOCK

     At December 31, 1996, Mesa had authorized 600,000,000 shares of preferred stock. The preferred stock issues outstanding at December 31, 1996, are as follows:

                                                               SHARES ISSUED
                                                              AND OUTSTANDING
                                                              ---------------
Series A 8% Cumulative Convertible Preferred................     60,443,259
Series B 8% Cumulative Convertible Preferred................     61,200,427
                                                                -----------
                                                                121,643,686
                                                                ===========

     The preferred stock was issued pursuant to the Recapitalization. (See Note 2.)

                                   MESA INC.

     Each share of Series A and B Preferred is convertible into one share of Mesa common stock at any time prior to mandatory redemption in 2008. After 2006, at the option of Mesa's non-series B directors, Mesa has the right to redeem any outstanding Series A and Series B Preferred shares for common stock or cash unless such shares were previously converted to common stock. Similarly, at mandatory redemption in 2008, the remaining Series A and B Preferred shares will be converted into common stock or cash at the option of Mesa's non-series B directors. An annual 8% pay-in-kind dividend will be paid quarterly on the shares during the first four years following issuance.

     Thereafter, the 8% dividend may, at the option of Mesa, be paid in cash or additional preferred shares, depending on whether certain financial tests are met and subject to any limitations in Mesa's debt agreements.

     The Series A and B Preferred represented 64.6% of the fully diluted common shares at the time of issuance and will represent 71.5% of such shares after the mandatory four-year pay-in-kind period, excluding stock options and assuming no other stock issuance by Mesa. The Series A and B Preferred have a liquidation preference per share equal to $2.26 plus accrued and unpaid dividends. The terms of the Series A and Series B Preferred are substantially identical except for certain voting rights and certain provisions relating to transferability. The Series A and B Preferred will vote with the common stock as a single class on all matters, except as otherwise required by law and except for (i) the right of the holders of the Series B Preferred to nominate and elect a majority of Mesa's Board of Directors for so long as DNR and its affiliates meet certain minimum stock ownership requirements, and (ii) the right of the holders of the Series A Preferred to elect two directors in the event of certain dividend arrearages.

(7)  NOTES RECEIVABLE

     Prior to 1992, Mesa had notes receivable totaling $68 million, exclusive of interest, from Bicoastal Corporation ("Bicoastal") which was in bankruptcy. Because of the uncertainty of collection, Mesa did not record interest on these notes. A plan of reorganization for Bicoastal was approved by the Bankruptcy Court in September 1992. During 1992 and 1993, Mesa collected approximately $28 million and $46 million, respectively, from Bicoastal, representing all of Mesa's principal amount of allowed claims in the bankruptcy reorganization plan, plus an additional amount representing a portion of its interest claims. As a result, Mesa recorded gains of $18.5 million in 1993 relating to collections in excess of the recorded receivable. In 1996, 1995 and 1994, Mesa recorded gains of $2.5 million, $6.4 million and $16.6 million, respectively, from additional interest claims collected from Bicoastal. As of year end 1996, Mesa had collected the full amount of its allowed claim plus a portion of the interest due on such claims.

(8)  OTHER INCOME

     In the mid-to-late 1980's, as a result of regulatory changes, Mesa settled a number of natural gas purchase contracts. At that time, Mesa established a reserve for amounts possibly payable to third parties as a result of the settlements. In the second quarter of 1996, as a result of reaching tentative agreement in negotiation with certain of the parties, Mesa determined that $15 million of the amount previously reserved was no longer required.

(9)  RELATED PARTY TRANSACTION

     General and administrative expenses for the six months ended June 30, 1997 include $4.9 million in severance costs paid to Mesa's former chief executive officer.

                                   MESA INC.

(10)  CONTINGENCIES

KANSAS AD VALOREM TAX

     The Natural Gas Policy Act of 1978 ("NGPA") allows a "severance, production or similar" tax to be included as an add-on, over and above the maximum lawful price for natural gas. Based on the Federal Energy Regulatory Commission ("FERC") ruling that Kansas ad valorem tax was such a tax, Mesa collected the Kansas ad valorem tax in addition to the otherwise maximum lawful price. The FERC's ruling was appealed to the United States Court of Appeals for the District of Columbia ("D.C. Circuit"), which held in June 1988 that the FERC failed to provide a reasoned basis for its findings and remanded the case to the FERC for further consideration.

     On December 1, 1993, the FERC issued an order reversing its prior ruling, but limiting the effect of its decision to Kansas ad valorem taxes for sales made on or after June 28, 1988. The FERC clarified the effective date of its decision by an order dated May 18, 1994. The order clarified that the effective date applies to tax bills rendered after June 28, 1988, not sales made on or after that date. Numerous parties filed appeals of the FERC's action in the D.C. Circuit. Various natural gas producers challenged the FERC's orders on two grounds: (1) that the Kansas ad valorem tax, properly understood, does qualify for reimbursement under the NGPA; and (2) the FERC's ruling should, in any event, have been applied prospectively. Other parties challenged the FERC's orders on the grounds that the FERC's ruling should have been applied retroactively to December 1, 1978, the date of the enactment of the NGPA and producers should have been required to pay refunds accordingly.

     The D.C. Circuit issued its decision on August 2, 1996, which holds that producers must make refunds of all Kansas ad valorem taxes collected with respect to production since October 4, 1983 as opposed to June 28, 1988. Petitions for rehearing were denied November 6, 1996. Various natural gas producers subsequently filed a petition for writ of certiori with the United States Supreme Court seeking to limit the scope of the potential refunds to tax bills rendered on or after June 28, 1988 (the effective date originally selected by the FERC). Williams Natural Gas Company filed a cross-petition for certiori seeking to impose refund liability back to December 1, 1978. Both petitions were denied on May 12, 1997.

     Mesa filed a petition for adjustment with the FERC on June 24, 1997. Mesa is unable at this time to predict the final outcome of this matter or the amount, if any, that will ultimately be refunded. No provision for liability has been made to the accompanying financial statements. Mesa is seeking waiver or set-off with respect to that portion of the refund associated with (i) non-recoupable royalties, (ii) non-recoupable Kansas property taxes based, in part, upon the higher prices collected, and (iii) interest for all periods.

MASTERSON

     In February 1992, the current lessors of an oil and gas lease (the "Gas Lease") dated April 30, 1955, between R. B. Masterson, et al., as lessor, and Colorado Interstate Gas Company ("CIG"), as lessee, sued CIG in Federal District Court in Amarillo, Texas, claiming that CIG had underpaid royalties due under the Gas Lease. Under the agreements with CIG, Mesa has an entitlement to gas produced from the Gas Lease. In August 1992, CIG filed a third-party complaint against Mesa for any such royalty underpayments which may be allocable to Mesa. Plaintiffs alleged that the underpayment was the result of CIG's use of an improper gas sales price upon which to calculate royalties and that the proper price should have been determined pursuant to a "favored-nations" clause in a July 1, 1967, amendment to the Gas Lease (the "Gas Lease Amendment"). The plaintiffs also sought a declaration by the court as to the proper price to be used for calculating future royalties.

     The plaintiffs alleged royalty underpayments of approximately $500 million (including interest at 10%) covering the period from July 1, 1967, to the present. In March 1995 the court made certain pretrial rulings that eliminated approximately $400 million of the plaintiffs' claims (which related to periods prior to

                                   MESA INC.

October 1, 1989), but which also reduced a number of Mesa's defenses. Mesa and CIG filed stipulations with the court whereby Mesa would have been liable for between 50% and 60%, depending on the time period covered, of an adverse judgment against CIG for post-February 1988 underpayments of royalties.

     On March 22, 1995, a jury trial began and on May 4, 1995, the jury returned its verdict. Among its findings, the jury determined that CIG had underpaid royalties for the period after September 30, 1989, in the amount of approximately $140,000. Although the plaintiffs argued that the "favored-nations" clause entitled them to be paid for all of their gas at the highest price voluntarily paid by CIG to any other lessor, the jury determined that the plaintiffs were estopped from claiming that the "favored-nations" clause provides for other than a pricing-scheme to pricing-scheme comparison. In light of this determination, and the plaintiffs' stipulation that a pricing-scheme to pricing-scheme comparison would not result in any "trigger prices" or damages, defendants asked the court for a judgment that plaintiffs take nothing. The court, on June 7, 1995, entered final judgment that plaintiffs recover no monetary damages. The plaintiffs filed a motion for new trial on June 22, 1995. The court, on July 18, 1997, denied plaintiff's motion. The plaintiffs are expected to appeal to the Fifth Circuit, but Mesa cannot predict whether they will do so.

     On June 7, 1996, the plaintiffs filed a separate suit against CIG and Mesa in state court in Amarillo, Texas, similarly claiming underpayment of royalties under the "favored-nations" clause, but based upon the above-described pricing-scheme to pricing-scheme comparison on a well-by-well monthly basis. The plaintiffs also claim underpayment of royalties since June 7, 1995, under the "favored-nations" clause based upon either the pricing-scheme to pricing-scheme method or their previously alleged higher price method. Mesa believes it has several defenses to this action and intends to contest it vigorously. Mesa is not currently able to determine the range of reasonably possible losses, if any, that would be payable if such action was determined adversely to Mesa.

     The federal court in the above-referenced first suit issued an order on July 29, 1996, which stayed the second suit pending a decision by the court on plaintiffs' motion for new trial in the first suit.

     However, based on the jury verdict and final judgment, Mesa does not expect the ultimate resolution of these lawsuits to have a material adverse effect on its financial position or results of operations.

LEASE TERMINATION

     In 1991 Mesa sold certain producing oil and gas properties to Seagull Energy Company ("Seagull"). In 1994, two lawsuits were filed against Seagull in the 100th District Court in Carson County, Texas, by certain land and royalty owners claiming that certain of the oil and gas leases owned by Seagull had terminated due to cessation in production and/or lack of production in paying quantities occurring at various times from first production through 1994. In the third quarter of 1995, Seagull filed third-party complaints against Mesa claiming breach of warranty and false representation in connection with the sale of such properties to Seagull. Seagull filed a similar third-party complaint June 29, 1995, against Mesa covering a different lease in the 69th District Court in Moore County, Texas. The plaintiffs in the cases against Seagull sought to terminate the leases. Seagull, in its complaint against Mesa, sought unspecified damages relating to any leases which were terminated. In February 1997, Mesa entered a settlement whereby, for an immaterial contribution, Seagull released Mesa from all its claims associated with the litigation and agreed to provide similar releases from the land and royalty owners. Mesa received such releases in the second quarter of 1997.

SHAREHOLDER LITIGATION

     On July 3, 1995, Robert Strougo filed a class action and derivative action in the District Court of Dallas County, Texas, 160th Judicial District, against
T. Boone Pickens, Paul W. Cain, John L. Cox, John S. Herrington, Wales H. Madden, Jr., Fayez S. Sarofim, Robert L. Stillwell, and J. R. Walsh, Jr. (the "Director Defendants"), each of whom is a present or former director of Mesa. The class action is purportedly brought

                                   MESA INC.

on behalf of a class of Mesa shareholders and alleges, inter alia, that the Board infringed upon the suffrage rights of the class and impaired the ability of the class to receive tender offers by adoption of a shareholder rights plan. The lawsuit is also brought derivatively on behalf of Mesa and alleges, inter alia, that the Board breached fiduciary duties to Mesa by adopting a shareholder rights plan and by failing to consider the sale of Mesa. The lawsuit seeks unspecified damages, attorneys' fees, and injunctive and other relief. Two other lawsuits filed by Herman Krangel, Lilian Krangel, Jacquelyn A. Cady, and William
A. Montagne, Jr., in the District Court of Dallas County have been consolidated into this lawsuit. A third lawsuit filed by Deborah M. Eigen and Adele Brody as a derivative lawsuit in the U.S. District Court for the Northern District of Texas, Dallas Division, intervened in this lawsuit.

     On February 5, 1996, the Court denied Defendants' Motion to Dismiss. A trial date has been set for September 15, 1997. The case has been stayed pending a Special Litigation Committee investigation by Mesa to decide whether the case should be dismissed. Members of the Special Litigation Committee are Philip B. Smith and I. Jon Brumley. The Special Litigation Committee is delegated the authority to conduct, or cause to be conducted, such impartial review, analysis and further investigation as the Special Litigation Committee may deem necessary with respect to the lawsuits filed in July of 1995 against certain current and former members of Mesa's Board of Directors (the "Litigation"). The Special Litigation Committee's authority extends to the Litigation and to any other matters based in whole or in part upon a common nucleus of operative facts with the Litigation and the Special Litigation Committee's findings and determinations, with respect to such matters, are final and binding upon Mesa. Mesa is not currently able to determine the range of reasonably possible losses, if any, that would be payable if such action was determined adversely to Mesa.

UNOCAL

     Mesa was subject to a lawsuit relating to a 1985 investment in Unocal which asserted that certain profits allegedly realized by Mesa and other defendants upon the disposition of Unocal common stock in 1985 were recoverable by Unocal pursuant to Section 16(b) of the Securities Exchange Act of 1934. On January 11, 1994, Mesa and the other defendants entered into a settlement agreement (the "Settlement Agreement") whereby they agreed to pay Unocal an aggregate of $47.5 million, of which $42.75 million was to be paid by Mesa and $4.75 million by the other defendants. The Settlement Agreement was approved by the court on February 28, 1994. Mesa funded its share of the settlement amount with proceeds from issuance of additional long-term debt. As a result of the settlement, Mesa recognized a $42.8 million loss in the fourth quarter of 1993.

OTHER

     Mesa is also a defendant in other lawsuits and has assumed liabilities relating to its predecessors. Mesa does not expect the resolution of any of these matters to have a material adverse effect on its financial position or results of operations.

(11)  EMPLOYEE BENEFIT PLANS

RETIREMENT PLANS

     Mesa maintains two defined contribution retirement plans for the benefit of its employees. Mesa expensed $1.8 million in 1996, $.8 million in 1995, $3.3 million in 1994, $3.2 million in 1993 and $3.3 million in 1992 in connection with these plans.

                                   MESA INC.

OPTION PLANS

     In December 1991 the stockholders of Mesa approved the 1991 Stock Option Plan of Mesa (the "Option Plan"), which authorized the grant of options to purchase up to two million shares of common stock to officers and key employees. In May 1994 the stockholders of Mesa approved an amendment to the Option Plan which increased the number of shares of common stock authorized to four million from two million. The exercise price for each share of common stock placed under option cannot be less than 100% of the fair market value of the common stock on the date the option is granted. Upon exercise, the grantee may elect to receive either shares of common stock or, at the discretion of the Option Committee of the Board of Directors, cash or certain combinations of stock and cash in an amount equal to the excess of the fair market value of the common stock at the time of exercise over the exercise price. At December 31, 1996, the following stock options were outstanding under this plan:

                                                              NUMBER OF
                                                               OPTIONS
                                                              ----------
Outstanding at December 31, 1995............................   2,932,390
Granted.....................................................   1,000,000
Exercised...................................................  (1,000,000)
Forfeited...................................................      (3,040)
                                                              ----------
Outstanding at December 31, 1996............................   2,929,350
                                                              ==========

     The outstanding options under this plan at December 31, 1996, are detailed as follows:

NUMBER OF   DATE OF    EXERCISE PRICE
 OPTIONS     GRANT       PER SHARE      EXERCISABLE
---------   --------   --------------   -----------
1,126,000   01/10/92      $ 6.8125       1,126,000
  132,500   10/02/92      $11.6875         132,500
  100,850   05/18/93      $ 5.8125         100,850
  475,000   11/10/93      $ 7.3750         475,000
   75,000   06/06/94      $ 6.1875          75,000
   20,000   05/12/95      $ 5.6875          20,000
1,000,000   08/21/96      $ 3.2500              --
---------                               ----------
2,929,350                                1,929,350
=========                               ==========

     On June 26, 1996, all existing options granted under this plan on this date were 100% vested by Mesa's board of directors. The options issued on August 21, 1996, are exercisable as follows: after six months, 30%; after one year, 55%; after two years, 80%; and after three years, 100%. At December 31, 1996, options for 7,930 shares were available for grant under this plan.

     In August 1996, the 1996 Incentive Plan of Mesa (the "Incentive Plan") was created. This plan was approved by Mesa's stockholders at Mesa's 1997 stockholders' meeting in the summer of 1997. The Incentive Plan authorizes grants of options to purchase up to 9 million shares of common stock to officers and key employees. The exercise price for each share of common stock placed under option will be determined by the type of option granted. Upon exercise, the grantee may elect to receive either shares of common stock or, at the discretion of the Option Committee of the Board of Directors, cash or certain combinations of stock and

                                   MESA INC.

cash in an amount equal to the excess of the fair market value of the common stock at the time of exercise over the exercise price. The following options are included in the outstanding options of this plan:

 NUMBER OF    DATE OF    EXERCISE PRICE
  OPTIONS      GRANT       PER SHARE      EXERCISABLE
-----------   --------   --------------   -----------
  1,000,000   08/21/96      $3.2500               --
  2,150,000   09/30/96       4.0625               --
-----------                               ----------
  3,150,000                                       --
===========                               ==========

     These options are exercisable as follows: after six months, 30%; after one year, 55%, and after two years, 100%. In connection with the Pioneer transaction, all outstanding options of Mesa became fully vested on August 7, 1997.

     In October 1995, the Financial Accounting Standards Board issued SFAS No. 123, Accounting for Stock-Based Compensation, which is effective for Mesa's fiscal year beginning January 1, 1996. SFAS No. 123 establishes financial accounting and reporting standards for stock-based employee compensation plans. It defines a fair value based method of accounting for an employee stock option or similar equity instrument and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans and include the cost in the income statement as compensation expense. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees. Mesa accounts for compensation cost for stock option plans in accordance with APB Opinion No. 25.

     Pro forma information regarding net income and earnings per share is required by SFAS No. 123 and has been determined as if Mesa had accounted for its employee stock options under the fair value method as provided therein. The fair value for the options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions used for grants in 1996 and 1995, respectively: risk-free interest rates of 6.58% and 6.80%; a volatility factor of the expected market price of Mesa's common stock of .6816 and .6326; no expected dividends; and weighted-average expected option lives of five years. If the fair value based method of accounting in SFAS 123 had been applied, Mesa's net income and earnings per share would have been reduced to the pro forma amounts indicated below.

                                                                     DECEMBER 31,
                                                              --------------------------
                                                                 1996           1995
                                                              -----------    -----------
                                                              (IN THOUSANDS, EXCEPT PER
                                                                     SHARE DATA)
Net loss -- as reported.....................................     $(60,569)      $(57,568)
Net loss -- pro forma.......................................      (63,572)       (57,600)
Net loss per Common Share -- as reported....................         (.94)          (.90)
Net loss per Common Share -- pro forma......................         (.99)          (.90)

     The fair value of stock options included in the pro forma amounts for the years 1996 and 1995 is not necessarily indicative of future effects on net income and earnings per share.

                                   MESA INC.

     A summary of the status of Mesa's stock options as of December 31, 1996, 1995, 1994, 1993 and 1992, and changes during the years ending on those dates is presented below:

                               1996                    1995                   1994                   1993             1992
                       ---------------------   --------------------   --------------------   --------------------   ---------
                                    WEIGHTED               WEIGHTED               WEIGHTED               WEIGHTED
                                    AVERAGE                AVERAGE                AVERAGE                AVERAGE
                                    EXERCISE               EXERCISE               EXERCISE               EXERCISE
    FIXED OPTIONS        SHARES      PRICE      SHARES      PRICE      SHARES      PRICE      SHARES      PRICE      SHARES
---------------------  ----------   --------   ---------   --------   ---------   --------   ---------   --------   ---------
Outstanding at
  beginning of
  year...............   2,932,390    $6.20     2,926,460    $6.21     1,933,050    $7.26     1,352,000    $7.36            --
Granted..............   4,150,000     3.80        20,000     5.69     1,075,000     4.39       605,950     7.06     1,362,000
Exercised............  (1,000,000)    4.25            --       --       (41,720)    6.26       (11,000)    6.81       (10,000)
Forfeited............      (3,040)    9.68       (14,070)    8.39       (39,870)    8.00       (13,900)    7.73            --
                       ----------    -----     ---------    -----     ---------    -----     ---------    -----     ---------
Outstanding at end of
  year...............   6,079,350    $4.88     2,932,390    $6.20     2,926,460    $6.21     1,933,050    $7.26     1,352,000
                       ==========              =========              =========              =========              =========
Options exercisable
  at year-end........   1,929,350    $7.20     2,319,262    $6.53     1,357,928    $7.28       766,665    $7.28       358,800
                       ==========              =========              =========              =========              =========
Weighted-average fair
  value of options
  granted during the
  year...............                $2.30                  $3.42                    N/A                    N/A

                         1992
                       --------
                       WEIGHTED
                       AVERAGE
                       EXERCISE
    FIXED OPTIONS       PRICE
---------------------  --------
Outstanding at
  beginning of
  year...............   $  --
Granted..............    7.35
Exercised............    6.81
Forfeited............      --
                        -----
Outstanding at end of
  year...............   $7.36

Options exercisable
  at year-end........   $6.82

Weighted-average fair
  value of options
  granted during the
  year...............     N/A

     The following table summarizes information regarding stock options outstanding at December 31, 1996:

                          WEIGHTED
 NUMBER OF                 AVERAGE     WEIGHTED     NUMBER      WEIGHTED
  OPTIONS                 REMAINING    AVERAGE    EXERCISABLE   AVERAGE
OUTSTANDING   EXERCISE   CONTRACTUAL   EXERCISE       AT        EXERCISE
AT 12/31/96    PRICE        LIFE        PRICE      12/31/96      PRICE
-----------   --------   -----------   --------   -----------   --------
 1,126,000    $ 6.8125   5.0 years..   $ 6.8125    1,126,000    $ 6.8125
   132,500     11.6875   5.8 years..    11.6875      132,500     11.6875
   100,850      5.8125   6.4 years..     5.8125      100,850      5.8125
   475,000      7.3750   6.9 years..     7.3750      475,000      7.3750
    75,000      6.1875   7.4 years..     6.1875       75,000      6.1875
    20,000      5.6875   8.4 years..     5.6875       20,000      5.6875
 1,000,000      3.2500   9.6 years..     3.2500           --          --
 1,000,000      3.2500   9.6 years..     3.2500           --          --
 2,150,000      4.0625   9.8 years..     4.0625           --          --
 ---------                                         ---------
 6,079,350    $ 4.8800   8.4 years..   $ 4.8800    1,929,350    $ 7.2000
 =========                                         =========

POSTRETIREMENT BENEFITS

     Effective January 1, 1993, Mesa adopted SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions," which requires that the costs of such benefits be recorded over the periods of employee service to which they relate. For Mesa, this standard primarily applies to postretirement medical benefits for retired and current employees. The liability for benefits existing at the date of adoption (the "Transition Obligation") will be amortized over the remaining life of the retirees or 20 years, whichever is shorter.

     Mesa maintains two separate plans for providing postretirement medical benefits. One plan covers Mesa's retirees and current employees (the "Mesa Plan"). The other plan, which relates to the retirees of Pioneer Corporation, acquired by Mesa in 1986 (the "Pioneer Corporation Plan"). Under the Mesa Plan, employees who retire from Mesa and who have had at least ten years of service with Mesa after attaining age 45 are eligible for postretirement health care benefits. These benefits may be subject to deductibles, copayment

                                   MESA INC.

provisions, retiree contributions and other limitations, and Mesa has reserved the right to change the provisions of the plan. The Pioneer Corporation Plan is maintained for Pioneer Corporation retirees and dependents only and is subject to deductibles, copayment provisions and certain maximum payment provisions. Mesa does not have the right to change the Pioneer Corporation Plan or to require retiree contributions. Both plans are self-insured indemnity plans and both coordinate benefits with Medicare as the primary payer. Neither plan is funded.

     The following table reconciles the status of the two plans with the amount included under other liabilities in the consolidated balance sheet at December 31, 1996, (in thousands):

                                                                    PIONEER
                                                         MESA     CORPORATION
                                                         PLAN       PLAN(A)      TOTAL
                                                        -------   -----------   -------
Accumulated Postretirement Benefit Obligation
  ("APBO"):
  Retirees and dependents.............................  $ 1,449     $ 9,647     $11,096
  Actives -- fully eligible...........................      599          --         599
  Other actives.......................................      637          --         637
                                                        -------     -------     -------
          Total APBO..................................    2,685       9,647      12,332
Unrecognized Transition Obligation....................   (1,337)     (2,117)     (3,454)
Unrecognized Net Gain (Loss)..........................     (291)      1,732       1,441
                                                        -------     -------     -------
Accrued Postretirement Benefit Obligation.............  $ 1,057     $ 9,262     $10,319
                                                        =======     =======     =======

---------------

(a) Mesa established an accrued liability associated with the Pioneer Corporation Plan in conjunction with its acquisition of Pioneer Corporation in 1986.

     For measurement purposes, the 1996 annual rate of increase in per capita cost of covered health care benefits was assumed to be 10% for those participants under age 65 and 9% for those participants over age 65. The rates were assumed to decrease gradually to 5.0% by the year 2000 and to remain at that level thereafter. The health care cost trend rate assumption affects the amount of the Transition Obligation and periodic cost reported. An increase in the assumed health care cost trend rates by 1% in each year would increase the APBO as of December 31, 1996, by approximately $1,018,000 and the net periodic postretirement benefit cost for the year ended December 31, 1996, by approximately $117,000. The net periodic postretirement benefit cost for the year ended December 31, 1996, was approximately $1.5 million based on the assumptions used.

     The discount rate used in determining the APBO as of December 31, 1996, was 7.5%.

                                   MESA INC.

     The following table presents Mesa's cost of postretirement benefits other than pensions for the years ended December 31 (in thousands):

                                         1996      1995      1994      1993      1992
                                        ------    ------    ------    ------    ------
Net periodic postretirement benefit
  cost:
  Service cost........................  $  142    $  124    $  110    $   96    $   --
  Interest cost.......................   1,040     1,005       988       988        --
  Amortization of Transaction
     Obligation.......................     276       276       276       276        --
                                        ------    ------    ------    ------    ------
                                        $1,458    $1,405    $1,374    $1,360    $   --(a)
                                        ======    ======    ======    ======    ======
Actual costs of providing benefits:
  Mesa Plan(b)........................  $   78    $    4    $  120    $  123    $  205
  Pioneer Corporation Plan(c).........     784       918       666       909     1,356
                                        ------    ------    ------    ------    ------
                                        $  862    $  922    $  786    $1,032    $1,561
                                        ======    ======    ======    ======    ======

---------------

(a) SFAS No. 106 was adopted effective January 1, 1993.

(b) Actual costs of providing benefits in 1992 under the Mesa Plan were recorded to expense in the consolidated statements of operations. Actual costs of providing benefits in 1993 and 1994 under the Mesa Plan were applied as incurred against the accrued postretirement benefit obligation.

(c) Actual costs of providing benefits in 1992 under the Pioneer Corporation Plan were applied as incurred against the previously accrued liability. Actual costs of providing benefits in 1993 and 1994 under the Pioneer Corporation Plan were applied as incurred against the accrued postretirement benefit obligation.

DEFERRED COMPENSATION

     Mesa had agreements with two officers to provide postretirement deferred compensation at a rate of one-half of the participant's final rate of compensation (subject to minimum amounts specified in the agreements) for a period of ten years following the date of retirement or death. In 1992, in order to terminate the deferred compensation agreements, Mesa established life insurance plans, executed agreements with the two officers and purchased insurance policies at an aggregate cost of $4.9 million. At the time they were terminated, approximately $3.9 million had been accrued under the deferred compensation agreements. Mesa fully funded the life insurance policies and has no future obligations under such policies or under the deferred compensation agreements.

(12)  MAJOR CUSTOMERS

     In 1996 revenues include sales to MAPCO Natural Gas Liquids, Inc. ("MAPCO") of $95.1 million (30.8%) and Western Resources, Inc. ("WRI") of $48.5 million (15.7%). In 1995 revenues included sales to MAPCO of $75.0 million (34.4%), and WRI of $21.9 million (10.0%). In 1994 revenues included sales to MAPCO of $70.9 million (31.4%), WRI of $37.4 million (16.6%) and Energas Company of $22.8 million (10.1%). In 1993, revenues included sales to MAPCO of $60.2 million (27.5%), WRI of $51.8 million (23.6%) and Natural Gas Clearinghouse of $23.1 million (10.5%). In 1992, revenues included sales to MAPCO of $45.7 million (19.4%), WRI of $39.7 million (16.8%) and Energas at $23.7 million (10.0%) (on February 6, 1997, Mesa acquired MAPCO, see Note 14). Mesa does not anticipate that the loss of any of these customers would result in a material adverse effect because the volumes could be sold to other customers.

                                   MESA INC.

(13)  CONCENTRATIONS OF CREDIT RISK

     Substantially all of Mesa's accounts receivable at December 31, 1996, result from oil and gas sales and joint interest billings to third party companies in the oil and gas industry. This concentration of customers and joint interest owners may impact Mesa's overall credit risk, either positively or negatively, in that these entities may be similarly affected by changes in economic or other conditions. In determining whether or not to require collateral from a customer or joint interest owner, Mesa analyzes the entity's net worth, cash flows, earnings, and credit ratings. Receivables are generally not collateralized. Historical credit losses incurred by Mesa on receivables have not been significant.

(14)  ACQUISITION OF GREENHILL AND MAPCO

     On February 7, 1997, Mesa entered into a Stock Purchase Agreement to purchase 100% of the outstanding capital stock of Greenhill for a total purchase price of $270 million. As of December 31, 1996, Greenhill's properties had estimated proved reserves of approximately 23.4 MMBbls (unaudited) of oil, and
41.9 Bcf (unaudited) of gas, or an aggregate of approximately 30.4 MMBOE (unaudited). The Greenhill Acquisition closed on April 15, 1997. The Greenhill Acquisition was accounted for under the purchase method of accounting. The purchase agreement provided for an effective date of January 1, 1997.

     On February 6, 1997, Mesa purchased all of MAPCO's natural gas liquids and condensate production in the West Panhandle field for $66 million, effective as of January 1, 1997. The NGL Acquisition has been accounted for under the purchase method of accounting.

(15)  SUBSEQUENT EVENTS (UNAUDITED)

     MERGER WITH PARKER & PARSLEY. On April 6, 1997, Parker & Parsley and Mesa entered into an Agreement and Plan of Merger (the "Merger Agreement") which was approved by the stockholders of both companies on August 7, 1997 by a majority vote of 76% by Parker & Parsley stockholders and 71%, 58%, and 100% by holders of Mesa common stock, Mesa Series A Preferred Stock and Mesa Series B Preferred Stock, respectively. Mesa is a publicly traded independent oil and gas company based in Irving, Texas with substantial producing properties and operations in the MidContinent region of the United States. The Merger Agreement provided for
(i) the merger of Mesa with and into Pioneer, a wholly-owned subsidiary of Mesa, as a result of which Mesa, which is a Texas corporation, reincorporated into Delaware and (ii) the merger of Parker & Parsley with and into Mesa Operating Co., a wholly-owned subsidiary of Mesa, as a result of which Parker & Parsley became a wholly-owned subsidiary of Pioneer (items (i) and (ii) collectively the "Parker/ Mesa Merger"). In accordance with the Merger Agreement, (i) holders of Parker & Parsley common stock received one share of Pioneer common stock for each share held; (ii) holders of Mesa common stock received one share of Pioneer common stock for every seven shares held; and (iii) holders of Mesa Series A 8% Cumulative Convertible Preferred Stock and Mesa Series B 8% Cumulative Convertible Preferred Stock received 1.25 shares of Pioneer common stock for every seven shares held. No fractional shares were issued.

                                   MESA INC.

     In accordance with the provisions of Accounting Principles Board No. 16, "Business Combinations", the merger has been accounted for as a purchase of Mesa by Parker & Parsley. As a result, historical financial statements for Pioneer will be those of Parker & Parsley, and Pioneer's financial statements will present the addition of Mesa's assets and liabilities as an acquisition by Parker & Parsley. The aggregate Pioneer purchase consideration related to the assets and liabilities of Mesa, including estimated nonrecurring merger transaction costs, is $999.5 million. The following table represents the preliminary allocation of the total purchase price of Mesa to the acquired assets and liabilities based upon the fair values assigned to each of the significant assets acquired and liabilities assumed. Any future adjustments to the allocation of the purchase price are not anticipated to be material to Pioneer's financial statements.

                                                           ALLOCATION OF AGGREGATE
                                                           PURCHASE CONSIDERATION
                                                           -----------------------
                                                               (IN THOUSANDS)
Net working capital......................................        $    11,882
Property, plant and equipment............................          2,334,573
Other assets.............................................             58,664
Long-term debt...........................................         (1,186,538)
Other non-current liabilities, including deferred
  taxes..................................................           (219,052)
                                                                 -----------
                                                                 $   999,529
                                                                 ===========
Pioneer common stock consideration.......................        $   979,529
Cash paid for nonrecurring transaction costs.............             20,000
                                                                 -----------
Aggregate purchase consideration.........................        $   999,529
                                                                 ===========

     CREDIT FACILITY AGREEMENTS. On August 7, 1997, the successor to Parker & Parsley and MOC, Pioneer Natural Resources USA, Inc. (the "Borrower"), entered into two Credit Facility Agreements ("Credit Facility Agreements") with a syndicate of banks (the "Banks") that refinanced the credit facilities of Parker & Parsley and Mesa as of the date of merger of the two companies. One Credit Facility Agreement (the "Primary Facility") provides for a $1.1 billion credit facility. The maturity date for the Primary Facility is August 7, 2002. The second Credit Facility Agreement (the "364-day Facility") provides for a $300 million credit facility with a maturity date of August 5, 1998. The Borrower has the option to renew the 364-day Facility for another period of 364 days by notifying the Banks in writing of such election not more than 60 days and not less than 45 days prior to the maturity date. The prior credit agreements of Parker & Parsley and Mesa were paid in full following the Mergers utilizing proceeds from initial borrowings against the new Primary Facility of $675 million.

     Advances on both Credit Facility Agreements bear interest, at the Borrower's option, based on (a) the prime rate of NationsBank of Texas, N.A.,
(b) a Eurodollar rate (substantially equal to the London Interbank Offered Rate ("LIBOR")), adjusted for the reserve requirement as determined by the Board of Governors of the Federal Reserve System with respect to transactions in Eurocurrency liabilities ("LIBOR Rate"), or (c) a competitive bid rate as quoted by the Banks electing to participate pursuant to a request by the Borrower. Advances that are LIBOR Rate have periodic maturities, at the Borrower's option, of one, two, three, six, nine or twelve months. Maturities of greater than six months are subject to availability of such deposits in the relevant markets. Advances that are competitive bid rate have periodic maturities, at the Borrower's option, of not less than 15 days nor more than 360 days. The interest rates on LIBOR Rate advances vary with interest rate margins ranging from 18 basis points to 45 basis points. The interest rate margin is determined by a grid based upon Pioneer's senior unsecured long-term public debt rating.

     The obligations of the Borrower under the Credit Facility Agreements are guaranteed by Pioneer and certain of its subsidiaries unless and to the extent any such subsidiary has been designated as an "Unrestricted Subsidiary" by the Borrower pursuant to the Credit Facility Agreements. Certain subsidiaries of the Borrower

                                   MESA INC.

which have not been designated as Unrestricted Subsidiaries have not provided guaranties because either (a) such guaranty would result in adverse tax consequences pursuant to Section 956 of the Internal Revenue Code of 1986, as amended, or (b) such subsidiary is prohibited from executing a guaranty pursuant to contractual restrictions. In these cases, the Borrower and certain of its subsidiaries have pledged a portion of the issued and outstanding capital stock of such subsidiaries as security for the obligations of the Borrower under the Credit Facility Agreements.

     The Credit Facility Agreements contain various restrictive covenants and compliance requirements, which include (a) minimum financial requirements; (b) limits on the incurrence of additional indebtedness; and (c) limitations on mergers.

     After the consummation of the Parker/Mesa Merger, Pioneer will have four outstanding debt issuances in addition to the new credit facilities described above. Such debt issuances consist of (i) $150 million aggregate principal amount of 8 7/8% senior notes issued by Parker & Parsley in 1995 and due in 2005, (ii) $150 million aggregate principal amount of 8 1/4% senior notes issued by Parker & Parsley in 1995 and due in 2007, (iii) $325 million aggregate principal amount of 10 5/8% Senior Subordinated Notes issued by Mesa in 1996 and due 2006 and (iv) $264 million aggregate principal amount of 11 5/8% Senior Subordinated Discount Notes issued by Mesa in 1996 and due 2006. These four issuances are or will be guaranteed by Pioneer (the parent of Pioneer Natural Resources USA, Inc.) subsequent to the Mergers.

                                   MESA INC.

                          SUPPLEMENTAL FINANCIAL DATA

OIL AND GAS RESERVES AND COST INFORMATION (UNAUDITED)

     Net proved oil and gas reserves as of December 31, 1996, 1993 and 1992 associated with Mesa's two most significant natural gas producing fields were estimated by independent petroleum engineering consultants. These two fields, the Hugoton and West Panhandle fields, represented over 95% of Mesa's net proved equivalent natural gas reserves as of the date estimated by the independent petroleum engineers. Net proved oil and gas reserves as of December 31, 1995 and 1994, were estimated by Mesa engineers. All of Mesa's reserves at December 31, 1996, 1995, 1994, 1993 and 1992 were in the United States. In accordance with regulations established by the Commission, the reserve estimates were based on economic and operating conditions existing at the end of the respective years.

     Future prices for natural gas were based on market prices as of each year end and contract terms, including fixed and determinable price escalations. Market prices received as of each year end were used for future sales of oil, condensate and natural gas liquids. Future operating costs, production and ad valorem taxes and capital costs were based on current costs as of each year end, with no escalation.

     Approximately 65% of Mesa's equivalent proved reserves (based on a factor of six thousand cubic feet of gas per barrel of liquids) at December 31, 1996, were natural gas. The natural gas prices in effect at December 31, 1996 (having a weighted average of $3.37 per Mcf), were used in accordance with Commission regulations but may not be the most appropriate or representative prices to use for estimating reserves since such prices were influenced by the seasonal demand for natural gas and contractual arrangements at that date. The average price received by Mesa for sales of natural gas in 1996 was $2.21 per Mcf. At December 31, 1996, Mesa's standardized measure of future net cash flows from proved reserves (the "Standardized Measure") and the pretax Standardized Measure were greater than the net book value of oil and gas properties by approximately $359 million and $801 million, respectively.

     Oil and gas reserve quantities estimated as of December 31, 1996, reflect a net decrease over 1995, after production, of approximately 279 Bcfe of natural gas. The proved reserves as of December 31, 1996, were prepared by Mesa's engineers and Williamson Petroleum Consultants, Mesa's independent petroleum engineering firm ("Williamson"). Williamson engineers determined reserve quantities for the Hugoton and West Panhandle areas which represent approximately 95% of Mesa's net reserves. Reserves for the Gulf Coast and other areas were determined by Mesa engineers.

     Reserve quantities for the Hugoton properties as determined by Williamson engineers as of December 31, 1996, are approximately 8% lower than reserves estimated by Mesa engineers at December 31, 1995 after giving effect to 1996 production. Substantially all of the reduction was attributable to proved reserve estimate differences in the Hugoton field of Kansas.

     In the West Panhandle field, reserves were revised upward to reflect the development drilling results over the past year and the restructuring of its contractual arrangements in the field. In the Gulf of Mexico, reserve additions resulted from exploratory and development drilling in 1996, 1995 and 1994.

     There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production and timing of development expenditures. Reserve data represent estimates only and should not be construed as being exact. Estimates prepared by other engineers might be materially different from those set forth herein. Moreover, the Standardized Measure should not be construed as the current market value of the proved oil and gas reserves or the costs that would be incurred to obtain equivalent reserves. A market value determination would include many additional factors including (i) anticipated future changes in oil and gas prices, and production and development costs; (ii) an allowance for return on investment; (iii) the value of additional reserves, not considered proved at present, which may be recovered as a result of further exploration and development activities; and
(iv) other business risks.

                                   MESA INC.

CAPITALIZED COSTS AND COSTS INCURRED (UNAUDITED)

     Capitalized costs relating to oil and gas producing activities at December 31, 1996, 1995, 1994, 1993 and 1992 and the costs incurred during the years then ended are set forth below (in thousands):

                                      1996         1995         1994         1993         1992
                                   ----------   ----------   ----------   ----------   ----------
Capitalized costs:
  Proved properties..............  $1,971,026   $1,897,168   $1,865,004   $1,845,483   $1,850,793
  Unproved properties............       4,658        2,995        2,838          754          762
  Accumulated depreciation,
     depletion and
     amortization................    (941,266)    (834,304)    (753,827)    (670,706)    (589,720)
                                   ----------   ----------   ----------   ----------   ----------
          Net....................  $1,034,418   $1,065,859   $1,114,015   $1,175,531   $1,261,835
                                   ==========   ==========   ==========   ==========   ==========
Costs incurred:
  Exploration and development:
     Proved properties...........  $       11   $      269   $      523   $       73   $       64
     Unproved properties.........       1,863          157        2,425           17           63
     Exploration costs...........      11,996        8,167        5,157        2,705       15,157
     Development costs...........      27,624       14,572       14,043        2,381        6,911
                                   ----------   ----------   ----------   ----------   ----------
          Total exploration and
            development..........      41,494       23,165       22,148        5,176       22,195
                                   ----------   ----------   ----------   ----------   ----------
Plants and facilities:
  Processing plants..............       4,400        1,850        3,248       17,501       44,716
  Field compression facilities...       2,975       10,561        3,129        4,387        1,509
  Other..........................       1,367        3,354        5,168        2,257        3,301
                                   ----------   ----------   ----------   ----------   ----------
          Total plants and
            facilities...........       8,742       15,765       11,545       24,145       49,526
                                   ----------   ----------   ----------   ----------   ----------
          Total costs incurred...  $   50,236   $   38,930   $   33,693   $   29,321   $   71,721
                                   ==========   ==========   ==========   ==========   ==========
Depreciation, depletion and
  amortization...................  $   98,382   $   80,513   $   89,413   $   96,774   $  110,340
                                   ==========   ==========   ==========   ==========   ==========

                                   MESA INC.

ESTIMATED QUANTITIES OF RESERVES (UNAUDITED)

                                                        YEARS ENDED DECEMBER 31,
                                        ---------------------------------------------------------
                                          1996        1995        1994        1993        1992
                                        ---------   ---------   ---------   ---------   ---------
Natural Gas (MMcf)
Proved Reserves:
  Beginning of year..................   1,218,029   1,303,187   1,202,444   1,276,049   1,367,968
     Extensions and discoveries......      12,543      29,728       6,211       5,132      37,100
     Purchases of producing
       properties....................          --       1,000         822         166         583
     Revisions of previous
       estimates.....................    (108,902)    (38,574)    176,049       7,284     (24,462)
     Improved recovery...............          53          --          --          --          --
     Sales of producing properties...          --          --          --      (6,367)    (15,613)
     Production......................     (84,001)    (77,312)    (82,339)    (79,820)    (89,527)
                                        ---------   ---------   ---------   ---------   ---------
  End of year........................   1,037,722   1,218,029   1,303,187   1,202,444   1,276,049
                                        =========   =========   =========   =========   =========
Proved Developed Reserves:
  Beginning of year..................   1,160,751   1,257,883   1,159,453   1,223,672   1,338,856
                                        =========   =========   =========   =========   =========
  End of year........................     992,523   1,160,751   1,257,883   1,159,453   1,223,672
                                        =========   =========   =========   =========   =========

                                                            YEARS ENDED DECEMBER 31,
                                                   -------------------------------------------
                                                    1996      1995     1994     1993     1992
                                                   -------   ------   ------   ------   ------
Natural Gas Liquids, Oil and Condensate (MBbls)
Proved Reserves:
  Beginning of year.............................   111,418   89,428   82,446   87,392   83,225
     Extensions and discoveries.................     2,034    3,121      491      778    7,591
     Purchases of producing properties..........        --        5        1       --        9
     Revisions of previous estimates............   (11,510)  26,630   13,947    3,083    3,028
     Improved recovery..........................       371       --       --       --       --
     Sales of producing properties..............        --       --       --   (3,019)    (637)
     Production.................................    (7,399)  (7,766)  (7,457)  (5,788)  (5,824)
                                                   -------   ------   ------   ------   ------
  End of year...................................    94,914   111,418  89,428   82,446   87,392
                                                   =======   ======   ======   ======   ======
Proved Developed Reserves:
  Beginning of year.............................   105,197   85,656   79,294   82,439   82,406
                                                   =======   ======   ======   ======   ======
  End of year...................................    89,499   105,197  85,656   79,294   82,439
                                                   =======   ======   ======   ======   ======

---------------

* Proved natural gas liquids, oil and condensate reserve quantities include oil and condensate reserves at December 31 of the respective years as follows:
  1996, 6,863 MBbls; 1995, 9,521 MBbls; 1994, 5,031 MBbls; 1993, 3,296 MBbls;
  and 1992, 7,268 MBbls

* In addition to the proved reserves disclosed above, Mesa owned proved helium reserves at December 31 of the respective years as follows: 1996, 4,771 MMcf; 1995, 3,670 MMcf; 1994, 4,457 MMcf; 1993, 5,198 MMcf; and 1992, 5,634 MMcf.

                                   MESA INC.

STANDARDIZED MEASURE OF FUTURE NET CASH FLOWS FROM PROVED RESERVES (UNAUDITED)

                                                       YEARS ENDED DECEMBER 31,
                                  -------------------------------------------------------------------
                                     1996          1995          1994          1993          1992
                                  -----------   -----------   -----------   -----------   -----------
Natural Gas (MMcf)
Future cash inflows.............  $ 5,957,298   $ 3,804,371   $ 3,513,282   $ 3,723,760   $ 3,802,614
Future production and
  development costs:
  Operating costs and production
     taxes......................   (1,390,897)   (1,257,957)   (1,192,005)   (1,337,224)   (1,271,799)
  Development and abandonment
     costs......................     (139,015)      (96,594)      (95,441)      (80,310)     (122,860)
  Future income taxes...........   (1,095,353)     (296,987)     (211,076)     (240,017)     (302,492)
                                  -----------   -----------   -----------   -----------   -----------
  Future net cash flows.........    3,332,033     2,152,833     2,014,760     2,066,209     2,105,463
  Discount at 10% per annum.....   (1,938,318)   (1,186,644)   (1,080,578)   (1,079,278)   (1,068,282)
                                  -----------   -----------   -----------   -----------   -----------
  Standardized Measure..........  $ 1,393,715   $   966,189   $   934,182   $   986,931   $ 1,037,181
                                  ===========   ===========   ===========   ===========   ===========
  Future net cash flows before
     income taxes...............  $ 4,427,386   $ 2,449,820   $ 2,225,836   $ 2,306,226   $ 2,407,955
                                  ===========   ===========   ===========   ===========   ===========
  Standardized Measure before
     income taxes...............  $ 1,835,608   $ 1,040,413   $   988,325   $ 1,068,740   $ 1,167,694
                                  ===========   ===========   ===========   ===========   ===========

---------------

* The estimate of future income taxes is based on the future net cash flow from proved reserves adjusted for the tax basis of the oil and gas properties but without consideration of general and administrative and interest expenses.

                                   MESA INC.

CHANGES IN STANDARDIZED MEASURE (UNAUDITED)

                                                          YEARS ENDED DECEMBER 31,
                                        ------------------------------------------------------------
                                           1996        1995        1994         1993         1992
                                        ----------   ---------   ---------   ----------   ----------
Natural Gas (MMcf)
Standardized Measure at beginning of
  year................................  $  966,189   $ 934,182   $ 986,931   $1,037,181   $  995,214
Revisions of reserves proved in prior
  years:
  Changes in prices and production
     costs............................   1,132,709      52,724    (121,300)       6,178      (77,527)
  Changes in quantity estimates.......    (215,046)     71,673     151,538       17,616       (3,995)
  Changes in estimates of future
     development and abandonment
     costs............................     (54,334)    (18,424)    (27,343)       8,054       (2,468)
  Net change in income taxes..........    (367,669)    (20,081)     27,666       48,703       55,287
  Accretion of discount...............     104,041      98,833     106,874      116,769      118,101
  Other, primarily timing of
     production.......................     (32,784)    (94,511)    (80,650)    (108,371)      12,687
                                        ----------   ---------   ---------   ----------   ----------
          Total revisions.............     566,917      90,214      56,785       88,949      102,085
Extensions, discoveries and other
  additions, net of future production
  and development costs...............      41,622      61,259       8,075        4,456       65,737
  Purchases of proved properties......          --       1,692         463          138          457
Sales of oil and gas produced, net of
  production costs....................    (225,818)   (154,231)   (146,267)    (143,502)    (173,552)
  Sales of producing properties.......          --          --          --      (26,907)     (14,473)
Previously estimated development and
  abandonment costs incurred during
  the period..........................      44,805      33,073      28,195       26,616       61,713
                                        ----------   ---------   ---------   ----------   ----------
Net changes in Standardized Measure...     427,526      32,007     (52,749)     (50,250)      41,967
                                        ----------   ---------   ---------   ----------   ----------
Standardized Measure at end of year...  $1,393,715   $ 966,189   $ 934,182   $  986,931   $1,037,181
                                        ==========   =========   =========   ==========   ==========

QUARTERLY RESULTS (UNAUDITED)

                                                                  QUARTERS ENDED
                                                 ------------------------------------------------
                                                 MARCH 31   JUNE 30    SEPTEMBER 30   DECEMBER 31
                                                 --------   --------   ------------   -----------
                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
1996:
  Revenues.....................................  $ 80,643   $ 71,322     $ 66,752      $ 92,694
                                                 ========   ========     ========      ========
  Gross profit(1)..............................  $ 31,451   $ 32,284     $ 26,173      $ 43,684
                                                 ========   ========     ========      ========
  Net income (loss)(2).........................  $  1,057   $  4,547     $(72,912)     $ 16,261
                                                 ========   ========     ========      ========
  Net income (loss) per common share and common
     share equivalent..........................  $    .02   $    .07     $  (1.20)     $    .17
                                                 ========   ========     ========      ========
  Net income (loss) per common share assuming
     full dilution.............................  $    .02   $    .07     $  (1.20)     $    .09
                                                 ========   ========     ========      ========
1995:
  Revenues.....................................  $ 62,247   $ 59,174     $ 48,967      $ 64,571
                                                 ========   ========     ========      ========
  Gross profit(1)..............................  $ 23,922   $ 23,776     $ 10,253      $ 23,367
                                                 ========   ========     ========      ========
  Net loss(3)..................................  $ (7,894)  $(13,953)    $(32,473)     $ (3,248)
                                                 ========   ========     ========      ========
  Net loss per common share....................  $   (.12)  $   (.22)    $   (.51)     $   (.05)
                                                 ========   ========     ========      ========

                                   MESA INC.

                                                                  QUARTERS ENDED
                                                 ------------------------------------------------
                                                 MARCH 31   JUNE 30    SEPTEMBER 30   DECEMBER 31
                                                 --------   --------   ------------   -----------
                                                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
1994:
  Revenues.....................................  $ 61,084   $ 53,361     $ 45,725      $ 68,567
                                                 ========   ========     ========      ========
  Gross profit(1)..............................  $ 42,214   $ 34,462     $ 28,713      $ 49,387
                                                 ========   ========     ========      ========
  Net loss.....................................  $(17,766)  $(25,338)    $(25,907)     $(14,342)
                                                 ========   ========     ========      ========
  Net loss per common share and common share
     equivalent................................  $   (.37)  $   (.43)    $   (.40)     $   (.22)
                                                 ========   ========     ========      ========
1993:(4)
  Revenues.....................................  $ 63,826   $ 50,826     $ 42,377      $ 65,175
                                                 ========   ========     ========      ========
  Gross profit(1)..............................  $ 44,644   $ 32,009     $ 26,782      $ 46,618
                                                 ========   ========     ========      ========
  Net loss.....................................  $(17,088)  $(14,445)    $(27,480)     $(43,435)
                                                 ========   ========     ========      ========
  Net loss per common share and common share
     equivalent................................  $   (.44)  $   (.37)    $   (.71)     $  (1.06)
                                                 ========   ========     ========      ========
1992:(4)
  Revenues.....................................  $ 58,919   $ 51,556     $ 48,171      $ 78,466
                                                 ========   ========     ========      ========
  Gross profit(1)..............................  $ 18,533   $  7,399     $  8,987      $ 25,770
                                                 ========   ========     ========      ========
  Net loss.....................................  $(21,973)  $(20,622)    $(29,128)     $(17,509)
                                                 ========   ========     ========      ========
  Net loss per common share and common share
     equivalent................................  $   (.57)  $   (.53)    $   (.76)     $   (.45)
                                                 ========   ========     ========      ========

---------------

(1) Gross profit consists of total revenues less lease operating expenses, production and other taxes and DD&A.

(2) The loss in the third quarter of 1996 is primarily due to (i) seasonal decline in prices and (ii) a $59.4 million extraordinary loss on debt extinguishment.

(3) The loss in the third quarter of 1995 is primarily due to (i) seasonal decline in prices and (ii) increased legal expenses accrued in association with a challenge by a dissident shareholder group.

(4) Mesa entered into an agreement in early 1992, effective to January 1, 1991, allocating the production and reserves of Mesa's West Panhandle field properties at 77% to Mesa and 23% to a third party. Throughout 1991, 1992 and 1993, Mesa produced less than its 77% entitlement. Throughout 1992, Mesa recorded an additional $23.3 million as revenues, $17.2 million as gas balancing receivables and $6.1 million as operating expenses relating to its entitlement.

                                AUDITORS' REPORT

To the Shareholders of
Chauvco Resources Ltd.

     We have audited the consolidated statement of financial position of Chauvco Resources Ltd. as at December 31, 1996 and 1995 and the consolidated statements of earnings and retained earnings and changes in cash position for each of the years in the three year period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

     In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 1996 and 1995 and the results of its operations and the changes in its financial position for each of the years in the three year period ended December 31, 1996 in accordance with Canadian generally accepted accounting principles.

                                                  /s/ PRICE WATERHOUSE

                                            ------------------------------------
                                                      Calgary, Alberta
                                                     February 14, 1997,
                                                   except for Note 12(b)
                                                       which is as of
                                                     September 3, 1997

'
                             CHAUVCO RESOURCES LTD.

                  CONSOLIDATED STATEMENT OF FINANCIAL POSITION
                       (IN THOUSANDS OF CANADIAN DOLLARS)

                                     ASSETS

                                                               JUNE 30,         DECEMBER 31,
                                                              -----------   ---------------------
                                                                 1997         1996        1995
                                                              -----------   ---------   ---------
                                                              (UNAUDITED)
CURRENT ASSETS:
  Cash......................................................   $   5,675    $     970   $     509
  Accounts receivable.......................................      33,359       34,948      27,981
  Other.....................................................       2,399        1,698       1,514
                                                               ---------    ---------   ---------
                                                                  41,433       37,616      30,004
                                                               ---------    ---------   ---------
CAPITAL ASSETS, AT COST:
  Petroleum and natural gas.................................   1,155,281      947,849     853,249
  Corporate.................................................      17,684       16,768      15,621
                                                               ---------    ---------   ---------
                                                               1,172,965      964,617     868,870
  Accumulated depletion and depreciation....................    (421,270)    (385,547)   (321,958)
                                                               ---------    ---------   ---------
                                                                 751,695      579,070     546,912
                                                               ---------    ---------   ---------
LONG-TERM RECEIVABLES, INVESTMENTS AND DEFERRED CHARGES.....      37,365       20,750      13,574
                                                               ---------    ---------   ---------
                                                               $ 830,493    $ 637,436   $ 590,490
                                                               =========    =========   =========
                                           LIABILITIES
CURRENT LIABILITIES:
  Bank indebtedness.........................................   $   8,097    $   2,743   $   1,703
  Accounts payable..........................................      37,544       38,316      20,444
  Taxes payable.............................................        (296)       3,998         380
                                                               ---------    ---------   ---------
                                                                  45,345       45,057      22,527
COMMERCIAL PAPER AND BANK DEBT (NOTE 4).....................     205,346       46,627      58,507
SENIOR NOTES PAYABLE (NOTE 5)...............................      80,580       80,580      80,580
FUTURE SITE RESTORATION AND ABANDONMENT (NOTE 6)............       9,542        7,439       6,021
DEFERRED INCOME TAXES.......................................      71,774       59,982      59,963
                                                               ---------    ---------   ---------
                                                                 412,587      239,685     227,598
                                                               ---------    ---------   ---------
                                      SHAREHOLDERS' EQUITY
SHARE CAPITAL (NOTE 3)......................................     216,660      215,683     214,955
RETAINED EARNINGS...........................................     201,246      182,068     147,937
                                                               ---------    ---------   ---------
                                                                 417,906      397,751     362,892
                                                               ---------    ---------   ---------
                                                               $ 830,493    $ 637,436   $ 590,490
                                                               =========    =========   =========

Approved by the Board   /s/ Guy J. Turcotte   Director
                       ----------------------
                        /s/ W. Glen Russell   Director
                       ----------------------

                             CHAUVCO RESOURCES LTD.

            CONSOLIDATED STATEMENT OF EARNINGS AND RETAINED EARNINGS (IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT PER SHARE DATA)

                                       SIX MONTHS ENDED JUNE 30,        YEAR ENDED DECEMBER 31,
                                       -------------------------     ------------------------------
                                          1997          1996           1996       1995       1994
                                       -----------   -----------     --------   --------   --------
                                       (UNAUDITED)   (UNAUDITED)
REVENUES:
  Petroleum and natural gas sales
     (Note 8)........................   $123,576      $104,017       $215,947   $206,497   $189,061
  Royalties, net of Alberta Royalty
     Tax Credit......................    (22,720)      (17,870)       (38,822)   (36,447)   (29,961)
  Overhead recoveries and other
     income..........................      1,460           595          1,635      1,432      1,650
  Investment income (loss) and
     foreign exchange gain (loss)....        210            (3)          (217)    (1,168)     3,631
                                        --------      --------       --------   --------   --------
                                         102,526        86,739        178,543    170,314    164,381
                                        --------      --------       --------   --------   --------
EXPENSES:
  Operations.........................     26,402        22,521         46,583     49,672     42,481
  Administration.....................      6,111         5,353         11,087     10,125      8,295
  Interest on long-term debt.........      6,568         5,819         11,341     12,985     10,226
  Depletion, depreciation and
     amortization....................     37,862        30,017         66,381     65,466     62,762
                                        --------      --------       --------   --------   --------
                                          76,943        63,710        135,392    138,248    123,764
                                        --------      --------       --------   --------   --------
EARNINGS BEFORE TAXES................     25,583        23,029         43,151     32,066     40,617
                                        --------      --------       --------   --------   --------
PROVISION FOR TAXES:
  Income taxes (Note 7)..............      6,111         5,463          8,143      6,450     11,099
  Capital taxes......................        294           587            877        191        466
                                        --------      --------       --------   --------   --------
                                           6,405         6,050          9,020      6,641     11,565
                                        --------      --------       --------   --------   --------
NET EARNINGS FOR THE YEAR............     19,178        16,979         34,131     25,425     29,052
RETAINED EARNINGS AT BEGINNING OF
  YEAR...............................    182,068       147,937        147,937    122,512     93,460
                                        --------      --------       --------   --------   --------
RETAINED EARNINGS AT END OF YEAR.....   $201,246      $164,916       $182,068   $147,937   $122,512
                                        ========      ========       ========   ========   ========
NET EARNINGS PER COMMON SHARE --BASIC
  AND FULLY DILUTED..................   $   0.40      $   0.35       $   0.71   $   0.54   $   0.65
                                        ========      ========       ========   ========   ========
Weighted average common shares
  outstanding........................     48,397        48,284         48,300     47,339     44,441
                                        ========      ========       ========   ========   ========

                             CHAUVCO RESOURCES LTD.

               CONSOLIDATED STATEMENT OF CHANGES IN CASH POSITION
           (IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT PER SHARE DATA)

                                       SIX MONTHS ENDED JUNE 30,        YEAR ENDED DECEMBER 31,
                                       -------------------------     ------------------------------
                                          1997          1996           1996       1995       1994
                                       -----------   -----------     --------   --------   --------
                                       (UNAUDITED)   (UNAUDITED)
OPERATING ACTIVITIES:
  Net earnings for the year..........   $ 19,178       $16,979       $ 34,131   $ 25,425   $ 29,052
  Add:
     Depletion, depreciation and
       amortization..................     37,862        30,017         66,381     65,466     62,762
     Deferred income taxes...........      2,611         1,460             19      3,064      5,911
     Other...........................       (133)           (8)            71      1,126       (363)
                                        --------       -------       --------   --------   --------
  Cash flow from operations before
     changes in working capital......     59,518        48,448        100,602     95,081     97,362
  Changes in non-cash working capital
     (Note 9)........................     (4,178)       (4,468)        14,339     (7,318)   (14,993)
                                        --------       -------       --------   --------   --------
                                          55,340        43,980        114,941     87,763     82,369
                                        --------       -------       --------   --------   --------
FINANCING ACTIVITIES:
  Share capital......................        977           137            728     55,356      2,113
  Commercial paper and bank debt.....    158,719         5,729        (11,880)   (41,628)    48,730
  Senior notes payable...............         --            --             --         --     80,580
  Other..............................     (8,210)         (547)        (3,446)   (13,239)    (1,047)
                                        --------       -------       --------   --------   --------
                                         151,486         5,319        (14,598)       489    130,376
                                        --------       -------       --------   --------   --------
TOTAL CASH RESOURCES PROVIDED........    206,826        49,299        100,343     88,252    212,745
                                        --------       -------       --------   --------   --------
INVESTING ACTIVITIES:
  Petroleum and natural gas..........    111,550        45,636         92,751     83,618    128,787
  Major acquisitions (Note 2)........     86,703            --             --         --     85,174
  Corporate..........................        916           569          1,147      2,631      3,029
  Investments and deferred charges...      8,294         2,682          3,853         29       (733)
  Site restoration and abandonment...         12            --          3,171      1,066        358
                                        --------       -------       --------   --------   --------
                                         207,475        48,887        100,922     87,344    216,615
                                        --------       -------       --------   --------   --------
INCREASE (DECREASE) IN CASH..........       (649)          412           (579)       908     (3,870)
CASH AT BEGINNING OF YEAR............     (1,773)       (1,194)        (1,194)    (2,102)     1,768
                                        --------       -------       --------   --------   --------
CASH AT END OF YEAR..................   $ (2,422)      $  (782)      $ (1,773)  $ (1,194)  $ (2,102)
                                        ========       =======       ========   ========   ========
CASH CONSISTS OF:
  Cash...............................   $  5,675       $ 1,356       $    970   $    509   $  1,180
  Bank indebtedness..................     (8,097)       (2,138)        (2,743)    (1,703)    (3,282)
                                        --------       -------       --------   --------   --------
                                        $ (2,422)      $  (782)      $ (1,773)  $ (1,194)  $ (2,102)
                                        ========       =======       ========   ========   ========
WORKING CAPITAL (DEFICIENCY) AT END
  OF YEAR............................   $ (3,912)      $12,357       $ (7,441)  $  7,477   $   (749)
                                        ========       =======       ========   ========   ========

                             CHAUVCO RESOURCES LTD.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994
                       (UNAUDITED JUNE 30, 1997 AND 1996)
  (COLUMNAR DOLLAR AMOUNTS ARE IN THOUSANDS OF CANADIAN DOLLARS, EXCEPT WHERE
                                   INDICATED)

1  SIGNIFICANT ACCOUNTING POLICIES

     The consolidated financial statements have been prepared in accordance with Canadian generally accepted accounting principles. Unaudited interim financial statements for June 30, 1997 and 1996 have been prepared on a basis consistent with the audited annual financial statements included herein.

  (a) BASIS OF CONSOLIDATION

     All subsidiaries are wholly-owned and included in the Consolidated Financial Statements. A substantial portion of Chauvco's activities are conducted jointly with others and the Consolidated Financial Statements reflect only the Company's proportionate interest in such activities.

  (b) CAPITAL ASSETS

     (i) Capitalized costs

     The Company follows the full cost method of accounting for petroleum and natural gas operations whereby all costs incurred for exploration and development of petroleum and natural gas properties are capitalized in separate cost centres for each country. Such costs include land acquisition costs, geological and geophysical costs, costs of drilling both productive and nonproductive properties, related plant and production equipment costs, carrying costs of nonproductive properties, and that portion of administration costs ($7,497,000 for the six months ended June 30, 1997; 1996 -- $10,925,000;
1995 -- $10,273,000; 1994 -- $7,155,000) applicable to exploration and development activities. No gains or losses are recognized upon the disposition of petroleum and natural gas properties except under circumstances which result in a major disposal of reserves.

     (ii) Depletion and depreciation

     Depletion and depreciation of petroleum and natural gas capital assets is calculated on the unit of production method based on the Company's share of gross proved reserves of petroleum and natural gas. Production and reserves of natural gas and associated liquids are converted to equivalent barrels of crude oil based on heat equivalency. Included in the calculation are estimates for future development costs of undeveloped proved reserves (six months ended June 30, 1997 -- $41,257,000; years ended December 31, 1996 -- $41,445,000;
1995 -- $53,854,000; 1994 -- $76,182,000). Costs excluded from depletion include the historical cost of unevaluated acreage, new projects not yet on production and international new ventures (six months ended June 30, 1997 -- $100,297,000; years ended December 31, 1996 -- $55,707,000; 1995 -- $43,900,000;
1994 -- $39,584,000).

     Included in the annual depletion expense are the new venture costs incurred in countries where no further business development is planned (six months ended June 30, 1997 -- $0; years ended December 31, 1996 -- $1,579,000;
1995 -- $439,000; 1994 -- $0).

     (iii) Ceiling test

     The carrying value of capitalized petroleum and natural gas costs, net of deferred income taxes and accrued site restoration and abandonment costs, is limited to the estimated future net revenue from production of proved reserves at year end wellhead prices plus the lower of cost or estimated fair market value of unproved properties less estimated future administration and financing expenses and income taxes.

                             CHAUVCO RESOURCES LTD.

     (iv) Future site restoration and abandonment

     The Company records an annual provision for future site restoration and abandonment costs based on the unit of production method.

     (v) Other capital assets

     Depreciation of other capital assets is provided annually over their estimated useful lives on the following basis:

     - Pipelines -- straight-line basis over 10 years

     - Office equipment -- 20 percent declining balance basis

     - Computer hardware and software -- straight-line basis over three years

     - Field vehicles -- depreciated over a two to three year life based on geographic location

     - Leasehold improvements -- over the term of the lease on a straight-line basis

  (c) FOREIGN CURRENCY TRANSLATION

     Foreign currency balances of foreign subsidiaries are translated on the following basis:

     - Monetary assets and liabilities are translated at the rates of exchange prevailing at the balance sheet dates

     - Non-monetary assets, liabilities and related depreciation and depletion expense are translated at historical rates

     - Sales, other revenues, royalties and all other expenses are translated at the average rate of exchange during the month in which they are recognized.

     Any resulting foreign exchange gains and losses are included in earnings.

  (d) EXCESS GAS SALES

     The Company's operations in Tierra del Fuego, Argentina provide for the separate delivery and sale of natural gas by each of the joint venture participants, which may result in gas sales volume imbalances. To December 31, 1996, the Company has sold 4.8 billion cubic feet of natural gas in excess of its proportionate working interest in the Tierra del Fuego properties, and has recognized net earnings relating to these volumes. This imbalance is expected to be equalized between participants over time.

2  MAJOR ACQUISITIONS

     (a) During 1994, the Company acquired two properties in the Neuquen Basis of Argentina for $38,368,000 (US $28,265,000) cash.

     (b) Effective April 1, 1994, the Company acquired for $46,806,000 (US $33,781,000) cash plus a contingent note payable of US $1.0 million (based on future production levels and oil prices) an additional 11.66 percent working interest in the Tierra del Fuego properties. The purchase increased the Company's total working interest in the properties to 35 percent.

     (c) Effective January 3, 1997, the Company acquired the outstanding shares of Tidal Resources Inc. for cash consideration and assumption of bank debt and working capital for $56,798,000. Effective January 1, 1997, the Company acquired additional interests in the Chinchaga area for cash consideration of $29,905,000.

                             CHAUVCO RESOURCES LTD.

3  SHARE CAPITAL

  (a) AUTHORIZED

     The Company's authorized share capital consists of an unlimited number of common shares.

  (b) ISSUED

                                                              NUMBER OF
                                                                SHARES       AMOUNT
                                                              ----------    --------
June 30, 1997 (unaudited)
  Balance at beginning of period............................  48,353,452    $215,683
  Exercise of stock options.................................      81,810         977
                                                              ----------    --------
  Balance at end of period..................................  48,435,262    $216,660
                                                              ==========    ========
December 31, 1996
  Balance at beginning of year..............................  48,278,052    $214,955
  Exercise of stock options(a)..............................      75,400         728
                                                              ----------    --------
  Balance at end of year....................................  48,353,452    $215,683
                                                              ==========    ========
December 31, 1995
  Balance at beginning of year..............................  44,538,152    $158,930
  Share issue...............................................   3,500,000      55,125
  Exercise of stock options.................................     239,900       1,752
  Issue costs, net of tax benefits..........................          --        (852)
                                                              ----------    --------
  Balance at end of year....................................  48,278,052    $214,955
                                                              ==========    ========
December 31, 1994
  Balance at beginning of year..............................  44,232,322    $156,817
  Exercise of stock options.................................     305,830       2,113
                                                              ----------    --------
  Balance at end of year....................................  44,538,152    $158,930
                                                              ==========    ========

     June 30, 1997 (unaudited)

     As at June 30, 1997, the Company has reserved 4,641,790 common shares for issuance under a share option plan for officers and employees. The following options were outstanding:

     Employees -- 1,541,815 shares at prices ranging from $8.25 to $20.75 per share to July 21, 2005.

     Officers -- 1,402,000 shares at prices ranging from $9.25 to $17.50 per share to January 8, 2005.

     December 31, 1996

     As at December 31, 1996, the Company has reserved 4,800,000 common shares for issuance under a share option plan for officers and employees. The following options were outstanding:

     Employees -- 1,250,475 shares at prices ranging from $8.25 to $19.25 per share to December 31, 2000.

     Officers -- 1,048,150 shares at prices ranging from $9.25 to $17.50 per share to November 10, 2003.

                             CHAUVCO RESOURCES LTD.

4  COMMERCIAL PAPER AND BANK DEBT

                                                                        DECEMBER 31
                                                          JUNE 30,   -----------------
                                                            1997      1996      1995
                                                          --------   -------   -------
Commercial paper(a)....................................   $ 96,704   $43,057   $55,653
Bank loan(b)...........................................    108,642     3,570     2,854
                                                          --------   -------   -------
                                                          $205,346   $46,627   $58,507
                                                          ========   =======   =======

---------------

(a) The Company has an unsecured $100,000,000 commercial paper facility of which $96,704,000 was outstanding at June 30, 1997 (December 31,
    1996 -- $43,057,000). Due to the revolving nature of the debt and the existence of an undrawn bank term debt facility, the outstanding balance of commercial paper is classified as long-term debt.

(b) The Company has an unsecured $240,000,000 (December 31,
    1996 -- $150,000,000) loan facility from Canadian chartered banks of which $108,642,000 was outstanding at June 30, 1997 (December 31,
    1996 -- $3,570,000). The loan facility revolves to April 30, 1998 at which time the outstanding portion of the facility will become payable in equal quarterly installments over a five-year period unless the revolving loan facility is extended by mutual agreement with the banks. If not extended, the first quarterly instalment would be due three months after the extension election date. The interest rate on outstanding debt varies but approximates the lenders' prime rate. Financial covenants to be maintained include consolidated tangible net worth of at least $175,000,000, minimum annual cash flow from operations before interest expense greater than two times interest expense, a maximum long-term debt to consolidated cash flow ratio of 2.50:1 and a debt to equity ratio no greater than 1.2:1.

5  SENIOR NOTES PAYABLE

                                                                        DECEMBER 31
                                                          JUNE 30,   -----------------
                                                            1997      1996      1995
                                                          --------   -------   -------
Senior notes payable (US $60 million)..................   $ 82,866   $82,176   $81,912
Cross currency hedge agreement.........................     (2,286)   (1,596)   (1,332)
                                                          --------   -------   -------
Canadian dollar equivalent balance.....................   $ 80,580   $80,580   $80,580
                                                          ========   =======   =======

     On February 17, 1994, the Company issued US $60,000,000 of 5.87 percent senior unsecured notes with a seven and a half year term maturing August 15, 2001. The notes are repayable in four equal installments of US $15,000,000 beginning August 15, 1998 with interest payable quarterly in arrears until maturity. The debt ranks equally with the Company's other debt obligations and is subject to the following financial covenants:

          (a) total debt to total capitalization shall not exceed 0.55:1; and

          (b) consolidated tangible net worth shall not be less than Cdn. $150,000,000.

     On February 22, 1994, the Company entered into an interest rate and exchange rate swap that fixed the Senior notes principal repayment at Cdn. $80,580,000 and fixed the interest payments on the Canadian dollar principal amount at 6.5 percent (Note 8).

6  FUTURE SITE RESTORATION AND ABANDONMENT

     The Company has provided $2,115,000 for the six month period ended June 30, 1997 ($2,740,000 for the year ended December 31, 1996; 1995 -- $1,735,000;
1994 -- $1,482,000) for future site restoration and abandonment costs, which is included in depletion, depreciation and amortization expense. The Company's estimated total future liability for site restoration is $32,511,000 at December 31, 1996.

                             CHAUVCO RESOURCES LTD.

7  INCOME TAXES

     The provision for income taxes differs from the calculated tax obtained by applying the combined Canadian federal and provincial income tax rate to earnings before income taxes. The difference is accounted for as follows:

                                SIX MONTHS ENDED JUNE 30,       YEARS ENDED DECEMBER 31,
                                --------------------------    -----------------------------
                                   1997           1996         1996       1995       1994
                                -----------    -----------    -------    -------    -------
                                (UNAUDITED)    (UNAUDITED)
Earnings before taxes.........    $25,583        $23,029      $43,151    $32,066    $40,617
                                  -------        -------      -------    -------    -------
Calculated tax expense........     11,406         10,292       19,444     14,328     17,872
Increase (decrease) in taxes
  resulting from:
  Lower tax rates on foreign
     operations...............     (5,974)        (4,777)     (10,796)    (8,565)    (6,846)
  Non-deductible royalties and
     taxes paid to Provincial
     Governments, net of
     ARTC.....................      6,091          4,899       10,888      9,634      9,192
  Resource allowance..........     (5,047)        (4,914)      (9,912)    (8,909)    (9,303)
  Other.......................       (365)           (37)      (1,481)       (38)       184
                                  -------        -------      -------    -------    -------
                                  $ 6,111        $ 5,463      $ 8,143    $ 6,450    $11,099
                                  =======        =======      =======    =======    =======

     Total income taxes are comprised of:

                                SIX MONTHS ENDED JUNE 30,       YEARS ENDED DECEMBER 31,
                                --------------------------    -----------------------------
                                   1997           1996         1996       1995       1994
                                -----------    -----------    -------    -------    -------
                                (UNAUDITED)    (UNAUDITED)
Current taxes.................    $3,500         $4,003       $ 8,124    $ 3,386    $ 5,188
Deferred taxes................     2,611          1,460            19      3,064      5,911
                                  ------         ------       -------    -------    -------
                                  $6,111         $5,463       $ 8,143    $ 6,450    $11,099
                                  ======         ======       =======    =======    =======

                             CHAUVCO RESOURCES LTD.

8  HEDGING ACTIVITIES

     The Company enters into hedge transactions on crude oil, natural gas, exchange rates and interest rates. Amounts receivable or payable under these agreements are reflected as adjustments to revenue or interest expense. The Company's petroleum and natural gas sales include a loss of $9,802,000 (1995 gain -- $2,063,000; 1994 loss $37,000) and interest expense includes $868,000 (1995 -- $535,000; 1994 -- $1,068,000) as a result of hedging activities. The
Company has the following hedge transactions outstanding at December 31, 1996:

                                                                            VOLUMES SOLD (THOUSANDS)                     TOTAL
                                    FIXED                  ----------------------------------------------------------    FUTURE
        TYPE             UNITS      PRICE       EXPIRY      1996       1997      1998      1999      2000      2001     VOLUMES
        ----             -----     -------   ------------  -------   --------   -------   -------   -------   -------   --------
Crude oil              US$/Bbl     $ 17.97   Feb. 21/97        314         52        --        --        --        --         52
Crude oil              US$/Bbl     $ 19.25   Dec. 31/97         --        365        --        --        --        --        365
Crude oil              US$/Bbl     $ 19.20   Dec. 31/97         --        365        --        --        --        --        365
Crude oil              US$/Bbl     $ 18.42   May 31/97       1,464      1,460       604        --        --        --      2,064
                                                           -------   --------   -------   -------   -------   -------   --------
                                                             1,778      2,242       604        --        --        --      2,846
                                                           -------   --------   -------   -------   -------   -------   --------
Natural gas            US$/Mmbtu   $  2.10   Mar. 31/97         --        270        --        --        --        --        270
Natural gas            US$/Mmbtu   $  2.43   Mar. 31/97         --        270        --        --        --        --        270
Natural gas            US$/Mmbtu   $  1.82   Mar. 31/97        122        180        --        --        --        --        180
Natural gas            US$/Mmbtu   $  2.03   Oct. 31/98        305      1,825     1,520        --        --        --      3,345
                                                           -------   --------   -------   -------   -------   -------   --------
                                                               427      2,545     1,520        --        --        --      4,065
                                                           -------   --------   -------   -------   -------   -------   --------
US Dollar              Cdn$/US$    $0.7080   Dec. 31/97    $36,000   $ 36,000   $    --   $    --   $    --   $    --   $ 36,000
US Dollar              Cdn$/US$    $0.7117   Oct. 31/00     36,000     36,000    36,000    36,000    30,000        --    138,000
                                                           -------   --------   -------   -------   -------   -------   --------
                                                           $72,000   $ 72,000   $36,000   $36,000   $30,000   $    --   $174,000
                                                           -------   --------   -------   -------   -------   -------   --------
Interest rate cap      Cdn rate %    9.00%   Sept. 2/97    $80,000   $ 80,000   $    --   $    --   $    --   $    --        N/A
Interest rate cap      Cdn rate %    8.00%   Sept. 1/99         --     80,000    80,000    80,000        --        --        N/A
                                                           -------   --------   -------   -------   -------   -------
                                                           $80,000   $160,000   $80,000   $80,000   $    --   $    --
                                                           -------   --------   -------   -------   -------   -------   --------
Interest rate swap     Cdn rate %   8.125%   June 9/97     $20,000   $ 20,000   $    --   $    --   $    --   $    --        N/A
                                                           -------   --------   -------   -------   -------   -------
Interest and
  principal
  repayments under
  cross currency
  agreement related
  to Senior Notes      Cdn rate %     6.5%
  Payable              US$/Cdn$    $0.7446   Aug. 15/01    $ 5,252   $  5,266   $25,042   $23,736   $22,441   $21,124   $ 97,609
                                                           -------   --------   -------   -------   -------   -------   --------

                       UNREALIZED
                         MARKET
        TYPE             VALUE
        ----           ----------
Crude oil               $   (896)
Crude oil                 (1,695)
Crude oil                 (1,678)
Crude oil                (10,640)
                        --------
                        $(14,909)
                        --------
Natural gas             $   (166)
Natural gas                 (138)
Natural gas                 (159)
Natural gas               (1,028)
                        --------
                        $ (1,491)
                        --------
US Dollar               $  2,534
US Dollar                  6,243
                        --------
                        $  8,777
                        --------
Interest rate cap       $   (118)
Interest rate cap           (110)
                        --------
                        $   (228)
                        --------
Interest rate swap      $   (478)
                        --------
Interest and
  principal
  repayments under
  cross currency
  agreement related
  to Senior Notes
  Payable               $ (2,596)
                        --------

                             CHAUVCO RESOURCES LTD.

     The Company's petroleum and natural gas sales to June 30, 1997 include a loss of $4,153,000 as a result of hedging activities. The Company has the following hedge transactions outstanding at June 30, 1997.

                                                                                    (UNAUDITED)
                                                                  ------------------------------------------------
                                                                              VOLUMES SOLD (THOUSANDS)                TOTAL
                                            FIXED                 ------------------------------------------------    FUTURE
            TYPE                 UNITS      PRICE      EXPIRY       1997      1998      1999      2000      2001     VOLUMES
            ----                 -----     -------   -----------  --------   -------   -------   -------   -------   --------
Crude oil                      US$/Bbl     $ 18.42   May 31/98         736       604        --        --        --      1,340
Crude oil                      US$/Bbl     $ 19.25   Dec. 31/97        184        --        --        --        --        184
Crude oil                      US$/Bbl     $ 19.20   Dec. 31/97        184        --        --        --        --        184
                                                                  --------   -------   -------   -------   -------   --------
                                                                     1,104       604        --        --        --      1,708
                                                                  --------   -------   -------   -------   -------   --------
Natural gas                    US$/Mmbtu   $  2.03   Oct. 31/98        920     1,520        --        --        --      2,440
                                                                  --------   -------   -------   -------   -------   --------
US Dollar                      Cdn$/US$    $0.7482   Dec. 31/97   $ 18,000   $    --   $    --   $    --   $    --   $ 18,000
US Dollar                      Cdn$/US$    $0.7080   Dec. 31/97     18,000        --        --        --        --     18,000
US Dollar                      Cdn$/US$    $0.7117   Oct. 31/00     18,000    36,000    36,000    30,000        --    120,000
                                                                  --------   -------   -------   -------   -------   --------
                                                                  $ 54,000   $36,000   $36,000   $30,000   $    --   $156,000
                                                                  --------   -------   -------   -------   -------   --------
Interest rate cap              Cdn rate %    9.00%   Sept. 2/97   $ 80,000   $    --   $    --   $    --   $    --        N/A
Interest rate cap              Cdn rate %    8.00%   Sept. 1/99     80,000    80,000    80,000        --        --        N/A
                                                                  --------   -------   -------   -------   -------
                                                                  $160,000   $80,000   $80,000   $    --   $    --        N/A
                                                                  --------   -------   -------   -------   -------
Interest and principal
  repayments under cross
  currency agreement related
  to Senior Notes Payable      Cdn rate %     6.5%
                               US$/Cdn$    $0.7446   Aug. 15/01   $  1,350   $25,042   $23,736   $22,441   $21,124   $ 93,693
                                                                  --------   -------   -------   -------   -------   --------


                               UNREALIZED
                                 MARKET
            TYPE                 VALUE
            ----               ----------
Crude oil                       $(2,907)
Crude oil                          (170)
Crude oil                          (181)
                                -------
                                $(3,258)
                                -------
Natural gas                        (212)
                                -------
US Dollar                       $  (705)
US Dollar                           940
US Dollar                         5,812
                                -------
                                $ 6,047
                                -------
Interest rate cap               $   (30)
Interest rate cap                  (205)
                                -------
                                $  (235)
                                -------
Interest and principal
  repayments under cross
  currency agreement related
  to Senior Notes Payable
                                $(1,204)
                                -------

                             CHAUVCO RESOURCES LTD.

9  CHANGES IN NON-CASH WORKING CAPITAL

                                                   JUNE 30,                    DECEMBER 31,
                                           -------------------------   -----------------------------
                                              1997          1996        1996       1995       1994
                                           -----------   -----------   -------   --------   --------
                                           (UNAUDITED)   (UNAUDITED)
Accounts receivable.....................     $ 1,589       $(5,881)    $(6,967)  $  8,050   $(22,477)
Accounts payable........................        (772)        1,130      17,872    (15,512)    14,159
Taxes payable...........................      (4,294)        1,184       3,618        380     (4,742)
Other...................................        (701)         (901)       (184)      (236)    (1,933)
                                             -------       -------     -------   --------   --------
                                             $(4,178)      $(4,468)    $14,339   $ (7,318)  $(14,993)
                                             =======       =======     =======   ========   ========

10  SEGMENTED INFORMATION

     The Company has operations in Canada, Argentina and Gabon. The Company's entire operating activities are related to exploration, development and production of petroleum and natural gas.

                                                       CANADA    ARGENTINA    GABON     TOTAL
                                                      --------   ---------   -------   --------
JUNE 30, 1997 (UNAUDITED)
Petroleum and natural gas sales.....................  $ 64,956   $ 35,900    $    --   $100,856
                                                      --------   --------    -------   --------
Operating earnings..................................  $ 22,850   $ 15,202    $    --   $ 38,052
                                                      --------   --------    -------   --------
Less:
  Administration....................................                                     (6,111)
  Investment income and foreign exchange............                                        210
  Interest on long-term debt........................                                     (6,568)
  Capital and income taxes..........................                                     (6,405)
                                                                                       --------
Net earnings........................................                                   $ 19,178
                                                      --------   --------    -------   --------
Capital expenditures................................  $112,398   $ 46,900    $39,871   $199,169
                                                      --------   --------    -------   --------
Identifiable assets.................................  $439,250   $338,109    $53,134   $830,493
                                                      --------   --------    -------   --------

                                                       CANADA    ARGENTINA    GABON     TOTAL
                                                      --------   ---------   -------   --------
JUNE 30, 1996 (UNAUDITED)
Petroleum and natural gas sales.....................  $ 60,469   $ 25,678    $    --   $ 86,147
                                                      --------   --------    -------   --------
Operating earnings..................................  $ 21,992   $ 12,212    $    --   $ 34,204
                                                      --------   --------    -------   --------
Less:
  Administration....................................                                     (5,353)
  Investment income and foreign exchange............                                         (3)
  Interest on long-term debt........................                                     (5,819)
  Capital and income taxes..........................                                     (6,050)
                                                                                       --------
Net earnings........................................                                   $ 16,979
                                                      --------   --------    -------   --------
Capital expenditures................................  $ 32,906   $ 13,299    $    --   $ 46,205
                                                      --------   --------    -------   --------
Identifiable assets.................................  $342,192   $276,561    $    --   $618,753
                                                      --------   --------    -------   --------

                             CHAUVCO RESOURCES LTD.

                                                       CANADA    ARGENTINA    GABON     TOTAL
                                                      --------   ---------   -------   --------
DECEMBER 31, 1996
Petroleum and natural gas sales.....................  $152,813   $ 63,134    $    --   $215,947
                                                      --------   --------    -------   --------
Operating earnings..................................  $ 33,486   $ 23,939    $    --   $ 57,425
                                                      --------   --------    -------   --------
Less:
  Administration....................................                                     (2,716)
  Investment income and foreign exchange............                                       (217)
  Interest on long-term debt........................                                    (11,341)
  Capital and income taxes..........................                                     (9,020)
                                                                                       --------
Net earnings........................................                                   $ 34,131
                                                      --------   --------    -------   --------
Capital expenditures................................  $ 47,058   $ 33,179    $13,661   $ 93,898
                                                      --------   --------    -------   --------
Identifiable assets.................................  $330,897   $292,786    $13,753   $637,436
                                                      --------   --------    -------   --------

                                                       CANADA    ARGENTINA    GABON     TOTAL
                                                      --------   ---------   -------   --------
DECEMBER 31, 1995
Petroleum and natural gas sales.....................  $143,814   $ 62,683    $    --   $206,497
                                                      --------   --------    -------   --------
Operating earnings..................................  $ 26,891   $ 21,826    $    --   $ 48,717
                                                      --------   --------    -------   --------
Less:
  Administration....................................                                     (2,498)
  Investment income and foreign exchange............                                     (1,168)
  Interest on long-term debt........................                                    (12,985)
  Capital and income taxes..........................                                     (6,641)
                                                                                       --------
Net earnings........................................                                   $ 25,425
                                                      --------   --------    -------   --------
Capital expenditures................................  $ 43,195   $ 43,054    $    --   $ 86,249
                                                      --------   --------    -------   --------
Identifiable assets.................................  $324,696   $265,794    $    --   $590,490
                                                      --------   --------    -------   --------

                                                       CANADA    ARGENTINA    GABON     TOTAL
                                                      --------   ---------   -------   --------
DECEMBER 31, 1994
Petroleum and natural gas sales.....................  $147,000   $ 42,061    $    --   $189,061
                                                      --------   --------    -------   --------
Operating earnings..................................  $ 32,012   $ 17,303    $    --   $ 49,315
                                                      --------   --------    -------   --------
Less:
  Administration....................................                                     (2,103)
  Investment income and foreign exchange............                                      3,631
  Interest on long-term debt........................                                    (10,226)
  Capital and income taxes..........................                                    (11,565)
                                                                                       --------
Net earnings........................................                                   $ 29,052
                                                                                       --------
Capital expenditures................................  $ 82,534   $134,456    $    --   $216,990
                                                      --------   --------    -------   --------
Identifiable assets.................................  $326,523   $238,129    $    --   $564,652
                                                      --------   --------    -------   --------

                             CHAUVCO RESOURCES LTD.

11  CANADIAN AND UNITED STATES ACCOUNTING POLICY DIFFERENCES

     These financial statements have been prepared in accordance with Canadian generally accepted accounting principles (GAAP). As indicated below, in certain aspects GAAP as applied in the United States differs from Canadian GAAP.

  CONSOLIDATED BALANCE SHEET

     Accounts payable

     Included in accounts payable are the following amounts:

                                                                          DECEMBER 31,
                                                           JUNE 30,     -----------------
                                                             1997        1996      1995
                                                          -----------   -------   -------
                                                          (UNAUDITED)
Trade payables..........................................    $11,021     $17,751   $16,382
Accrued liabilities.....................................     25,863      19,907     3,402
Accrued interest........................................        660         658       660
                                                            -------     -------   -------
                                                            $37,544     $38,316   $20,444
                                                            =======     =======   =======

     Capital assets

                                                                         DECEMBER 31,
                                                         JUNE 30,     -------------------
                                                           1997         1996       1995
                                                        -----------   --------   --------
                                                        (UNAUDITED)
As reported, Canadian GAAP............................   $751,695     $579,070   $546,912
Decrease in depletion expense(a)......................      3,754       11,906     14,129
Adjustments to prior years(a).........................    (51,983)     (63,889)   (78,018)
                                                         --------     --------   --------
Capital assets, US GAAP...............................   $703,466     $527,087   $483,023
                                                         ========     ========   ========

     Share capital

     The following information would have been presented on the face of the balance sheet:

          The common shares had no par value at June 30, 1997, December 31, 1996 and December 31, 1995.

          An unlimited number of common shares were authorized at June 30, 1997, December 31, 1996 and December 31, 1995.

          Common shares issued were 48,435,262 at June 30, 1997, 48,353,452 at December 31, 1996 and 48,278,052 at December 31, 1995.

          Under US GAAP, an option continuity schedule would be provided:

                               SIX MONTHS ENDED JUNE 30,       YEARS ENDED DECEMBER 31,
                               -------------------------   ---------------------------------
                                  1997          1996         1996        1995        1994
                               -----------   -----------   ---------   ---------   ---------
                               (UNAUDITED)   (UNAUDITED)
Balance, beginning of
  period.....................   2,298,625     1,731,975    1,731,975   1,981,200   1,559,000
Options granted..............     889,615       679,125      918,675     243,200     863,450
Options exercised............    (173,615)      (48,625)    (264,625)   (239,900)   (305,830)
Options cancelled/expired....     (70,810)      (14,800)     (87,400)   (252,525)   (135,420)
                                ---------     ---------    ---------   ---------   ---------
                                2,943,815     2,347,675    2,298,625   1,731,975   1,981,200
                                =========     =========    =========   =========   =========

                             CHAUVCO RESOURCES LTD.

  CONSOLIDATED STATEMENTS OF EARNINGS AND RETAINED EARNINGS

                                    SIX MONTHS ENDED JUNE 30,    YEARS ENDED DECEMBER 31,
                                    -------------------------   ---------------------------
                                       1997          1996        1996      1995      1994
                                    -----------   -----------   -------   -------   -------
                                    (UNAUDITED)   (UNAUDITED)
Net earnings as reported..........    $19,178       $16,979     $34,131   $25,425   $29,052
Decrease (increase) in depletion
  expense(a)......................      3,754         4,072      11,906    14,129    (8,018)
Decrease (increase) in income tax
  expenses(a).....................     (1,652)       (1,792)     (4,761)   (6,217)    3,528
                                      -------       -------     -------   -------   -------
Net earnings in accordance with US
  GAAP............................    $21,280       $19,259     $41,276   $33,337   $24,562
                                      =======       =======     =======   =======   =======
Net earnings per common share.....    $  0.44       $  0.40     $  0.85   $  0.71   $  0.55
                                      =======       =======     =======   =======   =======

(a) Under US GAAP the carrying value of petroleum and natural gas properties, net of deferred income taxes, is limited to the 10 percent present value of after-tax future net revenue from proved reserves (based on prices and costs at the balance sheet date) and the unimpaired cost of unproved properties (the "US ceiling test"). Under Canadian GAAP, future net revenue is not discounted but projected financing costs are deducted. Due to this difference, an adjustment to reflect a write-down in capital assets at December 31, 1993 and 1994 was required. Such write-downs amounted to $70,000,000 ($39,200,000 after income taxes) at December 31, 1993 and a further write-down of $15,000,000 ($8,400,000 after income taxes) at December 31, 1994. The December 31, 1994 charge has been reported as additional depletion expense for the year; the December 31, 1993 charge has been reported as a charge against retained earnings.

     In Canada, earnings per share is calculated based on the weighted average number of shares outstanding during the period. For US GAAP, earnings per share would be calculated using common stock equivalents outstanding during the period. The weighted average shares outstanding gives approximately the same earnings per share as using the common stock equivalents.

                             CHAUVCO RESOURCES LTD.

  CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY

     For US reporting the information contained in the consolidated statement of operations and retained earnings and Note 3 share capital, would be combined to develop a complete statement of changes in shareholders' equity.

     The effect of US GAAP on retained earnings in that statement is as follows:

Retained earnings under Canadian GAAP, December 31, 1993....  $ 93,460
                                                              --------
Write-down of oil and gas assets required under US ceiling
  test at December 31, 1993.................................    70,000
Less: Related income taxes..................................    30,800
                                                              --------
                                                                39,200
                                                              --------
Retained earnings at December 31, 1993 restated under US
  GAAP......................................................    54,260
Net income under US GAAP for the years ended:
  December 31, 1994.........................................    24,562
  December 31, 1995.........................................    33,337
  December 31, 1996.........................................    41,276
                                                              --------
Retained earnings at December 31, 1996 under US GAAP........   153,435
Net income under US GAAP for the six months ended June 30,
  1997......................................................    21,280
                                                              --------
Retained earnings at June 30, 1997 restated under US GAAP...  $174,715
                                                              ========

  CONSOLIDATED STATEMENTS OF CHANGES IN CASH POSITION

     The statement of changes in financial position is substantially the same as the statement of cash flows prepared under US GAAP except for the following differences:

     For US GAAP, additional disclosure for cash interest and taxes paid would be made.

                                     SIX MONTHS ENDED JUNE 30,    YEARS ENDED DECEMBER 31,
                                     -------------------------   ---------------------------
                                        1997          1996        1996      1995      1994
                                     -----------   -----------   -------   -------   -------
                                     (UNAUDITED)   (UNAUDITED)
Interest paid......................    $6,566        $5,819      $11,343   $12,985   $10,226
                                       ======        ======      =======   =======   =======
Taxes paid (refunded)..............    $ (500)       $3,406      $ 5,383   $ 2,174   $10,762
                                       ======        ======      =======   =======   =======

     The reported cash flows under the consolidated statement of changes in financial position are as follows:

                               SIX MONTHS ENDED JUNE 30,      YEARS ENDED DECEMBER 31,
                               -------------------------   -------------------------------
                                  1997          1996         1996       1995       1994
                               -----------   -----------   --------   --------   ---------
                               (UNAUDITED)   (UNAUDITED)
Operating activities.........   $  50,555     $ 42,145     $ 94,696   $ 94,197   $  75,183
Financing activities.........     151,488        5,319      (14,600)       489     131,036
Investing activities.........    (202,692)     (47,052)     (80,675)   (93,778)   (210,089)
                                ---------     --------     --------   --------   ---------
                                $    (649)    $    412     $   (579)  $    908   $  (3,870)
                                =========     ========     ========   ========   =========

     Cash flows reported under U.S. GAAP differ from those reported under Canadian GAAP in certain respects; substantially all such difference reported above relates to an allocation of changes in non-cash working capital between operating, financing and investing activities.

                             CHAUVCO RESOURCES LTD.

12  SUBSEQUENT EVENTS

     (a) On January 3, 1997, the Company acquired substantially all of the outstanding shares of Tidal Resources Inc. ("Tidal") for cash consideration of $48 million, plus the assumption of Tidal's bank debt, working capital and acquisition costs estimated to be $7 million in aggregate. The acquisition was financed with existing credit facilities.

     (b) On September 3, 1997, Chauvco announced, subject to shareholder approval of a Plan of Arrangement, its agreement to merge its Canadian and Argentinean businesses with Pioneer Natural Resources Company ("Pioneer"), a United States based independent oil and gas producer, and to carry on the Company's Gabon operations and pursue additional international opportunities under its wholly owned subsidiary, Chauvco Resources International Ltd. ("CRI"). Under this arrangement, shareholders would receive, depending on Pioneer's trading price, between 0.45 and 0.49 of a Pioneer common share, or a Canadian freely trading common share equivalent, together with one share of CRI for each Chauvco common share held. It was also announced that prior to the merger with Pioneer, shareholders would receive the right to subscribe for Chauvco's 20% investment interest in the Alliance Pipeline Project.

                                    ANNEX A

                            [CHAUVCO RESOURCES LOGO]

                      CHAUVCO RESOURCES INTERNATIONAL LTD.

                              INFORMATION BULLETIN

                               TABLE OF CONTENTS

                                          PAGE
                                         ------
Map
SUMMARY................................       3
RISK FACTORS...........................       6
  Oil Exploration, Development and
     Production........................       6
  Depletion of Reserves, Necessity of
     Successful Exploration and
     Development.......................       6
  Uncertainty of Estimates of Reserves
     and Future Net Revenues...........       6
  Capital Requirements.................       7
  Acquisition Risks....................       7
  Prices and Markets for Crude Oil.....       7
  Marketing and Transportation of Crude
     Oil...............................       7
  International Operations.............       8
  Exchange Rate Fluctuations...........       8
  Environmental Risks..................       8
  Governmental Regulation..............       8
  Competition..........................       9
  Availability of Equipment and
     Personnel.........................       9
  Dependence on Key Personnel..........       9
  Limited Operating History, Lack of
     Profitable Operations and
     Management of Growth..............       9
  Enforcement of Civil Remedies........       9
  Absence of Public Market.............       9
  Holding Corporation Structure........      10
  Corporate Strategy...................      10
CONVERSION.............................      11
CURRENCY...............................      11
ELIGIBILITY FOR INVESTMENT.............      11
CHAUVCO RESOURCES INTERNATIONAL LTD....      12
  General..............................      12
  Business Strategy....................      12
GABON..................................      13
  General..............................      13
  Oil Production.......................      13
  Regulation, Royalties and Taxes......      14
  Currency.............................      14
  Foreign Exchange Controls............      14

                                          PAGE
                                         ------
  Industry Conditions..................      15
  Geology of Interior Basin............      15
BUSINESS AND PROPERTIES OF THE
  CORPORATION..........................      16
  Introduction.........................      16
  Land Holdings........................      18
  Drilling History.....................      19
  Capital Expenditures.................      19
  Oil Wells............................      19
  Reserves.............................      20
CAPITALIZATION.........................      22
DIRECTORS AND OFFICERS.................      23
MANAGEMENT.............................      24
MANAGEMENT'S DISCUSSION AND ANALYSIS...      24
  Capital Resources....................      24
RELATIONSHIP BETWEEN THE CORPORATION
  AND CHAUVCO..........................      25
DESCRIPTION OF SHARE CAPITAL...........      25
DIVIDEND POLICY........................      27
THE ARRANGEMENT........................      27
REMUNERATION OF DIRECTORS AND EXECUTIVE
  OFFICERS.............................      28
  Compensation of Executives...........      28
  Compensation of Directors............      28
STOCK OPTIONS..........................      28
PRIOR SALES............................      28
PRINCIPAL HOLDERS OF SECURITIES........      28
INTEREST OF MANAGEMENT AND OTHERS IN
  MATERIAL TRANSACTIONS................      29
MATERIAL CONTRACTS.....................      29
LEGAL MATTERS..........................      29
AUDITORS, TRANSFER AGENT AND
  REGISTRAR............................      30
PROMOTER...............................      30
GLOSSARY OF TERMS......................      31
FINANCIAL STATEMENTS INDEX.............      33

                         CENTRAL WEST AFRICA PROPERTIES

MAP                                                                                                      MAP

MAP

                                    SUMMARY
     THE FOLLOWING IS A SUMMARY ONLY AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, AND MUST BE READ IN CONJUNCTION WITH, THE MORE DETAILED INFORMATION APPEARING HEREIN.
                                THE CORPORATION
     Chauvco Resources International Ltd. (the "Corporation" or "CRI") was incorporated under the laws of Bermuda by Memorandum of Association dated July 29, 1997. The Corporation is an international natural resource company formed for the purpose of engaging directly and indirectly in the business of acquiring properties and exploring for, developing, producing and marketing crude oil and natural gas. The Corporation's principal properties, operations and oil reserves will be located in Gabon, central west Africa, where its exploration and development activities will be conducted through wholly-owned subsidiaries. In addition, the Corporation proposes to actively evaluate other international petroleum resource opportunities. See "Business and Properties of the Corporation".
     Following the Arrangement, the Corporation's assets will consist of approximately $5,000,000 cash and all of the issued and outstanding securities of Chauvco Resources (Gabon) S.A. ("CRG"), Chauvco Resources (Gabon-Ngalo) S.A. ("Ngalo"), Chauvco Resources (Gabon-Maga) S.A. ("Maga"), Chauvco Resources (Gabon-Avomo) S.A. ("Avomo") and CR Trading Co. Ltd. ("CR Trading") and 75% of the issued and outstanding securities of Westoil Marine & Transport Co. Ltd. ("Westoil"). CR Trading and Westoil are corporations incorporated under the laws of Bermuda, and each of CRG, Ngalo, Maga and Avomo are either incorporated or in the process of finalizing their formal organization as Gabonese corporate entities.
     Each of CRG, Ngalo, Maga and Avomo have signed exploration and production sharing contracts ("PSC's") with the Republic of Gabon for onshore permits encompassing 2,473,000 net acres. CRG has also entered into a Participation Agreement with Santa Fe Energy Resources of Gabon (Mondah Bay) Ltd. with respect to an offshore exploration play in the Mondah Bay Block (collectively, the CRG, Ngalo, Maga and Avomo PSC's, and CRG's participation in Mondah Bay are defined as the "Gabon Properties"). Westoil and CR Trading will provide, respectively, crude oil transportation and marketing to the Corporation. See "Business and Properties of the Corporation".
     Gilbert Laustsen Jung Associates Ltd. ("Gilbert"), in a report dated August 19, 1997, evaluated the Remboue property as at August 1, 1997. The following table summarizes Gilbert's evaluation of the CRG interest in the gross and net reserves and future net revenue of the Remboue property. See "Business and Properties of the Corporation".

                                                             GROSS RESERVES    NET RESERVES
                                                             --------------    ------------
                                                               CRUDE OIL        CRUDE OIL
           BASED ON ESCALATING PRICE ASSUMPTIONS                (MBBLS)          (MBBLS)
           -------------------------------------             --------------    ------------
Proved Non-producing Reserves..............................      7,553            6,610
Probable Reserves..........................................      1,848            1,368
                                                                 -----            -----
     Total Proved and Probable Reserves....................      9,401            7,978
                                                                 =====            =====

                                                               DISCOUNTED AT THE RATE OF
   PRESENT WORTH OF FUTURE NET PRODUCTION                     ---------------------------
REVENUE BASED ON ESCALATING PRICE ASSUMPTIONS  UNDISCOUNTED     10%       15%       20%
---------------------------------------------  ------------   -------   -------   -------
                                                               (THOUSANDS IN US DOLLARS)
Proved Non-producing Reserves................    $49,990      $41,186   $37,920   $35,188
Probable Reserves at 50%.....................      6,112        5,265     4,937     4,497
                                                 -------      -------   -------   -------
     Total Proved and Probable Reserves......    $56,102      $46,451   $42,857   $39,845
                                                 =======      =======   =======   =======

                                                             GROSS RESERVES    NET RESERVES
                                                             --------------    ------------
                                                               CRUDE OIL        CRUDE OIL
            BASED ON CONSTANT PRICE ASSUMPTIONS                 (MBBLS)          (MBBLS)
            -----------------------------------              --------------    ------------
Proved Non-producing Reserves..............................      7,553            6,654
Probable Reserves..........................................      1,848            1,365
                                                                 -----            -----
     Total Proved and Probable Reserves....................      9,401            8,019
                                                                 -----            -----

                                                              DISCOUNTED AT THE RATE OF
   PRESENT WORTH OF FUTURE NET PRODUCTION                    ---------------------------
REVENUE BASED ON CONSTANT PRICE ASSUMPTIONS   UNDISCOUNTED     10%       15%       20%
-------------------------------------------   ------------   -------   -------   -------
                                                              (THOUSANDS IN US DOLLARS)
Proved Non-producing Reserves...............    $46,888      $38,903   $35,922   $33,418
Probable Reserves at 50%....................      5,836        5,059     4,756     4,497
                                                -------      -------   -------   -------
Total Proved and Probable Reserves..........    $52,724      $43,962   $40,678   $37,915
                                                =======      =======   =======   =======

                                THE ARRANGEMENT
Arrangement:...............  Pursuant to the Arrangement, at the Effective Time
                             the following transactions shall occur and be deemed to occur in the following order:
                             (a) the Additional Subscription;
                             (b) the Acquisition;
                             (c) Pioneer Canada will purchase from Chauvco all
                                 of the issued and outstanding common shares of the Corporation; and
                             (d) Chauvco Shareholders and Chauvco Optionholders
                                 shall transfer their Chauvco Common Shares and Chauvco Options to Pioneer Canada for the Distributed Shares.
                             See "The Arrangement".
Share Capital:.............  Currently, there are 1,200,000 common shares of the
                             Corporation issued and outstanding. As part of the Arrangement, at the Effective Time, the Corporation will issue the Additional Shares to Chauvco pursuant to the Additional Subscription. See "Description of Share Capital".
Dividend Policy:...........  It is not currently anticipated that dividends will be paid on the common shares in the foreseeable future. See "Dividend Policy".
Risk Factors:..............  Ownership of the Distributed Shares is subject to risk factors associated with the exploration for and development of international crude oil and natural gas properties and certain additional risk factors specifically related to the Corporation. The Corporation was only recently incorporated and has no business history. Following the Arrangement the Corporation's assets will consist of approximately $5,000,000 cash, all the issued and outstanding securities of CRG, Ngalo, Maga, Avomo and CR Trading and 75% of the issued and outstanding securities of Westoil. Although the Corporation anticipates actively evaluating a number of international oil prospects, there is no assurance that such prospects will be profitable. Acquiring, developing and exploring for oil involves many risks, which even a combination of experience, knowledge and careful evaluation may not be able to overcome. These risks include encountering unexpected formations or pressures, premature declines of reservoirs, blow-outs, equipment failures and other accidents, sour gas releases, uncontrollable flows of oil, natural gas or well fluids, adverse weather conditions, pollution, other environmental risks, fires and spills.
                             The marketability of oil recovered from any
                             reserves produced or acquired by the Corporation will be affected by numerous factors beyond the control of the Corporation. These factors include market fluctuations in the world price of oil, the supply and demand for oil, the proximity and capacity of transportation systems and processing equipment and government regulations, including regulations relating to prices, taxes, royalties, land tenure, allowable production, the import and export of oil and environmental protection. The effect of these factors cannot be accurately predicted. Moreover, the oil industry is intensely competitive and the Corporation will have to compete with a number of other corporations, many of which possess greater resources.
                             Initially, all of the Corporation's operations will be conducted in Gabon and all of the Corporation's reserves will be located in Gabon. The Corporation intends to expand its operations to other countries in west Africa and internationally. International resource operations are subject to political, economic and other uncertainties, including, among others, risk of war, revolution, border disputes, expropriation, renegotiation or modification of existing contracts, import, export and transportation regulations and tariffs, taxation policies, including royalty and tax increases and retroactive tax claims, currency exchange controls, limits on repatriation of investment and on allowable levels of production, currency fluctuations, labour disputes and other uncertainties arising out of foreign government sovereignty over the Corporation's international operations. See "Risk Factors".
Selected Pro Forma
Financial Information:.....  The following is a summary of selected pro forma financial information of the Corporation after giving effect to the Arrangement including the Additional Subscription, the Acquisition and the distribution of the Distributed Shares.
                             The following information should be read in conjunction with the Unaudited Pro Forma Consolidated Financial Statements and notes thereto contained herein.
                             Unless otherwise stated, the financial and operating data included herein present the proforma consolidated results of the Corporation and CRG, Ngalo, Maga, Avomo, Westoil and CR Trading as if the Acquisition had already been completed.

                                                                                        JULY 31, 1997
                                                                                        -------------
                                     Assets...........................................   $51,515,936
                                     Long Term Debt...................................           Nil
                                     Shareholders' Equity.............................   $42,856,280
                                     Working Capital Deficiency.......................   $   190,971

                             As part of the Arrangement, at the Effective Time, the Corporation will issue the Additional Shares to Chauvco pursuant to the Additional Subscription. See "Description of Share Capital."

                                  RISK FACTORS

OIL EXPLORATION, DEVELOPMENT AND PRODUCTION

     Oil exploration involves a high degree of risk and there is no assurance that expenditures made on future exploration by the Corporation will result in new discoveries of oil that are commercially or economically producible. The Corporation's operations are subject to the risks of exploration, development and operation of oil properties and the drilling of wells thereon, including encountering unexpected formations or pressures, premature declines of reservoirs, blow-outs, sour gas releases, fires and spills. Losses resulting from the occurrence of any of the these risks could have a materially adverse effect on the Corporation's results of operations, liquidity and financial condition. The Corporation may become subject to liability for pollution, blow-outs or other hazards. The Corporation has insurance in place with respect to these hazards which the Corporation believes is standard in the industry. However, such insurance has limitations on liability that may not be sufficient to cover the full extent of such liabilities. The payment of such uninsured liabilities would reduce the funds available to the Corporation.

DEPLETION OF RESERVES, NECESSITY OF SUCCESSFUL EXPLORATION AND DEVELOPMENT

     Producing oil reservoirs generally are characterized by declining production rates that vary depending upon reservoir characteristics and other factors. The Corporation's future oil reserves and production, and, therefore, cash flow and income, are highly dependent upon the Corporation's success in efficiently developing and exploiting reserves and economically finding additional reserves that are economically recoverable. Without reserve additions through successful exploration and development activities, the Corporation's total reserves and production would decline. There can be no assurance that the Corporation will be able to find, develop or acquire additional reserves to replace its production.

     There is no assurance that oil will be produced in sufficient quantities to make the Corporation's acquired discoveries economic. The long-term commercial success of the Corporation depends on its ability to find, acquire, develop and commercially produce additional oil reserves.

UNCERTAINTY OF ESTIMATES OF RESERVES AND FUTURE NET REVENUES

     There are numerous uncertainties inherent in estimating oil reserves and their values, including many factors beyond the Corporation's control. The reserve information set forth herein represents estimates only. Although the Corporation believes such estimates to be reasonable, reserve estimates are imprecise and should be expected to change as additional information becomes available.

     Estimates of oil reserves, by necessity, are projections based on engineering data, and there are uncertainties inherent in the interpretation of such data as well as the projection of future rates of production and the timing of development expenditures. Reserve engineering is a subjective process of estimating underground accumulations of oil that are difficult to measure. The accuracy of any reserve estimate is a function of the quality of available data, engineering and geological interpretation, and judgment. As a result, estimates of different engineers, including those used by the Corporation, may vary. Estimates of economically recoverable oil reserves and of future net revenues necessarily depend upon a number of factors and assumptions, such as historical production from the area compared with production from other producing areas, the assumed effects of regulations by governmental agencies and assumptions concerning future oil prices, operating costs, severance and excise taxes, development costs and workover and remedial costs, all of which may in fact vary considerably from actual results. Any significant variance in the assumptions could materially affect estimates of economically recoverable quantities of oil attributable to any particular group of properties, classifications of such reserves based on risk of recovery and estimates of the future net revenues expected therefrom. Moreover, there can be no assurance that the Corporation's developed reserves will ultimately be produced or that its undeveloped reserves will be developed within the period anticipated. Actual production, revenues and expenditures with respect to the Corporation's anticipated reserves will likely vary from estimates, and such variances may be material.

CAPITAL REQUIREMENTS

     The Corporation will make, and intends to continue to make, substantial capital expenditures for the development, exploration, acquisition and production of oil. CRG and the Permit Holders have made capital expenditures of $9.6 million in 1996, $34.6 million in the first seven months of 1997 and have budgeted capital expenditures of approximately $13 million for the remaining 1997 term.

     The Corporation believes that its anticipated proforma cash and working capital will be sufficient to fund its activities through to June 30, 1998. Subsequent to that time, the Corporation may need to seek additional capital from various sources, including equity or debt offerings, non-recourse financings or joint ventures. The Corporation's ability to access additional capital will depend on its success in exploring for and developing its reserves and the status of the capital markets at the time such capital is sought. Accordingly, there can be no assurance that capital will be available to the Corporation from any source or that, if available, it will be at prices or on terms acceptable to the Corporation. Should the Corporation be unable to access the capital markets or should sufficient capital not be otherwise available, the development and exploration of the Corporation's properties could be delayed or reduced and, accordingly, revenues and operating results may be adversely affected.

ACQUISITION RISKS

     In the future, the Corporation expects to evaluate and pursue various other acquisition opportunities. The successful acquisition of producing properties requires an assessment of recoverable reserves, future oil prices, operating costs, potential environmental and other liabilities and other factors beyond the Corporation's control. This assessment is necessarily inexact and its accuracy is inherently uncertain. In connection with such an assessment, the Corporation will use evaluation parameters it believes to be generally consistent with industry practices. Any such evaluation, however, will not reveal all existing or potential problems, nor will it permit the Corporation to become sufficiently familiar with the properties to assess fully their deficiencies and capabilities. Inspections generally are not performed on every well, and structural and environmental problems are not necessarily observable even when an inspection is undertaken. Even when problems are identified, the vendor may not be willing or financially able to give contractual protection against such problems, and the Corporation may decide to assume environmental and other liabilities in connection with acquired properties. There can be no assurance that the Corporation's acquisitions will be successful. Any unsuccessful acquisition could have a material adverse effect on the Corporation's financial condition and results of operations.

PRICES AND MARKETS FOR CRUDE OIL

     Oil is a commodity whose price is determined based on world demand, supply and other factors, all of which are beyond the control of the Corporation. World prices for oil have fluctuated widely in recent years. Future price fluctuations in world oil prices will have significant impact upon the projected revenue of the Corporation, the projected return from and the financial viability of the Corporation's existing and future reserves.

MARKETING AND TRANSPORTATION OF CRUDE OIL

     In addition to establishing markets for its oil, the Corporation must also successfully market its oil to prospective buyers. Numerous factors will affect the ability of the Corporation to market its oil, including the prevailing world oil price, current demand and supply and the quality and quantity of the oil being sold. While the Corporation, through its wholly-owned subsidiary CR Trading, has limited direct experience in the marketing of oil, management has expertise in the marketing of crude oil.

     The Corporation's initial production is in an area of lowland jungle with mangrove swamps and river access. To transport the Corporation's oil to market, the Corporation is utilizing Estuary Tankers to move the crude oil to a floating Storage Tanker which will in turn unload the crude oil to a larger ocean transport tanker.

     The operation of Estuary Tankers and floating Storage Tanker is subject to many risks including adverse weather conditions, tidal influences, environmental risks and fires. The Corporation is also subject to changes in the laws affecting the transportation and storage of oil including changes in the design of the equipment utilized. The Corporation, through its subsidiary Westoil, has no direct experience in marine transportation and storage of oil. However, the minority owner of Westoil and the operator of the Estuary Tankers and floating storage facility has extensive expertise in marine operations.

INTERNATIONAL OPERATIONS

     At present, the Corporation's anticipated principal operations are currently being conducted in Gabon. The Corporation may also commence operations in other countries in western Africa and internationally. International operations are subject to political, economic and other uncertainties, including, among others, risk of war, revolution, border disputes, expropriation, renegotiation or modification of existing contracts, import, export and transportation regulations and tariffs, taxation policies, including royalty and tax increases and retroactive tax claims, exchange controls, limits on allowable levels of production, currency fluctuations, labour disputes and other uncertainties arising out of foreign government sovereignty over the Corporation's international operations. Certain regions of the world have a history of political and economic instability. Such instability could result in new governments or the adoption of new policies that might display a substantially more hostile attitude toward foreign investment. Furthermore, in the event of a dispute arising from international operations, the Corporation may be subject to the exclusive jurisdiction of foreign courts or may not be successful in subjecting foreign persons to the jurisdiction of courts in Canada.

EXCHANGE RATE FLUCTUATIONS

     The Corporation is exposed to foreign exchange risks since a portion of its expenditures are in Central African Francs (CFA franc). The exchange rate between CFA francs and US dollars has varied substantially in the last five years. The CFA franc was fixed to the French franc at CFA franc 50: French franc 1 from 1948 until its devaluation by 50% on January 12, 1994. Parity is currently fixed at CFA franc 100: French franc 1.

ENVIRONMENTAL RISKS

     All phases of the oil business, including exploration, development, production, transportation and marketing, present environmental risks and hazards and are subject to environmental regulation pursuant to a variety of international conventions, state laws, regulations and contractual obligations. Environmental legislation and contractual obligations provide for, among other things, restrictions and prohibitions on spills, releases or emissions of various substances produced in association with the Corporation's operations. The legislation and obligations also require that wells and facility sites be operated, maintained, abandoned and reclaimed to the satisfaction of applicable authorities. Compliance with such legislation and obligations can require significant expenditures and a breach may result in the imposition of fines and penalties, some of which may be material. Environmental legislation is evolving in a manner expected to result in stricter standards and enforcement, larger fines and liability and potentially increased capital expenditures and operating costs. Although the Corporation believes that it is in substantial compliance with all existing material environmental regulations and contractual obligations, there can be no assurance that future environmental costs will not have a material adverse effect on the Corporation's financial condition or results of operations.

GOVERNMENTAL REGULATION

     The oil business is particularly subject to regulation and intervention by governments in such matters as the awarding of exploration and production interests, the imposition of specific drilling obligations, environmental protection controls, control over the development and abandonment of fields (including restrictions on production) and possibly expropriation or cancellation of contract rights, as well as with respect to prices, taxes, royalties and the exportation of oil. Such regulation may be changed from time to time in response to economic or political conditions. The implementation of new regulations or the modification of existing regulations affecting the oil industry could reduce demand for oil, increase the Corporation's costs and have a material adverse effect on the Corporation.

COMPETITION

     There is strong competition relating to all aspects of the oil industry, in particular the exploration for and development of new oil reserves. The Corporation will actively compete for reserve acquisitions, exploration leases, licences and concessions and skilled industry personnel with a substantial number of other oil and gas companies, many of which have significantly greater financial resources than the Corporation. The Corporation's competitors will include major integrated oil and natural gas companies and numerous other independent oil and natural gas companies and individual producers and operators.

AVAILABILITY OF EQUIPMENT AND PERSONNEL

     The recent increase in drilling activity throughout the world has increased the demand for drilling rigs, drilling equipment and personnel experienced in the oil industry in general. As a result, the Corporation believes that there currently is, and will continue to be, a shortage of available drilling rigs and other equipment in West Africa and other international destinations which could adversely affect the timing or cost of planned drilling projects. In addition, the costs of such equipment, services and personnel have risen significantly in recent years. No assurance can be given that such services, equipment and personnel will be available in a timely manner or that the costs thereof will not increase significantly in the future.

DEPENDENCE ON KEY PERSONNEL

     The Corporation will depend, in the foreseeable future, on the services of its executive officers with extensive experience and expertise in petroleum exploration, evaluating and analyzing producing oil properties and drilling prospects, maximizing production from oil properties (including through enhanced recovery methods) and marketing and transporting oil production. The ability of the Corporation to retain such officers and attract key employees is important to the success and growth of the Corporation. The loss of key personnel could have a material adverse effect on the Corporation.

LIMITED OPERATING HISTORY, LACK OF PROFITABLE OPERATIONS AND MANAGEMENT OF
GROWTH

     The Corporation has no operating history and is still in a developmental stage, commencing operations in the third quarter of 1997. Shareholders therefore have limited historical financial information about the Corporation upon which to base an evaluation of the Corporation's performance and ownership in the common shares. There can be no assurance that the Corporation will be profitable or will generate positive cash flow in future years. The Corporation anticipates experiencing growth, which could place a strain on its operational and personnel resources. If the Corporation is unable to manage its growth effectively, including retaining qualified employees and consultants, or if production levels fail to grow substantially, such events could have a material adverse effect on the Corporation's results of operations, liquidity and financial condition.

ENFORCEMENT OF CIVIL REMEDIES

     The Corporation is organized under the laws of the Bermuda and all of the Corporation's present material assets will be located outside of North America. As a result, it may be difficult for holders of common shares to realize in North America upon judgments rendered against it.

ABSENCE OF PUBLIC MARKET

     Prior to the Effective Time, there will have been no public market for the common shares. There can be no assurance that an active trading market will develop or continue upon completion of the distribution. The initial value assigned to the common shares will be determined by the Board of Directors of Chauvco after careful and thorough analysis, yet may not be indicative of the market price of the common shares after the distribution. The market price of the common shares could be subject to significant fluctuations in response to variations in quarterly and yearly operating results, the success of the Corporation's business strategy, general trends in the oil industry, competition, changes in governmental regulations affecting the Corporation or the oil industry and other factors. In addition, the stock market in recent years has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of affected companies. These fluctuations may adversely affect the market price of the common shares.

HOLDING CORPORATION STRUCTURE

     The Corporation is a holding corporation and substantially all of the Corporation's business activities and assets will be operated and held by its subsidiaries. Accordingly, the Corporation's ability to meet its financial obligations will be dependent primarily on the ability of its operating subsidiaries to generate cash from operations and the payment of such cash by the operating subsidiaries to the Corporation in the form of loans, dividends or otherwise.

CORPORATE STRATEGY

     It is anticipated that the Corporation's operational and financial strategies will enable it to effectively manage the business and petroleum industry risks. In this way, the Corporation will control its costs as well as manage the risks inherent in the industry which are outside of it's control.

     In addition to the Corporation's business philosophy and strategies which are designed to manage these risks, other factors will contribute to achieving a careful balance between risk and reward. The Corporation will employ highly competent and professional staff who will undertake extensive geological, geophysical, engineering and environmental analyses prior to committing resources to new projects. To this end, the Corporation will utilize the most advanced technology and information systems. The Corporation also anticipates generating many of its exploration prospects internally, and will assume a high degree of operational control by maintaining high working interest positions.

                                   CONVERSION

     The following table sets forth certain standard conversions between Standard Imperial Units and the International System of Units (or metric units).

  TO CONVERT FROM            TO                MULTIPLY BY
  ---------------            --                -----------
cubic metres         cubic feet                   35.494
bbls                 cubic metres                 0.159
cubic metres         Bbls                         6.289
feet                 metres                       0.305
metres               feet                         3.281
miles                kilometers                   1.609
kilometers           miles                        0.621
acres                hectares                     0.405
hectares             acres                        2.471

                                    CURRENCY

     All currency amounts herein are stated in United States dollars unless otherwise indicated. The following table sets forth, for the periods indicated, certain exchange rates based on the noon buying rate in the City of New York for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Bank of New York (the "Noon Buying Rate"). Such rates are set forth as United States dollars per Cdn. $1.00 and are the inverse of rates quoted by the Federal Reserve Bank of New York for Canadian dollars per US $1.00.

                                                             SEVEN MONTHS         YEAR
                                                                ENDED             ENDED
                                                               JULY 31,       DECEMBER 31,
                                                                 1996             1997
                                                            --------------    -------------
Noon Buying Rate at end of period.........................       US $.7239        US $.7301
Average Noon Buying Rate during period....................          $.7282           $.7330
Highest Noon Buying Rate during period....................          $.7489           $.7515
Lowest Noon Buying Rate during period.....................          $.7145           $.7214

                           ELIGIBILITY FOR INVESTMENT

     In the opinion of Bennett Jones Verchere, provided the Distributed Shares are listed on a prescribed stock exchange (which currently includes The Toronto Stock Exchange), the Distributed Shares will be qualified investments under the Income Tax Act (Canada) for trusts governed by a registered retirement savings plan, a registered retirement income fund or a deferred profit sharing plan (other than a trust governed by deferred profit sharing plans under which the employer is the Corporation or a corporation which does not deal at arm's length with the Corporation for the purposes of the Income Tax Act (Canada)) ("Tax Act").

     Deferred income plans, such as registered retirement savings plans, registered retirement income funds and deferred profit sharing plans, which invest more than 20% of their assets in "foreign property", within the meaning of the Tax Act, are subject to a penalty tax with respect to the value of the foreign property in excess of this 20% limit. In the opinion of Bennett Jones Verchere, the Distributed Shares will constitute foreign property for the purposes of the Tax Act.

                      CHAUVCO RESOURCES INTERNATIONAL LTD.

GENERAL

     Chauvco Resources International Ltd. was incorporated under the laws of Bermuda by Memorandum of Association dated July 29, 1997 for the purpose of engaging, directly and indirectly, in the business of acquiring properties and exploring for, developing and producing crude oil in commercial quantities. The Corporation currently anticipates that its head and executive offices will be located in London, United Kingdom but such location has not been definitely determined. In any event, it is unlikely that the head and executive offices will be located in Canada. The registered office of the Corporation is located at Clarendon House, 2 Church Street, P.O. Box HM666, Hamilton, Bermuda HM CX.

     Pursuant to the Arrangement, the Corporation will acquire the Gabon Securities from CRIL. See "The Arrangement".

     The following diagram details the structure of the Corporation's holdings following the Arrangement:
                                   [DIAGRAM]
NOTES:

(1) Incorporated under the laws of Bermuda.

(2) Incorporated or to be incorporated under the laws of the Republic of Gabon.

(3) Before State Back-in of 10 percent at Remboue, Ngalo, Maga and Avomo, and 15 percent (7.5 percent net to the Corporation) at Mondah Bay.

BUSINESS STRATEGY

     The Corporation's primary interest is in the exploration for, and development and production of medium or light gravity crude oil. The Corporation's strategy is to select new international areas that meet the following three entry criteria:

    Materiality --   average daily production of 5,000 to 10,000 bbls/d within
                     eighteen months of entry. The initial project must involve discovered reserves that are both material and profitable.

    Profitability -- early production and cash flow and meaningful earnings contribution. Development opportunities must have attractive finding and development costs and be immediately profitable.

    Growth --        potential for two to three times initial production rates
                     within three to five years. The opportunity must offer a
                     high likelihood of additional exploration and/or development to allow for significant future growth.

     The Corporation is currently focusing its activities on the interior basin of Gabon, primarily on development in the Remboue area. In the future, the Corporation intends to pursue a growth strategy based on the following:

     - Fully assessing the potential of the 2.66 million acres of exploration lands in the Interior Basin of Gabon through an aggressive exploration program,

     - Expand the Corporation's operations in central west Africa through a strategy of targeting areas with characteristics similar to the coastal and interior basins of Gabon,

     - Expand into other international areas where it believes that its entry criteria for materiality, profitability and growth can be attained.

                                     GABON

GENERAL

     Gabon is an independent republic which forms part of the central west region of Africa. The country is situated on the Equator and has a coastline of 550 miles. The capital city, Libreville, is located at the mouth of the Como delta in the north. On the west coast, Gabon's terrain is comprised of sedimentary plains and swamps, while the remaining landscape is dominated by an uneven relief of plateau interlocking with mountains. More than half of the country is covered by tropical forests. The Corporation's lands are in an area of lowland jungle with mangrove swamps and large estuaries that indent the coastline and connect to navigable rivers which extend up to 60 miles inland.

     In the middle of the 19th century, Gabon formed an alliance with France under various protection treaties. In 1910, it became part of French Equatorial Africa, which covered a large area including modern-day Gabon, Congo, the former nation of Zaire and Chad. Gabon declared independence from France in 1960 and the first presidential elections were subsequently held. Soon after, a single-party system was implemented. This was followed by the adoption of a constitution which instituted a multi-party system in 1990. In 1994, the "Paris Accords" were signed which resulted in an enlarged government and elections to be held under an independent electoral committee. Gabon's first referendum, held in 1995 resulted in overwhelming support to implement the Paris Accords.

     Today, Gabon is a unitary republic with a legal system based on its constitution. The current head of state is President Omar Bongo, who has held this position since 1967 and was last elected in 1993. The next presidential election is scheduled for 1998. The National Assembly, which has 120 members, is led by the current Prime Minister Paulin Obame Nguema, who was appointed in October 1993. He leads a majority government, which includes the Parti Democratique Gabonais, the former sole party which held a majority in the National Assembly.

     For historic reasons, France remains a political ally and an important trade partner for Gabon. In the last few years, the Gabonese government has increasingly developed political and trade relations with other industrialized and developing countries.

OIL PRODUCTION

     Gabon is sub-Saharan Africa's third largest oil producer (after Nigeria and Angola), with oil exports of over $2 billion in 1995, representing as much as 80% of the country's total export revenues and about 30 percent of gross domestic product. Gabon is a former member of OPEC, having withdrawn its membership in 1996. Gabon's free-market economy, which is dominated by the private sector, maintains favourable laws toward foreign investment. It has large proven, hydrocarbon reserves (1.0 billion bbls), good reservoirs with high well productivity rates (average 800 bbls/d), moderate fiscal terms which the government is willing to negotiate, acceptable political stability, and well developed infrastructure.

     Petroleum exploration in Gabon was initiated in 1926 but it was not until 1956 that production commenced. Over the subsequent 12 years, oil production centered on the onshore fields near Port Gentil.

Between 1968 and 1990, major new contributions were made from the Gamba onshore field operated by Shell Gabon S.A. ("Shell"), and from the offshore fields operated by Elf Gabon S.A. ("Elf") including the Anguille, Torpille and Grondin fields. In 1989, a downward production trend was reversed when the Shell-operated onshore Rabi-Kounga field came on stream.

     Prior to the discovery of Gamba and Rabi-Kounga, offshore oil fields supplied most of Gabon's petroleum production. The offshore fields are of medium size, with the exception of eight large fields of more than 100 million barrels of recoverable oil. Since the onshore Rabi-Kounga field came on-stream in 1989, onshore and offshore production has been approximately balanced. Recently, other onshore discoveries have been made at Gamba, Echira, Coucal and Avocette. These discoveries have stimulated renewed interest in onshore exploration.

     The oil service centre of Gabon is located at Port Gentil, which is approximately 120 miles south of the capital, Libreville. Today, Gabon has 35 producing fields with a total of approximately 440 producing wells which are in the onshore and offshore region around Port Gentil or to the south of Port Gentil. The average productivity per well is greater than 800 bbls/d. The major producers are Elf, Shell and Perenco Gabon S.A., although numerous other international operators are conducting exploration in Gabon.

REGULATION, ROYALTIES AND TAXES

     Gabon legislation establishes State ownership of all natural resources with royalties and duties payable by any company exploring the country's mineral resources. The Gabonese government grants exploration and production permits in the form of production sharing contracts under which it receives petroleum revenue from two major sources; Royalty and State Profit Oil. The State Profit Oil includes the Corporation's share of corporate income taxes. In addition, the State may receive a State Back-in which it negotiates as part of a PSC. Other than these payments, PSC income is exempt from all other Gabonese taxes.

CURRENCY

     Gabon's currency is the Central African Franc (CFA franc), which is freely convertible without limit into French francs. In 1994, the CFA franc was devalued to 100 CFA francs = 1 French franc, a 50% devaluation.

     The following table sets forth, for the periods indicated, certain exchange rates set by the Bank of France. Such rates are set forth as US dollars per CFA franc and are the inverse of rates quoted by the Bank of France for CFA franc per US $1.00.

                                                           SEVEN MONTHS      YEAR ENDED
                                                          ENDED JULY 31,    DECEMBER 31,
                                                               1997             1996
                                                          --------------    ------------
Noon Buying Rate at end of period.......................   US $0.00162      US $0.00191
Average Noon Buying Rate during period..................      $0.00174         $0.00196
Highest Noon Buying Rate during period..................      $0.00192         $0.00204
Lowest Noon Buying Rate during period...................      $0.00161         $0.00189

FOREIGN EXCHANGE CONTROLS

     The Foreign exchange controls that govern the Corporation's operations are those in general effect in Gabon with the following PSC specific exceptions. The PSC's allow for: (1) no restrictions on the importation of foreign funds intended for the performance of the Corporation's obligations under the PSC; (2) the Corporation to freely convert its assets in Gabon into convertible currencies and the right to export the funds from Gabon without restriction; and
(3) the opening and maintaining of bank accounts both inside and outside of Gabon and the receipt of the proceeds from any sale of production in any of these accounts. The PSC's do not require the Corporation to import into Gabon, funds intended for the performance of the Corporation's obligations, where such obligations require the payment to be made abroad.

INDUSTRY CONDITIONS

  General

     Oil and Gas activities in Gabon are governed under Law No. 15/62 of June 2, 1962 and subsequent amendments which established a mining code in Gabon. In addition, Decree No. 981/PR of October 16, 1970 established the conditions for the application of the mining code and Law No. 14/82 of January 24, 1983 established regulation for hydrocarbon exploration and exploitation activities. Under these laws and decrees the State is the owner of the natural resources for both onshore and offshore areas. The State has established the Direction Generale de L'Exploration et de L'Exploitation des Hydrocarbures ("DGH") as the department that administers hydrocarbon activities within Gabon.

  Exploration and Production Sharing Contracts

     The DGH negotiates contracts for the exploration for and production of hydrocarbons in the form of PSC's with third parties ("Contractors").

     The PSC is normally for an initial period of two to three years during which the Contractor commits to perform certain exploration activities within a prescribed area. Should the initial work commitment be met, the Contractor is permitted to continue the PSC for a further period of two to three years during which time the Contractor is committed to perform certain additional exploration work commitments. Generally, there is no relinquishment of any of the permit area between the respective exploration periods. Should the Contractor not fulfill its work commitments, it would be liable to the State for the cost of such unfulfilled commitments. All real property that is part of the costs within a PSC are the property of the State. The Contractor may utilize those while operating under the terms of a PSC.

     The Contractor is obligated to file with the DGH annual work programs and budgets and to report monthly on conducted activities. Should there be no commercial discoveries within the exploration period(s), the area is relinquished to the State, although the State may grant additional exploration periods if the Contractor commits to perform further exploration work.

  Exclusive Exploitation Areas

     Should the Contractor discover one or more fields within the time periods defined under a PSC that the DGH agrees is commercially exploitable, then the DGH will establish an Exclusive Exploitation Area (EEA) which is limited to the presumed size of each field. The Contractor has two years from the date of the granting of an EEA to commence production from the field. The EEA is granted for an initial term of 10 years and may be extended for two additional periods of five years each. The Contractor may relinquish an EEA at any time for any reason including non-commerciality of the production from the EEA.

  Environmental Law

     A new Environmental Law was passed by the Gabonese Parliament in 1993. For the law to become effective, implementation regulations need to be developed. The petroleum operators with activities in Gabon, through UPEGA (Union Petroliere Gabonaise), have volunteered to develop the regulations and provide them to the Government and the Ministry of Environment.

GEOLOGY OF INTERIOR BASIN

     The Corporation's proposed holdings cover most of the Interior Basin of Gabon and are situated in the equatorial region of the northwest onshore. They are bounded by the basement outcrop of the Lambarene Horst to the west and by the outcrop of the pre-Cambrian shield to the east and south. The Interior Basin opens up into the coastal Atlantic or North Gabon Basin to the northwest.

     The sedimentary and petroleum geology is closely associated with the plate tectonic events that caused the separation, through continental rift and drift, of Africa and South America during the Cretaceous Period. The Interior Basin is interpreted to be a broad interior fracture basin (rift zone) that was the locus of sedimentary deposition during the Cretaceous Period. Thick organic rich muds and sands were deposited in this basin. These sediments now form the main petroleum source and reservoir rocks in the basin.

     Numerous surface seeps drew the early French prospectors to this area in the 1920's -- 1950's. Of the 41 wells drilled to date in the basin, most are old shallow wells, although many have recorded oil shows, despite the fact that some of these wells were incorrectly located due to poor early seismic survey data.

     The relatively recent discovery at Remboue in 1992 of a significant accumulation of high quality oil (34 degrees API) confirms the presence of an active hydrocarbon generation system. The shallow depth of this accumulation (approximately 1200 feet) highlights the under explored nature of the pre-salt section in the Interior Basin.

                   BUSINESS AND PROPERTIES OF THE CORPORATION

INTRODUCTION

     Following the Arrangement, the Corporation's assets will consist of approximately $5,000,000 cash, all of the issued and outstanding securities of CRG, Ngalo, Maga, Avomo and CR Trading and 75% of the issued and outstanding securities of Westoil.

     In 1996, CRG began oil and gas exploration and development operations in Gabon, central west Africa, under two separate contracts. On July 1, 1996, CRG signed a PSC for the Remboue Permit (the "Remboue Permit"), an onshore block encompassing 224,000 acres. The Remboue Permit contains two known oil discoveries and has exploration potential. In the third quarter of 1996, CRG entered into a farm-in agreement with Santa Fe Energy Resources of Gabon (Mondah
Bay), Ltd. on the Mondah Bay Permit (the "Mondah Bay Permit") where an unsuccessful offshore exploration well was drilled in June 1997. This 378,000 acre permit is situated in relatively shallow water and close proximity to the Remboue Permit.

     In April 1997, Ngalo, Maga and Avomo acquired three additional PSCs (the "1997 Permits"). The 1997 Permits encompass 2.06 million acres and are contiguous with CRG's existing Remboue Permit and Mondah Bay Permit. An extensive database of seismic and well data has been obtained from the State and is currently being analyzed.

     CRG has developed one of the known oil discoveries (the Remboue Gamba Pool) during the past year and began oil production in August 1997.

  Remboue Permit

     The fiscal terms negotiated on the Remboue Permit include Royalties, Profit Oil and Cost Oil terms. The Remboue Permit is believed to have excellent exploration potential and contains two known oil discoveries, one of which has been developed by CRG (the Remboue Gamba Pool). CRG has a 100% interest in the Remboue Permit subject to a 10% State Back-in.

     Between 1989 and 1991, the previous operator of lands which included the Remboue Permit drilled eight exploration wells and acquired approximately 370 miles of two-dimensional seismic data. The Remboue Gamba and Fourou Plage discoveries were made in 1991 by the drilling of the AbRe-1 and AbRe-2 wells respectively. At present, there have been approximately 20 prospective crude oil leads identified.

     The terms of the Remboue Permit include two exploration periods, the first period being three years and the optional second period being two years with no relinquishment between the periods. CRG's work commitment during the first exploration period included drilling two appraisal wells and one 4,920 foot exploration well. The drilling undertaken in 1996 and the first six months of 1997 has fulfilled CRG's commitment to drill the two appraisal wells. The Corporation's work commitment for the second exploration period will include drilling two wells (1,640 feet and 4,920 feet) and shooting 62 miles of two-dimensional seismic.

     After signing the Remboue PSC with the Government of Gabon in July 1996, CRG drilled its first appraisal well at ReRe-1 on the existing Gamba oil discovery during the fourth quarter of 1996. This has been followed up with an 11 horizontal well development program. The Corporation began production in August 1997 from the Remboue Gamba pool. Each well is expected to produce at rates between 550 and 1,575 bbls/d. Initial total production from the 10 horizontal wells equipped as producers is forecast at 7,500 bbls/d of oil.

     The Remboue Gamba pool reservoir is a Lower Cretaceous sandstone containing an estimated 50 million barrels of original oil in place. The reservoir depth is approximately 1,200 feet with an average porosity of 20%. The crude oil has a gravity of 34 degrees API and contains minor amounts of sulphur.

     Production facilities were installed at Remboue during the third quarter of 1997. These facilities include roads and camp facilities, a pipeline gathering system and fluid separation and treating equipment utilized to prepare crude oil to market specifications. A separate crude oil storage and tanker loading facility has been constructed adjacent to the Remboue River.

     CRG has also commenced an appraisal and exploration program to evaluate the Gamba potential in the Remboue area, using a slim hole mining rig. Slim hole wells drilled at ReRe-10, ReRe-17 and ReRe-15 have identified Gamba oil potential to the east of the Remboue Gamba pool (ReRe East). CRG has contracted a conventional drilling rig, expected to be onsite in October 1997. At this time, the Corporation anticipates using it to drill a horizontal well at ReRe East and an exploration well to test the Fourou Plage discovery beneath the Remboue Gamba pool. The current exploration program also includes an experimental high resolution seismic survey and four additional slim hole wells to further evaluate the Gamba potential in the Remboue area. The conventional drilling rig will also drill development wells at Remboue and elsewhere, pending results of the exploration program.

     Although the Remboue Permit is onshore in an area of tropical rainforest, there is good access to the area up the Remboue River. In addition, good quality roads were built into the area of the oil discovery by the previous operator providing good operational access. Crude oil produced from the Remboue discovery is being transported to storage and off-loading facilities operated by Westoil. See "Marketing and Transportation".

  Mondah Bay Permit

     CRG earned a 50% interest, subject to a 7.5% State Back-in, in the Mondah Bay Permit in June 1997 by funding an exploration well in the shallow offshore (estuary) portion of the permit. The well was spudded on May 10, 1997, drilled to a total depth of 2,130 feet and abandoned on June 5, 1997. Minor oil shows were encountered while drilling through the Vembo shale above the main target of the Gamba sand. Although excellent reservoir sands were encountered in the Gamba, no oil shows were present and the well was abandoned.

     This well fulfilled the work commitment of the Mondah Bay Permit for the initial term of two years. Should the permit be continued into the second phase, the work commitment is for 124 miles of 2-dimensional seismic or 31 square miles of 3-dimensional seismic and one well to 3,280 feet.

  Ngalo, Maga and Avomo Permits

     The Corporation is developing an exploration program for the 1997 Permits. The terms of the Ngalo, Maga and Avomo PSC's include two exploration periods, the first period being three years and the optional second period being two years. The Corporation's combined work commitments for all three permits during the first exploration period will include the reprocessing of existing seismic data and the drilling of five exploration wells. The commitment wells will be drilled to depths ranging from 1,641 feet to 4,922 feet. The fiscal terms negotiated on the 1997 Permits include Royalties, Profit Oil and Cost Oil terms. The Corporation's work commitments for the second exploration period will include drilling three wells to 1,641 feet and one well to 3,281 feet. Ngalo, Maga, and Avomo have a 100% interest in their respective permits, subject to a 10% State Back-in. The Corporation is planning to commence drilling the exploration commitment wells in the fourth quarter of 1997.

     The Maga and Avomo permits are onshore in an area of tropical rainforest similar to the Remboue Permit with good access to the area by river and road. The Ngalo permit is an onshore permit surrounding the capital city of Libreville and covering the shallow waters of the Estuaire du Gabon. It is anticipated that oil produced from the 1997 Permits would be transported to storage and off-loading facilities on the coast.

MARKETING AND TRANSPORTATION

     Ninety-five percent of Gabonese crude oil production is exported by ocean tanker, with the majority shipped to sophisticated refining centers in the United States. It is anticipated that CR Trading will market the Corporation's production to either west African crude oil traders or North American refiners. The Remboue Gamba Pool crude oil compares favourably with the best quality crude exported from Gabon.

     The Corporation began delivering its initial production from the Remboue Permit in August 1997 to a leased Storage Tanker (580,000 bbls capacity). Westoil has purchased two European Estuary Tankers (minimum capacity of 12,000 bbls each) and is transporting sales quality crude oil from the Remboue Gamba Pool to the Storage Tanker, which is moored offshore near the entrance to the Estuaire du Gabon. Every 40 to 60 days, the Storage Tanker will move into deeper water to transfer its cargo as a part load to an ocean tanker for transport to markets. The first shipment of crude to market is expected to take place in late October or early November 1997.

     The Corporation will evaluate the option of building a pipeline and marine terminal to ship crude to market. It is anticipated that the transportation of crude using Estuary Tankers would continue until sufficient reserves have been discovered to meet a production level of 25,000 bbls/d sustainable for five years. At that time, a pipeline is expected to be constructed to reduce transportation costs.

LAND HOLDINGS

     The following table sets forth the land holdings of CRG, Ngalo, Maga and Avomo (the "Permit Holders") respectively, as at June 30, 1997.

                                       DEVELOPED          UNDEVELOPED            TOTAL
                                   -----------------   -----------------   -----------------
                                   GROSS(1)   NET(2)   GROSS(1)   NET(2)   GROSS(1)   NET(2)
                                   --------   ------   --------   ------   --------   ------
                                                     (THOUSANDS OF ACRES)
Remboue..........................      2         2        222       222       224       224
Mondah Bay.......................     --        --        378       189       378       189
Ngalo............................     --        --        602       602       602       602
Maga.............................     --        --        610       610       610       610
Avomo............................     --        --        850       850       850       850
                                     ---       ---      -----     -----     -----     -----
     Total.......................      2         2      2,662     2,473     2,664     2,475
                                     ===       ===      =====     =====     =====     =====

NOTES:

(1) "Gross Acres" represents the total number of acres in which the Permit Holders have an interest.

(2) "Net Acres" refers to the total of the acres in which the Corporation has an interest multiplied by the percentage interest of the Permit Holders therein. The State and other Gabonese parties have an option to back-in to development projects for a 10% interest at Remboue, Ngalo, Maga and Avomo and a 15% (7.5% net to the Corporation) interest at Mondah Bay.

DRILLING HISTORY

     The Permit Holders drilled, or participated in the drilling of the following wells during the period indicated.

                                       FOR THE SEVEN MONTHS
                                              ENDED                  FOR THE YEAR ENDED
                                          JULY 31, 1997              DECEMBER 31, 1996
                                      ----------------------       ----------------------
                                      GROSS(1)        NET(2)       GROSS(1)        NET(2)
                                      --------        ------       --------        ------
Crude Oil...........................     9.0            9.0           3.0            3.0
Drilled and abandoned(3)............     3.0            2.5            --             --
                                        ----           ----          ----           ----
     Total Wells....................    12.0           11.5           3.0            3.0
                                        ----           ----          ----           ----
Success Ratio.......................     75%                         100%

NOTES:

(1) "Gross" means the number of wells in which the Permit Holders have a working interest.

(2) "Net" means the aggregate number of wells obtained by multiplying each gross well by the Permit Holders' percentage working interest therein. The State and other Gabonese parties have an option to back-in to development projects for a 10% interest at Remboue, Ngalo, Maga and Avomo and a 15% (7.5% net to the Corporation) interest at Mondah Bay.

(3) Includes the ReRe-10 and ReRe-17 slim-hole appraisal wells, which found oil but were abandoned as they had no value as future production or injection wells due to the small-hole diameter.

CAPITAL EXPENDITURES

     The following table summarizes the consolidated pro forma capital expenditures of the Corporation for the periods indicated.

                                                   SEVEN MONTHS ENDED    FOR THE YEAR ENDED
                                                     JULY 31, 1997       DECEMBER 31, 1996
                                                   ------------------    ------------------
                                                          (THOUSANDS IN US DOLLARS)
Drilling and equipping wells.....................       $16,721                $7,955
Production facilities............................         8,717                   nil
Estuary tankers..................................         3,900                   nil
Land acquisition.................................         3,500                   750
Capitalized administration.......................         1,519                   849
Corporate........................................           194                    82
                                                        -------               -------
     Total.......................................       $34,551                $9,636
                                                        =======               =======

OIL WELLS

     At July 31, 1997, the Corporation had interests in ten wells, (nine net wells after State Back-in) which were capable of or were being completed and tied-in for production of crude oil.

RESERVES

     Gilbert Laustsen Jung Associates Ltd. ("Gilbert"), in a report (the "Gilbert Report") dated August 19, 1997, evaluated the Remboue property of CRG as at August 1, 1997.

     The following table summarizes Gilbert's evaluation of the CRG interest in the gross and net reserves and future net revenue of the Remboue property. Under the terms of the production sharing contracts, revenues are received in the form of Cost Oil and Profit Oil. All evaluations of future net production revenue set forth in the tables are stated prior to provision for indirect costs and after deduction of royalties. CRG's income taxes are included in the State Profit Oil. Accordingly, the net production revenue set forth in the table is stated after Gabon taxes. Included in royalties is the State Profit Oil royalty amounts. It should not be assumed that the discounted net revenues shown below represent the fair market value of the reserves.

                                                             GROSS RESERVES    NET RESERVES
                                                             --------------    ------------
                                                               CRUDE OIL        CRUDE OIL
           BASED ON ESCALATING PRICE ASSUMPTIONS                (MBBLS)          (MBBLS)
           -------------------------------------             --------------    ------------
Proved Non-producing Reserves..............................      7,553            6,610
Probable Reserves..........................................      1,848            1,368
                                                                 -----            -----
     Total Proved and Probable Reserves....................      9,401            7,978
                                                                 =====            =====

                                                               DISCOUNTED AT THE RATE OF
   PRESENT WORTH OF FUTURE NET PRODUCTION                     ---------------------------
REVENUE BASED ON ESCALATING PRICE ASSUMPTIONS  UNDISCOUNTED     10%       15%       20%
---------------------------------------------  ------------   -------   -------   -------
                                                               (THOUSANDS IN US DOLLARS)
Proved Non-producing Reserves................    $49,990      $41,186   $37,920   $35,188
Probable Reserves at 50%.....................      6,112        5,265     4,937     4,657
                                                 -------      -------   -------   -------
     Total Proved and Probable Reserves......    $56,102      $46,451   $42,857   $39,845
                                                 =======      =======   =======   =======

                                                             GROSS RESERVES    NET RESERVES
                                                             --------------    ------------
                                                               CRUDE OIL        CRUDE OIL
            BASED ON CONSTANT PRICE ASSUMPTIONS                 (MBBLS)          (MBBLS)
            -----------------------------------              --------------    ------------
Proved Non-producing Reserves..............................      7,553            6,654
Probable Reserves..........................................      1,848            1,365
                                                                 -----            -----
     Total Proved and Probable Reserves....................      9,401            8,019
                                                                 =====            =====

                                                              DISCOUNTED AT THE RATE OF
   PRESENT WORTH OF FUTURE NET PRODUCTION                    ---------------------------
REVENUE BASED ON CONSTANT PRICE ASSUMPTIONS   UNDISCOUNTED     10%       15%       20%
-------------------------------------------   ------------   -------   -------   -------
                                                              (THOUSANDS IN US DOLLARS)
Proved Non-producing Reserves...............    $46,888      $38,903   $35,922   $33,418
Probable Reserves at 50%....................      5,836        5,059     4,756     4,657
                                                -------      -------   -------   -------
     Total Proved and Probable Reserves.....    $52,724      $43,962   $40,678   $37,915
                                                =======      =======   =======   =======

NOTES TO GABON ESCALATING AND CONSTANT PRICE RESERVES AND FUTURE NET REVENUE
TABLES:

 (1) "Gross reserves" are defined as the total of CRG's working interest share of reserves. "Net reserves" are defined as CRG's gross reserves less all royalties and State Profit Oil in excess of corporate income taxes.

 (2) "Proved reserves" are those reserves estimated as recoverable under current technology and existing economic conditions in the case of constant price and cost analyses and anticipated economic conditions in the case of escalated price and cost analyses, from that portion of a reservoir which can be reasonably evaluated as economically productive on the basis of analysis of drilling, geological, geophysical and engineering data, including the reserve to be obtained by enhanced recovery processes demonstrated to be economically and technically successful in the subject reservoir.

 (3) "Producing reserves" are those reserves that are actually on production and could be recovered from existing wells and facilities. An increase in existing compression horsepower or the restaging of an existing compressor is categorized as producing, as is the installation of a pumping unit, where either the investment or the incremental reserves are small. In multi-well pools involving a competitive situation, reserves may be subdivided into producing and non-producing reserves, in order to reflect allocation of reserves to specific wells and their respective development status. Producing reserves require near zero future capital to be expended in order to be produced.

 (4) "Non-producing reserves" are those reserves that are not classified as producing.

 (5) "Probable reserves" are those reserves which analysis of drilling, geological, geophysical and engineering data does not demonstrate to be proved under current technology and existing economic conditions, but where such analysis suggest the likelihood of their existence and future recovery. Probable additional reserves to be obtained by the application of enhanced recovery processes will be the increased recovery over and above that estimated in the proved category which can be realistically estimated for the pool on the basis of enhanced recovery processes which can be reasonably expected to be instituted in the future. The extent to which probable reserves ultimately may be reclassified as proved reserves is dependent upon future drilling, testing, and well performance. The degree of risk to be applied in evaluating probable reserves is influenced by economic and technological factors as well as the time element. FOR PURPOSES OF THIS INFORMATION BULLETIN, CRG HAS REDUCED ITS PRESENT WORTH VALUES ON PROBABLE RESERVES BY 50% TO ACCOUNT FOR GEOLOGICAL AND ENGINEERING RISK FACTORS.

 (6) "Net production revenue" is income derived from the sale of net reserves of petroleum and natural gas, less all capital costs, production taxes and operating costs and before administrative overhead costs.

 (7) The escalating price assumptions assume the continuance of current laws and regulations and any increases in wellhead selling prices and take into account inflation with respect to future operating and capital costs. In the escalating price assumption evaluation, operating and capital costs have been escalated in accordance with Note 10 below. The field oil price forecasts effective August 1, 1997 are summarized as follows:

                                             WTI         FIELD PRICE
                                           ($/BBL)         ($/BBL)
                                         ------------    ------------
     1997..............................     19.50           17.60
     1998..............................     20.00           18.10
     1999..............................     20.50           18.60
     2000..............................     21.00           19.10
     2001..............................     21.50           19.60
     2002..............................     22.00           20.10
     2003..............................     22.50           20.60
     2004..............................     23.00           21.10
     2005..............................     23.50           21.60
     Thereafter........................  +2% per year    +2% per year

 (8) The constant price assumptions assume the continuance of current laws, regulations and operating costs in effect on the date of the evaluation. Product prices have not been escalated beyond 1997. The field price used to calculated the net production revenue was $17.60/bbl (WTI $19.50).

     In addition, operating and capital costs have not been increased on an inflationary basis.

 (9) Total capital costs, net to CRG, necessary to achieve the estimated future net proved and probable production revenues, based on escalating price and cost assumptions, are estimated to be $4.2 million with all costs to be incurred in fiscal year 1997. The comparable values for the constant cost assumptions are $4.2 million in 1997. These values relate to the total proved and probable reserve cases.

(10) The costs used in the Escalating Price Assumption case have been escalated by 2% per year beginning in 1998.

                                 CAPITALIZATION

     The following table sets forth the capitalization of the Corporation as at certain dates and after certain events:

                                                            OUTSTANDING AS AT
                                               --------------------------------------------
                                                                         JULY 31, 1997
                                                                     AFTER GIVING EFFECT TO
         DESCRIPTION           AUTHORIZED        JULY 31, 1997          THE ARRANGEMENT
         -----------           ----------      ------------------    ----------------------
                                                   (AUDITED)              (UNAUDITED)
Debt.........................     Nil                 Nil                     Nil
Common Shares(1).............  1,200,000(2)         $12,000          $      513,324
                                               (1,200,000 shares)       (approximately
                                                                     51,332,432(3) shares)

NOTES:

(1) After giving effect to the Arrangement, the proforma contributed surplus and retained earnings as of July 31, 1997 is $42,342,956.

(2) At the Effective Time, the authorized capital of the Corporation will be increased to facilitate the Additional Subscription.

(3) The precise number of the Additional Shares will be determined at the Effective Time. The Corporation currently estimates that 50,132,432 common shares will be subscribed for by Chauvco. See "The Arrangement".

     As of August 1, 1997, the 25% minority interest in Westoil was $1,139,777.

                             DIRECTORS AND OFFICERS

     The name, municipality of residence, position held with the Corporation and principal occupation of each of the present and proposed directors and officers of the Corporation is set forth below.

  NAME AND ADDRESS            POSITION HELD                CURRENT PRINCIPAL OCCUPATION(2)
  ----------------            -------------                -------------------------------
Guy J. Turcotte(1)     Chairman and Director          Chairman, C.E.O. and Director of Chauvco
  Calgary, Alberta
W. Glen Russell        President, Chief Executive     President, C.O.O. and Director of Chauvco
  Calgary, Alberta     Officer and Director
James K. Wilson        Executive Vice-President       Senior Vice-President, Finance and
  Calgary, Alberta     and Chief Financial Officer    Administration & C.F.O. of Chauvco
M. Simon Hatfield      Executive Vice-President,      Vice-President, International Exploration
  Calgary, Alberta     Operations                     of Chauvco
James R. Baroffio      Director                       Corporate Director
  Maraga, California
Bernard F. Isautier    Director                       Corporate Director
  Papeete, French
  Polynesia
Graham Collis(1)       Director                       Partner
  Hamilton, Bermuda                                   Conyers Dill & Pearman
                                                      (Bermuda law firm)
Anthony Whaley(1)      Director                       Partner
  Hamilton, Bermuda                                   Conyers Dill & Pearman
                                                      (Bermuda law firm)

NOTE:

(1) Messrs. Turcotte, Collis and Whaley serve as the initial Directors of the Corporation pending the subsequent installation of the remaining slate. Upon appointment of Messrs. Russell, Baroffio and Isautier, Mr. Whaley will resign. Other individuals may also be appointed Directors of the Corporation prior to the Effective Time.

(2) At the Effective Time, the principal occupations of the individuals who are officers of the Corporation will change as their positions with the Corporation will become their principal occupation.

     Each of the above listed individuals has been engaged in the principal occupation or in other capacities with the same firm or organization for the last five years except for Mr. Baroffio who prior to November 1, 1994 was President of Chevron Canada Resources, Mr. Isautier who prior to January 1, 1996 was President and C.E.O. of Canadian Occidental Petroleum Ltd., Mr. Russell who prior to February 15, 1995 was Senior Vice-President and C.O.O. of Gulf Canada Resources Limited, and Mr. Hatfield who prior to December 12, 1994 was Manager, Geology and Geophysics, Frontiers and International, Petro-Canada Inc.

                                   MANAGEMENT

     The following is a brief summary of the technical qualifications of the senior officers of the Corporation.

     GUY J. TURCOTTE, Chairman and Director -- Mr. Turcotte founded Chauvco Resources Ltd. in January, 1981 and was appointed Chairman of the Board and Chief Executive Officer on January 1, 1993. From 1984 to 1988, and from 1989 to 1994, Mr. Turcotte served on the board of the Canadian Association of Petroleum Producers (CAPP) (formerly IPAC). He has also served on various Boards in the industry and is currently on the Board of Directors of Gendis Inc., Trans-Dominion Energy Corporation, Alliance Pipeline Ltd., and is a member of the Young Presidents' Organization. Mr. Turcotte received the Independent Petroleum Association of Canada Chairman's Award in 1990 and the Wall Street Transcript Gold Award for the outstanding Chief Executive Officer of Canadian Junior Oil Producers in 1990. In 1991, he received the same award in the Canadian Intermediate Oil Producer category and the Pinnacle Award honoring Entrepreneurship in Alberta.

     W. GLEN RUSSELL, President, Chief Executive Officer and Director -- In October 1995, Mr. Russell was appointed President and Chief Operating Officer of Chauvco Resources Ltd. and elected a director of Chauvco Resources Ltd. in April 1996. He has over 27 years of broad oil and gas experience and has been responsible for all domestic and international activities of Chauvco Resources Ltd. Since 1983, Mr. Russell held various senior executive positions with Gulf Canada in both growth and restructuring environments and was named Senior Vice President and Chief Operating Officer in 1993. Mr. Russell was a participant and chairman of numerous joint venture management committees for developments such as Hibernia and Terra Nova off the east coast of Canada, Amauligak in the Beaufort Sea, and heavy oil/oil sands projects such as Syncrude, OSLO, Alsands and the Plains Upgrader. He has served on various boards in the industry, including Center for Cold Oceans Resource Engineering, Center for Frontier Engineering Research, Syncrude Canada Limited, Komiarcticoil Joint Stock Company and Rimbey Pipeline Company Limited.

     JAMES K. WILSON, Executive Vice President and Chief Financial Officer -- In August 1990, Mr. Wilson was named Vice President, Finance and Chief Financial Officer of Chauvco Resources Ltd. He was promoted in 1995 to Senior Vice President, Finance and Administration & Chief Financial Officer. Mr. Wilson has been responsible for finance, accounting, treasury, information systems and administration at Chauvco Resources Ltd. Since 1982 he has held various positions of increasing responsibility for accounting, treasury and finance activities in the oil and gas industry. Mr. Wilson is a member of the Institute of Chartered Accountants of Alberta, Financial Executives Institute of Canada, Canadian Petroleum Tax Society and Treasury Management Association of Canada.

     M. SIMON HATFIELD, Executive Vice President, Operations -- Mr. Hatfield joined Chauvco Resources Ltd. in December 1994 as Vice President, International Exploration to form an International New Ventures Group and provide dedicated focus to the Company's international business units. The identification of the Gabon opportunity was a result of this group's focus. Previously, he held various senior managerial positions of increasing responsibility in two of the world's largest oil and gas companies (Esso/Exxon and Petro-Canada). Mr. Hatfield is a petroleum explorationist with over 20 years of oil and gas industry experience with 15 years in international ventures/operations in Africa, Middle East, Asia, South America and Europe.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

CAPITAL RESOURCES

     The Corporation may require additional financing to develop its properties, and to place them into commercial production. The development of its properties will, therefore, depend upon the Corporation's ability to obtain financing through the joint venturing of projects, debt financing, equity financing or other means. There is no assurance that the Corporation will be successful in obtaining such required financing. Failure to obtain such financing would result in the delay or indefinite postponement of exploration and development work on its properties, as well as the possible relinquishment of its properties.

                RELATIONSHIP BETWEEN THE CORPORATION AND CHAUVCO

     Chauvco took the initiative in founding and organizing the Corporation on July 29, 1997. To date, Chauvco has contributed $12,000 to the Corporation on the subscription for 1,200,000 common shares. Chauvco currently owns 100% of the issued and outstanding common shares of the Corporation.

     Chauvco was incorporated under the laws of the Province of Alberta on January 16, 1981. Chauvco is an Alberta-based, international petroleum exploration and production company. The registered office of Chauvco and its head office and principal place of business are located at 2900, 255 - 5th Avenue, S.W., Calgary, Alberta, T2P 3G6.

     The common shares of Chauvco are listed and posted for trading on The Toronto Stock Exchange, The Alberta Stock Exchange and the Montreal Exchange.

     The Combination Agreement provides that, in connection with the transactions leading to the distribution of the Distributed Shares in accordance with the Arrangement, the purchase and sale agreement between CRIL and the Corporation with respect to the transfer of CRIL's interest in the Gabon Securities to the Corporation shall be in a form mutually acceptable to Chauvco and Pioneer Canada and shall provide that: (i) the Corporation will assume and be responsible for and will indemnify, defend and hold CRIL, Chauvco and Pioneer Canada harmless from and against any liabilities that CRIL, Chauvco or Pioneer Canada may be or become subject to if any taxing authority challenges the value placed on the Gabon Securities or the corresponding value of the Distributed Shares transferred to the holders of Common Shares of Chauvco and holders of Chauvco Options; (ii) the Corporation will assume all liabilities with respect to the underlying operations of the Gabon Subsidiaries being purchased; (iii) the Corporation will assume and be responsible for and will indemnify, defend and hold CRIL, Chauvco and Pioneer Canada harmless from and against any liabilities that CRIL, Chauvco and Pioneer Canada may be or become subject to which relate to the assets, business, operations, debts or liabilities of CRIL and Chauvco which are being purchased by the Corporation and with respect to the transactions contemplated in respect thereof (provided that with respect to tax matters, the extent of the indemnity shall be limited to that set out in (i));
(iv) CRIL and Chauvco will assume and be responsible for and will indemnify, defend and hold the Corporation harmless from and against any liabilities the Corporation may be or become subject to which relate to the assets, business, operations, debts or liabilities of CRIL and Chauvco which are not being purchased by the Corporation; (v) Chauvco, subject to confidentiality provisions, will retain copies of the books and records of such companies; (vi) the Chauvco name shall not be used in connection with, and the Corporation shall not engage in, any oil and gas operations in the western Canadian sedimentary basin for a period of one (1) year from the Effective Date; and (vii) the Corporation will use its best efforts to have Chauvco released from any and all guarantees Chauvco has given to the Gabonese Government. In addition, Chauvco will provide an additional C$13.5 million of funding into the Gabon Subsidiaries through CRIL between September 3, 1997 and the Effective Date which shall remain in the Gabon Subsidiaries for their operations and shall not be repaid to CRIL except to the extent that the same may be reflected in the determination of the fair market value of the Gabon Securities on the Effective Date.

                          DESCRIPTION OF SHARE CAPITAL

     As at July 31, 1997, the authorized, issued and outstanding share capital of the Corporation consisted of 1,200,000 common shares with par value equal to $0.01 per common share. At the Effective Time, the number of authorized common shares of the Corporation will be increased to facilitate the Additional Subscription and Chauvco will subscribe for the Additional Shares at a subscription price equal to the aggregate of $5,000,000 and the fair market values of the Gabon Securities. For each of the Additional Shares, $0.01 will be added to the stated capital account of the common shares of the Corporation, and to the extent that the aggregate of such amount is less than the subscription price paid by Chauvco, the difference shall be contributed surplus.

                              BERMUDA COMPANY LAW

     Set forth below is a summary of certain significant provisions of the Companies Act 1981 of Bermuda (including any modifications adopted pursuant to the Corporation's by-laws) applicable to the Corporation. The following statements are summaries, and do not purport to deal with all aspects of Bermuda law that may be relevant to the Corporation and its shareholders.

     Interested Directors. The by-laws provide that any transaction entered into by the Corporation in which a director has an interest is not voidable by the Corporation nor can such director be liable to the Corporation for any profit realised pursuant to such transaction provided the nature of the interest is disclosed at the first opportunity at a meeting of directors, or in writing to the directors.

     Merger and Similar Arrangements. The Corporation may acquire the business of another Bermuda corporation similarly exempt from Bermuda taxes or a corporation incorporated outside Bermuda and carry on such business when it is within the objects of its Memorandum. The Corporation may amalgamate with another Bermuda corporation or with a corporation incorporated in another jurisdiction which permits such a corporation to amalgamate with a Bermuda corporation, subject to shareholder approval. A shareholder may apply to a Bermuda court for a proper valuation of such shareholder's shares if such shareholder is not satisfied that fair value has been paid for such shares. The court ordinarily would not disapprove the transaction on that ground absent evidence of fraud or bad faith.

     Takeovers. Bermuda law provides that where an offer is made for shares of another corporation and, within four months of the offer the holders of not less than 90% of the shares which are the subject of the offer accept, the offeror may by notice require the nontendering shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to the court within one month of the notice objecting to the transfer. The burden is on the dissenting shareholders to show that the court should exercise its discretion to enjoin the required transfer, which the court will be unlikely to do unless there is evidence of fraud or bad faith or collusion as between the offeror and the holder of the shares who have accepted the offer as a means of unfairly forcing out minority shareholders.

     Shareholder's Suit. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda. However, the Bermuda courts ordinarily would be expected to follow English case law precedent, which would permit a shareholder to commence an action in the name of the Corporation to remedy a wrong done to the Corporation where the act complained of is alleged to be beyond the corporate power of the Corporation or is illegal or would result in the violation of the Memorandum and by-laws. Furthermore, consideration would be given by the court to acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of the Corporation's shareholders than actually approved it. The winning party in such an action generally would be able to recover a portion of attorneys fees incurred in connection with such action.

     Indemnification of Directors. The Corporation may indemnify its directors or officers in their capacity as such in respect of any loss arising or liability attaching to them by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which a director or officer may be guilty in relation to the Corporation other than in respect of his own fraud or dishonesty.

     Inspection of Corporate Records. Members of the general public have the right to inspect the public documents of the Corporation available at the office of the Registrar of Companies in Bermuda which will include the Memorandum (including its objects and powers) and any alteration to the Memorandum and documents relating to an increase or reduction of authorised capital. The shareholders have the additional right to inspect the bye-laws, minutes of general meetings and audited financial statements of the Corporation, which must be presented to the annual general meeting of shareholders. The register of shareholders of the Corporation is also open to inspection by shareholders without charge, and to members of the public for a fee. The Corporation is required to maintain its share register in Bermuda but may establish a branch register outside Bermuda. The Corporation is required to keep at its registered office a register of its directors and officers which is open for inspection by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.

                                DIVIDEND POLICY

     The Corporation, since its date of incorporation, has not paid any dividends on the common shares and it is not currently anticipated that dividends will be paid on the common shares in the foreseeable future.

                                THE ARRANGEMENT

     Pursuant to the Arrangement at the Effective Time, the following transactions shall occur and be deemed to occur in the following order:

(a) Chauvco will subscribe for that number of common shares of the Corporation (the "Additional Shares") as is equal to (i) the number of Chauvco Common Shares which are issued and outstanding on the Record Date, (ii) plus that number of Chauvco Common Shares which the holders of Chauvco Options would otherwise be entitled to acquire on the exercise of their Chauvco Options on a fully vested basis on the Record Date, (iii) less that number of common shares of the Corporation then held by Chauvco, and (iv) less that number of common shares of Chauvco held by shareholders who exercise rights of dissent and who are ultimately entitled to be paid the fair value for such shares. The subscription price payable by Chauvco for such common shares of the Corporation shall be the aggregate amount equal to US$5,000,000 plus the fair market value on the Effective Date (as determined and adjusted as set forth below) of the Gabon Securities (the "Additional Subscription");

(b) the Corporation will purchase from CRIL for cash in an aggregate amount equal to the fair market value on the Effective Date (as determined and adjusted as set forth below), (i) all of the issued and outstanding securities of CRG, Ngalo, Maga, Avomo and CR Trading (collectively, the "Gabon Subsidiaries"), (ii) 75% of the issued and outstanding securities of Westoil and (iii) all of the rights of CRIL under a loan in the amount of U.S. $909,421.60 made by CRIL to Olympic Marine Services International, Inc. (which owns the remaining 25% of the issued and outstanding securities of Westoil), any and all advances made by CRIL to Westoil, and any and all advances made by Chauvco (all of which shall have first been assigned by Chauvco to CRIL) to the Gabon Subsidiaries and Westoil (all of the securities described in items (i), (ii) and (iii) of this subparagraph (b), collectively, the "Gabon Securities");

(c) Chauvco shall transfer, assign and convey to the Corporation, in consideration for $1.00, all of Chauvco's right, title, benefit and interest in and to any and all trademarks (including registrations and applications therefor), trade names and the internet domain name "chauvco.com" owned by Chauvco as at the Effective Time, and certain other assets and property;

(d) Pioneer Canada shall purchase from Chauvco all of the issued and outstanding common shares of the Corporation in consideration of the payment by way of a promissory note in an amount equal to the aggregate subscription price paid for such common shares of the Corporation by Chauvco in subparagraph (a) above;

(e) each of the Chauvco Options will vest, if not already vested and will be transferred to Pioneer Canada in exchange for one common share of the Corporation and certain securities of Pioneer; and

(f) holders of common shares of Chauvco shall transfer such shares to Pioneer Canada in exchange for one common share of the Corporation and certain securities of Pioneer and/or Pioneer Canada (all of the common shares of the Corporation to be distributed as described in subparagraph (e) above and this subparagraph (f) collectively referred to as the "Distributed Shares").

     Chauvco determined that the fair market value of the Gabon Securities to Chauvco on September 3, 1997 was approximately US$47.9 million relying on (i) the bidding process in connection with the sale of Chauvco, (ii) the reserve and evaluation reports prepared by Chauvco's independent engineers, (iii) the review and recommendation of Chauvco's senior management which established a range of values at various discount factors and an assessment of the exploration and development potential of the applicable properties and (iv) an independent appraisal obtained to confirm and support the allocation to the CRI Shares of a portion of the consideration received by the Chauvco Shareholders. The fair market value of the Gabon Securities to Chauvco on the Effective Date shall be revalued and determined by Chauvco using consistent principles. Notwithstanding the determination of the fair market value of the Gabon Securities to Chauvco on the Effective Date pursuant to the foregoing, unless Chauvco and Pioneer Canada otherwise agree, the amount which will be payable by CRI for the Gabon Securities may not exceed US$100 million.

     The distribution of the Distributed Shares will be made in the United States and Canada pursuant to statutory or discretionary exemptions from the applicable securities laws. See "The Transaction -- Resale of Exchangeable Shares and Pioneer Common Stock Received in Transaction -- Canada" in the Information Circular for the particulars of the resale restrictions governing the resale of the Distributed Shares.

                REMUNERATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF EXECUTIVES

     The Corporation currently has named four executive officers. To date, no remuneration has been paid by the Corporation to the executive officers for their services. The compensation policy of the Corporation will be designed to recognize and reward individual contribution to corporate performance and provide a competitive industry level of compensation.

COMPENSATION OF DIRECTORS

     The Corporation currently has three directors, one of whom is also an executive officer. No remuneration has been paid to the directors for their services as directors to the date hereof. Directors who are not full-time employees will receive an annual retainer fee and a fee for attending Directors' meetings. Such fees will be competitive with comparable industry compensation levels.

                                 STOCK OPTIONS

     The Corporation intends to establish a stock option plan (the "Plan") for its directors, officers and key employees that would provide for the granting of options to purchase common shares. The terms of the Plan and the options granted under the Plan will be subject to shareholder and regulatory approval.

                                  PRIOR SALES

     In the 12 months ended as of the date hereof, the following common shares have been issued by the Corporation:

    DATE OF ISSUANCE          NUMBER OF SHARES           AMOUNT PER SHARE       AGGREGATE CONSIDERATION
------------------------  ------------------------   ------------------------   ------------------------
     July 29, 1997               1,200,000                    $0.01                     $12,000

     At the Effective Time, Chauvco will subscribe for the Additional Shares pursuant to the Arrangement. See "Description of Share Capital" and "The Arrangement".

                        PRINCIPAL HOLDERS OF SECURITIES

     To the knowledge of management of the Corporation the following table sets forth the names of shareholders, directors and executive officers who will, after giving effect to the distribution of the Distributed Shares, own of record or beneficially, directly or indirectly, or exercise control or direction over, more than 5% of the outstanding common shares.

           NAME AND                                                            PERCENTAGE
        MUNICIPALITY OF                                        NUMBER OF     OF OUTSTANDING
           RESIDENCE                 TYPE OF OWNERSHIP       COMMON SHARES   COMMON SHARES
        ---------------              -----------------       -------------   --------------
3106829 Canada Inc.(1)           of record and beneficially   14,688,610          28.6
  Winnipeg, Manitoba
Trimac Corporation               of record and beneficially    6,873,392          13.4
  Calgary, Alberta

NOTE:

     (1) A wholly-owned subsidiary of Gendis Inc.

               INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

     None of the directors, senior officers or principal shareholders of the Corporation and no associates or affiliates or any of them has any material interest in any transaction within the past year or in any proposed transaction which materially affected or will materially affect the Corporation, other than as disclosed herein.

                               MATERIAL CONTRACTS

     The Corporation, CRG, Ngalo, Avomo, Maga and Westoil have not entered into any material contract within two years prior to the date hereof, other than contracts in the ordinary course of business, except:

 1. Exploration and Production Sharing Contract executed July 1, 1996 between The Gabonese Republic and Chauvco Resources (Gabon) S.A. with respect to Remboue Permit No. G4-168;

 2. Exploration and Production Sharing Contract executed April 14, 1997 between The Gabonese Republic and Chauvco Resources (Gabon-Avomo) S.A. with respect to Avomo Permit No. G4-180;

 3. Exploration and Production Sharing Contract executed April 14, 1997 between The Gabonese Republic and Chauvco Resources (Gabon-Maga) S.A. with respect to Maga Permit No. G4-178;

 4. Exploration and Production Sharing Contract executed April 14, 1997 between The Gabonese Republic and Chauvco Resources (Gabon-Ngalo) S.A. with respect to Ngalo Permit No. G4-179;

 5. Participation Agreement effective July 29, 1996 between Santa Fe Energy Resources of Gabon (Mondah Bay), Ltd. and Chauvco Resources (Gabon) S.A. with respect to the Mondah Bay Block;

 6. Purchase and Sale Agreement dated             , 1997 between CRI and CRIL
    relating to the Gabon Securities.

 7. Conveyance Agreement dated             , 1997 between CRI and Chauvco
    relating to certain intellectual property and other assets.

 8. Purchase and Sale Agreement dated June 13, 1997 between Westoil and Fuel Transport Service B.V. with respect to the purchase of the M.T. Erik B (Estuary Tanker) for US $1,970,000.

 9. Purchase and Sale Agreement dated June 22, 1997 between Westoil and Timmer & Schoon V.O.F. with respect to the purchase of the M.T. Magna (Estuary Tanker) for Deutschemarks 2,092,500.

10. Lease Agreement dated July 23, 1997 between Chauvco Resources Gabon S.A. and Varnicos Primero S.A. for the lease of the Kriti Star (Storage Tanker) (US $13,750/day for 12-month term).

                                 LEGAL MATTERS

     Certain Canadian legal and tax matters relating to the Arrangement will be passed upon by Bennett Jones Verchere and certain US matters relating to the Arrangement will be passed upon by Baker & Botts, L.L.P. To the knowledge of Chauvco and the Corporation, at September 11, 1997, partners and associates of Bennett Jones Verchere, as a group, and partners and associates of Baker & Botts, L.L.P., as a group, owned, directly and indirectly, less than 1% of the common shares of Chauvco and none of the common shares of the Corporation.

                     AUDITORS, TRANSFER AGENT AND REGISTRAR

     The auditors of the Corporation are Price Waterhouse, Chartered Accountants, Bermuda.

     The Transfer Agent and Registrar for the common shares of the Corporation in Canada is Montreal Trust Company of Canada at its principal offices in Calgary and Toronto.

                                    PROMOTER

     Chauvco may be considered to be the promoter of the Corporation pursuant to applicable securities legislation in that it took the initiative in founding and organizing the Corporation in July 1997. See "Relationship between the Corporation and Chauvco".

                               GLOSSARY OF TERMS

     The following abbreviations and terms shall have the meanings ascribed to them below for the purposes hereof.

     "Acquisition" means the acquisition by the Corporation of the Gabon Securities. See "The Arrangement";

     "Additional Shares" has the meaning ascribed to such term under subparagraph (a) of the heading "The Arrangement";

     "Additional Subscription" has the meaning ascribed to such term under subparagraph (a) of the heading "The Arrangement";

     "Arrangement" means the proposed arrangement of Chauvco under Section 186 of the Business Corporations Act (Alberta) pursuant to the Plan of Arrangement;

     "bbl" means one stock tank barrel of crude oil or NGL;

     "bbls/d" means barrels per day;

     "Chauvco" means Chauvco Resources Ltd., a corporation amalgamated pursuant to the Business Corporations Act (Alberta);

     "Chauvco Option" means an outstanding option to purchase a common share of Chauvco that has not been exercised prior to the Record Date;

     "Cost Oil Volume"or "Cost Oil" means that portion of the production from a PSC that is allocated to the permit holder under the terms of the PSC for the recovery of the permit holders's exploration, exploitation, development and operating expenses. The Cost Oil Volume is limited to a percentage of the Net Production Volume of the PSC;

     "CRIL" means CR International Limited;

     "Distributed Shares" has the meaning ascribed to such term under subparagraph (f) of the heading "The Arrangement";

     "Effective Date" means the date shown on the Certificate of Amendment issued by the Registrant under the Business Corporations Act (Alberta) giving effect to the Arrangement;

     "Effective Time" means 12:01 a.m. (Calgary time) on the Effective Date;

     "Gabon Securities" has the meaning ascribed to such term under subparagraph
(b) of the heading "The Arrangement";

     "Gross Production Volume" means the total production that is derived from a PSC for a given year;

     "Information Circular" means the Joint Management Information Circular and
Proxy Statement dated November   , 1997 with respect to the Arrangement to which
this Information Bulletin forms Annex A;

     "Mbbls" means 1,000 barrels;

     "Mmbbls" means 1,000,000 barrels;

     "Net Production Volume" means the Gross Production Volume of a PSC less the Royalty Volume;

     "Pioneer" means Pioneer Natural Resources Company;

     "Pioneer Canada" means Pioneer Natural Resources (Canada) Ltd.;

     "Plan of Arrangement" means the plan of arrangement proposed under Section 186 of the Business Corporations Act (Alberta) substantially in the form of Annex E to the Information Circular, as amended, modified or supplemented from time to time in accordance with its terms;

     "Profit Oil" means that portion of the Profit Oil Volume that is allocated to the permit holder;

     "Profit Oil Split" means the allocation of the Profit Oil Volume between the permit holder and the State as determined in the PSC. The Profit Oil Split varies based on a sliding scale depending on the Gross Production Volume of the PSC;

     "Profit Oil Volume" means that production from a PSC that is the Net Production Volume less Cost Oil Volume;

     "PSC" means Exploration and Production Sharing Contract;

     "Record Date" has the meaning ascribed to such term in the Plan of Arrangement;

     "Royalty Volume" or "Royalty" means that percentage of the gross production from a PSC that is allocated to the State under the terms of the PSC. The Royalty Volume percentage varies based on a sliding scale depending on the Gross Production Volume of the PSC;

     "State" means the Republic of Gabon, central west Africa;

     "State Back-in" means an entitlement of the State and local Gabon investors to acquire a specific working interest percentage in the rights and obligations derived from a PSC;

     "State Profit Oil" means that portion of the Profit Oil Volume that is allocated to the State; and

     "WTI" means West Texas Intermediate, the reference price paid in US dollars at Cushing, Oklahoma for crude oil of standard grade.

                           FINANCIAL STATEMENTS INDEX

                                                              PAGE
                                                              ----
Chauvco Resources International Ltd.
  Auditors' Report..........................................   34
  Statement of financial position...........................   35
  Notes to financial statements.............................   36
  Compilation report........................................   37
  Consolidated statement of financial position as at July
     31, 1997...............................................   38
  Notes to pro forma consolidated statement of financial
     position as at July 31, 1997...........................   39
  Compilation report........................................   40
  Consolidated statement of financial position as at January
     1, 1997................................................   41
  Notes to pro forma consolidated statement of financial
     position as at January 1, 1997.........................   42
Chauvco Resources (Gabon) S.A.
  Auditors' Report..........................................   43
  Statement of Financial Position...........................   44
  Statement of Loss and Deficit.............................   45
  Statement of Changes in Financial Position as at December
     31, 1996...............................................   46
  Notes to the Financial Statements.........................   47

[Price Waterhouse Letterhead]

September 3, 1997

AUDITORS' REPORT

To the Shareholder of Chauvco Resources International Ltd.

We have audited the statement of financial position of Chauvco Resources International Ltd. as at July 31, 1997. This statement of financial position is the responsibility of the company's management. Our responsibility is to express an opinion on this statement of financial position based on our audit.

We conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the statement of financial position is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial position. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, this statement of financial position presents fairly, in all material respects, the financial position of the Company as at July 31, 1997 in accordance with Canadian generally accepted accounting principles.

      /s/ PRICE WATERHOUSE
------------------------------------
       Chartered Accountants

                      CHAUVCO RESOURCES INTERNATIONAL LTD.

                        STATEMENT OF FINANCIAL POSITION
                              AS AT JULY 31, 1997

                                     ASSETS

CURRENT ASSETS
  Cash......................................................  $12,000
                                                              =======

                        SHAREHOLDERS' EQUITY
SHARE CAPITAL (Note 2)......................................  $12,000
                                                              =======

                                            On behalf of the Board

                                                   /s/ GUY J. TURCOTTE
                                            ------------------------------------
                                                      Guy J. Turcotte
                                                          Director

                                                   /s/ W. GLEN RUSSELL
                                            ------------------------------------
                                                      W. Glen Russell
                                                          Director

                      CHAUVCO RESOURCES INTERNATIONAL LTD.

                       NOTES TO THE FINANCIAL STATEMENTS
                                 JULY 31, 1997

1. INCORPORATION

     Chauvco Resources International Ltd. (the "Company") is a wholly-owned subsidiary of Chauvco Resources Ltd. (the "Parent"). The Company was incorporated under the laws of Bermuda on July 29, 1997 for the purposes of international investments in oil exploration and development.

     Since the Company has no activity prior to July 31, 1997, the Company has not recorded any revenue nor has it charged any expenses to the statement of earnings.

2. SHARE CAPITAL

     The Company has authorized and issued all outstanding share capital consisting of 1,200,000 common shares at a price of $0.01 per share.

3. SUBSEQUENT EVENT

     Pursuant to the terms of the Combination Agreement dated September 3, 1997 between the Parent and Pioneer Natural Resources Company ("Pioneer"), the Company will purchase all of the outstanding shares of the subsidiaries of CR International Limited ("CR"), a wholly owned subsidiary of the Parent, at the effective date of the plan of arrangement contemplated therein. Immediately prior to such transaction and pursuant to the plan of arrangement, the Parent will subscribe for that number of common shares of the Company as is equal to
(i) the number of common shares of the Parent which are issued and outstanding,
(ii) plus that number of common shares of the Parent which the holders of options would otherwise be entitled to acquire on the exercise of such options on a fully vested basis, (iii) less that number of common shares of the Company then held by the Parent, and (iv) less that number of common shares of the Parent held by shareholders who exercise rights of dissent and who are ultimately entitled to be paid the fair value for such shares. The subscription price payable by the Parent to the Company for such common shares of the Company shall be the aggregate amount equal to $5,000,000 plus the fair market value of the securities of the subsidiaries of CR. The Company will then purchase all of the shares of the subsidiaries of CR for the fair market value of such securities. As part of the plan of arrangement, Pioneer Canada will acquire all of the outstanding shares of the Company and distribute them to the Parent's shareholders on a one-for-one basis.

[Price Waterhouse Letterhead]

September 3, 1997

COMPILATION REPORT

To the Directors of Chauvco Resources International Ltd.

We have reviewed, as to compilation only, the accompanying pro forma consolidated statement of financial position of Chauvco Resources International Ltd. as at July 31, 1997. This pro forma consolidated statement of financial position has been prepared for inclusion in the Joint Management Information Circular relating to Chauvco Resources International Ltd. forming part of the Joint Management Information Circular and Proxy Statement with respect to an Arrangement involving Pioneer Natural Resources Company and Chauvco Resources Ltd. In our opinion, the unaudited pro forma consolidated statement of financial position has been properly compiled to give effect to the proposed transactions and the assumptions described in the Notes thereto.

      /s/ PRICE WATERHOUSE
------------------------------------
       Chartered Accountants

                      CHAUVCO RESOURCES INTERNATIONAL LTD.

             PRO FORMA CONSOLIDATED STATEMENT OF FINANCIAL POSITION
                              AS AT JULY 31, 1997
                                  (UNAUDITED)

                                     ASSETS

                                    PARENT                             (SUBSIDIARIES)
                                 -------------   ----------------------------------------------------------
                                    CHAUVCO        CHAUVCO       CHAUVCO         CHAUVCO         CHAUVCO
                                   RESOURCES      RESOURCES     RESOURCES       RESOURCES       RESOURCES
                                 INTERNATIONAL     (GABON)     (GABON-MAGA)   (GABON-NGALO)   (GABON-AVOMO)
                                     LTD.           S.A.           S.A.           S.A.            S.A.
                                 -------------   -----------   ------------   -------------   -------------
Current Assets
  Cash.........................     $12,000      $        --   $        --     $        --     $        --
  Accounts receivable..........          --               --            --              --              --
  Prepaid expenses.............          --          956,175            --              --              --
                                    -------      -----------   -----------     -----------     -----------
                                     12,000          956,175            --              --              --
                                    -------      -----------   -----------     -----------     -----------
Capital Assets, at cost
  Petroleum and natural gas....          --       37,062,403     1,067,144       1,056,404       1,048,865
  Corporate....................          --          276,337            --              --              --
                                    -------      -----------   -----------     -----------     -----------
                                         --       37,338,740     1,067,144       1,056,404       1,048,865
                                    -------      -----------   -----------     -----------     -----------
Intercompany...................          --        3,012,046    (1,004,080)     (1,004,080)     (1,004,080)
                                    -------      -----------   -----------     -----------     -----------
                                    $12,000      $41,306,961   $    63,064     $    52,324     $    44,785
                                    =======      ===========   ===========     ===========     ===========
                                                LIABILITIES
Accounts payable and accrued
  liabilities..................     $    --      $ 6,667,764   $        --     $        --     $        --
Due to parent..................                   34,628,405        51,064          40,324          32,785
                                    -------      -----------   -----------     -----------     -----------
                                         --       41,296,169        51,064          40,324          32,785
                                    -------      -----------   -----------     -----------     -----------
Non-controlling interest in
  Westoil Marine & Transport
  Co. Ltd......................          --               --            --              --              --
                                    -------      -----------   -----------     -----------     -----------
                                           SHAREHOLDERS' EQUITY
Share Capital..................      12,000           11,000        12,000          12,000          12,000
Contributed surplus............          --               --            --              --              --
Retained earnings..............          --             (208)           --              --              --
                                    -------      -----------   -----------     -----------     -----------
                                     12,000           10,792        12,000          12,000          12,000
                                    -------      -----------   -----------     -----------     -----------
                                    $12,000      $41,306,961   $    63,064     $    52,324     $    44,785
                                    =======      ===========   ===========     ===========     ===========

                                      (SUBSIDIARIES)
                                 ------------------------
                                               WESTOIL
                                    CR        MARINE &
                                 TRADING    TRANSPORT CO.                    CONSOLIDATED
                                 CO. LTD.       LTD.        ADJUSTMENTS         TOTAL
                                 --------   -------------   ------------     ------------
Current Assets
  Cash.........................  $12,000     $   71,950     $ 52,887,607(1)  $ 5,095,950
                                                             (47,887,607)(2)
  Accounts receivable..........       --        367,361          909,422(3)    1,276,783
  Prepaid expenses.............       --             --               --         956,175
                                 -------     ----------     ------------     -----------
                                  12,000        439,311        5,909,422       7,328,908
                                 -------     ----------     ------------     -----------
Capital Assets, at cost
  Petroleum and natural gas....       --      3,675,667              208(2)   43,910,691
  Corporate....................       --             --               --         276,337
                                 -------     ----------     ------------     -----------
                                      --      3,675,667              208      44,187,028
                                 -------     ----------     ------------     -----------
Intercompany...................       --            194               --              --
                                 -------     ----------     ------------     -----------
                                 $12,000     $4,115,172     $  5,909,630     $51,515,936
                                 =======     ==========     ============     ===========

Accounts payable and accrued
  liabilities..................  $    --     $  852,115     $         --     $ 7,519,879
Due to parent..................       --      3,251,057      (38,003,635)(2)          --
                                 -------     ----------     ------------     -----------
                                      --      4,103,172      (38,003,635)      7,519,879
                                 -------     ----------     ------------     -----------
Non-controlling interest in
  Westoil Marine & Transport
  Co. Ltd......................       --             --        1,139,777(3)    1,139,777
                                 -------     ----------     ------------     -----------

Share Capital..................   12,000         12,000          501,324(1)      513,324
                                                                 (68,000)(2)
                                                                  (3,000)(3)
Contributed surplus............       --             --       52,386,283(1)   42,342,956
                                                              (9,815,972)(2)
                                                                (227,355)(3)
Retained earnings..............       --             --              208(2)           --
                                 -------     ----------     ------------     -----------
                                  12,000         12,000       42,773,488      42,856,280
                                 -------     ----------     ------------     -----------
                                 $12,000     $4,115,172     $  5,909,630     $51,515,936
                                 =======     ==========     ============     ===========

                      CHAUVCO RESOURCES INTERNATIONAL LTD.

        NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF FINANCIAL POSITION
                              AS AT JULY 31, 1997

THE AGREEMENT

     The following is a summary and reference should be made to the details contained elsewhere in this document. Funds are expressed in United States dollars.

     The unaudited pro forma consolidated statement of financial position as at July 31, 1997 (the "Statement of Financial Position") gives effect to the purchase by Chauvco Resources International Ltd. of all the subsidiaries of CR International Limited pursuant to the terms of a Combination Agreement (the "Agreement") between Chauvco Resources Ltd. and Pioneer Natural Resources Company dated September 3, 1997. The Agreement, provides for the acquisition by Chauvco Resources International Ltd. of all common shares held by CR International Limited of its wholly-owned subsidiaries as follows: (1) Chauvco Resources (Gabon) S.A.; (2) Chauvco Resources (Gabon-Maga) S.A.; (3) Chauvco Resources (Gabon-Ngalo) S.A.; (4) Chauvco Resources (Gabon-Avomo) S.A.; and (5) CR Trading Co. Ltd. The Agreement also provided for the acquisition of all common shares held by CR International Limited of Westoil Marine & Transport Co. Ltd., a majority interest subsidiary (75%) of CR International Limited.

     A pro forma statement of combined earnings has not been presented herein as operations have not commenced as at July 31, 1997.

THE STATEMENT OF FINANCIAL POSITION

     The accompanying unaudited pro forma consolidated statement of financial position as at July 31, 1997 is prepared from the audited statement of financial position of Chauvco Resources International Ltd. at July 31, 1997 and the unaudited statements of financial position of each of the subsidiaries as at July 31, 1997.

     The unaudited pro forma Consolidated Statement of Financial Position as at July 31, 1997 was prepared based upon the following transactions and assumptions:

(1) Chauvco Resources Ltd. invests an additional $52,887,607 in Chauvco Resources International Ltd. represented by a subscription for 50,132,432 shares at a stated value of $0.01 per share. The remaining $52,386,283 represents contributed surplus.

(2) Consideration attributed to the purchase of the shares of the subsidiaries and repayment of the advances due to parent was $47,887,607. The transaction is recorded at the carrying value of the underlying assets acquired. The excess of invested funds over the carrying value of acquired net assets, being $9,815,972, was recorded as a reduction of contributed surplus of Chauvco Resources International Ltd. The elimination of the share capital accounts of the acquired subsidiaries and the capitalization of subsidiaries' deficits were recorded as part of this transaction.

(3) Effective August 1, 1997, a strategic partner acquired a 25% ownership interest in Westoil Marine & Transport Co. Ltd. for $1,139,777. The acquired interest was funded by a cash contribution of $230,355 and a loan of $909,422 from CR International Limited. The loan is to be acquired by Chauvco Resources International Ltd. when the Agreement becomes effective.

[Price Waterhouse Letterhead]

September 3, 1997

COMPILATION REPORT

To the Directors of Chauvco Resources International Ltd.

We have reviewed, as to compilation only, the accompanying pro forma consolidated statement of financial position of Chauvco Resources International Ltd. as at January 1, 1997. This pro forma consolidated balance sheet has been prepared for inclusion in the Joint Management Information Circular relating to Chauvco Resources International Ltd. forming part of the Joint Management Information Circular and Proxy Statement with respect to an Arrangement involving Pioneer Natural Resources Company and Chauvco Resources Ltd. In our opinion, the unaudited pro forma consolidated statement of financial position has been properly compiled to give effect to the proposed transactions and the assumptions described in the Notes thereto.

      /s/ PRICE WATERHOUSE
------------------------------------
       Chartered Accountants

                      CHAUVCO RESOURCES INTERNATIONAL LTD.

             PRO FORMA CONSOLIDATED STATEMENT OF FINANCIAL POSITION
                             AS AT JANUARY 1, 1997
                                  (UNAUDITED)

                                     ASSETS

                                    (PARENT)                           (SUBSIDIARIES)
                                  -------------   ---------------------------------------------------------
                                     CHAUVCO       CHAUVCO       CHAUVCO         CHAUVCO         CHAUVCO
                                    RESOURCES     RESOURCES     RESOURCES       RESOURCES       RESOURCES
                                  INTERNATIONAL    (GABON)     (GABON-MAGA)   (GABON-NGALO)   (GABON-AVOMO)
                                      LTD.           S.A.          S.A.           S.A.            S.A.
                                  -------------   ----------   ------------   -------------   -------------
                                                         (EXPRESSED IN U.S. DOLLARS)
Current Assets
  Cash..........................     $12,000(1)   $   51,633    $       --      $     --        $     --
  Accounts Receivable...........          --              --            --            --              --
  Prepaid expenses..............          --          15,287            --            --              --
                                     -------      ----------    ----------      --------        --------
                                      12,000          66,920            --            --              --
                                     -------      ----------    ----------      --------        --------
Capital Assets, at cost
  Petroleum and natural gas.....          --       9,553,319            --            --              --
  Corporate.....................          --          82,262            --            --              --
                                     -------      ----------    ----------      --------        --------
                                          --       9,635,581            --            --              --
                                     -------      ----------    ----------      --------        --------
                                     $12,000      $9,702,501    $       --      $     --        $     --
                                     =======      ==========    ==========      ========        ========
                                                LIABILITIES
Accounts payable and accrued
  liabilities...................     $    --      $6,318,942    $       --      $     --        $     --
Due to (from) affiliates........          --       3,372,767       (12,000)      (12,000)        (12,000)
                                     -------      ----------    ----------      --------        --------
                                          --       9,691,709       (12,000)      (12,000)        (12,000)
                                     -------      ----------    ----------      --------        --------
Non-controlling interest in
  Westoil Marine & Transport Co.
  Ltd...........................          --              --            --            --              --
                                     -------      ----------    ----------      --------        --------
                                           SHAREHOLDERS' EQUITY
Share Capital...................      12,000(1)       11,000        12,000        12,000          12,000
Contributed surplus.............          --              --            --            --              --
Retained earnings...............          --            (208)           --            --              --
                                     -------      ----------    ----------      --------        --------
                                      12,000          10,792        12,000        12,000          12,000
                                     -------      ----------    ----------      --------        --------
                                     $12,000      $   12,000    $9,702,501      $     --        $     --
                                     =======      ==========    ==========      ========        ========

                                       (SUBSIDIARIES)
                                  ------------------------
                                                WESTOIL
                                     CR        MARINE &
                                  TRADING    TRANSPORT CO.                    CONSOLIDATED
                                  CO. LTD.       LTD.        ADJUSTMENTS         TOTAL
                                  --------   -------------   ------------     ------------
                                                (EXPRESSED IN U.S. DOLLARS)
Current Assets
  Cash..........................  $     --     $     --      $ 52,887,607(2)  $39,754,501
                                                              (13,196,739)(3)
  Accounts Receivable...........        --           --           909,422(3)      909,422
  Prepaid expenses..............        --           --                --          15,287
                                  --------     --------      ------------     -----------
                                        --           --        40,600,290      40,679,210
                                  --------     --------      ------------     -----------
Capital Assets, at cost
  Petroleum and natural gas.....        --           --               208(3)    9,553,527
  Corporate.....................        --           --                --          82,262
                                  --------     --------      ------------     -----------
                                        --           --               208       9,635,789
                                  --------     --------      ------------     -----------
                                  $     --     $     --      $ 40,600,498     $50,314,999
                                  ========     ========      ============     ===========

Accounts payable and accrued
  liabilities...................  $     --     $     --      $         --     $ 6,318,942
Due to (from) affiliates........   (12,000)     (12,000)       (3,312,767)(3)          --
                                  --------     --------      ------------     -----------
                                   (12,000)     (12,000)       (3,312,767)      6,318,942
                                  --------     --------      ------------     -----------
Non-controlling interest in
  Westoil Marine & Transport Co.
  Ltd...........................        --           --         1,139,777(4)    1,139,777
                                  --------     --------      ------------     -----------

Share Capital...................    12,000       12,000           501,324(2)      513,324
                                                                  (68,000)(3)
                                                                   (3,000)(4)
Contributed surplus.............        --           --        52,386,283(2)   42,342,956
                                                               (9,815,972)(3)
                                                                 (227,355)(4)
Retained earnings...............        --           --               208(3)           --
                                  --------     --------      ------------     -----------
                                    12,000       12,000        42,773,488      42,856,280
                                  --------     --------      ------------     -----------
                                  $     --     $     --      $ 40,600,498     $50,314,999
                                  ========     ========      ============     ===========

                      CHAUVCO RESOURCES INTERNATIONAL LTD.

        NOTES TO PRO FORMA CONSOLIDATED STATEMENT OF FINANCIAL POSITION
                             AS AT JANUARY 1, 1997

THE AGREEMENT

     The following is a summary and reference should be made to the details contained elsewhere in this document. Funds are expressed in United States dollars.

     The unaudited pro forma consolidated statement of financial position as at January 31, 1997 (the "Statement of Financial Position") gives effect to the purchase by Chauvco Resources International Ltd. of all the subsidiaries of CR International Limited pursuant to the terms of a Combination Agreement (the "Agreement") between Chauvco Resources Ltd. and Pioneer Natural Resources Company dated September 3, 1997. The Agreement, provides for the acquisition by Chauvco Resources International Ltd. of all common shares held by CR International Limited of its wholly-owned subsidiaries as follows: (1) Chauvco Resources (Gabon) S.A.; (2) Chauvco Resources (Gabon-Maga) S.A.; (3) Chauvco Resources (Gabon-Ngalo) S.A.; (4) Chauvco Resources (Gabon-Avomo) S.A.; and (5) CR Trading Co. Ltd. The Agreement also provided for the acquisition of all common shares held by CR International Limited of Westoil Marine &Transport Co. Ltd., a majority interest subsidiary (75%) of CR International Limited.

     A pro forma statement of combined earnings has not been presented herein as operations have not commenced as at July 31, 1997.

THE STATEMENT OF FINANCIAL POSITION

     The accompanying unaudited pro forma consolidated statement of financial position as at January 1, 1997 is prepared from the audited statement of financial position of Chauvco Resources International Ltd., as at July 31, 1997 and the audited statement of financial position of Chauvco Resources (Gabon) S.A. as at December 31, 1996. The remaining subsidiaries presented are unaudited as of their respective incorporation dates.

     The reader is cautioned that the Statement of Financial Position is not necessarily indicative of what the results would have been had the Agreement been effected on January 1, 1997.

     The unaudited pro forma Consolidated Statement of Financial Position as at January 1, 1997 was prepared based upon the following transactions and assumptions:

(1) Chauvco Resources International Ltd. was incorporated on July 29, 1997. This statement presents Chauvco International Ltd. as if it had been incorporated with fully funded shares at January 1, 1997.

(2) Chauvco Resources Ltd. invests an additional $52,887,607 in Chauvco Resources International Ltd. represented by a subscription for 50,132,432 shares at a stated value of $0.01 per share. The remaining $52,386,283 represents contributed surplus.

(3) Consideration attributed to the purchase of the shares of the subsidiaries and repayment of the advances due to parent was $13,196,739. The transaction is recorded at the carrying value of the underlying assets acquired. The excess of invested funds over the carrying value of net assets acquired, being $9,815,972, was recorded as a reduction of contributed surplus of Chauvco Resources International Ltd. The elimination of the share capital accounts of the acquired subsidiaries and the capitalization of subsidiaries' deficits were recorded as part of this transaction.

(4) Effective August 1, 1997, a strategic partner acquired a 25% ownership interest in Westoil Marine & Transport Co. Ltd. for $1,139,777. The acquired interest was funded by a cash contribution of $230,355 and a loan of $909,422 from CR International Limited. The loan is to be acquired by Chauvco Resources International Ltd. when the agreement becomes effective.

                                AUDITORS' REPORT

To the Shareholder of Chauvco Resources (Gabon) S.A.

     We have audited the statement of financial position of Chauvco Resources (Gabon) S.A. as at December 31, 1996 and the statements of loss and deficit and of changes in financial position for the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

     In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 1996 and the results of its operations and the changes in its financial position for the period ended December 31, 1996 in accordance with Canadian generally accepted accounting principles.

                                                  /s/ PRICE WATERHOUSE

                                            ------------------------------------
                                                   Chartered Accountants
                                                       July 23, 1997,
                                                   except Note 4 which is
                                                  as of September 3, 1997
                                                      Calgary, Alberta

                         CHAUVCO RESOURCES (GABON) S.A.
      (A WHOLLY OWNED SUBSIDIARY OF CHAUVCO RESOURCES INTERNATIONAL LTD.)

                        STATEMENT OF FINANCIAL POSITION
                            AS AT DECEMBER 31, 1996
                     (EXPRESSED IN UNITED STATES CURRENCY)

                                     ASSETS

Current Assets
  Cash......................................................  $    51,633
  Prepaid expenses..........................................       15,287
                                                              -----------
                                                                   66,920
                                                              -----------
Capital assets, at cost
  Petroleum and natural gas.................................    9,553,319
  Corporate.................................................       82,262
                                                              -----------
                                                                9,635,581
                                                              -----------
                                                              $ 9,702,501
                                                              ===========
                               LIABILITIES
Current Liabilities
  Accounts payable and accrued liabilities..................  $ 6,318,942
Related party indebtedness (Note 2)
  Due to Chauvco Resources Ltd..............................      712,767
  Exchangeable notes payable................................    2,660,000
                                                              -----------
                                                                9,691,709
                                                              -----------
                          SHAREHOLDERS' EQUITY
Share Capital (Note 3)......................................       11,000
Deficit.....................................................         (208)
                                                              -----------
                                                                   10,792
                                                              -----------
                                                              $ 9,702,501
                                                              ===========

                         CHAUVCO RESOURCES (GABON) S.A.
      (A WHOLLY OWNED SUBSIDIARY OF CHAUVCO RESOURCES INTERNATIONAL LTD.)

                         STATEMENT OF LOSS AND DEFICIT
                     FOR THE PERIOD ENDED DECEMBER 31, 1996
                     (EXPRESSED IN UNITED STATES CURRENCY)

EXPENSES
  General and administrative................................  $ 208
                                                              -----
NET LOSS AND DEFICIT FOR THE PERIOD.........................  $(208)
                                                              =====

                         CHAUVCO RESOURCES (GABON) S.A.
      (A WHOLLY OWNED SUBSIDIARY OF CHAUVCO RESOURCES INTERNATIONAL LTD.)

                   STATEMENT OF CHANGES IN FINANCIAL POSITION
                     FOR THE PERIOD ENDED DECEMBER 31, 1996
                     (EXPRESSED IN UNITED STATES CURRENCY)

OPERATING ACTIVITIES
  Net loss for the period...................................  $     (208)
                                                              ----------
FINANCING ACTIVITIES
  Share Capital.............................................      11,000
  Advances from Chauvco Resources Ltd.......................     712,767
  Exchangeable notes payable................................   2,660,000
                                                              ----------
                                                               3,383,767
                                                              ----------
CHANGE IN NON-CASH WORKING CAPITAL..........................   6,303,655
                                                              ----------
TOTAL CASH RESOURCES PROVIDED...............................   9,687,214
                                                              ----------
INVESTING ACTIVITIES
  Petroleum and natural gas assets purchased................   9,553,319
  Corporate assets purchased................................      82,262
                                                              ----------
                                                               9,635,581
                                                              ----------
INCREASE IN CASH AND CASH AT END OF PERIOD..................  $   51,633
                                                              ==========

                         CHAUVCO RESOURCES (GABON) S.A.
      (A WHOLLY OWNED SUBSIDIARY OF CHAUVCO RESOURCES INTERNATIONAL LTD.)

                       NOTES TO THE FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

1. SIGNIFICANT ACCOUNTING POLICIES

  (a) THE COMPANY

     Chauvco Resources (Gabon) S.A. (the "Company") is a wholly-owned subsidiary of CR International Ltd. (the "Parent"), which is a wholly-owned subsidiary of Chauvco Resources Ltd. ("Chauvco") The Company was incorporated under the laws of Gabon in 1996 for the purposes of oil exploration and development and in July 1996 entered into a production sharing contract with the Republic of Gabon for an onshore permit.

     Since the Company has not begun production as at December 31, 1996, the Company has not recorded any revenues nor has it charged any production related expenses to the statement of earnings.

  (b) CAPITAL ASSETS

     (i) Capitalized Costs

     The Company follows the full cost method of accounting for petroleum operations whereby all costs incurred for exploration and development of petroleum properties are capitalized in separate cost centers for each country. Such costs include land acquisition costs, geological and geophysical costs, costs of drilling both productive and non-productive properties, related plant and production equipment costs, carrying costs of non-productive properties, related plant and production equipment costs, carrying costs of non-productive properties, and that portion of administration costs (1996 -- $849,218) applicable to exploration and development activities. No gains or losses are recognized upon the disposition of petroleum properties except under circumstances which result in a major disposal of reserves.

     (ii) Depletion and Depreciation

     Depletion and depreciation of petroleum capital assets will be calculated on the unit of production method based on the Company's share of gross proved reserves of petroleum.

     (iii) Ceiling test

     The carrying value of capitalized petroleum costs, net of deferred income taxes and accrued site restoration and abandonment costs, is limited to the estimated future net revenue from production of proved reserves at year end wellhead prices plus the lower of cost or estimated fair market value of unproved properties less estimated future administration and financing expenses and income taxes.

     (iv) Future site restoration and abandonment

     Future site restoration and abandonment costs will be charged on an annual basis based on the unit of production method.

     (v) Depreciation of other capital assets

     Depreciation of other capital assets is provided annually over their estimated useful lifes, at the following rates:

Office equipment............  straight line basis over 10 years
Field vehicles..............  straight line basis over a 2 to 3 year period based on geographic location.

                         CHAUVCO RESOURCES (GABON) S.A.
      (A WHOLLY OWNED SUBSIDIARY OF CHAUVCO RESOURCES INTERNATIONAL LTD.)

                NOTES TO THE FINANCIAL STATEMENTS -- (CONTINUED)

  2. RELATED PARTY INDEBTEDNESS

     The Company has received advances of funds from Chauvco Resources Ltd. (the "Parent") in the amount of $1,164,245 in 1996. These advances are due on demand and are non-interest bearing.

     The Company has received advances in the form of exchangeable notes from the Parent in the amount of $2,660,000 in 1996. These notes are due on demand and bear an interest charge of 0.125% per annum. The notes are exchangeable at the option of the Parent into fully paid common shares at a rate of $20 per common share.

  3. SHARE CAPITAL

     During the year, the Company authorized and issued all outstanding share capital consisting of 500 common shares at a price of $11,000.

  4. SUBSEQUENT EVENT

     Pursuant to the terms of the Combination Agreement dated September 3, 1997, between the Parent and Pioneer Natural Resources Company ("Pioneer"), all of the outstanding shares of the Company will be acquired by Chauvco Resources International Ltd. ("CRI"), a wholly owned subsidiary of the Parent. As part of the transaction, Pioneer Natural Resources (Canada) Ltd., an indirect wholly-owned subsidiary of Pioneer, will acquire all of the common shares of CRI and distribute them to the Parent's shareholders on a one-for-one basis.

                                    ANNEX B

                         FORM OF ARRANGEMENT RESOLUTION

                        RESOLUTION FOR CONSIDERATION AT
                    THE SPECIAL MEETING OF THE SHAREHOLDERS

                                       OF

                             CHAUVCO RESOURCES LTD.
                              (THE "CORPORATION")

BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

1. the arrangement involving the Corporation (the "Arrangement") under section 186 of the Business Corporations Act (Alberta) (the "ABCA"), as more particularly described in the Joint Management Information Circular and Proxy Statement of the Corporation and Pioneer Natural Resources Company (the "Joint Proxy Statement") accompanying the notice of this meeting is hereby authorized, approved and adopted;

2. the plan of arrangement involving the Corporation, the full text of which is set out as Annex E to the Joint Proxy Statement is hereby approved and adopted;

3. notwithstanding the passing of this resolution by shareholders or the approval of the Court of Queen's Bench of Alberta, the Board of Directors of the Corporation, without further notice to or approval of the shareholders, may decide not to proceed with the Arrangement or may revoke the resolution at any time prior to the Arrangement becoming effective pursuant to the ABCA; and

4. the proper officers of the Corporation are hereby authorized and directed for and on behalf of the Corporation to execute or cause to be executed and to deliver or cause to be delivered all such documents, agreements and instruments and to do or cause to be done all such other acts and things as such officers of the Corporation shall determine to be necessary or desirable in order to carry out the intent of the foregoing paragraphs of this resolution and the matters authorized thereby, such determination to be conclusively evidenced by the execution and delivery of such document, agreement or instrument or the doing of any such act or thing.

                                    ANNEX C

                             COMBINATION AGREEMENT

                             COMBINATION AGREEMENT

     THIS COMBINATION AGREEMENT (this "Agreement") is entered into as of September 3, 1997, by and between Pioneer Natural Resources Company, a Delaware corporation ("US Co"), and Chauvco Resources Ltd., an Alberta corporation ("Chauvco").

                                    RECITALS

     WHEREAS, the respective boards of directors of US Co and Chauvco have approved the transactions contemplated by this Agreement, and have agreed to submit the applicable transactions included in the Plan of Arrangement (as defined in Section 1.1) and other transactions contemplated hereby to their respective shareholders for approval.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                                    GENERAL

1.1  PLAN OF ARRANGEMENT

     As promptly as practicable after the execution of this Agreement, Chauvco will apply to the Court of Queen's Bench of Alberta (the "Court") pursuant to
Part 15 of the Business Corporations Act (Alberta) (the "ABCA") for an interim order (the "Interim Order") providing for, among other things, the calling and holding of the Chauvco Meeting (as hereinafter defined) for the purpose of considering and, if deemed advisable, approving the arrangement (the "Arrangement") under Part 15 of the ABCA and pursuant to this Agreement and the Plan of Arrangement substantially in the form of Exhibit A hereto (the "Plan of Arrangement"). If the Chauvco shareholders approve the Arrangement, thereafter Chauvco will take the necessary steps to submit the Arrangement to the Court and apply for a final order of the Court approving the Arrangement in such fashion as the Court may direct (the "Final Order") and file Articles of Arrangement in respect of the Arrangement. At 12:01 a.m. (the "Effective Time") on the date (the "Effective Date") shown on the certificate of arrangement issued by the Registrar under the ABCA giving effect to the Arrangement (which shall be within 60 days after the date of the Final Order), the following shall occur and shall be deemed to occur in the following order without any further act or formality:

          (a) Chauvco shall subscribe for that number of common shares in the capital of Chauvco Resources International Ltd. ("CRI") as is equal to (i) the number of common shares of Chauvco (the "Chauvco Common Shares") which are issued and outstanding three trading days prior to the Effective Date (the "Record Date"), (ii) plus that number of Chauvco Common Shares which all Optionholders (as hereinafter defined) would otherwise be entitled to acquire on the exercise of their Chauvco Options (as hereinafter defined) on a fully vested basis on the Record Date, (iii) less that number of common shares of CRI then held by Chauvco, and (iv) less that number of Chauvco Common Shares held by shareholders who have exercised their rights of dissent in accordance with the Plan of Arrangement and who are ultimately entitled to be paid the fair value for such shares. The subscription price for the common shares of CRI shall be paid for in cash in the aggregate amount equal to US$5,000,000 plus the fair market value on the Effective Date (as determined and adjusted in accordance with Section 7.7) of the Gabon Securities (as hereinafter defined);

          (b) CRI shall purchase from CR International Limited ("CR"), a wholly-owned subsidiary of Chauvco, for cash in an aggregate amount equal to the fair market value thereof on the Effective Date (as determined in accordance with Section 7.7), (i) all of the issued and outstanding securities of Chauvco Resources (Gabon) S.A., Chauvco Resources (Gabon-Ngalo) S.A., Chauvco Resources (Gabon-Maga) S.A., Chauvco Resources (Gabon-Avomo) S.A. and CR Trading Co. Ltd. (collectively, the "Gabon Subsidiaries"), (ii) 75% of the issued and outstanding securities of Westoil Marine & Transport Co. Ltd. ("Westoil"), and (iii) all of its rights under a loan in the amount of U.S.$909,421.60 made by CR to Olympic Marine Services International, Inc. (which owns the remaining 25% of the issued and outstanding securities of Westoil), any and all advances made by CR to Westoil, and any and all advances made by Chauvco (all of which shall have first been assigned by Chauvco to CR) to the Gabon Subsidiaries and Westoil (such securities in Section 1.1(b)(i),
     (ii) and (iii) collectively, the "Gabon Securities");

          (c) Chauvco shall transfer, assign and convey to CRI, in consideration for $1.00, all of Chauvco's right, title, benefit and interest in and to any and all trademarks (including registrations and applications therefor), trade names and the internet domain name "chauvco.com" owned by Chauvco as at the Effective Time, and the other assets and property which are set out in Exhibit F;

          (d) US Co Sub (as hereinafter defined) shall purchase from Chauvco all of the issued and outstanding common shares of CRI (the "CRI Shares") in consideration of the payment by way of promissory note of US Co Sub to Chauvco in an amount equal to the subscription price paid for such CRI Shares by Chauvco under Section 1.1(a);

          (e) each of the outstanding options to purchase Chauvco Common Shares which has not been exercised prior to the Record Date (collectively, the "Chauvco Options") (which includes all outstanding options granted under Chauvco's stock option plan as amended and restated on November 10, 1995 (the "Chauvco Option Plan")) will vest, if not already vested, and be transferred to US Co Sub in consideration for one (1) CRI Share and, in accordance with the election of each holder thereof (the "Optionholder") and the remainder of this Section 1.1(e) and Section 1.1(f), a number of shares of US Co common stock ("US Co Common Stock") determined in accordance with the Exchange Ratio (as hereinafter defined) in which event, in addition to transferring the Chauvco Options to US Co Sub, the Optionholder will be required to make a payment to US Co Sub (the "Option Payment") in an amount equal to the aggregate exercise price which the Optionholder would otherwise be required to pay on the exercise of such options. As an alternative to making the Option Payment, Optionholders will be entitled to elect to reduce the number of shares of US Co Common Stock to be received by the number obtained by dividing the Option Payment by the US Co Stock Price, as defined in Section 1.3 (converted into Canadian dollars using the Currency Exchange Rate (as hereinafter defined)). Each Optionholder will receive only a whole number of shares of US Co Common Stock resulting from the transfer of his Chauvco Options. In lieu of fractional shares of US Co Common Stock, each Optionholder who would otherwise be entitled to receive such fractional shares shall be paid by US Co Sub an amount determined in accordance with the Plan of Arrangement in full satisfaction of such fractional entitlement;

          (f) an Optionholder electing to make the Option Payment and receive the applicable number of shares of US Co Common Stock under Section 1.1(e) above shall give effect to the election by depositing with Montreal Trust Company of Canada (the "Depositary"), prior to the date which is two (2) days prior to the date of the Chauvco Meeting (the "Election Deadline"), a duly completed letter of transmittal and election form (the "Option Letter of Transmittal and Election Form") in the form provided by Chauvco along with the proxy materials indicating such holder's election and by agreeing to pay the Option Payment to the Depositary as agent for US Co Sub. Coincident with the receipt of the CRI Shares and shares of US Co Common Stock, such Optionholder shall pay the Option Payment to the Depositary as agent for US Co Sub less any amounts receivable by such Optionholder in connection with fractional entitlements under the Plan of Arrangement. In the event that an Optionholder who has elected to make the Option Payment fails to make the Option Payment on or before the delivery of the securities to the Optionholder, the Depositary shall be entitled to sell all or any portion of the shares of US Co Common Stock held on behalf of such Optionholder to satisfy the Option Payment and remit the same to US Co Sub. In the event that an Optionholder has failed to make an election in the Option Letter of Transmittal and Election Form pursuant to this paragraph, such Optionholder shall be deemed to have elected the option to receive less shares of US Co Common Stock by not making the Option Payment;

          (g) each of the outstanding Chauvco Common Shares will be transferred to US Co Sub in consideration for one (1) CRI Share and, at the election of the holders of the Chauvco Common Shares:

             (i) a number of shares of US Co Common Stock determined in accordance with the Exchange Ratio. Each such holder of Chauvco Common Shares will receive only a whole number of shares of US Co Common Stock resulting from the transfer of such holder's Chauvco Common Shares to US Co Sub. In lieu of fractional shares of US Co Common Stock, each holder of a Chauvco Common Share who otherwise would be entitled to receive such fractional share shall be paid by US Co Sub an amount determined in accordance with the Plan of Arrangement in full satisfaction of such fractional entitlement; or

             (ii) a number of shares of Exchangeable Shares determined in accordance with the Exchange Ratio. Each such holder of Chauvco Common Shares will receive only a whole number of Exchangeable Shares resulting from the transfer of such holder's Chauvco Common Shares to US Co Sub. In lieu of fractional Exchangeable Shares, each holder of a Chauvco Common Share who otherwise would be entitled to receive such fractional share shall be paid by US Co Sub an amount determined in accordance with the Plan of Arrangement in full satisfaction of such fractional entitlement;

          (h) a holder of Chauvco Common Shares shall give effect to the election in Section 1.1(g) above by depositing with the Depositary, prior to the Election Deadline, a duly completed letter of transmittal and election form (the "Letter of Transmittal and Election Form") in the form provided by Chauvco along with the proxy materials indicating such holder's election. In the event that a holder of Chauvco Common Shares has failed to validly make an election under Section 1.1(g) in the Letter of Transmittal and Election Form pursuant to this paragraph, such holder shall be deemed to have elected the option under Section 1.1(g)(i). Notwithstanding any provision to the contrary, holders of Chauvco Common Shares who are not residents of Canada for the purposes of the Income Tax Act (Canada) (the "ITA") will not be entitled to elect to receive Exchangeable Shares under
     Section 1.1(g)(ii);

          (i) upon the transfer of shares referred to in Section 1.1(g) above:
     (i) each holder of a Chauvco Common Share shall cease to be such a holder, shall have his name removed from the register of holders of Chauvco Common Shares and shall become a holder of the number of fully paid CRI Shares and Exchangeable Shares or shares of US Co Common Stock to which he is entitled as a result of the transfer of shares referred to in Section 1.1(g) and such holder's name shall be added to the register of holders of such securities accordingly; and (ii) US Co Sub shall become the legal and beneficial owner of all of the Chauvco Common Shares so transferred;

          (j) holders of Chauvco Common Shares who are residents of Canada for the purposes of the ITA shall be entitled to make an income tax election pursuant to subsection 85(1) of the ITA with respect to the transfer of their Chauvco Common Shares to US Co Sub referred to in Section 1.1(g)(ii) by providing two signed copies of the necessary election forms to US Co Sub within 90 days following the Effective Date, duly completed with the details of the number of shares transferred and the applicable agreed amounts for the purposes of such elections. Thereafter, subject to the election forms complying with the provisions of the ITA, the forms will be signed by US Co Sub and returned to such holders of Chauvco Common Shares for filing with Revenue Canada, Customs, Excise and Taxation; and

          (k) US Co Sub shall be continued as a corporation under the ABCA and its Articles of Continuance shall include the items set forth in Exhibit G.

1.2  US CO SUB

     (a) On or prior to the Effective Date, US Co shall (directly or through a wholly-owned subsidiary incorporated in the United States) incorporate a new corporation under the Company Act (British Columbia) ("US Co Sub") to be named Pioneer Natural Resources (Canada) Ltd. and shall include the following provisions in its memorandum of association (or as may be amended by mutual agreement on the advice of outside counsel to comply with the Company Act):

          (i) a class of common voting shares (the "US Co Sub Common Shares") unlimited in number;

          (ii) a class of exchangeable shares (the "Exchangeable Shares") unlimited in number; and

          (iii) a restriction on the business of US Co Sub;

all as set out in Exhibit G and, in connection with such incorporation, US Co shall (directly or through a wholly-owned subsidiary incorporated in the United States) cause US Co Sub to purchase from US Co that number of newly issued shares of US Co Common Stock which will enable US Co Sub to satisfy its obligation to deliver US Co Common Stock to holders of Chauvco Common Shares and to Optionholders who transfer their Chauvco Common Shares or Chauvco Options to US Co Sub under Sections 1.1(g)(i) and 1.1(e) above.

     (b) US Co shall cause US Co Sub to complete the transactions contemplated herein.

1.3  EXCHANGE RATIO

     As used herein, the term "Exchange Ratio" means in respect of Exchangeable Shares or US Co Common Stock to be delivered upon the transfer of Chauvco Common Shares or Chauvco Options to US Co Sub, a ratio of the number of Exchangeable Shares or shares of US Co Common Stock per Chauvco Common Share or Chauvco Option equal to:

          (a) if the US Co Stock Price is less than US$33.50, (.493827);

          (b) if the US Co Stock Price is at least US$33.50 but less than US$39.01,

               .493827 -- ((US Co Stock Price - 33.50) X .042360)
                                      5.51

           and

          (c) if the US Co Stock Price is equal to or greater than $39.01, (.451467).

The Exchange Ratio as so determined in each case shall be rounded to six decimal places. The "US Co Stock Price" shall mean the average closing sales price, regular way, per share of the US Co Common Stock on the NYSE in United States dollars as reported in the Wall Street Journal over the ten (10) consecutive trading days ending on the third trading day next preceding the date of the Chauvco Meeting. Notwithstanding the foregoing, if the Exchange Ratio is above
 .465116, US Co may elect to cause US Co Sub to deliver, in lieu of Exchangeable Shares and shares of US Co Common Stock, a number of Exchangeable Shares or shares of US Co Common Stock for each Chauvco Common Share or Chauvco Option based on the Exchange Ratio as set forth above equal to (.465116) and an amount in cash (in Canadian dollars) per Chauvco Common Share or Chauvco Option equal to the product of (x) the US Co Stock Price multiplied by the noon spot rate of exchange of US dollars to Canadian dollars announced by the Bank of Canada on the day preceding the date of calculation for the exchange (the "Currency Exchange Rate") and (y)

                           Exchange Ratio -- .465116

1.4  ADJUSTMENTS FOR CAPITAL CHANGES

     Prior to the Effective Time, Chauvco shall not recapitalize through a subdivision of its outstanding shares into a greater number of shares, or a combination of its outstanding shares into a lesser number of shares, or reorganize, reclassify or otherwise change its outstanding shares into the same or a different number of shares of other classes, or declare a dividend on its outstanding shares payable in shares of its capital stock or securities convertible or exchangeable into shares of its capital stock. Prior to the Effective Time, US Co may with prior written consent of Chauvco recapitalize through a subdivision of its outstanding shares into a greater number of shares, or a combination of its outstanding shares into a lesser number of shares, or reorganize, reclassify or otherwise change its outstanding shares into the same or a different number of shares of other classes, or declare a dividend on its outstanding shares payable in shares of its capital stock or securities convertible or exchangeable into shares of its capital stock, provided that, in connection therewith the Exchange Ratio shall be adjusted appropriately so as to maintain the relative proportionate interests of the holders of Chauvco Common Shares and the holders of the shares of US Co Common Stock and provided further that, the consent of Chauvco may not be withheld if the foregoing proviso is complied with. No such changes shall be made by US Co other than those made in accordance with this Agreement.

1.5  DISSENTING SHAREHOLDERS

     Holders of Chauvco Common Shares may exercise rights of dissent with respect to such shares in connection with the Arrangement pursuant to and in the manner set forth in Section 184 of the ABCA and Section 3.1 of the Plan of Arrangement (such holders referred to as "Dissenters" or as "Dissenting Shareholders"). Chauvco shall give US Co (i) prompt notice of any written demands of a right of dissent, withdrawals of such demands, and any other instruments served pursuant to the ABCA and received by Chauvco and (ii) the opportunity to participate in all negotiations and proceedings with respect to such rights. Without the prior written consent of US Co, except as required by applicable law, Chauvco shall not make any payment with respect to any such rights or offer to settle or settle any such rights. The obligations in respect of Dissenting Shareholders shall be apportioned between Chauvco and CRI as set forth in the Plan of Arrangement.

1.6  OTHER EFFECTS OF THE ARRANGEMENT

     The Arrangement will, from and after the Effective Time, have all of the effects provided by applicable law, including, without limitation, the ABCA.

1.7  JOINT PROXY STATEMENT; FORM F-4, FORM S-4 AND FORM S-3 REGISTRATION
STATEMENT

     (a) As promptly as practicable after execution of this Agreement, US Co and Chauvco shall prepare and file with the United States Securities and Exchange Commission (the "SEC") a preliminary joint management information circular and proxy statement (the "Joint Proxy Statement"), together with any other documents required by the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with the Arrangement and the other transactions contemplated hereby. The Joint Proxy Statement shall constitute (i) the management information circular of Chauvco with respect to the meeting of shareholders of Chauvco relating to the Arrangement and the approval of certain matters in connection therewith (the "Chauvco Meeting") and (ii) the proxy statement of US Co with respect to the meeting of stockholders of US Co with respect to the issuance of US Co Common Stock from time to time upon exchange of Exchangeable Shares and any other matters requiring approval of such stockholders in connection with the Arrangement (the "US Co Stockholders Meeting"). As promptly as practicable after the preliminary Joint Proxy Statement is cleared by the SEC, US Co and Chauvco shall cause the Joint Proxy Statement to be mailed to each company's respective stockholders. If either Chauvco or US Co determines on the advice of its outside counsel (with the concurrence of outside counsel for the other) that the offer and sale of the Exchangeable Shares or the CRI Shares in connection with the Arrangement is required to be registered under the Securities Act, then as applicable, US Co shall cause US Co Sub to file with the SEC a registration statement on Form S-4 (or other applicable form) (such registration statement, the "Form S-4") and if it is determined that the offer and sale of the CRI Shares is not otherwise exempt from such registration, Chauvco and US Co shall
(a) agree on appropriate and equitable adjustments to the Plan of Arrangement so that CRI Shares that would otherwise be issued to holders who are residents of the United States shall instead be sold by a trustee or agent and the net proceeds of such sales remitted to such holders and otherwise as may be necessary to avoid offers and sales of the CRI Shares being deemed to take place within the United States, if such adjustments will avoid the necessity for such registration or (b) if such adjustments cannot reasonably be undertaken so as to avoid the necessity for such registration, Chauvco shall cause CRI to file with the SEC a registration statement on Form F-4 (or other applicable form) covering such offer and sale (such registration statement, the

"Form F-4") and the Joint Proxy Statement shall also constitute the prospectuses of US Co Sub and CRI, as applicable, with respect to such offer and sale and shall be included in the Form S-4 or Form F-4, as applicable. Notwithstanding anything herein to the contrary, neither Chauvco nor US Co shall be under any obligation to cause to be filed the Form S-4 or Forms F-4 if it shall have determined on the advice of its outside counsel (with the concurrence of outside counsel for the other) that the offer and sale of the Exchangeable Shares and the CRI Shares pursuant to the Arrangement is exempt from the registration requirements of Section 5 of the Securities Act by virtue of Section 3(a)(10) thereof. In connection with such determination, US Co and Chauvco shall prepare and file with the SEC a request for no action (the "No Action Request") seeking to confirm the availability of such exemption. If US Co determines on the advice of its outside counsel (with the concurrence of outside counsel for Chauvco) that it is necessary to file a registration statement on Form S-3 (or other applicable form)(the "Form S-3") in order to register the US Co Common Stock to be issued from time to time after the Effective Time upon exchange of the Exchangeable Shares, then US Co shall file the Form S-3 with the SEC and use its best efforts to maintain the effectiveness of such registration for the period that such Exchangeable Shares remain outstanding, and US Co and Chauvco shall use their best efforts to cause the Form S-3 to become effective.

     (b) Each party shall promptly furnish to the other party all information concerning such party and its stockholders as may be reasonably required in connection with any action contemplated by this Section 1.5. The Joint Proxy Statement and, if required, the Form F-4, Form S-4 and Form S-3, shall comply in all material respects with all applicable requirements of law. Each of US Co and Chauvco will notify the other promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the Joint Proxy Statement or the Form F-4, Form S-4 or Form S-3, if required, or for additional information, and will supply the other with copies of all correspondence with the SEC with respect to the Joint Proxy Statement or the Form S-3, if required. Whenever any event occurs which should be set forth in an amendment or supplement to the Joint Proxy Statement or the Form F-4, Form S-4 or Form S-3, if required, US Co or Chauvco, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC, and/or mailing to stockholders of US Co or Chauvco, as may be applicable, such amendment or supplement.

     (c) US Co and Chauvco shall take any action required to be taken under any applicable provincial or state securities laws (including "blue sky" laws) in connection with the issuance of the Exchangeable Shares, CRI Shares or US Co Common Stock and the Arrangement; provided, however, that with respect to the blue sky and Canadian provincial qualifications, neither US Co nor Chauvco shall be required to register or qualify as a foreign corporation or reporting issuer where any such entity is not now so registered or qualified except as to matters and transactions arising solely from the offer and sale of the US Co Common Stock, the CRI Shares or the issuance of the Exchangeable Shares.

1.8  REORGANIZATION

     The parties intend to adopt this Agreement and the Plan of Arrangement as a qualified stock purchase under Section 338(d)(3) of the Internal Revenue Code of 1986, as amended (the "Code").

1.9  MATERIAL ADVERSE EFFECT

     In this Agreement, any reference to any event, change or effect being "material" with respect to any entity or group of entities means any material event, change or effect related to the condition (financial or otherwise), properties or business of such entity or group of entities. In this Agreement, the term "Material Adverse Effect" used with respect to any party means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties or business of such party and its subsidiaries, taken as a whole; provided, that a Material Adverse Effect shall not include any adverse effect resulting from changes in general economic conditions or conditions generally affecting the industries in which US Co or Chauvco operate.

1.10  CURRENCY

     Unless otherwise specified, all references in this Agreement to "dollars" or "$" shall mean Canadian dollars.

1.11  EXHIBITS

     The following exhibits attached hereto shall form part of this Agreement:

(a)   Exhibit A  --   Plan of Arrangement;
(b)   Exhibit B  --   Support Agreement;
(c)   Exhibit C  --   Voting and Exchange Trust Agreement;
(d)   Exhibit D  --   Terms and Conditions of US Co Special Voting Stock;
(e)   Exhibit E  --   List of Lock-up Shareholders;
(f)   Exhibit F  --   List of Other Assets to be Transferred to CRI; and
(g)   Exhibit G  --   Provisions of Memorandum of Association of US Co Sub.

                                   ARTICLE 2

                   REPRESENTATIONS AND WARRANTIES OF CHAUVCO

     Except as set forth in a letter dated the date of this Agreement and delivered by Chauvco to US Co concurrently herewith (the "Chauvco Disclosure Letter") and subject to Sections 7.7 and 7.8 hereof, Chauvco hereby represents and warrants to US Co that:

2.1  ORGANIZATION AND STANDING

     Chauvco and each partnership, joint venture, corporation, association or other business entity of which more than 50% of the total voting power of shares of stock or units of ownership or beneficial interest entitled to vote in the election of directors (or members of a comparable governing body) is owned or controlled, directly or indirectly, by Chauvco (the "Chauvco Subsidiaries"), is duly incorporated or formed, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has full requisite power and authority to carry on its business as it is currently conducted, and to own, lease and operate the properties currently owned, leased and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation or organization authorized to do business in all jurisdictions in which the character of the properties owned or leased or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a Material Adverse Effect on Chauvco. The Chauvco Disclosure Letter sets forth a complete list of the Chauvco Subsidiaries (and all other subsidiaries in which Chauvco has an interest of 50% or less determined as described above), the percentage of each subsidiary's outstanding capital stock or other ownership interest owned by Chauvco or another Chauvco Subsidiary and a description of any lien, charge, mortgage, security interest, option, preferential purchase right or other right or interest of any other person (collectively, an "Encumbrance") on such stock, on treasury stock or other ownership interest and a complete list of each jurisdiction in which each of Chauvco and each Chauvco Subsidiary is duly qualified, registered and in good standing to do business.

2.2  AGREEMENT AUTHORIZED AND ITS EFFECT ON OTHER OBLIGATIONS

     (a) Chauvco has all requisite corporate power and authority to enter into this Agreement and, subject to approval of this Agreement and the Arrangement by the shareholders of Chauvco and approval by the Court, to perform its obligations hereunder and to consummate the Arrangement and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by Chauvco and, subject to approval of this Agreement and the Arrangement by the shareholders of Chauvco and approval by the Court, the consummation by Chauvco of the Arrangement and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Chauvco. This Agreement has been duly executed and delivered by Chauvco and is the valid and binding obligation of Chauvco, enforceable in

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

accordance with its terms, except that such enforceability may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

     (b) Neither the execution, delivery and performance of this Agreement or the Arrangement by Chauvco, nor the consummation of the transactions contemplated hereby or thereby by Chauvco nor compliance with the provisions hereof or thereof by Chauvco will: (i) conflict with, or result in any violations of, the articles of amalgamation or bylaws of Chauvco or any equivalent document of any of the Chauvco Subsidiaries, or (ii) result in any breach of or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any material benefit under, or result in the creation of any Encumbrance upon any of the material properties or assets of Chauvco or any of the Chauvco Subsidiaries under, any term, condition or provision of any loan or credit agreement, note, bond, mortgage, indenture, lease or other material agreement, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Chauvco or any of the Chauvco Subsidiaries or their respective properties or assets, other than any such breaches, defaults, losses, or encumbrances which, individually or in the aggregate, would not have a Material Adverse Effect on Chauvco.

2.3  GOVERNMENTAL CONSENTS

     No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (each a "Governmental Entity"), is required to be obtained by Chauvco or any of the Chauvco Subsidiaries in connection with the execution and delivery of this Agreement or the Plan of Arrangement or the consummation of the transactions contemplated hereby or thereby, except for: (i) the filing with the applicable Canadian provincial securities commissions or regulatory authorities (the "Commissions") and the Court and the mailing to shareholders of Chauvco of the Joint Proxy Statement relating to the Chauvco Meeting to be held with respect to the approval of this Agreement and the Arrangement, (ii) the furnishing to the SEC of all required filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated by the SEC thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby (the "SEC Filings"); (iii) approval by the Court of the Arrangement and the filings of the articles of arrangement and other required arrangement or other documents as required by the ABCA; (iv) such filings, authorizations, orders and approvals as may be required under state "control share acquisition," "anti-takeover" or other similar statutes, any other applicable federal, provincial or state securities laws and the rules of the NYSE or The Toronto Stock Exchange ("TSE"); (v) such filings and notifications as may be necessary under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"); (vi) such notices and filings as may be necessary under the Investment Canada Act and under the Competition Act (Canada); and (vii) where the failure to obtain such consents, approvals, etc., would not prevent or delay the consummation of the Arrangement or otherwise prevent Chauvco from performing its obligations under this Agreement and would not reasonably be expected to have a Material Adverse Effect on Chauvco.

2.4  CAPITALIZATION

     The authorized capital stock of Chauvco consists of an unlimited number of Chauvco Common Shares, no par value. At the close of business on August 29, 1997, 48,464,312 Chauvco Common Shares were issued and outstanding, and no Chauvco Common Shares were held by Chauvco in its treasury. As of August 29, 1997, an aggregate of 2,901,995 Chauvco Common Shares were reserved for issuance pursuant to outstanding Chauvco Options granted under the Chauvco Option Plan. All issued and outstanding Chauvco Common Shares have been duly authorized, validly issued and are fully paid and non-assessable. Except in connection with the Chauvco Option Plan and in connection with Chauvco's shareholder rights plan adopted pursuant to that agreement dated April 24, 1997 between Chauvco and Montreal Trust Company of Canada (the "Chauvco SRP"), no person, firm or corporation has any agreement or option or any right or privilege, whether by law, pre-emptive or contractual, capable of becoming an agreement, including convertible securities, warrants or convertible obligations of any nature, for the purchase, subscription, allotment or issuance of any of the unissued shares in the capital of Chauvco or of any securities of Chauvco.

2.5  SECURITIES REPORTS AND FINANCIAL STATEMENTS

     Chauvco and all predecessor corporations to Chauvco have filed all forms, reports and documents with the Commissions required to be filed by it or them pursuant to relevant Canadian securities statutes, regulations, policies and rules (collectively, the "Chauvco Securities Reports"), all of which have complied in all material respects with all applicable requirements of such statutes, regulations, policies and rules. None of the Chauvco Securities Reports, at the time filed or as subsequently amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of Chauvco and such predecessor corporations contained in the Chauvco Securities Reports complied in all material respects with the then applicable accounting requirements and the published rules and regulations of the relevant Canadian securities statutes with respect thereto, were prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis during the periods involved (except as may have been indicated in the notes thereto or, in the case of unaudited statements, as permitted by applicable laws, rules or regulations) and fairly present (subject, in the case of the unaudited statements, to normal, year-end audit adjustments) the consolidated financial position of Chauvco and such predecessor corporations and the consolidated Chauvco Subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended. There has been no change in the accounting policies or the methods of making accounting estimates of Chauvco or its predecessor corporations or changes in estimates that are material to such financial statements, except as described in the notes thereto.

2.6  LIABILITIES

     Chauvco and the Chauvco Subsidiaries do not have any liabilities or obligations, either accrued, absolute, contingent, or otherwise, or have any knowledge of any potential liabilities or obligations, other than those (i) disclosed in the Chauvco Securities Reports, (ii) set forth in the Chauvco Disclosure Letter, (iii) incurred in the ordinary course of business since June 30, 1997; or (iv) which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on Chauvco.

2.7  INFORMATION SUPPLIED

     None of the information supplied or to be supplied by Chauvco for inclusion or incorporation by reference in the Joint Proxy Statement (and, if filed, the Form S-3, S-4 or F-4) will, at the time the Joint Proxy Statement is mailed to the shareholders of Chauvco and at the time of the Chauvco Meeting (and, if filed, at the time the Form S-3, S-4 or F-4 is declared effective), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the provisions of the ABCA and applicable Canadian securities laws and the rules and regulations promulgated thereunder.

2.8  NO DEFAULTS

     Neither Chauvco nor any Chauvco Subsidiary is, or has received notice that it would be with the passage of time, in default or violation of any term, condition or provision of (i) its charter documents or bylaws; (ii) any judgment, decree or order applicable to it; or (iii) any loan or credit agreement, note, bond, mortgage, indenture, material contract, agreement, lease, license or other instrument to which Chauvco or any Chauvco Subsidiary is now a party or by which it or any of its properties or assets may be bound, except in the case of item (iii) for defaults and violations which, individually or in the aggregate, would not have a Material Adverse Effect on Chauvco.

2.9  LITIGATION; INVESTIGATIONS

     There is no claim, action, suit or proceeding pending or, to the knowledge of Chauvco, threatened, which would, if adversely determined, individually or in the aggregate, have a Material Adverse Effect on Chauvco, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Chauvco or any of the Chauvco Subsidiaries having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect. There is no investigation pending or, to the knowledge of Chauvco, threatened, against Chauvco or any of the Chauvco Subsidiaries before any Governmental Entity which could have any such effect.

2.10  ABSENCE OF CERTAIN CHANGES AND EVENTS

     Except as set forth in the Chauvco Disclosure Letter, other than as a result of the transactions contemplated by this Agreement, since June 30, 1997, there has not been:

          (a) Financial Change. Any material adverse change in the financial condition, operations, assets, liabilities or business of Chauvco or the Chauvco Subsidiaries;

          (b) Property Damage. Any material damage, destruction, or loss to the business or properties of Chauvco or the Chauvco Subsidiaries (whether or not covered by insurance);

          (c) Dividends or Redemptions. Any declaration, setting aside, or payment of any dividend or other distribution in respect of the capital stock of Chauvco, or any direct or indirect redemption, purchase or any other acquisition by Chauvco of any such stock;

          (d) Capitalization Change. Any change in the capital stock or in the number of shares or classes of Chauvco's authorized or outstanding capital stock as described in Section 2.4 (other than as a result of exercises of currently outstanding Chauvco Options); or

        (e) Other Material Changes. Any other event or condition known to Chauvco particularly pertaining to and adversely affecting the operations, assets or business of Chauvco or the Chauvco Subsidiaries (other than events or conditions which are of a general or industry-wide nature and of general public knowledge) which would constitute a Material Adverse Effect on Chauvco.

2.11  ADDITIONAL CHAUVCO INFORMATION

     The Chauvco Disclosure Letter contains true, complete and correct lists of the following items with respect to Chauvco and the Chauvco Subsidiaries, and Chauvco agrees that upon the request of US Co, it will furnish to US Co true, complete and correct copies of any documents referred to in such lists:

          (a) Material Contracts. All contracts which involve, or may involve, aggregate payments by any party thereto of $5,000,000 or more, which are to be performed in whole or in part after the Effective Time;

          (b) Employee Compensation Plans. All bonus, retention bonus, company severance policy, employee stock option plans, incentive compensation, deferred compensation, profit-sharing, retirement, pension, welfare, group insurance, death benefit, or other fringe benefit plans, arrangements or trust agreements together with copies of the most recent reports with respect to such plans, arrangements, or trust agreements filed with any Governmental Entity and all tax determination letters that have been received with respect to such plans;

          (c) Employee Agreements. Any collective bargaining agreements with any labor union or other representative of employees, including amendments and supplements, in each case covering ten (10) or more employees, all employment agreements involving, individually, remuneration greater than $100,000 per annum and all executive termination agreements;

          (d) Patents. All patents, trademarks, copyrights and other material intellectual property rights owned, licensed or used;

          (e) Trade Names. All trade names and fictitious names used or held, whether and where such names are registered and where used;

          (f) Promissory Notes. All long-term and short-term promissory notes, installment contracts, loan agreements, credit agreements, and any other agreements relating thereto or with respect to collateral securing the same; and

          (g) Guarantees. All indebtedness, liabilities and commitments of others and as to which it is a guarantor, endorser, co-maker, surety, or accommodation maker, or is contingently liable therefor (excluding liabilities as an endorser of checks and the like in the ordinary course of business) and all letters of credit, whether stand-by or documentary, issued by any third party.

2.12  CERTAIN AGREEMENTS

     Except in connection with Chauvco's executive termination agreements, retention bonus plan, company severance policy and Stock Option Plan, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including without limitation, severance, unemployment compensation, parachute payment, bonus or otherwise) becoming due to any director, employee or independent contractor of Chauvco or the Chauvco Subsidiaries under any Chauvco Plan (as hereinafter defined) or otherwise, (ii) materially increase any benefits otherwise payable under any Chauvco Plan or otherwise or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

2.13  EMPLOYEE BENEFIT PLANS

     Except for health insurance, vacation, severance and similar plans which are set forth in the Chauvco Disclosure Letter ("Chauvco Plans"), there are no employee benefits plans covering active, former or retired employees of Chauvco and the Chauvco Subsidiaries. Each Chauvco Plan has been maintained and administered in material compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations.

2.14  INTELLECTUAL PROPERTY

     Chauvco or the Chauvco Subsidiaries owns or possesses licenses to use all patents, patent applications, trademarks and service marks (including registrations and applications therefor), trade names, copyrights and written know-how, trade secrets and all other similar proprietary data and the goodwill associated therewith (collectively, the "Chauvco Intellectual Property") that are either material to the business of Chauvco or any Chauvco Subsidiary or that are necessary for the manufacture, use, license or sale of any services or products manufactured, used, licensed or sold by Chauvco or the Chauvco Subsidiaries, including all such intellectual property listed in the Chauvco Disclosure Letter. The Chauvco Intellectual Property is owned or licensed by Chauvco or the Chauvco Subsidiaries free and clear of any Encumbrance other than such Encumbrances as are listed in the Chauvco Disclosure Letter. Except as otherwise indicated in such letter or in the ordinary course of business, neither Chauvco nor the Chauvco Subsidiaries has granted to any other person any license to use any Chauvco Intellectual Property. Neither Chauvco nor the Chauvco Subsidiaries has received any notice of infringement, misappropriation, or conflict with, the intellectual property rights of others in connection with the use by Chauvco or the Chauvco Subsidiaries of the Chauvco Intellectual Property.

2.15  TITLE TO PROPERTIES

     Except for goods and other property sold, used or otherwise disposed of in the ordinary course of business for fair value, Chauvco has good and indefeasible title to all its properties, interests in properties and assets, real and personal, reflected in its June 30, 1997 financial statements, free and clear of any Encumbrance, except (i) Encumbrances reflected in the balance sheet of Chauvco dated June 30, 1997, (ii) liens for current taxes not yet due and payable, and (iii) such imperfections of title, easements and Encumbrances, if any, which would not, individually or in the aggregate, have a Material Adverse Effect on Chauvco. All leases pursuant to which Chauvco or any Chauvco Subsidiary leases (whether as lessee or lessor) any substantial amount of real or personal property are in good standing, valid, and effective; and there is not, under any such leases, any existing or prospective default or event of default or event which with notice or lapse of time, or both, would constitute a default by Chauvco or any Chauvco Subsidiary which would, individually or in the aggregate, have a Material Adverse Effect on Chauvco and in respect to which Chauvco or a Chauvco Subsidiary has not taken adequate steps to prevent a default from occurring. The buildings and premises of Chauvco and the Chauvco Subsidiaries that are used in its business are in good operating condition and repair, subject only to ordinary wear and tear. All major items of operating equipment of Chauvco and the Chauvco Subsidiaries are in good operating condition and in a state of reasonable maintenance and repair, ordinary wear and tear excepted, and are free from any known defects except as may be repaired by routine maintenance and such minor defects as to not substantially interfere with the continued use thereof in the conduct of normal operations.

2.16  ENVIRONMENTAL MATTERS

     Except as set forth in the Chauvco Disclosure Letter:

          (a) Environmental Conditions. There are no environmental conditions or circumstances, such as the presence or release of any hazardous substance, on any property presently or previously owned or leased by Chauvco or the Chauvco Subsidiaries that could result in a Material Adverse Effect on Chauvco.

          (b) Permits, etc. Chauvco and the Chauvco Subsidiaries have in full force and effect all environmental permits, licenses, approvals and other authorizations required to conduct their operations and are operating in material compliance thereunder.

          (c) Compliance. Chauvco's and the Chauvco Subsidiaries' operations and use of their assets do not violate any applicable United States or Canadian or other federal, provincial, state or local law, statute, ordinance, rule, regulation, order or notice requirement (collectively the "Applicable Environmental Laws") pertaining to (a) the condition or protection of air, groundwater, surface water, soil, or other environmental media, (b) the environment, including natural resources or any activity which affects the environment, or (c) the regulation of any pollutants, contaminants, waste or substances (whether or not hazardous or toxic), including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act (42 U. S.C. sec. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. sec. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. sec. 6901 et seq.) the Clean Water Act (33 U.S.C. sec. 1251 et seq.), the Clean Air Act (42 U.S.C. sec. 7401 et seq.), the Toxic Substances Control Act (15 U. S.C. sec. 2601 et seq.), the Safe Drinking Water Act (4 U. S.C. sec. 300f et seq.), the Rivers and Harbors Act (33 U.S.C. sec. 401 et seq.), the Oil Pollution Act (33 U. S.C.
     sec. 2701 et seq.) and analogous Canadian, Argentine, foreign, provincial, state and local provisions, as any of the foregoing may have been amended or supplemented from time to time, except for violations which, either singly or in the aggregate, would not result in a Material Adverse Effect on Chauvco.

          (d) Past Compliance. None of the operations or assets of Chauvco or the Chauvco Subsidiaries has ever been conducted or used by Chauvco or the Chauvco Subsidiaries in such a manner as to constitute a violation of any of the Applicable Environmental Laws, except for violations which, either singly or in the aggregate, would not result in a Material Adverse Effect on Chauvco.

          (e) Environmental Claims. No notice has been served on Chauvco or any Chauvco Subsidiaries from any entity, governmental agency or individual regarding any existing, pending or threatened investigation or inquiry related to alleged violations under any Applicable Environmental Laws, or regarding any claims for remedial obligations or contribution under any Applicable Environmental Laws, other than any of the foregoing which, either singly or in the aggregate, would not result in a Material Adverse Effect on Chauvco.

          (f) Renewals. Chauvco does not know of any reason it or US Co would not be able to renew any of the permits, licenses, or other authorizations required pursuant to any Applicable Environmental Laws to operate and use any of Chauvco's or the Chauvco Subsidiaries' assets for their current purposes and uses.

2.17  COMPLIANCE WITH OTHER LAWS

     Except as set forth in the Chauvco Disclosure Letter, neither Chauvco nor any Chauvco Subsidiary is in violation of or in default with respect to, or in alleged violation of or alleged default with respect to any other applicable law or any applicable rule, regulation, or any writ or decree of any court or any governmental commission, board, bureau, agency, or instrumentality, or delinquent with respect to any report required to be filed with any Governmental Entity, except for violations which, either singly or in the aggregate, do not and are not expected to result in a Material Adverse Effect on Chauvco.

2.18  TAXES

     Except with respect to failures which, in the aggregate, would not result in a Material Adverse Effect on Chauvco, proper and accurate federal, provincial, state and local income, capital, withholding, value added, sales, use, franchise, gross revenue, turnover, excise, payroll, property, employment, customs duties and any and all other tax returns, reports, and estimates have been filed with appropriate governmental agencies, domestic and foreign, by Chauvco and each of the Chauvco Subsidiaries for each period for which any returns, reports, or estimates were due (taking into account any extensions of time to file before the date hereof); all taxes shown by such returns to be payable and any other taxes due and payable have been paid other than those being contested in good faith by Chauvco or a Chauvco Subsidiary; and the tax provision reflected in Chauvco's financial statements as of June 30, 1997, is adequate, in accordance with Canadian generally accepted accounting principles, to cover liabilities of Chauvco and the Chauvco Subsidiaries at the date thereof for all taxes, including any interest, penalties and additions to taxes of any character whatsoever applicable to Chauvco and the Chauvco Subsidiaries or their assets or businesses. There are no tax liens on any assets of Chauvco or the Chauvco Subsidiaries except for taxes not yet currently due and those which could not reasonably be expected to result in a Material Adverse Effect on Chauvco.

2.19  VOTE REQUIRED

     Except as may be provided in the Interim Order, at the Chauvco Meeting at which a quorum is present, the affirmative vote of the holders of two-thirds of the Chauvco Common Shares present is the only vote required to approve this Agreement, the Arrangement and the consummation of the transactions contemplated hereby.

2.20  BROKERS AND FINDERS

     Other than Salomon Brothers Inc. and RBC Dominion Securities Inc. in accordance with the terms of their respective engagement letters in final forms, copies of which have previously been provided to US Co, none of Chauvco or any of the Chauvco Subsidiaries nor any of their respective directors, officers or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or similar payments in connection with the transactions contemplated by this Agreement.

2.21  DISCLOSURE

     No representation or warranty made by Chauvco in this Agreement, nor any document, written information statement, financial statement, certificate or Exhibit prepared and furnished or to be prepared and furnished by Chauvco or its representatives pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contained any untrue statement of a material fact when made, or omitted to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

2.22  FAIRNESS OPINION

     Chauvco's board of directors has received favourable written opinions from Salomon Brothers Inc and RBC Dominion Securities Inc. as to the fairness of the Plan of Arrangement and the other transactions contemplated herein.

2.23  RESTRICTIONS ON BUSINESS ACTIVITIES

     There is no material agreement, judgment, injunction, order or decree binding upon Chauvco or any Chauvco Subsidiary that has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Chauvco or any Chauvco Subsidiary, any acquisition of property by Chauvco or any Chauvco Subsidiary, the conduct of business by Chauvco or any Chauvco Subsidiary as currently conducted or the consummation of the Arrangement.

2.24  BOOKS AND RECORDS

     The books, records and accounts of Chauvco and the Chauvco Subsidiaries (a) have been maintained in accordance with good business practices on a basis consistent with prior years, (b) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of Chauvco and the Chauvco Subsidiaries and (c) accurately and fairly reflect the basis for the Chauvco financial statements. Chauvco has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that
(a) transactions are executed in accordance with management's general or specific authorization; and (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with Canadian generally accepted accounting principles or any other criteria applicable to such statements and (ii) to maintain accountability for assets.

                                   ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF US CO

     Except as set forth in a letter dated the date of this Agreement and delivered by US Co to Chauvco concurrently herewith (the "US Co Disclosure Letter"), US Co hereby represents and warrants to Chauvco, in each case with respect to itself and with respect to its predecessor corporations, that:

3.1  ORGANIZATION AND STANDING

     US Co and each partnership, joint venture, corporation, association or other business entity of which more than 50% of the total voting power of shares of stock or units of ownership or beneficial interest entitled to vote in the election of directors (or members of a comparable governing body) is owned or controlled, directly or indirectly, by US Co (the "US Co Subsidiaries"), is duly incorporated or formed, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has full requisite power and authority to carry on its business as it is currently conducted, and to own, lease and operate the properties currently owned, leased and operated by it, and is duly qualified or licensed to do business and is in good standing as a foreign corporation or organization authorized to do business in all jurisdictions in which the character of the properties owned or leased or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a Material Adverse Effect on US Co. The US Co Disclosure Letter sets forth a complete list of the US Co Subsidiaries.

3.2  AGREEMENT AUTHORIZED AND ITS EFFECT ON OTHER OBLIGATIONS

     (a) US Co has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and, subject to approval of US Co's stockholders as provided in this Agreement, to consummate the Arrangement and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by US Co and, subject to approval of US Co's stockholders as provided in this Agreement, the consummation by US Co of the Arrangement and the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of US Co. This Agreement has been duly executed and delivered by US Co and is the valid and binding obligation of US Co, enforceable in accordance with its terms, except that such enforceability may be subject to (i) bankruptcy, insolvency, reorganization or other similar laws affecting or relating to enforcement of creditors' rights generally and (ii) general equitable principles.

     (b) Neither the execution, delivery and performance of this Agreement or the Arrangement by US Co, nor the consummation of the transactions contemplated hereby or thereby by US Co nor compliance with the provisions hereof or thereof by US Co will: (i) conflict with, or result in any violations of, the certificate of incorporation or bylaws of US Co or any equivalent document of any of the US Co Subsidiaries, or (ii) result in any breach of or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any material benefit under, or result in the creation of any Encumbrance upon any of the material properties or assets of US Co or any of the US Co Subsidiaries under, any term, condition or provision of any loan or credit agreement, note, bond, mortgage, indenture, lease or other material agreement, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to US Co or any of the US Co Subsidiaries or their respective properties or assets, other than any such breaches, defaults, losses, or encumbrances which, individually or in the aggregate, would not have a Material Adverse Effect on US Co. Without limiting the generality of the foregoing, upon the consummation of the Arrangement, except as contemplated herein, no person or group of persons shall have any right, contingent or otherwise, to elect, designate or appoint any director of US Co and no person or group of persons shall have any right, contingent or otherwise that is inconsistent with the provisions hereof.

3.3  GOVERNMENTAL CONSENTS

     No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required to be obtained by US Co or any of the US Co Subsidiaries in connection with the execution and delivery of this Agreement or the Plan of Arrangement or the consummation of the transactions contemplated hereby or thereby, except for: (i) the filing with the Commissions and the mailing to stockholders of US Co of the Joint Proxy Statement relating to the US Co Stockholders Meeting, (ii) the furnishing to the SEC of SEC Filings; (iii) approval by the Court of the Arrangement and the filings of the articles of arrangement and other required arrangement or other documents as required by the ABCA; (iv) such filings, authorizations, orders and approvals as may be required under state "control share acquisition," "anti-takeover" or other similar statutes, any other applicable federal, provincial or state securities laws and the rules of the NYSE or the TSE; (v) such filings and notifications as may be necessary under the HSR Act; (vi) such notices and filings as may be necessary under the Investment Canada Act and under the Competition Act (Canada); (vii) the filing of a Certificate of Designation with the Delaware Secretary of State with respect to the creation of special voting stock; and (viii) where the failure to obtain such consents, approvals, etc., would not prevent or delay the consummation of the Arrangement or otherwise prevent US Co from performing its obligations under this Agreement and would not reasonably be expected to have a Material Adverse Effect on US Co.

3.4  CAPITALIZATION

     The authorized capital stock of US Co consists of 500,000,000 common shares, U.S.$0.01 par value ("US Co Common Stock") and 100,000,000 referred shares, $0.01 par value (the "US Co Preferred Stock"). As of August 29, 1997, there were 73,555,501 shares of US Co Common Stock outstanding, and 3,718,314 shares of US Co Common Stock were reserved for issuance upon the exercise of stock options outstanding under US Co's stock option plan; at the same date, no shares of US Co Preferred Stock were outstanding. Except in connection with US Co's stock option plan, no person, firm or corporation has any agreement or option or any right or privilege, whether by law, pre-emptive or contractual, capable of becoming an agreement, including convertible securities, warrants or convertible obligations of any nature, for the purchase, subscription, allotment or issuance of any of the unissued shares in the capital of US Co or of any securities of US Co. US Co has no shareholder rights plan or similar arrangement in place in connection with the US Co Common Stock or otherwise (provided that US Co shall be entitled to institute such a plan or similar arrangement prior to the Effective Date so long as such plan treats the holders of Exchangeable Shares in substantially the same manner as the holders of US Co Common Stock and provided the institution of the shareholder rights plan does not have a tax impact on the holders of Exchangeable Shares.

3.5  SECURITIES REPORTS AND FINANCIAL STATEMENTS

     US Co and all predecessor corporations to US Co have filed all forms, reports and documents required to be filed by them by the SEC or pursuant to relevant United States securities statutes, regulations, policies and rules (collectively, the "US Co Securities Reports"), all of which have complied in all material respects with all applicable requirements of such statutes, regulations, policies and rules. None of the US Co Securities Reports, at the time filed or as subsequently amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of US Co and such predecessor corporations contained in the US Co Securities Reports complied in all material respects with the then applicable accounting requirements and the published rules and regulations of the relevant United States securities statutes with respect thereto, were prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (except as may have been indicated in the notes thereto or, in the case of unaudited statements, as permitted by applicable laws, rules or regulations) and fairly present (subject, in the case of the unaudited statements, to normal, year-end audit adjustments) the consolidated financial position of US Co and such predecessor corporations and the consolidated US Co Subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended. There has been no change in the accounting policies or the methods of making accounting estimates or changes in estimates of US Co or its predecessor corporations that are material to such financial statements, except as described in the notes thereto.

3.6  LIABILITIES

     US Co and the US Co Subsidiaries do not have any liabilities or obligations, either accrued, absolute, contingent, or otherwise, or have any knowledge of any potential liabilities or obligations, other than those (i) disclosed in the US Co Securities Reports or those of its predecessors, (ii) set forth in the US Co Disclosure Letter, (iii) incurred in the ordinary course of business since June 30, 1997, or (iv) which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on US Co.

3.7 INFORMATION SUPPLIED

     None of the information supplied or to be supplied by US Co for inclusion or incorporation by reference in the Joint Proxy Statement (and, if filed, the Form F-4 or Form S-3) will, at the time the Joint Proxy Statement is mailed to the shareholders of US Co and at the time of the US Co Stockholders Meeting (and, if filed, at the time the Form F-4 or Form S-3 is declared effective), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the provisions of applicable United States securities laws and the rules and regulations of the SEC.

3.8  NO DEFAULTS

     Neither US Co nor any US Co Subsidiary is, or has received notice that it would be with the passage of time, in default or violation of any term, condition or provision of (i) its charter documents or bylaws; (ii) any judgment, decree or order applicable to it; or (iii) any loan or credit agreement, note, bond, mortgage, indenture, material contract, agreement, lease, license or other instrument to which US Co or any US Co Subsidiary is now a party or by which it or any of its properties or assets may be bound, except in the case of item (iii) for defaults and violations which, individually or in the aggregate, would not have a Material Adverse Effect on US Co.

3.9  LITIGATION; INVESTIGATIONS

     There is no claim, action, suit or proceeding pending or, to the knowledge of US Co, threatened, which would, if adversely determined, individually or in the aggregate, have a Material Adverse Effect on US Co, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against US Co or any of the US Co Subsidiaries having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect. There is no investigation pending or, to the knowledge of US Co, threatened, against US Co or any of the US Co Subsidiaries before any Governmental Entity which could have any such effect.

3.10  ABSENCE OF CERTAIN CHANGES AND EVENTS

     Except as set forth in the US Co Disclosure Letter, other than as a result of the transactions contemplated by this Agreement, since June 30, 1997, there has not been:

          (a) Financial Change. Any material adverse change in the financial condition, operations, assets, liabilities or business of US Co or the US Co Subsidiaries or its predecessors;

          (b) Property Damage. Any material damage, destruction, or loss to the business or properties of US Co or the US Co Subsidiaries (whether or not covered by insurance);

          (c) Dividends or Redemptions. Except as contemplated herein, any declaration, setting aside, or payment of any dividend or other distribution in respect of the capital stock of US Co, or any direct or indirect redemption, purchase or any other acquisition by US Co of any such stock;

          (d) Capitalization Change. Any change in the capital stock or in the number of shares or classes of US Co's authorized or outstanding capital stock as described in Section 3.4 (other than as a result of exercises of currently outstanding options to purchase US Co Common Stock and other than as contemplated in Section 1.4); or

          (e) Other Material Changes. Any other event or condition known to US Co particularly pertaining to and adversely affecting the operations, assets or business of US Co or the US Co Subsidiaries (other than events or conditions which are of a general or industry-wide nature and of general public knowledge) which would constitute a Material Adverse Effect on US Co.

3.11  ADDITIONAL US CO INFORMATION

     The US Co Disclosure Letter contains true, complete and correct lists of the following items with respect to US Co and the US Co Subsidiaries, and US Co agrees that upon the request of Chauvco, it will furnish to Chauvco true, complete and correct copies of any documents referred to in such lists:

          (a) Material Contracts. All contracts which involve, or may involve, aggregate payments by any party thereto of $25,000,000 or more, which are to be performed in whole or in part after the Effective Time; or

          (b) Employee Compensation Plans. All bonus, retention bonus, company severance policy, employee stock option plans, incentive compensation, deferred compensation, profit-sharing, retirement, pension, welfare, group insurance, death benefit, or other fringe benefit plans, arrangements or trust agreements.

3.12  CERTAIN AGREEMENTS

     Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including without limitation, severance, unemployment compensation, parachute payment, bonus or otherwise) becoming due to any director, employee or independent contractor of US Co or the US Co Subsidiaries under any US Co Plan (as hereinafter defined) or otherwise, (ii) materially increase any benefits otherwise payable under any US Co Plan or otherwise or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

3.13  TITLE TO PROPERTIES

     Except for goods and other property sold, used or otherwise disposed of in the ordinary course of business for fair value, US Co has good and indefeasible title to all its properties, interests in properties and assets, real and personal, reflected in its June 30, 1997, pro forma financial statements, free and clear of any Encumbrance, except (i) Encumbrances reflected in the pro forma balance sheet of US Co dated June 30, 1997, (ii) liens for current taxes not yet due and payable, and (iii) such imperfections of title, easements and Encumbrances, if any, which would not individually or in the aggregate, have a Material Adverse Effect on US Co. All leases pursuant to which US Co or any US Co Subsidiary leases (whether as lessee or lessor) any substantial amount of real or personal property are in good standing, valid, and effective; and there is not, under any such leases, any existing or prospective default or event of default or event which with notice or lapse of time, or both, would constitute a default by US Co or any US Co Subsidiary which would, individually or in the aggregate, have a Material Adverse Effect on US Co and in respect to which US Co or a US Co Subsidiary has not taken adequate steps to prevent a default from occurring. The buildings and premises of US Co and the US Co Subsidiaries that are used in its business are in good operating condition and repair, subject only to ordinary wear and tear. All major items of operating equipment of US Co and the US Co Subsidiaries are in good operating condition and in a state of reasonable maintenance and repair, ordinary wear and tear excepted, and are free from any known defects except as may be repaired by routine maintenance and such minor defects as to not substantially interfere with the continued use thereof in the conduct of normal operations.

3.14  ENVIRONMENTAL MATTERS

     Except as set forth in the US Co Disclosure Letter:

          (a) Environmental Conditions. There are no environmental conditions or circumstances, such as the presence or release of any hazardous substance, on any property presently or previously owned or leased by US Co or the US Co Subsidiaries that could result in a Material Adverse Effect on US Co.

          (b) Permits, etc. US Co and the US Co Subsidiaries have in full force and effect all environmental permits, licenses, approvals and other authorizations required to conduct their operations and are operating in material compliance thereunder.

          (c) Compliance. US Co's and the US Co Subsidiaries' operations and use of their assets do not violate any applicable United States or Canadian or other federal, provincial, state or local law, statute, ordinance, rule, regulation, order or notice requirement pertaining to (a) the condition or protection of air, groundwater, surface water, soil, or other environmental media, (b) the environment, including natural resources or any activity which affects the environment, or (c) the regulation of any pollutants, contaminants, waste, substances (whether or not hazardous or toxic), including, without limitation, the Applicable Environmental Laws, except for violations which, either singly or in the aggregate, would not result in a Material Adverse Effect on US Co.

          (d) Past Compliance. None of the operations or assets of US Co or the US Co Subsidiaries has ever been conducted or used by US Co or the US Co Subsidiaries in such a manner as to constitute a violation of any of the Applicable Environmental Laws, except for violations which, either singly or in the aggregate, would not result in a Material Adverse Effect on US Co.

          (e) Environmental Claims. No notice has been served on US Co or any US Co Subsidiaries from any entity, governmental agency or individual regarding any existing, pending or threatened investigation or inquiry related to alleged violations under any Applicable Environmental Laws, or regarding any claims for remedial obligations or contribution under any Applicable Environmental Laws, other than any of the foregoing which, either singly or in the aggregate, would not result in a Material Adverse Effect on US Co.

          (f) Renewals. US Co does not know of any reason it would not be able to renew any of the permits, licenses, or other authorizations required pursuant to any Applicable Environmental Laws to operate and use any of US Co's or the US Co Subsidiaries' assets for their current purposes and uses.

3.15  COMPLIANCE WITH OTHER LAWS

     Except as set forth in the US Co Disclosure Letter, neither US Co nor any US Co Subsidiary is in violation of or in default with respect to, or in alleged violation of or alleged default with respect to any other applicable law or any applicable rule, regulation, or any writ or decree of any court or any governmental commission, board, bureau, agency, or instrumentality, or delinquent with respect to any report required to be filed with any Governmental Entity, except for violations which, either singly or in the aggregate, do not and are not expected to result in a Material Adverse Effect on US Co.

3.16  TAXES

     (a) Except with respect to failures which, in the aggregate, would not result in a Material Adverse Effect on US Co, proper and accurate federal, state and local income, capital, withholding, value added, sales, use, franchise, gross revenue, turnover, excise, payroll, property, employment, customs duties and any and all other tax returns, reports, and estimates have been filed with appropriate governmental agencies, domestic and foreign, by US Co and all predecessor corporations and each of the US Co Subsidiaries for each period for which any returns, reports, or estimates were due (taking into account any extensions of time to file before the date hereof); all taxes shown by such returns to be payable and any other taxes due and payable have been paid other than those being contested in good faith by US Co or a US Co Subsidiary; and the tax provision reflected in US Co's pro forma financial statements as of June 30, 1997, is adequate, in accordance with United States generally accepted accounting principles, to cover liabilities of US Co and the US Co Subsidiaries at the date thereof for all taxes, including any interest, penalties and additions to taxes of any character whatsoever applicable to US Co and the US Co Subsidiaries or their assets or businesses. There are no tax liens on any assets of US Co or the US Co Subsidiaries except for taxes not yet currently due and those which could not reasonably be expected to result in a Material Adverse Effect on US Co.

     (b) On and after the Effective Date and until such time as no person, other than US Co or an affiliate of US Co, holds any Exchangeable Shares, neither US Co nor any of its affiliates will be a "specified financial institution" as that term is defined in the ITA.

3.17  VOTE REQUIRED

     At a stockholders meeting at which a quorum is present, the affirmative vote of the holders of a majority of the outstanding shares of US Co Common Stock present at the meeting is required to approve the issuance of the US Co Common Stock pursuant to this Agreement and upon exchange of the Exchangeable Shares. Except as aforesaid, no vote or other approval of the stockholders of US Co is required, under the stockholder approval policy of the NYSE, corporate law or otherwise, to approve this Agreement, the Arrangement and the consummation of the transactions contemplated hereby.

3.18  BROKERS AND FINDERS

     Other than Goldman, Sachs & Co. in accordance with the terms of its engagement letter, none of US Co or any of the US Co Subsidiaries nor any of their respective directors, officers or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or similar payments in connection with the transactions contemplated by this Agreement.

3.19  DISCLOSURE

     No representation or warranty made by US Co in this Agreement, nor any document, written information, statement, financial statement, certificate or Exhibit prepared and furnished or to be prepared and furnished by US Co or its representatives pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contained any untrue statement of a material fact when made, or omitted to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

3.20  FAIRNESS OPINION

     US Co's board of directors has received a written opinion from Goldman, Sachs & Co. that as of the date hereof the consideration to be paid by US Co in connection with this Agreement is fair to US Co.

3.21  RESTRICTIONS ON BUSINESS ACTIVITIES

     There is no material agreement, judgment, injunction, order or decree binding upon US Co or any US Co Subsidiary that has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of US Co or any US Co Subsidiary, any acquisition of property by US Co or any US Co Subsidiary, the conduct of business by US Co or any US Co Subsidiary as currently conducted or the consummation of the Arrangement.

3.22  BOOKS AND RECORDS

     The books, records and accounts of US Co and the US Co Subsidiaries (a) have been maintained in accordance with good business practices on a basis consistent with prior years, (b) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of the assets of US Co and the US Co Subsidiaries and (c) accurately and fairly reflect the basis for the US Co financial statements. US Co has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management's general or specific authorization; and (b) transactions are recorded as necessary (i) to permit preparation of financial statements in conformity with United States generally accepted accounting principles or any other criteria applicable to such statements and (ii) to maintain accountability for assets.

3.23  US CO SUB

     US Co Sub will be incorporated solely for the purpose of participating in the transactions contemplated herein, will carry on no other business, and, except as contemplated herein, will not have any liabilities or obligations, either accrued, absolute, contingent, or otherwise as of the Effective Date.

                                   ARTICLE 4

                       OBLIGATIONS PENDING EFFECTIVE DATE

4.1  AGREEMENTS OF US CO AND CHAUVCO

     US Co and Chauvco agree to take the following actions after the date hereof:

          (a) Regulatory Approvals. Each party will promptly execute and file or join in the execution and filing of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Entity, the Commissions or the SEC which may be reasonably required, or which the other party may reasonably request, in connection with the consummation of the transactions contemplated by this Agreement. Each party will use its commercially reasonable efforts to promptly obtain such authorizations, approvals and consents. Without limiting the generality of the foregoing, as promptly as practicable after the execution of this Agreement, each party shall make all required filings with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "DOJ"), a pre-merger notification report under the HSR Act and shall make such filings as are necessary under the Investment Canada Act and the Competition Act (Canada).

          (b) Access. Each party will allow the other and its agents reasonable access to the premises and properties of the other and to the files, books, records and offices of the other and the other's subsidiaries, including, without limitation, any and all information relating to such party's tax matters, contracts, leases, licenses and real, personal and intangible property and financial condition. Each party will cause its accountants to cooperate with the other in making available to the other party all financial information reasonably requested, including, without limitation, the right to examine all working papers pertaining to tax matters and financial statements prepared or audited by such accountants.

          (c) Joint Proxy Statement. US Co and Chauvco shall cooperate in the preparation and prompt filing of the Joint Proxy Statement (and, if required, the Form F-4, S-4 or Form S-3) with the SEC;

          (d) Notice of Material Developments. Each of US Co and Chauvco will promptly notify the other in writing (i) of any event occurring subsequent to the date of this Agreement which would render, or might reasonably be expected to render, any representation and warranty of such party contained in this Agreement untrue or inaccurate in any material respect, (ii) of any Material Adverse Effect on such party and (iii) of any breach by such party of any covenant or agreement contained in this Agreement; and

          (e) Satisfaction of Conditions Precedent. During the term of this Agreement, each of US Co and Chauvco will use its commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth in Article 5 hereof, and each of US Co and Chauvco will use its commercially reasonable efforts to cause the Arrangement and the other transactions contemplated by this Agreement to be consummated.

4.2  ADDITIONAL AGREEMENTS OF CHAUVCO

     Chauvco agrees that from the date hereof to the Effective Date, it will, and will cause each of the Chauvco Subsidiaries to:

          (a) Operate in Ordinary Course/Consult. Other than as contemplated by this Agreement, operate its business only in the usual, regular, and ordinary manner and, to the extent consistent with such operation, use all commercially reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees, and preserve its relationships with customers, suppliers, distributors, and others having business dealings with it; permit US Co representatives to meet with Chauvco officers and attend such Chauvco business meetings, and provide US Co with such periodic reports, all as US Co may reasonably request to become and keep generally informed as to Chauvco's business, assets and operations;

          (b) Maintenance of Properties. Maintain all of its property and assets in customary repair, order, and condition, reasonable wear and use and damage by fire or unavoidable casualty excepted;

          (c) Maintenance of Books and Records. Maintain its books of account and records in the usual, regular, and ordinary manner, in accordance with generally accepted accounting principles applied on a consistent basis;

          (d) Compliance with Law. Duly comply in all material respects with all laws applicable to it and to the conduct of its business;

          (e) Employment Matters. Allow reasonable access by US Co to employees in order for US Co to explore continuing employment arrangements; not (i) enter into any contracts of employment which (1) cannot be terminated on notice of 30 days or less or (2) provide for any severance payments or benefits covering a period beyond the termination date of such employment contract, except as may be required by law; (ii) amend any employee benefit plan or stock option plan, except as may be required for compliance with applicable law or as contemplated by this Agreement; or (iii) except with the prior written consent of US Co, such consent not to be unreasonably withheld, increase salaries or declare bonuses prior to the Effective Date provided that Chauvco shall be permitted to declare and pay bonuses in an amount not to exceed $750,000 without the consent of US Co;

          (f) Prohibition of Certain Loans. Not incur any borrowings except (i) the refinancing of indebtedness now outstanding or additional borrowings under its existing revolving credit facilities, (ii) the prepayment by customers of amounts due or to become due for goods sold or services rendered or to be rendered in the future, (iii) trade payables incurred in the ordinary course of business, (iv) other borrowings incurred in the ordinary course of business to finance normal operations, (v) borrowing to finance expenditures not prohibited under paragraph (g) (provided however with respect to items (i) to (v) the borrowing shall not exceed current borrowing limits under current credit facilities), or (vi) as is otherwise agreed to in writing by US Co;

          (g) Prohibition of Certain Commitments. Not enter into commitments of a capital expenditure nature or incur any contingent liability which would exceed $1,000,000, in the aggregate, except (i) as may be necessary for the maintenance of existing facilities, machinery and equipment in good operating condition and repair in the ordinary course of business, (ii) as may be required by law, (iii) as contemplated in Chauvco's Estimated Capital Expenditures for the period July 1, 1997 to December 31, 1997, a copy of which has been attached to the Chauvco Disclosure Letter or (iv) as is otherwise agreed to in writing by US Co;

          (h) Disposal of Assets. Not sell, dispose of, or encumber, any property or assets, except (i) in the ordinary course of business and not exceeding $10,000,000 in value in the aggregate, (ii) Encumbrances as may be reasonably required in connection with borrowings under Section 4.2(f), or (iii) as is otherwise agreed to in writing by US Co;

          (i) Maintenance of Insurance. Maintain insurance upon all its properties and with respect to the conduct of its business of such kinds and in such amounts as is customary in the type of business in which it is engaged, but not less than that presently carried by it;

          (j) No Amendment to Charter Documents, etc. Except as otherwise provided in this Agreement, not amend its charter documents or bylaws or other organizational documents or merge or consolidate with or into any other corporation or change in any manner the rights of its capital stock or the character of its business;

          (k) No Issuance, Sale, or Purchase of Securities. Except as otherwise provided in this Agreement, not issue or sell (except upon the exercise of outstanding options), or issue options or rights to subscribe to, or enter into any contract or commitment to issue or sell, any shares of its capital stock or subdivide or in any way reclassify any shares of its capital stock, or acquire, or agree to acquire, any shares of its capital stock;

          (l) Prohibition on Dividends. Not declare or pay any dividend on shares of its capital stock or make any other distribution of assets to the holders thereof;

          (m) Supplemental Financial Statements. Deliver to US Co, within 45 days after the end of the fiscal quarter of Chauvco ending September 30, 1997, unaudited consolidated balance sheets and related unaudited statements of income, retained earnings and cash flows as of the end of such fiscal quarter of Chauvco, and as of the corresponding fiscal quarter of the previous fiscal year. Chauvco hereby represents and warrants that such unaudited consolidated financial statements shall (i) be complete in all material respects except for the omission of notes and schedules contained in audited financial statements, (ii) present fairly the financial condition of Chauvco as at the dates indicated and the results of operations for the periods indicated, (iii) shall have been prepared in accordance with Canadian generally accepted accounting principles applied on a consistent basis, except as noted therein and (iv) shall contain all adjustments which Chauvco considers necessary for a fair presentation of its results for the fiscal period;

          (n) Exclusivity; Acquisition Transactions. Unless and until this Agreement shall have been terminated by either party pursuant to Article 6 hereof, it shall not (and it shall cause its directors, representatives, agents or affiliates (collectively "Representatives")) not to take or cause to take (or cause any of the Chauvco Subsidiaries to take), directly or indirectly, any of the following actions with any party other than US Co and its designees: (i) solicit, encourage, initiate or participate in any negotiations, inquiries or discussions with respect to any offer or proposal (x) to acquire in any manner, directly or indirectly, all or any significant part of the business or assets of Chauvco and the Chauvco Subsidiaries taken as a whole or (y) to acquire in any manner, directly or indirectly, more than 25% of the voting power of the capital shares of Chauvco, whether by arrangement, amalgamation, merger, consolidation, other business combination, purchase of assets, tender or exchange offer or otherwise (each of the foregoing, an "Acquisition Transaction"), (ii) after the date hereof furnish or provide any information with respect to, or otherwise take any action that facilitates, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to any inquiry, offer or proposal for, an Acquisition Transaction except in the ordinary course of business (and unrelated to an Acquisition Transaction) and as required by law or pursuant to a governmental request for information, (iii) enter into or execute any agreement or arrangement relating to an Acquisition Transaction, plan of reorganization, or other agreement calling for the sale of all or any significant part of its business and properties or the acquisition in any manner of more than 25% of the voting power of the capital shares of Chauvco; or (iv), except as required by law, make or authorize any public statement, recommendation or solicitation with respect to any Acquisition Transaction or any offer or proposal relating to an Acquisition Transaction other than with respect to the Arrangement (provided that neither the Board of Directors of Chauvco nor any committee thereof shall (x) withdraw or modify, or propose to withdraw or modify, in a manner adverse to US Co, the approval and recommendation by such Board of Directors or such committee of this Agreement, the Plan of Arrangement or the Arrangement or (y) approve or recommend, or propose to approve or recommend, any Acquisition Transaction, except with respect to either clause (x) or (y) in the case of a Superior Transaction (as hereinafter defined) and then only at or after the termination of this Agreement pursuant to Section 6.1(g)); and

          (o) Alternative Transaction. Notwithstanding the foregoing, prior to the approval of this Agreement and the Arrangement by the holders of Chauvco Common Shares at the Chauvco Meeting, nothing contained in this Agreement shall prevent the Board of Directors of Chauvco (or its Representatives pursuant to its instructions) from: (i) engaging in discussions or negotiations with (but not soliciting or initiating such discussions or negotiations or encouraging inquiries from) a party concerning an unsolicited Acquisition Transaction; or (ii) providing non-public information in connection with an unsolicited Acquisition Transaction with respect to Chauvco or the Chauvco Subsidiaries that has previously been provided to US Co pursuant to a customary confidentiality agreement (having terms substantially similar to the Confidentiality Agreement (as hereinafter defined)), in each case if the Chauvco Board of Directors first determines in good faith, based on the advice of outside legal counsel, that such action is required by reason of the fiduciary duties of the members of the Board of Directors of Chauvco to Chauvco or to Chauvco's shareholders under applicable law and that such unsolicited Acquisition Transaction involves consideration to the shareholders of Chauvco with a value that the Board of Directors of Chauvco in good faith believe, after receiving advice from Chauvco's financial advisors, is superior to the consideration to the shareholders provided for in the Arrangement; provided that in each such event, Chauvco first notifies US Co of such determination by the Chauvco Board of Directors and further notifies US Co of the fact that it is furnishing information to or entering into discussions or negotiations with a person or entity and Chauvco keeps US Co informed of the status (including all terms and conditions thereof but not the identity of such person or entity) of any such discussions or negotiations. Except to the extent expressly referenced in this Section, nothing in this Section, however, shall relieve Chauvco from complying with the other terms of this Agreement. If Chauvco or any Chauvco Subsidiary receives any unsolicited offer or proposal to enter negotiations relating to an Acquisition Transaction, Chauvco shall immediately notify US Co thereof. On the date hereof, Chauvco shall immediately cease and cause to be terminated any existing solicitation, initiation, encouragement, activity, discussion or negotiation with any parties conducted heretofore by Chauvco or any Representatives with respect to any Acquisition Transaction and, in connection therewith, Chauvco shall exercise all rights to require the return of information regarding Chauvco previously provided to such parties. In no event may the Board of Directors of Chauvco or any committee thereof (x) withdraw or modify, or propose to withdraw or modify, in a manner adverse to US Co, the approval and recommendation by such Board of Directors or such committee of this Agreement, the Plan of Arrangement or the Arrangement or (y) approve or recommend, or propose to approve or recommend, any Acquisition Transaction, except with respect to either clause (x) or (y) in the case of a Superior Proposal and then only at or after the termination of this Agreement pursuant to Section 6.1(g). As used in this Agreement, a "Superior Proposal" means (x) a bona fide written offer for an Acquisition Transaction to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the shares and/or voting power of the capital shares of Chauvco then outstanding or all or substantially all the assets of Chauvco, and (y) otherwise on terms which the Board of Directors of Chauvco determines in its good faith judgment to be more favorable to Chauvco than the Arrangement (based on the written opinion, with only customary qualifications, of Chauvco's independent financial advisor that the value of the consideration provided for in such proposal is superior to the value of the consideration provided for in the Arrangement), for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of Chauvco, based on advice from Chauvco's independent financial advisor, is reasonably capable of being financed by such third party and for which the Board of Directors of Chauvco determines, in its good faith judgment, that such proposed transaction is reasonably likely to be consummated without undue delay;

          (p) Chauvco Options. Ensure that the consent of the Optionholders as a class is either obtained or not required;

          (q) Chauvco Affiliates. On or prior to the Effective Time, cause its Affiliates (as such term is defined in the Exchange Act) to execute and deliver customary letters in connection with Rule 145 of the Securities Act;

          (r) Shareholders Rights Plan. Take such action as may be necessary so that the Chauvco SRP shall be waived immediately prior to the Effective Time and not apply to the transactions contemplated herein. Chauvco shall utilize its best efforts to keep the Chauvco SRP in full force and effect unamended until such waiver; and

          (s) International Contracts. Not enter into any binding contracts with any party in any country upon which the U.S. Government has imposed international economic sanctions with respect to U.S. persons doing business.

4.3  ADDITIONAL AGREEMENTS OF US CO

     US Co agrees that from the date hereof to the Effective Date, it will, and will cause each of the US Co Subsidiaries to:

          (a) Operate in Ordinary Course. Other than as contemplated by this Agreement, operate its business only in the usual, regular, and ordinary manner and, to the extent consistent with such operation, use all commercially reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees, and preserve its relationships with customers, suppliers, distributors, and others having business dealings with it;

          (b) Maintenance and Disposition of Properties. Maintain all of its property and assets in customary repair, order, and condition, reasonable wear and use and damage by fire or unavoidable casualty excepted and only dispose thereof (and such disposal shall be permitted) in the ordinary course of business;

          (c) Maintenance of Books and Records. Maintain its books of account and records in the usual, regular, and ordinary manner, in accordance with generally accepted accounting principles applied on a consistent basis;

          (d) Compliance with Law. Duly comply in all material respects with all laws applicable to it and to the conduct of its business;

          (e) Maintenance of Insurance. Maintain insurance upon all its properties and with respect to the conduct of its business of such kinds and in such amounts as is customary in the type of business in which it is engaged, but not less than that presently carried by it;

          (f) No Amendment to Charter Documents, etc. Except as otherwise contemplated in and subject to Section 1.4, not amend its charter documents or merge or consolidate with or into any other corporation without the prior written consent of Chauvco (provided that such consent shall not be necessary if such transaction will not adversely affect the ability of Chauvco shareholders to exchange Exchangeable

     Shares after the Effective Date as contemplated herein) or change in any manner the rights of its capital stock or the character of its business provided nothing herein shall prevent the issuance of preferred stock by US Co and the filing of Certificates of Designation with the Secretary of State of Delaware in connection therewith;

          (g) Prohibition on Dividends. Except for US Co's regular semi-annual 5c/share dividends, or any dividend pursuant to the implementation or maintenance of a shareholder rights plan or similar arrangement which plan or arrangement makes adequate provision with respect to the holders of Exchangeable Shares, not declare or pay any dividend on shares of its capital stock or make any other distribution of assets to the holders thereof;

          (h) Supplemental Financial Statements. Deliver to Chauvco, within 45 days after the end of the fiscal quarter of US Co ending September 30, 1997, unaudited consolidated balance sheets and related unaudited statements of income, retained earnings and cash flows for the period ending and as of the end of such quarter of US Co. US Co hereby represents and warrants that such unaudited consolidated financial statements shall
     (i) be complete in all material respects except for the omission of notes and schedules contained in audited financial statements, (ii) present fairly the financial condition of US Co as at the dates indicated and the results of operations for the periods indicated, (iii) shall have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis, except as noted therein and (iv) shall contain all adjustments which US Co considers necessary for a fair presentation of its results for the fiscal period; and

          (i) Listings. Use its commercially reasonable efforts to cause, with the cooperation and assistance of Chauvco, the Exchangeable Shares to be listed on the TSE.

                                   ARTICLE 5

                      CONDITIONS PRECEDENT TO OBLIGATIONS

5.1  CONDITIONS PRECEDENT TO OBLIGATIONS OF CHAUVCO

     The obligations of Chauvco to consummate and effect the transactions contemplated hereunder shall be subject to the satisfaction of the following conditions, or to the waiver thereof by Chauvco in the manner contemplated by this Agreement before the Effective Date:

          (a) Representations and Warranties of US Co True at Effective Date. The representations and warranties of US Co herein contained shall be accurate in all material respects at the Effective Date, with the same effect as though made at such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such date), and except to the extent of the failure of such representations to be true and correct would not in the aggregate have a Material Adverse Effect on US Co, and except as affected by transactions permitted or contemplated by this Agreement; US Co shall have performed and complied with all covenants required by this Agreement to be performed or complied with, in all material respects, by US Co before the Effective Date; and US Co shall have delivered to Chauvco a certificate, dated the Effective Date and signed by its chairman of the board or its president on behalf of US Co, and by its chief financial or accounting officer, and its secretary, to both such effects;

          (b) Opinion of US Co Counsel. Chauvco shall have received opinions, dated as of the Effective Date, from Vinson & Elkins, L.L.P., United States counsel for US Co, and from MacKimmie Matthews, Canadian counsel for US Co in form and substance satisfactory to Chauvco dealing with due authorization, execution, delivery and enforceability of documents and such other matters as US Co shall agree to;

          (c) Consents of Certain Parties in Privity with US Co. Chauvco shall have received all written consents, assignments, waivers, authorizations or other certificates necessary to provide for the continuation in full force and effect of all material contracts and leases of US Co and for US Co to consummate the transactions contemplated hereby, except when the failure to receive such consents or other certificates would not have a Material Adverse Effect on US Co;

          (d) Shareholder Approval. This Agreement, the Arrangement and the other transactions contemplated hereby shall have been approved and adopted by the Chauvco shareholders in accordance with applicable law and Chauvco's articles of amalgamation and bylaws;

          (e) US Co Approvals. The issuance of US Co Common Stock from time to time upon the exchange of the Exchangeable Shares shall have been approved by the US Co stockholders in accordance with the rules of the NYSE and applicable law;

          (f) No Legal Action. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Arrangement shall have been issued by any Canadian or United States federal, provincial or state court and remain in effect, nor shall any proceeding seeking any of the foregoing be pending. There shall be no order, decree or ruling by any governmental agency or threat thereof, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Arrangement, which would prohibit or render illegal the transactions contemplated by this Agreement;

          (g) Court Approval. The Court shall have issued its final order approving the Arrangement in form and substance satisfactory to US Co and Chauvco (such approvals not to be unreasonably withheld or delayed by US Co or Chauvco) and reflecting the terms hereof;

          (h) Commissions, etc. All necessary orders shall have been obtained from the Commissions and other relevant United States and Canadian securities regulatory authorities in connection with the Arrangement. All waiting periods required by HSR shall have expired with respect to the transactions contemplated by this Agreement, or early termination with respect thereto shall have been obtained, without the imposition of any governmental request or order requiring the sale or disposition or holding separate (through a trust or otherwise) of particular assets or businesses of Chauvco or US Co. US Co shall have filed all notices and information (if any) required under Part IX of the Competition Act (Canada) and the applicable waiting periods and any extensions thereof shall have expired or the parties shall have received an Advance Ruling Certificate pursuant to
     Section 102 of the Competition Act (Canada) setting out that the Director under such Act is satisfied he would not have sufficient grounds on which to apply for an order in respect of the Arrangement. The Arrangement shall have received the allowance or approval or deemed allowance or approval by the responsible Minister under the Investment Canada Act in respect of the Arrangement, to the extent such allowance or approval is required;

          (i) SEC Filings. The Forms F-4 and S-4, if filed, and the Form S-3 shall have been declared effective under the Securities Act and shall not be the subject of any stop-order or proceedings seeking a stop-order, and the Joint Proxy Statement shall on the Closing Date not be subject to any similar proceedings commenced or threatened by the SEC or the Commissions;

          (j) Appointment to US Co Board. US Co shall cause James R. Baroffio to be appointed as a director of US Co on or prior to the Effective Date as a Class II Director to serve until US Co's 1999 annual stockholders' meeting; Guy J. Turcotte to be nominated as a director of US Co for election at US Co's 1998 annual stockholders' meeting and Mr. Baroffio to be nominated for re-election at US Co's 1999 annual stockholders' meeting. US Co shall put forth Messrs. Turcotte and Baroffio for election to its board of directors as aforesaid and will cause to be solicited proxies for its stockholder's meetings in favour of the election of such individual.

          (k) Listings. The Exchangeable Shares shall be listed on the TSE, subject to notice of issuance, and the US Co Common Stock issuable pursuant to the Arrangement and upon exchange of the Exchangeable Shares shall have been approved for listing on the NYSE, subject to notice of issuance;

          (l) Certificates and Resolutions. Chauvco shall have received such other certificates and resolutions of US Co as may be reasonably required in connection with the consummation of this Agreement; and

          (m) Material Adverse Effect. There shall have been no event, change or effect after the date hereof and on or prior to the Effective Date resulting in a Material Adverse Effect on US Co.

5.2  CONDITIONS PRECEDENT TO OBLIGATIONS OF US CO

     The obligations of US Co to consummate and effect the transactions contemplated hereunder shall be subject to the satisfaction of the following conditions, or to the waiver thereof by US Co in the manner contemplated by this Agreement, before the Effective Date:

          (a) Representations and Warranties of Chauvco True at Effective Date. The representations and warranties of Chauvco herein contained shall be accurate in all material respects at the Effective Date, with the same effect as though made at such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such date), and except to the extent of the failure of such representations to be true and correct would not in the aggregate have a Material Adverse Effect on Chauvco and except as affected by transactions permitted or contemplated by this Agreement; Chauvco shall have performed and complied with all covenants required by this Agreement to be performed or complied with, in all material respects, by Chauvco before the Effective Date; and Chauvco shall have delivered to US Co a certificate, dated the Effective Date and signed by its chairman of the board or its president on behalf of Chauvco and by its chief financial or accounting officer, and its secretary, to both such effects;

          (b) Opinion of Chauvco Counsel. US Co shall have received opinions, dated as of the Effective Date, from Baker & Botts, L.L.P., United States counsel for Chauvco, and from Bennett Jones Verchere, Canadian counsel for Chauvco in form and substance satisfactory to Chauvco dealing with due authorization, execution, delivery and enforceability of documents and such other matters as Chauvco shall agree to;

          (c) Consents of Certain Parties in Privity with Chauvco. US Co shall have received all written consents, assignments, waivers, authorizations or other certificates necessary to provide for the continuation in full force and effect of all material contracts and leases of Chauvco and for Chauvco to consummate the transactions contemplated hereby, except when the failure to receive such consents or other certificates would not have a Material Adverse Effect on Chauvco;

          (d) Stockholder Approval. The issuance of US Co Common Stock hereunder and from time to time upon exchange of the Exchangeable Shares shall have been approved by the US Co stockholders in accordance with the rules of the NYSE and applicable law;

          (e) Chauvco Approvals. This Agreement, the Arrangement and the other transactions contemplated hereby shall have been approved and adopted by the Chauvco shareholders in accordance with applicable law and Chauvco's articles of amalgamation and bylaws, and Chauvco shall not have received on or prior to the Effective Time notice from the holders of more than 5% of the Chauvco Common Shares of their intention to exercise their rights of dissent under Section 184 of the ABCA;

          (f) No Legal Action. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Arrangement shall have been issued by any Canadian or U.S. federal, provincial or state court and remain in effect, nor shall any proceeding seeking any of the foregoing be pending. There shall be no order, decree or ruling by any governmental agency or threat thereof, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Arrangement, which would prohibit or render illegal the transactions contemplated by this Agreement;

          (g) Court Approval. The Court shall have issued its final order approving the Arrangement in form and substance satisfactory to Chauvco and US Co (such approvals not to be unreasonably withheld or delayed by Chauvco or US Co) and reflecting the terms hereof;

          (h) Commissions, etc. All necessary orders shall have been obtained from the Commissions and other relevant United States and Canadian securities regulatory authorities in connection with the

     Arrangement. All waiting periods required by HSR shall have expired with respect to the transactions contemplated by this Agreement, or early termination with respect thereto shall have been obtained, without the imposition of any governmental request or order requiring the sale or disposition or holding separate (through a trust or otherwise) of particular assets or businesses of US Co or Chauvco. Chauvco shall have filed all notices and information (if any) required under Part IX of the Competition Act (Canada) and the applicable waiting periods and any extensions thereof shall have expired or the parties shall have received an Advance Ruling Certificate pursuant to Section 102 of the Competition Act (Canada) setting out that the Director under such Act is satisfied he would not have sufficient grounds on which to apply for an order in respect of the Arrangement. The Arrangement shall have received the allowance or approval or deemed allowance or approval by the responsible Minister under the Investment Canada Act in respect of the Arrangement, to the extent such allowance or approval is required, on terms and conditions satisfactory to US Co, acting reasonably;

          (i) SEC Filings. The Forms S-3 and S-4 and the Form F-4, if filed, shall have been declared effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop-order and the Joint Proxy Statement shall on the Closing Date not be subject to any similar proceedings commenced or threatened by the SEC or the Commissions; and

          (j) Certificates and Resolutions. US Co shall have received such other certificates and resolutions of Chauvco as may be reasonably required in connection with the consummation of this Agreement.

          (k) Material Adverse Effect. There shall have been no event, change or effect after the date hereof and on or prior to the Effective Date resulting in a Material Adverse Effect on Chauvco.

                                   ARTICLE 6

                                  TERMINATION

6.1  TERMINATION

     This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the transactions contemplated hereby by the stockholders of US Co or the shareholders of Chauvco, as follows:

          (a) by mutual agreement of Chauvco and US Co;

          (b) by Chauvco, in the event of a breach by US Co of any representation, warranty, covenant or other agreement contained in this Agreement which (i) would give rise to the failure of a condition set forth in Section 5.1(a) and (ii) has not been cured within 15 business days after written notice thereof from Chauvco (except that no cure period shall be provided for a matter which by its nature cannot be cured and in no event shall such cure period extend beyond the Termination Date) provided that Chauvco is not then in material breach (giving effect to any applicable cure periods) of any representation, warranty, covenant or other agreement contained in this Agreement;

          (c) by US Co., in the event of a breach by Chauvco of any representation, warranty, covenant or other agreement contained in this Agreement which (i) would give rise to the failure of a condition set forth in Section 5.2(a) and (ii) has not been cured within 15 business days after written notice thereof from US Co (except that no cure period shall be provided for a matter which by its nature cannot be cured and in no event shall such cure period extend beyond the Termination Date) provided that US Co is not then in material breach (giving effect to any applicable cure periods) of any representation, warranty, covenant or other agreement contained in this Agreement;

          (d) by Chauvco if the stockholders of US Co do not approve the issuance of US Co Common Stock issuable upon exchange of Exchangeable Shares or any other matters related to the Plan of Arrangement requiring their approval at the US Co Stockholders Meeting;

          (e) by US Co if the shareholders of Chauvco do not approve the Plan of Arrangement at the Chauvco Meeting;

          (f) by either party, if any of such party's conditions precedent under
     Article 5 for Closing (as defined in Section 7.2) the Arrangement shall not have been satisfied or waived on or before 5:00 p.m., Calgary, Alberta time on March 31, 1998 (the "Termination Date"), other than as a result of a breach of this Agreement by the terminating party;

          (g) by Chauvco prior to obtaining the approval by the shareholders of Chauvco of the Plan of Arrangement, if (i) the Board of Directors of Chauvco shall have determined in good faith, based on the advice of outside counsel, that it is necessary, in order to comply with its fiduciary duties to Chauvco or its shareholders under applicable law, to enter into an agreement with respect to or to consummate a transaction constituting a Superior Proposal, (ii) Chauvco shall have given notice to US Co advising US Co that Chauvco has received a Superior Proposal from a third party, specifying the terms and conditions of such Superior Proposal and that Chauvco intends to terminate this Agreement in accordance with this Section 6.1(g), and (iii) either (A) US Co shall not have revised its takeover proposal within five business days after the date on which such notice is deemed to have been given to US Co, or (B) if US Co within such period shall have revised its takeover proposal, the Board of Directors of Chauvco, after receiving advice from Chauvco's financial advisors, shall have determined in its good faith judgment that the third party's Acquisition Transaction is superior to US Co's revised takeover proposal; provided that Chauvco may not effect such termination pursuant to this
     Section 6.1(g) unless Chauvco has contemporaneously with such termination tendered payment to US Co, or its designee, of the Termination Fee that is due US Co or its designee pursuant to Section 6.4(c).

6.2  NOTICE OF TERMINATION

     Any termination of this Agreement under Section 6.1 above will be effective by the delivery of written notice by the terminating party to the other party hereto.

6.3  EFFECT OF TERMINATION

     Subject to Section 6.4, in the event of termination of this Agreement by either Chauvco or US Co as provided in Section 6.1, this Agreement shall forthwith become void and have no effect, and there shall be no liability or obligation on the part of US Co or Chauvco or their respective officers or directors, except that (i) the provisions of the confidentiality and standstill agreements dated May 23, 1997 and July 28, 1997, respectively, between Chauvco and US Co shall survive any such termination and abandonment (the "Confidentiality Agreement"), and (ii) no party shall be released or relieved from any liability arising from the breach by such party of any of its representations, warranties, covenants or agreements as set forth in this Agreement.

6.4  TERMINATION FEES

     Notwithstanding Section 6.3:

          (a) if this Agreement is terminated by Chauvco pursuant to Section 6.1(d) as a result of the failure of the stockholders of US Co to approve the matters contemplated in Section 6.1(d), then US Co shall pay to Chauvco (by wire transfer or cashier's cheque) a fee of $25 million within two business days of the delivery of the notice of termination pursuant to
     Section 6.2. Chauvco shall not be entitled to receive such payment if, at the time of delivery of the applicable notice of termination pursuant to
     Section 6.2, Chauvco is in material breach of this Agreement;

          (b) if this Agreement is terminated by US Co pursuant to Section 6.1(e) as a result of the failure of the shareholders of Chauvco to approve the matters contemplated in Section 6.1(e), then Chauvco shall pay to US Co (by wire transfer or cashier's cheque) a fee of $25 million within two business days of the delivery of the notice of termination pursuant to
     Section 6.2. US Co shall not be entitled to receive such payment if, at the time of delivery of the applicable notice of termination pursuant to Section 6.2, US Co is in material breach of this Agreement;

          (c) if this Agreement is terminated pursuant to Section 6.1(g), then Chauvco shall pay to US Co (by wire transfer or cashier's cheque) a fee of $40 million concurrently with the delivery of the notice of termination pursuant to Section 6.2. US Co shall not be entitled to receive such payment if, at the time of delivery of the applicable notice of termination pursuant to Section 6.2, US Co is in material breach of this Agreement or US Co's stockholders have disapproved any of the matters contemplated in
     Section 6.1(d);

          (d) if this Agreement is terminated pursuant to Section 6.1(e) and within six months of such termination definitive documentation with respect to an Acquisition Transaction has been entered into or 50% or more of the outstanding capital shares of Chauvco has been acquired pursuant to a tender offer made as an Acquisition Transaction, then Chauvco shall pay (by wire transfer or cashier's cheque), in addition to the termination fee contemplated in Section 6.4(b), a fee of $15 million contemporaneously with the closing of such Acquisition Transaction; and

          (e) the obligation of the paying party to pay any termination fee set forth in this Section 6.4 is in lieu of any damages or any other payment which such party might otherwise be obligated to pay to the receiving party as a result of any termination for which payment is due under this Section 6.4.

                                   ARTICLE 7

                             ADDITIONAL AGREEMENTS

     US Co and Chauvco each agree to take the following actions after the execution of this Agreement:

7.1  MEETINGS

     Chauvco and US Co shall each duly call a meeting of its stockholders to be held within 45 days after the SEC has indicated that it has no further comments on the Joint Proxy Statement for the purpose of (a) in the case of Chauvco, voting upon the Plan of Arrangement and the transactions contemplated hereby and thereby, and (b) in the case of US Co, voting upon a proposal to approve the issuance of such number of shares of US Co Common Stock as are necessary to consummate the Arrangement and issue upon exchange of Exchangeable Shares and each shall, subject to Section 4.2(o), through its board of directors, recommend to their stockholders approval of such matters and shall coordinate and cooperate with respect to the timing of such meetings.

7.2  THE CLOSING

     Subject to the termination of this Agreement as provided in Article 6, the closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Bennett Jones Verchere, Calgary, Alberta, Canada on a date (the "Closing Date") and at a time to be mutually agreed upon by the parties, which date shall be no later than the fifth business day after all conditions to Closing set forth herein shall have been satisfied or waived, unless another place, time and date is mutually selected by Chauvco and US Co.

7.3  ANCILLARY DOCUMENTS/RESERVATION OF SHARES/SPECIAL VOTING SHARES

     (a) Provided all other conditions of this Agreement have been satisfied or waived, on the Closing Date, the Articles of Arrangement shall be filed pursuant to Part 15 of the ABCA to give effect to the Plan of Arrangement.

     (b) On the Effective Date:

          (i) US Co shall execute and deliver a Support Agreement containing the terms and conditions set forth in Exhibit B hereto, together with such other terms and conditions as may be agreed to by the parties hereto acting reasonably; and

          (ii) US Co, US Co Sub and the Depositary shall execute and deliver a Voting and Exchange Trust Agreement containing the terms and conditions set forth in Exhibit C hereto, together with such other terms and conditions as may be agreed to by the parties hereto acting reasonably.

     (c) On or before the Effective Date, US Co will:

          (i) reserve for issuance such number of shares of US Co Common Stock as shall be necessary to give effect to this agreement plus the exchange of the Exchangeable Shares; and

          (ii) designate a series of its preferred shares as "Special Voting Stock", such series having the rights, restrictions, privileges and conditions set forth in Exhibit E hereto.

7.4  INDEMNIFICATION AND RELATED MATTERS

     (a) US Co agrees that all rights to indemnification existing in favor of the present or former directors and officers of Chauvco (as such) or any of the Chauvco Subsidiaries or present or former directors and officers (as such) of Chauvco or any of the Chauvco Subsidiaries serving or who served at Chauvco's or any of the Chauvco Subsidiaries' request as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, as provided in Chauvco's charter or bylaws or similar documents of any of the Chauvco Subsidiaries in effect as of the date hereof with respect to matters occurring prior to the Effective Time, shall survive and shall continue in full force and effect and without modification for a period of not less than the statutes of limitations applicable to such matters.

     (b) From and after the Effective Time, US Co shall and shall cause Chauvco to indemnify and hold harmless to the fullest extent permitted under the ABCA, each director and officer of US Co Sub, Chauvco or any Chauvco Subsidiary including, without limitation, officers and directors, serving on or prior to the date hereof against any costs and expenses (including reasonable attorney's fees on a solicitor and his own client basis), judgments, fines, losses, claims and damages and liabilities, and amounts paid in settlement thereof with the consent of the indemnifying party, in connection with any claim, action, suit, proceeding or investigation relating to any of the transactions contemplated hereby or the Arrangement. In the event of any such claim, action, suit, proceeding or investigation, US Co shall cause Chauvco to pay the reasonable fees and expenses of counsel in advance of the final disposition of any such claim, action, suit, proceeding or investigation to the fullest extent permitted by law subject to the limitations imposed by the ABCA. Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any indemnified parties, (i) the indemnified parties may retain counsel reasonably satisfactory to US Co and, subject to limitations imposed by the ABCA, Chauvco shall (or US Co shall cause Chauvco to) pay all reasonable fees and expenses of such counsel for the indemnified parties promptly as statements therefor are received; and (ii) US Co will use all reasonable efforts to assist in the defense of such matter; provided, however, that neither Chauvco nor US Co shall be liable for any settlement effected without its prior written consent. Any indemnified party wishing to claim indemnification under this section, upon learning of any such claim, action, suit, proceeding or investigation, shall notify US Co (but the failure to so notify shall not relieve a party from any liability which it may have under this section except to the extent such failure prejudices such party). The indemnified parties as a group may retain only one law firm in any jurisdiction to represent them with respect to each such matter unless such counsel determines that there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more indemnified parties, in which event such additional counsel may be required to be retained by the indemnified parties.

     (c) Subject to limitations imposed by the ABCA, Chauvco shall (or US Co shall cause Chauvco to) pay all expenses, including attorney's fees on a solicitor and his own client basis, as the same may be incurred by any indemnified parties in any action by any indemnified party or parties seeking to enforce the indemnity or other obligations provided for in this section; provided, however, that Chauvco will be entitled to reimbursement for any advances made under this section to any indemnified party who ultimately proves unsuccessful in enforcing the indemnity as finally determined by a non-appealable judgment in a court of competent jurisdiction, and payment of such expenses in advance of the final disposition of the action shall be made only upon receipt of any undertaking by the indemnified party to reimburse all amounts advanced if such action ultimately proves unsuccessful.

     (d) There shall be maintained in effect for not less than six years from the Effective Time the current policies of the directors' and officers' liability insurance maintained by Chauvco in the amounts and with the coverages in effect on the date of this Agreement. US Co may, however, substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous, provided that such substitution shall not result in any gaps or lapses in coverages with respect to matters occurring prior to the Effective Time.

     (e) This section, which shall survive the consummation of this Agreement and the Arrangement, is intended to benefit each person or entity indemnified hereunder.

7.5  LOCK-UP AGREEMENTS

     Concurrently with the execution of this Agreement, Chauvco shall cause those shareholders of Chauvco listed in Exhibit E hereto and US Co shall cause those shareholders of US Co listed in Exhibit E hereto to execute and deliver to the other lock-up agreements in such forms as may be mutually agreed by the parties, acting reasonably.

7.6  EMPLOYEE MATTERS

     Subject to applicable law, US Co, the US Co Subsidiaries, and the employee benefit plans and programs ("US Co Benefit Plans") of US Co shall recognize the number of years of service currently recognized by Chauvco of each individual employed by Chauvco or a Chauvco Subsidiary immediately prior to the Effective Date, provided nothing in this provision shall require US Co to amend any of the US Co Benefit Plans where such amendment would require regulatory filings or approvals.

7.7  ANCILLARY TRANSACTIONS -- GABON AND OTHER INTERNATIONAL PROPERTIES

     It is acknowledged and agreed that:

          (a) Chauvco shall cause the entities referred to in Sections 1.1(a) through (c) to complete the transactions contemplated therein including, without limitation, the subscription for the CRI Shares for an aggregate cash subscription price of US$5,000,000 plus the fair market value of the Gabon Securities on the Effective Date, and the transfer of the Gabon Securities from CR to CRI for a cash purchase price equal to the fair market value of the Gabon Securities on the Effective Date leaving US$5,000,000 as cash in CRI;

          (b) Chauvco has determined that the fair market value of the Gabon Securities on the date hereof is approximately US$60,000,000 relying on (i) the bidding process in connection with the sale of Chauvco, (ii) the reserve and evaluation reports prepared by Chauvco's independent engineers,
     (iii) the review and recommendation of Chauvco's senior management which established a range of values at various discount factors and an assessment of the exploration and development potential of the applicable properties, and (iv) the fairness opinion supporting such valuation from professional advisors. The fair market value of the Gabon Securities on the Effective Date shall be revalued and determined by Chauvco using consistent principles;

          (c) notwithstanding the determination of the fair market value of the Gabon Securities on the Effective Date under Section 7.7(b), unless the parties otherwise agree, the amount which will be payable with respect to such value may not exceed US$100,000,000;

          (d) the purchase and sale agreement between CR and CRI with respect to the transfer of CR's interest in the Gabon Securities to CRI shall be in a form mutually acceptable to Chauvco and US Co and shall: (i) provide that CRI will assume and be responsible for and will indemnify, defend and hold CR, Chauvco and US Co Sub harmless from and against any liabilities CR, Chauvco or US Co Sub may be or become subject to if any taxing authority challenges the value placed on the Gabon Securities or the corresponding value of the CRI Shares transferred to the holders of Chauvco Common Shares and Optionholders; (ii) provide that CRI will assume all liabilities with respect to the underlying operations of the Gabon Subsidiaries being purchased; (iii) provide that CRI will assume and be responsible for and will indemnify, defend and hold CR, Chauvco and US Co Sub harmless from and against any liabilities CR, Chauvco and US Co Sub may be or become subject to which relate to the assets, business, operations, debts or liabilities of CR and Chauvco which are being purchased by CRI and with respect to the transactions contemplated in this Section 7.7 (provided that with respect to tax matters, the extent of the indemnity shall be limited to that set out in (i)); (iv) provide that CR and Chauvco will assume and be responsible for and will indemnify, defend and hold CRI harmless from and against any liabilities CRI may be or become subject to which relate to the assets, business, operations, debts or liabilities of CR and Chauvco which are not being purchased by CRI; (v) provide that Chauvco, subject to confidentiality provisions, will retain copies of the books and records of such companies; and (vi) provide that the Chauvco name shall not be used in connection with, and CRI shall not engage in, any oil and gas operations in the Western Canadian sedimentary basin for a period of one (1) year from the Effective Date; and (vii) provide that CRI will use its best efforts to have Chauvco released from any and all guarantees Chauvco has given to Gabonese Government;

          (e) Chauvco will provide an additional $13,500,000 of funding into the Gabon Subsidiaries through CR between the date hereof and the Effective Date which shall remain in the Gabon Subsidiaries for their operations and shall not be repaid to CR except to the extent that the same may be reflected in the determination of the fair market value of the Gabon Securities on the Effective Date pursuant to Section 7.7(b);

          (f) Chauvco shall be responsible for all costs and expenses (including, without limitation, costs related to establishment and promotion of CRI and legal fees) incurred on or prior to the Effective Date to implement the transactions contemplated in this Section 7.7;

          (g) CRI shall on or prior to the Effective Date, be provided with copies of all confidentiality agreements entered into by Chauvco in connection with the strategic alternatives review process of Chauvco; and

          (h) the representations and warranties of Chauvco contained in this Agreement shall be read as if the transactions in this Section 7.7 shall have already been completed.

7.8  ANCILLARY TRANSACTIONS -- ALLIANCE

     It is acknowledged and agreed that:

          (a) on or prior to the Effective Date, Chauvco shall enter into a transaction causing all of its rights and assets (including, without limitation, copies of all books and records related thereto) relating to the Alliance pipeline project (the "APP") to be distributed to or through an entity (the "Alliance Entity") for a cash payment to Chauvco from the Alliance Entity of $13,500,000 to be made on or prior to the Effective Date;

          (b) Chauvco shall be entitled to provide funding and commitments in respect of the regular capital funding and commitments of the APP between the date hereof and Closing provided that such funding shall be repaid, and such commitments shall be assumed, by the Alliance Entity on or before the Effective Time. Chauvco shall not be entitled to commit to provide any additional funding to the APP other than in respect of such regularly scheduled capital commitments (and shall notify US Co as and when such funding or commitments are provided) and, in particular, Chauvco shall not be entitled to commit to the approximate $260 million equity financing commitment due in October, 1997;

          (c) the Alliance Entity shall be responsible for all costs and expenses (including, without limitation, costs related to establishment and promotion of the Alliance Entity) incurred on or prior to the Effective Date to implement the transactions contemplated in this Section 7.8;

          (d) the purchase and sale agreement between the Alliance Entity and Chauvco with respect to the transfer of Chauvco's interest in the APP to the Alliance Entity will be in a form mutually acceptable to Chauvco and US Co and provide that (i) the Alliance Entity will assume and be responsible for and will indemnify, defend and hold harmless Chauvco from and against any liabilities Chauvco may be or become subject, including any tax liability, to which relate in any manner whatever to the transfer of Chauvco's interest in the APP to the Alliance Entity and with respect to the transactions contemplated in this Section 7.8, (ii) Chauvco will assume and be responsible for and will indemnify, defend and hold harmless the Alliance Entity from and against any liabilities the Alliance Entity may be or become subject to which relate to the assets, business, debts and liabilities of Chauvco unrelated to the APP, and (iii) Chauvco, subject to confidentiality provisions, will retain copies of the books and records relating to Chauvco's interest in the APP; and

          (e) the representations and warranties of Chauvco contained in this Agreement shall be read as if the transactions in this Section 7.8 shall have already been completed.

7.9  CHAUVCO TRADEMARKS AND TRADE NAMES

     US Co covenants, whenever so requested by CRI, to execute or cause Chauvco to execute any and all applications, assignments or other instruments which CRI shall deem necessary in order to apply for and obtain registered proprietary rights for the trademarks, trade names and domain name to be conveyed to CRI pursuant to the Plan of Arrangement and in order to assign and convey to CRI the sole and exclusive right, title and interest in and to the said trademarks, trade names and domain name.

7.10  QUALIFICATION OF CRI SHARES

     On or before the Effective Date, the CRI Shares shall be qualified for distribution by prospectus which will be filed with the securities commissions in each of the provinces of Canada. Chauvco will sign the prospectus as a promoter pursuant to applicable Canadian securities legislation. Chauvco shall cause CRI to make an application to the TSE to list the CRI Shares on such exchange. Alternatively, the CRI Shares shall be issued pursuant to an exemption from prospectus requirements.

                                   ARTICLE 8

                                 MISCELLANEOUS

8.1  NO SURVIVAL OF REPRESENTATIONS AND WARRANTIES

     All representations and warranties of the parties contained in this Agreement will expire and be of no further force or effect at the Closing. All agreements and covenants of the parties shall survive the Closing, except as otherwise set forth in this Agreement.

8.2  NOTICES

     All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by facsimile (receipt confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

        (a) if to US Co to:

          Pioneer Natural Resources Company
          1400 Williams Square West
          5205 N. O'Connor Blvd.
          Irving, Texas 75039-3746
          Attention: General Counsel
          Facsimile No. (972) 402-7057
        with a copy to

            Vinson & Elkins L.L.P.
          3700 Trammell Crow Center
          2001 Ross Avenue
          Dallas, Texas 75201-2975
          Attention: Michael D. Wortley
          Facsimile No. (214) 220-7716

        and

             MacKimmie Matthews
           700, 401 -- 9th Avenue S.W.
           Calgary, Alberta
           T2P 2M2
           Attention: Jack MacGillivray
           Facsimile No. (403) 232-0888

        (b) if to Chauvco to:

             Chauvco Resources Ltd.
           2900, 255 -- 5th Avenue S.W.
           Calgary, Alberta
           T2P 3G6
           Attention: President
           Facsimile No. (403) 269-9497

        with a copy to

             Bennett Jones Verchere
           4500 Bankers Hall East
           855 2nd Street S.W.
           Calgary, Alberta
           T2P 4K7
           Attention: Martin A. Lambert
           Facsimile No. (403) 265-7219

        and

             Baker & Botts L.L.P.
           One Shell Plaza
           910 Louisiana
           Houston, Texas 77002-4995
           Attention: C. Michael Watson
           Facsimile No. (713) 229-1522

8.3  INTERPRETATION

     When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used therein shall be deemed in each case to be followed by the words "without limitation." The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

8.4  COUNTERPARTS

     This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to each of the other parties, it being understood that all parties need not sign the same counterpart.

8.5  MISCELLANEOUS

     This Agreement, each of the agreements attached as an exhibit hereto and any other documents referred to herein or contemplated hereby (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof other than the confidentiality and standstill agreements dated May 23, 1997 and July 28, 1997, respectively, between Chauvco and US Co which shall continue in full force and effect; (b) is not intended to confer upon any other person any rights or remedies hereunder (except as otherwise expressly provided herein and except that Section 7.4 is for the benefit of Chauvco's directors and officers, Sections 1.1(e) and (f) are for the benefit of holders of Chauvco Options,
Section 7.6 is for the benefit of the Chauvco Employees, Section 7.7 is for the benefit of CRI and Section 7.8 is for the benefit of the Alliance Entity (and said sections are intended to confer rights on such persons); and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

8.6  GOVERNING LAW

     This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the Province of Alberta and the federal laws of Canada applicable therein.

8.7  AMENDMENT AND WAIVERS

     Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default. The Agreement may be amended by the parties hereto at any time before or after approval of the Chauvco shareholders or US Co stockholders, but, after such approval, no amendment will be made which by applicable law requires the further approval of the Chauvco shareholders or US Co stockholders without obtaining such further approval.

8.8  ASSIGNMENT; BINDING UPON SUCCESSORS AND ASSIGNS

     Neither party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other party hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

8.9  SEVERABILITY

     If any provision of this Agreement, or the application thereof, will for any reason and to any extent be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extend possible, the economic, business and other purpose of the void and unenforceable provision.

8.10  OTHER REMEDIES

     The parties agree that irreparable damage would occur and that they would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement (without the requirement of posting a bond) and to enforce specifically the terms and provisions of this Agreement in any court located in Alberta, this being in addition to any other remedy to which they are entitled at law or in equity.

8.11  NO JOINT VENTURE

     Nothing contained in this Agreement will be deemed or construed as creating a joint venture or partnership between any of the parties. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other and the status of each is, and at all times, will continue to be, that of an independent contractor with respect to the other. No party will have any power or authority to bind or commit any other. No party will hold itself out as having any authority or relationship in contravention of this section.

8.12  FURTHER ASSURANCES

     Each party agrees to cooperate fully with the other party, to act reasonably in respect of, and to execute, such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and select the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

8.13  EXPENSES

     Except as otherwise set forth in this Agreement, each party will bear its respective expenses and legal fees incurred with respect to this Agreement and the transactions contemplated hereby.

     IN WITNESS WHEREOF, US Co and Chauvco have caused this Agreement to be signed by their respective officers thereunder duly authorized, all as of the date first written above.

                                     PIONEER NATURAL
                                     RESOURCES COMPANY

                                     Per:      /s/ SCOTT D. SHEFFIELD

                                        ----------------------------------------

                                     Per:        /s/ MARK L. WITHROW

                                        ----------------------------------------

                                     CHAUVCO RESOURCES LTD.

                                     Per:        /s/ GUY J. TURCOTTE

                                        ----------------------------------------

                                     Per:         /s/ W.G. RUSSELL

                                        ----------------------------------------

                                   EXHIBIT A

                              PLAN OF ARRANGEMENT
                               UNDER SECTION 186
                   OF THE BUSINESS CORPORATIONS ACT (ALBERTA)

                   See Annex E of the Joint Proxy Statement.

                                   EXHIBIT B

                               SUPPORT AGREEMENT

                   See Annex H of the Joint Proxy Statement.

                                   EXHIBIT C

                      VOTING AND EXCHANGE TRUST AGREEMENT

                   See Annex I of the Joint Proxy Statement.

                                   EXHIBIT D

         TERMS AND CONDITIONS OF PIONEER SPECIAL PREFERRED VOTING STOCK

                   See Annex G of the Joint Proxy Statement.

                                   EXHIBIT E

                          LIST OF LOCK-UP SHAREHOLDERS

A. CHAUVCO

     1. Trimac Corporation

     2. Gendis Inc.

     3. Guy J. Turcotte

B. US CO

     1. Richard E. Rainwater

     2. Scott D. Sheffield

     3. I. Jon Brumley

                                   EXHIBIT F

     All of Chauvco's right, title, estate and interest in and to

     (a) property, assets and rights relating to petroleum, natural gas and related hydrocarbons;

     (b) International Data Files;

     (c) country correspondence and administration background files;

     (d) Gabon correspondence, administration and background files;

     (e) computer hardware and software; and

     (f) office furniture and contents;

all as relating to countries other than Canada, Argentina and U.S.A., all as more particularly agreed to in writing by Chauvco and US Co.

                                   EXHIBIT G

                         EXCHANGEABLE SHARE PROVISIONS

                   See Annex F of the Joint Proxy Statement.

                                    ANNEX D

                                 INTERIM ORDER

                    IN THE COURT OF QUEEN'S BENCH OF ALBERTA

                          JUDICIAL DISTRICT OF CALGARY

        IN THE MATTER OF Section 186 of the Business Corporations Act (Alberta), being Chapter B-15, of the Statutes of Alberta, 1981, as amended;

        AND IN THE MATTER OF a proposed Arrangement among Chauvco
        Resources Ltd. and its Shareholders and Optionholders, Pioneer Natural Resources Company and Pioneer Natural Resources (Canada) Ltd.

BEFORE THE HONOURABLE JUSTICE - IN CHAMBERS                 AT THE COURT HOUSE, IN THE CITY OF CALGARY,
                                                            PROVINCE OF ALBERTA ON -, THE -TH DAY OF -,
                                                            1997.

                                 INTERIM ORDER

     UPON the application by Petition of Chauvco Resources Ltd. ("Chauvco") pursuant to s.186 of the Business Corporations Act (Alberta);

     AND UPON reading the said Petition, and the Affidavit of James K. Wilson, Senior Vice President Finance & Administration and Chief Financial Officer of Chauvco, and the documents referred to therein, filed;

     AND UPON it appearing that notice of this application has been given to the Executive Director of the Alberta Securities Commission;

     AND UPON hearing counsel for the Petitioner

     IT IS HEREBY ORDERED THAT:

          1. Chauvco shall convene a special meeting (the "Meeting") of the holders of its issued and outstanding common shares (the "Common Shares") to consider, and if deemed advisable, to pass, with or without variation, a resolution (the "Arrangement Resolution") to approve a proposed Plan of Arrangement involving Chauvco, its said holders of Common Shares (the "Shareholders") and Options (the "Optionholders"), Pioneer Natural Resources Company and Pioneer Natural Resources (Canada) Ltd. (the "Plan of Arrangement"), a true copy of which Plan of Arrangement in its substantially final form is marked as Exhibit "A" to the Affidavit of James
     K. Wilson sworn the -th day of -, 1997.

          2. The Meeting shall be called, held and conducted in accordance with the Business Corporations Act (Alberta) (the "ABCA") and the Articles of Amalgamation and the By-laws of Chauvco subject to what may be provided hereafter.

          3. The only persons entitled to notice of the Meeting shall be the registered Shareholders as they may appear on the records of Chauvco as at the close of business on the -th day of -, 1997, the directors and auditors of Chauvco, the Registrar of Corporations under the ABCA and the Alberta Securities Commission, and the only persons entitled to be represented and to vote at the Meeting, either in person or by proxy, shall be such Shareholders, subject to the provisions of Section 132 of the ABCA. A meeting of the Optionholders shall not be required.

          4. Chauvco shall mail the Notice of the Special Meeting of Shareholders, Notice of Petition, and Joint Management Proxy Circular (the "Proxy Circular") in substantially the form contained in Exhibit "A" to the Affidavit of James K. Wilson, with such amendments thereto as counsel for Chauvco may advise are necessary or desirable, provided that such amendments are not inconsistent with the terms of this Order, to the Shareholders, to the Optionholders, to the directors and auditors of Chauvco, the Registrar of Corporations under the ABCA and to the Alberta Securities Commission by mailing the same by prepaid ordinary mail to such persons at least 21 days prior to the date of the Meeting, excluding the date of mailing and excluding the date of the Meeting. Such mailing shall constitute good and sufficient service of notice of the Petition, the Meeting and the hearing in respect of the Petition.

          5. The accidental omission to give notice of the Meeting, or the non-receipt of such notice by one or more of the persons specified in paragraph 4 hereof, shall not invalidate any resolution passed or proceedings taken at the Meeting.

          6. The majority required to pass the Arrangement Resolution shall be 66 2/3 of the votes cast by the Shareholders in respect of the Arrangement
     Resolution, present in person or by proxy at the Meeting.

          7. The Shareholders who are registered Shareholders shall have the right to dissent from the Arrangement Resolution in accordance with the provisions of Section 184 of the ABCA, as modified hereby, and to be paid the fair value of their Common Shares, provided that:

             (a) notwithstanding subsection 184(5) of the ABCA, the written objection to the Arrangement Resolution referred to in subsection 184(5) of the ABCA which is required to be sent to Chauvco must be received by Chauvco, c/o Corporate Shareholder Services Inc. at Suite 1485,
        550 - Sixth Avenue S.W., Calgary, Alberta, T2P 0S2, or the Chairman of the Meeting, before commencement of the Meeting; and

             (b) the holders exercising such right of dissent otherwise comply with the requirements of Section 184 of the ABCA.

          8. Upon approval of the Plan of Arrangement at the Meeting in the manner set forth in this Order, Chauvco may apply before this Court for approval of the Plan of Arrangement, which application (the "Final Application") shall be heard by this Honourable Court at the Court House, 611 - 4th Street S.W., in the City of Calgary, on the -th day of -, 1997 at
     - a.m. or so soon thereafter as counsel may be heard.

          9. Any Shareholder, Optionholder and any interested person may appear on the application for the approval of the Arrangement, provided that such holder or person shall file with this Court and serve on the solicitors for Chauvco on or before -, 1997, a Notice of Intention to Appear setting out the address for service in respect of such holder or person, and indicating whether such holder or person intends to support or oppose the application or make submissions thereat together with any evidence or materials which are to be presented to this Court, such Notice of Appearance to be effected by delivery, at the address set forth below:

           Bennett Jones Verchere
           4500 Bankers Hall East
           855 - 2nd Street S.W.
           Calgary, Alberta
           T2P 4K7

           Attention:  Martin A. Lambert

          10. In the event the Final Application is adjourned, only those persons who have filed and served a Notice of Appearance shall be served with notice of the adjourned date.

          11. Chauvco shall be entitled at any time to seek leave to vary this Order.

                                            ------------------------------------
                                                         J.C.Q.B.A.

ENTERED this -th day of -, 1997.

------------------------------------------------------
Clerk of the Court of Queen's Bench
             of Alberta

                                            ACTION NO:   -                , 1997

                                            ------------------------------------

                                               IN THE COURT OF QUEEN'S BENCH
                                                         OF ALBERTA
                                                JUDICIAL DISTRICT OF CALGARY

                                            ------------------------------------

                                            BETWEEN:

                                            IN THE MATTER OF Section 186 of the
                                            Business Corporations Act (Alberta),
                                            being Chapter B-15, of the Statutes
                                            of Alberta, 1981, as amended;

                                            AND IN THE MATTER OF a proposed
                                            Arrangement among Chauvco Resources
                                            Ltd. and its Shareholders, Pioneer
                                            Natural Resources Company and
                                            Pioneer Natural Resources (Canada)
                                            Ltd.

                                            ------------------------------------

                                                       INTERIM ORDER

                                            ------------------------------------

                                                   BENNETT JONES VERCHERE
                                                 Barristers and Solicitors
                                                   4500 Bankers Hall East
                                                   855 - 2nd Street S.W.
                                                      CALGARY, Alberta
                                                          T2P 4K7
                                              Martin A. Lambert (403) 298-3100

                                                    Our File No. 7105-77

                                    ANNEX E

                              PLAN OF ARRANGEMENT

                              PLAN OF ARRANGEMENT
                               UNDER SECTION 186
                   OF THE BUSINESS CORPORATIONS ACT (ALBERTA)

                                   ARTICLE 1

                                 INTERPRETATION

          1.1 Definitions. In this Plan of Arrangement unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings:

        "ABCA" means the Business Corporations Act (Alberta), as amended;

          "Arrangement" means the arrangement under section 186 of the ABCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments thereto made in accordance with
     Section 6.1 hereof or made at the direction of the Court in the Final
     Order;

          "Arrangement Resolution" means the special resolution passed by the holders of the Chauvco Common Shares at the Meeting;

          "Automatic Redemption Date" has the meaning attributed thereto in the Exchangeable Share Provisions;

          "Average Closing Price" means the average closing sales price, regular way, per share of the US Co Common Stock on the NYSE in United States dollars as reported in the Wall Street Journal over the ten (10) consecutive trading days ending on the third trading day next preceding the date of the Meeting converted to Canadian dollars using the Currency Exchange Rate;

        "Business Day" has the meaning attributed thereto in the Exchangeable Share Provisions;

          "Cash Payment" means the cash payment, if any, which a holder of Chauvco Common Shares or Chauvco Options is entitled to receive in accordance with Section 2.2;

          "Certificates" means, collectively, the certificates representing the Exchangeable Shares and shares of US Co Common Stock (in each case rounded down to the nearest whole number) and the CRI Shares which a holder of Chauvco Common Shares or Chauvco Options is entitled to receive pursuant to the Arrangement;

          "Chauvco" means Chauvco Resources Ltd., a corporation organized and existing under the ABCA and any successor corporation;

        "Chauvco Common Shares" means the common shares in the capital of Chauvco;

          "Chauvco Options" has the meaning attributed thereto in Section
     2.1(e);

          "Combination Agreement" means the agreement by and among US Co and Chauvco, dated as of September 3, 1997, as the same may be amended and restated, providing for, among other things, the Arrangement;

          "Court" means the Court of Queen's Bench of Alberta;

          "CR" means CR International Limited, a corporation organized and existing under the laws of Bermuda;

          "CRI" means Chauvco Resources International Ltd., a corporation organized and existing under the laws of Bermuda;

          "CRI Shares" means the common shares in the capital of CRI;

          "Currency Exchange Rate" means the noon spot rate of exchange of US dollars to Canadian dollars announced by the Bank of Canada on the day preceding the date of calculation;

          "Depositary" means Montreal Trust Company of Canada at its principal office in Calgary, Alberta;

          "Dissent Procedures" has the meaning attributed thereto in Section
     3.1;

          "Effective Date" means the date shown on the certificate of arrangement issued by the Registrar under the ABCA giving effect to the Arrangement;

          "Effective Time" means 12:01 a.m. on the Effective Date;

          "Election Deadline" means that date which is two (2) days prior to the date of the Meeting;

          "Exchange Ratio" has the meaning attributed thereto in Section 2.2;

          "Exchangeable Share Consideration" has the meaning attributed thereto in the Exchangeable Share Provisions;

          "Exchangeable Share Price" has the meaning attributed thereto in the Exchangeable Share Provisions;

          "Exchangeable Share Provisions" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares;

          "Exchangeable Shares" means the exchangeable shares in the capital of US Co Sub;

          "Final Order" means the final order of the Court approving the Arrangement as such order may be amended by the Court at any time prior to the Effective Time;

          "Gabon Securities" has the meaning attributed thereto in Section
     2.1(b);

          "Gabon Subsidiaries" has the meaning attributed thereto in Section 2.1(b);

          "ITA" means the Income Tax Act (Canada), as amended;

          "Joint Proxy Statement" means the Joint Management Information
     Circular and Proxy Statement of Chauvco and US Co dated                ,
     1997;

          "Letter of Transmittal and Election Form" has the meaning attributed thereto in Section 2.1(h);

          "Liquidation Call Purchase Price" has the meaning attributed thereto in Section 5.1;

          "Liquidation Call Right" has the meaning attributed thereto in Section 5.1;

          "Liquidation Date" has the meaning attributed thereto in the Exchangeable Share Provisions;

          "Meeting" means the special meeting of the shareholders of Chauvco to be held to consider the Arrangement;

          "NYSE" means the New York Stock Exchange;

          "Optionholders" means holders of Chauvco Options;

          "Option Letter of Transmittal and Election Form" has the meaning attributed thereto in Section 2.1(f);

          "Option Payment" has the meaning attributed thereto in Section 2.1(e);

          "Record Date" means that date which is three trading days prior to the Effective Date;

          "Redemption Call Purchase Price" has the meaning attributed thereto in
     Section 5.2;

          "Redemption Call Right" has the meaning attributed thereto in Section 5.2;

          "Subsidiary" has the meaning attributed thereto in the Exchangeable Share Provisions;

          "US Co" means Pioneer Natural Resources Company, a corporation organized and existing under the laws of the State of Delaware and any successor corporation;

          "US Co Common Stock" has the meaning attributed thereto in the Exchangeable Share Provisions;

          "US Co Stock Price" has the meaning attributed thereto in Section 2.2;

          "US Co Sub" means Pioneer Natural Resources (Canada) Ltd., a corporation organized and existing under the laws of British Columbia and any successor corporation;

          "US Co Sub Common Shares" means the common shares in the capital of US Co Sub;

          "Westoil" means Westoil Marine & Transport Co Ltd., a corporation organized and existing under the laws of Bermuda; and

          "Voting and Exchange Trust Agreement" has the meaning attributed thereto in the Exchangeable Share Provisions.

     1.2 Sections and Headings. The division of this Plan of Arrangement into sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Plan of Arrangement. Unless otherwise indicated, any reference in this Plan of Arrangement to a section or an Appendix refers to the specified section of or Appendix to this Plan of Arrangement.

     1.3 Number, Gender and Persons. In this Plan of Arrangement, unless the context otherwise requires, words importing the singular number include the plural and vice versa, words importing any gender include all genders and words importing persons include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.

     1.4 Currency. Unless otherwise specified, all references herein to "dollars" or "$" shall mean Canadian dollars.
                                   ARTICLE 2

                                  ARRANGEMENT

     2.1 Arrangement. At the Effective Time, the following transactions shall occur and shall be deemed to occur in the following order without any further act or formality:

          (a) Chauvco shall subscribe for that number of CRI Shares as is equal to (i) the number of Chauvco Common Shares which are issued and outstanding on the Record Date, (ii) plus that number of Chauvco Common Shares which all Optionholders would otherwise be entitled to acquire on the exercise of their Chauvco Options on a fully vested basis on the Record Date, (iii) less that number of CRI Shares then held by Chauvco, and (iv) less that number of Chauvco Common Shares held by shareholders who have exercised their rights of dissent in accordance herewith and who are ultimately entitled to be paid the fair value for such shares. The subscription price for the CRI Shares shall be paid for in cash in the aggregate amount equal to US$5,000,000 plus the fair market value on the Effective Date (as determined and adjusted in accordance with Section 2.3) of the Gabon Securities;

          (b) CRI shall purchase from CR for cash in an aggregate amount equal to the fair market value thereof on the Effective Date (as determined and adjusted in accordance with Section 2.3), (i) all of the issued and outstanding securities of Chauvco Resources (Gabon) S.A., Chauvco Resources (Gabon-Ngalo) S.A., Chauvco Resources (Gabon-Maga) S.A., Chauvco Resources (Gabon-Avomo) S.A. and CR Trading Co. Ltd. (collectively, the "Gabon Subsidiaries"), (ii) 75% of the issued and outstanding securities of Westoil, and (iii) all of its rights under a loan in the amount of U.S. $909,421.60 made by CR to Olympic Marine Services International, Inc. (which owns the remaining 25% of the issued and outstanding securities of Westoil), any and all advances made by CR to Westoil, and any and all advances made by Chauvco (all of which shall have first been assigned by Chauvco to CR) to the Gabon Subsidiaries and Westoil (such securities in
     Section 2.1(b)(i), (ii) and (iii) collectively, the "Gabon Securities");

          (c) Chauvco shall transfer, assign and convey to CRI, in consideration for $1.00, all of Chauvco's right, title, benefit and interest in and to any and all trademarks (including registrations and applications therefor), trade names and the internet domain name "chauvco.com" owned by Chauvco as at the Effective Time, and the other assets and property which are set out in Exhibit I;

          (d) US Co Sub shall purchase from Chauvco all of the issued and outstanding CRI Shares in consideration of the payment by way of promissory note of US Co Sub to Chauvco in an amount equal to the subscription price paid for such CRI Shares by Chauvco under Section 2.1(a);

          (e) each of the outstanding options to purchase Chauvco Common Shares which has not been exercised prior to the Record Date (collectively, the "Chauvco Options") (which includes all outstanding options granted under Chauvco's stock option plan as amended and restated on November 10, 1995) will vest, if not already vested, and be transferred to US Co Sub in consideration for one (1) CRI Share and, in accordance with the election of each Optionholder and the remainder of this Section 2.1(e) and Section 2.1(f), a number of shares of US Co Common Stock determined in accordance with the Exchange Ratio in which event, in addition to transferring the Chauvco Options to US Co Sub, the Optionholder will be required to make a payment to US Co Sub (the "Option Payment") in an amount equal to the aggregate exercise price which the Optionholder would otherwise be required to pay on the exercise of such options. As an alternative to making the Option Payment, Optionholders will be entitled to elect to reduce the number of shares of US Co Common Stock to be received by the number obtained by dividing the Option Payment by the US Co Stock Price (converted into Canadian dollars using the Currency Exchange Rate). Each Optionholder will receive only a whole number of shares of US Co Common Stock resulting from the transfer of his Chauvco Options. In lieu of fractional shares of US Co Common Stock, each Optionholder who would otherwise be entitled to receive such fractional shares shall be paid by US Co Sub an amount determined in accordance herewith in full satisfaction of such fractional entitlement;

          (f) an Optionholder electing to make the Option Payment and receive the applicable number of shares of US Co Common Stock under Section 2.1(e) above must have given effect to the election by depositing with the Depositary, prior to the Election Deadline, a duly completed letter of transmittal and election form (the "Option Letter of Transmittal and Election Form") in the form provided by Chauvco along with the Joint Proxy Statement indicating such holder's election and by agreeing to pay the Option Payment to the Depositary as agent for US Co Sub. Coincident with the receipt of the CRI Shares and shares of US Co Common Stock, such Optionholder shall pay the Option Payment to the Depositary as agent for US Co Sub less any amounts receivable by such Optionholder in connection with fractional entitlements hereunder. In the event that an Optionholder who has elected to make the Option Payment fails to make the Option Payment on or before the delivery of the securities to the Optionholder, the Depositary shall be entitled to sell all or any portion of the shares of US Co Common Stock held on behalf of such Optionholder to satisfy the Option Payment and remit the same to US Co Sub. In the event that an Optionholder has failed to validly make an election in the Option Letter of Transmittal and Election Form pursuant to this paragraph, such Optionholder shall be deemed to have elected the option to receive the reduced number of shares of US Co Common Stock by not making the Option Payment;

          (g) each of the outstanding Chauvco Common Shares will be transferred to US Co Sub in consideration for one (1) CRI Share and, at the election of the holders of the Chauvco Common Shares:

             (i) a number of shares of US Co Common Stock determined in accordance with the Exchange Ratio. Each such holder of Chauvco Common Shares will receive only a whole number of shares of US Co Common Stock resulting from the transfer of such holder's Chauvco Common Shares to US Co Sub. In lieu of fractional shares of US Co Common Stock, each holder of a Chauvco Common Share who otherwise would be entitled to receive such fractional share shall be paid by US Co Sub an amount determined in accordance herewith in full satisfaction of such fractional entitlement; or

             (ii) a number of shares of Exchangeable Shares determined in accordance with the Exchange Ratio. Each such holder of Chauvco Common Shares will receive only a whole number of Exchangeable Shares resulting from the transfer of such holder's Chauvco Common Shares to US Co Sub. In lieu of fractional Exchangeable Shares, each holder of a Chauvco

               Common Share who otherwise would be entitled to receive such fractional share shall be paid by US Co Sub an amount determined in accordance herewith in full satisfaction of such fractional entitlement;

     provided that, for greater certainty, such holders shall be entitled to elect to receive a combination of shares of US Co Common Stock and Exchangeable Shares on the transfer of their Chauvco Common Shares;

          (h) a holder of Chauvco Common Shares must have given effect to the election in Section 2.1(g) above by depositing with the Depositary, prior to the Election Deadline, a duly completed letter of transmittal and election form (the "Letter of Transmittal and Election Form") in the form provided by Chauvco along with the Joint Proxy Statement indicating such holder's election. In the event that a holder of Chauvco Common Shares has failed to validly make an election under Section 2.1(g) in the Letter of Transmittal and Election Form pursuant to this paragraph, such holder shall be deemed to have elected the option under Section 2.1(g)(i). Notwithstanding any provision to the contrary, holders of Chauvco Common Shares who are not residents of Canada for the purposes of the ITA will not be entitled to receive Exchangeable Shares under Section 2.1(g)(ii). Each holder of Chauvco Common Shares who, prior to the Election Deadline, returned to Chauvco a duly completed Letter of Transmittal and Election Form (containing a declaration of residency status) shall be treated as a resident shareholder or non-resident shareholder, as applicable, in accordance with his declaration. Any holder of Chauvco Common Shares who did not complete such declaration by the Election Deadline and who has an address on the register of holders of Chauvco Common Shares which is outside of Canada shall be deemed to be a non-resident shareholder;

          (i) upon the transfer of shares referred to in Section 2.1(g) above:
     (i) each holder of a Chauvco Common Share shall cease to be such a holder, shall have his name removed from the register of holders of Chauvco Common Shares and shall become a holder of the number of fully paid CRI Shares and Exchangeable Shares and/or shares of US Co Common Stock to which he is entitled as a result of the transfer of shares referred to in Section 2.1(g) and such holder's name shall be added to the register of holders of such securities accordingly; and (ii) US Co Sub shall become the legal and beneficial owner of all of the Chauvco Common Shares so transferred;

          (j) holders of Chauvco Common Shares who are residents of Canada for the purposes of the ITA and who have elected to receive Exchangeable Shares under Section 2.1(g)(ii) shall be entitled to make an income tax election pursuant to subsection 85(1) of the ITA with respect to the transfer of their Chauvco Common Shares to US Co Sub by providing two signed copies of the necessary election forms to US Co Sub within 90 days following the Effective Date, duly completed with the details of the number of shares transferred and the applicable agreed amounts for the purposes of such elections. Thereafter, subject to the election forms complying with the provisions of the ITA, the forms will be signed by US Co Sub and returned to such holders of Chauvco Common Shares for filing with Revenue Canada, Customs, Excise and Taxation; and

          (k) US Co Sub shall be continued as a corporation under the ABCA.

     2.2 Exchange Ratio. As used herein, the term "Exchange Ratio" means in respect of Exchangeable Shares or US Co Common Stock to be delivered upon the transfer of Chauvco Common Shares or Chauvco Options to US Co Sub, a ratio of the number of Exchangeable Shares or shares of US Co Common Stock per Chauvco Common Share or Chauvco Option equal to:

          (a) if the US Co Stock Price is less than US$33.50, (.493827);

          (b) if the US Co Stock Price is at least US$33.50 but less than US$39.01,

                .493827-((US Co Stock Price -- 33.50) X .042360)
                                      5.51

               and

          (c) if the US Co Stock Price is equal to or greater than $39.01, (.451467).

The Exchange Ratio as so determined in each case shall be rounded to six decimal places. The "US Co Stock Price" shall mean the average closing sales price, regular way, per share of the US Co Common Stock on the NYSE in United States dollars as reported in the Wall Street Journal over the ten (10) consecutive trading days ending on the third trading day next preceding the date of the Meeting. Notwithstanding the foregoing, if the Exchange Ratio is above .465116, US Co may elect to cause US Co Sub to deliver, in lieu of Exchangeable Shares and shares of US Co Common Stock, a number of Exchangeable Shares or shares of US Co Common Stock for each Chauvco Common Share or Chauvco Option based on the Exchange Ratio as set forth above equal to (.465116) and an amount in cash (in Canadian dollars) per Chauvco Common Share or Chauvco Option equal to the product of (x) the US Co Stock Price multiplied by the Currency Exchange Rate and (y)

                           Exchange Ratio -- .465116.

     2.3 Fair Market Value. (a) Chauvco determined that the fair market value of the Gabon Securities on September 3, 1997 was approximately US$60,000,000 relying on (i) the bidding process in connection with the sale of Chauvco, (ii) the reserve and evaluation reports prepared by Chauvco's independent engineers,
(iii) the review and recommendation of Chauvco's senior management which established a range of values at various discount factors and an assessment of the exploration and development potential of the applicable properties, and (iv) a fairness opinion supporting such valuation from its professional advisors. The fair market value of the Gabon Securities on the Effective Date shall be revalued and determined by Chauvco using consistent principles.

     (b) Notwithstanding the determination of the fair market value of the Gabon Securities on the Effective Date under Section 2.3(a), unless Chauvco and US Co otherwise agree, the amount which will be payable with respect to such value may not exceed US$100,000,000.

                                   ARTICLE 3

                               RIGHTS OF DISSENT

     3.1 Rights of Dissent. Holders of Chauvco Common Shares may exercise rights of dissent with respect to such shares pursuant to and in the manner set forth in section 184 of the ABCA and this Section 3.1 (the "Dissent Procedures") in connection with the Arrangement and holders who duly exercise such rights of dissent and who:

          (a) are ultimately entitled to be paid the fair value for their Chauvco Common Shares shall be deemed to have transferred such Chauvco Common Shares to Chauvco for cancellation on the Effective Date; or

          (b) are ultimately not entitled, for any reason, to be paid the fair value for their Chauvco Common Shares shall be deemed to have participated in the Arrangement on the same basis as any non-dissenting holder of Chauvco Common Shares, but in no case shall Chauvco be required to recognize such holders as holders of Chauvco Common Shares on and after the Effective Date, and the names of such holders of Chauvco Common Shares shall be deleted from the register of holders of Chauvco Common Shares on the Effective Date.

     3.2 Dissent Payments. The obligations to make payments in respect of dissenting shareholders (the "Dissent Obligations") shall be apportioned between Chauvco and CRI as follows:

          (a) CRI shall pay that portion of the Dissent Obligations equal to the result determined by applying the following formula:

                   Fair market value of the Gabon Securities determined in
                   accordance with Section 2.3 X the Currency Exchange Rate
    -------------------------------------------------------------------------------------       X Total Dissent Obligations
   (US Co Stock Price X the Currency Exchange Rate)      X (the total number of Chauvco Common
                                                           Shares outstanding on the Effective
                                                         Date
                                                           X the Exchange Ratio)

          (b) Chauvco shall pay the remaining portion of the Dissent
     Obligations.

                                   ARTICLE 4

                CERTIFICATES, CASH PAYMENT AND FRACTIONAL SHARES

     4.1 Delivery of Certificates and Cash Payment. At or promptly after the Effective Time, US Co Sub shall deposit with the Depositary, for the benefit of the holders of Chauvco Common Shares and Chauvco Options transferred pursuant to the Arrangement, the Certificates and Cash Payment, if any, to which each such holder is entitled pursuant to the Arrangement. Upon surrender to the
Depositary:

          (a) in the case of holders of Chauvco Common Shares, for cancellation of a certificate which immediately prior to the Effective Time represented outstanding Chauvco Common Shares, together with a duly completed Letter of Transmittal and Election Form; and

          (b) in the case of Optionholders of a duly completed Option Letter of Transmittal and Election Form and, if applicable, the Option Payment;

and, in either case, of such additional documents and instruments as the Depositary may reasonably require, each such holder shall be entitled to receive, and the Depositary shall deliver to each such holder, the Certificates and the Cash Payment to which such holder has the right to receive pursuant to the Arrangement (together with any dividends or distributions with respect to the Exchangeable Shares, US Co Common Stock or CRI Shares, as applicable, pursuant to Section 4.2 and any cash in lieu of fractional shares pursuant to
Section 4.3), and any certificates so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Chauvco Common Shares which is not registered in the transfer records of Chauvco, the Certificates may be issued and the Cash Payment, if any, may be paid and delivered to a transferee if the certificate representing such Chauvco Common Shares is presented to the Depositary, accompanied by all documents required to evidence and effect such transfer. Until surrendered as contemplated by this Section 4.1, each certificate which immediately prior to the Effective Time represented outstanding Chauvco Common Shares and the Chauvco Options that were transferred pursuant to the Arrangement shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender (a) the Certificates and the Cash Payment, if any, to which the holder of Chauvco Common Shares or Chauvco Options has the right to receive pursuant to the Arrangement, (b) a cash payment in lieu of any fractional shares as contemplated by Section 4.3 and (c) any dividends or distributions with a record date after the Effective Time theretofore paid or payable with respect to the Exchangeable Shares, US Co Common Stock and CRI Shares, as applicable, as contemplated by Section 4.2. No interest will be paid from or after the Effective Date in respect of the Cash Payment.

     4.2 Distributions Limited. No dividends or other distributions declared or made after the Effective Time with respect to the Exchangeable Shares, US Co Common Stock and CRI Shares, as applicable, with a record date after the Effective Time shall be paid to the holder of any unsurrendered certificate and who has not returned a Letter of Transmittal and Election Form which, immediately prior to the Effective Time, represented outstanding Chauvco Common Shares or to any Optionholder who has not returned an Option Letter of Transmittal and Election Form, duly completed and, if applicable, paid the Option Payment pursuant to Section 2.1(e), and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 4.3, (and no interest will be earned or payable on these proceeds) unless and until such certificate and Letter of Transmittal and Election Form or Option Letter of Transmittal and Election Form and Option Payment, if applicable, shall be received by the Depositary in accordance with Section 4.1. Subject to applicable law and to Section 4.5, at the time of such surrender of any such certificate and Letter of Transmittal and Election Form or Option Letter of Transmittal and Election Form and Option Payment, if applicable, (or, in the case of clause (c) below, at the appropriate payment date), there shall be paid to the record holder of such certificate or to the applicable Optionholder without interest,
(a) the amount of any cash payable in lieu of fractional shares to which such holder is entitled pursuant to Section 4.3, (b) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to the Exchangeable Shares, US Co Common Stock and CRI Shares, as applicable, and (c) the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to the Exchangeable Shares, US Co Common Stock and CRI Shares, as applicable.

     4.3 No Fractional Shares. No fractional Exchangeable Shares or shares of US Co Common Stock shall be issued upon the surrender for transfer of certificates and Letter of Transmittal and Election Form or upon delivery of an Option Letter of Transmittal and Election Form and Option Payment, if applicable, pursuant to Section 4.1 and such fractional interests shall not entitle the owner thereof to vote or to exercise any rights as a security holder of Chauvco, US Co or US Co Sub. In lieu of any such fractional securities, each person entitled to a fractional interest in an Exchangeable Share or share of US Co Common Stock will receive an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (a) such fraction multiplied by
(b) the Average Closing Price of the US Co Common Stock, such amount to be provided to the Depositary by US Co Sub upon request.

     4.4 Lost Certificates. If any certificate which immediately prior to the Effective Time represented outstanding Chauvco Common Shares that were transferred pursuant to Section 2.1 has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue and deliver in exchange for such lost, stolen or destroyed certificate, the Certificates and Cash Payment, if any, to which the holder of such certificate is entitled pursuant to the Arrangement (and any dividends or distributions with respect thereto and any cash pursuant to Section 4.3) deliverable in respect thereof as determined in accordance with Section 2.1. The person who is entitled to receive such Certificates and Cash Payment, if any, and other payments shall, as a condition precedent to the receipt thereof, give a bond satisfactory to US Co Sub and US Co Sub's transfer agent (the "Transfer Agent"), as the case may be, in such form as US Co Sub may direct or otherwise indemnify US Co Sub in a manner satisfactory to US Co Sub and the Transfer Agent against any claim that may be made against US Co Sub or the Transfer Agent with respect to the certificate alleged to have been lost, stolen or destroyed.

     4.5 Extinguishment of Rights. Any certificate which immediately prior to the Effective Time represented outstanding Chauvco Common Shares that were transferred pursuant to Section 2.1 and has not been deposited, and any Chauvco Options with respect to which an Option Letter of Transmittal and Election Form and the Option Payment, if applicable, has not been deposited or paid, in each case with all other instruments required by Section 4.1, on or prior to the tenth anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature as a shareholder of Chauvco or an Optionholder. On such date, the consideration and other payments to which the former registered holder of the certificate or Optionholder referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered to US Co together with all entitlements to dividends, distributions and interest thereon held for such former registered holder for no consideration.

                                   ARTICLE 5

             CERTAIN RIGHTS OF US CO TO ACQUIRE EXCHANGEABLE SHARES

     5.1  US Co Liquidation Call Right.

     (a) US Co shall have the overriding right (the "Liquidation Call Right"), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of US Co Sub pursuant to Article 5 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders (other than US Co and any Subsidiary thereof) of Exchangeable Shares on the Liquidation Date all but not less than all of the Exchangeable Shares held by each such holder on payment by US Co to the holder of the Exchangeable Share Price applicable on the last Business Day prior to the Liquidation Date (the "Liquidation Call Purchase Price"). In the event of the exercise of the Liquidation Call Right by US Co, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to US Co on the Liquidation Date on payment by US Co to the holder of the Liquidation Call Purchase Price for each such share.

     (b) To exercise the Liquidation Call Right, US Co must notify US Co Sub's Transfer Agent in writing, as agent for the holders of Exchangeable Shares, and US Co Sub of US Co's intention to exercise such right at least 55 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding-up of US Co Sub and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding-up of US Co Sub. The Transfer Agent will notify the holders of Exchangeable Shares as to whether or not US Co has exercised the Liquidation Call Right forthwith after the expiry of the date by which the same may be exercised by US Co. If US Co exercises the Liquidation Call Right, on the Liquidation Date US Co will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Liquidation Call Purchase Price.

     (c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, US Co shall deposit with the Transfer Agent, on or before the Liquidation Date, the Exchangeable Share Consideration representing the total Liquidation Call Purchase Price. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, on and after the Liquidation Date the rights of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Liquidation Call Purchase Price payable by US Co without interest upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the US Co Common Stock delivered to such holder. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under applicable law and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of US Co shall deliver to such holder, the Exchangeable Share Consideration to which the holder is entitled. If US Co does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the liquidation price otherwise payable by US Co Sub in connection with the liquidation, dissolution or winding-up of US Co Sub pursuant to Article 5 of the Exchangeable Share Provisions. Notwithstanding the foregoing, until such Exchangeable Share Consideration is delivered to the holder, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.

     5.2  US Co Redemption Call Right.

     (a) US Co shall have the overriding right (the "Redemption Call Right"), notwithstanding the proposed redemption of the Exchangeable Shares by US Co Sub pursuant to Article 7 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders (other than US Co or any Subsidiary thereof) of Exchangeable Shares on the Automatic Redemption Date all but not less than all of the Exchangeable Shares held by each such holder on payment by US Co to the holder of the Exchangeable Share Price applicable on the last Business Day prior to the Automatic Redemption Date (the "Redemption Call Purchase Price"). In the event of the exercise of the Redemption Call Right by US Co, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to US Co on the Automatic Redemption Date on payment by US Co to the holder of the Redemption Call Purchase Price for each such share.

     (b) To exercise the Redemption Call Right, US Co must notify the Transfer Agent in writing, as agent for the holders of Exchangeable Shares, and US Co Sub of US Co's intention to exercise such right at least 125 days before the Automatic Redemption Date. The Transfer Agent will notify the holders of the Exchangeable Shares as to whether or not US Co has exercised the Redemption Call Right forthwith after the date by which the same may be exercised by US Co. If US Co exercises the Redemption Call Right, on the Automatic Redemption Date US Co will purchase and the holders will sell all of the Exchangeable Shares then outstanding for a price per share equal to the Redemption Call Purchase Price.

     (c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Redemption Call Right, US Co shall deposit with the Transfer Agent, on or before the Automatic Redemption Date, the Exchangeable Share Consideration representing the total Redemption Call Purchase Price. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, on and after the Automatic Redemption Date the rights of each holder of Exchangeable Shares will be limited to receiving such holder's proportionate part of the total Redemption Call Purchase Price payable by US Co without interest upon presentation and surrender by the holder of certificates representing the Exchangeable Shares held by such holder and the holder shall on and after the Automatic Redemption Date be considered and deemed for all purposes to be the holder of the US Co Common Stock delivered to such holder. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under applicable law and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of US Co shall deliver to such holder, the Exchangeable Share Consideration to which the holder is entitled. If US Co does not exercise the Redemption Call Right in the manner described above, on the Automatic Redemption Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the redemption price otherwise payable by US Co Sub in connection with the redemption of the Exchangeable Shares pursuant to Article 7 of the Exchangeable Share Provisions. Notwithstanding the foregoing, until such Exchangeable Share Consideration is delivered to the holder, the holder shall be deemed to still be a holder of Exchangeable Shares for purposes of all voting rights with respect thereto under the Voting and Exchange Trust Agreement.

                                   ARTICLE 6

                                   AMENDMENT

     6.1 Plan of Arrangement Amendment. Chauvco reserves the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time provided that any such amendment, modification, or supplement must be contained in a written document that is (a) agreed to by US Co, (b) filed with the Court and, if made following the Meeting, approved by the Court and (c) communicated to holders of Chauvco Common Shares in the manner required by the Court (if so required).

     Any amendment, modification or supplement to this Plan of Arrangement may be proposed by Chauvco at any time prior to or at the Meeting (provided that US Co shall have consented thereto) with or without any other prior notice or communication, and if so proposed and accepted by the persons voting at the Meeting (other than as may be required under the Court's interim order), shall become part of this Plan of Arrangement for all purposes.

     Any amendment, modification or supplement to this Plan of Arrangement that is approved by the Court following the Meeting shall be effective only (a) if it is consented to by Chauvco (b) if it is consented to by US Co and (c) if required by the Court or applicable law, it is consented to by the holders of the Exchangeable Shares.

                                    ANNEX F

                         EXCHANGEABLE SHARE PROVISIONS

                         EXCHANGEABLE SHARE PROVISIONS

     The Exchangeable Shares in the capital of the Corporation shall have the following rights, privileges, restrictions and conditions:

                                   ARTICLE I

                                 INTERPRETATION

     1.1  For the purposes of these share provisions:

          "Aggregate Equivalent Vote Amount" means, with respect to any matter, proposition or question on which holders of US Co Common Stock are entitled to vote, consent or otherwise act, the product of (i) the number of shares of Exchangeable Shares issued and outstanding and held by holders thereof (other than US Co and its Subsidiaries) multiplied by (ii) the number of votes to which a holder of one share of US Co Common Stock is entitled with respect to such matter, proposition or question.

          "Automatic Redemption Date" means the date for the automatic redemption by the Corporation of Exchangeable Shares pursuant to Article 7 of these share provisions, which date shall be the fifth anniversary of the date of the first issuance of Exchangeable Shares unless (a) such date shall be extended at any time or from time to time to a specified later date by the Board of Directors but not later than December 31, 2005 or (b) such date shall be accelerated at any time to a specified earlier date (but no earlier than the third anniversary of the first issuance of Exchangeable Shares) by the Board of Directors if at such time there are issued and outstanding less than 5% of the number of Exchangeable Shares initially issued and outstanding pursuant to the Plan of Arrangement (other than Exchangeable Shares held by US Co and its Subsidiaries) and as such number of shares may be adjusted as deemed appropriate by the Board of Directors to give effect to any subdivision or consolidation of or stock dividend on the Exchangeable Shares, any issuance or distribution of rights to acquire Exchangeable Shares or securities exchangeable for or convertible into Exchangeable Shares, any issue or distribution of other securities or rights or evidences of indebtedness or assets, or any other capital reorganization or other transaction affecting the Exchangeable Shares, in each case upon at least 60 days' prior written notice of any such extension or acceleration, as the case may be, to the registered holders of the Exchangeable Shares, in which case the Automatic Redemption Date shall be such later or earlier date; provided, however, that the accidental failure or omission to give any such notice of extension or acceleration, as the case may be, to less than 10% of such holders of Exchangeable Shares shall not affect the validity of such extension or acceleration.

          "Board of Directors" means the Board of Directors of the Corporation.

          "Business Day" means any day other than a Saturday, a Sunday or a day when banks are not open for business in either or both of Dallas, Texas and Calgary, Alberta.

          "Current Market Price" means, in respect of a share of US Co Common Stock on any date, the average of the closing prices of US Co Common Stock during a period of 20 consecutive trading days ending not more than five trading days before such date on the New York Stock Exchange, or, if the US Co Common Stock is not then traded on the New York Stock Exchange, on such other principal U.S. stock exchange or automated quotation system on which the US Co Common Stock is listed or quoted, as the case may be, as may be selected by the Board of Directors for such purpose; provided, however, that if in the opinion of the Board of Directors the public distribution or trading activity of US Co Common Stock during such period does not create a market which reflects the fair market value of a share of US Co Common Stock, then the Current Market Price of a share of US Co Common Stock shall be determined by the Board of Directors based upon the advice of such qualified independent financial advisors as the Board of Directors may deem to be appropriate, and provided further that any such selection, opinion or determination by the Board of Directors shall be conclusive and binding.

          "Exchangeable Share Consideration" means, for any acquisition of Exchangeable Shares pursuant to these share provisions, the Plan of Arrangement, the Support Agreement or the Voting and Exchange Trust
     Agreement:

             (a) certificates representing the aggregate number of shares of US Co Common Stock deliverable in connection with such acquisition;

             (b) a cheque or cheques payable at par at any branch of the bankers of the payor in the amount of declared and unpaid cash dividends deliverable in connection with such acquisition; and

             (c) such stock or property constituting any declared and unpaid non-cash dividends deliverable in connection with such acquisition;

     provided that any such stock or property shall be duly issued as fully paid and non-assessable, in the case of stock, and free and clear of any lien, claim and encumbrance, security interest or adverse claim and provided further that such consideration shall be paid less any tax required to be deducted and withheld therefrom and without interest.

          "Exchangeable Share Price" means, for each Exchangeable Share:

             (a) the Current Market Price of a share of US Co Common Stock, which shall be satisfied in full by causing to be delivered one share of US Co Common Stock; plus

             (b) an additional amount equal to the full amount of all cash dividends declared and unpaid on such Exchangeable Share; plus

             (c) the stock or other non-cash assets, if any, representing non-cash dividends declared and unpaid on such Exchangeable Share.

          "Exchangeable Shares" mean the Exchangeable Shares of the Corporation having the rights, privileges, restrictions and conditions set forth herein.

          "Liquidation Amount" has the meaning attributed thereto in Section 5.1 of these share provisions.

          "Liquidation Call Right" has the meaning attributed thereto in the Plan of Arrangement.

          "Liquidation Date" has the meaning attributed thereto in Section 5.1 of these share provisions.

          "Plan of Arrangement" means the plan of arrangement contemplated in that Combination Agreement dated September 3, 1997 between US Co and Chauvco Resources Ltd.

          "Purchase Price" has the meaning attributed thereto in Section 6.3 of these share provisions.

          "Redemption Call Purchase Price" has the meaning attributed thereto in the Plan of Arrangement.

          "Redemption Call Right" has the meaning attributed thereto in the Plan of Arrangement.

          "Redemption Price" has the meaning attributed thereto in Section 7.1 of these share provisions.

          "Retracted Shares" has the meaning attributed thereto in Subsection 6.1(i) of these share provisions.

          "Retraction Call Right" has the meaning attributed thereto in Subsection 6.1(iii) of these share provisions.

          "Retraction Date" has the meaning attributed thereto in Subsection 6.1(ii) of these share provisions.

          "Retraction Price" has the meaning attributed thereto in Section 6.1 of these share provisions.

          "Retraction Request" has the meaning attributed thereto in Section 6.1 of these share provisions.

          "Subsidiary" of any person means each partnership, joint venture, corporation, association or other business entity of which more than 50% of the total voting power of shares of stock or units of ownership or beneficial interest entitled to vote in the election of directors (or members of a comparable governing body) is owned or controlled, directly or indirectly, by such person.

          "Support Agreement" means the Support Agreement between US Co and the
     Corporation, made as of                , 1997.

          "Transfer Agent" means Montreal Trust Company of Canada or such other person as may from time to time be the registrar and transfer agent for the Exchangeable Shares.

          "Trustee" means Montreal Trust Company of Canada and any successor trustee appointed under the Voting and Exchange Trust Agreement.

          "US Co" means Pioneer Natural Resources Company, a corporation organized and existing under the laws of the State of Delaware and any successor corporation.

          "US Co Call Notice" has the meaning ascribed thereto in Section 6.3 of these share provisions.

          "US Co Common Stock" mean the shares of common stock of US Co, with a par value of U.S. $0.01 per share, having voting rights of one vote per share, and any other securities into which such shares may be changed.

          "US Co Dividend Declaration Date" means the date on which the board of directors of US Co declares any dividend on the US Co Common Stock.

          "US Co Special Share" means the share of Special Preferred Voting Stock of US Co with a par value of U.S. $0.01 and having voting rights at meetings of holders of US Co Common Stock equal to the Aggregate Equivalent Vote Amount.

          "Voting and Exchange Trust Agreement" means the Voting and Exchange Trust Agreement among the Corporation, US Co and the Trustee, made as of
                    , 199 .

                                   ARTICLE II

                         RANKING OF EXCHANGEABLE SHARES

     2.1 The Exchangeable Shares shall be entitled to a preference over the Common Voting Shares and any other shares ranking junior to the Exchangeable Shares, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs.

                                  ARTICLE III

                                   DIVIDENDS

     3.1 A holder of an Exchangeable Share shall be entitled to receive and the Board of Directors shall, subject to applicable law, on each US Co Dividend Declaration Date, declare a dividend on each Exchangeable Share (a) in the case of a cash dividend declared on the US Co Common Stock, in an amount in cash for each Exchangeable Share equal to the cash dividend declared on each share of US Co Common Stock or (b) in the case of a stock dividend declared on the US Co Common Stock to be paid in US Co Common Stock, in such number of Exchangeable Shares for each Exchangeable Share as is equal to the number of shares of US Co Common Stock to be paid on each share of US Co Common Stock or (c) in the case of a dividend declared on the US Co Common Stock in property other than cash or securities of US Co in such type and amount of property for each Exchangeable Share as is the same as the type and amount of property declared as a dividend on each share of US Co Common Stock or (d) in the case of a dividend declared on the US Co Common Stock to be paid in securities of US Co other than US Co Common Stock, in such number of either such securities or economically equivalent securities of the Corporation, as the Board of Directors determines, for each Exchangeable Share as is equal to the number of securities of US Co to be paid on each share of US Co Common Stock. Such dividends shall be paid out of money, assets or property of the Corporation properly applicable to the payment of dividends, or out of authorized but unissued shares of the Corporation.

     3.2 Cheques of the Corporation payable at par at any branch of the bankers of the Corporation shall be issued in respect of any cash dividends contemplated by Subsection 3.1(a) hereof and the sending of such a cheque to each holder of an Exchangeable Share (less any tax required to be deducted and withheld from such dividends paid or credited by the Corporation) shall satisfy the cash dividend represented thereby unless the cheque is not paid on presentation. Certificates registered in the name of the registered holder of Exchangeable Shares shall be issued or transferred in respect of any stock dividends or dividends payable in other securities contemplated by Subsections 3.1(b) or (d) hereof and the sending of such a certificate to each holder of an Exchangeable Share shall satisfy the stock dividend or dividend payable in other securities represented thereby. Such other type and amount of property in respect of any dividends contemplated by Subsection 3.1(c) hereof shall be issued, distributed or transferred by the Corporation in such manner as it shall determine and the issuance, distribution or transfer thereof by the Corporation to each holder of an Exchangeable Share shall satisfy the dividend represented thereby (subject to any adjustment for the tax required to be deducted and withheld from such dividends paid or credited by the Corporation). No holder of an Exchangeable Share shall be entitled to recover by action or other legal process against the Corporation any dividend that is represented by a cheque that has not been duly presented to the Corporation's bankers for payment or that otherwise remains unclaimed for a period of six years from the date on which such dividend was payable.

     3.3 The record date for the determination of the holders of Exchangeable Shares entitled to receive payment of, and the payment date for, any dividend declared on the Exchangeable Shares under Section 3.1 hereof shall be the same dates as the record date and payment date, respectively, for the corresponding dividend declared on the US Co Common Stock.

     3.4 If on any payment date for any dividends declared on the Exchangeable Shares under Section 3.1 hereof the dividends are not paid in full on all of the Exchangeable Shares then outstanding, any such dividends that remain unpaid shall be paid on a subsequent date or dates determined by the Board of Directors on which the Corporation shall have sufficient moneys, assets or property properly applicable to the payment of such dividends (subject to any adjustment for the tax required to be deducted and withheld from such dividends paid or credited by the Corporation).

     3.5 Except as provided in this Article 3, the holders of Exchangeable Shares shall not be entitled to receive dividends in respect thereof.

                                   ARTICLE IV

                              CERTAIN RESTRICTIONS

     4.1 So long as any of the Exchangeable Shares are outstanding, the Corporation shall not at any time without, but may at any time with, the approval of the holders of the Exchangeable Shares given as specified in Section
9.2 of these share provisions:

          (a) pay any dividends on the Common Voting Shares, or any other shares ranking junior to the Exchangeable Shares, other than stock dividends payable in any such other shares ranking junior to the Exchangeable Shares;

          (b) redeem or purchase or make any capital distribution in respect of Common Voting Shares or any other shares ranking junior to the Exchangeable Shares;

          (c) redeem or purchase any other shares of the Corporation ranking equally with the Exchangeable Shares with respect to the payment of dividends or on any liquidation distribution;

          (d) issue any Exchangeable Shares or any other shares of the Corporation ranking equally with, or superior to, the Exchangeable Shares other than by way of stock dividends (including rights to acquire Exchangeable Shares) to the holders of such Exchangeable Shares or distributions of securities as contemplated by the Support Agreement; or

          (e) amend the articles or by-laws of the Corporation.

The restrictions in Subsections 4.1(a), 4.1(b), and 4.1(c) above shall not apply if all dividends on the outstanding Exchangeable Shares corresponding to dividends declared to date on the US Co Common Stock shall have been declared on the Exchangeable Shares and paid in full.

                                   ARTICLE V

                          DISTRIBUTION ON LIQUIDATION

     5.1 In the event of the liquidation, dissolution or winding-up of the Corporation or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, a holder of Exchangeable Shares shall be entitled, subject to applicable law, to receive from the assets of the Corporation in respect of each Exchangeable Share held by such holder on the effective date (the "Liquidation Date") of such liquidation, dissolution or winding-up, before any distribution of any part of the assets of the Corporation to the holders of the Common Voting Shares or any other shares ranking junior to the Exchangeable Shares, an amount equal to the Exchangeable Share Price applicable on the last Business Day prior to the Liquidation Date (the "Liquidation Amount"). In connection with payment of the Liquidation Amount, the Corporation shall be entitled to liquidate some of the US Co Common Stock that would otherwise be deliverable to the particular holder of Exchangeable Shares in order to fund any statutory withholding tax obligation.

     5.2 On or promptly after the Liquidation Date, and subject to the exercise by US Co of the Liquidation Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares the Liquidation Amount for each such Exchangeable Share upon presentation and surrender of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under applicable law and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of the Exchangeable Shares. Payment of the total Liquidation Amount for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or by holding for pick up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, on behalf of the Corporation of the Exchangeable Share Consideration representing the total Liquidation Amount. On and after the Liquidation

Date, the holders of the Exchangeable Shares shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Liquidation Amount, unless payment of the total Liquidation Amount for such Exchangeable Shares shall not be made upon presentation and surrender of share certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Liquidation Amount has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time on or after the Liquidation Date to deposit or cause to be deposited the Exchangeable Share Consideration in respect of the Exchangeable Shares represented by certificates that have not at the Liquidation Date been surrendered by the holders thereof in a custodial account or for safe keeping, in the case of non-cash items, with any chartered bank or trust company in Canada. Upon such deposit being made, the rights of the holders of Exchangeable Shares after such deposit shall be limited to receiving their proportionate part of the total Liquidation Amount for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of such Exchangeable Share Consideration, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be the holders of the US Co Common Stock delivered to them.

     5.3 After the Corporation has satisfied its obligations to pay the holders of the Exchangeable Shares the Liquidation Amount per Exchangeable Share pursuant to Section 5.1 of these share provisions, such holders shall not be entitled to share in any further distribution of the assets of the Corporation.

                                   ARTICLE VI

                  RETRACTION OF EXCHANGEABLE SHARES BY HOLDER

     6.1 A holder of Exchangeable Shares shall be entitled at any time, subject to the exercise by US Co of the Retraction Call Right and otherwise upon compliance with the provisions of this Article 6, to require the Corporation to redeem any or all of the Exchangeable Shares registered in the name of such holder for an amount equal to the Exchangeable Share Price applicable on the last Business Day prior to the Retraction Date (the "Retraction Price"). In connection with payment of the Retraction Price, the Corporation shall be entitled to liquidate some of the US Co Common Stock that would otherwise be deliverable to the particular holder of Exchangeable Shares in order to fund any statutory withholding tax obligation. To effect such redemption, the holder shall present and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares the certificate or certificates representing the Exchangeable Shares which the holder desires to have the Corporation redeem, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under applicable law and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require, and together with a duly executed statement (the "Retraction Request") in the form of Exhibit A hereto or in such other form as may be acceptable to the Corporation:

          (i) specifying that the holder desires to have all or any number specified therein of the Exchangeable Shares represented by such certificate or certificates (the "Retracted Shares") redeemed by the Corporation;

          (ii) stating the Business Day on which the holder desires to have the Corporation redeem the Retracted Shares (the "Retraction Date"), provided that the Retraction Date shall be not less than three Business Days nor more than 10 Business Days after the date on which the Retraction Request is received by the Corporation and further provided that, in the event that no such Business Day is specified by the holder in the Retraction Request, the Retraction Date shall be deemed to be the tenth Business Day after the date on which the Retraction Request is received by the Corporation; and

          (iii) acknowledging the overriding right (the "Retraction Call Right") of US Co to purchase all but not less than all the Retracted Shares directly from the holder and that the Retraction Request shall be deemed to be a revocable offer by the holder to sell the Retracted Shares to US Co in accordance with the Retraction Call Right on the terms and conditions set out in Section 6.3 below.

     6.2 Subject to the exercise by US Co of the Retraction Call Right, upon receipt by the Corporation or the Transfer Agent in the manner specified in
Section 6.1 hereof of a certificate or certificates representing the number of Exchangeable Shares which the holder desires to have the Corporation redeem, together with a Retraction Request, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Corporation shall redeem the Retracted Shares effective at the close of business on the Retraction Date and shall cause to be delivered to such holder the total Retraction Price with respect to such shares. If only a part of the Exchangeable Shares represented by any certificate are redeemed (or purchased by US Co pursuant to the Retraction Call Right), a new certificate for the balance of such Exchangeable Shares shall be issued to the holder at the expense of the Corporation.

     6.3 Upon receipt by the Corporation of a Retraction Request, the Corporation shall immediately notify US Co thereof. In order to exercise the Retraction Call Right, US Co must notify the Corporation in writing of its determination to do so (the "US Co Call Notice") within two Business Days of notification to US Co by the Corporation of the receipt by the Corporation of the Retraction Request. If US Co does not so notify the Corporation within such two Business Day period, the Corporation will notify the holder as soon as possible thereafter that US Co will not exercise the Retraction Call Right. If US Co delivers the US Co Call Notice within such two Business Day time period, and provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Retraction Request shall thereupon be considered only to be an offer by the holder to sell the Retracted Shares to US Co in accordance with the Retraction Call Right. In such event, the Corporation shall not redeem the Retracted Shares and US Co shall purchase from such holder and such holder shall sell to US Co on the Retraction Date the Retracted Shares for a purchase price (the "Purchase Price") per share equal to the Retraction Price per share. For the purposes of completing a purchase pursuant to the Retraction Call Right, US Co shall deposit with the Transfer Agent, on or before the Retraction Date the Exchangeable Share Consideration representing the total Purchase Price. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by the Corporation of such Retracted Shares shall take place on the Retraction Date. In the event that US Co does not deliver a US Co Call Notice within such two Business Day period or otherwise comply with these Exchangeable Share provisions in respect thereto, and provided that Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the Corporation shall redeem the Retracted Shares on the Retraction Date and in the manner otherwise contemplated in this Article 6.

     6.4 The Corporation or US Co, as the case may be, shall deliver or cause the Transfer Agent to deliver to the relevant holder, at the address of the holder recorded in the securities register of the Corporation for the Exchangeable Shares or at the address specified in the holder's Retraction Request or by holding for pick up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation by notice to the holders of Exchangeable Shares, the Exchangeable Share Consideration representing the total Retraction Price or the total Purchase Price, as the case may be, and such delivery of such Exchangeable Share Consideration to the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total Retraction Price or total Purchase Price, as the case may be, unless any cheque included therein is not paid on due presentation.

     6.5 On and after the close of business on the Retraction Date, the holder of the Retracted Shares shall cease to be a holder of such Retracted Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total Retraction Price or total Purchase Price, as the case may be, unless upon presentation and surrender of certificates in accordance with the foregoing provisions, payment of the total Retraction Price or the total Purchase Price, as the case may be, shall not be made, in which case the rights of such holder shall remain unaffected until the total Retraction Price or the total Purchase Price, as the case may be, has been paid in the manner hereinbefore provided. On and after the close of business on the Retraction Date, provided that presentation and surrender of certificates and payment of the total Retraction Price or the total Purchase Price, as the case may be, has been made in accordance with the foregoing provisions, the holder of the Retracted Shares so redeemed by the Corporation or purchased by US Co shall thereafter be considered and deemed for all purposes to be a holder of the US Co Common Stock delivered to it.

     6.6 Notwithstanding any other provision of this Article 6, the Corporation shall not be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent that such redemption of Retracted Shares would be contrary to liquidity or solvency requirements or other provisions of applicable law. If the Corporation believes that on any Retraction Date it would not be permitted by any of such provisions to redeem the Retracted Shares tendered for redemption on such date, and provided that US Co shall not have exercised the Retraction Call Right with respect to the Retracted Shares, the Corporation shall only be obligated to redeem Retracted Shares specified by a holder in a Retraction Request to the extent of the maximum number that may be so redeemed (rounded down to a whole number of shares) as would not be contrary to such provisions and shall notify the holder at least two Business Days prior to the Retraction Date as to the number of Retracted Shares which will not be redeemed by the Corporation. In any case in which the redemption by the Corporation of Retracted Shares would be contrary to liquidity or solvency requirements or other provisions of applicable law, the Corporation shall redeem Retracted Shares in accordance with Section 6.2 of these share provisions on a PRO RATA basis and shall issue to each holder of Retracted Shares a new certificate, at the expense of the Corporation, representing the Retracted Shares not redeemed by the Corporation pursuant to Section 6.2 hereof. Provided that the Retraction Request is not revoked by the holder in the manner specified in Section 6.7, the holder of any such Retracted Shares not redeemed by the Corporation pursuant to Section 6.2 of these share provisions as a result of liquidity or solvency requirements of applicable law shall be deemed by giving the Retraction Request to require US Co to purchase such Retracted Shares from such holder on the Retraction Date or as soon as practicable thereafter on payment by US Co to such holder of the Purchase Price for each such Retracted Share, all as more specifically provided in the Voting and Exchange Trust Agreement, and US Co shall make such purchase.

     6.7 A holder of Retracted Shares may, by notice in writing given by the holder to the Corporation before the close of business on the Business Day immediately preceding the Retraction Date, withdraw its Retraction Request in which event such Retraction Request shall be null and void and, for greater certainty, the revocable offer constituted by the Retraction Request to sell the Retracted Shares to US Co shall be deemed to have been revoked.

                                  ARTICLE VII

              REDEMPTION OF EXCHANGEABLE SHARES BY THE CORPORATION

     7.1 Subject to applicable law and the Redemption Call Right, the Corporation shall on the Automatic Redemption Date redeem the whole of the then outstanding Exchangeable Shares for an amount equal to the Exchangeable Share Price applicable on the last Business Day prior to the Automatic Redemption Date (the "Redemption Price"). In connection with payment of the Redemption Price, the Corporation shall be entitled to liquidate some of the US Co Common Stock that would otherwise be deliverable to the particular holder of Exchangeable Shares in order to fund any statutory withholding tax obligation.

     7.2 In any case of a redemption of Exchangeable Shares under this Article 7, the Corporation shall, at least 120 days before the Automatic Redemption Date, send or cause to be sent to each holder of Exchangeable Shares a notice in writing of the redemption by the Corporation or the purchase by US Co under the Redemption Call Right, as the case may be, of the Exchangeable Shares held by such holder. Such notice shall set out the formula for determining the Redemption Price or the Redemption Call Purchase Price, as the case may be, the Automatic Redemption Date and, if applicable, particulars of the Redemption Call Right.

     7.3 On or after the Automatic Redemption Date and subject to the exercise by US Co of the Redemption Call Right, the Corporation shall cause to be delivered to the holders of the Exchangeable Shares to be redeemed the Redemption Price for each such Exchangeable Share upon presentation and surrender at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice of the certificates representing such Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under applicable law and the by-laws of the Corporation and such additional documents and instruments as the Transfer Agent may reasonably require. Payment of the total Redemption Price for such Exchangeable Shares shall be made by delivery to each holder, at the address of the holder recorded in the securities register of the Corporation or by holding for pick up by the holder at the registered office of the Corporation or at any office of the Transfer Agent as may be specified by the Corporation in such notice, on behalf of the Corporation of the Exchangeable Share Consideration representing the total Redemption Price. On and after the Automatic Redemption Date, the holders of the Exchangeable Shares called for redemption shall cease to be holders of such Exchangeable Shares and shall not be entitled to exercise any of the rights of holders in respect thereof, other than the right to receive their proportionate part of the total Redemption Price, unless payment of the total Redemption Price for such Exchangeable Shares shall not be made upon presentation and surrender of certificates in accordance with the foregoing provisions, in which case the rights of the holders shall remain unaffected until the total Redemption Price has been paid in the manner hereinbefore provided. The Corporation shall have the right at any time after the sending of notice of its intention to redeem the Exchangeable Shares as aforesaid to deposit or cause to be deposited the Exchangeable Share Consideration with respect to the Exchangeable Shares so called for redemption, or of such of the said Exchangeable Shares represented by certificates that have not at the date of such deposit been surrendered by the holders thereof in connection with such redemption, in a custodial account or for safe keeping, in the case of non-cash items, with any chartered bank or trust company in Canada named in such notice. Upon the later of such deposit being made and the Automatic Redemption Date, the Exchangeable Shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof after such deposit or Automatic Redemption Date, as the case may be, shall be limited to receiving their proportionate part of the total Redemption Price for such Exchangeable Shares so deposited, against presentation and surrender of the said certificates held by them, respectively, in accordance with the foregoing provisions. Upon such payment or deposit of such Exchangeable Share Consideration, the holders of the Exchangeable Shares shall thereafter be considered and deemed for all purposes to be holders of the US Co Common Stock delivered to them.

                                  ARTICLE VIII

                                 VOTING RIGHTS

     8.1 Except as required by applicable law and the provisions hereof, the holders of the Exchangeable Shares shall not be entitled as such to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting.

                                   ARTICLE IX

                             AMENDMENT AND APPROVAL

     9.1 The rights, privileges, restrictions and conditions attaching to the Exchangeable Shares may be added to, changed or removed but, except as hereinafter provided, only with the approval of the holders of the Exchangeable Shares given as hereinafter specified.

     9.2 Any approval given by the holders of the Exchangeable Shares to add to, change or remove any right, privilege, restriction or condition attaching to the Exchangeable Shares or any other matter requiring the approval or consent of the holders of the Exchangeable Shares shall be deemed to have been sufficiently given if it shall have been given in accordance with applicable law subject to a minimum requirement that such approval be evidenced by resolution passed by not less than two-thirds of the votes cast on such resolution by persons represented in person or by proxy at a meeting of holders of Exchangeable Shares duly called and held at which the holders of at least 50% (excluding Exchangeable Shares beneficially owned by US Co or its Subsidiaries) of the outstanding Exchangeable Shares at that time are present or represented by proxy. If at any such meeting the holders of at least 50% (excluding Exchangeable Shares beneficially owned by US Co or its Subsidiaries) of the outstanding Exchangeable Shares at that time are not present or represented by proxy within one-half hour after the time appointed for such meeting then the meeting shall be adjourned to such date not less than 10 days thereafter and to such time and place as may be designated by the Chairman of such meeting. At such adjourned meeting the holders of Exchangeable Shares present or represented by proxy thereat may transact the business for which the meeting was originally called and a resolution passed thereat by the affirmative vote of not less than two-thirds of the votes cast on such resolution by holders of Exchangeable Shares represented in person or by proxy at such meeting shall constitute the approval or consent of the holders of the Exchangeable Shares.

                                   ARTICLE X

           RECIPROCAL CHANGES, ETC. IN RESPECT OF US CO COMMON STOCK

     10.1 (a) Each holder of an Exchangeable Share acknowledges that the Support Agreement provides, in part, that US Co will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of these share provisions:

          (i) issue or distribute US Co Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire US Co Common Stock) to the holders of all or substantially all of the then outstanding US Co Common Stock by way of stock dividend or other distribution; or

          (ii) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding US Co Common Stock entitling them to subscribe for or to purchase shares of US Co Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of US Co Common Stock); or

          (iii) issue or distribute to the holders of all or substantially all of the then outstanding shares of US Co Common Stock (A) shares or securities of US Co of any class other than US Co Common Stock (other than shares convertible into or exchangeable for or carrying rights to acquire US Co Common Stock), (B) rights, options or warrants other than those referred to in Section 10.1(a)(ii) above, (C) evidences of indebtedness of US Co or (D) assets of US Co;

     unless the Corporation is permitted under applicable law to issue or distribute the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets to holders of the Exchangeable Shares and the Corporation shall issue or distribute the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets simultaneously to holders of the Exchangeable Shares.

     (b) Each holder of an Exchangeable Share acknowledges that the Support Agreement further provides, in part, that US Co will not without the prior approval of the Corporation and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of these share provisions:

          (i) subdivide, redivide or change the then outstanding shares of US Co Common Stock into a greater number of shares of US Co Common Stock; or

          (ii) reduce, combine or consolidate or change the then outstanding shares of US Co Common Stock into a lesser number of shares of US Co Common Stock; or

          (iii) reclassify or otherwise change the shares of US Co Common Stock or effect an amalgamation, merger, reorganization or other transaction affecting the shares of US Co Common Stock;

     unless the Corporation is permitted under applicable law to simultaneously make the same or an equivalent change to, or in the rights of holders of, the Exchangeable Shares and the same or an equivalent change is made to, or in the rights of the holders of, the Exchangeable Shares.

The Support Agreement further provides, in part, that the aforesaid provisions of the Support Agreement shall not be changed without the approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of these share provisions.

                                   ARTICLE XI

               ACTIONS BY THE CORPORATION UNDER SUPPORT AGREEMENT

     11.1 The Corporation will take all such actions and do all such things as shall be necessary or advisable to perform and comply with and to ensure performance and compliance by US Co with all provisions of the Support Agreement and the Voting Trust and Exchange Agreement in accordance with the terms thereof including, without limitation, taking all such actions and doing all such things as shall be necessary or advisable to enforce to the fullest extent possible for the direct benefit of the Corporation all rights and benefits in favour of the Corporation under or pursuant thereto.

     11.2 The Corporation shall not propose, agree to or otherwise give effect to any amendment to, or waiver or forgiveness of its rights or obligations under, the Support Agreement or the Voting Trust and Exchange Agreement or without the approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of these share provisions other than such amendments, waivers and/or forgiveness as may be necessary or advisable for the purposes of:

          (a) adding to the covenants of the other party or parties to such agreement for the protection of the Corporation or the holders of Exchangeable Shares; or

          (b) making such provisions or modifications not inconsistent with such agreement as may be necessary or desirable with respect to matters or questions arising thereunder which, in the opinion of the Board of Directors, it may be expedient to make, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such provisions and modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

          (c) making such changes in or corrections to such agreement which, on the advice of counsel to the Corporation, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error contained therein, provided that the Board of Directors shall be of the opinion, after consultation with counsel, that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

                                  ARTICLE XII

                                     LEGEND

     12.1 The certificates evidencing the Exchangeable Shares shall contain or have affixed thereto a legend, in form and on terms approved by the Board of Directors, with respect to the Support Agreement, the provisions of the Plan of Arrangement relating to the Liquidation Call Right and the Redemption Call Right, and the Voting and Exchange Trust Agreement (including the provisions with respect to the voting rights, exchange right and automatic exchange thereunder).

                                  ARTICLE XIII

                                 MISCELLANEOUS

     13.1 Any notice, request or other communication to be given to the Corporation by a holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by telecopy or by delivery to the registered office of the Corporation and addressed to the attention of the President. Any such notice, request or other communication, if given by mail, telecopy or delivery, shall only be deemed to have been given and received upon actual receipt thereof by the Corporation.

     13.2 Any presentation and surrender by a holder of Exchangeable Shares to the Corporation or the Transfer Agent of certificates representing Exchangeable Shares in connection with the liquidation, dissolution or winding-up of the Corporation or the retraction or redemption of Exchangeable Shares shall be made by registered mail (postage prepaid) or by delivery to the registered office of the Corporation or to such office of the Transfer Agent as may be specified by the Corporation, in each case addressed to the attention of the President of the Corporation. Any such presentation and surrender of certificates shall only be deemed to have been made and to be effective upon actual receipt thereof by the Corporation or the Transfer Agent, as the case may be. Any such presentation and surrender of certificates made by registered mail shall be at the sole risk of the holder mailing the same.

     13.3 Any notice, request or other communication to be given to a holder of Exchangeable Shares by or on behalf of the Corporation shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by delivery to the address of the holder recorded in the securities register of the Corporation or, in the event of the address of any such holder not being so recorded, then at the last known address of such holder. Any such notice, request or other communication, if given by mail, shall be deemed to have been given and received on the fifth Business Day following the date of mailing and, if given by delivery, shall be deemed to have been given and received on the date of delivery. Accidental failure or omission to give any notice, request or other communication to one or more holders of Exchangeable Shares shall not invalidate or otherwise alter or affect any action or proceeding to be taken by the Corporation pursuant thereto.

     13.4 All Exchangeable Shares acquired by the Corporation upon the redemption or retraction thereof shall be canceled.

                                                                       EXHIBIT A

                              NOTICE OF RETRACTION

To the Corporation and Pioneer Natural Resources Company

     This notice is given pursuant to Article 6 of the provisions (the "Share Provisions") attaching to the share(s) represented by this certificate and all capitalized words and expressions used in this notice which are defined in the Share Provisions have the meanings attributed to such words and expressions in such Share Provisions.

     The undersigned hereby notifies the Corporation that, subject to the Retraction Call Right referred to below, the undersigned desires to have the Corporation redeem in accordance with Article 6 of the Share Provisions:

        [ ]  all share(s) represented by this certificate; or

        [ ]                 share(s) only.

     The undersigned hereby notifies the Corporation that the Retraction Date
shall be           .

NOTE: The Retraction Date must be a Business Day and must not be less than three
      Business Days nor more than 10 Business Days after the date upon which this notice is received by the Corporation. In the event that no such Business Day is specified above, the Retraction Date shall be deemed to be the tenth Business Day after the date on which this notice is received by the Corporation.

     The undersigned acknowledges the Retraction Call Right of Pioneer Natural Resources Company to purchase all but not less than all the Retracted Shares from the undersigned and that this notice shall be deemed to be a revocable offer by the undersigned to sell the Retracted Shares to Pioneer Natural Resources Company in accordance with the Retraction Call Right on the Retraction Date for the Retraction Price and on the other terms and conditions set out in
Section 6.3 of the Share Provisions. If Pioneer Natural Resources Company determines not to exercise the Retraction Call Right, the Corporation will notify the undersigned of such fact as soon as possible. This notice of retraction, and offer to sell the Retracted Shares to Pioneer Natural Resources Company may be revoked and withdrawn by the undersigned by notice in writing given to the Corporation at any time before the close of business on the Business Day immediately preceding the Retraction Date.

     The undersigned acknowledges that if, as a result of liquidity or solvency provisions of applicable law, the Corporation is unable to redeem all Retracted Shares, the undersigned will be deemed to have exercised the Exchange Right (as defined in the Voting and Exchange Trust Agreement) so as to require Pioneer Natural Resources Company to purchase the unredeemed Retracted Shares.

     The undersigned hereby represents and warrants to the Corporation and Pioneer Natural Resources Company that the undersigned has good title to, and owns, the share(s) represented by this certificate to be acquired by the Corporation or Pioneer Natural Resources Company as the case may be, free and clear of all liens, claims and encumbrances.

---------------------------   ---------------------------------------  -----------------------------------
           (Date)                   (Signature of Shareholder)              (Guarantee of Signature)

[ ] Please check box if the legal or beneficial owner of the Retracted Shares is a non-resident of Canada.

[ ] Please check box if the securities and any cheque(s) or other non-cash assets resulting from the retraction or purchase of the Retracted Shares are to be held for pick-up by the shareholder at the principal transfer office of Montreal Trust Company of Canada (the "Transfer Agent") in Calgary, Alberta, failing which the securities and any cheque(s) or other non-cash assets will be delivered to the last address of the shareholder as it appears on the register by such means as the Corporation deems appropriate.

NOTE: This panel must be completed and this certificate, together with such additional documents as the Transfer Agent may require, must be deposited with the Transfer Agent at its principal transfer office in Calgary, Alberta. The securities and any cheque(s) or other non-cash assets resulting from the retraction or purchase of the Retracted Shares will be issued and registered in, and made payable to, or transferred into, respectively, the name of the shareholder as it appears on the register of the Corporation and the securities, cheque(s) and other non-cash assets resulting from such retraction or purchase will be delivered to such shareholder as indicated above, unless the form appearing immediately below is duly completed.

--------------------------------------------------------  Date ------------------------------------------------
Name of Person in Whose Name Securities or Cheque(s)
or Other Non-cash Assets Are To Be Registered, Issued
or Delivered (please print)

--------------------------------------------------------  -----------------------------------------------------
Street Address or P.O. Box                                Signature of Shareholder

--------------------------------------------------------  -----------------------------------------------------
City -- Province                                          Signature Guaranteed by

NOTE: If the notice of retraction is for less than all of the share(s) represented by this certificate, a certificate representing the remaining shares of the Corporation will be issued and registered in the name of the shareholder as it appears on the register of the Corporation, unless the Share Transfer Power on the share certificate is duly completed in respect of such shares.

                                    ANNEX G

                   SPECIAL PREFERRED VOTING STOCK PROVISIONS

         TERMS AND CONDITIONS OF PIONEER SPECIAL PREFERRED VOTING STOCK

     Section .1 Special Preferred Voting Stock Designated. A series of Preferred Stock, consisting of one share of such stock, is hereby designated as "Special Preferred Voting Stock." The outstanding share of Special Preferred Voting Stock shall be entitled at any relevant date to the number of votes (including for purposes of determining the presence of a quorum) determined in accordance with the terms and conditions of the "Exchangeable Shares" and the "Plan of Arrangement" (as such terms are defined in that certain "Combination Agreement" dated as of September 3, 1997, by and between the Corporation and Chauvco Resources Ltd. ("Chauvco")) on all matters presented to the holders of Common Stock of the Corporation, with the Special Preferred Voting Stock and Common Stock voting together as a single class. The Special Preferred Voting Stock shall have no other voting rights except as required by law. No dividend shall be paid to the holder of Special Preferred Voting Stock. The share of Special Preferred Voting Stock shall be entitled to $1.00 on liquidation of the Corporation in preference to any shares of Common Stock of the Corporation, but only after the liquidation preference of any other shares of Preferred Stock of the Corporation has been paid in full. The Special Preferred Voting Stock is not convertible into any other class or series of the capital stock of the Corporation or into cash, property or other rights, and may not be redeemed, except pursuant to the last sentence of this Section .1. The share of Special Preferred Voting Stock purchased or otherwise acquired by the Corporation shall be deemed retired and shall be canceled and may not thereafter be reissued or otherwise disposed of by the Corporation. So long as any Exchangeable Shares shall be outstanding, the number of shares comprising the Special Preferred Voting Stock shall not be increased or decreased and no other term of the Special Preferred Voting Stock shall be amended, except upon the approval of the holder of the outstanding share of Special Preferred Voting Stock. At such time as no Exchangeable Shares shall be outstanding, the Special Preferred Voting Stock shall automatically be redeemed, with the $1.00 liquidation preference due and payable upon such redemption.

     Section .2 Restriction. So long as the share of Special Voting Stock is outstanding, the Corporation shall (i) fully comply with all terms of the Exchangeable Shares and with all contractual obligations of the Corporation associated with such Exchangeable Shares and (ii) not amend, alter, change or repeal this Section .2 except upon the unanimous approval of the holder of the outstanding share of Special Voting Stock.

                                    ANNEX H

                           FORM OF SUPPORT AGREEMENT

                               SUPPORT AGREEMENT

     MEMORANDUM OF AGREEMENT made as of the   day of      , 1997,
BETWEEN:

       PIONEER NATURAL RESOURCES COMPANY, a corporation incorporated under the laws of the State of Delaware and having its head and principal office at Irving, Texas (hereinafter referred to as "US Co")

                                                              OF THE FIRST PART,

                                     -and -

       PIONEER NATURAL RESOURCES (CANADA) LTD., a corporation continued under the laws of the Province of Alberta and having its head and principal office at Calgary, Alberta (hereinafter referred to as "US Co Sub")

                                                             OF THE SECOND PART.

     WHEREAS pursuant to a combination agreement dated as of September 3, 1997, by and between US Co and Chauvco Resources Ltd. ("Chauvco") (such agreement as it may be amended or restated is hereinafter referred to as the "Combination Agreement"), the parties agreed that on the Effective Date (as defined in the Combination Agreement), US Co and US Co Sub would execute and deliver a Support Agreement containing the terms and conditions set forth in Exhibit B to the Combination Agreement together with such other terms and conditions as may be agreed to by the parties to the Combination Agreement acting reasonably;

     AND WHEREAS pursuant to an arrangement (the "Arrangement") effected by
Articles of Arrangement dated           , 1997 filed pursuant to the Business
Corporations Act (Alberta) certain of the issued and outstanding common shares of Chauvco ("Chauvco Common Shares") were exchanged for, among other things, issued and outstanding Exchangeable Shares of US Co Sub (the "Exchangeable Shares");

     AND WHEREAS the Articles of US Co Sub set forth the rights, privileges, restrictions and conditions (collectively, the "Exchangeable Share Provisions") attaching to the Exchangeable Shares;

     AND WHEREAS the parties hereto desire to make appropriate provision and to establish a procedure whereby US Co will take certain actions and make certain payments and deliveries necessary to ensure that US Co Sub will be able to make certain payments and to deliver or cause to be delivered shares of US Co Common Stock in satisfaction of the obligations of US Co Sub under the Exchangeable Share Provisions with respect to the payment and satisfaction of dividends, Liquidation Amounts, Retraction Prices and Redemption Prices, all in accordance with the Exchangeable Share Provisions;

     NOW THEREFORE in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

1. DEFINITIONS AND INTERPRETATION

     (a) Defined Terms. Each term denoted herein by initial capital letters and not otherwise defined herein shall have the meaning attributed thereto in the Exchangeable Share Provisions, unless the context requires otherwise.

     (b) Interpretation Not Affected by Headings, etc. The division of this Agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

     (c) Number, Gender, etc. Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

     (d) Date for any Action. If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

2. COVENANTS OF US CO AND US CO SUB

     (a) Covenants of US Co Regarding Exchangeable Shares. So long as any Exchangeable Shares are outstanding, US Co will:

          (i) not declare or pay any dividend on US Co Common Stock unless (A) US Co Sub will have sufficient assets, funds and other property available to enable the due declaration and the due and punctual payment in accordance with applicable law of an equivalent dividend on the Exchangeable Shares and (B) US Co Sub shall simultaneously declare or pay, as the case may be, an equivalent dividend on the Exchangeable Shares, in each case in accordance with the Exchangeable Share Provisions;

          (ii) advise US Co Sub sufficiently in advance of the declaration by US Co of any dividend on US Co Common Stock and take all such other actions as are necessary, in cooperation with US Co Sub, to ensure that the respective declaration date, record date and payment date for a dividend on the Exchangeable Shares shall be the same as the record date, declaration date and payment date for the corresponding dividend on US Co Common Stock and such dividend on the Exchangeable Shares shall correspond with any requirement of the principal stock exchange on which the Exchangeable Shares are listed;

          (iii) ensure that the record date for any dividend declared on US Co Common Stock is not less than 10 calendar days after the declaration date for such dividend;

          (iv) take all such actions and do all such things as are necessary or desirable to enable and permit US Co Sub, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Liquidation Amount in respect of each issued and outstanding Exchangeable Share upon the liquidation, dissolution or winding-up of US Co Sub, including without limitation all such actions and all such things as are necessary or desirable to enable and permit US Co Sub to cause to be delivered shares of US Co Common Stock to the holders of Exchangeable Shares in accordance with the provisions of Article 5 of the Exchangeable Share Provisions;

          (v) take all such actions and do all such things as are necessary or desirable to enable and permit US Co Sub, in accordance with applicable law, to pay and otherwise perform its obligations with respect to the satisfaction of the Retraction Price and the Redemption Price, including without limitation all such actions and all such things as are necessary or desirable to enable and permit US Co Sub to cause to be delivered shares of US Co Common Stock to the holders of Exchangeable Shares, upon the retraction or redemption of the Exchangeable Shares in accordance with the provisions of Article 6 or Article 7 of the Exchangeable Share Provisions, as the case may be; and

          (vi) not exercise its vote as a direct or indirect shareholder to initiate the voluntary liquidation, dissolution or winding-up of US Co Sub nor take any action or omit to take any action that is designed to result in the liquidation, dissolution or winding-up of US Co Sub.

     (b) Segregation of Funds. US Co will cause US Co Sub to deposit a sufficient amount of funds in a separate account and segregate a sufficient amount of such assets and other property as is necessary to enable US Co Sub to pay or otherwise satisfy the applicable dividends, Liquidation Amount, Retraction Price or Redemption Price, in each case for the benefit of holders from time to time of the Exchangeable Shares, and to use such funds, assets and other property so segregated exclusively for the payment of dividends and the payment or other satisfaction of the Liquidation Amount, the Retraction Price or the Redemption Price, as applicable, net of any corresponding withholding tax obligations and for the remittance of such withholding tax obligations.

     (c) Reservation of Shares of US Co Common Stock. US Co hereby represents, warrants and covenants that it has irrevocably reserved for issuance and will at all times keep available, free from preemptive and other rights, out of its authorized and unissued capital stock such number of shares of US Co Common Stock (or other shares or securities into which US Co Common Stock may be reclassified or changed as contemplated by section 2(g) hereof) (i) as is equal to the sum of (A) the number of Exchangeable Shares issued and outstanding from time to time and (B) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time and (ii) as are now and may hereafter be required to enable and permit US Co Sub to meet its obligations hereunder, under the Voting and Exchange Trust Agreement, under the Exchangeable Share Provisions and under any other security or commitment pursuant to the Arrangement with respect to which US Co may now or hereafter be required to issue shares of US Co Common Stock.

     (d) Notification of Certain Events. In order to assist US Co to comply with its obligations hereunder, US Co Sub will give US Co notice of each of the following events at the time set forth below:

          (i) in the event of any determination by the Board of Directors of US Co Sub to institute voluntary liquidation, dissolution or winding-up proceedings with respect to US Co Sub or to effect any other distribution of the assets of US Co Sub among its shareholders for the purpose of winding-up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution;

          (ii) immediately, upon the earlier of (A) receipt by US Co Sub of notice of, and (B) US Co Sub otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of US Co Sub or to effect any other distribution of the assets of US Co Sub among its shareholders for the purpose of winding-up its affairs;

          (iii) Immediately, upon receipt by US Co Sub of a Retraction Request (as defined in the Exchangeable Share Provisions);

          (iv) at least 130 days prior to any accelerated Automatic Redemption Date determined by the Board of Directors of US Co Sub in accordance with the Exchangeable Share Provisions; and

          (v) as soon as practicable upon the issuance by US Co Sub of any Exchangeable Shares or rights to acquire Exchangeable Shares.

     (e) Delivery of Shares of US Co Common Stock. In furtherance of its obligations hereunder, upon notice of any event which requires US Co Sub to cause to be delivered shares of US Co Common Stock to any holder of Exchangeable Shares, US Co shall forthwith issue and deliver the requisite shares of US Co Common Stock to or to the order of the former holder of the surrendered Exchangeable Shares, as US Co Sub shall direct. All such shares of US Co Common Stock shall be duly issued as fully paid and non-assessable and shall be free and clear of any lien, claim, encumbrance, security interest or adverse claim.

     (f) Qualification of Shares of US Co Common Stock. US Co covenants that if any shares of US Co Common Stock (or other shares or securities into which US Co Common Stock may be reclassified or changed as contemplated by section 2(g) hereof) to be issued and delivered hereunder, including for greater certainty, pursuant to the Exchangeable Share Provisions, or pursuant to the Exchange Right or the Automatic Exchange Rights (both as defined in the Voting and Exchange Trust Agreement) require registration or qualification with or approval of or the filing of any document including any prospectus or similar document or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial or state law or regulation or pursuant to the rules and regulations of any regulatory authority or the fulfillment of any other legal requirement (collectively, the "Applicable Laws") before such shares (or other shares or securities into which US Co Common Stock may be reclassified or changed as contemplated by section 2(g) hereof) may be issued and delivered by US Co to the initial holder thereof (other than US Co Sub) or in order that such shares may be freely traded thereafter (other than any restrictions on transfer by reason of a holder being a "control person" of US Co for purposes of Canadian federal or provincial securities law or an "affiliate" of US Co or, prior to the Effective Date, of Chauvco for purposes of United States federal or state securities law), US Co will in good faith expeditiously take all such actions and do all such things as are necessary to cause such shares of US Co Common Stock (or other shares or securities into which US Co Common Stock may be reclassified or changed as contemplated by section 2(g) hereof) to be and remain duly registered, qualified or approved. US Co represents and warrants that it has in good faith taken all actions and done all things as are necessary under Applicable Laws as they exist on the date hereof to cause the shares of US Co Common Stock (or other shares or securities into which US Co Common Stock may be reclassified or changed as contemplated by section 2(g) hereof) to be issued and delivered hereunder, including for greater certainty, pursuant to the Exchangeable Share Provisions, or pursuant to the Exchange Right and the Automatic Exchange Right to be freely tradeable thereafter (other than restrictions on transfer by reason of a holder being a "control person" of US Co for the purposes of Canadian federal and provincial securities law or an "affiliate" of US Co or, prior to the Effective Date, of Chauvco for the purposes of United States federal or state securities law). US Co will in good faith expeditiously take all such actions and do all such things as are necessary to cause all shares of US Co Common Stock (or other shares or other securities into which US Co Common Stock may be reclassified or changed as contemplated by section 2(g) hereof) to be delivered hereunder, including for greater certainty, pursuant to the Exchangeable Share Provisions, or pursuant to the Exchange Right or the Automatic Exchange Rights to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which such shares are listed, quoted or posted for trading at such time. US Co will in good faith expeditiously take all such action and do all such things as are necessary to cause all Exchangeable Shares to be and to continue to be listed and posted for trading on The Toronto Stock Exchange.

     (g) Equivalence.

          (i) US Co will not without the prior approval of US Co Sub and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of the Exchangeable Share Provisions:

             (A) issue or distribute shares of US Co Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of US Co Common Stock) to the holders of all or substantially all of the then outstanding US Co Common Stock by way of stock dividend or other distribution; or

             (B) issue or distribute rights, options or warrants to the holders of all or substantially all of the then outstanding shares of US Co Common Stock entitling them to subscribe for or to purchase shares of US Co Common Stock (or securities exchangeable for or convertible into or carrying rights to acquire shares of US Co Common Stock); or

             (C) issue or distribute to the holders of all or substantially all of the then outstanding shares of US Co Common Stock (I) shares or securities of US Co of any class other than US Co Common Stock (other than shares convertible into or exchangeable for or carrying rights to acquire shares of US Co Common Stock), (II) rights, options or warrants other than those referred to in subsection 2(g)(i)(B) above, (III) evidences of indebtedness of US Co or (IV) assets of US Co;

           unless

             (D) US Co Sub is permitted under applicable law to issue or distribute the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets to holders of the Exchangeable Shares; and

             (E) US Co Sub shall issue or distribute the economic equivalent on a per share basis of such rights, options, securities, shares, evidences of indebtedness or other assets simultaneously to holders of the Exchangeable Shares.

          (ii) US Co will not without the prior approval of US Co Sub and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of the Exchangeable Share Provisions:

             (A) subdivide, divide or change the then outstanding shares of US Co Common Stock into a greater number of shares of US Co Common Stock; or

             (B) reduce, combine or consolidate or change the then outstanding shares of US Co Common Stock into a lesser number of shares of US Co Common Stock; or

             (C) reclassify or otherwise change the shares of US Co Common Stock or effect an amalgamation, merger, reorganization or other transaction affecting the shares of US Co Common Stock;

        unless (I) US Co Sub is permitted under applicable law to simultaneously make the same or an equivalent change to, or in the rights of holders of, the Exchangeable Shares and (II) the same or an equivalent change is made to, or in the rights of the holders of, the Exchangeable Shares.

          (iii) US Co will ensure that the record date for any event referred to in section 2(g)(i) or 2(g)(ii) above, or (if no record date is applicable for such event) the effective date for any such event, is not less than 10 calendar days after the date on which such event is declared or announced by US Co (with simultaneous notice thereof to be given by US Co to US Co
     Sub).

     (h) Tender Offers, etc. In the event that a tender offer, share exchange offer, issuer bid, take-over bid or similar transaction with respect to US Co Common Stock (an "Offer") is proposed by US Co or is proposed to US Co or its shareholders and is recommended by the Board of Directors of US Co, or is otherwise effected or to be effected with the consent or approval of the Board of Directors of US Co, US Co shall take all such actions and do all such things as are necessary or desirable to enable and permit holders of Exchangeable Shares to participate in such Offer to the same extent and on an equivalent basis as the holders of shares of US Co Common Stock, without discrimination, including, without limiting the generality of the foregoing, US Co will use its good faith efforts expeditiously to (and shall, in the case of a transaction proposed by US Co or where US Co is a participant in the negotiation thereof) ensure that holders of Exchangeable Shares may participate in all such Offers without being required to retract Exchangeable Shares as against US Co Sub (or, if so required, to ensure that any such retraction shall be effective only upon, and shall be conditional upon, the closing of the Offer and only to the extent necessary to tender or deposit to the Offer).

     (i) Ownership of Outstanding Shares. Without the prior approval of US Co Sub and the prior approval of the holders of the Exchangeable Shares given in accordance with Section 9.2 of the Exchangeable Share Provisions, US Co covenants and agrees in favour of US Co Sub that, as long as any outstanding Exchangeable Shares are owned by any person or entity other than US Co or any of its Subsidiaries, US Co will be and remain the direct or indirect beneficial owner of all issued and outstanding shares in the capital of US Co Sub and all outstanding securities of US Co Sub carrying or otherwise entitled to voting rights in any circumstances, in each case other than the Exchangeable Shares.

     (j) US Co Not to Vote Exchangeable Shares. US Co covenants and agrees that it will appoint and cause to be appointed proxyholders with respect to all Exchangeable Shares held by US Co and its Subsidiaries for the sole purpose of attending each meeting of holders of Exchangeable Shares in order to be counted as part of the quorum for each such meeting. US Co further covenants and agrees that it will not, and will cause its Subsidiaries not to, exercise any voting rights which may be exercisable by holders of Exchangeable Shares from time to time pursuant to the Exchangeable Share Provisions or pursuant to the provisions of any corporate statute by which US Co Sub may be governed with respect to any Exchangeable Shares held by it or by its Subsidiaries in respect of any matter considered at any meeting of holders of Exchangeable Shares.

     (k) Due Performance. On and after the Effective Date, US Co shall duly and timely perform all of its obligations provided for in connection with the Plan of Arrangement including any obligations that may arise upon the exercise of US Co's rights under the Exchangeable Share Provisions.

     (l) Appointment to US Co Board. US Co shall cause James R. Baroffio to be appointed as a director of US Co on or prior to the date hereof as a Class II Director to serve until US Co's 1999 annual stockholders' meeting; Guy J. Turcotte to be nominated as a director of US Co for election at US Co's 1998 annual stockholders' meeting and Mr. Baroffio to be nominated for re-election at US Co's 1999 annual stockholders' meeting. US Co shall put forth Messrs. Turcotte and Baroffio for election to its board of directors as aforesaid and will cause to be solicited proxies for its stockholder's meetings in favour of the election of such individual.

3. GENERAL

     (a) Term. This Agreement shall come into force and be effective as of the date hereof and shall terminate and be of no further force and effect at such time as no Exchangeable Shares (or securities or rights convertible into or exchangeable for or carrying rights to acquire securities Exchangeable Shares) are held by any party other than US Co and any of its Subsidiaries.

     (b) Changes in Capital of US Co and US Co Sub. Notwithstanding the provisions of section 3(d) hereof, at all times after the occurrence of any event effected pursuant to section 2(g) or 2(h) hereof, as a result of which either US Co Common Stock or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which US Co Common Stock or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver an agreement in writing giving effect to and evidencing such necessary amendments and modifications.

     (c) Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby and this Agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

     (d) Amendments, Modifications, etc. This Agreement may not be amended or modified except by an agreement in writing executed by US Co Sub and US Co and approved by the holders of the Exchangeable Shares in accordance with Section
9.2 of the Exchangeable Share Provisions.

     (e) Ministerial Amendments. Notwithstanding the provisions of section 3(d), the parties to this Agreement may in writing, at any time and from time to time, without the approval of the holders of the Exchangeable Shares, amend or modify this Agreement for the purposes of:

          (i) adding to the covenants of either or both parties for the protection of the holders of the Exchangeable Shares;

          (ii) making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the board of directors of each of US Co Sub and US Co, it may be expedient to make, provided that each such boards of directors shall be of the opinion that such amendments or modifications will not be prejudicial to the interests of the holders of the Exchangeable Shares; or

          (iii) making such changes or corrections which, on the advice of counsel to US Co Sub and US Co, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the boards of directors of each of US Co Sub and US Co shall be of the opinion that such changes or corrections will not be prejudicial to the interests of the holders of the Exchangeable Shares.

     (f) Meeting to Consider Amendments. US Co Sub, at the request of US Co, shall call a meeting or meetings of the holders of the Exchangeable Shares for the purpose of considering any proposed amendment or modification requiring approval of such shareholders. Any such meeting or meetings shall be called and held in accordance with the by-laws of US Co Sub, the Exchangeable Share Provisions and all applicable laws.

     (g) Amendments Only in Writing. No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by both of the parties hereto.

     (h) Inurement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the holders, from time to time, of Exchangeable Shares and each of their respective heirs, successors and assigns.

     (i) Notices to Parties. All notices and other communications between the parties shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for either such party as shall be specified in like notice):

        (i)  if to US Co at:

           Pioneer Natural Resources Company
           1400 Williams Square West
           5205 N. O'Connor Blvd.
           Irving, Texas 75039-3746
           Attention: President
           Telecopy: (972) 402-7057

        (ii) if to US Co Sub at:

           Pioneer Natural Resources (Canada) Ltd.
           2900, 255 -- 5th Avenue S.W.
           Calgary, Alberta
           T2P 3G6
           Attention: President
           Telecopy: (403) 231-3247

     Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of confirmed receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

     (j) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

     (k) Jurisdiction. This Agreement shall be construed and enforced in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.

     (l) Attornment. US Co agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of Alberta, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and hereby appoints US Co Sub at its registered office in the Province of Alberta as US Co's attorney for service of process.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                            PIONEER NATURAL
                                            RESOURCES COMPANY

                                            Per:
                                            ------------------------------------

                                            Per:
                                            ------------------------------------

                                            PIONEER NATURAL RESOURCES
                                            (CANADA) LTD.

                                            Per:
                                            ------------------------------------

                                            Per:
                                            ------------------------------------

                                    ANNEX I

                  FORM OF VOTING AND EXCHANGE TRUST AGREEMENT

                      VOTING AND EXCHANGE TRUST AGREEMENT

     MEMORANDUM OF AGREEMENT made as of the day of             , 1997,

AMONG:

       PIONEER NATURAL RESOURCES COMPANY, a corporation incorporated under the laws of the State of Delaware and having its head and principal office at Irving, Texas (hereinafter referred to as "US Co")

                                                              OF THE FIRST PART,

                                     -and -

       PIONEER NATURAL RESOURCES (CANADA) LTD., a corporation continued under the laws of the Province of Alberta and having its head and principal office at Calgary, Alberta (hereinafter referred to as "US Co Sub")

                                                             OF THE SECOND PART,

                                     -and -

       MONTREAL TRUST COMPANY OF CANADA, a trust company existing under the laws of Canada (hereinafter referred to as the "Trustee")

                                                              OF THE THIRD PART.

     WHEREAS pursuant to a combination agreement dated as of September 3, 1997, by and between US Co and Chauvco Resources Ltd. ("Chauvco") (such agreement as it may be amended or restated is hereinafter referred to as the "Combination Agreement"), the parties agreed that on the Effective Date (as defined in the Combination Agreement), US Co and US Co Sub would execute and deliver a Voting and Exchange Trust Agreement containing the terms and conditions set forth in Exhibit C to the Combination Agreement together with such other terms and conditions as may be agreed to by the parties to the Combination Agreement acting reasonably;

     AND WHEREAS pursuant to an arrangement (the "Arrangement") effected by
Articles of Arrangement dated        , 1997 filed pursuant to the Business
Corporations Act(Alberta), certain of the issued and outstanding common shares of Chauvco ("Chauvco Common Shares") were exchanged for, among other things, issued and outstanding Exchangeable Shares of US Co Sub (the "Exchangeable Shares");

     AND WHEREAS the Articles of US Co Sub set forth the rights, privileges, restrictions and conditions (collectively, the "Exchangeable Share Provisions") attaching to the Exchangeable Shares;

     AND WHEREAS US Co is to provide voting rights in US Co to each holder (other than US Co and its Subsidiaries) from time to time of Exchangeable Shares, such voting rights per Exchangeable Share to be equivalent to the voting rights per share of US Co Common Stock (the "US Co Common Stock");

     AND WHEREAS US Co is to grant to and in favour of the holders (other than US Co and its Subsidiaries) from time to time of Exchangeable Shares the right, in the circumstances set forth herein, to require US Co to purchase from each such holder all or any part of the Exchangeable Shares held by the holder;

     AND WHEREAS the parties desire to make appropriate provision and to establish a procedure whereby voting rights in US Co shall be exercisable by holders (other than US Co and its Subsidiaries) from time to time of Exchangeable Shares by and through the Trustee, which will hold legal title to one (1) share of US Co Special Preferred Voting Stock (the "US Co Special Voting Stock") to which voting rights attach for the benefit of such holders and whereby the rights to require US Co to purchase Exchangeable Shares from the holders thereof (other than US Co and its Subsidiaries) shall be exercisable by such holders from time to time of Exchangeable Shares by and through the Trustee, which will hold legal title to such rights for the benefit of such holders;

     AND WHEREAS these recitals and any statements of fact in this Agreement are made by US Co and US Co Sub and not by the Trustee;

     NOW THEREFORE in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

  1.  DEFINITIONS AND INTERPRETATION

     (a) Definitions. In this Agreement, the following terms shall have the following meanings:

          "Aggregate Equivalent Vote Amount" means, with respect to any matter, proposition or question on which holders of US Co Common Stock are entitled to vote, consent or otherwise act, the product of (i) the number of shares of Exchangeable Shares issued and outstanding and held by Holders multiplied by (ii) the Equivalent Vote Amount.

          "Arrangement" has the meaning attributed thereto in the recitals hereto.

          "Automatic Exchange Rights" means the benefit of the obligation of US Co to effect the automatic exchange of shares of US Co Common Stock for Exchangeable Shares pursuant to Section 5(1) hereof.

          "Board of Directors" means the Board of Directors of US Co Sub.

          "Business Day" has the meaning attributed thereto in the Exchangeable Share Provisions.

          "Equivalent Vote Amount" means, with respect to any matter, proposition or question on which holders of US Co Common Stock are entitled to vote, consent or otherwise act, the number of votes to which a holder of one share of US Co Common Stock is entitled with respect to such matter, proposition or question.

          "Exchange Right" has the meaning attributed thereto in Article 5 hereof.

          "Exchangeable Share Consideration" has the meaning attributed thereto in the Exchangeable Share Provisions.

          "Exchangeable Share Price" has the meaning attributed thereto in the Exchangeable Share Provisions.

          "Exchangeable Share Provisions" has the meaning attributed thereto in the recitals hereto.

          "Exchangeable Shares" has the meaning attributed thereto in the recitals hereto.

          "Holder Votes" has the meaning attributed thereto in Section 4(b) hereof.

          "Holders" means the registered holders from time to time of Exchangeable Shares, other than US Co and its Subsidiaries.

          "Insolvency Event" means the institution by US Co Sub of any proceeding to be adjudicated a bankrupt or insolvent or to be dissolved or wound-up, or the consent of US Co Sub to the institution of bankruptcy, insolvency, dissolution or winding-up proceedings against it, or the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including without limitation the Companies' Creditors' Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by US Co Sub to contest in good faith any such proceedings commenced in respect of US Co Sub within 15 days of becoming aware thereof, or the consent by US Co Sub to the filing of any such petition or to the appointment of a receiver, or the making by US Co Sub of a general assignment for the benefit of creditors, or the admission in writing by US Co Sub of its inability to pay its debts generally as they become due, or US Co Sub not being permitted, pursuant to liquidity or solvency requirements of applicable law, to redeem any Retracted Shares pursuant to Section 6.6 of the Exchangeable Share Provisions.

          "Liquidation Call Right" has the meaning attributed thereto in the Exchangeable Share Provisions.

          "Liquidation Event" has the meaning attributed thereto in subsection 5(l)(ii) hereof.

          "Liquidation Event Effective Date" has the meaning attributed thereto in subsection 5(l)(iii) hereof.

          "List" has the meaning attributed thereto in Section 4(f) hereof.

          "Officers' Certificate" means, with respect to US Co or US Co Sub, as the case may be, a certificate signed by any two of the Chairman of the Board, the Vice-Chairman of the Board, the President, any Vice-President or any other senior officer of US Co or US Co Sub, as the case may be.

          "Person" includes an individual, partnership, corporation, company, unincorporated syndicate or organization, trust, trustee, executor, administrator and other legal representative.

          "Plan of Arrangement" has the meaning attributed thereto in the Exchangeable Share Provisions.

          "Redemption Call Right" has the meaning attributed thereto in the Exchangeable Share Provisions.

          "Retracted Shares" has the meaning attributed thereto in Section 5(g) hereof.

          "Retraction Call Right" has the meaning attributed thereto in the Exchangeable Share Provisions.

          "Subsidiary" has the meaning attributed thereto in the Exchangeable Share Provisions.

          "Support Agreement" means that certain support agreement made as of even date hereof between US Co Sub and US Co.

          "Trust" means the trust created by this Agreement.

          "Trust Estate" means the Voting Share, any other securities, the Exchange Right, the Automatic Exchange Rights and any money or other property which may be held by the Trustee from time to time pursuant to this Agreement.

          "Trustee" means Montreal Trust Company of Canada and, subject to the provisions of Article 10 hereof, includes any successor trustee or permitted assigns.

          "US Co Common Stock" has the meaning attributed thereto in the recitals hereto.

          "US Co Consent" has the meaning attributed thereto in Section 4(b) hereof.

          "US Co Meeting" has the meaning attributed thereto in Section 4(b) hereof.

          "US Co Special Voting Stock" has the meaning attributed thereto in the recitals hereto.

          "US Co Successor" has the meaning attributed thereto in subsection 11(a)(ii) hereof.

          "Voting Rights" means the voting rights attached to the Voting Shares.

          "Voting Share" means the one (1) share of US Co Special Voting Stock, U.S. $0.01 par value, issued by US Co to and deposited with the Trustee, which entitles the holder of record to a number of votes at meetings of holders of US Co Common Stock equal to the Aggregate Equivalent Vote Amount.

     (b) Interpretation Not Affected by Headings, etc. The division of this Agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement.

     (c) Number, Gender, etc. Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

     (d) Date for any Action. If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.

2. PURPOSE OF AGREEMENT

     The purpose of this Agreement is to create the Trust for the benefit of the Holders, as herein provided. The Trustee will hold the Voting Share in order to enable the Trustee to exercise the Voting Rights and will hold the Exchange Right and the Automatic Exchange Rights in order to enable the Trustee to exercise such rights, in each case as Trustee for and on behalf of the Holders as provided in this Agreement.

3. VOTING SHARE

     (a) Issuance and Ownership of the Voting Share. US Co hereby issues to and deposits with the Trustee the Voting Share to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Holders and in accordance with the provisions of this Agreement. US Co hereby acknowledges receipt from the Trustee as the trustee for and on behalf of the Holders of good and valuable consideration (and the adequacy thereof) and $1 in hand paid for the issuance of the Voting Share by US Co to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Voting Share and shall be entitled to exercise all of the rights and powers of an owner with respect to the Voting Share, provided that the Trustee shall:

          (i) hold the Voting Share and the legal title thereto as trustee solely for the use and benefit of the Holders in accordance with the provisions of this Agreement; and

          (ii) except as specifically authorized by this Agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the Voting Share and the Voting Share shall not be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created pursuant to this Agreement.

     (b) Legended Share Certificates. US Co Sub will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Holders of their right to instruct the Trustee with respect to the exercise of the Voting Rights with respect to the Exchangeable Shares held by a Holder.

     (c) Safe Keeping of Certificate. The certificate representing the Voting Share shall at all times be held in safe keeping by the Trustee or its agent.

4. EXERCISE OF VOTING RIGHTS

     (a) Voting Rights. The Trustee, as the holder of record of the Voting Share, shall be entitled to all of the Voting Rights, including the right to consent to or to vote in person or by proxy the Voting Share, on any matter, question or proposition whatsoever that may properly come before the stockholders of US Co at a US Co Meeting or in connection with a US Co Consent (in each case, as hereinafter defined). The Voting Rights shall be and remain vested in and exercised by the Trustee. Subject to Section 7(o) hereof, the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4 from Holders entitled to instruct the Trustee as to the voting thereof at the time at which a US Co Consent is sought or a US Co Meeting is held. To the extent that no instructions are received from a Holder with respect to the Voting Rights to which such Holder is entitled, the Trustee shall not exercise or permit the exercise of such Holder's Vote.

     (b) Number of Votes. With respect to all meetings of stockholders of US Co at which holders of shares of US Co Common Stock are entitled to vote (a "US Co Meeting") and with respect to all written consents sought by US Co from its stockholders including the holders of shares of US Co Common Stock (a "US Co Consent"), each Holder shall be entitled to instruct the Trustee to cast and exercise, in the manner instructed, a number of votes equal to the Equivalent Vote Amount for each Exchangeable Share owned of record by such Holder on the record date established by US Co or by applicable law for such US Co Meeting or US Co Consent, as the case may be (the "Holder Votes") in respect of each matter, question or proposition to be voted on at such US Co Meeting or to be consented to in connection with such US Co Consent.

     (c) Mailings to Shareholders. With respect to each US Co Meeting and US Co Consent, the Trustee will mail or cause to be mailed (or otherwise communicate in the same manner as US Co utilizes in communications to holders of US Co Common Stock, subject to the Trustee's ability to provide this method of communication and upon being advised in writing of such method) to each of the Holders named in the List on the same day as the initial mailing or notice (or other communication) with respect thereto is given by US Co to its stockholders:

          (i) a copy of such notice, together with any proxy or information statement and related materials to be provided to stockholders of US Co;

          (ii) a statement that such Holder is entitled to instruct the Trustee as to the exercise of the Holder Votes with respect to such US Co Meeting or US Co Consent, as the case may be, or, pursuant to Section 4(g) hereof, to attend such US Co Meeting and to exercise personally the Holder Votes thereat;

          (iii) a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:

             (A) a proxy to such Holder or his designee to exercise personally the Holder Votes; or

             (B) a proxy to a designated agent or other representative of the management of US Co to exercise such Holder Votes;

          (iv) a statement that if no such instructions are received from the Holder, the Holder Votes to which such Holder is entitled will not be exercised;

          (v) a form of direction whereby the Holder may so direct and instruct the Trustee as contemplated herein; and

         (vi) a statement of (A) the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which in the case of a US Co Meeting shall not be later than the close of business on the Business Day prior to such meeting, and (B) the method for revoking or amending such instructions.

     The materials referred to above are to be provided by US Co to the Trustee, but shall be subject to review and comment by the Trustee.

     For the purpose of determining Holder Votes to which a Holder is entitled in respect of any such US Co Meeting or US Co Consent, the number of Exchangeable Shares owned of record by the Holder shall be determined at the close of business on the record date established by US Co or by applicable law for purposes of determining stockholders entitled to vote at such US Co Meeting or to give written consent in connection with such US Co Consent. US Co will notify the Trustee in writing of any decision of the board of directors of US Co with respect to the calling of any such US Co Meeting or the seeking of any such US Co Consent and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this Section 4(c).

     (d) Copies of Stockholder Information. US Co will deliver to the Trustee copies of all proxy materials (including notices of US Co Meetings but excluding proxies to vote shares of US Co Common Stock), information statements, reports (including without limitation all interim and annual financial statements) and other written communications that are to be distributed from time to time to holders of US Co Common Stock in sufficient quantities and in sufficient time so as to enable the Trustee to send those materials to each Holder at the same time as such materials are first sent to holders of US Co Common Stock. The Trustee will mail or otherwise send to each Holder, at the expense of US Co, copies of all such materials (and all materials specifically directed to the Holders or to the Trustee for the benefit of the Holders by US Co) received by the Trustee from US Co at the same time as such materials are first sent to holders of US Co Common Stock. The Trustee will make copies of all such materials available for inspection by any Holder at the Trustee's principal office in the cities of Calgary and Toronto.

     (e) Other Materials. Immediately after receipt by US Co or any stockholder of US Co of any material sent or given generally to the holders of US Co Common Stock by or on behalf of a third party, including without limitation dissident proxy and information circulars (and related information and material) and tender and exchange offer circulars (and related information and material), US Co shall use its best efforts to obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to Holders by such third party) to each Holder as soon as possible thereafter. As soon as practicable after receipt thereof, the Trustee will mail or otherwise send to each Holder, at the expense of US Co, copies of all such materials received by the Trustee from US Co. The Trustee will also make copies of all such materials available for inspection by any Holder at the Trustee's principal office in the cities of Toronto and Calgary.

     (f) List of Persons Entitled to Vote. US Co Sub shall, (i) prior to each annual, general and special US Co Meeting or the seeking of any US Co Consent and (ii) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a "List") of the names and addresses of the Holders arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Holder, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with a US Co Meeting or a US Co Consent, at the close of business on the record date established by US Co or pursuant to applicable law for determining the holders of US Co Common Stock entitled to receive notice of and/or to vote at such US Co Meeting or to give consent in connection with such US Co Consent. Each such List shall be delivered to the Trustee promptly after receipt by US Co Sub of such request or the record date for such meeting or seeking of consent, as the case may be, and in any event within sufficient time as to enable the Trustee to perform its obligations under this Agreement. US Co agrees to give US Co Sub written notice (with a copy to the Trustee) of the calling of any US Co Meeting or the seeking of any US Co Consent together with the record dates therefor, sufficiently prior to the date of the calling of such meeting or seeking of such consent so as to enable US Co Sub to perform its obligations under this Section 4(f).

     (g) Entitlement to Direct Votes. Any Holder named in a List prepared in connection with any US Co Meeting or any US Co Consent will be entitled (i) to instruct the Trustee in the manner described in Section 4(c) hereof with respect to the exercise of the Holder Votes to which such Holder is entitled or (ii) to attend such meeting and personally to exercise thereat (or to exercise with respect to any written consent), as the proxy of the Trustee, the Holder Votes to which such Holder is entitled.

     (h) Voting by Trustee, and Attendance of Trustee Representative, at
Meeting.

          (i) In connection with each US Co Meeting and US Co Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Holder pursuant to Section 4(c) hereof, the Holder Votes as to which such Holder is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Holder prior to the time and date fixed by it for receipt of such instructions in the notice given by the Trustee to the Holder pursuant to Section 4(c) hereof.

          (ii) The Trustee shall cause such representatives as are empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights to attend each US Co Meeting. Upon submission by a Holder (or its designee) of identification satisfactory to the Trustee's representatives, and at the Holder's request, such representatives shall sign and deliver to such Holder (or its designee) a proxy to exercise personally the Holder Votes as to which such Holder is otherwise entitled hereunder to direct the vote, if such Holder either (A) has not previously given the Trustee instructions pursuant to Section 4(c) hereof in respect of such meeting, or (B) submits to the Trustee's representatives written revocation of any such previous instructions. At such meeting, the Holder exercising such Holder Votes shall have the same rights as the Trustee to speak at the meeting in respect of any matter, question or proposition, to vote by way of ballot at the meeting in respect of any matter, question or proposition and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition.

     (i) Distribution of Written Materials. Any written materials to be distributed by the Trustee to the Holders pursuant to this Agreement shall be delivered or sent by mail (or otherwise communicated in the same manner as US Co utilizes in communications to holders of US Co Common Stock) to each Holder at its address as shown on the books of US Co Sub. US Co Sub shall provide or cause to be provided to the Trustee for this purpose, on a timely basis and without charge or other expense:

          (A) current lists of the Holders; and

          (B) upon the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this Agreement.

     The materials referred to above are to be provided by US Co to the Trustee, but shall be subject to review and comment by the Trustee.

     (j) Termination of Voting Right. Except as otherwise provided herein or in the Exchangeable Share Provisions, all of the rights of a Holder with respect to the Holder Votes exercisable in respect of the Exchangeable Shares held by such Holder, including the right to instruct the Trustee as to the voting of or to vote personally such Holder Votes, shall be deemed to be surrendered by the Holder to US Co and such Holder Votes and the Voting Rights represented thereby shall cease immediately upon the delivery by such Holder to the Trustee of the certificates representing such Exchangeable Shares in connection with the exercise by the Holder of the Exchange Right or the occurrence of the automatic exchange of Exchangeable Shares for shares of US Co Common Stock, as specified in Article 5 hereof (unless in either case US Co shall not have delivered the Exchangeable Share Consideration deliverable in exchange therefor to the Trustee for delivery to the Holders), or upon the redemption of Exchangeable Shares pursuant to Article 6 or Article 7 of the Exchangeable Share Provisions, or upon the effective date of the liquidation, dissolution or winding-up of US Co Sub pursuant to Article 5 of the Exchangeable Share Provisions, or upon the purchase of Exchangeable Shares from the holder thereof by US Co pursuant to the exercise by US Co of the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right.

5. EXCHANGE RIGHT AND AUTOMATIC EXCHANGE

     (a) Grant and Ownership of the Exchange Right. US Co hereby grants to the Trustee as trustee for and on behalf of, and for the use and benefit of, the Holders (i) the right (the "Exchange Right"), upon the occurrence and during the continuance of an Insolvency Event, to require US Co to purchase from each or any Holder all or any part of the Exchangeable Shares held by such Holders, and
(ii) the Automatic Exchange Rights, all in accordance with the provisions of this Agreement.

        US Co hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Holders of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Right and the Automatic Exchange Rights by US Co to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Exchange Right and the Automatic Exchange Rights and shall be entitled to exercise all of the rights and powers of an owner with respect to the Exchange Right and the Automatic Exchange Rights, provided that the Trustee shall:

          (i) hold the Exchange Right and the Automatic Exchange Rights and the legal title thereto as trustee solely for the use and benefit of the Holders in accordance with the provisions of this Agreement; and

          (ii) except as specifically authorized by this Agreement, have no power or authority to exercise or otherwise deal in or with the Exchange Right or the Automatic Exchange Rights, and the Trustee shall not exercise any such rights for any purpose other than the purposes for which this Trust is created pursuant to this Agreement.

     (b) Legended Share Certificates. US Co Sub will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Holders of:

          (i) their right to instruct the Trustee with respect to the exercise of the Exchange Right in respect of the Exchangeable Shares held by a Holder; and

          (ii) the Automatic Exchange Rights.

     (c) General Exercise of Exchange Right. The Exchange Right shall be and remain vested in and exercised by the Trustee. Subject to Section 7(o) hereof, the Trustee shall exercise the Exchange Right only on the basis of instructions received pursuant to this Article 5 from Holders entitled to instruct the Trustee as to the exercise thereof To the extent that no instructions are received from a Holder with respect to the Exchange Right, the Trustee shall not exercise or permit the exercise of the Exchange Right.

     (d) Purchase Price. The purchase price payable by US Co for each Exchangeable Share to be purchased by US Co under the Exchange Right shall be an amount equal to the Exchangeable Share Price on the last Business Day prior to the day of closing of the purchase and sale of such Exchangeable Share under the Exchange Right. In connection with each exercise of the Exchange Right, US Co will provide to the Trustee an Officer's Certificate setting forth the calculation of the Exchangeable Share Price for each Exchangeable Share. The Exchangeable Share Price for each such Exchangeable Share so purchased may be satisfied only by US Co issuing and delivering or causing to be delivered to the Trustee, on behalf of the relevant Holder, the Exchangeable Share Consideration representing the total Exchangeable Share Price.

     (e) Exercise Instructions. Subject to the terms and conditions herein set forth, a Holder shall be entitled, upon the occurrence and during the continuance of an Insolvency Event, to instruct the Trustee to exercise the Exchange Right with respect to all or any part of the Exchangeable Shares registered in the name of such Holder on the books of US Co Sub. To cause the exercise of the Exchange Right by the Trustee, the Holder shall deliver to the Trustee, in person or by certified or registered mail, at its principal offices in Calgary, Alberta or Toronto, Ontario or at such other places in Canada as the Trustee may from time to time designate by written notice to the Holders, the certificates representing the Exchangeable Shares which such Holder desires US Co to purchase, duly endorsed in blank, and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under applicable law and the by-laws of US Co Sub and such additional documents and instruments as the Trustee may reasonably require together with (i) a duly completed form of notice of exercise of the Exchange Right, contained on the reverse of or attached to the Exchangeable Share certificates, stating (A) that the Holder thereby instructs the Trustee to exercise the Exchange Right so as to require US Co to purchase from the Holder the number of Exchangeable Shares specified therein, (B) that such Holder has good title to and owns all such Exchangeable Shares to be acquired by US Co free and clear of all liens, claims and encumbrances, (C) the names in which the certificates representing US Co Common Stock issuable in connection with the exercise of the Exchange Right are to be issued and (D) the names and addresses of the persons to whom the Exchangeable Share Consideration should be delivered and (ii) payment (or evidence satisfactory to the Trustee, US Co Sub and US Co of payment) of the taxes (if any) payable as contemplated by Section 5(h) of this Agreement. If only a part of the Exchangeable Shares represented by any certificate or certificates delivered to the Trustee are to be purchased by US Co under the Exchange Right, a new certificate for the balance of such Exchangeable Shares shall be issued to the Holder at the expense of US Co Sub.

     (f) Delivery of Exchangeable Share Consideration; Effect of Exercise. Promptly after receipt of the certificates representing the Exchangeable Shares which the Holder desires US Co to purchase under the Exchange Right (together with such documents and instruments of transfer and a duly completed form of notice of exercise of the Exchange Right), duly endorsed for transfer to US Co the Trustee shall notify US Co and US Co Sub of its receipt of the same, which notice to US Co and US Co Sub shall constitute exercise of the Exchange Right by the Trustee on behalf of the Holder of such Exchangeable Shares, and US Co shall immediately thereafter deliver or cause to be delivered to the Trustee, for delivery to the Holder of such Exchangeable Shares (or to such other persons, if Any, properly designated by such Holder), the Exchangeable Share Consideration deliverable in connection with the exercise of the Exchange Right; provided, however, that no such delivery shall be made unless and until the Holder requesting the same shall have paid (or provided evidence satisfactory to the Trustee, US Co Sub and US Co of the payment of) the taxes (if any) payable as contemplated by Section 5(h) of this Agreement. Immediately upon the giving of notice by the Trustee to US Co and US Co Sub of the exercise of the Exchange Right, as provided in this Section 5(f), the closing of the transaction of purchase and sale contemplated by the Exchange Right shall be deemed to have occurred, and the Holder of such Exchangeable Shares shall be deemed to have transferred to US Co all of its right, title and interest in and to such Exchangeable Shares and in the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder in respect thereof, other than the right to receive his proportionate part of the total purchase price therefor, unless such Exchangeable Share Consideration is not delivered by US Co to the Trustee, for delivery to such Holder (or to such other persons, if any, properly designated by such Holder), within three Business Days of the date of the giving of such notice by the Trustee, in which case the rights of the Holder shall remain unaffected until such Exchangeable Share Consideration is delivered by US Co and any cheque included therein is paid. Concurrently with such Holder ceasing to be a holder of Exchangeable Shares, the Holder shall be considered and deemed for all purposes to be the holder of the shares of US Co Common Stock delivered to it pursuant to the Exchange Right.

     (g) Exercise of Exchange Right Subsequent to Retraction. In the event that a Holder has exercised its right under Article 6 of the Exchangeable Share Provisions to require US Co Sub to redeem any or all of the Exchangeable Shares held by the Holder (the "Retracted Shares") and is notified by US Co Sub pursuant to Section 6.6 of the Exchangeable Share Provisions that US Co Sub will not be permitted as a result of liquidity or solvency requirements of applicable law to redeem all such Retracted Shares, subject to receipt by the Trustee of written notice to that effect from US Co Sub and provided that US Co shall not have exercised the Retraction Call Right with respect to the Retracted Shares and that the Holder has not revoked the retraction request delivered by the Holder to US Co Sub pursuant to Section 6.1 of the Exchangeable Share Provisions, the retraction request will constitute and will be deemed to constitute notice from the Holder to the Trustee instructing the Trustee to exercise the Exchange Right with respect to those Retracted Shares which US Co Sub is unable to redeem. In any such event, US Co Sub hereby agrees with the Trustee and in favour of the Holder immediately to notify the Trustee of such prohibition against US Co Sub redeeming all of the Retracted Shares and immediately to forward or cause to be forwarded to the Trustee all relevant materials delivered by the Holder to US Co Sub or to the transfer agent of the Exchangeable Shares (including without limitation a copy of the retraction request delivered pursuant to Section 6.1 of the Exchangeable Share Provisions) in connection with such proposed redemption of the Retracted Shares and the Trustee will thereupon exercise the Exchange Right with respect to the Retracted Shares that US Co Sub is not permitted to redeem and will require US Co to purchase such shares in accordance with the provisions of this Article 5.

     (h) Stamp or Other Transfer Taxes. Upon any sale of Exchangeable Shares to US Co pursuant to the Exchange Right or the Automatic Exchange Rights, the share certificate or certificates representing US Co Common Stock to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of the Holder of the Exchangeable Shares so sold or in such names as such Holder may otherwise direct in writing without charge to the holder of the Exchangeable Shares so sold, provided, however, that such Holder (i) shall pay (and neither US Co, US Co Sub nor the Trustee shall be required to pay) any documentary, stamp, transfer or other similar taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Holder or (ii) shall have established to the satisfaction of the Trustee, US Co and US Co Sub that such taxes, if any, have been paid.

     (i) Notice of Insolvency Event. Immediately upon the occurrence of an Insolvency Event or any event which with the giving of notice or the passage of time or both would be an Insolvency Event US Co Sub and US Co shall give written notice thereof to the Trustee. As soon as practicable after receiving notice from US Co Sub and US Co or from any other Person of the occurrence of an Insolvency Event, the Trustee will mail to each Holder, at the expense of US Co, a notice of such Insolvency Event in the form provided by US Co, which notice shall contain a brief statement of the right of the Holders with respect to the Exchange Right.

     (j) Qualification of US Co Common Stock. US Co covenants that if any shares of US Co Common Stock to be issued and delivered pursuant to the Exchange Right or the Automatic Exchange Rights require registration or qualification with or approval of or the filing of document including any prospectus or similar document or the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial or state law or regulation or pursuant to the rules and regulations of any regulatory authority or the fulfillment of any other legal requirement (collectively, the "Applicable Laws") before such shares may be issued and delivered by US Co to the initial holder thereof (other than US Co Sub) or in order that such shares may be freely traded thereafter (other than any restrictions on transfer by reason of a holder being a "control person" of US Co for purposes of Canadian federal or provincial securities law or an "affiliate" of US Co or, prior to the date hereof, of Chauvco for purposes of United States federal or state securities law), US Co will in good faith expeditiously take all such actions and do all such things as are necessary to cause such shares of US Co Common Stock to be and remain duly registered, qualified or approved. US Co represents and warrants that it has in good faith taken all actions and done all things as are necessary under Applicable Laws as they exist on the date hereof to cause the shares of US Co Common Stock to be issued and delivered pursuant to the Exchange Right and the Automatic Exchange Rights and to be freely tradeable thereafter (other than restrictions on transfer by reason of a holder being a "control person" of US Co for the purposes of Canadian federal and provincial securities law or an "affiliate" of US Co or, prior to the date hereof, of Chauvco for the purposes of United States federal or state securities law). US Co will in good faith expeditiously take all such actions and do all such things as are necessary to cause all shares of US Co Common Stock to be delivered pursuant to the Exchange Right or the Automatic Exchange Rights to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which such shares are listed, quoted or posted for trading at such time.

     (k) Reservation of Shares of US Co Common Stock. US Co hereby represents, warrants and covenants that it has irrevocably reserved for issuance and will at all times keep available, free from pre-emptive and other rights, out of its authorized and unissued capital stock such number of shares of US Co Common Stock (i) as is equal to the sum of (A) the number of Exchangeable Shares issued and outstanding from time to time and (B) the number of Exchangeable Shares issuable upon the exercise of all rights to acquire Exchangeable Shares outstanding from time to time and (ii) as are now and may hereafter be required to enable and permit US Co Sub and US Co to meet their respective obligations hereunder, under the Support Agreement, under the Exchangeable Share Provisions and under any other security or commitment pursuant to the Arrangement with respect to which US Co may now or hereafter be required to issue shares of US Co Common Stock.

     (l) Automatic Exchange on Liquidation of US Co.

          (i) US Co will give the Trustee written notice of each of the following events at the time set forth below:

             (A) in the event of any determination by the board of directors of US Co to institute voluntary liquidation, dissolution or winding-up proceedings with respect to US Co or to effect any other distribution of assets of US Co among its stockholders for the purpose of winding-up its affairs, at least 60 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

             (B) immediately, upon the earlier of (I) receipt by US Co of notice of and (II) US Co otherwise becoming aware of any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of US Co or to effect any other distribution of assets of US Co among its stockholders for the purpose of winding-up its affairs.

          (ii) Immediately following receipt by the Trustee from US Co of notice of any event (a "Liquidation Event") contemplated by Section 5(l)(i) above, the Trustee will give notice thereof to the Holders. Such notice will be provided by US Co to the Trustee and shall include a brief description of the automatic exchange of Exchangeable Shares for shares of US Co Common Stock provided for in Section 5(l)(iii) below.

          (iii) In order that the Holders will be able to participate on a PRO RATA basis with the holders of US Co Common Stock in the distribution of assets of US Co in connection with a Liquidation Event, immediately prior to the effective time (the "Liquidation Event Effective Time") of a Liquidation Event all of the then outstanding Exchangeable Shares shall be automatically exchanged for shares of US Co Common Stock. To effect such automatic exchange, US Co shall be deemed to have purchased each Exchangeable Share outstanding immediately prior to the Liquidation Event Effective Time and held by Holders, and each Holder shall be deemed to have sold the Exchangeable Shares held by it at such time, for a purchase price per share equal to the Exchangeable Share Price applicable at such time. In connection with such automatic exchange, US Co will provide to the Trustee an Officers' Certificate setting forth the calculation of the purchase price for each Exchangeable Share.

          (iv) The closing of the transaction of purchase and sale contemplated by Section 5(l)(iii) above shall be deemed to have occurred immediately prior to the Liquidation Event Effective Time, and each Holder of Exchangeable Shares shall be deemed to have transferred to US Co all of the Holder's right, title and interest in and to such Exchangeable Shares and the related interest in the Trust Estate and shall cease to be a holder of such Exchangeable Shares and US Co shall deliver to the Holder the Exchangeable Share Consideration deliverable upon the automatic exchange of Exchangeable Shares. Concurrently with such Holder ceasing to be a holder of Exchangeable Shares, the Holder shall be considered and deemed for all purposes to be the holder of the shares of US Co Common Stock issued to it pursuant to the automatic exchange of Exchangeable Shares for US Co Common Stock and the certificates held by the Holder previously representing the Exchangeable Shares exchanged by the Holder with US Co pursuant to such automatic exchange shall thereafter be deemed to represent the shares of US Co Common Stock issued to the Holder by US Co pursuant to such automatic exchange. Upon the request of a Holder and the surrender by the Holder of Exchangeable Share certificates deemed to represent shares of US Co Common Stock, duly endorsed in blank and accompanied by such instruments of transfer as US Co may reasonably require, US Co shall deliver or cause to be delivered to the Holder certificates representing the shares of US Co Common Stock of which the Holder is the holder.

6. RESTRICTIONS ON ISSUANCE OF US CO SPECIAL VOTING STOCK

     During the term of this Agreement, US Co will not issue any shares of US Co Special Voting Stock in addition to the Voting Share.

7. CONCERNING THE TRUSTEE

     (a) Powers and Duties of the Trustee. The rights, powers and authorities of the Trustee under this Agreement, in its capacity as trustee of the Trust, shall include:

          (i) receipt and deposit of the Voting Share from US Co as trustee for and on behalf of the Holders in accordance with the provisions of this Agreement;

          (ii) granting proxies and distributing materials to Holders as provided in this Agreement;

          (iii) voting the Holder Votes in accordance with the provisions of this Agreement;

          (iv) receiving the grant of the Exchange Right and the Automatic Exchange Rights from US Co as trustee for and on behalf of the Holders in accordance with the provisions of this Agreement;

          (v) exercising the Exchange Right and enforcing the benefit of the Automatic Exchange Rights, in each case in accordance with the provisions of this Agreement, and in connection therewith receiving from Holders Exchangeable Shares and other requisite documents and distributing to such Holders the shares of US Co Common Stock and cheques, if any, to which such Holders are entitled upon the exercise of the Exchange Right or pursuant to the Automatic Exchange Rights, as the case may be;

          (vi) holding title to the Trust Estate;

          (vii) investing any monies forming, from time to time, a part of the Trust Estate as provided in this Agreement;

          (viii) taking action at the direction of a Holder or Holders to enforce the obligations of US Co under this Agreement; and

          (ix) taking such other actions and doing such other things as are specifically provided in this Agreement.

     In the exercise of such rights, powers and authorities the Trustee shall have (and is granted) such incidental and additional rights, powers and authority not in conflict with any of the provisions of this Agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers and authorities by the Trustee shall be final, conclusive and binding upon all persons. For greater certainty, the Trustee shall have only those duties as are set out specifically in this Agreement.

     The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith with a view to the best interests of the Holders and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

     The Trustee shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof; nor shall the Trustee be required to take any notice of, or to do or to take any act, action or proceeding as a result of any default or breach of any provision hereunder, unless and until notified in writing of such default or breach, which notices shall distinctly specify the default or breach desired to be brought to the attention of the Trustee and in the absence of such notice the Trustee may for all purposes of this Agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein.

     (b) No Conflict of Interest. The Trustee represents to US Co Sub and US Co that at the date of execution and delivery of this Agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall, within 90 days after it becomes aware that such a material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 10 hereof. If, notwithstanding the foregoing provisions of this Section 7(b), the Trustee has such a material conflict of interest, the validity and enforceability of this Agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this Section 7(b), any interested party may apply to the Alberta Court of Queen's Bench for an order that the Trustee be replaced as trustee hereunder.

     (c) Dealings with Transfer Agents, Registrars, etc. US Co Sub and US Co irrevocably authorize the Trustee, from time to time, to:

          (i) consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any such subsequent registrar or transfer agent, of the Exchangeable Shares and US Co Common Stock; and

          (ii) requisition, from time to time, (A) from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this Agreement and (B) from the transfer agent of US Co Common Stock, and any subsequent transfer agent of such shares, the share certificates issuable upon the exercise from time to time of the Exchange Right and pursuant to the Automatic Exchange Rights in the manner specified in Article 5 hereof.

     US Co Sub and US Co irrevocably authorize their respective registrars and transfer agents to comply with all such requests. US Co covenants that it will supply its transfer agent with duly executed share certificates for the purpose of completing the exercise from time to time of the Exchange Right and the Automatic Exchange Rights, in each case pursuant to Article 5 hereof.

     (d) Books and Records. The Trustee shall keep available for inspection by US Co and US Co Sub, at the Trustee's principal office in Calgary, Alberta, correct and complete books and records of account relating to the Trustee's actions under this Agreement, including without limitation all information relating to mailings and instructions to and from Holders and all transactions pursuant to the Voting Rights, the Exchange Right and the Automatic Exchange Rights for the term of this Agreement. On or before March 31, 1998, and on or before March 31 in every year thereafter, so long as the Voting Share is on deposit with the Trustee, the

Trustee shall transmit to US Co and US Co Sub a brief report, dated as of the preceding December 31, with respect to:

          (i) the property and funds comprising the Trust Estate as of that date;

          (ii) the number of exercises of the Exchange Right, if any, and the aggregate number of Exchangeable Shares received by the Trustee on behalf of Holders in consideration of the issue and delivery by US Co of shares of US Co Common Stock in connection with the Exchange Right, during the calendar year ended on such date; and

          (iii) all other actions taken by the Trustee in the performance of its duties under this Agreement which it had not previously reported.

     (e) Income Tax Returns and Reports. The Trustee shall, to the extent necessary, prepare and file on behalf of the Trust appropriate United States and Canadian income tax returns and any other returns or reports as may be required by applicable law or pursuant to the rules and regulations of any securities exchange or other trading system through which the Exchangeable Shares are traded and, in connection therewith, may obtain the advice and assistance of such experts as the Trustee may consider necessary or advisable. If requested by the Trustee, US Co shall retain such experts for purposes of providing such advice and assistance.

     (f) Indemnification Prior to Certain Actions by Trustee. The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this Agreement at the request, order or direction of any Holder upon such Holder furnishing to the Trustee reasonable funding, security and indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby, provided that no Holder shall be obligated to furnish to the Trustee any such funding, security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Voting Share pursuant to Article 4 hereof, subject to Section 7(o) hereof, and with respect to the Exchange Right pursuant to Article 5 hereof, subject to
Section 7(o) hereof, and with respect to the Automatic Exchange Rights pursuant to Article 5 hereof.

     None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties or authorities unless funded, given funds, security and indemnified as aforesaid.

     (g) Actions by Holders. No Holder shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this Agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Holder has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security and indemnity referred to in Section 7(f) hereof and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Holder shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Holders shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or under the Voting Rights, the Exchange Right or the Automatic Exchange Rights, except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Holders.

     (h) Reliance upon Declarations. The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder and such lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents comply with the provisions of Section 7(i) hereof, if applicable, and with any other applicable provisions of this Agreement.

     (i) Evidence and Authority to Trustee. US Co Sub and/or US Co shall furnish to the Trustee evidence of compliance with the conditions provided for in this Agreement relating to any action or step required or permitted to be taken by US Co Sub and/or US Co or the Trustee under this Agreement or as a result of any obligation imposed under this Agreement, including, without limitation, in respect of the Voting Rights or the Exchange Right or the Automatic Exchange Rights and the taking of any other action to be taken by the Trustee at the request of or on the application of US Co Sub and/or US Co forthwith if and when:

          (i) such evidence is required by any other section of this Agreement to be furnished to the Trustee in accordance with the terms of this Section 7(i); or

          (ii) the Trustee, in the exercise of its rights, powers, duties and authorities under this Agreement, gives US Co Sub and/or US Co written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

     Such evidence shall consist of an Officers' Certificate of US Co Sub and/or US Co or a statutory declaration or a certificate made by persons entitled to sign an Officer's Certificate stating that any such condition has been complied with in accordance with the terms of this Agreement.

     Whenever such evidence relates to a matter other than the Voting Rights or the Exchange Right or the Automatic Exchange Rights, and except as otherwise specifically provided herein, such evidence may consist of a report or opinion of any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert or any other person whose qualifications give authority to a statement made by him provided that if such report or opinion is furnished by a director, officer or employee of US Co Sub and/or US Co it shall be in the form of an Officers' Certificate or a statutory declaration.

     Each statutory declaration, certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this Agreement shall include a statement by the person giving the evidence:

          (iii) declaring that he has read and understands the provisions of this Agreement relating to the condition in question;

          (iv) describing the nature and scope of the examination or investigation upon which he based the statutory declaration, certificate, statement or opinion; and

          (v) declaring that he has made such examination or investigation as he believes is necessary to enable him to make the statements or give the opinions contained or expressed therein.

     (j) Experts, Advisors and Agents. The Trustee may:

          (i) in relation to these presents act and rely on the opinion or advice of or information obtained from or prepared by any solicitor, auditor, accountant, appraiser, valuer, engineer or other expert, whether retained by the Trustee or by US Co Sub and/or US Co or otherwise, and may employ such assistants as may be necessary to the proper determination and discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

          (ii) employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the determination and discharge of its duties hereunder and in the management of the Trust.

     (k) Investment of Monies Held by Trustee. Unless otherwise provided in this Agreement, any monies held by or on behalf of the Trustee which under the terms of this Agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee may be invested and reinvested in the name or under the control of the Trustee in securities in which, under the laws of the Province of Alberta trustees are authorized to invest trust unit monies, provided that such securities are stated to mature within two years after their purchase by the Trustee, and the Trustee shall so invest such monies on the written direction of US Co Sub. Pending the investment of any monies as hereinbefore provided, such monies may be deposited in the name of the Trustee in any chartered bank in Canada or, with the consent of

US Co Sub, in the deposit department of the Trustee or any other loan or company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits.

     (l) Trustee Not Required to Give Security. The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this Agreement or otherwise in respect of the premises.

     (m) Trustee Not Bound to Act on Request. Except as in this Agreement otherwise specifically provided, the Trustee shall not be bound to act in accordance with any direction or request of US Co Sub and/or US Co or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act and rely upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

     (n) Authority to Carry on Business. The Trustee represents to US Co Sub and US Co that at the date of execution and delivery by it of this Agreement it is authorized to carry on the business of a trust company in the Province of Alberta but if, notwithstanding the provisions of this Section 7(n), it ceases to be so authorized to carry on business, the validity and enforceability of this Agreement and the Voting Rights, the Exchange Right and the Automatic Exchange Rights shall not be affected in any manner whatsoever by reason only of such event but the Trustee shall, within 90 days after ceasing to be authorized to carry on the business of a trust company in the Province of Alberta, either become so authorized or resign in the manner and with the effect specified in
Article 10 hereof.

     (o) Conflicting Claims. If conflicting claims or demands are made or asserted with respect to any interest of any Holder in any Exchangeable Shares, including any disagreement between the heirs, representatives, successors or assigns succeeding to all or any part of the interest of any Holder in any Exchangeable Shares resulting in conflicting claims or demands being made in connection with such interest, then the Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claim or demand. In so refusing, the Trustee may elect not to exercise any Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

          (i) the rights of all adverse claimants with respect to the Voting Rights, Exchange Right or Automatic Exchange Rights subject to such conflicting claims or demands have been adjudicated by a final judgment of a court of competent jurisdiction; or

          (ii) all differences with respect to the Voting Rights, Exchange Right or Automatic Exchange Right subject to such conflicting claims or demands have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement.

     If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate fully to indemnify it as between all conflicting claims or demands.

     (p) Acceptance of Trust. The Trustee hereby accepts the Trust created and provided for by and in this Agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Holders, subject to all the terms and conditions herein set forth.

8. COMPENSATION

     US Co and US Co Sub jointly and severally agree to pay to the Trustee reasonable compensation for all of the services rendered by it under this Agreement and will reimburse the Trustee for all reasonable expenses

(including but not limited to taxes, compensation paid to experts, agents and advisors and travel expenses) and disbursements, including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency reasonably incurred by the Trustee in connection with its rights and duties under this Agreement; provided that US Co and US Co Sub shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted in bad faith or with negligence or willful misconduct.

9. INDEMNIFICATION AND LIMITATION OF LIABILITY

     (a) Indemnification of the Trustee. US Co and US Co Sub jointly and severally agree to indemnify and hold harmless the Trustee and each of its directors, officers, employees and agents appointed and acting in accordance with this Agreement (collectively, the "Indemnified Parties") against all claims, losses, damages, costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee's legal counsel on a solicitor and his own client basis) which, without fraud, negligence, willful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason of or as a result of the Trustee's acceptance or administration of the Trust, its compliance with its duties set forth in this Agreement, or any written or oral instructions delivered to the Trustee by US Co or US Co Sub pursuant hereto. In no case shall US Co or US Co Sub be liable under this indemnity for any claim against any of the Indemnified Parties unless US Co and US Co Sub shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to (ii), below, US Co and US Co Sub shall be entitled to participate at their own expense in the defense and, if US Co or US Co Sub so elect at any time after receipt of such notice, either of them may assume the defense of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by US Co or US Co Sub, such authorization not to be unreasonably withheld; or (ii) the named parties to any such suit include both the Trustee and US Co or US Co Sub and the Trustee shall have been advised by counsel acceptable to US Co or US Co Sub that there may be one or more legal defenses available to the Trustee that are different from or in addition to those available to US Co or US Co Sub and that an actual or potential conflict exists (in which case US Co and US Co Sub shall not have the right to assume the defense of such suit on behalf of the Trustee but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee).

     (b) Limitation of Liability. The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this Agreement except to the extent that such loss is attributable to the fraud, negligence, willful misconduct or bad faith on the part of the Trustee.

10. CHANGE OF TRUSTEE

     (a) Resignation. The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to US Co and US Co Sub specifying the date on which it desires to resign, provided that such notice shall never be given less than 60 days before such desired resignation date unless US Co and US Co Sub otherwise agree and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, US Co and US Co Sub shall promptly appoint a successor trustee by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing acceptance by a successor trustee, a successor trustee may be appointed by an order of the Alberta Court of Queen's Bench upon application of one or more of the parties hereto.

     (b) Removal. The Trustee, or any Trustee hereafter appointed, may be removed with or without cause, at any time on 60 days' prior notice by written instrument executed by US Co and US Co Sub, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee, provided that, in connection with such removal, provision is made for a replacement trustee similar to that contemplated in Section 10(a).

     (c) Successor Trustee. Any successor trustee appointed as provided under this Agreement shall execute, acknowledge and deliver to US Co and US Co Sub and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as trustee in this Agreement. However, on the written request of US Co and US Co Sub or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this Agreement, execute and deliver an instrument transferring to such successor Trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, US Co, US Co Sub and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

     (d) Notice of Successor Trustee. Upon acceptance of appointment by a successor trustee as provided herein, US Co and US Co Sub shall cause to be mailed notice of the succession of such trustee hereunder to each Holder specified in a List. If US Co or US Co Sub shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of US Co and US Co Sub.

11. US CO SUCCESSORS

     (a) Certain Requirements in Respect of Combination, etc. US Co shall not enter into any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person or, in the case of a merger, of the continuing corporation resulting therefrom unless:

          (i) such other Person or continuing corporation (the "US Co Successor"), by operation of law, becomes, without further action, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction an agreement supplemental hereto and such other instruments (if any) as are satisfactory to the Trustee and in the opinion of legal counsel to the Trustee are necessary or advisable to evidence the assumption by the US Co Successor of liability for all monies payable and property deliverable hereunder and the covenant of such US Co Successor to pay and deliver or cause to be delivered the same and its agreement to observe and perform all the covenants and obligations of US Co under this Agreement; and

          (ii) such transaction shall, to the satisfaction of the Trustee and in the opinion of legal counsel to the Trustee, be upon such terms as substantially to preserve and not to impair in any material respect any of the rights, duties, powers and authorities of the Trustee or of the Holders hereunder.

     (b) Vesting of Powers in Successor. Whenever the conditions of Section 11(a) hereof have been duly observed and performed, the Trustee, if required, by
Section 11(a) hereof, the US Co Successor and US Co Sub shall execute and deliver the supplemental agreement provided for in Article 12 hereof and thereupon the US Co Successor shall possess and from time to time may exercise each and every right and power of US Co under this Agreement in the name of US Co or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the board of directors of US Co or any officers of US Co may be done and performed with like force and effect by the directors or officers of such US Co Successor.

     (c) Wholly-Owned Subsidiaries. Nothing herein shall be construed as preventing the amalgamation or merger of any wholly-owned subsidiary of US Co with or into US Co or the winding-up, liquidation or dissolution of any wholly-owned subsidiary of US Co provided that all of the assets of such subsidiary are transferred to US Co or another wholly-owned subsidiary of US Co, and any such transactions are expressly permitted by this Article 11.

12. AMENDMENTS AND SUPPLEMENTAL AGREEMENTS

     (a) Amendments, Modifications, etc. This Agreement may not be amended or modified except by an agreement in writing executed by US Co Sub, US Co and the Trustee and approved by the Holders in accordance with Section 9.2 of the Exchangeable Share Provisions.

     (b) Ministerial Amendments. Notwithstanding the provisions of Section 12(a) hereof, the parties to that agreement may in writing, at any time and from time to time, without the approval of the Holders, amend or modify this Agreement for the purposes of;

          (i) adding to the covenants of any or all of the parties hereto for the protection of the Holders hereunder;

          (ii) making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the board of directors of each of US Co and US Co Sub and in the opinion of the Trustee and its counsel having in mind the best interests of the Holders as a whole, it may be expedient to make, provided that such boards of directors and the Trustee and its counsel shall be of the opinion that such amendments and modifications will not be prejudicial to the interests of the Holders as a whole; or

          (iii) making such changes or corrections which, on the advice of counsel to US Co Sub, US Co and the Trustee, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error, provided that the Trustee and its counsel and the board of directors of each of US Co Sub and US Co shall be of the opinion that such changes or corrections will not be prejudicial to the interests of the Holders as a whole.

     (c) Meeting to Consider Amendments. US Co Sub, at the request of US Co, shall call a meeting or meetings of the Holders for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the by-laws of US Co Sub, the Exchangeable Share Provisions and all applicable laws.

     (d) Changes in Capital of US Co and US Co Sub. At all times after the occurrence of any event effected pursuant to Section 2(g) or Section 2(h) of the Support Agreement, as a result of which either US Co Common Stock or the Exchangeable Shares or both are in any way changed, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which US Co Common Stock or the Exchangeable Shares or both are so changed and the parties hereto shall execute and deliver a supplemental agreement giving effect to and evidencing such necessary amendments and modifications.

     (e) Execution of Supplemental Agreements. No amendment to or modification or waiver of any of the provisions of this Agreement otherwise permitted hereunder shall be effective unless made in writing and signed by all of the parties hereto. From time to time US Co Sub (when authorized by a resolution of its Board of Directors), US Co (when authorized by a resolution of its board of directors) and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

          (i) evidencing the succession of any US Co Successors to US Co and the covenants of and obligations assumed by each such US Co Successors in accordance with the provisions of Article 11, and the successor of any successor trustee in accordance with the provisions of Article 10;

          (ii) making any additions to, deletions from or alterations of the provisions of this Agreement or the Voting Rights, the Exchange Right or the Automatic Exchange Rights which, in the opinion of the Trustee and its counsel, will not be prejudicial to the interests of the Holders as a whole or are in the opinion of counsel to the Trustee necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to US Co, US Co Sub, the Trustee or this Agreement; and

          (iii) for any other purposes not inconsistent with the provisions of this Agreement, including without limitation to make or evidence any amendment or modification to this Agreement as contemplated hereby, provided that, in the opinion of the Trustee and its counsel, the rights of the Trustee and the Holders as a whole will not be prejudiced thereby.

13. TERMINATION

     (a) Term. The Trust created by this Agreement shall continue until the earliest to occur of the following events:

          (i) no outstanding Exchangeable Shares are held by a Holder;

          (ii) each of US Co Sub and US Co elects in writing to terminate the Trust and such termination is approved by the Holders of the Exchangeable Shares in accordance with Section 9.2 of the Exchangeable Share Provisions; and

          (iii) twenty-one (21) years after the death of the last survivor of the descendants of His Majesty King George VI of the United Kingdom of Great Britain and Northern Ireland living on the date of the creation of the Trust.

     (b) Survival of Agreement. This Agreement shall survive any termination of the Trust and shall continue until there are no Exchangeable Shares outstanding held by a Holder; provided, however, that the provisions of Articles 8 and 9 hereof shall survive any such termination of this Agreement.

 14. GENERAL

     (a) Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby and the agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

     (b) Inurement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and to the benefit of the Holders.

     (c) Notices to Parties. All notices and other communications between the parties hereunder shall be in writing and shall be deemed to have been given if delivered personally or by confirmed telecopy to the parties at the following addresses (or at such other address for such party as shall be specified in like notice):

     (i)    if to US Co at:

            Pioneer Natural Resources Company
            1400 Williams Square West
            5205 N. O'Connor Blvd.
            Irving, Texas 75039-3746
            Attention: President
            Telecopy:  (972) 402-7057

     (ii)   if to US Co Sub at:

            Pioneer Natural Resources (Canada) Ltd.
            2900, 255 -- 5th Avenue S.W.
            Calgary, Alberta
            T2P 3G6
            Attention: President
            Telecopy:  (403) 231-3247

     (iii)  if to the Trustee at:

            if by mail or delivery:

            Montreal Trust Company of Canada
            710, 530 -- 8th Avenue S.W.
            Calgary, Alberta
            T2P 3S8
            Attention:
            Telecopy:  (403) 267-6598

     Any notice or other communication given personally shall be deemed to have been given and received upon delivery thereof and if given by telecopy shall be deemed to have been given and received on the date of receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day.

     (d) Notice of Holders. Any and all notices to be given and any documents to be sent to any Holders may be given or sent to the address of such Holder shown on the register of Holders of Exchangeable Shares in any manner permitted by the Exchangeable Share Provisions and shall be deemed to be received (if given or sent in such manner) at the time specified in such Exchangeable Share Provisions, the provisions of which the Exchangeable Share Provisions shall apply mutatis mutandis to notices or documents as aforesaid sent to such Holders.

     (e) Risk of Payments by Post. Whenever payments are to be made or documents are to be sent to any Holder by the Trustee, by US Co Sub or by US Co or by such Holder to the Trustee or to US Co or US Co Sub, the making of such payment or sending of such document sent through the post shall be at the risk of US Co Sub or US Co, in the case of payments made or documents sent by the Trustee or US Co Sub or US Co, and the Holder, in the case of payments made or documents sent by the Holder.

     (f) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     (g) Jurisdiction. This Agreement shall be construed and enforced in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.

     (h) Attornment. US Co agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of Alberta, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of the said courts in any such action or proceeding, agrees to be bound by any judgment of the said courts and agrees not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction and hereby appoints US Co Sub at its registered office in the Province of Alberta as US Co's attorney for service of process.

     IN WITNESS WHEREOF, the parties hereby have caused this Agreement to be duly executed as of the date first above written.

                                            PIONEER NATURAL
                                            RESOURCES COMPANY

                                            Per:

                                              ----------------------------------

                                            Per:

                                              ----------------------------------

                                            PIONEER NATURAL RESOURCES
                                            (CANADA) LTD.

                                            Per:

                                              ----------------------------------

                                            Per:

                                              ----------------------------------

                                            MONTREAL TRUST COMPANY
                                            OF CANADA

                                            Per:

                                              ----------------------------------

                                            Per:

                                              ----------------------------------

                                    ANNEX J

                         GOLDMAN SACHS FAIRNESS OPINION

PERSONAL AND CONFIDENTIAL

September 3, 1997

Board of Directors
Pioneer Natural Resources Company
1400 William Square West
5205 North O'Connor Boulevard
Irving, TX 75039

Gentlemen:

     You have requested our opinion as to the fairness to Pioneer Natural Resources Company (the "Company") of the Consideration (as defined below) to be paid for all of the outstanding Common Shares, no par value (the "Chauvco Common Stock"), of Chauvco Resources Ltd. ("Chauvco") pursuant to the acquisition (the "Acquisition") contemplated by the Combination Agreement dated as of September 3, 1997 between the Company and Chauvco (the "Agreement"). We understand that pursuant to the Agreement and the Plan of Arrangement (as defined in the Agreement), prior to or concurrent with the closing of the Acquisition, Chauvco will distribute to the holders of Chauvco Common Stock the Gabon Securities (as defined in the Agreement) and the rights and assets of Chauvco relating to the Alliance pipeline project. We further understand that pursuant to the Agreement, each issued and outstanding share of Chauvco Common Stock and each Chauvco Option (as defined in the Agreement) will be exchanged for a fraction of a share, determined in accordance with the Agreement based upon the average of the closing sales prices for the Common Shares for the ten consecutive trading days ending on the third trading day next preceding the date of the Chauvco meeting of shareholders relating to the Plan of Arrangement (the "Common Shares Price"), which fraction will be not less than .451467 or greater than .493827 (the "Exchange Ratio"), of either (i) Common Stock, par value $.01 per share (the "Common Shares") of the Company, or (ii) an Exchangeable Share (as defined in the Agreement) of a newly organized Canadian subsidiary of the Company that is designed to be the economic equivalent of the Common Shares and are exchangeable on a one-for-one basis for Common Shares (the Common Shares and Exchangeable Shares together being the "Stock Consideration"). In the event the Exchange Ratio calculated pursuant to the Agreement is .465116 or greater, the Company may elect to utilize an Exchange Ratio of .465116 and also pay an amount of cash (the "Cash Consideration" and, together with the Stock Consideration, the "Consideration") per share of Chauvco Common Stock equal to the difference between the Exchange Ratio calculated in accordance with the Agreement and
 .465116 multiplied by the Common Shares Price.

     Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having provided certain investment banking services to predecessors of the Company from time to time, including having acted as financial advisor to Parker & Parsley Petroleum Company ("Parker & Parsley") in its August 1997 merger with Mesa Inc. ("Mesa"); having acted as underwriters of public offerings of $150,000,000 of 8 7/8% Senior Notes due 2005 of Parker & Parsley in 1995 and common stock of Parker & Parsley in 1994; and having acted as managing underwriters of a private offering of 3,776,400 Parker & Parsley Capital LLC 6 1/4% Convertible Monthly Income Preferred Shares, guaranteed by and convertible into common stock of Parker & Parsley in 1994. We have also provided certain investment banking services to Mesa from time to time.

     In connection with this opinion, we have reviewed, among other things, the Agreement; the Joint Proxy Statement/Prospectus dated June 27, 1997 of the Company, Parker & Parsley and Mesa; Annual Reports to Stockholders and Annual Reports on Form 10-K of Parker & Parsley and Mesa, for the five years ended December 31, 1996; Annual Reports to Shareholders and Annual Information Forms of Chauvco for the five years ended December 31, 1996; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company, Parker & Parsley and Mesa; certain unaudited interim reports of Chauvco; certain other communications from the Company and Chauvco to their respective stockholders; certain internal financial analyses and forecasts for the Company and Chauvco prepared by their respective managements; and certain internal financial forecasts for the Company and Chauvco on a combined basis, after giving effect to the Acquisition, prepared by the management of the Company. We also have held discussions with members of the senior management of the Company and Chauvco regarding the strategic rationale for, and potential benefits of, the Acquisition and the past and current business operations, financial condition and future prospects of their respective companies. We have reviewed certain information provided by Chauvco relating to its oil and gas reserves and by the Company relating to the oil and gas reserves of the Company and Chauvco (the "Reserve Information"), including, but not limited to, (i) year-end reserve reports for Parker & Parsley prepared by its management and audited by independent petroleum engineers, (ii) year-end reserve reports for Mesa prepared by independent petroleum engineers, (iii) year-end reserve reports for the North American properties of Chauvco prepared by its management and audited by independent petroleum engineers, (iv) year-end reserve reports for the Argentine properties of Chauvco prepared by independent petroleum engineers, and (v) reserve estimates for Chauvco prepared by the management of the Company. In addition, we have discussed the Reserve Information with the respective managements of the Company and Chauvco and have held discussions with members of senior management of the Company regarding its due diligence examination of such Reserve Information for Chauvco. In addition, we have reviewed the reported price and trading activity for the Common Shares and Chauvco Common Stock, compared certain financial and stock market information for the Company and Chauvco with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the oil and gas industry specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

     We have relied upon the accuracy and completeness of all of the financial and other information reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. In addition, we have not made an independent evaluation or appraisal of the assets and liabilities of the Company or Chauvco or any of their subsidiaries and, except for the Reserve Information, we have not been furnished with any such evaluation or appraisal. With respect to such Reserve Information, we are not experts in the evaluation of oil and gas properties and, we have assumed with your consent that the reserve estimates for Chauvco prepared by the management of the Company have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company and that such estimates approximate the actual reserves of Chauvco. We have also assumed with your consent that such information and the financial forecasts, including estimates of liabilities of Chauvco after giving effect to the transactions contemplated by the Plan of Arrangement, provided to us and discussed with us with respect to the Company and Chauvco after giving effect to the transactions contemplated by the Plan of Arrangement have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company and that such forecasts will be realized in the amounts and at the times contemplated thereby. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation as to how any holder of the Company's securities should vote with respect to such transaction.

     Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Consideration to be paid by the Company pursuant to the Agreement is fair to the Company.

                                            Very truly yours,

                                            /s/ GOLDMAN, SACHS & CO.
                                            ------------------------------------
                                            (GOLDMAN, SACHS & CO.)

                                    ANNEX K

                       SALOMON BROTHERS FAIRNESS OPINION

SALOMON BROTHERS INC
Seven World Trade Center
New York, New York 10048

Telephone: (212) 783-7000
                                                           Salomon Brothers logo

                                                               September 3, 1997

Board of Directors
Chauvco Resources Ltd.
2900, 255 - 5th Avenue S.W.
Calgary, Alberta
T2P 3G6

Members of the Board:

     We understand that Chauvco Resources Ltd., an Alberta corporation (the "Company"), proposes to engage in a series of transactions (collectively, the "Transactions") with Pioneer Natural Resources Company, a Delaware corporation ("Pioneer"), pursuant to which (i) the Company will transfer to Chauvco Resources International Ltd., a wholly owned subsidiary of the Company ("CRI"), all of the assets and liabilities relating to the Company's operations outside of North America and Argentina, as well as certain of the Company's trademarks, trade names and similar rights, (ii) all of the issued and outstanding shares of CRI will be distributed to holders of the common shares of the Company ("Company Common Shares") and options to purchase Company Common Shares ("Company Options") upon exchange of the Company Common Shares and Company Options (the "CRI Share Transfer") and (iii) holders of Company Common Shares will also receive, upon exchange of each Company Common Share, a number of shares of common stock, $0.1 par value, of Pioneer ("Pioneer Common Stock") equal to the Exchange Ratio, as hereinafter described (the "Pioneer Stock Consideration"). At the option of the holders of Company Common Shares, such holders may receive in lieu of the Pioneer Stock Consideration exchangeable shares of Pioneer Natural Resources (Canada) Ltd., a British Columbia corporation, all of the common shares of which are to be indirectly held by Pioneer ("Pioneer Sub"), which are exchangeable at the option of the holder for the Pioneer Stock Consideration. Holders of Company Options will also have the right to receive the Pioneer Stock Consideration upon payment of the applicable option exercise price. The "Exchange Ratio" means (i) if the average trading price of the Pioneer Common Stock, determined as provided in the Combination Agreement (the "Pioneer Stock Price"), is less than US$33.50, 0.493827, (ii) if the Pioneer Stock Price is at least US$33.50 but less than US$39.01, (A) 0.493827 less (B) the amount obtained by (1) multiplying (A) 0.042360 and (B) the Pioneer Stock Price less $33.50, and
(2) dividing the result by 5.51, and (iii) if the Pioneer Stock Price is equal to or greater than $39.01, 0.451467. The Transactions are to be effected in accordance with a Combination Agreement to be entered into between the Company and Pioneer (the "Combination Agreement"). Prior to the effective time of the Arrangement and without regard to the transactions contemplated by the Arrangement, Chauvco will enter into a transaction causing all of its rights and assets relating to the Alliance pipeline project to be spun off from Chauvco into a newly-created public entity (the "Alliance Entity"), through a rights offering in Canada or by other means (the "Alliance Distribution").

     You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the holders of the Company Common Shares, of the Pioneer Stock Consideration as consideration for the Company Common Shares after giving effect to the CRI Share Transfer and the Alliance Distribution.

     As you are aware, Salomon Brothers Inc has acted as financial advisor to the Company in connection with the Transactions and will receive a fee for services, a substantial portion of which is contingent upon consummation of the Transactions. Salomon Brothers Inc has previously provided a variety of investment

SALOMON BROTHERS INC

                                                           SALOMON BROTHERS LOGO

banking services for the predecessor companies of Pioneer, including serving as an underwriter in equity and debt offerings by Parker & Parsley Petroleum Company. In addition, in the ordinary course of our business, we actively trade the equity and debt securities of Pioneer for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     In connection with rendering our opinion, we have reviewed and analyzed, among other things, the following: (i) a draft version of the Combination Agreement, including the exhibits thereto and the disclosures made in connection therewith; (ii) certain publicly available information concerning the Company, including the Annual Information Forms of the Company for each of the years in the five year period ended December 31, 1996 and the quarterly reports of the Company for each of the quarters ended March 31, 1997 and June 30, 1997; (iii) certain other internal information, primarily financial in nature, including projections, concerning the business and operations of the Company furnished to us by the Company for purposes of our analysis; (iv) certain publicly available information concerning the trading of, and the trading market for, the Company Common Shares; (v) certain publicly available information concerning Pioneer, including the Annual Reports on Form 10-K of the predecessor companies of Pioneer for each of the years in the five year period ended December 31, 1996, the Quarterly Reports on Form 10-Q of the predecessor companies of Pioneer for the quarters ended March 31, 1997 and June 30, 1997, the Joint Proxy Statement/Prospectus, dated June 23, 1997, with respect to the merger of the predecessor companies of Pioneer, and the Current Report on Form 8-K of Pioneer dated August 7, 1997; (vi) certain other internal information, primarily financial in nature, including projections and estimates of reserves, concerning the business and operations of Pioneer furnished to us by Pioneer for purposes of our analysis; (vii) certain publicly available information concerning the trading of, and the trading market for, the Pioneer Common Stock and the common stock of the predecessor companies of Pioneer; (viii) certain publicly available information with respect to certain other companies that we believe to be comparable to the Company or Pioneer and the trading markets for certain of such other companies' securities; and (ix) certain publicly available information concerning the nature and terms of certain other transactions that we consider relevant to our inquiry. We have also considered such other information, financial studies, analyses, investigations and financial, economic and market criteria that we deemed relevant. We have also met with certain officers and employees of the Company and Pioneer to discuss the foregoing as well as other matters we believe relevant to our inquiry.

     In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided us or publicly available and have neither attempted independently to verify nor assumed responsibility for verifying any of such information. We have not conducted a physical inspection of any of the properties, assets or facilities of the Company or Pioneer, nor have we made or obtained or assumed any responsibility for making or obtaining any independent evaluations or appraisals of any of such properties, assets or facilities. With respect to projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of the Company and Pioneer as to the respective future financial performance of the Company and Pioneer and we express no view with respect to such projections or the assumptions on which they were based. We further have assumed that each of the Combination Agreement and the other agreements which are attached as exhibits to the Combination Agreement (including, without limitation, the Support Agreement to be entered into by Pioneer), when executed and delivered, will not differ materially from the drafts which we have reviewed.

     In conducting our analysis and arriving at our opinion as expressed herein, we have considered such financial and other factors as we have deemed appropriate under the circumstances including, among others, the following: (i) the historical and current financial position and results of operations of the Company and Pioneer (and its predecessor companies); (ii) the business prospects of the Company and Pioneer; (iii) the historical and current market for the Company Common Shares, the Pioneer Common Stock (and the common stock of its predecessor companies) and the equity securities of certain other companies that we

SALOMON BROTHERS INC

                                                           SALOMON BROTHERS LOGO

believe to be comparable to the Company or Pioneer; and (iv) the nature and terms of certain other transactions that we believe to be relevant. We have also taken into account our assessment of general economic, market and financial conditions and our knowledge of the oil and gas industry as well as our experience in connection with similar transactions and securities valuation generally. Our opinion necessarily is based upon conditions as they exist and can be evaluated on the date hereof and we assume no responsibility to update or revise our opinion based upon circumstances or events occurring after the date hereof. Our opinion as expressed below does not constitute an opinion or imply any conclusions as to the likely trading range for the Pioneer Common Stock following consummation of the Transactions. Our opinion is, in any event, limited to the fairness, from a financial point of view, of the Pioneer Stock Consideration as consideration for the Company Common Shares after giving effect to the CRI Share Transfer and the Alliance Distribution, and does not address the fairness of any other aspect of the Transactions, including the fairness of the CRI Share Transfer, the fairness of the Alliance Distribution, the financial viability of CRI or the Alliance Entity following consummation of the Transactions, or the Company's underlying business decision to effect the Transactions. In addition, our opinion does not constitute a recommendation to any holder of Company Common Shares as to how such holder should vote with respect to the Transactions.

     Based upon and subject to the foregoing, we are of the opinion as investment bankers that the Pioneer Stock Consideration is fair, from a financial point of view, to the holders of Company Common Shares, as consideration for the Company Common Shares after giving effect to the CRI Share Transfer and the Alliance Distribution.

                                            Very truly yours,

                                            /s/ SALOMON BROTHERS INC

                                            SALOMON BROTHERS INC

                                    ANNEX L

                            RBC DS FAIRNESS OPINION

                               September 3, 1997

The Board of Directors
Chauvco Resources Ltd.
2900, 255 - 5 Avenue S.W.
Calgary, Alberta
T2P 3G6

Dear Sirs:

     RBC Dominion Securities Inc. ("RBC DS") understands that Chauvco Resources Ltd. ("Chauvco" or the "Company") and Pioneer Natural Resources Company ("Pioneer") have executed an agreement dated as of September 3, 1997 (the "Combination Agreement"), which contemplates an arrangement (the "Arrangement") whereby each outstanding Chauvco common share (the "Common Shares") will be exchanged for between 0.45 and 0.49 common shares of Pioneer Natural Resources Company ("Pioneer") or a new class of exchangeable shares (the "Exchangeable Shares") of Pioneer Natural Resources (Canada) Ltd. (a wholly owned subsidiary of Pioneer) which are exchangeable on a one-for-one basis into Pioneer common shares. In addition, the holder of each outstanding Common Share will receive one common share in Chauvco Resources International Ltd. ("CRI"), a newly formed Bermuda company which will indirectly own Chauvco's Gabon properties and its other international interests (other than in North America and Argentina). Prior to the effective date of the Arrangement and without regard to the transactions contemplated by the Arrangement, Chauvco will enter into a transaction causing all of its rights and assets relating to the Alliance pipeline project to be spun off from Chauvco into a newly created public entity ("Alliance"), through a rights offering in Canada or by other means. The terms of the Arrangement will be more fully described in a joint management information circular which RBC DS understands will be mailed to shareholders of the Company in connection with the Arrangement.

     The board of directors (the "Board") of the Company has retained RBC DS to provide advice and assistance to the Board in evaluating the Arrangement, including the preparation and delivery to the Board of its opinion as to the fairness of the Arrangement from a financial point of view to the shareholders of the Company (the "Fairness Opinion"). The Fairness Opinion has been prepared in accordance with the guidelines of the Investment Dealers Association of Canada.

ENGAGEMENT

     The Board initially contacted RBC DS regarding a potential advisory assignment in February, 1997, and RBC DS was formally engaged by the Board on February 28, 1997, through an agreement between the Company and RBC DS (the "Engagement Agreement") dated February 28, 1997. RBC DS was retained to render financial advisory and investment banking services to the Company in connection with a possible sale of the Company or an interest in the Company to one or more parties. The terms of the Engagement Agreement provide that RBC DS is to be paid a fee for its services, the vast majority of which is contingent upon the consummation of the Arrangement. The fee is variable based on the consideration received by Chauvco shareholders. Based on RBC DS's estimate of the value of the consideration on the date hereof, the fee payable would be approximately $5.2 million. In addition, RBC DS is to be reimbursed for its reasonable out-of-pocket expenses and to be indemnified by the Company in certain circumstances. RBC DS consents to the inclusion of the Fairness Opinion in its entirety and a summary thereof in the Circular and to the filing thereof, as necessary, by the Company with the securities commissions or similar regulatory authorities in each province of Canada and in the United States.

RELATIONSHIP WITH INTERESTED PARTIES

     Neither RBC DS, nor any of its affiliates is an insider, associate or affiliate (as those terms are defined in the Securities Act (Alberta) (the "Act")) of the Company, Pioneer or any of their respective associates or affiliates. RBC DS has not been engaged to provide any financial advisory services nor has it participated in any financing involving the Company, Pioneer or any of their respective associates or affiliates, within the past two years, other than the services provided under the Engagement Agreement. There are no understandings, agreements or commitments between RBC DS and the Company, Pioneer or any of their respective associates or affiliates with respect to any future business dealings. RBC DS may, in the future, in the ordinary course of its business, perform financial advisory or investment banking services for the Company, Pioneer or any of their respective associates or affiliates. The Royal Bank of Canada, controlling shareholder of RBC DS, provides banking services to the Company in the normal course of business.

     RBC DS acts as a trader and dealer, both as principal and agent, in major financial markets and, as such, may have had and may in the future have positions in the securities of the Company, Pioneer or any of their respective associates or affiliates and, from time to time, may have executed or may execute transactions on behalf of such companies or clients for which it received or may receive compensation. As an investment dealer, RBC DS conducts research on securities and may, in the ordinary course of its business, provide research reports and investment advice to its clients on investment matters, including with respect to the Company, Pioneer or the Arrangement.

CREDENTIALS OF RBC DOMINION SECURITIES

     RBC DS is one of Canada's largest investment banking firms, with operations in all facets of corporate and government finance, mergers and acquisitions, equity and fixed income sales and trading and investment research. The Fairness Opinion expressed herein represents the opinion of RBC DS and the form and content herein have been approved for release by a committee of its directors, each of whom is experienced in merger, acquisition, divestiture and valuation matters.

BACKGROUND TO THE OFFER

     On May 5, 1997, Chauvco announced its intention to conduct a review of strategic alternatives, including the consideration of a sale of all or part of the Company. Salomon Brothers Inc ("Salomon Brothers") and RBC DS were retained to manage a review of strategic alternatives to maximize shareholder value, including commencing a dialogue with prospective purchasers. During this process, Salomon Brothers and RBC DS made contact with a large number of parties who expressed interest in acquiring the Common Shares or parts of the Company. The Company made certain information available to selected parties, subject to confidentiality agreements. Thereafter, the Company and its advisors held discussions with and invited offers from these interested parties. The offer from Pioneer was forthcoming as a direct result of this initiative.

SCOPE OF REVIEW

     In connection with our Fairness Opinion, we have reviewed and relied upon or carried out, among other things, the following:

        1. the Combination Agreement executed by Chauvco and Pioneer and dated September 3, 1997;

        2. the shareholders' agreements dated September 3, 1997 between Pioneer, Gendis Inc. and Trimac Corporation, between Pioneer and Guy J. Turcotte, and between Pioneer, Chauvco, DNR-MESA Holdings L.P., Scott
           D. Sheffield and I. Jon Brumley;

        3. audited financial statements of the Company for each of the five years ended December 31, 1996;

        4. the unaudited interim reports of the Company for the two quarters ended June 30, 1997;

        5. annual reports of the Company for each of the five years ended December 31, 1996;

        6. the Notice of Annual Meeting of Shareholders and Management Information Circulars of the Company for each of the two years ended December 31,1996;

        7. annual information forms of the Company for each of the two years ended December 31, 1996;

        8. historical segmented financial statements of the Company by geographic division for the five years ended December, 31, 1996;

        9. internal management budget of the Company on a consolidated basis and segmented by geographic division for the year ending December 31, 1997;

        10. unaudited projected financial statements for the Company on a consolidated basis and segmented by geographic division, prepared by management of the Company, for the years ending December 31, 1997 through December 31, 2001;

        11. internal management information, including forecasts and projections, provided by the Company;

        12. discussions with senior management of the Company;

        13. discussions with the Company's auditors and legal counsel;

        14. the executed merger agreement between Parker and Parsley Petroleum Company ("Parker and Parsley") and Mesa Inc. ("Mesa"), the predecessor companies to Pioneer;

        15. annual reports and forms 10K of Parker and Parsley and Mesa for the two years ended December 31, 1996;

        16. the unaudited interim reports for Parker and Parsley and Mesa for the two quarters ended June 30, 1997;

        17. audited financial statements of Parker and Parsley and Mesa, for each of the five years ended December 31, 1996;

        18. the prospectus supplement dated August 17,1995 relating to $150,000,000 of 8 1/4% senior notes due 2007 of Parker and Parsley;

        19. the prospectus supplement dated April 5, 1995 relating to $150,000,000 of 8 7/8% senior notes due 2005 of Parker and Parsley;

        20. the registration statement and prospectus dated June 25, 1996 relating to $325,000,000 of 10 5/8% senior subordinated notes due 2006 of Mesa and $264,000,000 of 11 5/8% senior subordinated discount notes due 2006 of Mesa;

        21. the Mesa proxy statement filed on Schedule 14A dated May 24, 1996;

        22. the statement of resolution with respect to the Mesa series A and series B preferred stock;

        23. public information relating to the business, operations, financial performance and stock trading history of the Company, Pioneer, and other selected public companies considered by us to be relevant;

        24. public information with respect to other transactions of a comparable nature considered by us to be relevant;

        25. public information regarding the oil and gas industry;

        26. the independent engineering reports of Chauvco from Gilbert Laustsen Jung Associates Ltd. dated December 31, 1996, January 1, 1997 and August 1, 1997, (the "GLJ Reports");

        27. the independent engineering report of Chauvco provided by Martin Petroleum & Associates (the "Martin Report") dated January 1, 1997;

        28. representations contained in certificates addressed to us, dated as of the date hereof, from senior officers of the Company as to the completeness and accuracy of the information upon which the Fairness Opinion is based; and

        29. such other corporate, industry and financial market information, investigations and analyses as RBC DS considered necessary or appropriate in the circumstances.

     RBC DS has not been provided with any drafts of the joint management information circular to be mailed to shareholders or any information included therein, as of the date hereof.

     RBC DS has not, to the best of its knowledge, been denied access by the Company to any information requested by RBC DS.

PRIOR VALUATIONS

     The Company has represented to RBC DS that there have not been any prior valuations (as defined in OSC Policy 9.1) of the Company or its material assets or its securities in the past twenty-four month period.

ASSUMPTIONS AND LIMITATIONS

     With the Company's approval and as provided for in the Engagement Agreement, RBC DS has relied upon the completeness, accuracy and fair presentation of all of the financial and other information, data, advice, opinions or representations obtained by it from public sources, senior management of the Company and Pioneer, and their respective consultants and advisors (collectively, the "Information"). The Fairness Opinion is conditional upon such completeness, accuracy and fair presentation of such Information. Subject to the exercise of professional judgment and except as expressly described herein, we have not attempted to verify independently the completeness, accuracy or fair presentation of any of the Information.

     Senior officers of the Company have represented to RBC DS in a certificate delivered as of the date hereof, among other things, that (i) the Information (as defined above) provided orally by, or in the presence of, an officer of the Company or in writing by the Company or any of its subsidiaries or their respective agents to RBC DS relating to the Company or any of its subsidiaries or to the Arrangement, for the purpose of preparing the Fairness Opinion was, at the date the Information was provided to RBC DS, and is, except as has been disclosed in writing to RBC DS, complete, true and correct in all material respects, and did not, and does not, contain any untrue statement of a material fact in respect of the Company, its subsidiaries or the Arrangement, and did not, and does not, omit to state a material fact in respect of the Company, its subsidiaries or the Arrangement necessary to make the Information not misleading in light of the circumstances under which the Information was made or provided; and that (ii) since the dates on which the Information was provided to RBC DS, except as disclosed in writing to RBC DS, or as publicly disclosed by the Company, there has been no material change, financial or otherwise, in the financial condition, assets, liabilities (contingent or otherwise), business, operations or prospects of the Company or any if its subsidiaries and no material change has occurred in the Information or any part thereof which would have, or which would reasonably be expected to have, a material effect on the Fairness Opinion.

     In preparing the Fairness Opinion, RBC DS has made a number of assumptions, one of which is that all of the conditions required to implement the Arrangement will be met.

     The Fairness Opinion is rendered on the basis of securities markets, economic, financial and general business conditions prevailing as at the date hereof and the condition and prospects, financial and otherwise, of the Company, Pioneer and their respective subsidiaries and affiliates, as they were reflected in the Information and as they have been represented to RBC DS in discussions with management of the Company and Pioneer respectively. In its analyses and in preparing the Fairness Opinion, RBC DS made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of RBC DS or any party involved in the Arrangement.

     The Fairness Opinion has been provided for the use of the Board and may not be used by any other person or relied upon by any other person other than the Board without the express prior written consent of RBC DS. The Fairness Opinion is given as of the date hereof and RBC DS disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting its Fairness Opinion which may come or be brought to RBC DS' attention after the date hereof. Without limiting the foregoing, in the event that there is any material change in any fact or matter affecting the Fairness Opinion after the date hereof, RBC DS reserves the right to change, modify or withdraw its Fairness Opinion.

     RBC DS believes that its analyses must be considered as a whole and that selecting portions of the analyses or the factors considered by it, without considering all factors and analyses together, could create a misleading view of the process underlying the Fairness Opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Any attempt to do so could lead to undue emphasis on any particular factor or analysis. The Fairness Opinion is not to be construed as a recommendation to any holder of Common Shares as to whether to vote in favour of the Arrangement.

OVERVIEW OF THE COMPANY

     The principal business of Chauvco is the exploration, development and production of petroleum and natural gas in Western Canada, South America (Argentina) and West Africa (Gabon). Through acquisitions (Tripet Resources Inc. in 1987, Ultramar Canada Inc. in 1990 and Tideal Resources Ltd. in 1997) and successful exploration and development activities, Chauvco has grown to become an intermediate-sized Canadian oil and gas company.

     The following table summarizes Chauvco's daily production and proven reserves of crude oil, natural gas liquids and natural gas for the periods indicated. These figures are consistent with those represented during the strategic alternative review process:

                                                   DECEMBER 31   DECEMBER 31,   DECEMBER 31,
                                                   1996 (ACT.)   1997 (EST.)    1998 (EST.)
                                                   -----------   ------------   ------------
WESTERN CANADA
  Production (boe/d)(1)..........................    19,096         20,956         21,551
  Reserves (mmboe)(2)............................      52.0            n/a            n/a
ARGENTINA
  Production (boe/d)(1)..........................     8,829         16,107         21,562
  Reserves (mmboe)(2)............................      52.6            n/a            n/a
GABON
  Production (boe/d).............................         0          2,534          9,284
  Reserves (mmboe)(2)............................       9.1            n/a            n/a
TOTAL
  Production (boe/d)(1)..........................    27,924         39,597         52,487
  Reserves (mmboe)(2)............................     113.7            n/a            n/a

---------------

(1) natural gas converted to boe at a 10:1, production averaged over calendar year.

(2) proven reserves only, converted to boe at 10:1, as available as of March 31, 1997.

     The following summarizes Chauvco's financial information for the period indicated:

                                                    DECEMBER 31,   DECEMBER 31,   DECEMBER 31,
                                                    1996 (ACT.)    1997 (EST.)    1998 (EST.)
                                                    ------------   ------------   ------------
WESTERN CANADA
  EBITDA ($million)...............................      91.2           93.7           99.0
  Cashflow ($million).............................      61.7           66.7           75.9
ARGENTINA
  EBITDA ($million)...............................      39.7           82.6          126.0
  Cashflow ($million).............................      39.0           80.3          105.2
GABON
  EBITDA ($million)...............................         0           15.6           56.9
  Cashflow ($million).............................         0           14.3           52.2
TOTAL
  EBITDA ($million)...............................     130.7          192.0          281.7
  Cashflow ($million).............................     100.6          161.2          233.1

FAIRNESS ANALYSIS

  APPROACH TO FAIRNESS

     RBC DS has assessed the fairness, from a financial point of view, of the Arrangement to the shareholders of Chauvco based upon a number of factors. These factors include (i) an analysis of multiples paid in recent comparable acquisition transactions in the Canadian oil and gas industry; (ii) a net asset value analysis which incorporates a discounted cash flow approach;
(iii) a comparison of the value offered to holders of Common Shares under the Arrangement to recent trading levels for the Common Shares and (iv) a review of the strategic alternatives review process which included the solicitation of a wide range of parties concerning their potential interest in making an acquisition of the Common Shares or the assets of Chauvco or reorganizing or recapitalizing the Company. RBC DS also reviewed the trading multiples of publicly traded Canadian oil and gas companies comparable to Chauvco, from the perspective of whether a public market value analysis might exceed the precedent transaction values. However, RBC DS concluded that public company multiples implied values that were below the precedent transaction values. Given the foregoing and that public company values generally reflect minority discount values rather than "en bloc" values, RBC DS did not rely on this methodology.

     In considering the value of the consideration being offered to holders of Common Shares under the Arrangement, RBC DS considered the aggregate of; the value derived from the Exchangeable Shares or Pioneer common shares, determined through a review of recent trading levels for the Pioneer common shares and the estimated market price of the Pioneer common shares post the Arrangement; and the estimated value of the common shares of CRI and opportunity to participate in Alliance. RBC did not consider the specific circumstances, particularly with respect to income tax consequences, of any particular Chauvco shareholder.

  VALUE OF CONSIDERATION

     In assessing the value of the Exchangeable Shares or the Pioneer common shares being offered, RBC DS relied on the market trading value approach. Since holders of Common Shares will be receiving a minority interest in Pioneer and will not be able to effect a sale of 100 percent of Pioneer, we concluded it was not appropriate to consider methodologies that are based on the assumption of a change of control transaction.

     We believe the market price of the Pioneer common shares is an appropriate indicator of the value of the Exchangeable Shares being offered to the shareholders of Chauvco under the Arrangement, in view of the following: (i) Pioneer is well followed by equity market analysts and trades on a comparable basis and in a manner consistent with other comparable, publicly traded oil and gas producers in the United States; (ii) based upon a composite of research analysts' forecasts of 1998 cash flow for each of Chauvco and Pioneer, the Arrangement, if completed, will be accretive to Pioneer's forecast cash flow per share; and (iii) Pioneer common shares have a reasonably high degree of liquidity as evidenced by the average daily volume of 733,672 shares through the period since trading in Pioneer stock commenced on August 8, 1997 to September 3, 1997, the last trading day prior to the announcement of the Arrangement.

     RBC DS also reviewed the trading history of other exchangeable shares traded on the Toronto Stock Exchange (the review included the exchangeable shares of Battle Mountain Gold, Xerox Canada, Delrina, and Veritas DGC Canada Inc.) versus the shares of their respective US parents. RBC DS concluded that the exchangeable shares generally track the underlying security on a currency exchange rate adjusted basis and, as such, did not apply a discount or premium to the Exchangeable Shares versus the underlying trading value of Pioneer common shares.

     During our review of Pioneer, including meetings with Pioneer management, we were not made aware of any material information regarding Pioneer which has not been publicly disclosed which would reasonably be expected to materially adversely affect the market price of the Pioneer common shares.

     Based upon the closing price of Pioneer common shares on the New York Stock Exchange on September 3, 1997, the last trading day prior to the announcement of the Arrangement, the value to be received per Common Share under the Arrangement in the form of Pioneer common shares or Exchangeable Shares would be $26.48. In addition to the Pioneer common shares or Exchangeable Shares, Chauvco common shareholders will receive a distribution of common shares in a new Bermuda company, CRI, on a 1 for 1 basis and an opportunity to participate in Alliance.

     In assessing the value of CRI, RBC DS relied on the market trading value approach. Since holders of Common Shares will be receiving a minority interest in CRI and will not be able to effect a sale of 100 percent of CRI, we concluded it was not appropriate to consider methodologies that are based on the assumption of a change of control transaction. RBC DS considered various multiples of selected, publicly-traded companies which were deemed to be most comparable to CRI. RBC DS particularly relied upon the capitalization of discretionary cash flow approach which ascribes a common equity value based on a capitalization of estimated 1997 and forecast 1998 discretionary cash flow. In addition, RBC DS considered the capitalization of earnings before depreciation, depletion, amortization, interest and income taxes ("EBITDA") approach, which ascribes a value to total assets (the "Enterprise Value") before giving effect to the manner in which they have been financed. The Enterprise Value plus excess working capital, less actual debt and preferred shares, yields a common equity value. In considering the value of the CRI common shares, RBC DS reviewed management's forecasts and determined them to be reasonable. These forecasts for the Gabon operations for the remainder of 1997 and for 1998 were utilized in our calculations.

     A summary of the companies considered to be comparable to CRI with relevant multiples is provided below:

                        CRI COMPARABLE TRADING ANALYSIS

                                                                                          ENTERPRISE
                                                                   PRICE/             VALUE/PRODUCTION(3)
                                                          -------------------------   -------------------    TOTAL VALUE/
               COMPANY                 EQUITY VALUE (1)   1997E CF(2)   1998 CF(2)     1997E      1998E     PROVEN RESERVES
               -------                 ----------------   -----------   -----------   --------   --------   ---------------
Gulfstream Resources Canada
  Limited............................        696.7           21.3x          6.5x           n/a        n/a          n/a
Vermillion Resources Ltd.............        294.0            8.3x          5.3x        38,260    $23,381       $10.83
Abacan Resource Corporation..........        469.5           12.6x          4.6x           n/a        n/a       $22.20
Pacalta Resources Ltd................      1,023.8           19.3x          8.8x        55,393    $27,849       $30.06
Carmanah Resources Ltd...............        209.5           11.8x          3.2x        86,800    $18,590       $31.55
Hurricane Hydrocarbons Ltd...........        392.8            5.9x          4.1x       $ 8,786    $ 7,369       $ 3.05
    Mean.............................        514.4           13.2x          5.4x        47,310    $19,297       $19.54
    Median...........................        431.2           12.2x          5.0x        46,826    $20,985       $22.20

NOTES:

(1) Based on the closing share price on September 3, 1997.

(2) CF estimates are equity research analysts' forecasted cash flows per share as compiled by I/B/E/S.

(3) Enterprise Value is equity value plus long-term debt plus preferred share capital less net working capital.

     As a check on the reasonableness of this analysis, RBC DS considered the offers received for the Company's assets in Gabon and the net present value of fields in Gabon included in the GLJ Reports.

     In assessing the value of the opportunity to participate in Alliance, RBC DS considered: (i) the net investment by Chauvco in the Alliance project to date; and (ii) an option value approach based on a review of the underlying business opportunity. Given the relatively early stage of development of the project, RBC DS relied primarily on the net investment to date in determining an approximate value to the holders of Common Shares.

       Summary

     RBC DS concluded that the elements of consideration received in the form of the common shares of CRI and the opportunity to participate in Alliance, implied that the total consideration per Common Share under the Arrangement would be in the region of $3.00 to $4.50 per Common Share above the price implied by the Exchangeable Share.

     These values imply the following multiples:

                                                               BASED UPON
                                                              SEPTEMBER 3,
                                                              1997 CLOSING
                                                               PRICE FOR
                                                                PIONEER
                                                                 COMMON
                                                                 SHARES
                                                              ------------
Enterprise Value/Estimated 1997 EBITDA......................  8.8x -- 9.3x
Enterprise Value/Estimated 1998 EBITDA......................  6.0x -- 6.4x
Price/1997 Estimated Discretionary Cash Flow................  8.7x -- 9.3x
Price/1998 Estimated Discretionary Cash Flow................  6.1x -- 6.5x

  PRECEDENT TRANSACTION ANALYSIS

     As part of our review of the fairness of the Arrangement from a financial point of view to the holders of Common Shares, we reviewed precedent transactions in the Canadian oil and gas industry in order to compare the multiples paid under such transactions to the multiples implied by the Arrangement. In the past two years, there have been ten transactions of a comparable nature to the Arrangement and these are listed below:

                                                                                  PRICE/           ENTERPRISE
                                                                 EQUITY             FORECASTED       VALUE/
                                                   EQUITY(1)   PREMIUM TO    LTM       1 YR            LTM         1 YR FORECAST
 DATE         ACQUIROR             TARGET            VALUE       MARKET     CF(2)     CF(3)       EBITDA(2)(4)     EBITDA(3)(4)
 ----         --------             ------          ---------   ----------   -----   ----------    ------------     -------------
Aug 97    Gulf               Stampeder              $  497       39  %      7.4x       6.4x            8.8x            7.4x
July 97   Crestar Energy     Grad & Walker          $  234       43  %      9.0x       6.4x            5.0x             n/a
July 97   PanCanadian        CS Resources           $  305       40  %      9.3x       9.1x            8.9x            9.2?
Apr. 97   CanOxy             Wascana Energy         $1,360       25  %      7.9x       5.8x            7.7x            6.2x
Apr. 97   Renata             Intensity              $  100       17  %       n/a       3.5x             n/a            3.8x
Mar. 97   Newport            Cimarron               $  272       34  %      9.5x       7.0x           10.1x            7.7x
Mar. 97   Northstar Energy   Morrison Petroleum     $  599       16  %      7.0x       5.7x            5.4x            6.3x
Oct. 96   Stampeder          Morgan Hydrocarbons    $  322       24  %       n/a       5.0x             n/a            5.9x
Oct. 96   Poco Petroleums    Gardiner Oil & Gas     $  159       33  %      8.2x       5.3x            8.5x             n/a
Aug. 96   Cdn. Natural       Sceptre Resources      $  490       8   %      5.1x       5.6x            6.0x            6.8x
                             MEAN                      n/a       26  %      7.9x       6.0x            7.6x            6.3x
                             MEDIAN                    n/a       29  %      8.1x       5.8x            8.1x            6.3x

NOTES:

(1) Based on the closing share price on September 3, 1997.

(2) LTM is the last twelve months of reported financial information.

(3) CF estimates are equity research analysts' forecasted cash flows per share as compiled by I/B/E/S. EBITDA forecasts from RBC DS research

(4) Enterprise Value is equity value plus long-term debt plus preferred share capital less net working capital.

     The implied transaction multiples for Chauvco under the Arrangement are consistent with multiples paid in precedent transactions.

  NET ASSET VALUE APPROACH

     The net asset value ("NAV") approach ascribes a separate value for each category of asset and liability utilizing the methodology appropriate in each case; the sum of total assets less total liabilities yields the NAV. This approach ascribes value to the proved and probable reserves existing at the time of valuation on the basis of discounted future before-tax and after-tax cash flows, and does not anticipate the future addition of reserves through an ongoing exploration and development program. This approach is known as a "depletion" or "blowdown" evaluation and is a common method of evaluation of petroleum interests (reserves and related production facilities) in the oil and gas industry. Capital expenditures required to develop existing reserves are deducted from reserve values. Provision is made for costs associated with future well abandonment and reclamation of sites related to such wells and associated plant and facility equipment. In addition, a value is ascribed for other material assets, including undeveloped land, utilizing the methodology appropriate in each case.

     The consideration offered by Pioneer for the Common Shares represents a premium to the range of our estimates of NAV.

  RECENT TRADING LEVELS OF COMMON SHARES

     The closing price of the Common Shares on the Toronto Stock Exchange on September 3, 1997, the last trading day prior to the announcement of the Arrangement, was $22.00 per Common Share. The consideration offered under the Arrangement represents a premium of 34.0% to 40.8%. This range of premiums is consistent with premiums for recent takeover transactions in the oil and gas sector in Canada.

  SOLICITATION PROCESS

     At the direction of the Board, RBC DS and Salomon Brothers undertook a broad solicitation of interest from a wide range of parties concerning their willingness to propose some form of transaction with Chauvco. In addition, RBC DS received expressions of interest from parties who had become aware of the solicitation process through the public announcement made by the Board (see "Background"). Upon executing a confidentiality agreement, interested parties were provided access to the management, technical staff and confidential information of Chauvco. RBC DS has no reason to believe that any party with an interest in acquiring Chauvco was not provided the opportunity to ascertain the value of the Company and to make a proposal. The Arrangement offers the highest consideration to holders of the Common Shares of the various proposals received during the solicitation process.

  FAIRNESS CONCLUSION

     Based upon and subject to the foregoing, RBC DS is of the opinion that, as of the date hereof, the Arrangement is fair from a financial point of view to the holders of Common Shares.

                                            Yours very truly,

                                            /s/ RBC DOMINION SECURITIES INC.

                                    ANNEX M

                            SECTION 184 OF THE ABCA

             SECTION 184 OF THE BUSINESS CORPORATIONS ACT (ALBERTA)

     184(1) Subject to sections 185 and 234, a holder of shares of any class of a corporation may dissent if the corporation resolves to

     (a) amend its articles under section 167 and 168 to add, change or remove any provisions restricting or constraining the issue or transfer of shares of that class,

     (b) amend its articles under section 167 to add, change or remove any restrictions on the business or businesses that the corporation may carry on,

     (c) amalgamate with another corporation, otherwise than under section 178 or 180.1,

     (d) be continued under the laws of another jurisdiction under section 182, or

     (e) sell, lease or exchange all or substantially all its property under section 183.

     (2) A holder of shares of any class of series of shares entitled to vote under section 170, other than section 170(1)(a), may dissent if the corporation resolves to amend its articles in a manner described in that section.

     (3) In addition to any other right he may have, but subject to subsection
(20), a shareholder entitled to dissent under this section and who complies with this section is entitled to be paid by the corporation the fair value of the shares held by him in respect of which he dissents, determined as of the close of business on the last business day before the day on which the resolution from which he dissents was adopted.

     (4) A dissenting shareholder may only claim under this section with respect to all the shares of a class held by him or on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.

     (5) A dissenting shareholder shall send to the corporation a written objection to a resolution referred to in subsection (1) or (2)

     (a) at or before any meeting of shareholders at which the resolution is to be voted on, or

     (b) if the corporation did not send notice to the shareholder of the purpose of the meeting or of his right to dissent, within a reasonable time after he learns that the resolution was adopted and of his right to dissent.

     (6) An application may be made to the Court by originating notice after the adoption of a resolution referred to in subsection (1) or (2),

     (a) by the corporation, or

     (b) by a shareholder if he has sent an objection to the corporation under subsection (5),

to fix the fair value in accordance with subsection (3) of the shares of a shareholder who dissents under this section.

     (7) If an application is made under subsection (6), the corporation shall, unless the Court otherwise orders, send to each dissenting shareholder a written offer to pay him an amount considered by the directors to be the fair value of the shares.

     (8) Unless the Court otherwise orders, an offer referred to in subsection
(7) shall be sent to each dissenting shareholder

     (a) at least 10 days before the date on which the application is returnable, if the corporation is the applicant, or

     (b) within 10 days after the corporation is served with a copy of the originating notice, if a shareholder is the applicant.

     (9) Every offer made under subsection (7) shall

     (a) be made on the same terms, and

     (b) contain or be accompanied by a statement showing how the fair value was determined.

     (10) A dissenting shareholder may make an agreement with the corporation for the purchase of his shares by the corporation, in the amount of the corporation's offer under subsection (7) or otherwise, at any time before the Court pronounces an order fixing the fair value of the shares.

     (11) A dissenting shareholder

     (a) is not required to give security for costs in respect of an application under subsection (6), and

     (b) except in special circumstances shall not be required to pay the costs of the application or appraisal.

     (12) In connection with an application under subsection (6), the Court may give directions for

     (a) joining as parties all dissenting shareholders whose shares have not been purchased by the corporation and for the representation of dissenting shareholders who, in the opinion of the Court, are in need of representation,

     (b) the trial of issues and interlocutory matters, including pleadings and examination for discovery,

     (c) the payment to the shareholder of all or part of the sum offered by the corporation for the shares,

     (d) the deposit of the share certificates with the Court or with the corporation or its transfer agent,

     (e) the appointment and payment of independent appraisers, and the procedures to be followed by them,

     (f) the service of documents, and

     (g) the burden of proof on the parties.

     (13) On an application under subsection (6), the Court shall make an order

     (a) fixing the fair value of the shares in accordance with subsection (3) of all dissenting shareholders who are parties to the application,

     (b) giving judgment in that amount against the corporation and in favour of each of those dissenting shareholders, and

     (c) fixing the time within which the corporation must pay that amount to a shareholder.

     (14) On

     (a) the action approved by the resolution from which the shareholder dissents becoming effective,

     (b) the making of an agreement under subsection (10) between the corporation and the dissenting shareholder as to the payment to be made by the corporation for his shares, whether by the acceptance of the corporation's offer under subsection (7) or otherwise, or

     (c) the pronouncement of an order under subsection (13),

whichever first occurs, the shareholder ceases to have any rights as a shareholder other than the right to be paid the fair value of his shares in the amount agreed to between the corporation and the shareholder or in the amount of the judgment, as the case may be,

     (15) Subsection (14)(a) does not apply to a shareholder referred to in subsection (5)(b).

     (16) Until one of the events mentioned in subsection (14) occurs,

     (a) the shareholder may withdraw his dissent, or

     (b) the corporation may rescind the resolution,

and in either event proceedings under this section shall be discontinued.

     (17) The Court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder, from the date on which the shareholder ceases to have any rights as a shareholder by reason of subsection
(14) until the date of payment.

     (18) If subsection (20) applies, the corporation shall, within 10 days after

     (a) the pronouncement of an order under subsection (13), or

     (b) the making of an agreement between the shareholder and the corporation as to the payment to be made for his shares,

notify each dissenting shareholder that it is unable lawfully to pay dissenting shareholders for their shares.

     (19) Notwithstanding that a judgment has been given in favour of a dissenting shareholder under subsection (13)(b), if subsection (20) applies, the dissenting shareholder, by written notice delivered to the corporation within 30 days after receiving the notice under subsection (18), may withdraw his notice of objection, in which case the corporation is deemed to consent to the withdrawal and the shareholder is reinstated to his full rights as a shareholder, failing which he retains a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of the creditors of the corporation but in priority to its shareholders.

     (20) A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that

     (a) the corporation is or would after the payment be unable to pay its liabilities as they become due, or

     (b) the realizable value of the corporation's assets would thereby be less than the aggregate of its liabilities.

Dear Stockholder:

     You are cordially invited to attend the Special Meeting of Stockholders of
Pioneer Natural Resources Company ("Pioneer") on December   , 1997. At this
meeting, stockholders will be asked to approve a Combination Agreement and the transactions contemplated thereby and by a plan of arrangement attached as an exhibit to the Combination Agreement, whereby a wholly-owned subsidiary of Pioneer will acquire all of the outstanding common shares of Chauvco Resources Ltd., an Alberta, Canada, corporation for which certain securities, including Pioneer Common Stock, will be issued.

     The meeting will begin at                                  at
                                 , Dallas, Texas.

     After reviewing the enclosed material, please take a moment to sign, date and mark your votes on the proxy card below and return it in the enclosed postage-paid envelope. While the Pioneer Board of Directors is recommending a vote "FOR" the issue outlined on the reverse side and would appreciate your support, we urge your careful review of the enclosed material so that you can make your own determination on how to vote. We believe all stockholders should have a voice in Pioneer's direction, so we ask that you return the proxy card whether or not you plan to attend the Special Meeting.

     If you have any questions or require additional information with respect to the proposed transaction, please contact Pioneer's information agent, D.F. King & Co., Inc. at 1-800-769-5414.

     I look forward to seeing you on December   .

                                            I. Jon Brumley
                                            Chairman of the Board

                                  DETACH HERE

      PIONEER NATURAL RESOURCES COMPANY
P     PROXY SOLICITED BY THE BOARD OF DIRECTORS
R     FOR THE SPECIAL MEETING OF STOCKHOLDERS
O     TO BE HELD DECEMBER   , 1997
X
Y     The undersigned stockholder hereby appoints I. Jon Brumley, Scott D. Sheffield and Mark L. Withrow, jointly and severally, as proxies, with full power of substitution, to vote, as specified on the reverse side, all shares of
      Common Stock, par value $0.01 per share ("Common Stock"), of Pioneer Natural Resources Company ("Pioneer") that the undersigned is entitled to vote at the Special Meeting of Stockholders of Pioneer to be held at
                                      , Dallas, Texas, at         on December   , 1997, or any adjournment or
      postponement thereof (the "Special Meeting"), and directs said proxies to vote as instructed on the matter set forth on the reverse side AND OTHERWISE AT THEIR DISCRETION. Receipt of a copy of the Notice of said Special
      Meeting and the accompanying Joint Management Information Circular and Proxy Statement is hereby acknowledged.
      This proxy revokes all prior proxies given by
      the undersigned with respect to the Common Stock.
                                                                                          ---------------------
                                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE                  SEE REVERSE
                                                                                                   SIDE
                                                                                          ---------------------

                                MEETING LOCATION
                                 DALLAS, TEXAS

The Special Meeting will be held at              , Dallas,              Texas.

                         FOR FURTHER INFORMATION CALL:

                             D.F. KING & CO., INC.
                               INFORMATION AGENT

                                 (800) 769-5414

                       RETURN SIGNED/VOTED PROXY CARD TO:

                                 PROXY SERVICES
                                BOSTON EQUISERVE
                                 P.O. BOX 9376
                             BOSTON, MA 02205-9951
                        (POSTAGE-PAID ENVELOPE ENCLOSED)

                     YOUR PROMPT ATTENTION IS APPRECIATED!

                                  DETACH HERE

[X]      PLEASE MARK                                                              -------
         VOTES AS IN
         THIS EXAMPLE.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL SET FORTH BELOW.

                                                                FOR     AGAINST   ABSTAIN
Approve the Combination Agreement dated September 3, 1997       [ ]       [ ]       [ ]
between Pioneer and Chauvco Resources Ltd., an Alberta
corporation and the transactions contemplated thereby and by a plan of arrangement attached as an exhibit to the
Combination Agreement (the "Plan of Arrangement"), which
transactions include, without limitation, the issuance of
shares of Common Stock upon consummation of the arrangement
set forth in the Plan of Arrangement (the "Arrangement") and from time to time thereafter upon the exchange of the
exchangeable shares of Pioneer Natural Resources (Canada)
Ltd., a newly-formed indirectly owned subsidiary of Pioneer, being issued pursuant to the Arrangement.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. WHERE NO
VOTE IS SPECIFIED FOR THE PROPOSAL, THIS PROXY WILL BE VOTED "FOR" SUCH PROPOSAL. THE
INDIVIDUALS NAMED HEREIN ARE AUTHORIZED TO VOTE IN THEIR DISCRETION ON ANY OTHER MATTERS
THAT PROPERLY COME BEFORE THE SPECIAL MEETING.
                                                              MARK HERE        [ ]       MARK HERE        [ ]
                                                             IF YOU PLAN                FOR ADDRESS
                                                              TO ATTEND                  CHANGE AND
                                                             THE MEETING                NOTE AT LEFT

                                          USE THIS CARD ONLY TO VOTE SHARES OF
                                          PIONEER NATURAL RESOURCES COMPANY
                                          COMMON STOCK.

                                          Please sign EXACTLY as name(s) appears
                                          hereon, and in signing as Attorney,
                                          Administrator, Guardian, Trustee or
                                          Corporate Officer, please add your
                                          title as such.


Signature:                                Date:
           ------------------------------       ---------------


Signature:                                Date:
           ------------------------------       ---------------

                              INSTRUMENT OF PROXY

                    FOR THE SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON           , 1997

                      THIS PROXY IS SOLICITED ON BEHALF OF
                    THE MANAGEMENT OF CHAUVCO RESOURCES LTD.

     The undersigned shareholder of Chauvco Resources Ltd.("Chauvco") hereby appoints Guy J. Turcotte, Chairman & C.E.O. and a Director, or failing him, W. Glen Russell, President & C.O.O. and a Director, both of the City of Calgary, in the Province of Alberta, Canada or instead of either of them --------------------------------------------------------------- as proxyholder, with full power of substitution, to attend and act for or on behalf of the undersigned at the Special Meeting (the "Meeting") of the shareholders of
Chauvco to be held at      a.m. (Calgary time) on December   , 1997 at Calgary,
Alberta, Canada and at any adjournment thereof and, without limiting the power granted hereby directs that the shares registered in the name of the undersigned be voted as follows:

1. FOR [ ] OR AGAINST [ ] the special resolution to approve an arrangement under section 186 of the Business Corporations Act (Alberta), all as more particularly described in the Joint Management Information Circular and Proxy Statement of Chauvco and Pioneer Natural Resources Company dated
          , 1997.

2. At the discretion of the said proxyholder, to vote upon any amendment or variation of the above matters or any other matter which may properly come before the Meeting or any adjournment thereof.

     I hereby remove any proxies previously given.


Dated this   day of        , 1997.                   The shares represented by this Proxy will be
  -----------------------------------------------    voted as directed in the spaces provided above.
  (Signature of Shareholder)                         If no direction is given, this Proxy shall vote
-----------------------------------------------      "FOR", as more particularly described in the
  (Name of Shareholder -- Please Print)              Joint Management Information Circular and Proxy
                                                     Statement of Chauvco and Pioneer Natural
                                                     Resources Company dated     , 1997.
                                                     Each shareholder has the right to appoint a
                                                     person, who need not be a shareholder of Chauvco,
                                                     to attend and act for him and on his behalf at
                                                     the Meeting, other than the persons designated
                                                     above. To exercise such rights, the names of the
                                                     persons designated by the management to act
                                                     should be crossed out and the name of the
                                                     shareholder's appointee should be legibly printed
                                                     in the blank space provided.

Notes:
1. If the shareholder is a corporation, its corporate seal must be affixed and it must be signed by an officer or attorney thereof duly authorized.

2. This Proxy must be dated and the signature of the shareholder should be exactly the same as the name to which the shares are duly registered.

3. Persons signing as executors, administrators, trustees, etc., should so indicate. Only holders of shares of record at the close of business on
          , 1997 are entitled to vote at the Meeting.

4. This Proxy must be deposited at the office of Corporate Shareholder Services, Inc., Suite 1485, 550 Sixth Avenue S.W., Calgary, Alberta T2P OS2 not later than the close of business on the day preceding the date of the Meeting.